                             PROSPECTUS SUPPLEMENT
                     (TO PROSPECTUS DATED JANUARY 29, 1996)
                          $1,616,274,142 (APPROXIMATE)
                    STRUCTURED ASSET SECURITIES CORPORATION
             MULTICLASS PASS-THROUGH CERTIFICATES, SERIES 1996-CFL

                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 33-96378


    Structured Asset Securities Corporation (the 'Depositor') is forming a trust (the 'Trust') which will issue Multiclass Pass-Through Certificates, Series 1996-CFL (the 'Certificates'). The Certificates are comprised of twenty-one classes: the Class A-1A, Class A-1B, Class A-1C, Class A-2A and Class A-2B Certificates (collectively, the 'Class A Certificates'), the Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates (collectively, the 'Class X
Certificates,' and together with the Class A Certificates, the 'Senior Certificates'), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (collectively, the 'Subordinate Certificates'), the Class R and Class LR Certificates (collectively, the
'Residual Certificates') and the Class P Certificates. Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates are being offered hereby (collectively, the 'Offered Certificates'). It is a condition to their issuance that each Class of the Class A Certificates be rated 'AAA' by Fitch Investors Service, L.P. ('Fitch') and Standard & Poor's Ratings Services ('S&P '), that each Class of the Class X Certificates be rated 'AAA' by Fitch, that the Class B Certificates be rated 'AAA' by Fitch and 'AA' by S&P, that the Class C Certificates be rated 'AA' by Fitch and 'A' by S&P, that the Class D Certificates be rated 'A' by Fitch and 'BBB' by S&P, and that the Class E Certificates be rated 'BBB' by Fitch and 'BB+' by S&P.

    The Certificates will evidence, in the aggregate, all of the direct beneficial interests in the Trust established by the Depositor pursuant to a Pooling and Servicing Agreement, dated as of February 1, 1996 (the 'Pooling Agreement'), among the Depositor, LaSalle National Bank, as trustee (the 'Trustee'), ABN AMRO Bank N.V., as fiscal agent (the 'Fiscal Agent'), Midland Loan Services, L.P., as servicer (the 'Servicer'), and J.E. Robert Company, Inc., as special servicer (the 'Special Servicer').

    The Certificates evidence interests in the Trust only and are payable solely from amounts received with respect to the Mortgage Loans. The Certificates do not constitute obligations of the Depositor, CLIC (U.S.), the Trustee, the Servicer, the Special Servicer, the Fiscal Agent, any of their respective affiliates, or any other person or entity, and will not be insured or guaranteed by any governmental instrumentality, Lehman Brothers Inc. ('Lehman Brothers'), Goldman, Sachs & Co. ('Goldman Sachs' and together with Lehman Brothers, the 'Underwriters'), or any affiliate thereof, or any other person or entity.

    SEE 'RISK FACTORS' BEGINNING ON PAGE S-40 OF THIS PROSPECTUS SUPPLEMENT AND 'RISK FACTORS' BEGINNING ON PAGE 27 OF THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.

                                                   (Cover continued on page S-3)
                                                        ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND  EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS  SUPPLEMENT  OR  THE
       PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A CRIMINAL
                                    OFFENSE.
                            ------------------------

                          Initial
                   Aggregate Certificate
                         Principal        Price to     Certificate
                        or Notional        Public       Interest        CUSIP
      Class             Amount (1)         (2)(3)        Rate(5)        Number
------------------ ---------------------  ---------    -----------    ----------
Class A-1A........    $   152,820,047     100.004%       5.711%       863572 HP1
Class A-1B........    $   200,000,000     100.001%       5.751%       863572 HQ9
Class A-1C........    $   450,000,000     100.002%       5.944%       863572 HR7
Class A-2A........    $   171,097,717     102.084%       7.750%       863572 HS5
Class A-2B........    $   175,000,000     102.002%       6.759%       863572 HT3
Class X-1.........    $ 1,601,220,527       (4)          1.335%       863572 HU0

                          Initial
                   Aggregate Certificate
                         Principal        Price to     Certificate
                        or Notional        Public       Interest        CUSIP
      Class             Amount (1)         (2)(3)        Rate(5)        Number
------------------ ---------------------  ---------    -----------    ----------
Class X-1A........    $ 1,172,810,513       (4)          1.645%       863572 HV8
Class X-2.........    $   346,097,717       (4)          1.274%       863572 HW6
Class X-2A........    $   346,097,717       (4)          0.501%       863572 HX4
Class B...........    $    97,365,912     100.002%       6.303%       863572 HY2
Class C...........    $   136,312,277     100.004%       6.525%       863572 HZ9
Class D...........    $   136,312,277     100.002%       7.034%       863572 JA2
Class E...........    $    97,365,912      98.202%       7.750%       863572 JB0

------------

(1) The initial aggregate certificate principal or notional amount of the Offered Certificates is approximate and is subject to a permitted variance of plus or minus 5%, depending on the Mortgage Loans actually delivered to the Trustee.

(2) Plus accrued interest from February 1, 1996.

(3) The compensation to the Underwriters varies by Class and will aggregate approximately 0.325% of the aggregate Certificate Principal Amount of the Offered Certificates (excluding the Class X Certificates). The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the Offered Certificates (excluding the Class X Certificates), before deducting expenses estimated to be approximately $7,750,000, will be approximately $1,622,000,000. See 'UNDERWRITING' herein.

(4) Upon issuance, the Class X Certificates will be sold by the Depositor to CLIC (U.S.) as part of the purchase price paid by the Depositor for the Mortgage Loans.

(5) The Certificate Interest Rate for the Class X Certificates reflects the approximate Certificate Interest Rate for the first Distribution Date.

    The Offered Certificates (other than the Class X Certificates) are offered by the Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and certain further conditions. It is expected that the Class A, Class B, Class C, Class D and Class E Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company and that the Class X Certificates will be delivered in definitive form at the offices of Lehman Brothers, New York, New York on or about February 15, 1996.

                            ------------------------
           LEHMAN BROTHERS                        GOLDMAN, SACHS & CO.

February 9, 1996

                                  [PHOTOS]

(Continued from cover page)

    The primary assets of the Trust will generally consist of fixed rate commercial and multifamily mortgage loans (the 'Mortgage Loans') that have an aggregate Scheduled Principal Balance as of February 1, 1996 (the 'Cut-Off Date') of approximately $1,953,745,229 (the 'Mortgage Pool') and certain Collection and Distribution Accounts (collectively, the 'Trust Fund'). The Mortgage Pool consists of two groups (each, a 'Mortgage Loan Group'): 'Group 1' or the ' Group 1 Mortgage Loans,' which generally consist of fixed rate commercial and multifamily mortgage loans, approximately 94.7% of which are currently subject to prepayment restrictions, and 'Group 2' or the 'Group 2 Mortgage Loans,' which generally consist of fixed rate commercial and multifamily mortgage loans, all of which may be prepaid without restriction during certain periods of time. Substantially all of the Mortgage Loans were originated by the U.S. branch operation of Confederation Life Insurance Company ('Confederation Life') or by its rehabilitation estate, Confederation Life Insurance Company (U.S.) In Rehabilitation ('CLIC (U.S.)'). On or before the Closing Date, the Mortgage Loans will be purchased by the Depositor from the Insurance Commissioner of the State of Michigan acting solely in his capacity as rehabilitator (the 'Rehabilitator') of CLIC (U.S.). References herein to CLIC (U.S.) include the Rehabilitator and/or persons acting pursuant to his delegated authority in dealing with the applicable assets (including the Mortgage Loans) and liabilities of CLIC (U.S.).

    The Class X Certificates will not have Certificate Principal Amounts or entitle their Holders to distributions of principal. The Class X Certificates will bear interest on their respective aggregate Notional Amounts outstanding from time to time.

    THE YIELD TO MATURITY ON THE CLASS X-1 CERTIFICATES AND CLASS X-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE GROUP 1 AND GROUP 2 MORTGAGE LOANS, RESPECTIVELY, WHICH, IN EITHER CASE, MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AND TO OTHER FACTORS SET FORTH HEREIN. THE YIELD TO MATURITY ON THE CLASS X-1A CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) AND PRINCIPAL LOSSES ON THE GROUP 1 MORTGAGE LOANS, AND, TO A LESSER DEGREE, ON THE GROUP 2 MORTGAGE LOANS, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AND TO OTHER FACTORS SET FORTH HEREIN. SIMILARLY, THE YIELD TO MATURITY ON THE CLASS X-2A CERTIFICATES WILL BE EXTREMELY SENSITIVE TO PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) AND PRINCIPAL LOSSES ON THE GROUP 2 MORTGAGE LOANS AND, TO A LESSER DEGREE, ON THE GROUP 1 MORTGAGE LOANS, WHICH ALSO MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON A RELATED MORTGAGE LOAN GROUP OR ON THE MORTGAGE POOL IN GENERAL, AS THE CASE MAY BE, COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS. SEE 'YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS' HEREIN.

    The Underwriters, directly or through one or more of their respective affiliates, intend to make a secondary market in the Offered Certificates (other than the Class X Certificates) but are under no obligation to do so. There can be no assurance that a secondary market for such Offered Certificates will develop or, if it does develop, that it will continue. See 'RISK FACTORS' herein.

    The Offered Certificates will bear interest at the respective rates per annum set forth herein. Interest on the Offered Certificates will be payable on the 25th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day) (each such date, a 'Distribution Date'), commencing March 25, 1996. Interest will accrue on the Offered Certificates from the first day of the month preceding the month in which the related Distribution Date occurs through the last day of such month (each such period, an 'Interest Accrual Period'). Distributions of interest on the Senior Certificates will generally be made from all of the Mortgage Loans. Distributions of principal on the Class A-1A, Class A-1B and Class A-1C Certificates generally will be made from the Group 1 Mortgage Loans. Distributions of principal on the Class A-2A and Class A-2B Certificates will generally be made from the Group 2 Mortgage Loans. Distributions of principal and interest on the Subordinate Certificates will generally be made from the Group 1 Mortgage Loans and, to a lesser extent, the Group 2 Mortgage Loans, as described herein. Realized Losses and Additional Expense Losses (each as defined herein) with respect to the Mortgage Loans will generally be allocated to the Subordinate Certificates prior to allocation thereof to the Senior Certificates.

    Elections will be made to treat two segregated pools of assets comprising the Trust (each, a 'REMIC Pool') as two separate 'real estate mortgage investment conduits' (each, a 'REMIC' and, respectively, the 'Upper-Tier REMIC' and the 'Lower-Tier REMIC') for federal income tax purposes. As described more fully herein and in the Prospectus, the Certificates (other than the Residual Certificates) will be designated as 'regular interests' in the Upper-Tier REMIC and the Class R and Class LR Certificates will be designated as the 'residual interests' in the Upper-Tier and Lower-Tier REMICs, respectively. See 'FEDERAL INCOME TAX CONSIDERATIONS' herein and in the Prospectus.

    This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors must read both the Prospectus and this Prospectus Supplement to obtain material information about the offering. Sales of Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and the Prospectus Supplement.

    PaineWebber Incorporated serves as financial adviser to CLIC (U.S.) with respect to certain matters associated with the issuance and sale of the Offered Certificates.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                             ------
Executive Summary.........................................................................................      S-7
Summary of Terms..........................................................................................     S-17
Risk Factors..............................................................................................     S-40
  The Certificates........................................................................................     S-40
  The Mortgage Loans......................................................................................     S-43
  Modifications of Certain Mortgage Loans.................................................................     S-47
Description of the Certificates...........................................................................     S-49
  General.................................................................................................     S-49
  Certificate Balances....................................................................................     S-50
  Registration; Denominations.............................................................................     S-51
  Distributions...........................................................................................     S-52
  Available Distribution Amount...........................................................................     S-53
  Distributions of Interest...............................................................................     S-55
  Distributions of Principal..............................................................................     S-58
  Subordination; Allocation of Losses and Certain Expenses................................................     S-63
  Prepayment Interest Shortfalls and Excess Prepayment Interest...........................................     S-66
  Advances................................................................................................     S-67
  Reports to Certificateholders; Available Information....................................................     S-68
  Example of Distributions................................................................................     S-72
  Assumed Final Distribution Date; Rated Final Distribution Date..........................................     S-72
  Optional Termination....................................................................................     S-73
  The Trustee.............................................................................................     S-74
  The Fiscal Agent........................................................................................     S-75
  Collection Account, Lower-Tier Distribution Account and
     Upper-Tier Distribution Account......................................................................     S-75
The Trust.................................................................................................     S-76
  General.................................................................................................     S-76
  CLIC (U.S.).............................................................................................     S-76
  Financial Adviser.......................................................................................     S-77
  Assignment of the Mortgage Loans; Repurchases...........................................................     S-78
  Representations and Warranties; Repurchases.............................................................     S-79
  The Mortgage Loans......................................................................................     S-81
  Underwriting Practices..................................................................................     S-83
  Description of the Mortgage Pool........................................................................     S-84
  Secondary Financing.....................................................................................    S-114
  Modifications of Certain Mortgage Loans.................................................................    S-114
  Prepayment Provisions...................................................................................    S-114
  Certain Environmental Matters...........................................................................    S-115

                                                                                                              PAGE
                                                                                                             ------
Servicing of Mortgage Loans...............................................................................    S-116
  General.................................................................................................    S-116
  Servicing Transfers.....................................................................................    S-116
  The Servicer............................................................................................    S-117
  The Special Servicer....................................................................................    S-119
  The Operating Adviser...................................................................................    S-122
  The Extension Adviser...................................................................................    S-124
  Mortgage Loan Modifications.............................................................................    S-125
  Sale of Defaulted Mortgage Loans and REO Properties.....................................................    S-126
  Maintenance of Insurance................................................................................    S-127
  Foreclosures............................................................................................    S-128
  Certain Matters Regarding the Servicer and the Special Servicer.........................................    S-130
  Events of Default.......................................................................................    S-131
  Termination of the Servicer or Special Servicer.........................................................    S-132
  Resignation by the Servicer or Special Servicer.........................................................    S-133
  Appointment of a Successor Servicer or Special Servicer.................................................    S-133
Yield, Prepayment and Maturity Considerations.............................................................    S-134
  General.................................................................................................    S-134
  Effects of Losses on the Mortgage Loans, Additional Trust Fund Expenses and Other Matters...............    S-135
  Yield Sensitivity of the Class X Certificates...........................................................    S-136
Legal Investment Considerations...........................................................................    S-138
Certain Legal Aspects of Mortgage Loans Located in California, New Jersey, Georgia, Florida, Illinois, and
  Maryland................................................................................................    S-138
  California..............................................................................................    S-138
  New Jersey..............................................................................................    S-138
  Georgia.................................................................................................    S-139
  Florida.................................................................................................    S-139
  Illinois................................................................................................    S-139
  Maryland................................................................................................    S-139
Use of Proceeds...........................................................................................    S-140
ERISA Considerations......................................................................................    S-140
Federal Income Tax Considerations.........................................................................    S-142
  General.................................................................................................    S-142
  Characterization of Certificates........................................................................    S-142
  Original Issue Discount.................................................................................    S-142
Underwriting..............................................................................................    S-144
Legal Matters.............................................................................................    S-145
Certificate Rating........................................................................................    S-145
Incorporation of Certain Information By Reference.........................................................    S-146
Index of Principal Terms..................................................................................    S-147
Appendix A -- Summary Information Regarding the Mortgage Loans and Mortgaged Properties as of the Cut-Off
  Date....................................................................................................      A-1
Appendix B -- Net Operating Income........................................................................      B-1
Appendix C-1 -- Form of Comparative Financial Status Report...............................................    C-1-1
Appendix C-2 -- Form of Delinquent Loan Status Report.....................................................    C-2-1
Appendix C-3 -- Form of Historical Loan Modification Report...............................................    C-3-1
Appendix C-4 -- Form of Historical Loss Estimate Report...................................................    C-4-1
Appendix C-5 -- Form of REO Status Report.................................................................    C-5-1
Appendix C-6 -- Form of Watch List........................................................................    C-6-1
Appendix C-7 -- Form of Operating Statement Analysis......................................................    C-7-1
Appendix D -- Price/Yield Tables..........................................................................      D-1
Appendix E -- Weighted Average Life.......................................................................      E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               EXECUTIVE SUMMARY

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the securities referred to herein in making their investment decision. The following Executive Summary does not include all relevant information relating to the Offered Certificates or Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should fully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.


                                    [CHART]


                              INITIAL
                             AGGREGATE                                                                         CASH
                            CERTIFICATE                                                     WEIGHTED          FLOW OR
                            PRINCIPAL OR                                   CERTIFICATE      AVERAGE          PRINCIPAL
              RATING          NOTIONAL        % OF                          INTEREST          LIFE            WINDOW
  CLASS      FITCH/S&P         AMOUNT         TOTAL       DESCRIPTION        RATE(1)       (YEARS)(2)       (YEARS)(2)

Senior Certificates
A-1A          AAA/AAA      $  152,820,047      7.8%       Fixed Rate         5.711%            1.32           0.11 - 1.86
A-1B          AAA/AAA      $  200,000,000     10.3%       Fixed Rate         5.751%            2.37           1.86 - 3.03
A-1C          AAA/AAA      $  450,000,000     23.1%       Fixed Rate         5.944%            4.14           3.03 - 5.03
A-2A          AAA/AAA      $  171,097,717      8.8%       Fixed Rate         7.750%            1.37           0.11 - 2.78
A-2B          AAA/AAA      $  175,000,000      9.0%       Fixed Rate         6.759%            3.87           2.78 - 5.11
X-1           AAA/NR       $1,601,220,527      NA        Interest Only       1.335%           --             0.11 - 25.28
X-1A          AAA/NR       $1,172,810,513      NA        Interest Only       1.645%           --              0.11 - 7.53
X-2           AAA/NR       $  346,097,717      NA        Interest Only       1.274%           --              0.11 - 6.11
X-2A          AAA/NR       $  346,097,717      NA        Interest Only       0.501%           --              0.11 - 5.11
Subordinate Certificates
    B         AAA/AA       $   97,365,912      5.0%       Fixed Rate         6.303%            5.28           5.11 - 5.44
    C          AA/A        $  136,312,277      7.0%       Fixed Rate         6.525%            5.63           5.44 - 5.86
    D          A/BBB       $  136,312,277      7.0%       Fixed Rate         7.034%            6.57           5.86 - 7.53
    E         BBB/BB+      $   97,365,912      5.0%       Fixed Rate         7.750%            7.88           7.53 - 8.61
    F         BB+/BB       $   58,419,547      3.0%       Fixed Rate         7.750%            9.24          8.61 - 10.11
    G           B/B        $   97,365,912      5.0%       Fixed Rate         7.750%           11.42         10.11 - 13.03
    H          B-/B-       $   48,682,956      2.5%       Fixed Rate         7.750%           13.83         13.03 - 14.69
    I          NR/NR       $   68,156,138      3.5%       Fixed Rate         7.750%           15.72         14.69 - 17.11
    J          NR/NR       $   58,419,549      3.0%       Fixed Rate         7.750%           19.48         17.11 - 25.28

Class P Certificates not represented by this diagram.

(1) Approximate initial Certificate Interest Rate for Class X Certificates.

(2) Based on Scenario 1 (as defined in the Modeling Assumptions on page D-1) at 0% CPR.

SECURITIES:

  DISTRIBUTION DATES.........................  Distributions on the Certificates will be made monthly on the 25th day of the month,  or, if such  day is not  a Business Day,  the next  succeeding Business Day commencing  on March 25, 1996. All
                                                 Classes of Certificates  have a '24-day  delay' and all  Classes accrue  interest on  the basis  of a  year deemed  to consist of twelve 30-day months. 'See DESCRIPTION OF THE
                                                 CERTIFICATES -- Distributions' herein.

  RATED FINAL DISTRIBUTION DATE..............  February 25,  2028, the  first Distribution  Date after  the  24th month  following  the  end  of  the  amortization  term  for the
                                                 Mortgage Loan  that, as  of the  Cut-Off Date,  has the  longest
                                                 remaining   amortization   term.   See   'DESCRIPTION   OF   THE
                                                 CERTIFICATES --  Assumed Final  Distribution Date;  Rated  Final
                                                 Distribution Date' and 'CERTIFICATE RATING' herein.

  ASSUMED FINAL DISTRIBUTION DATE............   CLASS DESIGNATION          ASSUMED FINAL DISTRIBUTION DATE
                                                -----------------          --------------------------------
                                                 Class A-1A                  December 25, 1997
                                                 Class A-1B                  February 25, 1999
                                                 Class A-1C                  February 25, 2001
                                                 Class A-2A                  November 25, 1998
                                                 Class A-2B                  March 25, 2001
                                                 Class X-1                   May 25, 2021
                                                 Class X-1A                  August 25, 2003
                                                 Class X-2                   March 25, 2002
                                                 Class X-2A                  March 25, 2001
                                                 Class B                     July 25, 2001
                                                 Class C                     December 25, 2001
                                                 Class D                     August 25, 2003
                                                 Class E                     September 25, 2004
                                                Determined  on the  basis of  the assumptions  set forth in
                                                  'DESCRIPTION  OF  THE   CERTIFICATES  --  Assumed   Final
                                                  Distribution Date; Rated Final Distribution Date' herein.

  TERMINATION RIGHTS.........................  10%    optional    termination.    See    'DESCRIPTION    OF   THE
                                                 CERTIFICATES -- Optional Termination' herein.

  SERVICER...................................  Midland  Loan   Services,   L.P.  See   'SERVICING   OF   MORTGAGE
                                                 LOANS -- The Servicer' herein.

  SPECIAL SERVICER...........................  J.E.  Robert Company, Inc. See 'SERVICING OF MORTGAGE LOANS -- The
                                                 Special Servicer' herein.

  TRUSTEE....................................  LaSalle National Bank. See 'DESCRIPTION OF THE CERTIFICATES -- The
                                                 Trustee' herein.

  FISCAL AGENT...............................  ABN AMRO Bank  N.V. See  'DESCRIPTION OF THE  CERTIFICATES --  The
                                                 Fiscal Agent' herein.

  LEGAL STATUS...............................  Class  A,  Class  X,  Class  B,  Class  C,  Class  D  and  Class E
                                                 Certificates are publicly registered securities; no other  Class is  offered hereby.  See also  'LEGAL INVESTMENT CONSIDERATIONS'
                                                 herein.

  FEDERAL TAX STATUS.........................  Elections will  be made  to treat  the segregated  pool of  assets comprising  the  Trust  as two  separate  'real  estate mortgage investment conduits' ('REMIC').

  ERISA......................................  The Class  A  and  Class  X Certificates  should  qualify  for  an exemption  from the prohibited  transaction provisions of ERISA.
                                                 The Class B, Class  C, Class D and  Class E Certificates may  be
                                                 acquired  by employee benefit plans subject  to ERISA only if an exemption from the prohibited transaction provisions of ERISA is applicable. See 'ERISA CONSIDERATIONS' herein.

  SMMEA......................................  None of the Offered  Certificates are mortgage-related  securities pursuant  to the  Secondary Mortgage  Market Enhancement  Act of
                                                 1984.

  DENOMINATIONS..............................  $100,000 in Certificate Principal Amount and integral multiples of
                                                 $1,000 in excess thereof, with respect to the Class A, Class  B,
                                                 Class  C, Class  D and Class  E Certificates,  and $1,000,000 in
                                                 Notional Amount  and  integral  multiples of  $1,000  in  excess thereof, with respect to the Class X Certificates.

  DTC ELIGIBILITY............................  Class  A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class
                                                 B, Class C, Class D and Class E Certificates are being delivered through the facilities of The Depository Trust Company ('DTC').

  CLOSING DATE...............................  On or about February 15, 1996.

CERTIFICATE TERMINOLOGY:

  SENIOR CERTIFICATES........................  Classes A-1A, A-1B, A-1C, A-2A, A-2B, X-1, X-1A, X-2 and X-2A.

  CLASS A CERTIFICATES.......................  Classes A-1A, A-1B, A-1C, A-2A and A-2B.

  CLASS X CERTIFICATES.......................  Classes X-1, X-1A, X-2 and X-2A.

  SUBORDINATE CERTIFICATES...................  Classes B, C, D, E, F, G, H, I and J.

  OFFERED CERTIFICATES.......................  The Senior Certificates and Classes B, C, D and E.

  NON-OFFERED CERTIFICATES...................  Classes F, G, H, I, J, P, R and LR.

  GROUP 1 CERTIFICATES.......................  Classes A-1A, A-1B, A-1C, X-1 and X-1A (collectively, the  'Senior
                                                 Group 1 Certificates') and the Subordinate Certificates.

  GROUP 2 CERTIFICATES.......................  Classes  A-2A,  A-2B, X-2  and  X-2A (collectively,  the  'Group 2
                                                 Certificates').

STRUCTURAL SUMMARY:

  LOAN GROUPS................................  The Mortgage Loans are divided into two groups of Mortgage  Loans:
                                                 the  Group 1  Mortgage Loans,  which generally  consist of fixed rate commercial  and multifamily  Mortgage Loans,  approximately
                                                 94.7%  of which  (by Scheduled Principal  Balance) are currently
                                                 subject  to  prepayment  restrictions,  and  which  include   20
                                                 Discount  Mortgage Loans; and the  Group 2 Mortgage Loans, which generally consist of fixed rate commercial and

                                                 multifamily Mortgage Loans, all of which may be prepaid  without restriction  during certain periods of time, and which include 6
                                                 Discount Mortgage  Loans.  See  'Collateral  Overview'  in  this
                                                 Executive Summary and 'THE TRUST -- The Mortgage Loans' herein.

  DISCOUNT MORTGAGE LOANS....................  26  of the Mortgage  Loans, with an  aggregate Scheduled Principal
                                                 Balance of  approximately $126,915,556,  included in  the  Trust
                                                 Fund  have  Net Mortgage  Interest Rates  below 7.750%  (each, a
                                                 'Discount Mortgage Loan').

  INTEREST PAYMENTS..........................  Interest collected  on both  the Group  1 Mortgage  Loans and  the
                                                 Group  2 Mortgage Loans will  be aggregated (except for purposes
                                                 of  calculating  and   allocating  Excess  Prepayment   Interest
                                                 Shortfalls,  as  described herein)  and distributed  (subject to
                                                 reduction  by   allocations   of  Excess   Prepayment   Interest
                                                 Shortfalls  and certain losses of interest, as further described herein):

                                                    First, to the Holders  of the Class  A-1A, Class A-1B,  Class
                                                    A-1C,  Class A-2A, Class  A-2B, Class X-1,  Class X-1A, Class
                                                    X-2 and Class X-2A Certificates, pro rata.

                                                    Second, to the  Holders of  the Class  B, Class  C, Class  D,
                                                    Class  E, Class  F, Class  G, Class  H, Class  I and  Class J
                                                    Certificates, in that order.

                                                    See 'DESCRIPTION OF THE CERTIFICATES -- Distributions --
                                                    Distributions of Interest' herein.

  PRINCIPAL PAYMENTS.........................  Until the Class A-1C Certificates  or the Class A-2B  Certificates
                                                 have   been  retired,  the   Group  1  and   Group  2  Principal
                                                 Distribution Amounts will be distributed  to the Holders of  the
                                                 Classes of Senior Group 1 Certificates (other than the Class X-1 and  Class X-1A  Certificates) and  Group 2  Certificates (other than the Class X-2  and Class X-2A Certificates),  respectively, in  each case in alphabetical  order, until the applicable Class entitled to  receive principal  distributions has  been  retired
                                                 (e.g.,  in the case of the Senior Group 1 Certificates, first to the Class A-1A Certificates, then to the Class A-1B Certificates and then to the Class A-1C Certificates). At such time as either the Class A-1C or Class A-2B Certificates have been retired, the
                                                 Principal Distribution  Amounts for  both Mortgage  Loan  Groups
                                                 will   be  combined  and  there   will  be  a  single  Principal
                                                 Distribution Amount which will be  distributed first to (i)  the
                                                 Group  2 Certificates (other  than the Class  X-2 and Class X-2A
                                                 Certificates), if the Class A-1C Certificates have been retired, or (ii) the Senior  Group 1 Certificates  (other than the  Class
                                                 X-1 and Class X-1A Certificates), if the Class A-2B Certificates
                                                 have  been retired, in  either case, in  alphabetical order, and then to the Class B, Class C,  Class D, Class E, Class F,  Class
                                                 G, Class H, Class I and Class J Certificates, in that order, and in each case, until

                                                 the  aggregate Certificate  Principal Balance  of such  Class of
                                                 Certificates has been reduced to zero.

                                               With respect to  any Discount  Mortgage Loan, the  Holders of  the
                                                 Class P Certificates will be entitled to receive an amount equal to the product of (a) the PO Percentage (as defined herein), and
                                                 (b)  any  amounts collected  with respect  to principal  on such
                                                 Discount Mortgage Loan.

                                               See 'DESCRIPTION OF THE CERTIFICATES --
                                                 Distributions -- Distributions of Principal' herein.

  CREDIT ENHANCEMENT.........................  The Class A and  Class X Certificates are  credit enhanced by  the
                                                 Classes  of Subordinate Certificates, which consist of the Class
                                                 B, Class C, Class D, Class E, Class F, Class G, Class H, Class I
                                                 and Class J Certificates.

                                               Realized Losses of principal (except for the PO Percentage of  any
                                                 Realized  Loss  of  principal on  Discount  Mortgage  Loans) and interest  from  any  Mortgage  Loan  and  certain  other  losses experienced  by  the Trust  Fund (excluding  Prepayment Interest
                                                 Shortfalls, which will  be allocated as  described herein)  will generally  be  allocated separately  to  the Classes  of Regular
                                                 Certificates (other than the Class  P and Class X  Certificates)
                                                 in   reverse  alphabetical  order  starting  with  the  Class  J
                                                 Certificates.

                                               The  Class  P  Certificates  are   not  a  Class  of   Subordinate
                                                 Certificates  and do not act as credit enhancement for any Class of Certificates, nor  are the  Class P Certificates  a Class  of
                                                 Senior   Certificates  that  is  supported  by  the  Subordinate
                                                 Certificates.

  ADVANCING..................................  The Servicer, the Trustee and  the Fiscal Agent will be  obligated to  make advances  of scheduled principal  and interest payments
                                                 (except for principal portions of Balloon Payments) and  Assumed
                                                 Scheduled  Payments  and  certain  property  and  lien  priority protection expenses ('Advances'). None of these parties will  be required to make such Advances to the extent that such Advances, together  with  interest  accrued  thereon,  in  its  reasonable business judgment, are  ultimately not  recoverable from  future
                                                 payments   and  collections  from  the  related  Mortgagor,  and
                                                 Insurance Proceeds, Condemnation  Proceeds, and net  Liquidation
                                                 Proceeds  from the related Mortgage Loans and REO Properties. In addition, the  Pooling  Agreement provides  that  the  aggregate principal  amount of outstanding Advances required to be made by the Servicer shall not exceed $15,000,000 (the 'Servicer Advance
                                                 Limitation') at any one  time. To the  extent that the  Servicer fails  to make  an Advance required  to be made  or the Servicer
                                                 Advance Limitation has been reached,  the Trustee shall then  be required  to make  such Advance.  If both  the Servicer  and the
                                                 Trustee fail to  make such  Advance, the Fiscal  Agent shall  be required  to  make such  Advance. The  Trustee's and  the Fiscal
                                                 Agent's obligations to make  Advances will not  be subject to  a dollar limitation. See 'DESCRIPTION OF THE
                                                 CERTIFICATES -- Advances' herein.

  OPERATING ADVISER..........................  The   majority  Holder  (or  Holders)  of  the  Class  of  Regular
                                                 Certificates (other than the Class  X and Class P  Certificates)
                                                 with  the  latest  alphabetical Class  designation  that remains outstanding in  an amount  at least  equal to  a minimum  amount calculated  as described herein will  have the right, subject to certain conditions  described  herein, to  elect  the  Operating
                                                 Adviser. The initial Operating Adviser will be CLIC (U.S.) or an affiliate  or designee of CLIC (U.S.). The Operating Advisor may terminate the Special Servicer and appoint a new one, subject to certain conditions.  See 'SERVICING  OF  MORTGAGE LOANS  --  The
                                                 Operating Adviser' herein.

  EXTENSION ADVISER..........................  The  Holders of  Certificates evidencing  greater than  50% of the aggregate Certificate  Principal Amount  of all  of the  Regular
                                                 Certificates   (other  than   the  Class   X  Certificates,  the
                                                 Controlling Class  (as  defined  herein),  and  any  Classes  of
                                                 Regular  Certificates subordinate to the Controlling Class) will have the right, subject to certain conditions described  herein, to  elect the  Extension Adviser. The  initial Extension Adviser will be CLIC (U.S.), or an affiliate or designee of CLIC (U.S.).
                                                 See 'SERVICING  OF  MORTGAGE  LOANS --  The  Extension  Adviser'
                                                 herein.

  SPECIAL SERVICER MODIFICATION, WAIVER AND
     AMENDMENT RIGHTS........................  After  consultation with, and approval  of, the Operating Adviser, to the extent described herein, the Special Servicer may modify, waive or amend the terms of any Specially Serviced Mortgage Loan with respect to which  a material default  has occurred (or  one with  respect to which such a default is reasonably foreseeable)
                                                 if it determines in its judgment that such modification,  waiver or  amendment  of the  terms of  a  Mortgage Loan  is reasonably likely to produce a  greater recovery of  Net Collections, on  a net present value basis, than liquidation of such Mortgage Loan;
                                                 provided  that  the  Special  Servicer  may  not  agree  to  any
                                                 modification,  waiver,  or  amendment  that:  (i)  extends   the
                                                 maturity  date of such  Mortgage Loan later  than the earlier of
                                                 (A) two years prior to the Rated Final Distribution Date and (B)
                                                 in the case of Mortgage Loans secured by a leasehold estate, the date occurring  ten  years  prior to  the  termination  of  such leasehold,  (ii) reduces the Net  Mortgage Interest Rate to less than 7.750% (or,  with respect to  the Discount Mortgage  Loans, less  than  the Net  Mortgage Interest  Rate  as of  the Cut-Off
                                                 Date), or (iii) permits the deferral of interest unless interest accrues  thereon,  generally,  at  the  Mortgage  Interest  Rate thereon  and the aggregate amount of such deferred interest does not exceed 5% of the  unpaid principal balance of any  Specially
                                                 Serviced    Mortgage   Loan.   See    'SERVICING   OF   MORTGAGE
                                                 LOANS -- Mortgage Loan Modifications' herein.

  SPECIAL SERVICER...........................  J.E. Robert Company, Inc.

  SERVICER...................................  Midland Loan Services, L.P.

  INVESTOR REPORTING.........................  Generally, several  monthly  reports  will be  made  available  to
                                                 Certificateholders. These reports include:

                                                    (1)  a Distribution Date Statement that provides, among other things, standard  information as  to principal  and  interest
                                                    distributions,   Certificate   Principal   Amounts,  factors,
                                                    Advances and  Scheduled Principal  Balances of  the  Mortgage
                                                    Loans;

                                                    (2)  a Mortgage  Loan Status  Report, which  provides updated information as set forth in the tables contained herein under
                                                    'THE TRUST  --  Description  of  the  Mortgage  Pool'  and  a
                                                    loan-by-loan   listing  showing  loan  name,  property  type,
                                                    location,  unpaid  principal  balance,  interest  rate,  paid through  date and  maturity date,  which loan-by-loan listing will be made available electronically;

                                                    (3) a  Top 100  Comparative  Financial Status  Report,  which provides,  among other things,  revenue, net operating income and debt  service coverage  ratio for  each of  the then  100 largest  Mortgage Loans  (to the  extent such  information is made available by the Mortgagors);

                                                    (4) a Delinquent  Loan Status Report,  which provides,  among other  things, loan  name, loan  number and  unpaid principal balance of Mortgage  Loans which are  delinquent 30-59  days,
                                                    60-89  days, 90 days or more,  or are in foreclosure but have not yet become REO Properties;

                                                    (5) an Historical Loan  Modification Report, which  provides, among other things, information on those Mortgage Loans which have been modified;

                                                    (6)  an Historical Loss Estimate  Report, which provides on a loan-by-loan basis, among other things, the aggregate  amount of  Liquidation Proceeds,  liquidation expenses  and Realized
                                                    Losses for certain Specially Serviced Mortgage Loans;

                                                    (7) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the  most recent appraisal or valuation); and

                                                    (8)  a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Specially  Serviced
                                                    Mortgage Loans.

                                               See    'DESCRIPTION   OF   THE    CERTIFICATES   --   Reports   to
                                                 Certificateholders; Available Information' herein.

COLLATERAL OVERVIEW:

  LOAN DETAILS...............................  See Appendix  A hereto  for  certain characteristics  of  Mortgage
                                                 Loans  on  a  loan-by-loan basis.  See  also 'THE  TRUST  -- The
                                                 Mortgage Loans' for additional statistical information regarding the Mortgage Loans.

CHARACTERISTICS                                                    TOTAL            GROUP 1          GROUP 2
------------------------------------------------------------   --------------    --------------    ------------
Scheduled Principal Balance.................................   $1,953,745,229    $1,606,870,428    $346,874,801
Number of Mortgage Loans....................................              564               458             106
Weighted Average Mortgage Interest Rate.....................           9.117%            9.126%          9.077%
Weighted Average Maturity...................................        86 months         81 months      107 months
Weighted Average Seasoning(2)...............................        77 months         76 months       81 months
Weighted Average DSCR(3)....................................            1.33x             1.32x           1.37x
Average Loan Balance........................................   $    3,464,087    $    3,508,451    $  3,272,404
California Percent(1).......................................            23.2%             18.6%           44.7%
Balloon Mortgage Loans(1)...................................            84.9%             82.8%           94.5%

------------

(1) By Scheduled Principal Balance.

(2) Calculated from the first payment date to the Cut-Off Date.

(3) Debt Service Coverage Ratio ('DSCR') is calculated based on the ratio of net operating income to the annualized current Scheduled Payments under the Mortgage Loans. For more information on the Debt Service Coverage Ratios, see 'The Trust -- Description of the Mortgage Pool -- Debt Service Coverage Ratios' herein.

                          SCHEDULED PRINCIPAL BALANCES

SCHEDULED PRINCIPAL BALANCE                                                          TOTAL     GROUP 1     GROUP 2
----------------------------------------------------------------------------------   -----     -------     -------
$ 1,000,000 or less...............................................................     3.5%       3.7%        2.7%
  1,000,001 -  2,000,000..........................................................    12.4%      11.9%       14.5%
  2,000,001 -  3,000,000..........................................................    12.9%      12.0%       17.0%
  3,000,001 -  4,000,000..........................................................     9.0%       8.8%       10.1%
  4,000,001 -  5,000,000..........................................................     9.9%       9.7%       10.5%
  5,000,001 -  6,000,000..........................................................     6.9%       6.7%        7.7%
  6,000,001 -  7,000,000..........................................................     3.8%       4.3%        1.9%
  7,000,001 -  8,000,000..........................................................     4.6%       4.2%        6.4%
  8,000,001 -  9,000,000..........................................................     4.8%       4.3%        7.3%
  9,000,001 - 10,000,000..........................................................     4.4%       4.7%        2.8%
 10,000,001 - 15,000,000..........................................................     7.4%       7.6%        6.7%
 15,000,001 - 20,000,000..........................................................     9.8%      10.8%        5.2%
$20,000,000 or greater............................................................    10.6%      11.3%        7.2%

                           GEOGRAPHIC DISTRIBUTION(1)

STATE                                                                            TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
California....................................................................    23.2%       18.6%       44.7%
New Jersey....................................................................    12.6%       14.1%        5.3%
Georgia.......................................................................     7.9%        6.8%       12.9%
Florida.......................................................................     7.5%        6.3%       13.0%
Illinois......................................................................     5.8%        6.1%        4.7%
Maryland......................................................................     5.0%        5.8%        1.1%
Other.........................................................................    38.0%       42.3%       18.3%

------------

(1) By Scheduled Principal Balance.

                      CALIFORNIA COUNTIES DISTRIBUTION(1)

COUNTY                                                                           TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
Los Angeles...................................................................    20.6%       20.7%       20.3%
Alameda.......................................................................    12.8%       13.2%       11.9%
Santa Clara...................................................................    10.5%       10.1%       11.4%
San Diego.....................................................................     9.4%        9.3%        9.7%
Orange........................................................................     9.1%       11.3%        4.9%
Contra Costa..................................................................     8.2%        3.8%       16.8%
Riverside.....................................................................     6.1%        9.3%        0.0%
Other.........................................................................    23.3%       22.3%       25.1%

------------

(1) By Scheduled Principal Balance.

                       DEBT SERVICE COVERAGE RATIOS(1)(2)

RANGE OF DEBT SERVICE COVERAGE RATIOS                                            TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
0.75x - 1.00x.................................................................     8.8%        8.3%       10.6%
1.01 - 1.10x..................................................................    17.3%       16.9%       18.8%
1.11 - 1.20x..................................................................    17.0%       18.0%       12.3%
1.21 - 1.30x..................................................................    16.4%       17.8%        9.6%
1.31 - 1.40x..................................................................    10.6%        9.7%       14.8%
1.41 - 1.50x..................................................................     8.7%        9.3%        6.0%
1.51 - 1.60x..................................................................     6.1%        5.0%       11.4%
1.61 - 1.70x..................................................................     4.6%        5.1%        2.0%
1.71 - 1.80x..................................................................     2.3%        2.0%        4.0%
1.81 - 1.90x..................................................................     1.8%        1.6%        2.8%
1.91 - 2.00x..................................................................     1.9%        2.0%        1.5%
2.01 - 2.25x..................................................................     1.7%        1.1%        4.3%
2.26 - 2.50x..................................................................     1.5%        1.8%        0.0%
2.51x or greater..............................................................     1.4%        1.3%        1.9%

------------

(1) By Scheduled Principal Balance.

(2) Calculated based on the ratio of net operating income to the annualized current Scheduled Payments under the Mortgage Loans.
    See 'THE TRUST -- Description of the Mortgage Pool -- Debt Service Coverage Ratios' herein for more information relating to the calculation of debt service coverage ratios. See Appendix B to the Prospectus Supplement for further discussion.

    NET OPERATING INCOME USED TO COMPUTE DEBT SERVICE COVERAGE RATIOS(1)(2)

NOI PERIOD                                                                       TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
1994..........................................................................    71.7%       72.2%       69.8%
Static NOI....................................................................    21.0%       20.1%       25.4%
1993..........................................................................     3.3%        3.0%        4.8%
Pro Forma NOI.................................................................     3.9%        4.7%        0.0%

------------

(1) By Scheduled Principal Balance.

(2) See 'THE TRUST -- Description of the Mortgage Pool -- Debt Service Coverage Ratios' herein for more information relating to the calculation of debt service ratios. See Appendix B to the Prospectus Supplement for further discussion.

                               PROPERTY TYPES(1)

PROPERTY TYPES                                                                   TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
Retail........................................................................    28.2%       27.0%       33.7%
Office........................................................................    27.9%       29.9%       18.6%
Multifamily...................................................................    23.5%       25.5%       14.4%
Warehouse.....................................................................    13.2%       11.0%       23.2%
Industrial....................................................................     6.4%        5.7%       10.0%
Other.........................................................................     0.7%        0.9%        0.0%

------------

(1) By Scheduled Principal Balance.

                                SEASONING(1)(2)

AGE IN MONTHS                                                                    TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
  0 -  24.....................................................................     3.7%        4.2%        1.4%
 25 -  60.....................................................................    18.0%       19.5%       11.1%
 61 - 120.....................................................................    75.1%       73.2%       83.9%
121 - 300.....................................................................     3.2%        3.1%        3.7%

------------

(1) By Scheduled Principal Balance.

(2) Calculated from the first payment date to the Cut-Off Date.

        BALLOON MORTGAGE LOANS -- MONTHS TO FINAL SCHEDULED MATURITY(1)

REMAINING TERM IN MONTHS                                                         TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
  0 -   6.....................................................................     5.4%        6.7%        0.0%
  7 -  12.....................................................................     3.8%        4.7%        0.0%
 13 -  24.....................................................................     8.1%       10.1%        0.0%
 25 -  48.....................................................................    25.8%       32.0%        0.4%
 49 -  60.....................................................................    15.6%       18.4%        4.0%
 61 -  84.....................................................................    16.0%       13.5%       26.2%
 85 - 120.....................................................................    14.7%        5.1%       53.6%
121 - 180.....................................................................     9.7%        8.2%       15.9%
181 - 240.....................................................................     0.9%        1.1%        0.0%

------------

(1) By Scheduled Principal Balance.

                  DELINQUENCY STATUS AS OF FEBRUARY 1, 1996(1)

STATUS                                                                           TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
No Delinquencies..............................................................   100.0%      100.0%      100.0%

------------

(1) By Scheduled Principal Balance.

                             YEAR OF ORIGINATION(1)

YEAR                                                                             TOTAL      GROUP 1     GROUP 2
------------------------------------------------------------------------------   ------     -------     -------
1974 or earlier...............................................................     0.1%        0.1%        0.0%
1975 - 1985...................................................................     3.1%        3.0%        3.7%
1986 - 1987...................................................................    15.8%       15.8%       16.1%
1988..........................................................................    17.2%       16.3%       21.4%
1989..........................................................................    25.3%       24.5%       29.2%
1990..........................................................................    16.8%       16.7%       17.1%
1991..........................................................................    13.2%       14.4%        7.6%
1992..........................................................................     3.2%        3.4%        2.0%
1993..........................................................................     1.6%        1.6%        1.5%
1994..........................................................................     0.9%        0.8%        1.4%
1995..........................................................................     0.5%        0.6%        0.0%
1996..........................................................................     2.2%        2.7%        0.0%

------------

(1) By Scheduled Principal Balance.

              MODIFIED MORTGAGE LOANS SINCE JANUARY 1, 1993(1)(2)

                                                                                   TOTAL     GROUP 1     GROUP 2
                                                                                   -----     -------     -------

Modified Mortgage Loans.........................................................   30.8%      31.9%       25.6%

------------

(1) By Scheduled Principal Balance.

(2) Mortgage Loans that have been assumed, that have changed monthly due dates, or that with respect to which the interest rate has changed pursuant to Rate Reset Options related to Rate Reset Mortgage Loans (each as defined herein) are not included with the modified Mortgage Loans in the table above.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus. See 'INDEX OF PRINCIPAL TERMS' herein and 'GLOSSARY' in the Prospectus. Whenever reference is made herein to the Scheduled Principal Balance of the Mortgage Loans, such reference is to the Scheduled Principal Balance as of the Cut-Off Date.

DEPOSITOR....................................  Structured  Asset  Securities Corporation  (the  'Depositor'). The
                                                 Depositor's principal offices are  located at 200 Vesey  Street,
                                                 New  York, New  York 10285,  telephone (212)  526-5594. See 'THE
                                                 ISSUER' in the Prospectus.

OFFERED CERTIFICATES.........................  Multiclass  Pass-Through   Certificates,  Series   1996-CFL   (the
                                                 'Certificates')  in the Classes and in the aggregate Certificate
                                                 Principal Amounts or  Notional Amounts  set forth  on the  cover page  of  this  Prospectus  Supplement.  The  initial  aggregate
                                                 Certificate Principal Amounts and aggregate Notional Amounts  of the  Offered Certificates are subject to a permitted variance of plus or  minus  5%,  depending  on  the  actual  Mortgage  Loans delivered.

                                               The  Class A-1A, Class A-1B, Class A-1C, Class A-2A and Class A-2B
                                                 Certificates are collectively referred to herein as the 'Class A
                                                 Certificates.' The Class  X-1, Class X-1A,  Class X-2 and  Class
                                                 X-2A  Certificates are  collectively referred  to herein  as the
                                                 'Class  X  Certificates,'  and,   together  with  the  Class   A
                                                 Certificates,   are   referred   to   herein   as   the  'Senior
                                                 Certificates.' The Class B, Class C, Class D, Class E, Class  F,
                                                 Class  G,  Class  H,  Class  I  and  Class  J  Certificates  are
                                                 collectively   referred   to   herein   as   the    'Subordinate
                                                 Certificates.' The Senior Certificates and the Class B, Class C,
                                                 Class  D and Class  E Certificates are  collectively referred to herein as  the 'Offered  Certificates.'  The Class  A-1A,  Class
                                                 A-1B,  Class  A-1C, Class  X-1 and  Class X-1A  Certificates are
                                                 collectively  referred  to  herein   as  the  'Senior  Group   1
                                                 Certificates'  and  the Class  A-2A, Class  A-2B, Class  X-2 and
                                                 Class X-2A Certificates are  collectively referred to herein  as the  'Group 2  Certificates.' The  Class R  Certificates and the
                                                 Class LR Certificates are collectively referred to herein as the
                                                 'Residual Certificates.' See  'DESCRIPTION OF THE  CERTIFICATES'
                                                 herein.

                                               The   Certificates  will  evidence   direct  beneficial  ownership
                                                 interests in a trust  (the 'Trust'). The  primary assets of  the
                                                 Trust  will be the Mortgage Loans  and certain other assets. The
                                                 Certificates will be issued pursuant to a pooling and  servicing agreement  to  be dated  as of  February  1, 1996  (the 'Pooling
                                                 Agreement'), among the Depositor, the Trustee, the Fiscal Agent, the Servicer  and the  Special Servicer  pursuant to  which  the
                                                 Trust  will be  created. See  'DESCRIPTION OF  THE CERTIFICATES'
                                                 herein.

                                               The Offered  Certificates will  bear  interest at  the  respective
                                                 rates   per   annum  set   forth   under  'DESCRIPTION   OF  THE
                                                 CERTIFICATES -- Distributions  of Interest.' Principal  payments on  each  Class  of  Offered Certificates  (other  than  Class X
                                                 Certificates) will be made in the amounts and in accordance with the priorities described herein  on a pro  rata basis among  the
                                                 Certificates of any particular Class.

                                               Any  references in  the Prospectus  to (i)  the 'Trust Agreement,'
                                                 (ii) the 'Servicing Agreement'  or (iii) the 'Special  Servicing
                                                 Agreement'  should be  interpreted as  referring to  the Pooling
                                                 Agreement as described herein.

CERTIFICATES NOT OFFERED.....................  The Class F, Class G, Class H, Class I, Class J, Class P, Class  R
                                                 and   Class  LR  Certificates  (collectively,  the  'Non-Offered
                                                 Certificates') have not been registered under the Securities Act of 1933, as  amended (the  'Act'), and are  not offered  hereby.
                                                 Accordingly,  information  herein  regarding  the  terms  of the
                                                 Non-Offered Certificates  is  provided  solely  because  of  its potential  relevance to  a prospective  purchaser of  an Offered
                                                 Certificate. The initial aggregate Certificate Principal  Amount of  the Non-Offered  Certificates is  approximately $337,471,084
                                                 (subject  to  a  permitted  variance  of  plus  or  minus   5%),
                                                 representing   approximately  17.3%  of  the  initial  aggregate
                                                 principal  amount  of  the   Mortgage  Loans.  The   Non-Offered
                                                 Certificates  will initially  be sold  by the  Depositor to CLIC
                                                 (U.S.) as part of the consideration for the Mortgage Loans,  and may be held by CLIC (U.S.) or sold or transferred to one or more entities formed to hold and/or liquidate the remaining assets of
                                                 CLIC  (U.S.), or may be sold by CLIC (U.S.) or such other entity or entities at  any time  in accordance  with the  terms of  the
                                                 Pooling Agreement.

DENOMINATIONS................................  The  Class A, Class B,  Class C, Class D  and Class E Certificates
                                                 will be issued in book-entry  form in denominations of  $100,000 initial  Certificate Principal Amount  and in integral multiples of $1,000 in excess  thereof. The Class  X Certificates will  be issued  in  fully  registered,  certificated  form  in  original denominations of  $1,000,000  initial  Notional  Amount  and  in integral  multiples of $1,000 in excess thereof. One Certificate of each of the  foregoing Classes may be  issued in a  different
                                                 Certificate  Principal Amount or  Notional Amount to accommodate the remainder  of the  initial Certificate  Principal Amount  or
                                                 Notional   Amount  of  the  Certificates   of  such  Class.  See
                                                 'DESCRIPTION OF THE CERTIFICATES -- Registration; Denominations'
                                                 herein  and  'DESCRIPTION  OF  THE  SECURITIES  --  Book   Entry
                                                 Registration' in the Prospectus.

MORTGAGE LOAN SELLER.........................  The Insurance Commissioner of the State of Michigan, acting solely in his capacity as rehabilitator (in such

                                                 capacity,  the 'Rehabilitator') of  Confederation Life Insurance
                                                 Company (U.S.) In Rehabilitation ('CLIC (U.S.)'), the estate  of
                                                 a   Michigan-domiciled  life   insurance  branch   operation  in
                                                 rehabilitation under the  management, direction  and control  of the  Rehabilitator. CLIC (U.S.)  is the successor  to all of the businesses and operations in the United States of  Confederation
                                                 Life   Insurance  Company,  a  Canadian  mutual  life  insurance
                                                 company.  References   herein  to   CLIC  (U.S.)   include   the
                                                 Rehabilitator  and/or persons  acting pursuant  to his delegated authority in dealing with  the applicable assets (including  the
                                                 Mortgage  Loans) and liabilities of  CLIC (U.S.). On the Closing
                                                 Date, the Depositor  will acquire the  Mortgage Loans from  CLIC
                                                 (U.S.) See 'THE TRUST -- General' herein.

TRUSTEE......................................  LaSalle National Bank (the 'Trustee') will act as Trustee and will make  Advances  with respect  to the  Mortgage Loans  in certain
                                                 circumstances   as    described   in    'DESCRIPTION   OF    THE
                                                 CERTIFICATES -- Advances' herein.

FISCAL AGENT.................................  ABN  AMRO Bank N.V.  (the 'Fiscal Agent')  will make Advances with respect to  the  Mortgage  Loans  in  certain  circumstances  as described  in  'DESCRIPTION  OF  THE  CERTIFICATES  -- Advances'
                                                 herein.

SERVICER.....................................  Midland Loan Services, L.P.  (the 'Servicer') will be  responsible for  servicing  the Mortgage  Loans, except  to the  extent that servicing of  the  Specially  Serviced  Mortgage  Loans  is  the
                                                 responsibility  of the  Special Servicer, and  will make certain
                                                 Advances with respect to the Mortgage Loans. See 'DESCRIPTION OF
                                                 THE CERTIFICATES -- Advances' and 'SERVICING OF MORTGAGE  LOANS'
                                                 herein.

SPECIAL SERVICER.............................  J.E.  Robert  Company,  Inc.  (the  'Special  Servicer')  will  be responsible for  performing  certain  servicing  functions  with respect  to  certain Mortgage  Loans  that, in  general,  are in default (and,  depending on  the  default, have  been so  for  a specified  period  of time)  or as  to which  such a  default is imminent or as to which certain bankruptcy or insolvency  events have  occurred with respect to the related Mortgagor ('Specially
                                                 Serviced Mortgage  Loans'). The  Special Servicer  will also  be responsible  for the  management of  REO Properties  (as defined herein) acquired  on  behalf of  the  Trust. See  'SERVICING  OF
                                                 MORTGAGE LOANS' herein.

OPERATING ADVISER............................  The   majority  Holder  (or  Holders)  of  the  Class  of  Regular
                                                 Certificates  (other  than   the  Class  X   and  the  Class   P
                                                 Certificates)  with  the latest  alphabetical  Class designation that is outstanding  in an amount  at least equal  to a  minimum amount  as described herein (initially the Class J Certificates)
                                                 will have  the right,  subject to  certain conditions  described herein, to elect an adviser (the

                                                 'Operating  Adviser') from  whom the Special  Servicer will seek advice  and  approval  and  take  direction  under  the  various circumstances  described herein.  The initial  Operating Adviser will be CLIC (U.S.), or an affiliate or designee of CLIC (U.S.).
                                                 See 'SERVICING  OF  MORTGAGE  LOANS --  The  Operating  Adviser'
                                                 herein.

EXTENSION ADVISER............................  The  Holders of  Certificates evidencing  greater than  50% of the aggregate Certificate  Principal Amount  of all  of the  Regular
                                                 Certificates   (other  than   the  Class   X  Certificates,  the
                                                 Controlling Class,  and  any  Classes  of  Regular  Certificates
                                                 subordinate  to  the  Controlling Class)  will  have  the right, subject to  certain conditions  described  herein, to  elect  an adviser (the 'Extension Adviser') from whom the Special Servicer will  seek  approval  prior  to extending  the  maturity  of any
                                                 Mortgage Loan  beyond the  third  anniversary of  such  Mortgage
                                                 Loan's  then stated maturity date. The initial Extension Adviser will be CLIC (U.S) or an  affiliate or designee of CLIC  (U.S.).
                                                 See  'SERVICING  OF  MORTGAGE LOANS  --  The  Extension Adviser'
                                                 herein.

CLOSING DATE.................................  On or about February 15, 1996.

CUT-OFF DATE.................................  February 1, 1996.

RECORD DATE..................................  The record  date (the  'Record Date')  for each  Class of  Offered
                                                 Certificates  for each  Distribution Date  will be  the close of business on the last day of the month immediately preceding  the month  in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding  such day.

DISTRIBUTION DATE............................  The  25th day of each month or, if such day is not a Business Day, then the  next succeeding  business  day, commencing  March  25,
                                                 1996.

CREDIT ENHANCEMENT...........................  Credit  enhancement for the Offered  Certificates will be provided by the Classes  of Certificates  which are  subordinate to  such
                                                 Offered Certificates (including, except in the case of the Class
                                                 E   Certificates,  subordination   provided  by   other  Offered
                                                 Certificates to the extent provided herein) with respect to  (i)
                                                 rights  to receive certain distributions of interest and, except with respect to  Class X  Certificates, principal  and (ii)  the allocation  of  Realized  Losses and  Additional  Expense Losses
                                                 incurred  on  the  Mortgage  Loans.   See  'THE  CERTIFICATES --
                                                 Subordination;   Allocation  of  Losses  and   Certain  Expenses'
                                                 herein.

                                               The  level of credit  enhancement available to  any of the Offered
                                                 Certificates will change over time as a result of (i)  principal payments  on the  Mortgage Loans  (including Scheduled Payments,
                                                 Principal  Prepayments,  liquidations   of  Mortgage  Loans   or
                                                 associated  REO  Properties or  the  sale of  defaulted Mortgage
                                                 Loans) being allocated as

                                                 described herein and (ii) the allocation of Realized Losses  and certain  Additional  Expense  Losses  to  the  most  subordinate
                                                 Certificates outstanding.  THE CLASS  P CERTIFICATES  ARE NOT  A
                                                 CLASS  OF  SUBORDINATE CERTIFICATES  AND  DO NOT  ACT  AS CREDIT
                                                 ENHANCEMENT FOR ANY CLASS OF  CERTIFICATES, NOR ARE THE CLASS  P
                                                 CERTIFICATES A CLASS OF SENIOR CERTIFICATES THAT IS SUPPORTED BY
                                                 THE  SUBORDINATE  CERTIFICATES. ONLY  THE  PO PERCENTAGE  OF ANY
                                                 REALIZED LOSSES OF PRINCIPAL ON THE DISCOUNT MORTGAGE LOANS WILL
                                                 BE ALLOCATED TO THE CLASS P CERTIFICATES.

PRINCIPAL AND INTEREST DISTRIBUTIONS
  A. GENERAL.................................  On  each  Distribution  Date,  scheduled  principal  and  interest payments,  including Balloon Payments ('Scheduled Payments') due on  the  Mortgage  Loans  during  the  related  Due  Period  and collected  on  or prior  to the  related Determination  Date, or advanced with respect to  such Distribution Date, and  principal
                                                 prepayments   ('Principal  Prepayments')  collected  during  the
                                                 related   Prepayment    Period,   will    be   distributed    to
                                                 Certificateholders of record on the related Record Date.

                                               The  Trust  Fund will  include two  separate real  estate mortgage investment  conduits  (each,  a  'REMIC').  Collections  on  the
                                                 Mortgage  Loans will be  used to make  payments of principal and interest on interests  (the 'Lower-Tier Interests')  in a  REMIC
                                                 (the 'Lower-Tier REMIC'). Those payments in turn will be used to
                                                 make   distributions  on   the  Certificates,   which  represent
                                                 interests in  a  second  REMIC  (the  'Upper-Tier  REMIC').  For
                                                 purposes   of  simplicity,   distributions  will   generally  be
                                                 described herein as  if made  directly from  collections on  the
                                                 Mortgage Loans to the Holders of the Certificates.

                                               Interest   to  be  distributed  on  a  Distribution  Date  on  the
                                                 Certificates (other than the Class P and Residual  Certificates)
                                                 will  accrue during the period beginning on the first day of the month preceding the month in which the related Distribution Date occurs and ending  on the last  day of the  month preceding  the month in which such Distribution Date occurs (each, an 'Interest
                                                 Accrual  Period') and will be calculated  on the basis of a year deemed to consist of twelve 30-day months.

                                               The 'Due Period' relating to  each Distribution Date commences  on the  second day of  the month preceding the  month in which such
                                                 Distribution Date occurs and ends on the first day of the  month in which such Distribution Date occurs.

                                               The  'Determination Date' relating to  each Distribution Date will be the 15th  day of the  month in which  such Distribution  Date occurs  or, if such  day is not a  Business Day, the immediately preceding Business Day.

                                               The  'Prepayment  Period'  relating  to  each  Distribution   Date
                                                 commences  on the first day  following the Determination Date in the month prior  to the  month in which  such Distribution  Date occurs  (or  in the  case of  the  first Distribution  Date, the
                                                 Cut-Off Date) and ending on the Determination Date in the  month in  which such Distribution Date occurs. See 'DESCRIPTION OF THE
                                                 CERTIFICATES -- Distributions' herein.

                                               'Certificate  Principal  Amount'  means,   with  respect  to   any
                                                 Certificate  (other  than  the  Class  X  Certificates  and  the
                                                 Residual Certificates), as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled pursuant to the Pooling Agreement, such  amount being  equal to  the initial principal  amount set  forth on the face of such Certificate,  as increased by, in  the case of  the
                                                 Class  B, Class C, Class D, Class  E, Class F, Class G, Class H,
                                                 Class I and Class J Certificates, any Appraisal Reduction Amount
                                                 (as defined herein)  added to  such principal  amount, less  the amount  of  all  principal  distributions  previously  made with respect to  such Certificate  and less  all Realized  Losses  of principal and Additional Expense Losses (to the extent allocated to reduce principal distributions as described herein) allocated to such Certificate.

                                               In  addition, if and  to the extent  collected, Prepayment Charges will generally be distributed among  the Holders of each of  the respective Classes of Regular Certificates (other than the Class
                                                 P  Certificates) whose aggregate Certificate Principal Amount or
                                                 Notional Amount, as the  case may be,  is reduced in  connection with the distribution of the related prepayment of principal, in the  amounts  and in  accordance  with the  priorities described under 'DESCRIPTION  OF  THE  CERTIFICATES  --  Distributions  of
                                                 Principal -- Distributions of Prepayment Charges' herein.

  B. AMOUNTS AVAILABLE FOR DISTRIBUTION......  The  'Available Distribution Amount' on any Distribution Date will equal the sum  of the Interest  Distribution Amount (as  defined below)  and  the  Principal Distribution  Amount(s)  (as defined below).

                                               A single Interest  Distribution Amount will  be calculated in  the aggregate  for both  Mortgage Loan Groups.  For any Distribution
                                                 Date, the 'Interest Distribution Amount' will equal the sum of:

                                                    (i) the interest portion of all Scheduled Payments due during the related Due Period and Assumed Scheduled Payments  deemed to  be  due  during the  related  Due Period,  to  the extent collected or advanced  by the  Servicer, the  Trustee or  the
                                                    Fiscal  Agent for such Distribution  Date with respect to the
                                                    Mortgage Loans;

                                                    (ii) the interest  portion of all  net Liquidation  Proceeds,
                                                    Insurance  Proceeds and Condemnation  Proceeds, together with any accrued interest on such payments, to the extent received on the  Mortgage Loans  or REO  Property during  the  related
                                                    Prepayment Period;

                                                    (iii) any amounts attributable to reductions of the Servicing
                                                    Fee  payable on  such Distribution  Date as  a result  of Net
                                                    Prepayment Interest Shortfalls on the Mortgage Loans;

                                                    (iv) the interest portion of the proceeds of all  repurchases of Mortgage Loans during the related Prepayment Period; and

                                                    (v)  all other  collections or  proceeds received  during the related Prepayment Period,  other than collections  allocable
                                                    to   principal,  with  respect  to  the  Mortgage  Loans  not
                                                    otherwise payable to the Special Servicer, the Servicer,  the
                                                    Trustee or the Fiscal Agent;

                                                    less:

                                                      (a)  the  interest  portion  of   all   Scheduled  Payments
                                                           collected during the related Due  Period but due on  a
                                                           date subsequent to such Due Period;

                                                      (b)  the interest portion of all net Liquidation  Proceeds,
                                                           Insurance Proceeds  and Condemnation  Proceeds on  the
                                                           Mortgage  Loans received after the  end of the related
                                                           Prepayment Period  (together  with any  interest  with
                                                           respect  thereto  for  periods after  the  end  of the
                                                           related Prepayment Period);

                                                      (c)  all  amounts  (other  than  Additional   Trust    Fund
                                                           Expenses)  that are  currently due  or reimbursable to
                                                           the Servicer, the Special Servicer, the Trustee or the
                                                           Fiscal Agent  (including  any Servicing  Fee  and  the
                                                           Trustee  Fee), including, but not limited to, interest
                                                           on Advances;

                                                      (d)  any  Prepayment Charges collected  during the  related
                                                           Prepayment Period;

                                                      (e)  any Additional Expense Losses incurred on the Mortgage
                                                           Loans  which have  not otherwise been  allocated as of
                                                           the related Determination  Date and  are allocated  to
                                                           reduce interest distributions as described herein;

                                                      (f)  all  Appraisal Reduction Amounts for such Distribution
                                                           Date to  the extent  available for  distribution  from
                                                           interest  otherwise  distributable on  the Subordinate
                                                           Certificates to which the related Appraisal  Reduction
                                                           is  allocated (after allocations of Realized Losses of
                                                           interest,   Additional   Expense   Losses   (to    the

                                                           extent  allocated to reduce  interest distributions to
                                                           such Subordinated  Certificates as  described  herein)
                                                           and Excess Prepayment Interest Shortfalls); and

                                                      (g)  all amounts  with respect to  any Retained  Interests, and all amounts deposited in the Collection Account or
                                                           Distribution Accounts in error.

                                               So long as both the Class A-1C and Class A-2B Certificates  remain
                                                 outstanding,   the  Principal   Distribution  Amount   for  each
                                                 Distribution  Date  shall  be  calculated  on  a  Mortgage  Loan
                                                 Group-by-Mortgage  Loan  Group  basis  (the  'Group  1 Principal
                                                 Distribution  Amount'  and   'Group  2  Principal   Distribution
                                                 Amount,'  respectively).  On  each Distribution  Date  after the
                                                 Certificate Principal Amounts of either the Class A-1C or  Class
                                                 A-2B  Certificates have been reduced to zero, a single Principal
                                                 Distribution Amount will be calculated in the aggregate for both
                                                 Mortgage Loan Groups.

                                               For any  Distribution Date,  the 'Principal  Distribution  Amount'
                                                 with respect to a Mortgage Loan Group will equal the sum of:

                                                    (i)  the  principal  portion of  all  Scheduled  Payments due during the related Due Period and Assumed Scheduled  Payments deemed to be due during the related Due Period, to the extent collected  or advanced  by the  Servicer, the  Trustee or the
                                                    Fiscal Agent for such Distribution  Date with respect to  the
                                                    Mortgage Loans in such Mortgage Loan Group;

                                                    (ii)  the  principal  portion  of  all  Principal Prepayments including net  Liquidation Proceeds,  Insurance Proceeds  and
                                                    Condemnation  Proceeds to the extent received on the Mortgage
                                                    Loans or REO  Properties in such  Mortgage Loan Group  during the related Prepayment Period;

                                                    (iii)   the  principal   portion  of  the   proceeds  of  all
                                                    repurchases of  Mortgage Loans  in such  Mortgage Loan  Group repurchased during the related Prepayment Period;

                                                    (iv)  any  Appraisal Reduction  Amount for  such Distribution
                                                    Date relating to  Mortgage Loans in  the Mortgage Loan  Group but  only  to  the  extent  available  for  distribution from
                                                    interest   otherwise   distributable   on   the   Subordinate
                                                    Certificates  to  which  the related  Appraisal  Reduction is allocated (after allocations of Realized Losses of  interest,
                                                    Additional  Expense Losses (to the extent allocated to reduce interest distributions to  such Subordinated Certificates  as described herein) and Excess Prepayment Interest Shortfalls);
                                                    and

                                                    (v)  all other collections or proceeds allocable to principal with respect to the Mortgage Loans which are received  during the related Prepayment Period;

                                                    less:

                                                      (a) the  principal  portion  of   all  Scheduled   Payments
                                                          collected during the  related Due Period  but due on  a
                                                          date  subsequent to such Due Period with respect to the
                                                          Mortgage Loans in such Mortgage Loan Group;

                                                      (b) all Principal Prepayments and the principal portion  of all  net Liquidation  Proceeds, Insurance  Proceeds and
                                                          Condemnation Proceeds received with respect to Mortgage
                                                          Loans or  REO Properties  in such  Mortgage Loan  Group
                                                          after the end of the related Prepayment Period;

                                                      (c) any  Additional  Expense Losses  incurred  on  Mortgage
                                                          Loans in  such  Mortgage  Loan  Group  which  have  not
                                                          otherwise    been   allocated   as   of   the   related
                                                          Determination Date and are allocable to principal; and

                                                      (d) the PO Percentage (as defined herein) of any  principal payments  (including Principal Prepayments) made on any
                                                          Discount Mortgage Loan in such Mortgage Loan Group  and
                                                          included in clause (i), (ii), (iii) or (v) above.

C. INTEREST DISTRIBUTIONS....................  On  each  Distribution  Date,  distributions  of  interest  on the
                                                 Certificates (other  than  the  Class  P  Certificates  and  the
                                                 Residual   Certificates)   will  be   made  from   the  Interest
                                                 Distribution Amount  for  such Distribution  Date  as  described below.

                                               Interest distributed to a Class will be paid to the Holders of the
                                                 Certificates  of such Class pro rata  in the proportion that the
                                                 Certificate Principal Amount or Notional Amount, as the case may be, of each  Certificate of  such Class bears  to the  aggregate
                                                 Certificate  Principal Amount or Notional Amount, as applicable, of all Certificates of such Class.

                                               Interest will  accrue with  respect  to the  Regular  Certificates
                                                 (other  than the  Class P Certificates)  on the basis  of a year deemed to consist of twelve 30-day months.

  Class A, Class B, Class C, Class D and
     Class E Certificates....................  On each Distribution Date,  the Holders of  the Class A-1A,  Class
                                                 A-1B,  Class A-1C,  Class A-2A,  Class A-2B,  Class B,  Class C,
                                                 Class D, and Class E  Certificates each are entitled to  receive
                                                 (subject  to allocations of Realized  Losses of interest, Excess
                                                 Prepayment Interest  Shortfalls, Additional  Expense Losses  (to
                                                 the   extent  allocated  to  reduce  interest  distributions  as described herein) and,  with respect  to the Class  B, Class  C,
                                                 Class  D and Class E Certificates, Appraisal Reduction Amounts),
                                                 from the

                                                 Interest  Distribution  Amount,  interest  accrued  during   the
                                                 related  Interest Accrual Period  on the outstanding Certificate
                                                 Principal Amount of such Certificates immediately preceding such
                                                 Distribution Date at the following Certificate Interest Rates:

                                         CLASS OF         CERTIFICATE
                                       CERTIFICATES      INTEREST RATE
                                       ------------      -------------
                                           A-1A              5.711%
                                           A-1B              5.751%
                                           A-1C              5.944%
                                           A-2A              7.750%
                                           A-2B              6.759%
                                            B                6.303%
                                            C                6.525%
                                            D                7.034%
                                            E                7.750%

  Class X-1 Certificates.....................  On  each  Distribution  Date,  the   Holders  of  the  Class   X-1
                                                 Certificates  are entitled to receive (subject to allocations of
                                                 Realized Losses of interest,  Additional Expense Losses (to  the extent  allocated to reduce  interest distributions as described herein) and  Excess Prepayment  Interest Shortfalls),  from  the
                                                 Interest Distribution Amount, interest on the Class X-1 Notional
                                                 Amount  at a rate per annum (the  'Class X-1 Rate') equal to the excess, if  any, of  the weighted  average of  the Net  Mortgage
                                                 Interest  Rates of  the Mortgage  Loans (or  in the  case of any
                                                 Discount Mortgage Loan, the  then current Net Mortgage  Interest
                                                 Rate  multiplied by a fraction, the numerator of which is 7.750%
                                                 and the denominator of which  is the Net Mortgage Interest  Rate of  such  Discount  Mortgage Loan  as  of the  Cut-Off  Date) in
                                                 Mortgage Loan Group  1 for the  related Interest Accrual  Period
                                                 (as  defined  below) over  7.750%. The  Class  X-1 Rate  for the initial Interest Accrual Period is expected to be  approximately
                                                 1.335% per annum.

                                               The  Class X-1  Certificates will  not have  Certificate Principal
                                                 Amounts or entitle their Holders to distributions of  principal.
                                                 The Class X-1 Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (the 'Class X-1 Notional Amount') equal to the aggregate  Scheduled Principal  Balance of the  Group 1 Mortgage
                                                 Loans (other than the PO  Percentage of the Scheduled  Principal
                                                 Balance  of the  Discount Mortgage Loans  in Group 1)  as of the
                                                 first day  of  the Mortgage  Loan  Due Period  related  to  such
                                                 Distribution  Date. During the  initial Interest Accrual Period, the Class X-1  Notional Amount is  expected to be  approximately
                                                 $1,601,220,527 (subject to a permitted variance of plus or minus
                                                 5%).

                                               The  'Net Mortgage  Interest Rate'  with respect  to each Mortgage
                                                 Loan during the period for each Mortgage Loan from the prior due date for such Mortgage Loan to

                                                 the due date for  such Mortgage Loan in  the related Due  Period
                                                 (each  a 'Mortgage  Loan Due Period')  is equal  to the interest rate on such  Mortgage Loan  specified in  the related  Mortgage
                                                 Note (not taking account of any increase in the interest rate of a Mortgage Loan as a result of a default thereon) (the 'Mortgage
                                                 Interest  Rate') during such Mortgage  Loan Due Period minus the
                                                 Administrative Cost Rate (as defined herein).

  Class X-1A Certificates....................  On  each  Distribution  Date,  the  Holders  of  the  Class   X-1A
                                                 Certificates  are entitled to receive (subject to the allocation of Realized Losses  of interest, Additional  Expense Losses  (to
                                                 the   extent  allocated  to  reduce  interest  distributions  as described herein)  and Excess  Prepayment Interest  Shortfalls), from  the Interest  Distribution Amount,  interest on  the Class
                                                 X-1A Notional Amount at a per annum rate (the 'Class X-1A Rate')
                                                 equal to  the  excess, if  any,  of  (a) 7.750%,  over  (b)  the weighted average of the Certificate Interest Rates for the Class
                                                 A-1A  Certificates, the Class A-1B  Certificates, the Class A-1C
                                                 Certificates, the Class B Certificates, the Class C Certificates
                                                 and the  Class  D  Certificates, weighted  by  their  respective aggregate  Certificate  Principal Amounts  immediately  prior to such Distribution  Date. The  Class X-1A  Rate for  the  initial
                                                 Interest  Accrual Period is expected  to be approximately 1.645%
                                                 per annum.

                                               The Class X-1A  Certificates will not  have Certificate  Principal
                                                 Amounts  or entitle their Holders to distributions of principal.
                                                 The Class X-1A Certificates  will, however, represent the  right to receive distributions of interest accrued as described herein on a notional amount (the 'Class X-1A Notional Amount') equal to the  sum  of  the  following  six  components  (each,  an  'X-1A
                                                 Component'): (a) the aggregate  Certificate Principal Amount  of the  Class  A-1A  Certificates  outstanding  from  time  to time
                                                 ('Component A-1A');  (b)  the  aggregate  Certificate  Principal
                                                 Amount  of the Class A-1B  Certificates outstanding from time to time ('Component A-1B'); (c) the aggregate Certificate Principal
                                                 Amount of the Class A-1C  Certificates outstanding from time  to time ('Component A-1C'); (d) the aggregate Certificate Principal
                                                 Amount of the Class B Certificates outstanding from time to time
                                                 ('Component  B'); (e) the aggregate Certificate Principal Amount of the  Class  C  Certificates outstanding  from  time  to  time
                                                 ('Component  C');  and (f)  the aggregate  Certificate Principal
                                                 Amount of the Class D Certificates outstanding from time to time
                                                 ('Component D').  None  of  the X-1A  Components  is  separately transferable.  During the  initial Interest  Accrual Period, the
                                                 Class X-1A  Notional  Amount  is expected  to  be  approximately
                                                 $1,172,810,513 (subject to a permitted variance of plus or minus
                                                 5%).

  Class X-2 Certificates.....................  On   each  Distribution  Date,  the   Holders  of  the  Class  X-2
                                                 Certificates are entitled to receive (subject to the  allocation of  Realized Losses  of interest, Additional  Expense Losses (to
                                                 the  extent  allocated  to  reduce  interest  distributions   as
                                                 described  herein) and  Excess Prepayment  Interest Shortfalls), from the Interest Distribution Amount, interest on the Class X-2
                                                 Notional Amount at a rate per annum (the 'Class X-2 Rate') equal to the  excess, if  any,  of the  weighted  average of  the  Net
                                                 Mortgage Interest Rates of the Mortgage Loans (or 7.750%, in the
                                                 case  of Discount Mortgage  Loans) in Mortgage  Loan Group 2 for
                                                 the related Interest Accrual Period  over 7.750%. The Class  X-2
                                                 Rate  for the initial Interest Accrual  Period is expected to be approximately 1.274% per annum.

                                               The Class  X-2 Certificates  will not  have Certificate  Principal
                                                 Amounts  or entitle their Holders to distributions of principal.
                                                 The Class X-2 Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (the 'Class X-2 Notional Amount') equal to the aggregate Scheduled Principal  Balance of the  Group 2  Mortgage
                                                 Loans  (other than the PO  Percentage of the Scheduled Principal
                                                 Balance of the  Discount Mortgage Loans  in Group 2)  as of  the
                                                 first  day  of  the Mortgage  Loan  Due Period  related  to such
                                                 Distribution Date. During the  initial Interest Accrual  Period, the  Class X-2 Notional  Amount is expected  to be approximately
                                                 $346,097,717 (subject to a permitted  variance of plus or  minus
                                                 5%).

  Class X-2A Certificates....................  On   each  Distribution  Date,  the  Holders  of  the  Class  X-2A
                                                 Certificates are entitled to receive (subject to the  allocation of Realized Losses of interest and Additional Expense Losses (to
                                                 the   extent  allocated  to  reduce  interest  distributions  as described herein)  and Excess  Prepayment Interest  Shortfalls), from  the Interest  Distribution Amount,  interest on  the Class
                                                 X-2A Notional Amount at a per annum rate (the 'Class X-2A Rate')
                                                 equal to  the  excess, if  any,  of  (a) 7.750%,  over  (b)  the weighted average of the Certificate Interest Rates for the Class
                                                 A-2A  Certificates and the Class  A-2B Certificates, weighted by
                                                 their  respective   aggregate  Certificate   Principal   Amounts
                                                 immediately prior to such Distribution Date. The Class X-2A Rate for  the  initial  Interest  Accrual Period  is  expected  to be approximately 0.501% per annum.

                                               The Class X-2A  Certificates will not  have Certificate  Principal
                                                 Amounts  or entitle their Holders to distributions of principal.
                                                 The Class X-2A Certificates  will, however, represent the  right to receive distributions of interest accrued as described herein on a notional amount (the 'Class X-2A Notional Amount') equal to
                                                 the   sum   of   the   following   two   components   (each,  an

                                                 'X-2A Component' and collectively with the X-1A Components,  the
                                                 'Components'); (a) the aggregate Certificate Principal Amount of the  Class  A-2A  Certificates  outstanding  from  time  to time
                                                 ('Component A-2A'); and (b) the aggregate Certificate  Principal
                                                 Amount  of the Class A-2B  Certificates outstanding from time to time ('Component  A-2B').  Neither  of the  X-2A  Components  is
                                                 separately  transferable.  During the  initial  Interest Accrual
                                                 Period, the  Class  X-2A  Notional  Amount  is  expected  to  be approximately  $346,097,717 (subject to  a permitted variance of plus or minus 5%).

  Interest Distribution Amount...............  The Interest  Distribution  Amount  will  be  distributed  in  the following order of priority:

                                                    (i)  to pay Distributable  Certificate Interest  with respect to such  Distribution  Date,  and,  to  the  extent  not
                                                         previously   distributed,  for  all  prior  Distribution
                                                         Dates, to the  Holders of  the Class  A-1A, Class  A-1B,
                                                         Class  A-1C, Class  A-2A, Class  A-2B, Class  X-1, Class
                                                         X-1A, Class X-2 and Class X-2A Certificates, pro rata in
                                                         accordance with  amounts  of interest  distributable  on
                                                         such  Classes of Certificates  on such Distribution Date
                                                         pursuant to this clause (i);

                                                    (ii)  then,  to pay Distributable  Certificate Interest  with respect  to such Distribution Date,  and, to the extent
                                                          not previously distributed, for all prior  Distribution
                                                          Dates, to the Holders of the Class B, Class C, Class D,
                                                          Class E, Class F, Class G, Class H, Class I and Class J
                                                          Certificates, in that order; and

                                                    (iii) then, to the Holders of the Class LR Certificates.

                                               With   respect  to   any  Class   of  Offered   Certificates,  the
                                                 'Distributable Certificate Interest'  for any Distribution  Date
                                                 generally will equal one month's interest accrued at the related
                                                 Certificate   Interest  Rate,   on  the   aggregate  Certificate
                                                 Principal Balance or  Notional Amount,  as the case  may be,  of such Class of Certificates outstanding immediately prior to such
                                                 Distribution  Date,  reduced  (to  not less  than  zero)  by any allocations, to the  extent described herein,  to such Class  of
                                                 Certificates  of the  interest portion  of any  Realized Losses,
                                                 Excess Prepayment Interest Shortfalls, Additional Expense Losses
                                                 (to the  extent allocated  to reduce  interest distributions  to such  Class as described herein) and Appraisal Reduction Amounts added to the Certificate Principal Amount of such Class for such
                                                 Distribution Date.

                                               To the extent that the  Interest Distribution Amount with  respect to  any Distribution Date is insufficient to distribute the full amount of Distributable Certificate Interest to which any  Class of  Certificates  is entitled  on  such Distribution  Date, such shortfall (an 'Interest

                                                 Shortfall') will be distributed on subsequent Distribution Dates
                                                 in  accordance   with  the   interest  distribution   priorities
                                                 described  above to  the extent  that the  Interest Distribution
                                                 Amounts on such Distribution Dates are sufficient therefor,  but interest will not accrue on Interest Shortfalls.

D. PRINCIPAL DISTRIBUTIONS...................  On  each  Distribution  Date, distributions  of  principal  on the
                                                 Regular Certificates  (other  than  the  Class  P  and  Class  X
                                                 Certificates) will be made as described below.

                                               Principal  distributed to a  Class will be paid  to the Holders of the Certificates of such Class  pro rata in the proportion  that the  Certificate Principal  Amount of  each Certificate  of such
                                                 Class bears to the aggregate Certificate Principal Amount of all
                                                 Certificates of such Class.

  Group 1 Principal Distribution Amount......  Prior to the  Principal Aggregation Date  (as defined below),  the
                                                 Group 1 Principal Distribution Amount will be distributed in the following order of priority:

                                                     (i) to the Holders of the Class A-1A Certificates, until the outstanding  Certificate Principal Amount  of such Class
                                                         has been reduced to zero;

                                                     (ii) then, to  the Holders of  the Class A-1B  Certificates, until  the outstanding Certificate  Principal Amount of
                                                          such Class has been reduced to zero; and

                                                     (iii) then, to the Holders  of the Class A-1C  Certificates, until  the outstanding Certificate Principal Amount of
                                                           such Class has been reduced to zero.

  Group 2 Principal Distribution Amount......  Prior to the  Principal Aggregation  Date, the  Group 2  Principal
                                                 Distribution  Amount will be distributed  in the following order of priority:

                                                     (i) to the Holders of the Class A-2A Certificates, until the outstanding Certificate Principal  Amount of such  Class
                                                         has been reduced to zero; and

                                                    (ii) then, to  the Holders  of the  Class A-2B  Certificates, until the  outstanding Certificate  Principal Amount  of
                                                         such Class has been reduced to zero.

  Principal Aggregation Date.................  On  and  after  the  Distribution Date  on  which  the Certificate
                                                 Principal Amount  of either  the Class  A-1C or  the Class  A-2B
                                                 Certificates   has   been  reduced   to  zero   (the  'Principal
                                                 Aggregation Date'), the  Group 1  Principal Distribution  Amount
                                                 and  the  Group  2  Principal Distribution  Amount  (or,  on the
                                                 Principal Aggregation Date,  the remaining portion,  if any,  of such  Principal Distribution Amounts) will  be aggregated into a single Principal Distribution Amount and will be distributed  on each Distribution Date in the following order of priority:

                                                     (i) if the Class A-1C Certificates have been retired, to the
                                                         Holders  of the Class A-2A  and Class A-2B Certificates,
                                                         as described above; or, if the Class

                                                         A-2B Certificates have been  retired, to the Holders  of
                                                         the  Class A-1A, Class A-1B and Class A-1C Certificates,
                                                         as described above;

                                                    (ii) then, to the Holders of  the Class B, Class C, Class  D,
                                                         Class  E, Class F, Class G, Class H, Class I and Class J
                                                         Certificates,  in  that  order,  until  the  outstanding
                                                         Certificate Principal Amount of each such Class has been
                                                         reduced to zero; and

                                                    (iii) then, to the Holders of the Class LR Certificates.

  Class P Certificates.......................  The  Class  P  Certificates  will  represent  beneficial ownership interests in  the  PO  Percentage  (as  defined  below)  of  the principal  balance of  each Discount  Mortgage Loan  (as defined herein) and will only be entitled to receive distributions in an amount equal to the  product of (x) the  PO Percentage, and  (y)
                                                 any  collections allocable to principal on the Discount Mortgage
                                                 Loans. The Class P Certificates will not represent a  beneficial ownership  in, and will  not be entitled  to distributions from, any Mortgage Loan other than the Discount Mortgage Loans.

                                               The Certificates  (other  than  the  Class  P  Certificates)  will represent  the  beneficial  ownership  interests  in  the Non-PO
                                                 Percentage (as defined  below) of the  principal balance of  any
                                                 Discount  Mortgage Loan within the  related Mortgage Loan Group, and 100% of  the beneficial ownership  interest in any  interest payments on such Discount Mortgage Loan.

                                               The  'PO Percentage'  with respect  to any  Discount Mortgage Loan will  equal  the  excess  of  (a)  100%,  over  (b)  the  Non-PO
                                                 Percentage   for  such  Discount   Mortgage  Loan.  The  'Non-PO
                                                 Percentage' with  respect to  any  Discount Mortgage  Loan  will equal  the Net Mortgage Interest Rate  as of the Cut-Off Date of
                                                 such Discount Mortgage Loan, divided by 7.750%.

                                               The Class P Certificates are not offered pursuant hereto but  will be sold by the Depositor to CLIC (U.S.) pursuant to the terms of the Mortgage Loan Purchase Agreement.

ALLOCATION OF REALIZED LOSSES AND ADDITIONAL
  EXPENSE LOSSES.............................  Losses  of principal (other than the  PO Percentage of such losses on a Discount  Mortgage Loan) and  interest (subject to  certain limitations  set forth  herein) on  the Mortgage  Loans (as more
                                                 particularly  described  herein,  'Realized  Losses')  will   be
                                                 allocated  to the Class J,  Class I, Class H,  Class G, Class F,
                                                 Class E, Class  D, Class  C and  Class B  Certificates, in  that order,  until the Certificate Principal  Amount of, or amount of interest otherwise payable  on such Distribution  Date to,  each such  Class  has been  reduced to  zero. Any  remaining Realized
                                                 Losses in Mortgage Loan Group 1  will be allocated to the  Class
                                                 A-1A,   Class  A-1B,  Class  A-1C,  Class  X-1  and  Class  X-1A
                                                 Certificates (pro  rata,  in  the case  of  Realized  Losses  of principal,  based on the  then outstanding Certificate Principal
                                                 Amounts  of  the   Class  A-1A,  Class   A-1B  and  Class   A-1C
                                                 Certificates and,

                                                 in  the  case  of  Realized Losses  of  interest,  based  on the interest otherwise distributable on the Class A-1A, Class  A-1B,
                                                 Class   A-1C,  Class  X-1  and  Class  X-1A  Certificates).  Any
                                                 remaining Realized  Losses  in Mortgage  Loan  Group 2  will  be allocated  to the  Class A-2A, Class  A-2B, Class  X-2 and Class
                                                 X-2A Certificates (pro rata, in  the case of Realized Losses  of principal,  based on the  then outstanding Certificate Principal
                                                 Amounts of the Class A-2A  and Class A-2B Certificates, and,  in
                                                 the  case of Realized Losses of  interest, based on the interest otherwise distributable on the Class A-2A, Class A-2B, Class X-2 and Class X-2A Certificates).

                                               Realized Losses on a Mortgage Loan will be allocated first to  the principal  balance of that Mortgage  Loan, and then to interest.
                                                 See  'DESCRIPTION   OF   THE  CERTIFICATES   --   Subordination;
                                                 Allocation of Losses and Certain Expenses' herein.

                                               With  respect  to  each  Mortgage  Loan  Group,  only  the  Non-PO
                                                 Percentage of any Realized Losses  of principal on any  Discount
                                                 Mortgage  Loan in such Mortgage Loan  Group will be borne by the
                                                 Certificates  entitled  to  principal  distributions  from  such
                                                 Mortgage Loan Group.

                                               On  each  Distribution Date,  any  Additional Expense  Losses with respect to  such  Distribution Date  will  be allocated  in  the following  order:  first,  to  reduce  the  amount  of  interest otherwise distributable to the Class J, Class I, Class H,  Class
                                                 G  and  Class F  Certificates, in  that  order, and  second, any remaining Additional  Expense  Losses will  reduce  the  amounts available for principal distributions on such Distribution Date.
                                                 An amount equal to such principal shortfall will be allocated to the  Classes  of Certificates  in  the same  manner  as Realized
                                                 Losses of  principal are  allocated, such  that generally  there will  be a corresponding reduction  to the Certificate Principal
                                                 Amounts of the Classes  of Certificates in reverse  alphabetical order. In the event that any Additional Expense Losses remain on any  Distribution Date  after the  allocations set  forth above, such remaining Additional  Expense Losses will  be allocated  to reduce  the amount  of interest otherwise  distributable on such
                                                 Distribution Date to the Class E,  Class D, Class C and Class  B
                                                 Certificates,  in that order, and  then any remaining Additional
                                                 Expense Losses will be allocated to the Senior Certificates, pro rata, based upon the amount of interest otherwise  distributable to  such Classes on such  Distribution Date. See 'DESCRIPTION OF
                                                 THE CERTIFICATES  --  Subordination; Allocation  of  Losses  and
                                                 Certain Expenses.'

                                               An 'Additional Expense Loss' is, with certain exceptions, any loss borne  by  the Trust  as a  result of  an Additional  Trust Fund
                                                 Expense. 'Additional Trust Fund  Expenses' include, among  other things:  (i) any interest paid to  the Servicer, Trustee, or the
                                                 Fiscal  Agent  in  respect  of  Advances  unreimbursed  out   of
                                                 collections on the related

                                                 Mortgage   Loan  or   REO  Property;   (ii)  certain  additional
                                                 compensation payable to the Special Servicer in connection  with a  Mortgage Loan becoming a  Specially Serviced Mortgage Loan or an  REO  Property;  and  (iii)  any  of  certain  unanticipated,
                                                 non-Mortgage   Loan  specific   expenses  of   the  Trust  Fund,
                                                 including,   but   not   limited   to,   certain   unanticipated
                                                 reimbursements and indemnification payments made by the Trust to the  Servicer, the Special  Servicer, the Trustee  or the Fiscal
                                                 Agent or certain related persons, certain taxes payable from the assets of the Trust Fund,  certain tax-related expenses and  the cost  of various opinions of counsel  required to be obtained in
                                                 connection  with  the  servicing  of  the  Mortgage  Loans   and
                                                 administration of the Trust, in each case to the extent that the
                                                 Trust  has  not  obtained,  and  in  the  reasonable  good faith judgment of  the  Trustee  shall not  obtain,  reimbursement  or indemnification  thereof from any person or from the proceeds of the liquidation  or  disposition of  any  Mortgage Loan  or  REO
                                                 Property. See 'DESCRIPTION OF THE CERTIFICATES -- Subordination;
                                                 Allocation of Losses and Certain Expenses' herein.

  Prepayment Charges.........................  On  each Distribution Date,  any Prepayment Charge  collected on a
                                                 Mortgage Loan  during  the  Prepayment Period  related  to  such
                                                 Distribution  Date  will  be  distributed,  separately  from the
                                                 Available Distribution Amount for such Distribution Date, to the
                                                 Holders of each Class of Certificates, pro rata in proportion to their respective  PV Yield  Loss  Amounts, in  each case  in  an amount up to the PV Yield Loss Amount of such Class.

                                               For  purposes  of  determining the  allocation  of  any Prepayment
                                                 Charges collected, a PV Yield Loss Amount will be calculated  as
                                                 described   herein  with  respect  to   each  Class  of  Regular
                                                 Certificates (or, in the  case of the Class  X-1A or Class  X-2A
                                                 Certificates,  each Component  thereof), other than  the Class P
                                                 Certificates,  in   connection   with  the   related   Principal
                                                 Prepayment  (as defined in the  Prospectus); however, unless the aggregate Certificate Principal  Amount or  Notional Amount,  as
                                                 the  case may be, of such Class of Regular Certificates is to be reduced in connection  with the distribution  of such  Principal
                                                 Prepayment,  the related PV Yield Loss  Amount for such Class of
                                                 Regular Certificates will be zero. The portion of any Prepayment
                                                 Charge actually distributed in respect  of any Class of  Regular
                                                 Certificates  may  not  equal the  corresponding  PV  Yield Loss
                                                 Amount and may be insufficient  to offset any adverse effect  on the  yield to maturity of such  Class resulting from the related
                                                 Principal Prepayment. See 'DESCRIPTION OF  THE   CERTIFICATES --
                                                 Distributions  of   Principal  --  Distributions  of  Prepayment
                                                 Charges'  and  'RISK FACTORS--The  Mortgage  Loans -- Prepayment
                                                 Restrictions' herein.

PREPAYMENT INTEREST SHORTFALLS AND EXCESS
  PREPAYMENT INTEREST........................  A 'Prepayment Interest Shortfall' is a shortfall in the collection of a full month's interest on any Mortgage Loan by reason of (a)
                                                 a full or partial Principal Prepayment (other than in connection with a  default,  casualty, liquidation  or  condemnation)  that occurs  in any calendar month  during the Prepayment Period that commences in such month and prior to the Due Date in such  month or (b) a Balloon Payment having a Due Date that occurs less than one  full month after  the preceding Due  Date for such Mortgage
                                                 Loan. On the other hand, excess interest will arise by reason of
                                                 (a) a full or  partial Principal Prepayment  that occurs in  any calendar  month prior to the first  day of the Prepayment Period that commences in such month or  (b) a Balloon Payment having  a
                                                 Due  Date in the same Due Period  as that in which the preceding
                                                 Due Date for  such Mortgage  Loan occurs.  Such excess  interest
                                                 ('Excess  Prepayment Interest') with respect to any Distribution
                                                 Date will generally  be equal  to the interest  that accrues  on such  Principal  Prepayment  or the  principal  portion  of such
                                                 Balloon Payment from the Due Date that occurs in the Due  Period related  to such Distribution Date to the date of such Principal
                                                 Prepayment or  the Due  Date for  such Balloon  Payment. To  the
                                                 extent   that  aggregate  Prepayment  Interest  Shortfalls  with
                                                 respect  to  any  Distribution  Date  exceed  aggregate   Excess
                                                 Prepayment  Interest for such Distribution Date ('Net Prepayment
                                                 Interest Shortfalls'), such amount will reduce the Servicing Fee
                                                 (but not the fees payable to  the Special Servicer, in the  case of  Specially  Serviced Mortgage  Loans, or  to the  Trustee) to
                                                 which the Servicer would otherwise  be entitled with respect  to such  Distribution Date  up to  the amount  sufficient to offset fully such Net Prepayment Interest Shortfalls. See 'SERVICING OF
                                                 MORTGAGE LOANS -- The Servicer  -- Adjustment to Servicer's  Fee
                                                 in   Connection  with   Prepaid  Mortgage   Loans'  herein.  Any
                                                 Prepayment Interest Shortfall in  excess of the  sum of (x)  the
                                                 Excess  Prepayment Interest  and (y) the  Servicing Fee ('Excess
                                                 Prepayment Interest  Shortfall'),  will generally  be  allocated among  the  outstanding Classes  of  Certificates by  (i) first, calculating the Excess  Prepayment Interest  Shortfalls for  the
                                                 Group  1 Mortgage Loans  and Group 2  Mortgage Loans separately,
                                                 (ii)  second,  applying  any  Excess  Prepayment  Interest   and
                                                 Servicing  Fees relating  to a Mortgage  Loan Group  that is not needed to offset Prepayment Interest Shortfalls in such Mortgage
                                                 Loan Group to offset any  Prepayment Interest Shortfalls in  the other  Mortgage Loan  Group, and (iii)  third, allocating Excess
                                                 Prepayment Interest  Shortfalls  remaining  with  respect  to  a
                                                 Mortgage  Loan Group  to each  Class of  Certificates related to such Mortgage Loan  Group in  the ratio that  the interest  with respect to such Class, if there had been

                                                 no Excess Prepayment Interest Shortfall, calculated prior to the allocation  of Realized  Losses of  interest, Additional Expense
                                                 Losses (to the extent allocated to reduce interest distributions on such Class)  and Appraisal Reduction  Amounts, would bear  to the total of the interest accrued on all Classes of Certificates related to such Mortgage Loan Group, if there had been no Excess
                                                 Prepayment  Interest Shortfall. To  the extent Excess Prepayment
                                                 Interest  exceeds   Prepayment  Interest   Shortfalls  for   any
                                                 Distribution Date, the Servicer shall be entitled to retain such excess amounts.

OPTIONAL TERMINATION.........................  The  assets of the Trust Fund may  be purchased, in whole, but not in part, by  the Depositor, the  Servicer or the  Holder of  the
                                                 Class  LR Certificates after the aggregate Certificate Principal
                                                 Amount of the outstanding Certificates is less than or equal  to
                                                 10% of the initial aggregate Certificate Principal Amount of all the Certificates. Any such sale will effect a termination of the
                                                 Trust  Fund  and an  early retirement  of the  Certificates. See
                                                 'DESCRIPTION  OF  THE  CERTIFICATES  --  Optional   Termination'
                                                 herein.

THE TRUST....................................  The  Trust  will consist  primarily of  fixed rate  commercial and
                                                 multifamily  Mortgage  Loans,  having  an  aggregate   Scheduled
                                                 Principal  Balance,  of approximately  $1,953,745,229 as  of the
                                                 Cut-Off Date (subject to a  permitted variance of plus or  minus
                                                 5%). See 'THE TRUST' herein.

DISCOUNT MORTGAGE LOANS......................  26  of  the Mortgage  Loans included  in the  Trust Fund,  with an
                                                 aggregate   Scheduled   Principal   Balance   of   approximately
                                                 $126,915,556,  have  Net  Mortgage Interest  Rates  below 7.750%
                                                 (each, a 'Discount Mortgage Loan').

MORTGAGE LOAN GROUP 1........................  The Group 1 Mortgage Loans will consist of a pool of approximately
                                                 458 Mortgage Loans  with fixed Mortgage  Interest Rates  ranging from  5.000% to  14.750% per  annum. Approximately  94.7% of the
                                                 Group  1   Mortgage   Loans   contain   provisions   restricting
                                                 prepayments  or requiring the payment  of a Prepayment Charge in connection with  a Principal  Prepayment. None  of the  Group  1
                                                 Mortgage  Loans  are  Rate  Reset  Mortgage  Loans  (as  defined herein). As of the Cut-Off Date, the Group 1 Mortgage Loans  had
                                                 an   aggregate  Scheduled  Principal  Balance  of  approximately
                                                 $1,606,870,428 and a weighted average Mortgage Interest Rate  of approximately 9.126% per annum.

MORTGAGE LOAN GROUP 2........................  The Group 2 Mortgage Loans will consist of a pool of approximately
                                                 106  Mortgage Loans  with fixed Mortgage  Interest Rates ranging from 7.500% to 10.375%  per annum. All of  the Group 2  Mortgage
                                                 Loans  are Rate Reset  Mortgage Loans (as  defined below). As of the Cut-Off Date, the  Mortgage Loans in  Mortgage Loan Group  2
                                                 had  an aggregate  Scheduled Principal  Balance of approximately
                                                 $346,874,801 and a weighted average

                                                 Mortgage Interest Rate of approximately 9.077% per annum.

                                               Certain of  the  Mortgage  Loans  ('Rate  Reset  Mortgage  Loans')
                                                 contain  provisions which grant the holder of such Mortgage Loan the option (a 'Rate Reset  Option'), in its sole discretion,  to reset  the Mortgage Interest  Rate during a  specified period of time (the 'Option Period'). The terms of the Rate Reset Mortgage
                                                 Loans permit the  related Mortgagor to  prepay the related  Rate
                                                 Reset Mortgage Loan in full at any time during the Option Period without  the payment of  any Prepayment Charge.  Pursuant to the terms of  the  Pooling  Agreement,  none  of  the  Trustee,  the
                                                 Servicer  or the Special Servicer  will be permitted to exercise any Rate  Reset  Option.  See  'RISK  FACTORS  --  The  Mortgage
                                                 Loans -- Prepayment Restrictions' herein.

ADMINISTRATIVE COST RATE.....................  The  administrative cost rate on each Mortgage Loan will equal the sum of the  Servicing Fee  Rate, the  Trustee Fee  Rate and  the
                                                 Retained  Servicing  Interest  Rate  (as  defined  herein)  (the
                                                 'Administrative Cost Rate'). The Administrative Cost Rate,  with respect  to any  Distribution Date, will  equal a  fixed rate of
                                                 0.07325% per annum  on the Scheduled  Principal Balance of  each such  Mortgage Loan as of the first day of the Mortgage Loan Due
                                                 Period related to such Distribution Date.

ADVANCES.....................................  The Servicer,  the  Trustee and  the  Fiscal Agent  will  each  be obligated  to make  Advances of Scheduled  Payments of principal and interest  (other than  the principal  portion of  a  Balloon
                                                 Payment), and Assumed Scheduled Payments (as defined herein) and certain  other  property and  lien priority  protection expenses
                                                 ('Servicing Advances')  in accordance  with the  provisions  set
                                                 forth   in  the  Pooling  Agreement.  See  'DESCRIPTION  OF  THE
                                                 CERTIFICATES -- Advances' herein.

                                               The Pooling Agreement provides that the aggregate principal amount of unreimbursed Advances  made by the  Servicer with respect  to
                                                 Mortgage  Loans  shall  not  exceed  $15,000,000  (the 'Servicer
                                                 Advance Limitation')  at  any  one  time.  To  the  extent  that
                                                 Advances   are  required  in  excess  of  the  Servicer  Advance
                                                 Limitation or the Servicer fails to make any Advance required of it, the Trustee will make  such required Advances. In the  event the  Trustee fails  to make  such required  Advances, the Fiscal
                                                 Agent will make  such Advances.  Neither the  Trustee's nor  the
                                                 Fiscal Agent's obligations to make Advances will be subject to a dollar limitation.

                                               The  Servicer, the Trustee and the  Fiscal Agent will be obligated to make advances only to the extent that such Advances, together with interest that would accrue thereon, are, in the  reasonable business  judgment of  the Servicer,  the Trustee  or the Fiscal
                                                 Agent (depending  upon  which  party  is  making  the  Advance),
                                                 ultimately   recoverable   from   future   payments   and  other
                                                 collections

                                                 on or in respect of the  related Mortgage Loan or REO  Property, including  Insurance  Proceeds,  Condemnation  Proceeds  and net
                                                 Liquidation Proceeds.

                                               All Advances  will  bear  interest on  the  outstanding  principal amount  thereof  for  the  period during  which  the  Advance is outstanding at the Prime Rate (as published in the 'Money Rates'
                                                 section of The Wall Street Journal from time to time) in  effect during the time which the Advance was outstanding and payable to the  Servicer, the Trustee or the  Fiscal Agent, as the case may
                                                 be.

USE OF PROCEEDS..............................  The Depositor will use  all of the proceeds  from the sale of  the
                                                 Certificates to purchase the Mortgage Loans from CLIC (U.S.) and to  pay certain expenses in connection  with the issuance of the
                                                 Certificates. See 'USE OF PROCEEDS' herein.

FEDERAL INCOME TAX CONSIDERATIONS............  For federal income tax purposes,  elections will be made to  treat the  segregated  pool  of  assets comprising  the  Trust  as two separate real  estate  mortgage  investment  conduits  (each,  a
                                                 'REMIC'  and,  respectively,  the  'Upper-Tier  REMIC'  and  the
                                                 'Lower-Tier REMIC'). All of the classes of Offered  Certificates and  the Class F, Class G, Class H, Class I, Class J and Class P
                                                 Certificates (the 'Regular Certificates') will be designated  as regular interests in the Upper-Tier REMIC. The Class R and Class
                                                 LR  Certificates will be designated as residual interests in the
                                                 Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

                                               Because they  represent REMIC  regular  interests, each  class  of
                                                 Regular   Certificates  generally  will   be  treated  as  newly
                                                 originated debt  instruments for  federal income  tax  purposes.
                                                 Holders  of  such Classes  of Certificates  will be  required to
                                                 include  in  income  all   interest  on  such  Certificates   in
                                                 accordance with the accrual method of accounting regardless of a
                                                 Certificateholder's   usual   method   of   accounting.   It  is
                                                 anticipated that the Class X-1, X-1A, X-2 and X-2A  Certificates will  be treated as issued  with original issue discount ('OID')
                                                 for federal income tax purposes in an amount equal to the excess of all  distributions of  interest  anticipated to  be  received thereon  over their  respective issue  prices (including accrued interest). In addition, it is  anticipated that the Class  A-1A,
                                                 Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C
                                                 and  Class D Certificates  will be issued at  a premium and that the Class E Certificates will be issued with de minimis OID  for
                                                 federal   income   tax   purposes.  See   'FEDERAL   INCOME  TAX
                                                 CONSIDERATIONS' herein and 'FEDERAL INCOME TAX CONSIDERATIONS --
                                                 Taxation  of   Regular  Interest   Securities  --  Interest  and
                                                 Acquisition   Discount'  in   the   Prospectus.  The  prepayment
                                                 assumption that will be used in determining the rate of  accrual of OID  for federal income  tax purposes  or whether such OID is de minimis and  that may be  used to amortize premium is  0% CPR and assumes  an extension of  the

                                                 maturity  date of each Balloon Mortgage Loan in Group 1 one year beyond its stated maturity date. NO REPRESENTATION IS MADE  THAT
                                                 THE MORTGAGE LOANS WILL PREPAY AT THAT OR ANY OTHER RATE.

                                               For   further  information   regarding  the   federal  income  tax
                                                 consequences of  investing  in  the  Offered  Certificates,  see
                                                 'FEDERAL  INCOME TAX CONSIDERATIONS'  herein and 'FEDERAL INCOME
                                                 TAX CONSIDERATIONS' in the Prospectus.

CERTIFICATE RATINGS..........................  It is a condition of the issuance of the Offered Certificates that they receive the following  credit ratings from Fitch  Investors
                                                 Service,  L.P. ('Fitch') and Standard  & Poor's Ratings Services
                                                 ('S&P'):

             CERTIFICATE CLASS                FITCH    S&P
-------------------------------------------   -----    ---
Class A....................................    AAA     AAA
Class X....................................    AAA      *
Class B....................................    AAA     AA
Class C....................................    AA       A
Class D....................................     A      BBB
Class E....................................    BBB     BB+
------------
* Not rated by S&P.

                                               A  rating   addresses   the   likelihood   of   the   receipt   by
                                                 Certificateholders  of  distributions due  on  the Certificates, including, in the case of the Class A, Class B, Class C, Class D and Class E Certificates, distribution of all principal  thereof by  the Rated Final  Distribution Date (as  defined herein). The rating takes  into  consideration  the  characteristics  of  the
                                                 Mortgage  Loans and the structural  and legal aspects associated with the  Certificates.  Each  rating assigned  to  the  Offered
                                                 Certificates  should  be  evaluated independently  of  any other rating.

                                               A rating is not a recommendation  to buy, sell or hold  securities and  may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a rating does not  address
                                                 the   likelihood   or  frequency   of  voluntary   or  mandatory
                                                 prepayments of Mortgage Loans, payments of Prepayment Charges or the corresponding effect on yield to investors. Fitch's  ratings on  the Class X Certificates do not address the possibility that
                                                 Certificateholders might suffer a  lower than anticipated  yield or  that  if  there  is  a  rapid  rate  of  principal  payments
                                                 (including voluntary and  involuntary prepayments) or  principal losses  on  the Mortgage  Loans,  investors in  such  Classes of
                                                 Certificates could fail to recover their initial investment. See
                                                 'CERTIFICATE RATING' herein and 'RISK FACTORS -- Limited  Nature of Rating' in the Prospectus.

LEGAL INVESTMENT.............................  The  Certificates  offered  hereby  do  not  constitute  'mortgage related securities'  for  purposes  of  the  Secondary  Mortgage
                                                 Market  Enhancement Act  of 1984, as  amended. As  a result, the appropriate characterization of  the Offered Certificates  under various legal investment

                                                 restrictions, and thus the ability of investors subject to these restrictions  to purchase the Offered Certificates of any Class, may be subject to  significant interpretative uncertainties.  In addition,  institutions whose investment  activities are subject to review by federal or  state regulatory authorities may be  or may  become subject  to restrictions  on the  investment by such institutions in  certain forms  of mortgage  backed  securities.
                                                 Investors  should consult their own  legal advisors to determine the extent to which  the Certificates may  be purchased by  such investors. See 'LEGAL INVESTMENT' in the Prospectus.

ERISA CONSIDERATIONS.........................  A  fiduciary of any employee benefit  plan subject to the Employee
                                                 Retirement Income Security Act of 1974, as amended ('ERISA'), or the Code should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates could either
                                                 give  rise  to  a   transaction  prohibited  or  not   otherwise
                                                 permissible under ERISA or the Code. The Department of Labor has granted  to  Lehman  Brothers  Inc.  and  Goldman,  Sachs  & Co.
                                                 individual prohibited transaction exemptions PTE 91-14, 56  Fed.
                                                 Reg.  7,413 (1991) and  PTE 89-88, 54 Fed.  Reg. 42,582 (Oct 17,
                                                 1989),  respectively  (collectively,  the  'Exemptions'),   from
                                                 certain  of  the  prohibited  transaction  rules  of  ERISA with respect to the initial purchase, the holding, and the subsequent resale by  Plans of  certificates  in pass-through  trusts  that
                                                 consist   of  certain  secured  receivables,  loans,  and  other
                                                 obligations that  meet the  conditions and  requirements of  the
                                                 Exemptions.   The  assets  covered  by  the  Exemptions  include
                                                 mortgage  loans  such  as  the  Mortgage  Loans  and  fractional undivided interests in such loans.

                                               The  Depositor  believes that  the  Exemptions will  apply  to the acquisition and holding of the Senior Certificates by Plans  and that  all conditions of  the Exemptions other  than those within the control of the investors have been met.

                                               THE  SUBORDINATE  CERTIFICATES   MAY  NOT  BE   PURCHASED  BY   OR
                                                 TRANSFERRED  TO  A  PLAN  UNLESS  SUCH  TRANSFER  AND SUBSEQUENT
                                                 HOLDING  WOULD  BE  EXEMPT  FROM  THE  PROHIBITED   TRANSACTIONS
                                                 PROVISIONS  OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE
                                                 UNDER AN EXEMPTION FROM THE PROHIBITED TRANSACTION PROVISIONS OF
                                                 ERISA. IN THIS REGARD, ANY INVESTOR THAT IS AN INSURANCE COMPANY
                                                 SHOULD NOTE THAT  PROHIBITED TRANSACTION  CLASS EXEMPTION  95-60
                                                 PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION PROVISIONS
                                                 OF ERISA WITH RESPECT TO THE ACQUISITION OF CERTIFICATES SUCH AS
                                                 THE  SUBORDINATE  CERTIFICATES  WITH  THE  ASSETS  OF  INSURANCE
                                                 COMPANY GENERAL ACCOUNTS. EACH  PLAN TRANSFEREE SHALL BE  DEEMED
                                                 TO  HAVE  REPRESENTED  THAT  THE  PURCHASE  AND  HOLDING  OF THE
                                                 SUBORDINATE  CERTIFICATES  WILL  NOT  RESULT  IN  A   NON-EXEMPT
                                                 PROHIBITED   TRANSACTION   AS  DESCRIBED   HEREIN.   SEE  'ERISA
                                                 CONSIDERATIONS' HEREIN AND IN THE PROSPECTUS.

                                  RISK FACTORS

     Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under 'RISK FACTORS' in the Prospectus) in connection with an investment in the Offered Certificates.

THE CERTIFICATES

     Limited Recourse for Breaches of Representations and Warranties

     The Mortgage Loans will be purchased by the Depositor from CLIC (U.S.) pursuant to a Mortgage Loan Purchase and Exchange Agreement, dated as of February 1, 1996 (the 'Mortgage Loan Purchase Agreement'), between CLIC (U.S.) and the Depositor. In the Mortgage Loan Purchase Agreement, CLIC (U.S.) will make certain representations and warranties with respect to CLIC (U.S.) and the Mortgage Loans. Pursuant to the Pooling Agreement, the Depositor will assign to the Trustee all of its right, title and interest in the Mortgage Loan Purchase Agreement insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, which remedies will be enforced against CLIC (U.S.) (or its successors in interest or assigns) directly by the Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer). See 'THE TRUST -- Representations and Warranties; Repurchases' and ' -- Assignment of the Mortgage Loans; Repurchases.' Neither the Depositor nor any of its affiliates will make any representations with respect to the Mortgage Loans.

     It is expected that CLIC (U.S.)'s obligations under the Mortgage Loan Purchase Agreement will be assumed by one or more entities whose sole purpose will be to hold and/or liquidate the remaining assets of CLIC (U.S.) and satisfy CLIC (U.S.)'s remaining obligations. Such entities are expected to liquidate substantially all of such assets within the next five years, which is significantly before the Rated Final Distribution Date. Therefore, in the event of a material breach of any of such representations and warranties, there can be no assurance that CLIC (U.S.) or any such entity will be in existence to fulfill any obligation to repurchase the related Mortgage Loan or Mortgage Loans or, if they are in existence at the time, that CLIC (U.S.) or any such entity, will have available sufficient assets to satisfy any such repurchase obligation. No person or entity will guarantee such obligation.

     In addition, with respect to certain breaches of representations and warranties, the failure to remove the affected Mortgage Loan from the Trust Fund could result in the failure of the Trust Fund to qualify as a REMIC. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' in the Prospectus.

     Limited Liquidity

     There is currently no market for the Offered Certificates, and no listing on any securities exchange or other arrangement for secondary market trading of the Offered Certificates is being made. While the Underwriters have advised that they (or their respective affiliates) intend to make a secondary market in the Offered Certificates (other than the Class X Certificates), they are under no obligation to do so. Accordingly, there can be no assurance that such a market will develop or, if it does develop, that it will provide Holders of such Offered Certificates with liquidity of investment or continue for the life of the Certificates.

     Certain Yield and Maturity Considerations

     The yield on any Offered Certificate will depend on the price paid for such Certificate and the rate, timing and amount of distributions on such Certificate and the allocation of Realized Losses, Additional Expense Losses, Appraisal Reduction Amounts and Excess Prepayment Interest Shortfalls to such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the rate, timing and amount of principal payments and other collections on the Mortgage Loans attributable to principal (including Principal Prepayments and proceeds from liquidations of Mortgage Loans or as a result of a repurchase of a Mortgage Loan from the Trust by

CLIC (U.S.)), and (ii) the order of priority of distributions in respect of the Certificates. The allocation of Realized Losses, Additional Expense Losses, Interest Shortfalls (other than Excess Prepayment Interest Shortfalls) and Appraisal Reduction Amounts to a Class of Certificates will depend on the priority of distributions on the Certificates and the subordination of such Class relative to other Classes of Certificates.

     Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Mortgage Notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to limitations imposed by lockout provisions and the cost of refinancing, including, among other things, the payment of any prepayment premium or yield maintenance amount (collectively, 'Prepayment Charges')) and the availability of refinancing. Although approximately 95.5% of the Mortgage Loans currently contain lockout periods, prepayment premiums and/or yield maintenance requirements which might tend to discourage prepayment of the Mortgage Loans, in general where such restrictions do not discourage prepayment or with respect to Mortgage Loans that do not contain such restrictions, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the Mortgage Interest Rates, the rate of prepayment would be expected to decrease. None of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity makes any representation as to the effect of such lock-out periods and Prepayment Charges on the rate of prepayment of the Mortgage Loans.

     The Prepayment Charges are calculated according to varying formulas. See 'THE TRUST -- Description of the Mortgage Pool -- Prepayment Provisions' herein. No representation is made as to whether the Prepayment Charges provided for by the Mortgage Loans are enforceable or, if enforceable, would adequately compensate Certificateholders for the loss of value caused by a Mortgage Loan prepayment.

     The risk of Principal Prepayment is relatively higher with respect to the Group 2 Mortgage Loans than the Group 1 Mortgage Loans, because Mortgagors are not restricted from prepaying Group 2 Mortgage Loans during Option Periods and, in addition, are not required to pay Prepayment Charges with respect to Principal Prepayments during such Options Periods.

     The timing of changes in the rate of prepayments on the related Mortgage Loans may significantly affect the actual yield to maturity to investors in the Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. Disproportionate principal payments on the Mortgage Loans (whether resulting from differences in the amortization schedules applicable to the various Mortgage Loans or full or partial prepayments) may also affect the yield on the Offered Certificates.

     If the purchaser of an Offered Certificate purchased at a discount from its initial Certificate Principal Amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on such Certificate, the actual yield to maturity will likely be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate purchased at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Mortgage Loans that is slower than that actually experienced on such Certificate, the actual yield to maturity will be lower than that so calculated.

     THE YIELD TO MATURITY ON THE CLASS X-1 CERTIFICATES AND CLASS X-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE GROUP 1 AND GROUP 2 MORTGAGE LOANS, RESPECTIVELY, WHICH, IN EITHER CASE, MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME, AND TO OTHER FACTORS SET FORTH HEREIN. THE YIELD TO MATURITY ON THE CLASS X-1A CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) AND PRINCIPAL LOSSES ON THE GROUP 1 MORTGAGE LOANS AND, TO A LESSER EXTENT, ON THE GROUP 2 MORTGAGE LOANS, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO

TIME, AND TO OTHER FACTORS SET FORTH HEREIN. SIMILARLY, THE YIELD TO MATURITY ON THE CLASS X-2A CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) AND PRINCIPAL LOSSES ON THE GROUP 2 MORTGAGE LOANS AND, TO A LESSER DEGREE, ON THE GROUP 1 MORTGAGE LOANS, WHICH MAY ALSO FLUCTUATE FROM TIME TO TIME AND TO OTHER FACTORS SET FORTH HEREIN. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON A RELATED MORTGAGE LOAN GROUP OR ON THE MORTGAGE POOL IN GENERAL, AS THE CASE MAY BE, COULD RESULT IN THE FAILURE BY INVESTORS IN THE CLASS X CERTIFICATES TO FULLY RECOUP THEIR INITIAL INVESTMENTS.

     ANY OPTIONAL TERMINATION BY THE DEPOSITOR, THE SERVICER OR THE HOLDERS OF THE CLASS LR CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CLASS X CERTIFICATES AND ANY OTHER OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE A TERMINATION WOULD HAVE THE SAME EFFECT AS A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE 'YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS' HEREIN.

     Any changes in the weighted average lives of the Offered Certificates may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of weighted average lives of any of the Offered Certificates may be made at a time of low interest rates when a Holder may be unable to reinvest the resulting payments of principal on its Offered Certificates at a rate comparable to the effective yield anticipated by such Holder in making its investment in such Certificates, while delays and extensions resulting in a lengthening of such weighted average lives may occur at a time of high interest rates when a Holder may have been able to reinvest principal payments that would otherwise have been received by such Holder at higher rates. See 'YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.'

     Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because approximately 84.9% of the aggregate Scheduled Principal Balance of the Mortgage Loans are Balloon Mortgage Loans and because the ability of the related Mortgagor on any Mortgage Loan to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the Balloon Payment, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that, following or in anticipation of such a default, the Servicer or the Special Servicer may extend the maturity of a number of such Mortgage Loans in connection with working out such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the Mortgaged Property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer, with the approval of the Operating Adviser, and, under certain circumstances, the Extension Adviser, is given considerable flexibility under the Pooling Agreement to modify or sell Mortgage Loans that are in material default or as to which a payment default has occurred or is imminent. See 'SERVICING OF MORTGAGE LOANS -- Mortgage Loan Modifications' herein.

     In addition, because an amount equal to the Appraisal Reduction Amounts will be applied to the extent available to make principal distributions on the Offered Certificates in the priority described herein, the amount of the Appraisal Reduction Amounts and the timing of its receipt will affect the average life of the Offered Certificates. See 'DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest -- Appraisal Reductions.'

     Limited Obligations

     The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Depositor, CLIC (U.S.), the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Underwriters or any of their respective affiliates or any other person or entity. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the Subordinate Certificates on any Distribution Date will be available to make distributions on the Senior Certificates in the event that Additional Expense Losses are incurred or Realized Losses occur on the Mortgage Loans, to the extent set forth herein, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on the Offered Certificates.

     Subordination of Subordinate Certificates

     As described herein, the rights of Holders of each Class of Subordinate Certificates to receive certain payments of principal and interest otherwise payable on such Class of Certificates will be subordinated to those of the Holders of each Class of Senior Certificates, to the extent set forth herein. In addition, certain rights of the Holders of each Class of Subordinate Certificates to receive payments will be subordinated to the rights of Holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This may result in such Subordinate Certificates experiencing Interest Shortfalls on a Distribution Date.

     Realized Losses of principal on the Mortgage Loans (other than the PO Percentage of such Realized Losses on Discount Mortgage Loans) and Additional Expense Losses (to the extent allocated to reduce principal distributions as described herein) will be allocated to reduce the outstanding principal amount of the Classes of Subordinate Certificates in reverse alphabetical order until the aggregate outstanding Certificate Principal Amount of the related Class of such Certificates has been reduced to zero. Similarly, Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions as described herein) and Appraisal Reduction Amounts on the Mortgage Loans will be allocated to reduce the amount of interest distributable to the Classes of Subordinate Certificates in reverse alphabetical order until the aggregate amount of interest distributable to such Certificates on a Distribution Date has been reduced to zero.

     Special Servicer Actions at Direction of the Operating Adviser

     In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may, at the direction of Operating Adviser, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the Holders of some or all of the Classes of Offered Certificates. As described under 'SERVICING OF MORTGAGE LOANS -- The Operating Adviser,' the Operating Adviser will, in the absence of significant losses, be controlled by the Holders of the majority of the Class J Certificates, or another Class of Regular Certificates (other than the Class P and Class X Certificates), which may have interests in conflict with those of the Holders of the Classes of Offered Certificates. As a result, it is possible that the Operating Adviser may direct the Special Servicer to take actions which conflict with the interests of certain Classes of the Offered Certificates.

     All or a portion of the Class J Certificates are expected to be owned initially either directly or indirectly by CLIC (U.S.) or by one or more entities (the 'Liquidating Entities') formed to hold and/or liquidate the remaining assets of CLIC (U.S.). As long as CLIC (U.S.) or the Liquidating Entities own such Class, and in the absence of significant Realized Losses which would result in such Class no longer being the Controlling Class, the Operating Adviser will be, or will be appointed by, CLIC (U.S.) or the Liquidating Entities, as applicable. Initially, the Operating Advisor will be CLIC (U.S.), or an affiliate or designee of CLIC (U.S.). See 'SERVICING OF MORTGAGE LOANS -- The Operating Adviser' herein.

THE MORTGAGE LOANS

     Commercial and Multifamily Lending Generally

     Commercial and multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property.

     Limited Recourse

     The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. Generally, the Mortgage Loans are non-recourse to the related Mortgagor, and any recourse provisions contained in mortgage loan documents, as a practical matter, may be unenforceable in states with 'one-form-of-action' or anti-deficiency restrictions or similar regulations. As a result, it should be assumed that recourse in the case of a default of a Mortgage Loan will be limited to the related Mortgaged Property and such other assets, if any, as were pledged to secure repayment thereof.

     Environmental Law Considerations

     Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A 'Phase I' environmental site assessment was performed on Mortgaged Properties securing approximately 95.5% of the aggregate Scheduled Principal Balance of the Mortgage Loans. All such environmental site assessments were conducted after June 26, 1995. For certain of the Mortgaged Properties, depending on the result of the Phase I environmental site assessment, a further regulatory file review and/or Phase II environmental site assessment was performed. All environmental site assessments and/or file reviews were reviewed by Environmental Management Group, Inc. ('EMG').

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to the Trust acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken) but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See 'THE TRUST -- Certain Environmental Matters' in this Prospectus Supplement and 'RISK FACTORS -- Environmental Risks' and 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Environmental Matters' in the Prospectus.

     On April 29, 1992, the United States Environmental Protection Agency ('EPA') issued a final rule intended to protect lenders from liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'). This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. Environmental Protection Agency invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. EPA and the Department of Justice ('DOJ'), however, issued a joint policy memorandum in which these agencies announced that they would continue to follow the 'Lender Liability Rule' vacated by the Kelley case. These agencies indicated that prior to its invalidation, several courts adhered to the terms of the 'Lender Liability Rule' or interpreted CERCLA in a manner consistent with the 'Lender Liability Rule.' EPA and DOJ indicated in the September 22, 1995 memorandum that they intend to follow this line of cases. This EPA/DOJ policy, however, would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof.

     Environmental  clean-up costs may be substantial.  It is possible that such
costs  could  become  a  liability  of   the  Trust  and  occasion  a  loss   to
Certificateholders if such remedial costs were incurred.

     Tax Considerations Related to Foreclosure

     Except as otherwise set forth herein under 'SERVICING OF THE MORTGAGE LOANS -- Foreclosures,' if the Trust were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, an independent contractor would be retained to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying 'rents from real property,' or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%)
thereby reducing the net proceeds available for distribution to Certificateholders. See 'FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of the REMIC -- Income From Foreclosure Property' in the Prospectus.

     Geographic Concentration

     Repayments by Mortgagors and the market value of the Mortgaged Properties on the related Mortgage Loan may be affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loan are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the Mortgagors.

     Approximately  23.2%, 12.6%,  7.9%, 7.5%,  5.8% and  5.0% of  the aggregate
Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date consists of Mortgaged Properties located in the States of California, New Jersey, Georgia, Florida, Illinois and Maryland, respectively. In general, concentration of Mortgaged Properties in such states increases the exposure of Certificateholders to any adverse economic or other developments that may occur in those states. See 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA, NEW JERSEY, GEORGIA, FLORIDA, ILLINOIS, AND MARYLAND' herein.

     Mortgage Loans on Properties Owned by Affiliates of CLIC (U.S.)

     26 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $43,383,199 as of the Cut-Off Date, were made by CLIC (U.S.) to Confederation Real Estate (U.S.), Inc., a Michigan corporation ('Confederation Real Estate'), and each such Mortgage Loan (each, an 'Affiliate Mortgage Loan') is secured by a Mortgaged Property (each, an 'Affiliate Property') acquired by CLIC (U.S.) through foreclosure upon a mortgage loan or by taking a deed in lieu of foreclosure with respect to a mortgage loan.

     The underwriting with respect to the Affiliate Mortgage Loans was performed by CLIC (U.S.) on the basis of physical conditions and property financial performance, including the historical and/or stabilized (giving effect to signed leases) net operating income generated by the related Affiliate Properties. The debt service coverage ratios for these Affiliate Properties range from approximately 1.24x to approximately 2.20x, and the weighted average stabilized debt service coverage ratio for these Affiliate Properties is approximately 1.53x. There can be no assurance that the net operating income of the Affiliate Properties is reflective of the ability of such properties to continue to generate income on an ongoing basis. Should such income be reduced, a default may occur with respect to such Affiliate Mortgage Loans.

     Each Affiliate Mortgage Loan provides that in the event any party, other than Confederation Real Estate, any affiliate of Confederation Real Estate or any Liquidating Entity, is the Mortgagor under such Affiliate Mortgage Loan, such Mortgagor may only transfer an Affiliate Property and enter into an assumption agreement with the related transferee (i) with the prior written consent of the Servicer or the Special Servicer, as applicable, on behalf of the Trustee, and (ii) upon payment of an assumption fee equal to 1% of the outstanding principal balance of such Affiliate Mortgage Loan. Under the terms of the Affiliate Mortgage Loans, a Mortgagor is prohibited from prepaying the related Affiliate Mortgage Loan for a period of two years, and thereafter may prepay subject to paying a Prepayment Charge in an amount which decreases over time, but in no case is less than 1% of the outstanding principal balance of such Affiliate Mortgage Loan at the time of prepayment.

     Notwithstanding the foregoing, so long as Confederation Real Estate, an affiliate of Confederation Real Estate or any Liquidating Entity is the Mortgagor under an Affiliate Mortgage Loan, Confederation Real Estate, or such affiliate or Liquidating Entity, may sell or otherwise transfer the related Affiliate Property to a third party purchaser without paying any assumption fee and without the mortgagee's consent. In addition, Confederation Real Estate, or such affiliate or Liquidating Entity, may prepay any or all of the Affiliate Mortgage Loans at any time without any Prepayment Charge.

     The Affiliate Mortgage Loans are non-recourse obligations, and are not insured or guaranteed by any governmental entity or private insurer or any other person or entity, including CLIC (U.S.), the Depositor, the Trustee, the Underwriters, the Servicer, the Special Servicer, the Fiscal Agent or any of their affiliates.

     Subordinate Indebtedness

     Substantially all of the Mortgage Loan documents either permit the Mortgagor or do not prohibit the Mortgagor from entering into subordinate indebtedness. Where subordinate indebtedness is permitted, the subordinate lender is not required to enter into an intercreditor agreement; however, in many cases there are preconditions (such as minimum combined debt service coverage ratios) which must be satisfied prior to the Mortgagor being permitted to incur subordinate indebtedness. The encumbrance of a property by subordinate indebtedness without execution of an intercreditor agreement increases the risk to a first lienholder posed by the subordinate debt. In such cases, there would be no restriction on the junior lienholder's exercise of remedies. The presence of subordinate debt can hinder conveyance to the first lienholder by deed in lieu of foreclosure, effectively forcing foreclosure. Similarly, the presence of subordinate debt can hinder loan modification due to the concern that modification may vitiate subordination and place the subordinate lender in pari passu status with the first lienholder in whole or in part.

     The Mortgage Loans include certain Mortgage Loans as to which the related Mortgagors are known to have entered into other subordinated indebtedness secured by the related Mortgaged Properties. With respect to 7 Mortgage Loans (representing approximately 4.8% of the Mortgage Loans by Scheduled Principal Balance), such subordinated indebtedness (with an aggregate principal balance of approximately $20,663,781) was entered into in connection with a recent modification of the related Mortgage Loans entered into by CLIC (U.S.). Subordinated mortgage indebtedness held by CLIC (U.S.) will initially continue to be held by CLIC (U.S.) or the Liquidating Entities. In Intercreditor Agreements (the 'Intercreditor Agreements') between CLIC (U.S.) and the Depositor and its assignees, including the Trust, CLIC (U.S.) has agreed not to exercise its right to foreclose under its subordinate mortgage loan unless CLIC (U.S.), or another party, purchases the Mortgage Loan from the Trust (in circumstances in which the Trust is permitted to sell the related Mortgage Loan) at a price at least equal to 100% of the then Scheduled Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Interest Rate and all related unpaid expenses incurred with respect to such Mortgage Loan. Any such purchase would cause an acceleration of principal payments to Certificateholders.

     No Recent Appraisals

     Neither CLIC (U.S.) nor the Depositor has caused an appraisal to be performed recently, and none of such persons has independent reliable information as to the current market values of the Mortgaged Properties. Because many real estate markets in the United States have experienced declining values since the period during which many of the Mortgage Loans were originated, it is likely that some of the Mortgaged Properties have declined in market value since that time. None of CLIC (U.S.), the

Depositor,  the  Underwriters  or   any  other  person   or  entity  makes   any
representation  or  warranty  with  respect  to  the  values  of  the  Mortgaged
Properties.

MODIFICATIONS OF CERTAIN MORTGAGE LOANS

     Since January 1, 1993, approximately 30.8% of the Mortgage Loans were modified through negotiations with the respective Mortgagors. Approximately 21.6% of such modifications occurred in 1993; approximately 35.0% of such modifications occurred in 1994; approximately 42.3% of such modifications occurred in 1995; and approximately 1.1% of such modifications occurred in 1996. These modifications involved one or more of the following: (i) negotiated partial prepayments, (ii) interest rate reductions or increases, (iii) conversions of adjustable rates to fixed rates, (iv) extensions or shortenings of terms to maturity, (v) debt forgiveness, (vi) conversion of a portion of the principal balance of a first-lien mortgage loan into a second-lien mortgage loan retained by CLIC (U.S.) (subject to Intercreditor Agreements) and (vii) modification of prepayment restrictions. In certain cases, CLIC (U.S.) may have received subordinate mortgages in connection with the modifications of the original mortgage loans which will be retained by CLIC (U.S.). See ' -- Subordinate Indebtedness' below. None of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity makes any representation that the underwriting of the modified Mortgage Loans would conform in all respects to procedures employed by federally insured financial institutions. Mortgage Loans that have been assumed, have changed monthly due dates or with respect to which the interest rate has changed pursuant to Rate Reset Options set forth in Rate Reset Mortgage Loans (each as defined herein) are not included with the modified Mortgage Loans described above.

     The majority of the modifications performed in 1995 were either modified in order to improve their debt service coverage ratios or refinanced due to the nearness (generally 18 months or less) of their scheduled maturity date, in each case, in anticipation of this offering.

     Balloon Payment at Maturity and Extension of Maturity

     Approximately 84.9% of the Mortgage Loans, by Scheduled Principal Balance, are Balloon Mortgage Loans (as defined herein), which will have a Balloon Payment due for each such Mortgage Loan at its respective maturity date. Mortgage Loans with balloon payments involve a greater risk to a lender than self-amortizing loans, because the ability of a Mortgagor to pay such amount will normally depend on its ability to fully refinance the Mortgage Loan or sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payments. The ability of a Mortgagor to effect a refinancing or sale will be affected by a number of factors, including, without limitation, the value of the related Mortgaged Property, the level of available mortgage interest rates at the time of refinancing, the related Mortgagor's equity in the Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, the strength of the commercial and multifamily real estate markets, tax laws, and prevailing general economic conditions. None of CLIC (U.S.), the Depositor nor any of their respective affiliates is under any obligation to refinance any Mortgage Loan.

     The Pooling Agreement permits the Servicer or the Special Servicer, as the case may be, to extend and modify a defaulted Mortgage Loan (or one on which default is reasonably believed to be imminent) under certain circumstances and subject to certain limitations. There can be no assurance, however, that any such extension or modification will increase the present value of the recoveries in a given case. Such an extension or modification will likely cause the weighted average life of the Certificates to be longer than if the Mortgage Loan had been paid pursuant to its original terms. In addition, as described under 'THE TRUST -- Description of the Mortgage Pool' herein, substantially all of the Mortgage Loans are assumable under certain circumstances. This characteristic may cause the weighted average life of the Certificates to be longer than otherwise expected.

     Prepayment Restrictions

     546 of the Mortgage Loans (representing approximately 95.5% of the aggregate Scheduled Principal Balance of the Mortgage Loans), contain provisions restricting prepayments of such Mortgage

Loans. Such restrictions may prohibit prepayments in whole or in part during a specified period of time and/or require the payment of a Prepayment Charge in connection with the prepayment thereof. See the table entitled 'Types of Prepayment Provisions' set forth in 'THE TRUST -- Description of the Mortgage Pool' herein which sets forth the types of prepayment restriction, for the Mortgage Loans. Such prepayment restrictions can, but do not necessarily, provide a deterrent to prepayments. Prepayment Charges may be in an amount which is less than the figure which would fully compensate for the difference in yield upon reinvestment of the prepayment proceeds against its expected yield to maturity of the Mortgage Loan. There can be no assurance that the Mortgagor on a Mortgage Loan which is being prepaid will have sufficient financial resources to pay all or a portion of any required Prepayment Charges, particularly where the prepayment results from acceleration of the Mortgage Loan following a payment default. No assurance can be given that, at the time any Prepayment Charges are required to be made in connection with a defaulted Mortgage Loan, foreclosure proceeds will be sufficient to make such payments. If and to the extent received, Prepayment Charges will generally be distributed among the Holders of each of the respective Classes of Regular Certificates whose aggregate Certificate Principal Amount or Notional Amount, as the case may be, is reduced in connection with the distribution of the related prepayment of principal in the amounts and in accordance with the priorities described herein. See 'DESCRIPTION OF THE CERTIFICATES -- Distributions of Principal -- Distributions of Prepayment Charges' herein. No representation or warranty is made as to the effect of such Prepayment Charges on the rate of prepayment of the related Mortgage Loans.

     The enforceability, under the laws of a number of states, of provisions similar to the provisions in the Mortgage Loans providing for the payment of Prepayment Charges upon a voluntary or involuntary prepayment is unclear. In particular, no assurance can be given that, at any time that any Prepayment Charge is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Charge will be enforceable under applicable law or, if enforceable, that foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding property protection expenses and servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Charge due in connection with the liquidation of such Mortgage Loan. See 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Enforceability of Prepayment and Late Payment Fees' in the Prospectus.

     In addition, 106 of the Mortgage Loans ('Rate Reset Mortgage Loans') (representing approximately 17.8% of the aggregate Scheduled Principal Balance of the Mortgage Loans, and 100% of the Group 2 Mortgage Loans) contain provisions which grant the holder of such Mortgage Loan the option (a 'Rate Reset Option'), in its sole discretion, to reset the Mortgage Interest Rate during a specified period of time (the 'Option Period'). The terms of the Rate Reset Mortgage Loans permit the related Mortgagor to prepay the related Rate Reset Mortgage Loan in full at any time during the Option Period without the payment of any Prepayment Charge. Generally, the related Mortgage or Mortgage Note limits the Option Period to a single day, however, certain Rate Reset Mortgage Loans have longer Option Periods. Pursuant to the terms of the Pooling Agreement, the Trustee, the Servicer and the Special Servicer will not be permitted to exercise any Rate Reset Option. However, this prohibition in the Pooling Agreement will not affect the Mortgagor's ability to prepay any such Rate Reset Mortgage Loan without a Prepayment Charge.

     In addition, certain of the Mortgage Loans provide for prepayment without Prepayment Charge in the event of casualty or condemnation of the related Mortgage Properties.

     No Prepayment Charge will be payable in connection with any repurchase of a Mortgage Loan for a material breach of representation or warranty or any failure to deliver documentation relating thereto, nor will any Prepayment Charge be payable in connection with the purchase of all the Mortgage Loans and any REO Properties by the Depositor, the Servicer or the Class LR Certificateholders in connection with the termination of the Trust Fund. See 'THE TRUST -- Assignment of the Mortgage Assets; Repurchases' and ' -- Representations and Warranties; Repurchases' and 'DESCRIPTION OF THE CERTIFICATES -- Optional Termination' herein.

     Junior Mortgage Loans

     Approximately 2.2% of the Mortgage Loans (by Scheduled Principal Balance) are secured by junior Mortgages which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior Mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the Trust's junior Mortgage unless the Servicer or the Special Servicer asserts the Trust's subordinate interest in the Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. Neither the Servicer, the Special Servicer, the Trustee, nor the Fiscal Agent is obligated to make advances to keep current or satisfy such a senior mortgage loan. See 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries' in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The following summaries describe certain provisions relating to the Certificates. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference.

     The Certificates will be issued pursuant to a pooling and servicing agreement, dated as of February 1, 1996 (the 'Pooling Agreement'), among the Depositor, the Trustee, the Fiscal Agent, the Servicer and the Special Servicer. Reference is made to the Prospectus for additional information regarding the terms of the Pooling Agreement.

     The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust (collectively, the 'Trust Fund'), consisting primarily of: (i) the Mortgage Loans (exclusive of the Retained Interests) and all payments under and proceeds of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due on or before the Cut-Off Date); (ii) any Mortgaged Property acquired on behalf of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an 'REO Property'); and (iii) such other funds or assets as from time to time are deposited in the Collection Account or the Distribution Accounts, as hereinafter described.

     The Certificates will consist of twenty-one Classes: the Class A-1A, Class A-1B, Class A-1C, Class A-2A and Class A-2B Certificates (collectively, the 'Class A Certificates'), the Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates (collectively, the 'Class X Certificates,' and together with the Class A Certificates, the 'Senior Certificates'), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates
(collectively, the 'Subordinate Certificates'), the Class R and Class LR Certificates (collectively, the 'Residual Certificates'), and the Class P Certificates. The Class A-1A, Class A-1B, Class A-1C, Class X-1 and Class X-1A Certificates are collectively referred to herein as the 'Senior Group 1
Certificates,' and the Class A-2A, Class A-2B, Class X-2 and Class X-2A Certificates are collectively referred to herein as the 'Group 2 Certificates.' Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the 'Offered Certificates') are being offered hereby. The Class F, Class G, Class H, Class I, Class J, Class P, Class R and Class LR Certificates (collectively, the 'Non-Offered Certificates') will initially be retained by CLIC (U.S.) or sold or transferred to one or more of the Liquidating Entities but may be sold at any time in accordance with the terms of the Pooling Agreement. The Non-Offered Certificates have not been registered under the Act and are not offered hereby. Accordingly, information herein regarding the terms of the Non-Offered Certificates is provided primarily because of its potential relevance to a prospective purchaser of an Offered Certificate.

     26 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $126,915,556, have Net Mortgage Interest Rates below 7.750% (each, a 'Discount Mortgage Loan'). The Class P Certificates will represent beneficial ownership interests in the PO Percentage of the principal balance of each Discount Mortgage Loan and on any Distribution Date will only be entitled to receive distributions of an amount equal to the product of (x) the PO Percentage and (y) any principal distributions (including Principal Prepayments) on the Discount Mortgage Loans for such Distribution Date. The Class P Certificates will not represent a beneficial ownership in, and will not be entitled to distributions from, any Mortgage Loan other than the Discount Mortgage Loans. On any Distribution Date, only the PO Percentage of any Realized Losses of principal on any Discount Mortgage Loans will be allocated to the Class P Certificates.

     The Certificates (other than the Class P Certificates) will represent beneficial ownership interests in the Non-PO Percentage of the principal balance of any Discount Mortgage Loan and 100% of the beneficial ownership interest in any interest payments on such Discount Mortgage Loan.

     The 'PO Percentage' with respect to any Discount Mortgage Loan will equal the excess of (a) 100%, over (b) the Non-PO Percentage for such Discount Morgage Loan. The 'Non-PO Percentage' with respect to any Discount Mortage Loan will equal the Net Mortgage Interest Rate as of the Cut-Off Date of such Discount Mortgage Loan, divided by 7.750%.

     The Pooling Agreement provides for the formation of two separate REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC. The assets of the Lower-Tier REMIC will consist primarily of the Mortgage Loans, the Collection Account and the Lower-Tier Distribution Account. The assets of the Upper-Tier REMIC will consist of certain uncertificated classes of regular interests in the Lower-Tier REMIC and the Upper-Tier Distribution Account. The Class A-1A, Class A-1B, Class A-1C, Class X-1, Class X-1A, Class X-2, Class X-2A, Class A-2A, Class A-2B, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class P Certificates (the 'Regular Certificates') represent regular interests in the Upper-Tier REMIC and the Class R and Class LR Certificates will represent residual interests in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates will have the respective Certificate Principal Amounts set forth in the following table, subject to a permitted variance of plus or minus 5%.

                                                          INITIAL AGGREGATE          APPROXIMATE
                                                        CERTIFICATE PRINCIPAL         PERCENT OF
                CLASS OF CERTIFICATES                          AMOUNT            INITIAL POOL BALANCE
-----------------------------------------------------   ---------------------    --------------------
Class A-1A Certificates..............................      $   152,820,047                7.8%
Class A-1B Certificates..............................          200,000,000               10.2
Class A-1C Certificates..............................          450,000,000               23.0
Class A-2A Certificates..............................          171,097,717                8.8
Class A-2B Certificates..............................          175,000,000                9.0
                                                        ---------------------           -----
     Subtotal -- Class A Certificates................      $ 1,148,917,764               58.8%
Class B Certificates.................................           97,365,912                5.0
Class C Certificates.................................          136,312,277                7.0
Class D Certificates.................................          136,312,277                7.0
Class E Certificates.................................           97,365,912                5.0
                                                        ---------------------           -----
     Total...........................................      $ 1,616,274,142               82.7%
                                                        ---------------------           -----
                                                        ---------------------           -----

     Upon initial issuance, the Class F, Class G, Class H, Class I, Class J and Class P Certificates will have an aggregate Certificate Principal Amount of approximately $337,471,086 (subject to a permitted variance of plus or minus 5%), representing approximately 17.3% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     The Class X Certificates will not have Certificate Principal Amounts or entitle their Holders to distributions of principal. Each such Class of Class X Certificates will, however, represent the right to receive distributions of interest accrued as described herein on a notional amount (each, a 'Notional Amount'). The Notional Amount of each Class X Certificate is used solely for purposes of describing the amounts of interest payable on the related Class of Certificates and does not represent an interest in principal payments on the Mortgage Loans.

     The aggregate Notional Amount of the Class X-1 Certificates (the 'Class X-1 Notional Amount') will equal the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans (other than the PO Percentage of the Scheduled Principal Balance of the Discount Mortgage Loans in Group 1) as of the first day of the Mortgage Loan Due Period related to such Distribution Date. With respect to any Mortgage Loan, the 'Mortgage Loan Due Period' shall be the period from the prior due date for such Mortgage Loan to the due date for such Mortgage Loan in the related Due Period. The initial Class X-1 Notional Amount will be approximately $1,601,220,527, subject to a permitted variance of plus or minus 5%.

     The aggregate Notional Amount of the Class X-1A Certificates (the 'Class X-1A Notional Amount') will equal the sum of the following six components (each, an 'X-1A Component'): (a) the aggregate Certificate Principal Amount of the Class A-1A Certificates outstanding from time to time ('Component A-1A'); (b) the aggregate Certificate Principal Amount of the Class A-1B Certificates outstanding from time to time ('Component A-1B'); (c) the aggregate Certificate Principal Amount of the Class A-1C Certificates outstanding from time to time ('Component A-1C'); (d) the aggregate Certificate Principal Amount of the Class B Certificates outstanding from time to time ('Component B'); (e) the aggregate Certificate Principal Amount of the Class C Certificates outstanding from time to time ('Component C'); and (f) the aggregate Certificate Principal Amount of the Class D Certificates outstanding from time to time ('Component D'). The Class A-1A through Class D Components of the Class X-1A Certificates are not separately transferable. The initial Class X-1A Notional Amount will be approximately $1,172,810,513, subject to a permitted variance of plus or minus 5%.

     The aggregate Notional Amount of the Class X-2 Certificates (the 'Class X-2 Notional Amount') will equal the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans (other than the PO Percentage of the Scheduled Principal Balance of the Discount Mortgage Loans in Group 2) as of the first day of the Mortgage Loan Due Period related to such Distribution Date. The initial Class X-2 Notional Amount will be approximately $346,097,717, subject to a permitted variance of plus or minus 5%.

     The aggregate Notional Amount of the Class X-2A Certificates (the 'Class X-2A Notional Amount') will equal the sum of the following two components (each, an 'X-2A Component,' and collectively with the Class X-1A Components, the 'Components'): (a) the aggregate Certificate Principal Amount of the Class A-2A Certificates outstanding from time to time ('Component A-2A'); and (b) the aggregate Certificate Principal Amount of the Class A-2B Certificates outstanding from time to time ('Component A-2B'). The Class A-2A and Class A-2B Components of the Class X-2A Certificates are not separately transferable. The initial Class X-2A Notional Amount will be approximately $346,097,717 subject to a permitted variance of plus or minus 5%.

     The Residual Certificates will not have Certificate Principal Amounts or Notional Amounts.

REGISTRATION; DENOMINATIONS

     The Class A, Class B, Class C, Class D and Class E Certificates (collectively, the 'Book-Entry Certificates') will be issued in book-entry form through the facilities of The Depository Trust Company ('DTC') in denominations of $100,000 initial Certificate Principal Amount, and in integral multiples of $1,000 in excess thereof. One Certificate of each of the foregoing Classes may be issued in a different denomination to accommodate the remainder of the initial Certificate Principal Amount of each such Class of Certificates. The Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates will be issued in fully registered, certificated form in minimum denominations of $1,000,000 initial Notional Amount, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class of Certificates.

     Each Class of Book-Entry Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book-Entry Certificate (each, a 'Certificate Owner') of any Class thereof will be entitled to receive a fully registered Certificate (a 'Definitive Certificate') representing its interest in such Class except under the limited circumstances described in the Prospectus under 'DESCRIPTION OF THE SECURITIES -- Book-Entry Registration.' Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the 'Participants'), and all references to actions by Holders of such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See 'DESCRIPTION OF THE SECURITIES -- Book-Entry Registration' in the Prospectus.

     The Class X Certificates may be transferred or exchanged at the offices of the Trustee, without the payment of any service charges, other than an amount sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee will initially serve as registrar (in such capacity, the 'Certificate Registrar') for purposes of recording and otherwise providing for the registration, transfer and exchange of the Certificates.

DISTRIBUTIONS

     Distributions of principal and interest on the Certificates related to each Mortgage Loan Group will be made out of the related Available Distribution Amount on the 25th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each such date, a 'Distribution Date'), commencing March 25, 1996. On each Distribution Date, Scheduled Payments of principal and interest due during the related Due Period and collected on or prior to the related Determination Date or advanced with respect to such Distribution Date, and other payments allocable to principal on the Mortgage Loans collected during the related Prepayment Period, less certain amounts due to the Servicer, the Special Servicer, the Fiscal Agent and the Trustee and amounts in respect of any Retained Interests, will be distributed from the Trust to the Certificateholders. The 'Due Period' relating to a Distribution Date will commence on the second day of the month preceding the month in which such Distribution Date occurs and will end on the first day of the month in which such Distribution Date occurs. The 'Determination Date' relating to a Distribution Date will be the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day. The 'Prepayment Period' related to each Distribution Date commences on the first day following the Determination Date in the month prior to the month in which such Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and will end on the Determination Date in the month in which such Distribution Date occurs.

     The Trustee will make payments on the Class X Certificates by check mailed to the registered Certificateholders as of the Record Date at their addresses appearing on the books and records of the Trustee or, upon written request to the Trustee, five Business Days prior to the Record Date immediately preceding such Distribution Date of any Holder of a Class X Certificate, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request and at the expense of such Certificateholder.

     Notwithstanding  the  above,  the  final  payment  in  retirement  of   any
Certificate   will  be  made  only  upon  presentation  and  surrender  of  such
Certificate at the Corporate Trust Office of the Trustee.

     The record date (the 'Record Date') for each Class of Offered Certificates for each Distribution Date will be the close of business on the last day of the month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

AVAILABLE DISTRIBUTION AMOUNT

     The 'Available Distribution Amount' on any Distribution Date will equal the sum of the Interest Distribution Amount (as defined below) for such Distribution Date and the Principal Distribution Amount(s) (as defined below) for such Distribution Date.

     A single Interest Distribution Amount will be calculated in the aggregate for both Mortgage Loan Groups. For any Distribution Date, the 'Interest Distribution Amount' with respect to the Mortgage Pool will equal the sum of:

          (i) the interest portion of all Scheduled Payments due during the related Due Period and Assumed Scheduled Payments deemed to be due during the related Due Period, to the extent collected or advanced by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date with respect to the Mortgage Loans;

          (ii) the interest portion of all net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds to the extent received on the Mortgage Loans or REO Properties during the related Prepayment Period;

          (iii) any amounts attributable to reductions of the Servicing Fee payable with respect to such Distribution Date as a result of Net Prepayment Interest Shortfalls on the Mortgage Loans;

          (iv) the interest portion of the proceeds of all repurchases of any Mortgage Loan repurchased during the related Prepayment Period; and

          (v) all  other collections  or proceeds  received during  the  related
     Prepayment Period, other than collections allocable to principal, with respect to the Mortgage Loans and not otherwise payable to the Servicer, the Trustee or the Fiscal Agent;

           less:

             (a) the interest portion of all Scheduled Payments collected during the related Due Period but due on a date subsequent to such Due Period;

             (b) the interest portion of all net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period;

             (c) all amounts (other than any Additional Trust Fund Expenses) that are currently due or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent (including any Servicing Fee and the Trustee Fee), including, but not limited to, interest on Advances;

             (d) all Prepayment Charges collected during the related Prepayment Period;

             (e) any Additional Expense Losses incurred on the Mortgage Loans which have not previously been allocated as of the related Determination Date and are allocated to reduce interest distributions as described herein;

             (f)  all Appraisal Reduction Amounts  for such Distribution Date to the extent available for distribution from interest otherwise distributable on the Subordinate Certificates to which the related Appraisal Reduction is allocated (after allocations of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions to such Subordinated Certificates as described herein) and Excess Prepayment Interest Shortfalls); and

             (g) all amounts in respect of any Retained Interests, and all amounts deposited in the Collection Account or Distribution Accounts in error.

     So long as both the Class A-1C and Class A-2B Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date shall be calculated on a Mortgage Loan Group-by-Mortgage Loan Group basis (the 'Group 1 Principal Distribution Amount,' and 'Group 2 Principal Distribution Amount,' respectively). On each Distribution Date after the Certificate Principal Amounts of either the Class A-1C or Class A-2B Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Mortgage Loan Groups.

     For any Distribution Date, the 'Principal Distribution Amount' with respect to a Mortgage Loan Group will equal the sum of:

          (i) the principal portion of all Scheduled Payments due during the related Due Period and Assumed Scheduled Payments deemed to be due during the related Due Period, to the extent collected or advanced by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date with respect to the Mortgage Loans in such Mortgage Loan Group;

          (ii) the principal portion of all Principal Prepayments including net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds to the extent received on the Mortgage Loans or REO Properties in such Mortgage Loan Group during the related Prepayment Period;

          (iii) the principal portion of the proceeds of all repurchases of Mortgage Loans in such Mortgage Loan Group repurchased during the related Prepayment Period;

          (iv) any Appraisal Reduction Amount for such Distribution Date relating to Mortgage Loans in the Mortgage Loan Group but only to the extent available for distribution from interest otherwise distributable on the Subordinate Certificates to which the related Appraisal Reduction is allocated (after allocations of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions to such Subordinate Certificates as described herein) and Excess Prepayment Interest Shortfalls); and

          (v) all other collections or proceeds allocable to principal with respect to the Mortgage Loans which are received during the related Prepayment Period;

           less:

             (a) the principal portion of all Scheduled Payments collected during the related Due Period but due on a date subsequent to such Due Period with respect to the Mortgage Loans in such Mortgage Loan Group;

             (b) all Principal Prepayments and the principal portion of all net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds received with respect to Mortgage Loans or REO Properties in such Mortgage Loan Group after the end of the related Prepayment Period;

             (c) any Additional Expense Losses incurred on Mortgage Loans in such Mortgage Loan Group which have not previously been allocated as of the related Determination Date and are allocated to reduce principal distributions as described herein; and

             (d) the PO Percentage of any principal payment (including any Principal Prepayments) made on any Discount Mortgage Loan in such Mortgage Loan Group for such Distribution Date and included in clauses
        (i), (ii), (iii) or (v) above.

     The 'Assumed Scheduled Payment' is an amount deemed due in respect of (i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the end of the Mortgage Loan Due Period in which its maturity date occurred and (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. With respect to any such delinquent Balloon Mortgage Loan or any such Mortgage Loan described in clause (ii) of the preceding sentence, the Assumed Scheduled Payment with respect to any Mortgage Loan Due Period following the maturity date of such Balloon Mortgage Loan (but not including any period following the modification, forbearance or extension of such Balloon Mortgage Loan and prior to its modified maturity date) or any Mortgage Loan Due Period following acquisition of an REO Property in respect of such Mortgage Loan, will generally equal the Scheduled Payment that would have been due on the Mortgage Loan in accordance with the terms of the Mortgage Note for such Mortgage Loan Due Period if (a) the maturity date for such Mortgage Loan had not occurred, (b) the related Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred, (c) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on the same amortization schedule, and (d) in the case of any Mortgage Loan that did not provide for amortization of principal prior to its maturity date, no principal is amortized with respect to such Mortgage Loan.

     'Balloon Mortgage Loan' means a Mortgage Loan that provides for Scheduled Payments based on an amortization schedule significantly longer than its term to maturity or a Mortgage Loan with no scheduled amortization. 'Balloon Payment' means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the maturity date of such Mortgage Loan.

DISTRIBUTIONS OF INTEREST

     Interest will accrue on the Offered Certificates during the period beginning on the first day of the month preceding the month in which the related Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs (each, an 'Interest Accrual Period'). Interest on the Offered Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date, distributions of interest on the Certificates (other than the Class P and Residual Certificates) will be made from the Interest Distribution Amount for such Distribution Date as described below.

     Interest distributed to a Class will be paid to the Holders of the Certificates of such Class pro rata in the proportion that the Certificate Principal Amount or Notional Amount, as the case may be, of each Certificate of such Class bears to the aggregate Certificate Principal Amount or Notional Amount, as applicable, of all Certificates of such Class.

     Class A, Class B, Class C, Class D and Class E Certificates

     On each Distribution Date, the Holders of the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D and Class E Certificates are entitled to receive (subject to allocations of Realized Losses of interest, Excess Prepayment Interest Shortfalls, Additional Expense Losses (to the extent allocated to reduce interest distributions as described herein) and, with respect to the Class B, Class C, Class D and Class E Certificates, Appraisal Reduction Amounts), from the Interest Distribution Amount, interest accrued during the related Interest Accrual Period on the outstanding Certificate Principal Amount of the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C, Class D, and Class E Certificates, respectively, immediately preceding such Distribution Date at the following Certificate Interest Rates:

                CLASS OF                    CERTIFICATE
              CERTIFICATES                 INTEREST RATE
----------------------------------------   -------------
A-1A....................................       5.711%
A-1B....................................       5.751%
A-1C....................................       5.944%
A-2A....................................       7.750%
A-2B....................................       6.759%
  B.....................................       6.303%
  C.....................................       6.525%
  D.....................................       7.034%
  E.....................................       7.750%

     Class X-1 Certificates

     On each Distribution Date, the Holders of the Class X-1 Certificates are entitled to receive (subject to the allocations of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions as described below) and Excess Prepayment Interest Shortfalls), from the Interest Distribution Amount, interest accrued during the related Interest Accrual Period on the Class X-1 Notional Amount at a per annum rate (the 'Class X-1 Rate') equal to the excess, if any, of the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (or in the case of any Discount Mortgage Loan, the then current Net Mortgage Interest Rate multiplied by a fraction, the numerator of which is 7.750% and the denominator of which is the Net Mortgage Interest Rate of such

Discount Mortgage Loan as of the Cut-Off Date) in Mortgage Loan Group 1 over 7.750%. The Class X-1 Rate for the initial Interest Accrual Period is expected to be approximately 1.335% per annum.

     Class X-1A Certificates

     On each Distribution Date, the Holders of the Class X-1A Certificates are entitled to receive (subject to the allocation of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions as described below) and Excess Prepayment Interest Shortfalls), from the Interest Distribution Amount, interest on the Class X-1A Notional Amount at a per annum rate (the 'Class X-1A Rate') equal to the excess, if any, of (a) 7.750%, over (b) the weighted average of the Certificate Interest Rates for the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, weighted by their respective aggregate Certificate Principal Amounts immediately prior to such Distribution Date. The Class X-1A Rate for the initial Interest Accrual Period is expected to be approximately 1.645% per annum.

     Class X-2 Certificates

     On each Distribution Date, the Holders of the Class X-2 Certificates are entitled to receive (subject to the allocations of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions as described below) and Excess Prepayment Interest Shortfalls), from the Interest Distribution Amount, interest accrued during the related Interest Accrual Period on the Class X-2 Notional Amount at a per annum rate (the 'Class X-2 Rate') equal to the excess, if any, of the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans (or 7.750%, in the case of Discount Mortgage Loans) in Mortgage Loan Group 2 over 7.750%. The Class X-2 Rate for the initial Interest Accrual Period is expected to be approximately 1.274% per annum.

     Class X-2A Certificates

     On each Distribution Date, the Holders of the Class X-2A Certificates are entitled to receive (subject to the allocation of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions as described below) and Excess Prepayment Interest Shortfalls), from the Interest Distribution Amount, interest on the Class X-2A Notional Amount at a per annum rate (the 'Class X-2A Rate') equal to the excess, if any, of (a) 7.750%, over (b) the weighted average of the Certificate Interest Rates for the Class A-2A Certificates and the Class A-2B Certificates, weighted by their respective aggregate Principal Amounts immediately prior to such Distribution Date. The Class X-2A Rate for the initial Interest Accrual Period is expected to be approximately 0.501% per annum.

     Interest Distribution Priorities

     The Interest Distribution Amount with respect to any Distribution Date will be allocated on such Distribution Date in the following order of priority:

          (i) to pay Distributable Certificate Interest with respect to such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, to the Holders of the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class X-1, Class X-1A, Class X-2 and Class X-2A Certificates, pro rata, in accordance with amounts of interest distributable on such Classes of Certificates on such Distribution Date pursuant to this clause (i);

          (ii) then, to the Holders of the Class B Certificates, in an amount equal to the Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (iii) then, to the Holders of the Class C Certificates, in an amount equal to the Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (iv) then, to the Holders of the Class D Certificates, in an amount equal to the Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) then, to the Holders of the Class E Certificates, in an amount equal to the Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (vi) then, to Holders of the Class F, Class G, Class H, Class I and Class J Certificates, in that order, in an amount equal to the Distributable Certificate Interest in respect of such Class and, to the extent not previously paid, for all prior Distribution Dates; and

          (vii) then, to the Holders of the Class LR Certificates.

     With respect to any Class of Offered Certificates, the 'Distributable Certificate Interest' for any Distribution Date generally will equal one month's interest (calculated as described above), accrued at the related Certificate Interest Rate, on the aggregate Certificate Principal Amount or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by any allocations, to the extent described herein, to such Class of Certificates of the interest portion of any Realized Losses, Excess Prepayment Interest Shortfalls,
Additional Expense Losses (to the extent allocated to reduce interest distributions to such Class as described herein) and Appraisal Reduction Amounts added to the Certificate Principal Amount of such Class for such Distribution Date.

     To the extent that the Interest Distribution Amount with respect to any Distribution Date is insufficient to distribute the full amount of Distributable Certificate Interest to which any Class of Certificates is entitled on such Distribution Date, such shortfall (an 'Interest Shortfall') will be distributed on subsequent Distribution Dates in accordance with the interest distribution priorities described above to the extent that the Interest Distribution Amounts on such Distribution Dates are sufficient therefor, but interest will not accrue on Interest Shortfalls.

     Appraisal Reductions

     Contemporaneously with the earliest of (i) 120 days (30 days in the case of a Modified Mortgage Loan (as defined below)) after the occurrence of any delinquency in Scheduled Payments with respect to a Mortgage Loan if any delinquency remains uncured, (ii) the date 12 months after a receiver is appointed and continues in such capacity in respect of such Mortgaged Property and (iii) the date a Mortgaged Property becomes a REO Property, an appraisal of the related Mortgaged Property or REO Property, as the case may be, will be ordered (at the expense of the Trust) from an independent MAI appraiser, if the related Scheduled Principal Balance exceeds $1,000,000, or, an internal valuation (which may not conform to MAI standards) will be performed if the related Scheduled Principal Balance is less than or equal to $1,000,000. As a result of such appraisal or internal valuation, as the case may be, an Appraisal Reduction may be created. The 'Appraisal Reduction' for any Mortgage Loan will equal the excess, if any, of (a) the sum, as of the beginning of the Due Period in which the appraisal or internal valuation is obtained, of (i) the Scheduled Principal Balance (less the PO Percentage thereof in the case of a Discount Mortgage Loan) of such Mortgage Loan or the Mortgage Loan relating to an REO Property, as the case may be, (ii) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate,
(iii) all unreimbursed Advances and interest thereon in respect of such Mortgage Loan and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of such Mortgaged Property or REO Property, as the case may be, over (b) an amount equal to 90% of the value of such Mortgaged Property or REO Property as determined by such appraisal or internal valuation, as the case may be. However, if the Scheduled Principal Balance of the related Mortgage Loan is less than or equal to $1,000,000, the Appraisal Reduction will equal the greater of (a) the amount calculated in the immediately preceding sentence and (b) 30% of such Scheduled Principal Balance (less the PO Percentage thereof in the case of a Discount Mortgage Loan). With respect to any Mortgage Loan, if the appraisal has not been received within 60 days of ordering, the Appraisal Reduction shall be 30% of such Scheduled Principal

Balance of such Mortgage Loan (less the PO Percentage thereof in the case of a Discount Mortgage Loan); provided, however, that upon receipt of such appraisal, the Appraisal Reduction will be recalculated. An Appraisal Reduction related to a Mortgage Loan will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise disposed of, or in certain other circumstances.

     For so long as any more senior Class of Certificates is outstanding, the amount of interest otherwise required to be distributed on such Distribution Date to each Class of Certificates to which an Appraisal Reduction is allocated on such Distribution Date, after allocations of the interest component of any Realized Losses, Additional Expense Losses (to the extent allocated to reduce interest distributions) and Excess Prepayment Interest Shortfalls, will be reduced by the amount of interest accrued at the applicable Certificate Interest Rate on the portion of the Certificate Principal Amount of such Class equal to the Appraisal Reduction allocated to such Class or Classes for such Distribution Date. The aggregate Appraisal Reduction will generally be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Amount of the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent that the amount of interest otherwise distributable on such Class is less than the Appraisal Reduction Amount for such Distribution Date. The portion of the interest that accrues on the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates for each Interest Accrual Period at the applicable
Certificate Interest Rate on the portion of the Certificate Principal Amount equal to the Appraisal Reduction allocated to such Class for such Distribution Date will be the 'Appraisal Reduction Amount' for such Distribution Date. On each Distribution Date, the Appraisal Reduction Amount will be added to the Certificate Principal Amounts of the related Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, as the case may be, and, with respect to any affected Mortgage Loan, the related Appraisal Reduction Amount will be included in the Group 1 or Group 2 Principal Distribution Amount, as the case may be, for such Distribution Date. Notwithstanding the foregoing, the total amount of Appraisal Reduction Amount so added to the Certificate Principal Amounts of each such Subordinate Certificate shall not exceed the total amount of interest that would otherwise be distributed on such Subordinate Certificate (after allocations of Realized Losses of interest and Additional Expense Losses (to the extent allocated to reduce interest distributions to such Certificate as described herein) and Excess Prepayment Interest Shortfalls).

     With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become current and has remained current for twelve consecutive Scheduled Payments, and with respect to which no other Servicing Transfer Event has occurred and is continuing, the Servicer shall, within 30 days of the date of such twelfth Scheduled Payment, order an appraisal (which may be an update of a prior appraisal) (the cost of which shall be an Additional Trust Fund Expense) or perform an internal valuation, as applicable. Based upon such appraisal, the Servicer shall thereupon redetermine and report to the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan.

     'Modified Mortgage Loan' means any Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan which was modified by the Special Servicer.

DISTRIBUTIONS OF PRINCIPAL

     On each Distribution Date, the Principal Distribution Amount with respect to any Mortgage Loan Group will be distributed to the Holders of the Regular Certificates (other than the Class X or Class P Certificates) related to such Mortgage Loan Group as described below.

     Principal distributed to a Class will be paid to the Holders of the Certificates of such Class pro rata in the proportion that the aggregate Certificate Principal Amount of each Certificate of such Class bears to the aggregate Certificate Principal Amount of all Certificates of such Class.

     With respect to any Discount Mortgage Loan, the Holders of the Class P Certificates will be entitled to receive an amount equal to the product of (a) the PO Percentage, and (b) any amounts collected with respect to principal on such Discount Mortgage Loan.

     Group 1 Principal Distribution Amount

     Prior to the Principal Aggregation Date (as defined below), the Group 1 Principal Distribution Amount for each Distribution Date will be distributed in the following order of priority:

          (i) to the Holders of the Class A-1A Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

          (ii) then, to the Holders of the Class A-1B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero; and

          (iii) then, to the Holders of the Class A-1C Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero.

     Group 2 Principal Distribution Amount

     Prior to the Principal Aggregation Date, the Group 2 Principal Distribution Amount will be distributed in the following order of priority:

          (i) to the Holders of the Class A-2A Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero; and

          (ii) then, to the Holders of the Class A-2B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero.

     Principal Aggregation Date

     On and after the Distribution Date on which the Certificate Principal Amount of either the Class A-1C or the Class A-2B Certificates has been reduced to zero (the 'Principal Aggregation Date'), the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount (or, on the Principal Aggregation Date, the remaining portion, if any, of such Principal Distribution Amounts) will be aggregated into a single Principal Distribution Amount and will be distributed on each Distribution Date in the following order of priority:

          (i) if the Class A-1C Certificates have been retired, to the Holders of the Class A-2A and Class A-2B Certificates, as described above; or, if the Class A-2B Certificates have been retired, to the Holders of the Class A-1A, Class A-1B and Class A-1C Certificates, as described above;

          (ii) then, to the Holders of the Class B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

          (iii) then, to the Holders of the Class C Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

          (iv) then, to the Holders of the Class D Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

          (v) then, to the Holders of the Class E Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

          (vi) then, to the Holders of the Class F, Class G, Class H, Class I and Class J Certificates, in that order, until the outstanding Certificate Principal Balance of each such Class has been reduced to zero; and

          (vii) then, to the Holders of the Class LR Certificates.

     Distributions of Prepayment Charges

     On each Distribution Date, any Prepayment Charges collected during the Prepayment Period related to such Distribution Date will be distributed, separately from the Available Distribution

Amount for such Distribution Date, pro rata, in proportion to each Class' PV Yield Loss Amount up to the PV Yield Loss Amount of each Class.

     The 'PV Yield Loss Amount' with respect to each Class of Regular Certificates (other than the Class X and Class P Certificates), as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan received during the related Prepayment Period, will equal the present value of a series of monthly payments each equal to the Interest Payment Adjustment (as defined below) for such Class of Certificates in connection with such prepayment and payable on each subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates or (b) the stated maturity date for such Mortgage Loan, discounted at the applicable Reinvestment Yield (as defined below) (monthly compounding) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates or (b) the stated maturity date for such Mortgage Loan. The 'Interest Payment Adjustment' in respect of each Class of Regular Certificates (other than the Class X and Class P Certificates) in connection with a prepayment of principal of a Mortgage Loan during any Prepayment Period is equal to one-twelfth of the product of (a) the amount, if any, by which the Certificate Interest Rate for such Class of Certificates for the related Distribution Date exceeds the applicable Reinvestment Yield, multiplied by (b) the amount of such prepayment (exclusive of the PO Percentage of such prepayment, in the case of a Discount Mortgage
Loan), multiplied by (c) a fraction, the numerator of which is the portion of the applicable Principal Distribution Amount for such Distribution Date payable in reduction of the aggregate Certificate Principal Amount of such Class of Certificates, and the denominator of which is the Principal Distribution Amount for the related Mortgage Loan Group for such Distribution Date.

     The 'PV  Yield  Loss  Amount'  with  respect  to  the  Class  X-1  and  X-2
Certificates,  as  calculated  on  any  Distribution  Date  in  respect  of  any prepayment of principal of a Mortgage Loan received during the related Prepayment Period, will equal the present value of a series of monthly payments each equal to the IO Interest Payment Adjustment (as defined below) for such Class of Certificates in connection with such prepayment and payable on each subsequent Distribution Date to and including the stated maturity for such Mortgage Loan, discounted at the applicable IO Reinvestment Yield (as defined below) (monthly compounding) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the stated maturity date for such Mortgage Loan. The 'IO Interest Payment Adjustment' in respect of the Class X-1 and Class X-2 Certificates in connection with a prepayment of principal of a Mortgage Loan during any Prepayment Period is equal to one-twelfth of the product of the excess of the Net Mortgage Interest Rate of the related Mortgage Loan over 7.750%, multiplied by the amount of such prepayment (exclusive of the PO Percentage of such prepayment, in the case of a Discount Mortgage Loan); provided, however, the Class X-1 or Class X-2 Certificates may only experience a PV Yield Loss Amount with respect to a principal prepayment of a Mortgage Loan if such Mortgage Loan is used to calculate the Notional Amount of such Class of Certificates.

     The 'PV Yield Loss Amount' with respect to each Component of the Class X-1A Notional Amount of the Class X-1A Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan received during the related Prepayment Period, will equal the aggregate of the present values of a series of monthly payments, each equal to the Interest Payment Adjustment for such Component in connection with such prepayment and payable on each subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates or (b) the stated maturity date for such Mortgage Loan, for the Class A-1A Certificates in the case of Component A-1A, the Class A-1B Certificates in the case of Component A-1B, the Class A-1C Certificates in the case of Component A-1C, the Class B Certificates in the case of Component B, the Class C Certificates in the case of Component C, and the Class D Certificates in the case of Component D, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates related to such Component or (b) the stated maturity date for such Mortgage
Loan. The 'Interest Payment Adjustment' in respect of any Component of the aggregate Class X-1A

Notional Amount of the Class X-1A Certificates in connection with a prepayment of principal of a Mortgage Loan during any Prepayment Period is equal to one-twelfth of the product of (x) the related Component Rate (that is, the Component Rate with the same letter designation as such Component) for the related Distribution Date, multiplied by (y) the amount of such prepayment (exclusive of the PO Percentage of such prepayment, in the case of a Discount Mortgage Loan), multiplied by (z) a fraction, the numerator of which is the portion of either (i) the Group 1 Principal Distribution Amount for such Distribution Date or (ii) on and after the Principal Aggregation Date resulting from the Certificate Principal Amount of the Class A-2B Certificates being reduced to zero, the Principal Distribution Amount for such Distribution Date, deemed payable in reduction of the amount of such Component, and the denominator of which is the Group 1 Principal Distribution Amount or the Principal Distribution Amount, as applicable, for such Distribution Date.

     The 'PV Yield Loss Amount' with respect to each Component of the Class X-2A Notional Amount of the Class X-2A Certificates, as calculated on any Distribution Date in respect of any prepayment of principal of a Mortgage Loan received during the related Prepayment Period, will equal the aggregate of the present values of a series of monthly payments, each equal to the Interest Payment Adjustment for such Component in connection with such prepayment and payable on each subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates or (b) the stated maturity date for such Mortgage Loan, for the Class A-2A Certificates in the case of Component A-2A and the Class A-2B Certificates in the case of Component A-2B, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the current Distribution Date to each such subsequent Distribution Date to and including the earlier to occur of (a) the Assumed Final Distribution Date for such Class of Certificates or (b) the stated maturity date for such Mortgage Loan. The 'Interest Payment Adjustment' in respect of any Component of the aggregate Class X-2A Notional Amount of the Class X-2A Certificates in connection with a prepayment of principal of a Mortgage Loan during any Prepayment Period is equal to one-twelfth of the product of (x) the related Component Rate (that is, the Component Rate with the same letter designation as such Component) for the related Distribution Date, multiplied by (y) the amount of such prepayment (exclusive of the PO Percentage of such prepayment, in the case of a Discount Mortgage Loan), multiplied by (z) a fraction, the numerator of which is the portion of either (i) the Group 2 Principal Distribution Amount for such Distribution Date or (ii) on and after the Principal Aggregation Date resulting from the Certificate Principal Amount of the Class A-1C Certificate being reduced to zero, the Principal Distribution Amount for such Distribution Date, deemed payable in reduction of the amount of such Component, and the denominator of which is the Group 2 Principal Distribution Amount or the Principal Distribution Amount, as applicable, for such Distribution Date.

     The 'Component Rate' for each Component of the Class X-1A Notional Amount for any Distribution Date will be: (a) with respect to Component A-1A, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class A-1A Certificates for such Distribution Date; (b) with respect to Component A-1B, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class A-1B Certificates for such Distribution Date; (c) with respect to Component A-1C, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class A-1C Certificates for such Distribution Date; (d) with respect to Component B, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class B Certificates for such Distribution Date; (e) with respect to Component C, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class C Certificates for such Distribution Date; and (f) with respect to Component D, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class D Certificates.

     The 'Component Rate' for each Component of the Class X-2A Notional Amount for any Distribution Date will be: (a) with respect to Component A-2A, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class A-2A Certificates for such Distribution Date; and (b) with respect to Component A-2B, a per annum rate equal to the difference between 7.750% and the Certificate Interest Rate for the Class A-2B Certificates for such Distribution Date.

     The 'Reinvestment Yield' applicable to any of the Regular Certificates (and to each Component of the aggregate Class X-1A or Class X-2A Notional Amount with the same letter designation as the Class related to such Component), other than the Class X-1, Class X-2 and Class P Certificates, for the foregoing purposes will be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Assumed Final Distribution Date for such Class of Certificates.

     The 'IO  Reinvestment Yield'  applicable to  the Class  X-1 and  Class  X-2
Certificates for the foregoing purposes will be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the stated maturity date of the Mortgage Loan on which a prepayment of principal is received.

     The following is an example of the foregoing allocation of Prepayment Charges, and is based on the assumptions that (i) a Group 1 Mortgage Loan with a $10,000,000 unpaid principal balance, a Mortgage Interest Rate of 10% per annum and a stated maturity date of February 1, 2006, prepays in full on its Due Date during the initial Prepayment Period, (ii) such Mortgage Loan provides for the payment of a Prepayment Charge calculated in accordance with the 'treasury' yield maintenance formula described in clause (a) of this example below, (iii) the U.S. Treasury issue (primary issue) with a maturity date closest to the stated maturity date of such Mortgage Loan (the 'Treasury Yield') is 5.75% per annum (with an equivalent nominal annual rate of approximately 5.682% paid monthly), (iv) the Mortgage Loans provide for scheduled payments of interest only on their respective Due Dates during the initial Prepayment Period, (v) no other payment of principal is received on any Mortgage Loan during the initial Prepayment Period, (vi) the applicable Reinvestment Yield for the Class A-1A Certificates and Component A-1A of the aggregate Notional Amount of the Class X-1A Certificates is 5.25% per annum (with an equivalent annual rate of approximately 5.193% paid monthly), (vii) the applicable Reinvestment Yield for the Class X-1 Certificates is 5.75% per annum (with an equivalent nominal annual rate of 5.682% paid monthly), (viii) the Certificate Interest Rate for the Class A-1A Certificates equals 5.711%, (ix) the Component Rate for Component A-1A is 2.039%, (x) the IO Interest Payment Adjustment is based on an assumed Net Mortgage Interest Rate of the Group 1 Mortgage Loan of 9.116% minus 7.75%, and
(xi)  the  Assumed Final  Distribution Date  of the  Class A-1A  Certificates is
December 25, 1997, and is otherwise based on the 'Modeling Assumptions' set forth in Appendix D hereto.

          (a) The 'Payment Differential' for the Mortgage Loan being prepaid would be an amount equal to (i) 10% (the loan's Mortgage Interest Rate) minus approximately 5.682% (the equivalent nominal annual rate paid monthly of the applicable Treasury Yield of 5.75%), divided by (ii) 12, multiplied by (iii) $10,000,000 (the amount being prepaid), or $35,980.78. The Prepayment Charge payable in connection with the assumed Principal Prepayment would equal the present value of a series of payments each equal to such Payment Differential and payable on each Due Date over the remaining term of the Mortgage Loan being prepaid (which is 120 months) discounted at the applicable Treasury Yield for the number of months remaining from the date of prepayment to each such Due Date through the stated maturity date for such loan, or $3,287,963.15.

          (b) Because the assumed Principal Prepayment would be applied only in reduction of the aggregate Certificate Principal Amount of the Class A-1A Certificates, the Notional Amount of the Class X-1 and Component A-1A of the aggregate Notional Amount of the Class X-1A Certificates, only the Class A-1A, Class X-1 and Class X-1A Certificates would have a PV Yield Loss Amount greater than zero in connection with such Principal Prepayment.

          (c) The Interest Payment Adjustment for the Class A-1A Certificates in connection with the assumed Principal Prepayment would equal one-twelfth of
     (i) approximately 5.711% (the Certificate Interest Rate for the Class A-1A Certificates for the initial Distribution Date) minus approximately 5.193% (the equivalent nominal annual rate paid monthly of the applicable Reinvestment Yield of 5.25%), multiplied by (ii) $10,000,000 (the amount prepaid), multiplied by (iii) 100% (the portion of the related Principal Distribution Amount for the initial Distribution Date payable in reduction of the aggregate Certificate Principal Amount of the Class A-1A Certificates), or $4,312.65.

          (d) The IO Interest Payment Adjustment for the Class X-1 Certificates in connection with the assumed Principal Prepayment would equal one-twelfth of (i) 9.116% (the Net Mortgage Interest

     Rate on the Group 1 Mortgage Loan) minus 7.75% (the assumed maximum Certificate Interest Rate on any Class of Certificates) multiplied by $10,000,000 (the Notional Amount prepaid), or $11,383.33.

          (e) The Interest Payment Adjustment for Component A-1A of the aggregate Notional Amount of the Class X-1A Certificates in connection with the assumed Principal Prepayment would equal one-twelfth of (i) 2.039% (the assumed Component A-1A Rate for the initial Distribution Date), multiplied by (ii) $10,000,000 (the amount prepaid), multiplied by (iii) 100% (the portion of the related Principal Distribution Amount for the initial Distribution Date payable in reduction of Component A-1A of the aggregate Notional Amount of the Class X-1A Certificates), or $16,991.67.

          (f) The PV Yield Loss Amount for the Class A-1A Certificates would equal the present value of a series of 22 monthly payments each equal to the Interest Payment Adjustment for such Class of Certificates in connection with the assumed Principal Prepayment and payable on each subsequent Distribution Date to and including the Assumed Final Distribution Date for such Class of Certificates, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the initial Distribution Date to each such subsequent Distribution Date to and including the Assumed Final Distribution Date, or $90,315.21.

          (g) The PV Yield Loss Amount for the Class X-1 Certificates would equal the present value of a series of 120 monthly payments each equal to the IO Interest Payment Adjustment for such Class of Certificates in connection with the assumed Principal Prepayment and payable on each subsequent Distribution Date to and including the Distribution Date corresponding to the stated maturity date for the prepaid Mortgage Loan, discounted at the applicable IO Reinvestment Yield (monthly compounding) for the number of months remaining from the initial Distribution Date to each such subsequent Distribution Date to and including the Distribution Date which corresponds with the stated maturity date of the prepaid Mortgage Loan, or $1,040,221.36.

          (h) The PV Yield Loss Amount for the Class X-1A Certificates would equal the present value of a series of 22 monthly payments each equal to the Interest Payment Adjustment for Component A-1A of the aggregate Notional Amount of Class X-1A Certificates in connection with the assumed Principal Prepayment and payable on each subsequent Distribution Date to and including the Assumed Final Distribution Date for the Class A-1A Certificates, discounted at the applicable Reinvestment Yield (monthly compounding) for the number of months remaining from the initial
     Distribution Date to each such subsequent Distribution Date to and including the Assumed Final Distribution Date, or $355,838.62.

          (i) On the initial Distribution Date, the above-referenced $3,287,963.15 Prepayment Charge would be paid to the Holders of the Class A-1A, Class X-1 and Class X-1A Certificates pro rata, in proportion to each such Class PV Yield Loss Amount determined above, in each case up to their respective PV Yield Loss Amounts, and the balance, if any, would be paid to the holders of the Class LR Certificates.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of Holders of the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class I Certificates and Class J Certificates (collectively, the 'Subordinate Certificates') to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of Holders of the Senior Certificates, and to the rights of the Holders of each other such Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the Holders of the Class A Certificates of principal in an amount equal to the entire Certificate Principal Amount of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the Holders of the Class B

Certificates, the Holders of the Class C Certificates, the Holders of the Class D Certificates and the Holders of the Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the Holders of the Class B Certificates, the Holders of the Class C Certificates, the Holders of the Class D Certificates and the Holders of Class E Certificates of principal equal to, in each case, the entire Certificate Principal Amount of such Class of Certificates. The protection afforded to the Holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates (other than the Class P Certificates), to the Holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Certificates (other than the Class P Certificates), to the Holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Non-Offered Certificates (other than the Class P Certificates), to the Holders of the Class B
Certificates by means of the subordination of the Class C, the Class D, the Class E and the Non-Offered Certificates (other than the Class P Certificates), and to the Holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ' -- Distributions of Interest' and ' -- Distributions of Principal' above. No other form of credit support will be available for the benefit of the Holders of the Offered Certificates.

     Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date with respect to the related Mortgage Loan Group will have the effect of reducing the aggregate Certificate Principal Amount of the Class A Certificates at a faster rate than the aggregate Scheduled Principal Balance of the Mortgage Pool. Thus, as principal is distributed to the Holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the Principal Distribution Amount with respect to both Mortgage Loan Groups to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each such Class of Certificates as to the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations (other than the Class P and Class X Certificates).

     On each Distribution Date, all Realized Losses (other than the PO Percentage of any Realized Losses on any Discount Mortgage Loan) will be allocated (separately in the case of Realized Losses of principal and interest) to reduce the Certificate Principal Amount of, or the interest payable to, the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Principal Amount of, or interest otherwise payable to, each such Class has been reduced to zero. Any remaining Realized Losses of principal on Mortgage Loans in Mortgage Loan Group 1 will be allocated to the Class A-1A, Class A-1B and Class A-1C Certificates and, in the case of Realized Losses of interest, the Class A-1A, Class A-1B, Class A-1C, Class X-1 and X-1A Certificates (pro rata, in the case of Realized Losses of principal, based on the Certificate Principal Amounts of the Class A-1A, Class A-1B and Class A-1C Certificates to the extent of the remaining Certificate Principal Amount thereof, if any, and, in the case of Realized Losses of interest, based on the interest otherwise payable to the Classes of Class A-1A, Class A-1B, Class A-1C, Class X-1 and Class X-1A Certificates). Any remaining Realized Losses of principal in Mortgage Loan Group 2 will be allocated to the Class A-2A and Class A-2B Certificates and, in the case of Realized Losses of interest, the Class A-2A, Class A-2B, Class X-2 and Class X-2A Certificates (pro rata, in the case of Realized Losses of principal, based on the Certificate Principal Amounts of the Class A-2A and Class A-2B Certificates to the extent of the remaining Certificate Principal Amount thereof, if any, and in the case of Realized Losses of interest, based on the interest otherwise payable to the Class A-2A, Class A-2B, Class X-2 and Class X-2A Certificates). Only the Non-PO Percentage of any Realized Losses of principal on the Discount Mortgage Loans will be allocated to the Regular Certificates (other than the Class X and Class P Certificates).

     'Realized Losses' are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the Mortgagor, or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. A Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan (or deemed principal balance in the case of an REO Property) as of the date of final liquidation, together with (i) all accrued and unpaid interest thereon (or interest deemed to have accrued in the case of an REO Property) at the related Mortgage Interest Rate to but not including the Due Date in the Due Period in which the liquidation occurred, (ii) all unreimbursed Servicing Advances with respect to such Mortgage Loans, and (iii) accrued and unpaid interest on unreimbursed Advances, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of the expenses of such liquidation). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Mortgagor, the amount so forgiven also will be treated as a Realized Loss of principal or interest, as applicable. Realized Losses on a Mortgage Loan will be allocated first to the principal balance of that Mortgage Loan, and then to interest.

     On each Distribution Date, any Additional Expense Losses with respect to such Distribution Date will be allocated in the following order: first, to reduce the amount of interest otherwise distributable to the Class J, Class I, Class H, Class G and Class F Certificates, in that order, and second, any remaining Additional Expense Losses will reduce the amounts available for principal distributions on such Distribution Date. An amount equal to such principal shortfall will be allocated to the Classes of Certificates in the same manner as Realized Losses of principal are allocated, such that there will be a corresponding reduction to the Certificate Principal Amounts of the outstanding Classes of Certificates in reverse alphabetical order. In the event that any Additional Expense Losses remain on any Distribution Date after the allocations set forth above, such remaining Additional Expense Losses will be allocated to reduce the amount of interest otherwise distributable on such Distribution Date to the Class E, Class D, Class C and Class B Certificates, in that order, and then any remaining Additional Expense Losses will be allocated to the Senior Certificates, pro rata, based upon the amount of interest otherwise distributable to such Classes on such Distribution Date.

     An 'Additional Expense Loss' is any loss realized upon payment by the Trust of an Additional Trust Fund Expense; provided that the payment of interest in respect of unreimbursed Advances will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of late payment charges and/or default interest collected on the related Mortgage Loan and the payment of any Additional Trust Fund Expense will be deemed not to be an Additional Expense Loss to the extent that such payment is made out of the portion of Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or the proceeds of any repurchase of a Mortgage Loan paid in respect of the related Mortgage Loan or REO Property to cover the same.

     'Additional Trust Fund Expenses' include, among other things: (i) any interest paid to the Servicer, the Trustee, or the Fiscal Agent in respect of Advances that cannot be reimbursed out of collections on the related Mortgage Loan or REO Property; (ii) certain additional compensation payable to the Special Servicer in connection with a Mortgage Loan becoming a Specially Serviced Mortgage Loan or an REO Property; and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification to the Trustee or the Fiscal Agent and certain related persons described under ' -- The Trustee' below, certain unanticipated reimbursements and indemnification to the Servicer, the Special Servicer and certain related persons described under 'SERVICING OF MORTGAGE LOANS -- Certain Matters Regarding the Servicer and the Special Servicer' herein, certain taxes payable from the assets of the Trust Fund and described under 'FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of the REMIC -- Income from Foreclosure Property' and ' -- Taxation of Holders of Residual Interest Securities -- Prohibited Transactions and Contributions Tax' in the Prospectus, certain tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust, in each case to the extent that the

Trust has not obtained, and in the reasonable good faith judgment of the Trustee will not obtain, reimbursement or indemnification thereof from any person or from the proceeds of the liquidation or disposition of any Mortgage Loan or REO Property.

PREPAYMENT INTEREST SHORTFALLS AND EXCESS PREPAYMENT INTEREST

     For any Distribution Date, a 'Prepayment Interest Shortfall' will arise with respect to any Mortgage Loan by reason of (a) a full or partial Principal Prepayment (other than in connection with a default, casualty, liquidation or condemnation) that occurs in any calendar month during the Prepayment Period that commences in such month and prior to the Due Date in such month or (b) a Balloon Payment having a Due Date that occurs less than one full month after the preceding Due Date for such Mortgage Loan. Such a shortfall arises because interest ceases to accrue on the Principal Prepayment or the principal portion of such Balloon Payment on the date of payment, but continues to accrue on the Certificates through the end of the related Interest Accrual Period. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan for the one month period commencing on the Due Date preceding such Principal Prepayment or Balloon Payment over (b) the aggregate interest that did so accrue through the date such payment was made.

     On the other hand, excess interest will arise by reason of (a) a full or partial Principal Prepayment that occurs in any calendar month prior to the first day of the Prepayment Period that commences in such month or (b) a Balloon Payment having a Due Date in the same Due Period as that in which the preceding Due Date for such Mortgage Loan occurs. Such excess arises because interest continues to accrue on the Mortgage Loan from the Due Date that occurs in the Due Period related to the Distribution Date on which such Principal Prepayment or Balloon Payment is distributed to the date of such Principal Prepayment or the Due Date for such Balloon Payment. Such excess interest ('Excess Prepayment Interest') with respect to such Distribution Date will generally be equal to the interest that accrues on such Principal Prepayment or the principal portion of such Balloon Payment from the Due Date that occurs in such Due Period to the date of such Principal Prepayment or the Due Date for such Balloon Payment.

     To the extent that the aggregate of such Prepayment Interest Shortfalls for all Mortgage Loans exceed such aggregate Excess Prepayment Interest for such Mortgage Loans as of any Distribution Date (such amounts, 'Net Prepayment Interest Shortfalls'), such amount will reduce the Servicing Fee (but not the fees payable to the Special Servicer in the case of Specially Serviced Mortgage Loans, or to the Trustee) to which the Servicer would otherwise be entitled with respect to such Distribution Date up to the amount sufficient to offset fully such Net Prepayment Interest Shortfalls. See 'SERVICING OF MORTGAGE LOANS -- The Servicer -- Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans' herein. Any Prepayment Interest Shortfall in excess of the sum of (x) the Excess Prepayment Interest and (y) the Servicing Fee ('Excess Prepayment Interest Shortfall') will generally be allocated among the outstanding Classes of Certificates by (i) first, calculating Excess Prepayment Interest Shortfalls for the Group 1 Mortgage Loans and Group 2 Mortgage Loans separately, (ii) second, applying any Excess Prepayment Interest and Servicing Fee relating to a Mortgage Loan Group that is not needed to offset Prepayment Interest Shortfalls in such Mortgage Loan Group to offset any Prepayment Interest Shortfalls in the other Mortgage Loan Group, and (iii) third, allocating Excess Prepayment
Interest Shortfalls remaining with respect to a Mortgage Loan Group to each Class of Certificates relating to such Mortgage Loan Group in the ratio that the interest with respect to such Class, if there had been no Excess Prepayment Interest Shortfall, calculated prior to the allocation of Realized Losses of interest, Additional Expense Losses (to the extent allocated to reduce interest distributions on such Class) and Appraisal Reduction Amounts, would bear to the total of the interest accrued on all Classes of Certificates relating to such Mortgage Loan Group if there had been no Excess Prepayment Interest Shortfall.

     To the extent that such Excess Prepayment Interest for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the 'Net Excess Prepayment Interest') will be payable to the Servicer as additional servicing compensation.

ADVANCES

     With respect to all Mortgage Loans, the Servicer, the Trustee and the Fiscal Agent will be obligated to make P&I Advances and Servicing Advances (as described below and in the Pooling Agreement) in accordance with the provisions set forth in the Pooling Agreement.

     The Pooling Agreement provides that the aggregate principal amount of unreimbursed Advances required to be made by the Servicer shall not exceed $15,000,000 (the 'Servicer Advance Limitation') at any one time. However, for administrative convenience, the Servicer may make Advances in excess of such Servicer Advance Limitation. To the extent that Advances in excess of the Servicer Advance Limitation are required to be made, or the Servicer fails to make an Advance required to be made, the Trustee shall make such required Advances pursuant to the Pooling Agreement. In the event the Trustee fails to make such required Advances, the Fiscal Agent will make such Advances. Neither the Trustee's nor the Fiscal Agent's obligations to make Advances will be subject to a dollar limitation.

     The Servicer, subject to the limitations described herein, and the Trustee, if a Servicer Advance Limitation is reached or the Servicer fails to make an Advance required to be made, or the Fiscal Agent, if both the Servicer and the Trustee fail to make an Advance required to be made, will be obligated to make cash advances, with respect to each Distribution Date of (i) with respect to all Mortgage Loans other than those described in clause (ii) of this sentence, all delinquent Scheduled Payments due during the related Mortgage Loan Due Period; and (ii) in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment or a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the excess, if any, of the Assumed Scheduled Payment deemed due in respect of such Mortgage Loan during the related Mortgage Loan Due Period, over any amounts collected on or in respect of such Mortgage Loan and applied as previously unpaid principal of, or interest on, such Mortgage Loan ('P&I Advances').

     The Servicer, subject to the limitations described herein, and the Trustee, if a Servicer Advance Limitation is reached or the Servicer fails to make an Advance required to be made, or the Fiscal Agent, if both the Servicer and the Trustee fail to make an Advance required to be made, will also be obligated to make certain cash advances with respect to any Mortgaged Property to the extent necessary to pay taxes and insurance premiums that the related Mortgagor failed to pay and for certain other servicing and property protection expenses ('Servicing Advances,' and together with P&I Advances, 'Advances').

     The Servicer, the Trustee and the Fiscal Agent will not be obligated to make any such Advances to the extent that such Advances (together with interest that would accrue thereon), in the reasonable business judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, are ultimately not recoverable from future payments and other collections on or in respect of the related Mortgaged Property or REO Property, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. Any determination of non-recoverability by the Servicer, the Trustee or the Fiscal Agent is to be supported by analysis by the Servicer, the Trustee or the Fiscal Agent, as applicable, of the possibility for repayment of such Advance (together with interest that would accrue thereon) giving full consideration to the cash flow generated by and the value of the related Mortgaged Property. In addition, the Servicer, the Trustee or the Fiscal Agent, as applicable, may, in making a non-recoverability determination, take into account the costs of any environmental remediation with respect to the related Mortgaged Property or REO Property. The Servicer, the Trustee and the Fiscal Agent will not have any liability to the Trust Fund, the Certificateholders or any other person if a determination that a proposed Advance is nonrecoverable proves to be wrong or incorrect, so long as such determination and the related analysis were made in good faith by the Servicer, the Trustee or the Fiscal Agent, as applicable. To the extent that such proceeds in respect of any Mortgage Loan or REO Property are not available in an amount sufficient to reimburse such Advances made and interest accrued thereon, the Servicer, the Trustee and the Fiscal Agent, as applicable, may be reimbursed from collections with respect to other Mortgage Loans prior to the allocation thereof to pay principal and interest on the Certificates. Notwithstanding the foregoing, if the Trustee or the Fiscal Agent, as the case may be, is required to make an Advance with respect to a Mortgage Loan due to the Servicer Advance Limitation being met and collections on such Mortgage Loan during the Mortgage Loan Due Period immediately following such Advance are insufficient to reimburse the Trustee or the Fiscal

Agent, as applicable, for such Advance (including interest accrued thereon), the Trustee or Fiscal Agent, as the case may be, may be reimbursed prior to the Servicer from amounts available to reimburse Advances on any Mortgage Loan.

     To the extent that a Mortgagor is not obligated under the related Mortgage Loan documents to pay or reimburse any portion of any Advances and/or interest thereon that are outstanding with respect to the related Mortgage Loan as a result of a modification or workout of such Mortgage Loan which forgives unreimbursed amounts for which the Servicer, the Trustee or the Fiscal Agent had previously advanced, such Advances and/or interest thereon shall be deemed to be nonrecoverable.

     The Servicer, the Trustee and the Fiscal Agent are each entitled to interest on the aggregate amount of Advances made thereby with respect to a Mortgage Loan or REO Property. Interest will accrue on each such Advance at a per annum rate (the 'Advance Rate') equal to the 'Prime Rate' (as published from time to time in the 'Money Rates' section of The Wall Street Journal or, if such publication is no longer available, such other publication as determined by the Trustee in its reasonable discretion) until repaid and will generally be payable out of late payment charges and/or default interest, if any, collected in respect of the related Mortgage Loan or, if such amounts are or will be insufficient, out of any amounts on deposit in the Collection Account at the time such Advance is reimbursed. Pursuant to the terms of the Pooling Agreement, with respect to Advances made on all Mortgage Loans, the Trustee will be entitled to recover all of its Advances (and interest accrued thereon) before the Servicer is entitled to recover any of its aggregate Advances (and interest accrued thereon), and the Fiscal Agent will be entitled to recover all of its Advances (and interest accrued thereon) before the Trustee and the Servicer are entitled to recover any of their respective aggregate Advances (and interest accrued thereon), in each case, from funds on deposit in the Collection Account.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Operating Adviser and each Rating
Agency:

          1. A statement (a 'Distribution Date Statement') setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Offered Certificates and applied to reduce the respective Certificate Principal Amounts thereof;
     (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Offered Certificates allocable to (A) Distributable Certificate Interest and/or (B) Prepayment Charges; (iii) the number of outstanding Mortgage Loans, the aggregate Scheduled Principal Balance and the aggregate unpaid principal balance of the Mortgage Loans in each Mortgage Loan Group at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans in each Mortgage Loan Group (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the Scheduled Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by CLIC (U.S.) or otherwise liquidated or disposed of during the related Prepayment Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Prepayment Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related
     Prepayment Period and the portion thereof included in the Available Distribution Amount for such

     Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Prepayment Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Prepayment Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the 'Final Recovery Determination'); (ix) the aggregate Certificate Principal Amount of each Class of Offered Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Principal Amount of each such Class due to Realized Losses and Additional Expense Losses; (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period and the aggregate amount of any Excess Prepayment Interest Shortfalls for such Distribution Date; (xi) the Certificate Interest Rate applicable to each Class of Offered Certificates for such Distribution Date; (xii) the aggregate amount of servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period; (xiii) the amount of Realized Losses, Additional Expense Losses and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Prepayment Period; (xiv) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Trustee and the Fiscal Agent; and (xv) the amount of any Appraisal Reductions effected during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

          2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period and Prepayment Period, which report shall contain substantially the following categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption 'THE TRUST -- Description of the Mortgage Pool' (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order by Mortgage Loan Group) showing loan name, property type, location, unpaid principal balance, Mortgage Interest Rate, paid through date, maturity date, net interest portion of the Scheduled Payment, principal portion of the Scheduled Payment and any Prepayment Charge received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon written request.

          Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 172 or such other mechanism as the Trustee may have in place from time to time.

     The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Operating Adviser and each Rating Agency on each Distribution Date, the following six reports:

          (a) A 'Top 100 Comparative Financial Status Report' substantially containing the content in Appendix C-1 attached hereto, setting forth, to the extent such information is provided by the related Mortgagor, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for the 100 Mortgage Loans with the greatest outstanding principal balance as of the current Determination Date for each of three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the 'base year' (representing the original underwriting information used as of the Cut-Off Date).

          (b) A 'Delinquent Loan Status Report' substantially containing the content in Appendix C-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (c) An 'Historical Loan Modification Report' substantially containing the content in Appendix C-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling Agreement (i) during the related Prepayment Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (d) An 'Historical Loss Estimate Report' substantially containing the content in Appendix C-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Prepayment Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

          (e) An 'REO Status Report' substantially containing the content in Appendix C-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property,
     (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Prepayment Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

          (f) A 'Watch List' substantially containing the content in Appendix C-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer prior to the related
Distribution Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

     The Servicer is also required to deliver to the Trustee the following materials:

          (a) Annually, on or before June 30 of each year, commencing with June 30, 1996, with respect to each Mortgaged Property and REO Property, an 'Operating Statement Analysis' substantially containing the content in Appendix C-7 attached hereto as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Mortgagor is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

          (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an 'NOI Adjustment Worksheet' for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling Agreement to 'normalize' the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

          (c) Prior to each Distribution Date, a 'Comparative Financial Status Report' substantially containing the content in Appendix C-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan for each of three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the 'base year' (representing the original underwriting information used as of the Cut-Off Date).

     The Trustee is to deliver a copy of each Operating Statement Analysis report, NOI Adjustment Worksheet and Comparative Financial Status Report that it receives from the Servicer to the Depositor, the Operating Adviser and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

     In addition, within a reasonable period of time after the end of each calender year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Offered Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information

     The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Holder of an Offered Certificate, the Depositor, the Special Servicer, the Servicer, the Operating Adviser, the Extension Adviser, any Rating Agency or any other person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to Holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements (see 'SERVICING OF MORTGAGE LOANS -- Evidence as to Compliance' in the Prospectus), (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements and rent rolls (to the extent such information has been made available by the related Mortgagor), if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable, and (viii) any other materials to be provided to a requesting Certificateholder as set forth in the Pooling Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     Book-Entry Certificates

     Until such time as Definitive Certificates are issued in respect of the Book-Entry Certificates, the foregoing information and access will be available to the related Certificateholders only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any Certificateholder who does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Certificateholder's ownership interest) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificateholders, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the Offered Certificates for the first month of the Trust's existence, assuming the Offered Certificates are issued on February 15, 1996:

February 1.............................    (A)  Cut-Off Date.
February 29............................    (B)  Record   Date  for  all  Classes  of  Offered
                                                Certificates.
February 2 - March 1...................    (C)  The  Due   Period.  The   Servicer   receives
                                                Scheduled Payments due after the Cut-Off Date
                                                and  on or prior to March  1, the last day of
                                                the Due Period. Scheduled Payments due during
                                                this period  will  be  distributed  on  March
                                                25th.
February 2 - March 15..................    (D)  Prepayment  Period. The Servicer receives any
                                                Principal Prepayments made after the  Cut-Off
                                                Date and on or prior to March 15th.
March 15...............................    (E)  Determination Date.
March 25...............................    (F)  Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F) (except as otherwise described below).

------------

 (A) The outstanding principal balance of the Mortgage Loans will be the aggregate Scheduled Principal Balance of the Mortgage Loans at the close of business on February 1, 1996 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

 (B) Distributions on each Distribution Date will be made to those persons that are Certificateholders of record on the last day of the month immediately preceding the related Distribution Date.

 (C) Scheduled Payments due after the Cut-Off Date and on or prior to March 1, to the extent collected prior to the related Determination Date, will be deposited in the Collection Account as described in ' -- Collection Account, Lower-Tier Distribution Account and Upper-Tier Distribution Account' herein. Each subsequent Due Period will begin on the second day of the month preceding the month in which the related Distribution Date occurs and end on the first day of the month in which such Distribution Date occurs.

 (D) Any Principal Prepayments made after the Cut-Off Date and on or prior to March 15, 1996 will be deposited in the Collection Account as described in ' -- Collection Account, Lower-Tier Distribution Account and Upper-Tier Distribution Account' herein. Each subsequent Prepayment Period will begin on the day immediately following the Determination Date in the month prior to the month of distribution and will end on the Determination Date in the month in which the Distribution Date occurs. The Servicer will offset any Net Prepayment Interest Shortfalls to the extent of the aggregate amount of the Servicing Fee payable to the Servicer with respect to the related Due Period. See 'SERVICING OF MORTGAGE LOANS -- The Servicer -- Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans' herein.

 (E) As of the close of business on the Determination Date, the Servicer will have determined the amounts of principal and interest that will be remitted to the Distribution Accounts.

 (F) The Trustee will make distributions to Certificateholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The 'Assumed Final Distribution Date' with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Principal Amount or aggregate Notional Amount, as the case may be, of such Class of Certificates would be reduced to zero based on the assumptions that the stated maturity date for each Group 1 Mortgage Loan is extended for one year and that each Group 2 Mortgage Loan matures on the first day of each such Mortgage Loan's Option Period and otherwise based on the 'Modeling Assumptions' set forth in Appendix D hereto, which Distribution Date shall in each case be as follows:

CLASS DESIGNATION                  ASSUMED FINAL DISTRIBUTION DATE
-----------------                  -------------------------------

 Class A-1A                            December 25, 1997
 Class A-1B                            February 25, 1999
 Class A-1C                            February 25, 2001
 Class A-2A                            November 25, 1998
 Class A-2B                            March 25, 2001
 Class B                               July 25, 2001
 Class C                               December 25, 2001
 Class D                               August 25, 2003
 Class E                               September 25, 2004
 Class X-1                             May 25, 2021
 Class X-1A                            August 25, 2003
 Class X-2                             March 25, 2002
 Class X-2A                            March 25, 2001

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. See 'YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS' and 'THE TRUST -- Description of the Mortgage Pool' herein and 'YIELD AND PREPAYMENT CONSIDERATIONS' in the Prospectus.

     The 'Rated Final Distribution Date' with respect to each Class of Offered Certificates is February 25, 2028, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, the principal distributions to which they are entitled. See 'CERTIFICATE RATING' herein.

OPTIONAL TERMINATION

     The Holders of the Class LR Certificates, the Depositor and the Servicer will each have the option to purchase, in whole but not in part, the Mortgage Loans and any REO Properties remaining in the Trust Fund on any date on which the aggregate Certificate Principal Amount of the Certificates then outstanding is less than or equal to 10% of the initial aggregate Certificate Principal Amount thereof. Such purchase will be at a price (the 'Termination Price') generally equal to the greater of (i) the sum of (A) 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Interest Rate to the Due Date for such Mortgage Loan in the Prepayment Period of purchase, (B) all related unreimbursed Servicing Advances (plus accrued interest thereon and on any other unreimbursed Advances), and (C) the fair market value of any REO Property remaining in the Trust Fund, and (ii) the fair market value of all such Mortgage Loans and REO Properties remaining in the Trust Fund. Upon any such termination, the Termination Price for the Mortgage Loans and any REO Properties remaining in the Trust Fund, shall be treated as a prepayment of the Mortgage Loans, and the interest and principal portions thereof will be distributed generally as set forth under ' -- Distributions of Interest' and ' -- Distributions of Principal' above. Such sale will effect a termination of the Trust Fund and an early retirement of the Certificates. Such sale and subsequent termination of the Trust Fund must constitute a 'qualified liquidation' of the Upper-Tier REMIC and the Lower-Tier REMIC under Section 860F of the Code. The Pooling Agreement will require the Trustee to send a notice of an optional termination of the Trust Fund to Certificateholders at least ten days prior to the date scheduled for such termination.

     ANY SUCH TERMINATION WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CLASS X CERTIFICATES AND ANY OTHER OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE A TERMINATION WOULD HAVE THE SAME EFFECT AS A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE 'YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS' HEREIN.

THE TRUSTEE

     LaSalle National Bank will act as Trustee of the Trust. In addition, the Trustee will be responsible for various tax related duties with respect to the Trust. LaSalle National Bank is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee will at all times be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated either (A) if a fiscal agent is then currently in place, not less than (1) 'BBB' by S&P and (2) 'BBB' by Fitch (provided that the fiscal agent is not an entity that in and of itself would result in the downgrading, withdrawal or qualification of Fitch's rating of any of the then-rated Certificates) or (B) if a fiscal agent is not then in place, 'AA' by each Rating Agency (or such entity as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust (the 'Corporate Trust Office') is located at 135 LaSalle Street, Suite 200, Chicago, Illinois 60603-4017 Attention: Asset-Backed Securities Trust Service -- Structured Asset Securities Corporation, Series 1996-CFL. As of December 31, 1994, the LaSalle National Corporation had assets of approximately $14,000,000,000.

     The Trustee may be removed by the Holders of Certificates entitled to more than 66 2/3% of the voting rights of the Trust, for cause, upon 30 days' written notice to the Trustee and the Depositor. However, (i) removal of the initial Trustee will automatically result in the simultaneous removal of the initial Fiscal Agent and (ii) upon the resignation or removal of any subsequent Trustee, the Depositor may, in its sole discretion, remove the then current Fiscal Agent without cause.

     As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the 'Trustee Fee'), equal to one-month's interest at 0.01325% per annum (the 'Trustee Fee Rate') accrued on the aggregate Scheduled Principal Balance of the Mortgage Loans as of the commencement of the related Mortgage Loan Due Period. The Trustee will be obligated to pay, at its own expense, the ongoing fees of the Rating Agencies and the fees and expenses of the Fiscal Agent. The Trustee shall also be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all persons not regularly in its employ), but not including expenses incurred in the ordinary course of performing its duties as Trustee under such agreement, and except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the specific responsibility of the Holders of Certificates, the Trustee or any other party under such agreement.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trust and will be obligated to make any Advance required to be made, if not made, by the Servicer and the Trustee under the Pooling Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to the Servicer and the Trustee. The Pooling Agreement will provide that, in the event that the Fiscal Agent fails to make a required Advance or upon the occurrence of certain other events of default specified in the Pooling Agreement, the Depositor or the Trustee may and, at the direction of the holders of Certificates evidencing aggregate voting rights of at least 25%, the Trustee shall remove the Fiscal Agent. See ' -- Advances' above.

     The Fiscal Agent may not resign its obligations and duties under the Pooling Agreement except under determination that it may no longer perform such obligations and duties under applicable law or such obligations and duties are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. The Fiscal Agent may also resign from its obligations and duties under the Pooling Agreement at any time upon reasonable notice to the Trustee, provided that (i) a successor fiscal agent is (A) available, and (B) willing to assume the obligations, responsibilities, and covenants to be performed by the Fiscal Agent on substantially the same terms and conditions, and for not more than equivalent compensation, (ii) the Fiscal Agent bears all costs associated with such resignation, (iii) the successor fiscal agent has a long-term debt rating of at least 'AA' from each Rating Agency or an otherwise acceptable rating as evidenced in writing by the Rating Agencies, or is an entity that in and of itself would not result in a downgrading, withdrawal or qualification of any rating of any then-rated Certificate, (iv) the successor fiscal agent is approved by the Depositor and the Trustee, and (v) the Rating Agencies shall have confirmed in writing that the appointment of such successor fiscal agent will not adversely affect or result in a withdrawal, downgrading, or qualification of the ratings on the Certificates that are then rated.

     Upon any resignation or removal of the Fiscal Agent, the Trustee will be required to designate a successor thereto whose appointment will not adversely affect the ratings on the Certificates then rated, unless (i) there is a successor fiscal agent already provided for in accordance with the proviso to the last sentence of the preceding paragraph or (ii) the long-term senior unsecured debt of the Trustee is rated 'AA' by each Rating Agency (or such other rating by either Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). Except under the circumstances described in clause (ii) of the preceding sentence, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing, shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement.

     The Trustee will be responsible for payment of the compensation and expenses of the Fiscal Agent; however, the combined fees retained by the Trustee (including fees to pay the Rating Agencies) and paid to the Fiscal Agent may not exceed the Trustee Fee. In addition, the Fiscal Agent will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Fiscal Agent in accordance with any of the provisions of the Pooling Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and for all persons not regularly in its employ), but not including expenses incurred in the ordinary course of performing its duties as Fiscal Agent under such agreements, and except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the specific responsibility of the Holders of Certificates or the Fiscal Agent under such agreement.

COLLECTION ACCOUNT, LOWER-TIER DISTRIBUTION ACCOUNT AND UPPER-TIER DISTRIBUTION ACCOUNT

     The Servicer will establish and maintain a special account (the 'Collection Account') in the name of the Trustee in an account or accounts as described in the Pooling Agreement (each, an 'Eligible

Account') that are either (i) maintained with a federal or state chartered depository institution or trust company under terms and conditions which will not adversely affect the ratings of the Certificates by either Rating Agency as evidenced in writing or (ii) a segregated trust account or accounts. The Servicer is required to deposit in the Collection Account on the Business Day following the day of receipt or identification thereof all payments and collections due after the Cut-Off Date and received or advanced by it, and other amounts received with respect to the Mortgage Loans, and will be permitted to make withdrawals therefrom as set forth in the Pooling Agreement. See 'SERVICING OF MORTGAGE LOANS' in the Prospectus.

     Funds in the Collection Account may be invested and, if invested, will be invested in the name of the Trustee (in its capacity as such) in Eligible Investments (as defined in the Pooling Agreement). All income and gain realized from any such investments will accrue to the benefit of the Servicer, as additional servicing compensation and will be subject to withdrawal from time to time. Likewise, all losses realized from any such investments will be borne by the Servicer.

     The Trustee will establish and maintain a special account (the 'Lower-Tier Distribution Account') in the name of the Trustee and for the benefit of the Certificateholders, which account will be an Eligible Account. A second distribution account (the 'Upper-Tier Distribution Account,' and collectively with the Lower-Tier Distribution Account, the 'Distribution Accounts') will be established and maintained by the Trustee in an Eligible Account. With respect to any Distribution Date, the Servicer will deliver to the Trustee for deposit into the Lower-Tier Distribution Account from the Collection Account, on or prior to the Servicer Remittance Date (as defined in the Pooling Agreement) relating to such Distribution Date, an amount equal to all funds held in the Collection Account and then available for distribution to Certificateholders on such Distribution Date. The Pooling Agreement provides that on such Distribution Date, the Trustee will withdraw all such funds from the Lower-Tier Distribution Account distributable on the Lower-Tier Interests (less amounts, if any, distributable to the Class LR Certificates) and deposit such funds into the Upper Tier Distribution Account for distribution to the Holders of the Certificates (other than the Class LR Certificates) on such Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Upper-Tier Distribution Account generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described herein.

     Funds in the Distribution Accounts may be invested and, if invested, shall be invested in Eligible Investments specified in the Pooling Agreement that mature not later than the Business Day immediately preceding each Distribution Date. All income and gain realized from any such investments will accrue to the benefit of the Servicer, as additional compensation, and will be subject to withdrawal from time to time. Likewise, all losses realized from any such investments will be borne by the Servicer.

                                   THE TRUST

GENERAL

     The primary assets of the Trust will be fixed rate commercial and multifamily mortgage loans (exclusive of any Retained Interests, as defined herein) (collectively, the 'Mortgage Loans') that have an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $1,953,745,229. The Mortgage Loans are to be purchased by the Depositor from CLIC (U.S.) pursuant to the Mortgage Loan Purchase Agreement and deposited in the Trust, together with all payments on the Mortgage Loans due after the Cut-Off Date.

CLIC (U.S.)

     On the Closing Date, the Depositor will acquire from CLIC (U.S.), 564 Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $1,953,745,229. Substantially all of the Mortgage Loans were originated by the U.S. branch operation of Confederation Life (as defined below) or CLIC (U.S.).

     CLIC (U.S.) is the estate of a Michigan-domiciled life insurance branch operation in rehabilitation under the management, direction and control of the Rehabilitator. CLIC (U.S.) is the successor to all of the businesses and operations of Confederation Life Insurance Company ('Confederation Life') in the United States.

     Founded in Toronto, Canada in 1871, Confederation Life is a Canadian mutual life insurance company in liquidation which, together with its subsidiaries, offered a range of individual and group insurance, pension and other financial products throughout Canada, the United Kingdom and the United States. Confederation Life also offered a range of financial services including trust, banking, treasury management, asset financing and investment management. As of December 31, 1990, Confederation Life was the eighteenth largest life insurance company in North America and the third largest in Canada based on its admitted assets under management (based on 1991 figures) according to the July, 1991 Best's Review Magazine.

     Confederation Life conducted business in the United States through a branch headquartered in Atlanta, Georgia and through several subsidiaries located in the United States. Confederation Life's businesses and operations in the United States (the 'U.S. Branch') were subject to the laws of the State of Michigan and regulated and supervised by the Michigan Insurance Commissioner. As a condition to doing business in the United States, Confederation Life was required to maintain on deposit, in segregated trust fund accounts, cash, securities and assets of a specified kind and quality in an amount sufficient to satisfy its United States liabilities. Through its U.S. Branch, Confederation Life sold group life and health, group pension and annuity and individual life insurance products to policyholders domiciled in the United States. In addition, Confederation Life offered several non-insurance financial products, including commercial mortgage loans, through the U.S. Branch.

     Beginning in 1991, Confederation Life's profitability began to decrease due largely to a decline in the value of its commercial mortgages and equity in real estate, primarily in Canada. Confederation Life also began experiencing capital adequacy and liquidity troubles. Financial instability continued during the next several years and on August 15, 1994, upon the petition of the Attorney General of Canada, the Ontario Court (General Division) in the proceeding captioned In the Matter of Confederation Life Insurance Company ordered that Confederation Life be wound-up as of August 12, 1994 pursuant to the Winding-Up Act of Canada, as amended.

     In order to protect the interests of United States policyholders and creditors of Confederation Life, the Michigan Insurance Commissioner petitioned the Circuit Court of Michigan -- Ingham County (the 'Michigan Court') for an order of rehabilitation for Confederation Life's U.S. Branch. On August 12, 1994, in the proceeding captioned In the Matter of Rehabilitation of the Confederation Life Insurance Company in the United States, the Michigan Court ordered that all of Confederation Life's businesses and operations in the United States cease operations as of August 12, 1994 and effective as of the same date become Confederation Life Insurance Company (U.S.) In Rehabilitation (the 'Rehabilitation Order'). Pursuant to the Rehabilitation Order, the Michigan Insurance Commissioner was appointed rehabilitator of CLIC (U.S.) and was vested with exclusive possession and control of, and title to, all of the business, operations, assets and rights of CLIC (U.S.) as well as all powers and authority of rehabilitation as set forth in the Michigan Insurance Code. The Rehabilitator was directed, pursuant to the Rehabilitation Order, to take such steps 'as the Rehabilitator may deem necessary or appropriate to reform and revitalize the Company.'

     The Rehabilitator has determined that it is in the best interests of the policyholders, contractholders and creditors of Confederation Life in the United States and would maximize the value of the rehabilitation estate to securitize the Mortgage Loans as contemplated by this Prospectus Supplement. The Michigan Court entered an order dated November 29, 1995, approving the Rehabilitator's sale of the Mortgage Loans to the Depositor and the issuance and sale of the Certificates.

FINANCIAL ADVISER

     PaineWebber Incorporated ('PaineWebber') serves as financial adviser to CLIC (U.S.) in connection with certain matters relating to the issuance and sale of the Offered Certificates. The services provided by PaineWebber include, among other things, assisting CLIC (U.S.) in negotiations with the Depositor and the Underwriters.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     At the time of issuance of the Certificates, the Depositor will cause the Mortgage Loans (exclusive of the Retained Interests) to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal, interest and other amounts due on or before the Cut-Off Date and Principal Prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Trust to, or at the direction of, the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling Agreement (the 'Mortgage Loan Schedule'). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its Scheduled Principal Balance as of the close of business on the Cut-Off Date, as well as the Mortgage Interest Rate as of the Cut-Off Date, the Scheduled Payment and the maturity date of each Mortgage Loan.

     In addition, the Depositor will require CLIC (U.S.) to deliver to the Trustee or to a document custodian appointed by the Trustee (a 'Custodian'), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the 'Mortgage File'): (i) the original Mortgage Note, endorsed without recourse to the order of Trustee provided that with respect to 5 Mortgage Loans (with an aggregate Scheduled Principal Balance of approximately $9,777,309) with missing Mortgage Notes, the Depositor shall deliver to the Trustee a lost note affidavit with a copy of the Mortgage Note;
(ii) the original recorded Mortgage or a copy thereof showing the applicable recording information in the applicable public recording office and showing CLIC (U.S.) or the U.S. Branch as mortgagee, or accompanied by original recorded assignments (or copies thereof) showing a complete chain of title to CLIC (U.S.) or the U.S. Branch; (iii) if such items are in the possession of CLIC (U.S.) and is a document separate from the related Mortgage, the original or a copy of any related assignment of leases, rents and profits together with originals or copies of any intervening assignments of such document, in each case, with evidence of recording indicated thereon; (iv) if such item is in the possession of CLIC (U.S.) and is a document separate from the related Mortgage, the original or copy of a security agreement together with originals or copies of intervening assignments thereof; (v) any related assignment of the Mortgage from CLIC (U.S.) in favor of the Trustee and in recordable form; (vi) originals or copies of all assumption, modification, consolidation, extension and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; (vii) the original or copy of the lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a title insurance policy, an original or copy of an attorney's opinion of title; (viii) if such item is in the possession of CLIC (U.S.), the original or copy of any guaranty relating to the Mortgage Loan;
(ix) if such documents are in CLIC (U.S.)'s possession, a copy of the UCC-1 financing statement and related continuation statements, if any, relating to the originator's security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan; and (x) if such item is in the possession of CLIC (U.S.), any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and such omission or defect could materially and adversely affect the interests of the Certificateholders, CLIC (U.S.) (or its successors in interest or assigns), if it cannot deliver or cause the delivery of the document or cure the defect in all material respects within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement assigned to the Trust to repurchase the affected Mortgage Loan within such 90-day period at a price (the 'Purchase Price') generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date as to which a payment was last made by the related Mortgagor, (ii) unpaid accrued interest on such Mortgage Loan (calculated at the Mortgage Interest Rate) to but not including the Due Date in the Due Period in which the purchase is to occur, (iii) any related unreimbursed Servicing Advances, (iv) accrued and unpaid interest on unreimbursed Advances, and (v) the amount of any other Additional Trust Fund Expenses directly related to such Mortgage Loan which have been previously paid or reimbursed to, or remain payable or reimbursable to, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer or any other Person.

The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any defect or omission in the Mortgage File for a Mortgage Loan. None of the Depositor, the Depositor's affiliates or any other person will be obligated to repurchase any Mortgage Loan as to which there is a material defect or omission in the related Mortgage File if CLIC (U.S.) defaults in its obligation to do so.

     The Pooling Agreement will require the Trustee, within 60 days of the Closing Date, to cause each of the assignments described in clauses (iv) and (v) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See 'THE POOLING AGREEMENT -- Assignment of Mortgage Assets' in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Mortgage Loans will be acquired by the Depositor from CLIC (U.S.) pursuant to the Mortgage Loan Purchase Agreement. The Depositor will assign to the Trustee all of its rights, title and interest in the Mortgage Loan Purchase Agreement insofar as the Mortgage Loan Purchase Agreement relates to representations, warranties, covenants and agreements made by CLIC (U.S.) in respect of the Mortgage Loans and any remedies provided thereunder for any breach of such representations, warranties, covenants and agreements. The Pooling Agreement will obligate the Servicer (or, with respect to Specially Serviced Mortgage Loans, the Special Servicer) on behalf of the Trust Fund to enforce the relevant provisions of the Mortgage Loan Purchase Agreement relating to the representations, warranties, covenants and agreements of CLIC (U.S.) with respect to the Mortgage Loans. THE DEPOSITOR WILL HAVE NO RESPONSIBILITY FOR AND WILL NOT MAKE ANY REPRESENTATION WITH RESPECT TO THE ORIGINATION OF THE MORTGAGE LOANS, THE MANAGEMENT OF THE MORTGAGED PROPERTIES, THE VALIDITY OR ENFORCEABILITY OR SUFFICIENCY OF THE SECURITY ARRANGEMENTS WITH RESPECT TO THE MORTGAGE LOANS, THE STATUS OR SUFFICIENCY OF THE MORTGAGE NOTE, THE MORTGAGE OR ANY OTHER DOCUMENTS OR INSTRUMENTS INCLUDED IN THE MORTGAGE FILES, THE COLLECTIBILITY OF AMOUNTS DUE UNDER THE MORTGAGE LOANS, OR THE VALIDITY OR ENFORCEABILITY OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS MADE BY CLIC (U.S.) WITH RESPECT TO THE MORTGAGE LOANS OR OF ANY REMEDIES PROVIDED BY THE MORTGAGE LOAN PURCHASE AGREEMENT.

     In the Mortgage Loan Purchase Agreement, CLIC (U.S.) will make certain representations and warranties to the Depositor with respect to CLIC (U.S.) and each Mortgage Loan, as of the Cut-Off Date, or as of such other date specifically provided in the representation and warranty. Such representations and warranties will include, among other things, representations and warranties that:

          (i) the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

          (ii) the origination or acquisition of the Mortgage Loan by CLIC (U.S.) or the U.S. Branch and, to CLIC (U.S.)'s Actual Knowledge, the servicing and collection practices of its correspondents have been legal, proper and prudent and have met with customary industry standards;

          (iii) immediately prior to the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, CLIC (U.S.) had good and marketable title to and was the sole owner of the Mortgage Loan and CLIC (U.S.) is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) each of the related Mortgage Note, Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforceability against a Mortgagor may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights as from time to time are in effect, and by general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law, and, to CLIC (U.S.)'s Actual Knowledge, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage or other agreement;

          (v) the assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage;

          (vi) subject to certain Permitted Exceptions (as defined below), the related Mortgage is a valid and enforceable first priority mortgage lien on the related Mortgaged Property or, if not a first lien, the first lien on such Mortgaged Property is represented by another Mortgage Loan also included in the Trust (except with respect to 6 Mortgage Loans (representing approximately 2.2% of the aggregate Scheduled Principal Balance of the Mortgage Loans) as to which the Mortgage is a second priority lien and the first lien on the related Mortgaged Property is not represented by a Mortgage Loan included in the Trust), which Mortgaged Property is free and clear of all liens and encumbrances having priority over or on parity with the first lien of the Mortgage, except for (A) liens for real estate taxes and special assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record and being acceptable to mortgage lending institutions generally and specifically reflected in the title insurance policy obtained in connection with the origination of the related Mortgage Loan, and (C) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage; clauses (A), (B) and (C) of this clause together being hereinafter referred to as the 'Permitted Exceptions' (except with respect to 4 Mortgage Loans (representing approximately 1.1% of the Scheduled Principal Balance) as to which there exist certain other exceptions to title of record);

          (vii) the Permitted Exceptions do not and will not materially adversely interfere with (A) the ability of the Mortgagor to timely pay in full the principal and interest on the Mortgage Note or (B) the use of the Mortgaged Property for the use currently being made thereof;

          (viii) as of the Cut-Off Date, no Mortgage Loan is 30 days or more past due;

          (ix) to CLIC (U.S.)'s Actual Knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property; and CLIC (U.S.) has not received any written notices from the Mortgagor or any governmental agencies with respect to any such proceedings;

          (x) the terms of the related Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect, except (A) by written instruments which have been recorded, if necessary to protect the interest of the holder thereof and which are being delivered contemporaneously to the Depositor, (B) with respect to certain obligations which do not materially adversely affect the adequacy of the rights and remedies of the holder of the Mortgage Note and Mortgage for realization against the related Mortgaged Property of benefits of the security provided thereby, (C) with respect to prior events of default which are not continuing, (D) with respect to subordinations to leases, easements, covenants and restrictions for the benefit of the Mortgaged Property forming the security under the Mortgage and which do not materially adversely affect the adequacy of the rights and remedies of the holder of the Mortgage Note and Mortgage for realization against the related Mortgaged Property of benefits of the security provided thereby, and (E) with respect to consents or waivers regarding due-on-sale provisions contained in the Mortgage;

          (xi) as of the Cut-Off Date, (A) there is no monetary default or event of acceleration existing under any of the related Mortgage Documents, and
     (B) CLIC (U.S.) has not received any notice and otherwise has no Actual Knowledge that there exists any material non-monetary default, breach, violation or event of acceleration under any of the related Mortgages or any event which, with the passing of time or the giving of notice, would constitute a material non-monetary default;

          (xii) no Mortgage related to the Mortgage Loan provides that the related Mortgaged Property secures any other promissory note or obligation expressly described in such Mortgage other than another Mortgage Loan in the Trust Fund;

          (xiii) to CLIC (U.S.)'s Actual Knowledge, (i) at the time of the origination of the Mortgage Loan the Appraised Value of the Mortgaged Property was not materially and adversely affected by the encroachment, if any, of any improvements of the related Mortgaged Property outside of the boundaries and building restriction lines of such Mortgaged Property, and
     (ii) no improvements on adjoining properties materially encroach upon such Mortgaged Property; and

          (xiv) upon transfer of the Mortgage Loan to the Trustee, the Mortgage Loan is a 'qualified mortgage' within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations SS 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period).

     'Actual Knowledge' means that no information has come to CLIC (U.S.)'s attention that would give it actual knowledge or actual notice that the representation and warranty in question is untrue or stated in a way that makes it materially misleading. The words 'actual knowledge' are intended to be limited solely to the knowledge of the current employees of CLIC (U.S.) in its mortgage investment and real estate departments.

     'Appraised Value' means the value attributed to a Mortgaged Property by appraisals or valuations of such Mortgaged Property prepared internally by the U.S. Branch or CLIC (U.S.), as the case may be, and/or by or on behalf of the U.S. Branch's mortgage correspondent in conjunction with the underwriting and origination of the related Mortgage Loan. The valuations were performed utilizing an economic, physical and/or market methodology. In the case of Mortgage Loans originated or acquired by the U.S. Branch, in most instances such valuations were performed initially by the U.S. Branch's mortgage correspondent and independently confirmed by the U.S. Branch.

     In the case of a breach of any of the representations and warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, CLIC (U.S.) (or its successors in interest and assigns), if it cannot cure such breach within a period of 90 days following its discovery or its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement to repurchase the affected Mortgage Loan at its applicable Purchase Price, provided that, if CLIC (U.S.) or its successors in interest or assigns certifies to the Depositor and the Trustee that (i) such breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (ii) such breach and the proposed cure thereof does not and will not cause the related Mortgage Loan to fail to be a 'qualified mortgage' within the meaning of Section 860G(a)(3) of the Code, (iii) CLIC (U.S.) (or such successors and assigns) is diligently prosecuting the correction or cure of such breach, and (iv) the Servicer has not determined in writing that any P&I Advance for such Mortgage Loan during such additional 90-day period would be a nonrecoverable Advance, then CLIC (U.S.) (or such successors and assigns) shall have an additional period of 90 days in which to correct or cure such breach, or failing such correction or cure, to repurchase such Mortgage Loan within such 90-day period.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of CLIC (U.S.)'s representations and warranties regarding the Mortgage Loans. CLIC (U.S.) (or its successors in interest or assigns) will be the sole warranting party with respect to the Mortgage Loans, and none of the Depositor, its affiliates or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a material breach of such representations and warranties if CLIC (U.S.) or its successors in interest or assigns default on their obligation to do so. See 'RISK FACTORS -- The Certificates -- Limited Recourse for Breaches of Representations and Warranties' herein and 'THE TRUST AGREEMENT -- Repurchase of Non-Conforming Loans' in the Prospectus.

THE MORTGAGE LOANS

     General

     The Mortgage Loans will consist of approximately 564 Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $1,953,745,229. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Scheduled Principal Balance as of the Cut-Off Date. References to percentages of Mortgaged Properties are references to the percentages of the related Mortgage Loans represented by the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the Cut-Off Date. All statistical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are segregated into two Mortgage Loan Groups, as summarized in the table below:

                                                 APPROXIMATE              APPROXIMATE        % OF SCHEDULED
                                                  NUMBER OF           SCHEDULED PRINCIPAL      PRINCIPAL
                                                MORTGAGE LOANS           BALANCE AS OF       BALANCE AS OF
                                              AS OF CUT-OFF DATE        CUT-OFF DATE(1)       CUT-OFF DATE
                                            ----------------------    -------------------    --------------

Group 1 Mortgage Loans...................             458               $ 1,606,870,428            82.2%
Group 2 Mortgage Loans...................             106                   346,874,801            17.8%
                                                      ---             -------------------        ------
          Total..........................             564               $ 1,953,745,229           100.0%
                                                      ---             -------------------        ------
                                                      ---             -------------------        ------

------------

(1) Subject to a permitted variance of plus or minus 5%.

     The Mortgage Loans are evidenced by promissory notes secured by first, and in certain cases, second, mortgages, deeds of trust, deeds to secure debt, or other security interests on commercial and multifamily mortgaged properties, including a fee simple interest or leasehold interest in the land and all buildings and improvements thereon (the 'Mortgaged Properties'). Approximately 2.3% of the Mortgage Loans (by Scheduled Principal Balance) are secured by a second lien on the related Mortgaged Property. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Junior Mortgages; Rights for Senior Mortgages or Beneficiaries' in the Prospectus.

     Generally, the Mortgage Loans are non-recourse to the related Mortgagor, and any recourse provisions contained in mortgage loan documents, as a practical matter, may be unenforceable in states with 'one-form-of-action' or anti-deficiency restrictions or similar regulations. See 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders' in the Prospectus.

     443 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $1,517,946,269, bear interest at a fixed Mortgage Interest Rate that remains constant for the term of the Mortgage Loans. The Mortgage Interest Rate borne by 15 of the Mortgage Loans (the 'Step Rate Mortgage Loans'), with an aggregate Scheduled Principal Balance of approximately $88,924,159, is subject to stepped rates based on a fixed schedule.

     6 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $37,299,937, provide for payments of a contingent interest based upon an 'equity participation' in the net proceeds realized upon the sale or refinancing of or in the net cash flow from the Mortgage Properties securing such Mortgage Loans (each such contingent interest, a 'Contingent Interest'). In addition, with respect to each Mortgage Loan and each related Mortgage Loan Due Period, CLIC (U.S.), or its successors in interest or assigns, shall be entitled to receive from interest actually collected on such Mortgage Loan, an amount (the 'Retained Servicing Interest') equal to 0.037% per annum (the 'Retained Servicing Interest Rate') of the Scheduled Principal Balance of such Mortgage Loan as of the first day of such Mortgage Loan Due Period. With respect to any Mortgage Loan, any Contingent Interest and the Retained Servicing Interest are collectively referred to herein as the 'Retained Interests.' The Mortgage Loan Purchase Agreement provides that the Retained Interests shall not be sold to the Depositor or part of the Trust Fund, and the Pooling Agreement shall provide that any payments on the Mortgage Loans attributable to a Retained Interest shall be remitted directly to CLIC (U.S.) or its successors in interest and assigns, except to the extent necessary to compensate a successor to the Servicer.

     476 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $1,658,074,743, are Balloon Mortgage Loans, 23 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $137,543,602, provide for payments of interest only over the term of the Mortgage Loan and the payment of the entire principal amount at maturity, and 4 of the Mortgage Loans, with an aggregate Scheduled Principal Balance of $12,750,095, provide for payments of interest only over a specified period and thereafter provide for payments of principal and interest based on an amortization schedule that extends beyond the maturity date of the Mortgage Loan.

     106 of the Mortgage Loans (the 'Rate Reset Mortgage Loans'), representing approximately 17.8% of the aggregate Scheduled Principal Balance of the Mortgage Loans, and all of the Group 2 Mortgage

Loans, contain provisions which grant the holder of such Mortgage Loan the option (a 'Rate Reset Option'), in its sole discretion, to reset the Mortgage Interest Rate during a specified period of time (the 'Option Period'). However, the terms of the Rate Reset Mortgage Loans permit the related Mortgagor to prepay the related Rate Reset Mortgage Loan in full during the Option Period without the payment of any Prepayment Charge. Generally, the related Mortgage or Mortgage Note limits the Option Period to a single day, however, certain Rate Reset Mortgage Loans have longer Option Periods. Pursuant to the terms of the Pooling Agreement, none of the Trustee, the Servicer or the Special Servicer will be permitted to exercise any Rate Reset Option. However, this prohibition in the Pooling Agreement will not affect the Mortgagor's ability to prepay any such Rate Reset Mortgage Loan without a Prepayment Charge during the Option Period.

     As of the Cut-Off Date, none of the Mortgage Loans were 30 or more days delinquent.

     As used herein, 'Scheduled Principal Balance' generally means with respect to any Mortgage Loan as of any Determination Date, the principal balance of such Mortgage Loan as of the Cut-Off Date reduced by (i) any Principal Prepayments received on or prior to such Determination Date, (ii) the principal portion of any Scheduled Payment due on or before the end of the immediately preceding Due Period or, if applicable, the principal portion of any Assumed Scheduled Payment in respect of the related delinquent Balloon Mortgage Loan), irrespective of any delinquency in payment by the Mortgagor (but after giving effect to any previous modification in the terms of such Mortgage Loan), and (iii) any adjustment thereto in the amount of a modification reducing the principal amount due on such Mortgage Loan; provided, however that after the Special Servicer has made a Final Recovery Determination with respect to any Specially Serviced Mortgaged Loan, the Scheduled Principal Balance of such Specially Serviced Mortgage Loan shall be zero.

     Mortgage Loan Group 1

     443 of the Group 1 Mortgage Loans (approximately 94.5% by Scheduled Principal Balance of Group 1 Mortgage Loans) bear a fixed rate of interest; 11 of the Group 1 Mortgage Loans (approximately 5.0% by Scheduled Principal Balance of Group 1 Mortgage Loans) are Step Rate Mortgage Loans which step up over time; and 4 of the Group 1 Mortgage Loans (approximately 0.6% by Scheduled Principal Balance of Group 1 Mortgage Loans) are Step Rate Mortgage Loans which step down over time. None of the Group 1 Mortgage Loans are Rate Reset Mortgage Loans and approximately 94.7% contain terms restricting prepayment.

     Mortgage Loan Group 2

     All of the Group 2 Mortgage Loans are Rate Reset Mortgage Loans. 80 of the Group 2 Mortgage Loans (approximately 74.1% by Scheduled Principal Balance of Group 2 Mortgage Loans) have one Option Period during the remaining term of such Mortgage Loans; 22 of the Group 2 Mortgage Loans (approximately 22.8% by Scheduled Principal Balance of Group 2 Mortgage Loans) have two Option Periods during the remaining term of such Mortgage Loans; and 4 of the Group 2 Mortgage Loans (approximately 3.1% by Scheduled Principal Balance of Group 2 Mortgage Loans) have three or more Option Periods during the remaining term of such Mortgage Loans.

     All of the Group 2 Mortgage Loans bear a fixed rate of interest.

UNDERWRITING PRACTICES

     Substantially all of the Mortgage Loans were originated by CLIC (U.S.) the U.S. Branch (directly or through entities acting in the capacity of the U.S. Branch's correspondents at the time of origination). To the extent that a mortgage loan may have been originated by a correspondent of the U.S. Branch, such mortgage loan would have been underwritten and originated in accordance with the U.S. Branch's general procedures. The U.S. Branch's general procedures relating to the underwriting and origination of the mortgage loans are described below:

     Correspondent Network

     The mortgage loans originated by or on behalf of the U.S. Branch were generated through the U.S. Branch's nationwide network of approximately 10 to 15 correspondent mortgage banking firms. Generally, each correspondent was responsible for cultivating and canvassing its particular market area for potential mortgage loans that met the U.S. Branch's then current criteria for such loans, including that the proposed mortgaged property be a well-leased, well-located income-producing property with strong ownership or other sponsorship. A correspondent identifying a potentially suitable loan opportunity submitted to the U.S. Branch a document package including the correspondent's underwriting and valuation (usually based on capitalization of income) analysis and recommendations. The U.S. Branch then independently re-underwrote the proposed mortgage loan based on its own criteria (but in many cases based upon appraisals performed by the staff of the correspondent) and, if the proposal satisfied its criteria, the U.S. Branch, with its correspondent's continued involvement, negotiated the terms and conditions of the loan directly with the applicant-borrower. Before the U.S. Branch issued a loan commitment, the loan application was reviewed and approved by the U.S. Branch's officers or employees to whom appropriate authority had been delegated. After the U.S. Branch funded the mortgage loan, its correspondent generally serviced the loan for the U.S. Branch's benefit pursuant to its servicing agreement or arrangement with the U.S. Branch.

     General Underwriting Procedures

     The U.S. Branch's underwriting procedures were intended to evaluate, among other things, the income derived from the proposed mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, the applicant/borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

     Appraisals

     An appraisal of each proposed mortgaged property was performed, in many cases by the staff of the correspondent. This appraisal helped establish that, at the time of the appraisal, the loan-to-value ratio of the proposed mortgage loan conformed to the U.S. Branch's then-current loan-to-value requirement (which was generally 75% during the period in which the Mortgage Loans were originated).

     In general, an appraisal represents the analysis and opinion of the party conducting the appraisal and is not a guarantee of present or future value. Moreover, appraisals generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller acting without any particular time or other pressure. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

     Occupancy Statements, Operating Statements and Other Data

     In connection with its origination of mortgage loans, the U.S. Branch generally reviewed rent rolls and related information or statements of occupancy rates, census data, financial data, operating statements and, with respect to mortgage loans secured by office properties and retail properties, selected major tenant leases.

DESCRIPTION OF THE MORTGAGE POOL

     For a detailed presentation of the characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Appendix A hereto.

     The tables on the following pages set forth certain approximate characteristics of each of the Mortgage Loan Groups and the Mortgage Pool in the aggregate as of the Cut-Off Date. In each of the following tables, the term 'Scheduled Principal Balance' means the aggregate Scheduled Principal Balance for such Mortgage Loan Group or Groups, as applicable as of the Cut-Off Date. The sum of any column in the tables may not equal the total indicated due to rounding.

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no Principal Prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool and not sold by CLIC (U.S.) to the Depositor as a result of prepayments, delinquencies, incomplete documentation, or otherwise if the Depositor or CLIC (U.S.) deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and maturities as well as other characteristics of the Mortgage Loans in either Mortgage Group described herein, may vary.

     A Current Report on Form 8-K (the 'Form 8-K') will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed together with the Pooling Agreement with the Securities and Exchange Commission within fifteen days after the Closing Date.

     Substantially all of the Mortgage Loans are assumable by a qualified buyer who meets the underwriting guidelines of the Servicer or Special Servicer, as applicable. See 'SERVICING OF MORTGAGE LOANS -- Enforcement of Due-On-Sale Clauses' in the Prospectus.

     Debt Service Coverage Ratios

     For purposes of the table entitled 'Distribution of Debt Service Coverage Ratios of the Mortgage Loans' certain changes to operating statements and operating information (generally unaudited) obtained from the respective
Mortgagors were made, resulting in either an increase or decrease in the net operating income stated therein. Such changes were considered only for those Mortgage Loans (representing approximately 96.5% of the Mortgage Loans by Scheduled Principal Balance) with unpaid principal balances in excess of $1,000,000 at the time of analysis. In certain cases, partial year 1993 or 1994 operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In addition, with respect to 107 Mortgage Loans, with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $410,875,662, CLIC (U.S.) caused 'static' net operating income to be calculated which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property of which CLIC (U.S.) was aware (e.g., new signed leases or end of 'free rent' periods and market data). Further, with respect to 32 Mortgage Loans (with an aggregate Scheduled Principal Balance of approximately $76,080,505), 'pro forma' net operating income was calculated where neither 1993 or 1994 operating statements was received from the related Mortgagor. No assurance can be given with respect to the accuracy of the information provided by any Mortgagor or the results of any adjustments made thereto on behalf of CLIC (U.S.) concerning the presented 1993, 1994, 'static' or 'pro forma' net operating income derived from any Mortgaged Property. Furthermore, since much of the information provided by the Mortgagors and used to calculate debt service coverage ratios generally related to periods that ended in 1994, and in approximately 32 cases, 1993, and CLIC (U.S.) does not have more current operating information with respect to such Mortgaged Properties, debt service coverage ratios set forth in the table below may have changed substantially since the end of the periods for which such ratios were calculated.

     The table sets forth debt service coverage ratios (which assume no adjustment to debt service for Mortgage Loans which have rates which step up or down after the Cut-Off Date at certain times during the term of such Mortgage Loans) based upon the above-described available net operating income data. The following net operating income data was utilized for each Mortgage Loan in calculating debt service coverage ratios: (i) if a 'static net operating income' derived from the Mortgagor's actual operating statements, rent rolls, leases, property inspection reports and market data ('Static NOI') was calculated, such amount was utilized; (ii) if Static NOI was not calculated, and actual fiscal year 1994 or annualized fiscal year 1994 net operating income was available, the 1994 net operating income ('1994 NOI') was utilized; (iii) if neither Static NOI nor 1994 NOI was calculated, and actual fiscal year 1993 or annualized fiscal year 1993 net operating income ('1993 NOI') was available, the 1993 net operating income was utilized; and (iv) if none of Static NOI, 1994 NOI or 1993 NOI were calculated, the 'pro forma' net operating income ('Pro Forma NOI') was utilized. For more information regarding the calculation of debt service coverage ratios of the Mortgage Loans see Appendix B hereto.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-Off Date.

     The information under the heading 'Scheduled Principal Balance' may not equal the 'Total' shown and the information expressed as a percentage may not total 100% due to rounding.

       DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                              NUMBER OF    SCHEDULED       SCHEDULED        SCHEDULED PRINCIPAL BALANCE
                  RANGE OF                    MORTGAGE     PRINCIPAL       PRINCIPAL    ------------------------------------
        SCHEDULED PRINCIPAL BALANCES            LOANS       BALANCE         BALANCE       MINIMUM      MAXIMUM     AVERAGE
--------------------------------------------- ---------  --------------  -------------  -----------  -----------  ----------
$   500,000 or less..........................     21     $    7,105,387        0.4%     $   125,131  $   485,063  $  338,352
$   500,001 - $ 1,000,000....................     82         61,561,070        3.2          504,764      994,848     750,745
$ 1,000,001 - $ 1,500,000....................     91        111,926,141        5.7        1,000,636    1,496,547   1,229,958
$ 1,500,001 - $ 2,000,000....................     74        129,961,044        6.7        1,501,316    1,996,424   1,756,230
$ 2,000,001 - $ 2,500,000....................     60        134,283,618        6.9        2,000,000    2,498,037   2,238,060
$ 2,500,001 - $ 3,000,000....................     43        116,814,560        6.0        2,505,657    2,975,192   2,716,618
$ 3,000,001 - $ 3,500,000....................     23         74,783,702        3.8        3,003,068    3,490,358   3,251,465
$ 3,500,001 - $ 4,000,000....................     27        101,721,226        5.2        3,532,093    3,948,569   3,767,453
$ 4,000,001 - $ 4,500,000....................     20         84,184,721        4.3        4,027,802    4,478,770   4,209,236
$ 4,500,001 - $ 5,000,000....................     23        108,611,098        5.6        4,505,966    4,968,525   4,722,222
$ 5,000,001 - $ 6,000,000....................     25        135,115,359        6.9        5,048,224    5,994,006   5,404,614
$ 6,000,001 - $ 7,000,000....................     12         75,070,899        3.8        6,024,875    6,750,000   6,255,908
$ 7,000,001 - $ 8,000,000....................     12         90,184,529        4.6        7,018,249    7,951,858   7,515,377
$ 8,000,001 - $ 9,000,000....................     11         94,475,857        4.8        8,301,036    8,882,593   8,588,714
$ 9,000,001 - $10,000,000....................      9         86,010,009        4.4        9,102,132    9,987,841   9,556,668
$10,000,001 - $12,500,000....................      8         87,921,064        4.5       10,330,542   12,153,338  10,990,133
$12,500,001 - $15,000,000....................      4         56,700,532        2.9       12,767,027   15,000,000  14,175,133
$15,000,001 - $17,500,000....................      5         80,116,351        4.1       15,265,491   16,915,266  16,023,270
$17,500,001 - $20,000,000....................      6        111,061,590        5.7       17,940,368   19,135,822  18,510,265
$20,000,001 or greater.......................      8        206,136,473       10.6       20,233,222   33,613,520  25,767,059
                                                 ---     --------------     ------      -----------  -----------  ----------
     Total/Min/Max/Avg./Wtd Avg. ............    564     $1,953,745,229      100.0%     $   125,131  $33,613,520  $3,464,087
                                                 ---     --------------     ------      -----------  -----------  ----------
                                                 ---     --------------     ------      -----------  -----------  ----------
Average......................................            $    3,464,087
     Minimum.................................            $      125,131
     Maximum.................................            $   33,613,520

                                                 DEBT SERVICE COVERAGE      WEIGHTED
                                                         RATIO               AVERAGE
                                               --------------------------   MORTGAGE
                  RANGE OF                                       WEIGHTED   INTEREST
        SCHEDULED PRINCIPAL BALANCES           MINIMUM  MAXIMUM  AVERAGE      RATE
---------------------------------------------  -------  -------  --------  -----------
$   500,000 or less..........................    1.02x    3.26x    1.93x      9.161%
$   500,001 - $ 1,000,000....................    0.82     8.18     1.59       9.349
$ 1,000,001 - $ 1,500,000....................    0.77     5.33     1.48       9.349
$ 1,500,001 - $ 2,000,000....................    0.78     3.41     1.43       9.229
$ 2,000,001 - $ 2,500,000....................    0.82     3.94     1.37       9.277
$ 2,500,001 - $ 3,000,000....................    0.90     3.05     1.41       9.242
$ 3,000,001 - $ 3,500,000....................    0.98     1.72     1.26       9.593
$ 3,500,001 - $ 4,000,000....................    0.90     2.39     1.42       9.144
$ 4,000,001 - $ 4,500,000....................    0.92     1.97     1.35       8.981
$ 4,500,001 - $ 5,000,000....................    0.89     1.80     1.26       9.290
$ 5,000,001 - $ 6,000,000....................    0.94     2.39     1.43       9.102
$ 6,000,001 - $ 7,000,000....................    1.02     1.82     1.35       8.955
$ 7,000,001 - $ 8,000,000....................    0.94     1.49     1.18       9.451
$ 8,000,001 - $ 9,000,000....................    1.02     1.55     1.21       9.022
$ 9,000,001 - $10,000,000....................    0.94     1.34     1.21       9.197
$10,000,001 - $12,500,000....................    0.87     2.30     1.33       9.204
$12,500,001 - $15,000,000....................    1.10     1.27     1.20       8.999
$15,000,001 - $17,500,000....................    1.01     1.63     1.30       8.546
$17,500,001 - $20,000,000....................    0.98     1.63     1.19       8.792
$20,000,001 or greater.......................    1.02     1.55     1.25       8.782
                                                 ----     ----     ----       -----
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x    8.18x    1.33x      9.117%
                                                 ----     ----     ----       -----
                                                 ----     ----     ----       -----

         DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                              NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                  RANGE OF                    MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
          MORTGAGE INTEREST RATES               LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------  ---------   --------------   -------------   ----------   -----------   ----------
 5.000% -  6.000%...........................       1      $    3,732,573         0.2%      $3,732,573   $ 3,732,573   $3,732,573
 6.001% -  6.500%...........................       5          10,224,623         0.5          625,763     3,586,875    2,044,925
 6.501% -  7.000%...........................       1           6,750,000         0.3        6,750,000     6,750,000    6,750,000
 7.001% -  7.500%...........................       8          19,088,250         1.0        1,354,884     4,216,401    2,386,031
 7.501% -  8.000%...........................      30         179,272,676         9.2          300,000    24,837,212    5,975,756
 8.001% -  8.500%...........................      85         317,111,646        16.2          125,131    26,498,948    3,730,725
 8.501% -  9.000%...........................      94         357,340,553        18.3          504,764    19,135,822    3,801,495
 9.001% -  9.500%...........................     132         440,550,438        22.5          437,412    16,254,479    3,337,503
 9.501% - 10.000%...........................     131         399,121,422        20.4          126,897    33,613,520    3,046,728
10.001% - 10.500%...........................      69         203,979,684        10.4          273,813    28,636,401    2,956,227
10.501% - 11.000%...........................       6          14,672,680         0.8        1,111,804     5,082,445    2,445,447
11.001% - 15.000%...........................       2           1,900,682         0.1          813,275     1,087,408      950,341
                                                 ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ...........     564      $1,953,745,229       100.0%      $  125,131   $33,613,520   $3,464,087
                                                 ---      --------------      ------       ----------   -----------   ----------
                                                 ---      --------------      ------       ----------   -----------   ----------
Weighted Average............................                       9.117%
     Minimum................................                       5.000%
     Maximum................................                      14.750%

                                                                              WEIGHTED
                                              DEBT SERVICE COVERAGE RATIO      AVERAGE
                                              ----------------------------    MORTGAGE
                  RANGE OF                                        WEIGHTED    INTEREST
          MORTGAGE INTEREST RATES             MINIMUM   MAXIMUM   AVERAGE       RATE
--------------------------------------------  -------   -------   --------   -----------
 5.000% -  6.000%...........................    0.90x     0.90x     0.90x        5.000%
 6.001% -  6.500%...........................    1.29      3.73      2.23         6.434
 6.501% -  7.000%...........................    1.72      1.72      1.72         7.000
 7.001% -  7.500%...........................    1.03      1.88      1.41         7.384
 7.501% -  8.000%...........................    0.82      2.87      1.32         7.831
 8.001% -  8.500%...........................    0.97      5.33      1.38         8.439
 8.501% -  9.000%...........................    0.87      8.18      1.30         8.839
 9.001% -  9.500%...........................    0.82      3.41      1.30         9.339
 9.501% - 10.000%...........................    0.77      4.53      1.34         9.794
10.001% - 10.500%...........................    0.78      3.04      1.28        10.273
10.501% - 11.000%...........................    1.04      2.39      1.67        10.705
11.001% - 15.000%...........................    1.20      1.39      1.31        13.463
                                                ----      ----      ----        ------
     Total/Min/Max/Avg./Wtd Avg. ...........    0.77x     8.18x     1.33x        9.117%
                                                ----      ----      ----        ------
                                                ----      ----      ----        ------

                 DISTRIBUTION OF TYPES OF MORTGAGED PROPERTIES

                                                                               PERCENTAGE OF
                                                                                 AGGREGATE
                                                  NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                                  MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
               PROPERTY TYPE(1)                     LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
-----------------------------------------------   ---------   --------------   -------------   --------   -----------   ----------
Retail.........................................      177      $  551,156,922        28.2%      $273,813   $18,091,780   $3,113,881
Office.........................................      134         544,497,810        27.9        322,139    33,613,520    4,063,416
Multifamily....................................       93         459,787,229        23.5        460,483    24,837,212    4,943,949
Warehouse......................................      104         257,949,740        13.2        125,131    27,473,835    2,480,286
Industrial.....................................       49         125,799,032         6.4        249,075     8,410,060    2,567,327
Other..........................................        7          14,554,496         0.7        126,897     3,934,913    2,079,214
                                                     ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg.. .............      564      $1,953,745,229       100.0%      $125,131   $33,613,520   $3,464,087
                                                     ---      --------------      ------       --------   -----------   ----------
                                                     ---      --------------      ------       --------   -----------   ----------

                                                                                WEIGHTED
                                                 DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                 ----------------------------   MORTGAGE
                                                                     WEIGHTED   INTEREST
               PROPERTY TYPE(1)                  MINIMUM   MAXIMUM   AVERAGE      RATE
-----------------------------------------------  -------   -------   --------   --------
Retail.........................................    0.82x     3.73x     1.31x      9.126%
Office.........................................    0.77      3.41      1.32       9.150
Multifamily....................................    0.82      4.53      1.31       8.903
Warehouse......................................    0.87      8.18      1.34       9.415
Industrial.....................................    0.78      5.33      1.45       8.986
Other..........................................    1.20      2.39      2.01      10.206
                                                   ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd Avg.. .............    0.77x     8.18x     1.33x      9.117%
                                                   ----      ----      ----      ------
                                                   ----      ----      ----      ------

(1) Property Type for each Mortgage Loan has been determined on the basis of the most substantial use to which the related Mortgaged Property is being put (based on square footage).

       DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                              PERCENTAGE OF
                                                                AGGREGATE
                               NUMBER OF      SCHEDULED         SCHEDULED           SCHEDULED PRINCIPAL BALANCE
           RANGE OF            MORTGAGE       PRINCIPAL         PRINCIPAL      -------------------------------------
 DEBT SERVICE COVERAGE RATIOS    LOANS         BALANCE           BALANCE       MINIMUM       MAXIMUM       AVERAGE
------------------------------ ---------    --------------    -------------    --------    -----------    ----------
0.75x - 1.00x.................     47       $  170,993,512          8.8%       $911,885    $18,974,628    $3,638,160
1.01x - 1.10x.................     74          337,196,822         17.3         362,376     27,473,835     4,556,714
1.11x - 1.20x.................     74          332,107,031         17.0         582,180     28,636,401     4,487,933
1.21x - 1.30x.................     88          319,978,989         16.4         312,856     17,983,392     3,636,125
1.31x - 1.40x.................     66          207,077,565         10.6         331,163     15,730,274     3,137,539
1.41x - 1.50x.................     43          169,905,461          8.7         126,897     33,613,520     3,951,290
1.51x - 1.60x.................     41          119,899,353          6.1         567,835     24,837,212     2,924,374
1.61x - 1.70x.................     31           89,265,500          4.6         125,131     18,935,601     2,879,532
1.71x - 1.80x.................     22           45,671,516          2.3         615,391      6,750,000     2,075,978
1.81x - 1.90x.................     17           35,899,074          1.8         484,070      6,051,103     2,111,710
1.91x - 2.00x.................     12           36,521,172          1.9         577,257      5,235,130     3,043,431
2.01x - 2.25x.................     17           32,869,668          1.7         322,139     11,064,866     1,933,510
2.26x - 2.50x.................      8           28,872,758          1.5         300,000     10,350,000     3,609,095
2.51x - 3.00x.................     10            9,083,715          0.5         167,719      1,787,876       908,372
Greater than 3.00x............     14           18,403,093          0.9         453,230      2,644,114     1,314,507
                                  ---       --------------       ------        --------    -----------    ----------
     Total/Min/Max/Avg./Wtd
       Avg. ..................    564       $1,953,745,229        100.0%       $125,131    $33,613,520    $3,464,087
                                  ---       --------------       ------        --------    -----------    ----------
                                  ---       --------------       ------        --------    -----------    ----------
Weighted Average..............                        1.33x
     Minimum..................                        0.77x
     Maximum..................                        8.18x

                                 WEIGHTED
                                 AVERAGE     WEIGHTED
                                   DEBT      AVERAGE
                                 SERVICE     MORTGAGE
           RANGE OF              COVERAGE    INTEREST
 DEBT SERVICE COVERAGE RATIOS     RATIO        RATE
------------------------------   --------    --------
0.75x - 1.00x.................      0.94x      8.942%
1.01x - 1.10x.................      1.05       9.163
1.11x - 1.20x.................      1.16       9.289
1.21x - 1.30x.................      1.25       9.268
1.31x - 1.40x.................      1.35       9.109
1.41x - 1.50x.................      1.45       8.967
1.51x - 1.60x.................      1.54       8.941
1.61x - 1.70x.................      1.63       8.850
1.71x - 1.80x.................      1.75       8.805
1.81x - 1.90x.................      1.85       9.077
1.91x - 2.00x.................      1.95       8.611
2.01x - 2.25x.................      2.13       9.526
2.26x - 2.50x.................      2.33       9.404
2.51x - 3.00x.................      2.75       8.657
Greater than 3.00x............      3.68       9.038
                                    ----       -----
     Total/Min/Max/Avg./Wtd
       Avg. ..................      1.33x      9.117%
                                    ----       -----
                                    ----       -----

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENTAGE OF
                                                                          AGGREGATE
                                           NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                           MORTGAGE      PRINCIPAL        PRINCIPAL     --------------------------------------
              STATE/DISTRICT                 LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM       AVERAGE
------------------------------------------ ---------   --------------   -------------   ----------   -----------    ----------
California................................    172      $  453,286,369        23.2%      $  273,813   $19,135,822    $2,635,386
New Jersey................................     58         245,383,608        12.6          371,721    20,233,222     4,230,752
Georgia...................................     42         153,802,816         7.9          340,003    24,837,212     3,661,972
Florida...................................     30         147,004,732         7.5          582,180    27,473,835     4,900,158
Illinois..................................     36         113,820,514         5.8          312,856    18,935,601     3,161,681
Maryland..................................     38          97,617,987         5.0          664,649     7,574,690     2,568,894
Pennsylvania..............................     18          90,930,303         4.7          666,087    18,974,628     5,051,684
Minnesota.................................     10          80,231,994         4.1        1,644,222    33,613,520     8,023,199
District of Columbia......................      9          71,799,795         3.7          625,763    28,636,401     7,977,755
Washington................................     22          71,387,231         3.7          379,373    12,112,003     3,244,874
Texas.....................................     41          61,348,381         3.1          125,131     7,569,518     1,496,302
Colorado..................................     21          59,335,796         3.0          249,075    15,265,491     2,825,514
Virginia..................................     10          55,941,061         2.9        1,118,878    22,090,506     5,594,106
Delaware..................................      6          49,947,227         2.6        1,147,298    22,752,831     8,324,538
North Carolina............................     12          49,186,624         2.5        1,213,992    10,531,223     4,098,885
Arizona...................................      8          46,355,544         2.4        1,914,233    10,733,808     5,794,443
Other.....................................     31         106,365,249         5.4          570,294     9,696,017     3,431,137
                                              ---      --------------      ------       ----------   -----------    ----------
     Total/Min/Max/Avg./Wtd Avg. .........    564      $1,953,745,229       100.0%      $  125,131   $33,613,520    $3,464,087
                                              ---      --------------      ------       ----------   -----------    ----------
                                              ---      --------------      ------       ----------   -----------    ----------

                                                                           WEIGHTED
                                            DEBT SERVICE COVERAGE RATIO    AVERAGE
                                            ----------------------------   MORTGAGE
                                                                WEIGHTED   INTEREST
              STATE/DISTRICT                MINIMUM   MAXIMUM   AVERAGE      RATE
------------------------------------------  -------   -------   --------   --------
California................................    0.82x     5.33x     1.33x      9.208%
New Jersey................................    0.77      3.11      1.31       9.084
Georgia...................................    0.87      2.57      1.41       8.816
Florida...................................    1.01      1.87      1.22       9.309
Illinois..................................    0.82      2.16      1.38       8.964
Maryland..................................    0.96      4.53      1.45       9.100
Pennsylvania..............................    0.78      2.27      1.17       8.956
Minnesota.................................    0.94      2.14      1.34       9.493
District of Columbia......................    1.05      2.14      1.31       9.111
Washington................................    0.87      3.34      1.33       9.257
Texas.....................................    1.07      8.18      1.53       9.309
Colorado..................................    1.00      3.94      1.55       9.199
Virginia..................................    0.90      3.05      1.31       8.281
Delaware..................................    1.15      1.51      1.21       8.577
North Carolina............................    1.15      1.61      1.32       9.232
Arizona...................................    1.00      1.63      1.17       9.199
Other.....................................    0.90      1.81      1.29       9.374
                                              ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. .........    0.77x     8.18x     1.33x      9.117%
                                              ----      ----      ----       -----
                                              ----      ----      ----       -----

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES LOCATED IN CALIFORNIA

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                                NUMBER OF    SCHEDULED       SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                                MORTGAGE     PRINCIPAL       PRINCIPAL     -----------------------------------
              GEOGRAPHIC LOCATION                 LOANS       BALANCE         BALANCE      MINIMUM      MAXIMUM      AVERAGE
----------------------------------------------- ---------   ------------   -------------   --------   -----------   ----------
Northern California............................     68      $212,545,866        46.9%      $317,711   $19,135,822   $3,125,674
Southern California............................    104       240,740,503        53.1        273,813    15,950,840    2,314,813
                                                   ---      ------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..............    172      $453,286,369       100.0%      $273,813   $19,135,822   $2,635,386
                                                   ---      ------------      ------       --------   -----------   ----------
                                                   ---      ------------      ------       --------   -----------   ----------

                                                                                WEIGHTED
                                                 DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                 ----------------------------   MORTGAGE
                                                                     WEIGHTED   INTEREST
              GEOGRAPHIC LOCATION                MINIMUM   MAXIMUM   AVERAGE      RATE
-----------------------------------------------  -------   -------   --------   --------
Northern California............................    0.83x     5.33x     1.37x      9.174%
Southern California............................    0.82      3.26      1.30       9.237
                                                   ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ..............    0.82x     5.33x     1.33x      9.208%
                                                   ----      ----      ----       -----
                                                   ----      ----      ----       -----

       COUNTY DISTRIBUTION OF MORTGAGED PROPERTIES LOCATED IN CALIFORNIA

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                              NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
             CALIFORNIA COUNTIES                LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------- ---------   ------------   -------------   ----------   -----------   ----------
NORTHERN CALIFORNIA
Alameda......................................     14      $ 57,853,416        27.2%      $  861,870   $19,135,822   $4,132,387
Santa Clara..................................     16        47,602,139        22.4        1,033,457     7,046,957    2,975,134
Contra Costa.................................     13        37,321,964        17.6          779,209     8,372,514    2,870,920
San Mateo....................................      3        17,749,630         8.4        3,534,829     8,410,060    5,916,543
San Francisco................................      3        11,125,639         5.2          892,346     5,150,847    3,708,546
San Joaquin..................................      4        10,059,876         4.7          892,475     5,137,982    2,514,969
Sonoma.......................................      6         9,777,028         4.6          317,711     3,943,971    1,629,505
Sacramento...................................      4         9,171,578         4.3          911,885     3,425,605    2,292,895
Marin........................................      3         6,702,307         3.2        1,508,382     2,632,277    2,234,102
Monterey.....................................      2         5,182,289         2.4        1,247,376     3,934,913    2,591,144
                                                 ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............     68      $212,545,866       100.0%      $  317,711   $19,135,822   $3,125,674
                                                 ---      ------------      ------       ----------   -----------   ----------
                                                 ---      ------------      ------       ----------   -----------   ----------
SOUTHERN CALIFORNIA
Los Angeles..................................     44      $ 93,207,148        38.7%      $  273,813   $12,153,338   $2,118,344
San Diego....................................     19        42,633,808        17.7          453,230    11,064,866    2,243,885
Orange.......................................     20        41,381,642        17.2          522,696     5,243,936    2,069,082
Riverside....................................      4        27,766,804        11.5          687,133    15,950,840    6,941,701
Ventura......................................      7        18,067,281         7.5          782,300     4,467,998    2,581,040
San Bernardino...............................      6        13,969,391         5.8          573,571     4,776,431    2,328,232
Santa Barbara................................      3         2,872,101         1.2          604,119     1,273,134      957,367
Kern.........................................      1           842,327         0.3          842,327       842,327      842,327
                                                 ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............    104      $240,740,503       100.0%      $  273,813   $15,950,840   $2,314,813
                                                 ---      ------------      ------       ----------   -----------   ----------
                                                 ---      ------------      ------       ----------   -----------   ----------

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
             CALIFORNIA COUNTIES               MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
NORTHERN CALIFORNIA
Alameda......................................    1.00x     2.02x     1.21x      9.327%
Santa Clara..................................    1.01      5.33      1.54       8.678
Contra Costa.................................    0.90      2.14      1.21       9.359
San Mateo....................................    1.05      1.35      1.15       8.749
San Francisco................................    1.21      2.39      2.06      10.049
San Joaquin..................................    1.20      1.54      1.36       9.347
Sonoma.......................................    0.90      1.95      1.25       9.036
Sacramento...................................    0.83      1.38      1.11       9.470
Marin........................................    1.55      1.98      1.82       9.194
Monterey.....................................    1.50      2.39      2.18       9.639
                                                 ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ............    0.83x     5.33x     1.37x      9.174%
                                                 ----      ----      ----       -----
                                                 ----      ----      ----       -----
SOUTHERN CALIFORNIA
Los Angeles..................................    0.82x     2.82x     1.23x      9.213%
San Diego....................................    0.97      3.26      1.48       9.527
Orange.......................................    0.85      2.55      1.33       9.398
Riverside....................................    1.01      1.40      1.10       8.571
Ventura......................................    0.87      2.12      1.31       8.713
San Bernardino...............................    1.09      2.32      1.46      10.080
Santa Barbara................................    1.19      1.74      1.41       9.130
Kern.........................................    2.59      2.59      2.59       9.000
                                                 ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ............    0.82x     3.26x     1.30x      9.237%
                                                 ----      ----      ----       -----
                                                 ----      ----      ----       -----

       DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                                                             PERCENTAGE OF
                                                                               AGGREGATE
                                                NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                   RANGE OF                     MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
          REMAINING TERMS TO MATURITY             LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
----------------------------------------------- ---------   --------------   -------------   ----------   -----------   ----------
BALLOON MORTGAGE LOANS
  0 -   6 months...............................     28      $   89,778,742         5.4%      $  720,360   $16,254,479   $3,206,384
  7 -  12 months...............................     24          62,466,649         3.8          522,696     8,882,593    2,602,777
 13 -  24 months...............................     45         134,531,901         8.1          249,075    15,265,491    2,989,598
 25 -  48 months...............................    128         427,503,052        25.8          582,180    22,090,506    3,339,868
 49 -  60 months...............................     54         258,056,026        15.6          167,719    28,636,401    4,778,815
 61 -  84 months...............................     93         265,791,537        16.0          312,856    26,498,948    2,857,974
 85 - 120 months...............................     61         243,740,921        14.7          125,131    24,837,212    3,995,753
121 - 180 months...............................     39         161,504,133         9.7          331,163    33,613,520    4,141,132
181 - 240 months...............................      4          14,701,783         0.9        2,754,653     4,516,543    3,675,446
                                                   ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..............    476      $1,658,074,743       100.0%      $  125,131   $33,613,520   $3,483,350
                                                   ---      --------------      ------       ----------   -----------   ----------
                                                   ---      --------------      ------       ----------   -----------   ----------
Weighted Average...............................                  64 months

FULLY AMORTIZING MORTGAGE LOANS
 13 -  24 months...............................      1      $      126,897         0.0%      $  126,897   $   126,897   $  126,897
 25 -  60 months...............................      5           3,800,783         1.3          453,230     1,087,408      760,157
 61 - 120 months...............................     12          14,285,716         4.8          322,139     3,934,913    1,190,476
121 - 180 months...............................     35         100,088,876        33.9          340,003    20,233,222    2,859,682
181 - 240 months...............................     17          68,872,956        23.3          522,477    10,330,542    4,051,350
241 - 300 months...............................     17         106,606,481        36.1        2,687,209    27,473,835    6,270,969
301 - 360 months...............................      1           1,888,776         0.6        1,888,776     1,888,776    1,888,776
                                                   ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..............     88      $  295,670,486       100.0%      $  126,897   $27,473,835   $3,359,892
                                                   ---      --------------      ------       ----------   -----------   ----------
                                                   ---      --------------      ------       ----------   -----------   ----------
Weighted Average...............................                 206 months

                                                                                WEIGHTED
                                                 DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                 ----------------------------   MORTGAGE
                   RANGE OF                                          WEIGHTED   INTEREST
          REMAINING TERMS TO MATURITY            MINIMUM   MAXIMUM   AVERAGE      RATE
-----------------------------------------------  -------   -------   --------   --------
BALLOON MORTGAGE LOANS
  0 -   6 months...............................    0.91x     2.14x     1.28x      9.311%
  7 -  12 months...............................    1.00      2.05      1.45       9.529
 13 -  24 months...............................    0.82      8.18      1.36       9.025
 25 -  48 months...............................    0.77      3.73      1.30       8.692
 49 -  60 months...............................    0.82      2.82      1.20       9.307
 61 -  84 months...............................    0.85      3.11      1.38       8.771
 85 - 120 months...............................    0.78      5.33      1.36       8.890
121 - 180 months...............................    0.95      2.31      1.44       9.389
181 - 240 months...............................    1.20      2.09      1.53       9.527
                                                   ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd Avg. ..............    0.77x     8.18x     1.33x      8.997%
                                                   ----      ----      ----       ------
                                                   ----      ----      ----       ------
FULLY AMORTIZING MORTGAGE LOANS
 13 -  24 months...............................    1.50x     1.50x     1.50x      9.750%
 25 -  60 months...............................    1.23      3.26      1.67      10.742
 61 - 120 months...............................    1.02      2.39      1.71       9.540
121 - 180 months...............................    1.05      4.53      1.49       9.498
181 - 240 months...............................    0.83      3.41      1.27      10.076
241 - 300 months...............................    0.92      1.37      1.14       9.882
301 - 360 months...............................    1.16      1.16      1.16      10.125
                                                 -------   -------   --------   --------
     Total/Min/Max/Avg./Wtd Avg. ..............    0.83x     4.53x     1.32x      9.794%
                                                 -------   -------   --------   --------
                                                 -------   -------   --------   --------

       DISTRIBUTION OF REMAINING AMORTIZATION TERMS OF THE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                            NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
            RANGE OF REMAINING              MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
            AMORTIZATION TERMS                LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
------------------------------------------- ---------   --------------   -------------   --------   -----------   ----------
Interest only(1)...........................     27      $  150,293,697         7.7%      $331,163   $22,752,831   $5,566,433
  1 -  60 months...........................      6           3,927,681         0.2        126,897     1,087,408      654,613
 61 - 120 months...........................     14          19,948,921         1.0        322,139     4,770,859    1,424,923
121 - 180 months...........................     53         133,117,894         6.8        317,711    20,233,222    2,511,658
181 - 240 months...........................    124         312,002,300        16.0        273,813    10,330,542    2,516,148
241 - 300 months...........................    299       1,043,907,060        53.4        125,131    33,613,520    3,491,328
301 - 360 months...........................     41         290,547,675        14.9        300,000    28,636,401    7,086,529
                                               ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..........    564      $1,953,745,229       100.0%      $125,131   $33,613,520   $3,464,087
                                               ---      --------------      ------       --------   -----------   ----------
                                               ---      --------------      ------       --------   -----------   ----------
Weighted Average...........................                 242 months

                                                                             WEIGHTED
                                             DEBT SERVICE COVERAGE RATIO      AVERAGE
                                             ----------------------------    MORTGAGE
            RANGE OF REMAINING                                   WEIGHTED    INTEREST
            AMORTIZATION TERMS               MINIMUM   MAXIMUM   AVERAGE       RATE
-------------------------------------------  -------   -------   --------   -----------
Interest only(1)...........................    0.90x     3.94x     1.51x        8.155%
  1 -  60 months...........................    1.23      3.26      1.66        10.710
 61 - 120 months...........................    1.01      2.39      1.52         9.592
121 - 180 months...........................    1.05      8.18      1.55         9.368
181 - 240 months...........................    0.78      3.41      1.33         9.491
241 - 300 months...........................    0.77      5.33      1.30         9.171
301 - 360 months...........................    0.97      2.48      1.24         8.852
                                               ----      ----      ----        ------
     Total/Min/Max/Avg./Wtd Avg. ..........    0.77x     8.18x     1.33x        9.117%
                                               ----      ----      ----        ------
                                               ----      ----      ----        ------

(1) Includes four Mortgage Loans with an aggregate Scheduled Principal Balance of $12,750,095 which are Interest Only then Amortizing.

                DISTRIBUTION OF SEASONING OF THE MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                              NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
            RANGE OF SEASONING(1)               LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
--------------------------------------------- ---------   --------------   -------------   --------   -----------   ----------
  0 -  24 months.............................     39      $   72,041,213         3.7%      $125,131   $10,350,000   $1,847,211
 25 -  60 months.............................     79         351,745,021        18.0        167,719    27,473,835    4,452,469
 61 -  84 months.............................    168         826,357,108        42.3        340,003    33,613,520    4,918,792
 85 - 120 months.............................    235         640,882,826        32.8        126,897    22,752,831    2,727,161
121 - 180 months.............................     34          55,640,324         2.8        273,813     5,513,876    1,636,480
181 - 240 months.............................      5           3,545,815         0.2        485,063     1,038,056      709,163
241 - 300 months.............................      4           3,532,922         0.2        564,895     1,233,546      883,230
                                                 ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............    564      $1,953,745,229       100.0%      $125,131   $33,613,520   $3,464,087
                                                 ---      --------------      ------       --------   -----------   ----------
                                                 ---      --------------      ------       --------   -----------   ----------
Weighted Average.............................                  77 months
     Minimum.................................                   0 months
     Maximum.................................                 277 months

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
            RANGE OF SEASONING(1)              MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
  0 -  24 months.............................    1.03x     2.48x     1.62x      8.466%
 25 -  60 months.............................    0.83      8.18      1.33       9.252
 61 -  84 months.............................    0.78      5.33      1.31       9.143
 85 - 120 months.............................    0.77      3.73      1.32       9.046
121 - 180 months.............................    0.87      2.82      1.28       9.554
181 - 240 months.............................    1.09      2.01      1.28       9.533
241 - 300 months.............................    1.59      2.17      1.78       8.834
                                                 ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x     8.18x     1.33x      9.117%
                                                 ----      ----      ----       ------
                                                 ----      ----      ----       ------

(1) Calculated as the number of months between the first payment date on the Mortgage Loan and the Cut-Off Date.

      DISTRIBUTION OF ORIGINAL LOAN TO VALUE RATIOS OF THE MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                              NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                  RANGE OF                    MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
       ORIGINAL LOAN TO VALUE RATIOS            LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------  ---------   --------------   -------------   ----------   -----------   ----------
 Not Applicable(1)..........................       5      $   19,308,420         1.0%      $3,532,093   $ 4,187,257   $3,861,684
  0.01% -  50.00%...........................      50          82,515,641         4.2          126,897    11,064,866    1,650,313
 50.01% -  60.00%...........................      45         153,454,418         7.9          312,856    24,837,212    3,410,098
 60.01% -  65.00%...........................      37         163,217,815         8.4          460,483    33,613,520    4,411,292
 65.01% -  70.00%...........................     122         481,058,573        24.6          167,719    20,233,222    3,943,103
 70.01% -  75.00%...........................     290         999,825,167        51.2          317,711    27,473,835    3,447,673
 75.01% -  80.00%(2)........................       5          18,300,183         0.9          873,856     6,750,000    3,660,037
 80.01% - 100.00%(2)........................       8          28,173,988         1.4          125,131    18,091,780    3,521,748
 Greater than 100%(2).......................       2           7,891,025         0.4        2,716,025     5,175,000    3,945,512
                                                 ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ...........     564      $1,953,745,229       100.0%      $  125,131   $33,613,520   $3,464,087
                                                 ---      --------------      ------       ----------   -----------   ----------
                                                 ---      --------------      ------       ----------   -----------   ----------
     Non-zero Weighted Average..............                        69.2%
     Non-zero Minimum.......................                        22.0%
     Maximum................................                       125.0%

                                                                              WEIGHTED
                                              DEBT SERVICE COVERAGE RATIO     AVERAGE
                                              ----------------------------    MORTGAGE
                  RANGE OF                                        WEIGHTED    INTEREST
       ORIGINAL LOAN TO VALUE RATIOS          MINIMUM   MAXIMUM   AVERAGE       RATE
--------------------------------------------  -------   -------   --------    --------
 Not Applicable(1)..........................    1.14x     1.21x     1.17x       9.567%
  0.01% -  50.00%...........................    1.00      4.53      2.01        9.444
 50.01% -  60.00%...........................    0.90      3.05      1.57        9.047
 60.01% -  65.00%...........................    0.83      5.33      1.36        9.654
 65.01% -  70.00%...........................    0.78      8.18      1.31        9.128
 70.01% -  75.00%...........................    0.77      3.73      1.24        9.041
 75.01% -  80.00%(2)........................    1.17      1.72      1.50        8.198
 80.01% - 100.00%(2)........................    1.02      2.70      1.18        8.653
 Greater than 100%(2).......................    1.03      1.91      1.61        7.664
                                                ----      ----      ----        ------
     Total/Min/Max/Avg./Wtd Avg. ...........    0.77x     8.18x     1.33x       9.117%
                                                ----      ----      ----        ------
                                                ----      ----      ----        ------

(1) Refers to 5 Mortgage Loans secured by triple net leased retail stores for which a property valuation was not performed as part of the original Mortgage Loan underwriting process.

(2) Includes 11 purchase money Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $26,414,410; one triple net leased retail property with a Scheduled Principal Balance of approximately $4,545,178; two Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $5,313,827 (which had original loan-to-value ratios of approximately 76%); and one Mortgage Loan secured by a retail property with a Scheduled Principal Balance of approximately $18,091,780 and a loan-to-value ratio of approximately 82%, resulting from the placement of senior debt on two outparcels of such Mortgaged Property.

           DISTRIBUTION OF YEARS OF ORIGINATION OF THE MORTGAGE LOANS

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                                NUMBER OF    SCHEDULED       SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                   YEAR OF                      MORTGAGE     PRINCIPAL       PRINCIPAL    --------------------------------------
                 ORIGINATION                      LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
---------------------------------------------   ---------  --------------  -------------  -----------   -----------   ----------
1974 or Earlier..............................        3     $    2,299,376        0.1%     $   564,895   $ 1,157,223   $  766,459
1975 - 1985..................................       40         60,419,686        3.1          273,813     5,513,876    1,510,492
1986 - 1987..................................      146        309,247,241       15.8          126,897    12,112,003    2,118,132
1988.........................................       91        335,579,548       17.2          522,477    22,752,831    3,687,687
1989.........................................      106        494,568,905       25.3          340,003    26,498,948    4,665,744
1990.........................................       60        327,844,239       16.8          453,230    33,613,520    5,464,071
1991.........................................       45        258,457,102       13.2        1,057,283    27,473,835    5,743,491
1992.........................................       23         62,231,868        3.2          249,075    15,265,491    2,705,733
1993.........................................       11         31,056,050        1.6          167,719     6,750,000    2,823,277
1994.........................................       12         18,308,014        0.9          125,131     5,362,500    1,525,668
1995.........................................        1         10,350,000        0.5       10,350,000    10,350,000   10,350,000
1996.........................................       26         43,383,199        2.2          312,856     5,527,426    1,668,585
                                                   ---     --------------     ------      -----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............      564     $1,953,745,229      100.0%     $   125,131   $33,613,520   $3,464,087
                                                   ---     --------------     ------      -----------   -----------   ----------
                                                   ---     --------------     ------      -----------   -----------   ----------

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                   YEAR OF                                         WEIGHTED   INTEREST
                 ORIGINATION                   MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
1974 or Earlier..............................    1.71x     2.17x     1.88x      8.813%
1975 - 1985..................................    0.87      2.82      1.29       9.539
1986 - 1987..................................    0.82      3.73      1.37       9.244
1988.........................................    0.77      3.04      1.28       8.845
1989.........................................    0.91      5.33      1.31       8.883
1990.........................................    0.78      4.53      1.31       9.554
1991.........................................    0.83      2.55      1.23       9.368
1992.........................................    1.04      8.18      1.63       9.157
1993.........................................    1.16      3.41      1.58       8.474
1994.........................................    1.03      2.48      1.46       8.365
1995.........................................    2.30      2.30      2.30       8.500
1996.........................................    1.24      2.20      1.53       8.500
                                                 ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x     8.18x     1.33x      9.117%
                                                 ----      ----      ----       ------
                                                 ----      ----      ----       ------

       PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE OF THE MORTGAGE LOANS

                                                                             PERCENTAGE OF
                                                                               AGGREGATE
                                                NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                                MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
             PREPAYMENT PROVISION                 LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
----------------------------------------------  ---------   --------------   -------------   --------   -----------   ----------
Locked-Out....................................      38      $   78,330,948         4.0%      $312,856   $12,112,003   $2,061,341
Yield Maintenance.............................     492       1,733,136,497        88.7        125,131    33,613,520    3,522,635
Declining Percentage..........................      16          55,241,197         2.8        485,063    15,000,000    3,452,575
Open Then Yield Maintenance(1)................       5          48,508,985         2.5       2,149,863   22,752,831    9,701,797
Open..........................................      13          38,527,601         2.0        167,719    10,350,000    2,963,662
                                                   ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. .............     564      $1,953,745,229       100.0%      $125,131   $33,613,520   $3,464,087
                                                   ---      --------------      ------       --------   -----------   ----------
                                                   ---      --------------      ------       --------   -----------   ----------

                                                                                WEIGHTED
                                                DEBT SERVICE COVERAGE RATIO     AVERAGE
                                                ----------------------------    MORTGAGE
                                                                    WEIGHTED    INTEREST
             PREPAYMENT PROVISION               MINIMUM   MAXIMUM   AVERAGE       RATE
----------------------------------------------  -------   -------   --------    --------
Locked-Out....................................    0.87x     2.20x     1.32x       8.757%
Yield Maintenance.............................    0.77      8.18      1.33        9.173
Declining Percentage..........................    1.09      2.17      1.37        8.566
Open Then Yield Maintenance(1)................    1.15      1.85      1.28        8.267
Open..........................................    1.00      3.44      1.62        9.215
                                                  ----      ----      ----        ------
     Total/Min/Max/Avg./Wtd Avg. .............    0.77x     8.18x     1.33x       9.117%
                                                  ----      ----      ----        ------
                                                  ----      ----      ----        ------

(1) These Mortgage Loans will become subject to a yield maintenance Prepayment Charge at various times between the Cut-Off Date and September 1996.

 DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 1

                                                                          PERCENTAGE OF
                                                                            AGGREGATE
                                               NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                               MORTGAGE     PRINCIPAL       PRINCIPAL    ---------------------------------------
    RANGE OF SCHEDULED PRINCIPAL BALANCES        LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM       AVERAGE
---------------------------------------------  ---------  --------------  -------------  -----------   -----------   -----------
$ 500,000 or less............................      19     $    6,447,673        0.4%     $   125,131   $   485,063   $   339,351
$ 500,001 - $ 1,000,000......................      71         53,016,789        3.3          504,764       992,213       746,715
$ 1,000,001 - $ 1,500,000....................      76         93,976,383        5.8        1,000,636     1,496,547     1,236,531
$ 1,500,001 - $ 2,000,000....................      55         97,515,971        6.1        1,501,316     1,996,424     1,773,018
$ 2,000,001 - $ 2,500,000....................      48        107,781,042        6.7        2,000,000     2,498,037     2,245,438
$ 2,500,001 - $ 3,000,000....................      31         84,494,459        5.3        2,505,657     2,959,508     2,725,628
$ 3,000,001 - $ 4,000,000....................      40        141,403,164        8.8        3,005,445     3,948,569     3,535,079
$ 4,000,001 - $ 5,000,000....................      35        156,240,722        9.7        4,027,802     4,917,609     4,464,021
$ 5,000,001 - $ 6,000,000....................      20        108,456,945        6.7        5,048,224     5,994,006     5,422,847
$ 6,000,001 - $ 7,000,000....................      11         68,435,544        4.3        6,024,875     6,750,000     6,221,413
$ 7,000,001 - $ 8,000,000....................       9         67,851,289        4.2        7,018,249     7,951,858     7,539,032
$ 8,000,001 - $ 9,000,000....................       8         69,147,642        4.3        8,301,036     8,882,593     8,643,455
$ 9,000,001 - $10,000,000....................       8         76,313,993        4.7        9,102,132     9,987,841     9,539,249
$10,000,001 - $12,500,000....................       6         64,702,859        4.0       10,330,542    12,112,003    10,783,810
$12,500,001 - $15,000,000....................       4         56,700,532        3.5       12,767,027    15,000,000    14,175,133
$15,000,001 - $17,500,000....................       5         80,116,351        5.0       15,265,491    16,915,266    16,023,270
$17,500,001 - $20,000,000....................       5         92,969,810        5.8       17,940,368    19,135,822    18,593,962
Greater than $20,000,000.....................       7        181,299,261       11.3       20,233,222    33,613,520    25,899,894
                                                  ---     --------------     ------      -----------   -----------   -----------
     Total/Min/Max/Avg./Wtd Avg. ............     458     $1,606,870,428      100.0%     $   125,131   $33,613,520   $ 3,508,451
                                                  ---     --------------     ------      -----------   -----------   -----------
                                                  ---     --------------     ------      -----------   -----------   -----------
Average......................................             $    3,508,451
     Minimum.................................             $      125,131
     Maximum.................................             $   33,613,520

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
    RANGE OF SCHEDULED PRINCIPAL BALANCES      MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
$ 500,000 or less............................    1.02x     3.26x     1.93x      9.200%
$ 500,001 - $ 1,000,000......................    0.97      8.18      1.59       9.387
$ 1,000,001 - $ 1,500,000....................    0.77      3.34      1.43       9.381
$ 1,500,001 - $ 2,000,000....................    0.85      3.41      1.42       9.152
$ 2,000,001 - $ 2,500,000....................    0.82      3.94      1.37       9.266
$ 2,500,001 - $ 3,000,000....................    0.90      3.05      1.41       9.252
$ 3,000,001 - $ 4,000,000....................    0.90      2.39      1.39       9.449
$ 4,000,001 - $ 5,000,000....................    0.89      1.97      1.29       9.086
$ 5,000,001 - $ 6,000,000....................    0.94      2.39      1.44       9.080
$ 6,000,001 - $ 7,000,000....................    1.02      1.82      1.36       8.878
$ 7,000,001 - $ 8,000,000....................    0.94      1.35      1.15       9.475
$ 8,000,001 - $ 9,000,000....................    1.02      1.55      1.23       9.242
$ 9,000,001 - $10,000,000....................    0.94      1.33      1.19       9.175
$10,000,001 - $12,500,000....................    0.87      2.30      1.26       9.118
$12,500,001 - $15,000,000....................    1.10      1.27      1.20       8.999
$15,000,001 - $17,500,000....................    1.01      1.63      1.30       8.546
$17,500,001 - $20,000,000....................    0.98      1.63      1.22       8.800
Greater than $20,000,000.....................    1.02      1.45      1.21       8.934
                                                 ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x     8.18x     1.32x      9.126%
                                                 ----      ----      ----       ------
                                                 ----      ----      ----       ------

 DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP 1

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                            NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                 RANGE OF                   MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
          MORTGAGE INTEREST RATES             LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
------------------------------------------- ---------   --------------   -------------   ----------   -----------   ----------
 5.000% -  6.000%..........................      1      $    3,732,573         0.2%      $3,732,573   $ 3,732,573   $3,732,573
 6.001% -  6.500%..........................      5          10,224,623         0.6          625,763     3,586,875    2,044,925
 6.501% -  7.000%..........................      1           6,750,000         0.4        6,750,000     6,750,000    6,750,000
 7.001% -  7.500%..........................      5          13,000,121         0.8        1,854,817     4,216,401    2,600,024
 7.501% -  8.000%..........................     23         135,082,884         8.4          300,000    22,090,506    5,873,169
 8.001% -  8.500%..........................     73         279,264,297        17.4          125,131    26,498,948    3,825,538
 8.501% -  9.000%..........................     79         291,939,525        18.2          504,764    19,135,822    3,695,437
 9.001% -  9.500%..........................     99         347,169,547        21.6          437,412    16,254,479    3,506,763
 9.501% - 10.000%..........................    104         326,110,461        20.3          126,897    33,613,520    3,135,678
10.001% - 10.500%..........................     60         177,023,034        11.0          273,813    28,636,401    2,950,384
10.501% - 11.000%..........................      6          14,672,680         0.9        1,111,804     5,082,445    2,445,447
11.000% - 15.000%..........................      2           1,900,682         0.1          813,275     1,087,408      950,341
                                               ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..........    458      $1,606,870,428       100.0%      $  125,131   $33,613,520   $3,508,451
                                               ---      --------------      ------       ----------   -----------   ----------
                                               ---      --------------      ------       ----------   -----------   ----------
Weighted Average...........................                      9.126%
     Minimum...............................                      5.000%
     Maximum...............................                     14.750%

                                                                            WEIGHTED
                                             DEBT SERVICE COVERAGE RATIO    AVERAGE
                                             ----------------------------   MORTGAGE
                 RANGE OF                                        WEIGHTED   INTEREST
          MORTGAGE INTEREST RATES            MINIMUM   MAXIMUM   AVERAGE      RATE
-------------------------------------------  -------   -------   --------   --------
 5.000% -  6.000%..........................    0.90x     0.90x     0.90x      5.000%
 6.001% -  6.500%..........................    1.29      3.73      2.23       6.434
 6.501% -  7.000%..........................    1.72      1.72      1.72       7.000
 7.001% -  7.500%..........................    1.22      1.88      1.56       7.329
 7.501% -  8.000%..........................    0.85      2.87      1.29       7.849
 8.001% -  8.500%..........................    0.97      3.44      1.36       8.447
 8.501% -  9.000%..........................    0.87      8.18      1.30       8.830
 9.001% -  9.500%..........................    0.82      3.41      1.31       9.345
 9.501% - 10.000%..........................    0.77      3.94      1.30       9.795
10.001% - 10.500%..........................    0.83      3.04      1.30      10.278
10.501% - 11.000%..........................    1.04      2.39      1.67      10.705
11.000% - 15.000%..........................    1.20      1.39      1.31      13.463
                                               ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd Avg. ..........    0.77x     8.18x     1.32x      9.126%
                                               ----      ----      ----      ------
                                               ----      ----      ----      ------

     DISTRIBUTION OF TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                              NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
              PROPERTY TYPE(1)                  LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
--------------------------------------------- ---------   --------------   -------------   --------   -----------   ----------
Office.......................................    112      $  479,911,482        29.9%      $322,139   $33,613,520   $4,284,924
Retail.......................................    150         434,252,562        27.0        273,813    17,940,368    2,895,017
Multifamily..................................     80         409,779,971        25.5        460,483    22,090,506    5,122,250
Warehouse....................................     74         177,378,085        11.0        125,131    27,473,835    2,397,001
Industrial...................................     35          90,993,832         5.7        249,075     6,750,000    2,599,824
Other........................................      7          14,554,496         0.9        126,897     3,934,913    2,079,214
                                                 ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............    458      $1,606,870,428       100.0%      $125,131   $33,613,520   $3,508,451
                                                 ---      --------------      ------       --------   -----------   ----------
                                                 ---      --------------      ------       --------   -----------   ----------

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
              PROPERTY TYPE(1)                 MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
Office.......................................    0.77x     3.41x     1.32x      9.128%
Retail.......................................    0.85      3.73      1.31       9.158
Multifamily..................................    0.82      3.34      1.28       8.952
Warehouse....................................    0.87      8.18      1.29       9.476
Industrial...................................    0.90      2.98      1.47       8.892
Other........................................    1.20      2.39      2.01      10.206
                                                 ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x     8.18x     1.32x      9.126%
                                                 ----      ----      ----      ------
                                                 ----      ----      ----      ------

------------

(1) Property Type for each Mortgage Loan has been determined on the basis of the most substantial use to which the related Mortgaged Property is being put (based on square footage).

 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 1

                                                             PERCENTAGE OF
                                                               AGGREGATE
                                NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
           RANGE OF             MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
 DEBT SERVICE COVERAGE RATIOS     LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
------------------------------  ---------   --------------   -------------   --------   -----------   ----------
0.75x - 1.00x.................      34      $  134,103,271         8.3%      $913,821   $18,974,628   $3,944,214
1.01x - 1.10x.................      62         271,939,234        16.9        362,376    27,473,835    4,386,117
1.11x - 1.20x.................      61         289,288,895        18.0        582,180    28,636,401    4,742,441
1.21x - 1.30x.................      75         286,792,738        17.8        312,856    17,983,392    3,823,903
1.31x - 1.40x.................      50         155,640,227         9.7        331,163    15,730,274    3,112,805
1.41x - 1.50x.................      35         149,239,116         9.3        126,897    33,613,520    4,263,975
1.51x - 1.60x.................      35          80,336,565         5.0        567,835     8,882,593    2,295,330
1.61x - 1.70x.................      28          82,317,863         5.1        125,131    18,935,601    2,939,924
1.71x - 1.80x.................      15          31,813,892         2.0        615,391     6,750,000    2,120,926
1.81x - 1.90x.................      14          26,135,761         1.6        484,070     6,051,103    1,866,840
1.91x - 2.00x.................       9          31,467,409         2.0        577,257     5,235,130    3,496,379
2.01x - 2.25x.................      14          18,105,731         1.1        322,139     3,577,697    1,293,266
2.26x - 2.50x.................       8          28,872,758         1.8        300,000    10,350,000    3,609,095
2.51x - 3.00x.................       8           7,039,468         0.4        167,719     1,787,876      879,934
Greater than 3.00x............      10          13,777,502         0.9        453,230     2,644,114    1,377,750
                                   ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd
       Avg. ..................     458      $1,606,870,428       100.0%      $125,131   $33,613,520   $3,508,451
                                   ---      --------------      ------       --------   -----------   ----------
                                   ---      --------------      ------       --------   -----------   ----------
Weighted Average..............                        1.32x
     Minimum..................                        0.77x
     Maximum..................                        8.18x

                                 WEIGHTED
                                 AVERAGE    WEIGHTED
                                   DEBT     AVERAGE
                                 SERVICE    MORTGAGE
           RANGE OF              COVERAGE   INTEREST
 DEBT SERVICE COVERAGE RATIOS     RATIO       RATE
------------------------------   --------   --------
0.75x - 1.00x.................      0.94x     8.860%
1.01x - 1.10x.................      1.05      9.213
1.11x - 1.20x.................      1.15      9.290
1.21x - 1.30x.................      1.25      9.249
1.31x - 1.40x.................      1.35      9.088
1.41x - 1.50x.................      1.44      8.941
1.51x - 1.60x.................      1.54      9.283
1.61x - 1.70x.................      1.63      8.847
1.71x - 1.80x.................      1.74      8.631
1.81x - 1.90x.................      1.85      9.304
1.91x - 2.00x.................      1.94      8.477
2.01x - 2.25x.................      2.12      9.310
2.26x - 2.50x.................      2.33      9.404
2.51x - 3.00x.................      2.80      8.436
Greater than 3.00x............      3.57      8.998
                                    ----      -----
     Total/Min/Max/Avg./Wtd
       Avg. ..................      1.32x     9.126%
                                    ----      -----
                                    ----      -----

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                              NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
               STATE/DISTRICT                   LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------  ---------   --------------   -------------   ----------   -----------   ----------
California..................................     116      $  298,163,009        18.6%      $  273,813   $19,135,822   $2,570,371
New Jersey..................................      53         226,952,071        14.1          371,721    20,233,222    4,282,115
Georgia.....................................      33         109,162,688         6.8          362,376    15,000,000    3,307,960
Florida.....................................      22         101,901,786         6.3          582,180    27,473,835    4,631,899
Illinois....................................      29          97,644,641         6.1          312,856    18,935,601    3,367,057
Maryland....................................      35          93,828,261         5.8          878,544     7,574,690    2,680,807
Pennsylvania................................      14          80,372,932         5.0          666,087    18,974,628    5,740,924
District of Columbia........................       9          71,799,795         4.5          625,763    28,636,401    7,977,755
Minnesota...................................       8          70,871,006         4.4        1,802,976    33,613,520    8,858,876
Washington..................................      20          63,469,973         3.9          379,373    12,112,003    3,173,499
Colorado....................................      18          53,301,017         3.3          249,075    15,265,491    2,961,168
Virginia....................................       8          52,836,132         3.3        1,215,841    22,090,506    6,604,516
Delaware....................................       6          49,947,227         3.1        1,147,298    22,752,831    8,324,538
Texas.......................................      39          48,264,987         3.0          125,131     7,094,480    1,237,564
Arizona.....................................       8          46,355,544         2.9        1,914,233    10,733,808    5,794,443
Massachusetts...............................      10          46,213,409         2.9        1,854,817     6,364,453    4,621,341
North Carolina..............................      10          45,330,128         2.8        1,213,992    10,531,223    4,533,013
Other.......................................      20          50,455,823         3.1          570,294     5,994,006    2,522,791
                                                 ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ...........     458      $1,606,870,428       100.0%      $  125,131   $33,613,520   $3,508,451
                                                 ---      --------------      ------       ----------   -----------   ----------
                                                 ---      --------------      ------       ----------   -----------   ----------

                                                                              WEIGHTED
                                              DEBT SERVICE COVERAGE RATIO      AVERAGE
                                              ----------------------------    MORTGAGE
                                                                  WEIGHTED    INTEREST
               STATE/DISTRICT                 MINIMUM   MAXIMUM   AVERAGE       RATE
--------------------------------------------  -------   -------   --------   -----------
California..................................    0.82x     3.26x     1.31x       9.217%
New Jersey..................................    0.77      3.04      1.29        9.039
Georgia.....................................    0.91      2.30      1.39        9.065
Florida.....................................    1.01      1.87      1.22        9.593
Illinois....................................    1.04      2.16      1.41        8.949
Maryland....................................    0.96      3.73      1.41        9.076
Pennsylvania................................    0.94      2.27      1.19        8.770
District of Columbia........................    1.05      2.14      1.31        9.111
Minnesota...................................    0.94      2.14      1.37        9.468
Washington..................................    0.87      3.34      1.36        9.254
Colorado....................................    1.00      3.94      1.54        9.195
Virginia....................................    0.90      3.05      1.29        8.200
Delaware....................................    1.15      1.51      1.21        8.577
Texas.......................................    1.07      8.18      1.53        9.351
Arizona.....................................    1.00      1.63      1.17        9.199
Massachusetts...............................    0.90      1.79      1.28        9.068
North Carolina..............................    1.15      1.61      1.31        9.245
Other.......................................    1.04      1.81      1.29        9.655
                                                ----      ----      ----        -----
     Total/Min/Max/Avg./Wtd Avg. ...........    0.77x     8.18x     1.32x       9.126%
                                                ----      ----      ----        -----
                                                ----      ----      ----        -----

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES LOCATED IN CALIFORNIA IN
                             MORTGAGE LOAN GROUP 1

                                                                             PERCENTAGE OF
                                                                               AGGREGATE
                                                  NUMBER OF    SCHEDULED       SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                                  MORTGAGE     PRINCIPAL       PRINCIPAL     -----------------------------------
              GEOGRAPHIC LOCATION                   LOANS       BALANCE         BALANCE      MINIMUM      MAXIMUM      AVERAGE
------------------------------------------------  ---------   ------------   -------------   --------   -----------   ----------
Northern California.............................      34      $118,732,174        39.8%      $779,209   $19,135,822   $3,492,123
Southern California.............................      82       179,430,835        60.2        273,813    15,950,840    2,188,181
                                                     ---      ------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ...............     116      $298,163,009       100.0%      $273,813   $19,135,822   $2,570,371
                                                     ---      ------------      ------       --------   -----------   ----------
                                                     ---      ------------      ------       --------   -----------   ----------

                                                                                  WEIGHTED
                                                  DEBT SERVICE COVERAGE RATIO      AVERAGE
                                                  ----------------------------    MORTGAGE
                                                                      WEIGHTED    INTEREST
              GEOGRAPHIC LOCATION                 MINIMUM   MAXIMUM   AVERAGE       RATE
------------------------------------------------  -------   -------   --------   -----------
Northern California.............................    0.83x     2.39x     1.39x       9.163%
Southern California.............................    0.82      3.26      1.25        9.253
                                                    ----      ----      ----        -----
     Total/Min/Max/Avg./Wtd Avg. ...............    0.82x     3.26x     1.31x       9.217%
                                                    ----      ----      ----        -----
                                                    ----      ----      ----        -----

 COUNTY DISTRIBUTION OF MORTGAGED PROPERTIES LOCATED IN CALIFORNIA IN MORTGAGE
                                  LOAN GROUP 1

                                                                             PERCENTAGE OF
                                                                               AGGREGATE
                                                  NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                                  MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
              CALIFORNIA COUNTIES                   LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
-----------------------------------------------   ---------   ------------   -------------   ----------   -----------   ----------
NORTHERN CALIFORNIA
Alameda........................................        8      $ 39,329,784        33.1%      $  861,870   $19,135,822   $4,916,223
Santa Clara....................................        8        29,985,698        25.3        1,456,346     6,750,000    3,748,212
Contra Costa...................................        5        11,281,531         9.5          779,209     7,316,744    2,256,306
San Francisco..................................        3        11,125,639         9.4          892,346     5,150,847    3,708,546
San Mateo......................................        2         9,339,570         7.9        3,534,829     5,804,741    4,669,785
Sacramento.....................................        2         5,543,669         4.7        2,118,064     3,425,605    2,771,834
Monterey.......................................        2         5,182,289         4.4        1,247,376     3,934,913    2,591,144
Sonoma.........................................        2         5,025,169         4.2        1,081,198     3,943,971    2,512,585
San Joaquin....................................        2         1,918,826         1.6          892,475     1,026,351      959,413
                                                      --      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..............       34      $118,732,174       100.0%      $  779,209   $19,135,822   $3,492,123
                                                      --      ------------      ------       ----------   -----------   ----------
                                                      --      ------------      ------       ----------   -----------   ----------
SOUTHERN CALIFORNIA
Los Angeles....................................       33      $ 61,784,112        34.4%      $  273,813   $ 4,761,545   $1,872,246
Orange.........................................       16        33,792,827        18.8          522,696     5,243,936    2,112,052
Riverside......................................        4        27,766,804        15.5          687,133    15,950,840    6,941,701
San Diego......................................       17        27,620,381        15.4          453,230     3,298,073    1,624,728
Ventura........................................        6        14,261,307         7.9          782,300     4,467,998    2,376,884
San Bernardino.................................        4        12,089,943         6.7        1,888,776     4,776,431    3,022,486
Santa Barbara..................................        1         1,273,134         0.7        1,273,134     1,273,134    1,273,134
Kern...........................................        1           842,327         0.5          842,327       842,327      842,327
                                                      --      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..............       82      $179,430,835       100.0%      $  273,813   $15,950,840   $2,188,181
                                                      --      ------------      ------       ----------   -----------   ----------
                                                      --      ------------      ------       ----------   -----------   ----------

                                                                                WEIGHTED
                                                 DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                 ----------------------------   MORTGAGE
                                                                     WEIGHTED   INTEREST
              CALIFORNIA COUNTIES                MINIMUM   MAXIMUM   AVERAGE      RATE
-----------------------------------------------  -------   -------   --------   --------
NORTHERN CALIFORNIA
Alameda........................................    1.00x     1.89x     1.16x      9.131%
Santa Clara....................................    1.01      1.97      1.53       8.368
Contra Costa...................................    0.97      2.14      1.16       9.895
San Francisco..................................    1.21      2.39      2.06      10.049
San Mateo......................................    1.05      1.35      1.24       8.973
Sacramento.....................................    0.83      1.38      1.17      10.327
Monterey.......................................    1.50      2.39      2.18       9.639
Sonoma.........................................    0.90      1.20      1.14       9.384
San Joaquin....................................    1.20      1.35      1.28       8.500
                                                   ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ..............    0.83x     2.39x     1.39x      9.163%
                                                   ----      ----      ----       -----
                                                   ----      ----      ----       -----
SOUTHERN CALIFORNIA
Los Angeles....................................    0.82x     2.82x     1.22x      9.329%
Orange.........................................    0.85      1.92      1.27       9.313
Riverside......................................    1.01      1.40      1.10       8.571
San Diego......................................    0.97      3.26      1.27       9.457
Ventura........................................    0.87      2.12      1.34       8.903
San Bernardino.................................    1.09      2.32      1.47      10.182
Santa Barbara..................................    1.19      1.19      1.19       9.625
Kern...........................................    2.59      2.59      2.59       9.000
                                                   ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd Avg. ..............    0.82x     3.26x     1.25x      9.253%
                                                   ----      ----      ----      ------
                                                   ----      ----      ----      ------

 DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 1

                                                                             PERCENTAGE OF
                                                                               AGGREGATE
                                                NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                  RANGE OF                      MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
         REMAINING TERMS TO MATURITY              LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
---------------------------------------------   ---------   --------------   -------------   ----------   -----------   ----------
BALLOON MORTGAGE LOANS
  0 -   6 months.............................       28      $   89,778,742         6.7%      $  720,360   $16,254,479   $3,206,384
  7 -  12 months.............................       24          62,466,649         4.7          522,696     8,882,593    2,602,777
 13 -  24 months.............................       45         134,531,901        10.1          249,075    15,265,491    2,989,598
 25 -  48 months.............................      127         426,148,168        32.0          582,180    22,090,506    3,355,497
 49 -  60 months.............................       50         245,027,100        18.4          167,719    28,636,401    4,900,542
 61 -  84 months.............................       53         180,007,850        13.5          312,856    26,498,948    3,396,375
 85 - 120 months.............................       20          68,146,818         5.1          125,131    16,915,266    3,407,341
121 - 180 months.............................       27         109,406,418         8.2          331,163    33,613,520    4,052,090
181 - 240 months.............................        4          14,701,783         1.1        2,754,653     4,516,543    3,675,446
                                                   ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............      378      $1,330,215,427       100.0%      $  125,131   $33,613,520   $3,519,088
                                                   ---      --------------      ------       ----------   -----------   ----------
                                                   ---      --------------      ------       ----------   -----------   ----------
Weighted Average.............................                    55 months
FULLY AMORTIZING MORTGAGE LOANS
 13 -  24 months.............................        1      $      126,897         0.0%      $  126,897   $   126,897   $  126,897
 25 -  60 months.............................        5           3,800,783         1.4          453,230     1,087,408      760,157
 61 - 120 months.............................       12          14,285,716         5.2          322,139     3,934,913    1,190,476
121 - 180 months.............................       30          94,631,287        34.2          379,373    20,233,222    3,154,376
181 - 240 months.............................       15          58,290,251        21.1          522,477    10,330,542    3,886,017
241 - 300 months.............................       16         103,631,289        37.5        2,687,209    27,473,835    6,476,956
301 - 360 months.............................        1           1,888,776         0.7        1,888,776     1,888,776    1,888,776
                                                   ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............       80      $  276,655,001       100.0%      $  126,897   $27,473,835   $3,458,188
                                                   ---      --------------      ------       ----------   -----------   ----------
                                                   ---      --------------      ------       ----------   -----------   ----------
Weighted Average.............................                   205 months

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                  RANGE OF                                         WEIGHTED   INTEREST
         REMAINING TERMS TO MATURITY           MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
BALLOON MORTGAGE LOANS
  0 -   6 months.............................    0.91x     2.14x     1.28x      9.311%
  7 -  12 months.............................    1.00      2.05      1.45       9.529
 13 -  24 months.............................    0.82      8.18      1.36       9.025
 25 -  48 months.............................    0.77      3.73      1.30       8.696
 49 -  60 months.............................    0.90      2.82      1.21       9.356
 61 -  84 months.............................    0.85      2.59      1.38       8.491
 85 - 120 months.............................    1.05      2.48      1.56       8.544
121 - 180 months.............................    1.04      2.31      1.38       9.684
181 - 240 months.............................    1.20      2.09      1.53       9.527
                                                 ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x     8.18x     1.33x      8.986%
                                                 ----      ----      ----       -----
                                                 ----      ----      ----       -----
FULLY AMORTIZING MORTGAGE LOANS
 13 -  24 months.............................    1.50x     1.50x     1.50x      9.750%
 25 -  60 months.............................    1.23      3.26      1.67      10.742
 61 - 120 months.............................    1.02      2.39      1.71       9.540
121 - 180 months.............................    1.05      3.05      1.44       9.480
181 - 240 months.............................    0.83      3.41      1.23      10.160
241 - 300 months.............................    0.92      1.30      1.13       9.879
301 - 360 months.............................    1.16      1.16      1.16      10.125
                                                 ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd Avg. ............    0.83x     3.41x     1.29x      9.798%
                                                 ----      ----      ----      ------
                                                 ----      ----      ----      ------

 DISTRIBUTION OF REMAINING AMORTIZATION TERMS OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 1

                                                                             PERCENTAGE OF
                                                                               AGGREGATE
                                                NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                   RANGE OF                     MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
         REMAINING AMORTIZATION TERMS             LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
----------------------------------------------  ---------   --------------   -------------   --------   -----------   ----------
Interest Only(1)..............................      23      $  139,093,398         8.7%      $331,163   $22,752,831   $6,047,539
  1 -  60 months..............................       6           3,927,681         0.2        126,897     1,087,408      654,613
 61 - 120 months..............................      14          19,948,921         1.2        322,139     4,770,859    1,424,923
121 - 180 months..............................      42         114,086,287         7.1        379,373    20,233,222    2,716,340
181 - 240 months..............................      98         249,739,571        15.5        273,813    10,330,542    2,548,363
241 - 300 months..............................     245         870,039,917        54.1        125,131    33,613,520    3,551,183
301 - 360 months..............................      30         210,034,653        13.1        300,000    28,636,401    7,001,155
                                                   ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. .............     458      $1,606,870,428       100.0%      $125,131   $33,613,520   $3,508,451
                                                   ---      --------------      ------       --------   -----------   ----------
                                                   ---      --------------      ------       --------   -----------   ----------
Weighted Average..............................                  238 months

                                                                                WEIGHTED
                                                DEBT SERVICE COVERAGE RATIO     AVERAGE
                                                ----------------------------    MORTGAGE
                   RANGE OF                                         WEIGHTED    INTEREST
         REMAINING AMORTIZATION TERMS           MINIMUM   MAXIMUM   AVERAGE       RATE
----------------------------------------------  -------   -------   --------    --------
Interest Only(1)..............................    0.90x     3.94x     1.52x       8.150%
  1 -  60 months..............................    1.23      3.26      1.66       10.710
 61 - 120 months..............................    1.01      2.39      1.52        9.592
121 - 180 months..............................    1.05      8.18      1.44        9.391
181 - 240 months..............................    0.83      3.41      1.33        9.504
241 - 300 months..............................    0.77      3.44      1.29        9.166
301 - 360 months..............................    0.97      2.48      1.22        8.942
                                                  ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd Avg. .............    0.77x     8.18x     1.32x       9.126%
                                                  ----      ----      ----       ------
                                                  ----      ----      ----       ------

     (1) Includes three Mortgage Loans with an aggregate Scheduled Principal Balance of $11,745,073 that are Interest Only then Amortizing.

    DISTRIBUTION OF SEASONING OF THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                              NUMBER OF     SCHEDULED        SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE      PRINCIPAL        PRINCIPAL     -----------------------------------
            RANGE OF SEASONING(1)               LOANS        BALANCE          BALANCE      MINIMUM      MAXIMUM      AVERAGE
--------------------------------------------- ---------   --------------   -------------   --------   -----------   ----------
  0 -  24 months.............................     37      $   67,352,102         4.2%      $125,131   $10,350,000   $1,820,327
 25 -  60 months.............................     68         313,187,949        19.5        167,719    27,473,835    4,605,705
 61 -  84 months.............................    132         665,653,905        41.4        453,230    33,613,520    5,042,833
 85 - 120 months.............................    183         510,674,240        31.8        126,897    22,752,831    2,790,570
121 - 180 months.............................     29          42,923,494         2.7        273,813     4,770,859    1,480,120
181 - 240 months.............................      5           3,545,815         0.2        485,063     1,038,056      709,163
241 - 300 months.............................      4           3,532,922         0.2        564,895     1,233,546      883,230
                                                 ---      --------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ............    458      $1,606,870,428       100.0%      $125,131   $33,613,520   $3,508,451
                                                 ---      --------------      ------       --------   -----------   ----------
                                                 ---      --------------      ------       --------   -----------   ----------
Weighted Average.............................                  76 months
     Minimum.................................                   0 months
     Maximum.................................                 277 months

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
            RANGE OF SEASONING(1)              MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
  0 -  24 months.............................    1.15x     2.48x     1.65x      8.474%
 25 -  60 months.............................    0.83      8.18      1.32       9.240
 61 -  84 months.............................    0.90      3.94      1.28       9.170
 85 - 120 months.............................    0.77      3.73      1.33       9.042
121 - 180 months.............................    0.87      2.82      1.29       9.622
181 - 240 months.............................    1.09      2.01      1.28       9.533
241 - 300 months.............................    1.59      2.17      1.78       8.834
                                                 ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ............    0.77x     8.18x     1.32x      9.126%
                                                 ----      ----      ----       -----
                                                 ----      ----      ----       -----

(1) Calculated as the number of months between the first payment date of the Mortgage Loan and the Cut-Off Date.

DISTRIBUTION OF ORIGINAL LOAN TO VALUE RATIOS OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 1

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                            NUMBER OF     SCHEDULED        SCHEDULED          SCHEDULED PRINCIPAL BALANCE
             RANGE OF ORIGINAL              MORTGAGE      PRINCIPAL        PRINCIPAL     -------------------------------------
           LOAN TO VALUE RATIOS               LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
------------------------------------------- ---------   --------------   -------------   ----------   -----------   ----------
Not Applicable(1)..........................      5      $   19,308,420         1.2%      $3,532,093   $ 4,187,257   $3,861,684
 0.01% -  50.00%...........................     41          61,608,030         3.8          126,897     6,221,552    1,502,635
50.01% -  60.00%...........................     37         112,503,984         7.0          312,856    15,730,274    3,040,648
60.01% -  65.00%...........................     32         145,745,516         9.1          460,483    33,613,520    4,554,547
65.01% -  70.00%...........................    102         409,856,970        25.5          167,719    20,233,222    4,018,206
70.01% -  75.00%...........................    228         824,290,117        51.3          331,163    27,473,835    3,615,308
75.01% -  80.00%(2)........................      5          18,300,183         1.1          873,856     6,750,000    3,660,037
80.01% - 100.00%(2)........................      7          10,082,208         0.6          125,131     4,545,178    1,440,315
Greater than 100%(2).......................      1           5,175,000         0.3        5,175,000     5,175,000    5,175,000
                                               ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd Avg. ..........    458      $1,606,870,428       100.0%      $  125,131   $33,613,520   $3,508,451
                                               ---      --------------      ------       ----------   -----------   ----------
                                               ---      --------------      ------       ----------   -----------   ----------
Non-zero Weighted Average..................                       69.3%
Non-zero Minimum...........................                       22.0%
Maximum....................................                      125.0%

                                                                            WEIGHTED
                                             DEBT SERVICE COVERAGE RATIO    AVERAGE
                                             ----------------------------   MORTGAGE
             RANGE OF ORIGINAL                                   WEIGHTED   INTEREST
           LOAN TO VALUE RATIOS              MINIMUM   MAXIMUM   AVERAGE      RATE
-------------------------------------------  -------   -------   --------   --------
Not Applicable(1)..........................    1.14x     1.21x     1.17x      9.567%
 0.01% -  50.00%...........................    1.00      3.94      1.89       9.366
50.01% -  60.00%...........................    0.90      3.05      1.55       9.400
60.01% -  65.00%...........................    0.83      1.75      1.33       9.709
65.01% -  70.00%...........................    0.82      8.18      1.32       9.096
70.01% -  75.00%...........................    0.77      3.73      1.24       9.009
75.01% -  80.00%(2)........................    1.17      1.72      1.50       8.198
80.01% - 100.00%(2)........................    1.18      2.70      1.48       8.480
Greater than 100%(2).......................    1.91      1.91      1.91       7.750
                                               ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd Avg. ..........    0.77x     8.18x     1.32x      9.126%
                                               ----      ----      ----       -----
                                               ----      ----      ----       -----

(1) Refers to 5 Mortgage Loans secured by triple net leased retail stores for which a property valuation was not performed as part of the original Mortgage Loan underwriting process.

(2) Includes 10 purchase money Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $23,698,385; one triple net leased retail property with a Scheduled Principal Balance of approximately $4,545,178; and two Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $5,313,827 (which had original loan-to-value ratios of approximately 76%).

  DISTRIBUTION OF YEARS OF ORIGINATION OF THE MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP 1

                                                                            PERCENTAGE OF
                                                                              AGGREGATE          SCHEDULED PRINCIPAL BALANCE
                                               NUMBER OF     SCHEDULED        SCHEDULED     --------------------------------------
                   YEAR OF                     MORTGAGE      PRINCIPAL        PRINCIPAL
                 ORIGINATION                     LOANS        BALANCE          BALANCE        MINIMUM       MAXIMUM      AVERAGE
---------------------------------------------- ---------   --------------   -------------   -----------   -----------   ----------
1974 or Earlier...............................      3      $    2,299,376         0.1%      $   564,895   $ 1,157,223   $  766,459
1975 - 1985...................................     35          47,702,856         3.0           273,813     4,770,859    1,362,939
1986 - 1987...................................    115         253,287,512        15.8           126,897    12,112,003    2,202,500
1988..........................................     70         261,330,691        16.3           522,477    22,752,831    3,733,296
1989..........................................     87         393,193,544        24.5           636,946    26,498,948    4,519,466
1990..........................................     43         268,516,398        16.7           453,230    33,613,520    6,244,567
1991..........................................     37         232,009,472        14.4         1,057,283    27,473,835    6,270,526
1992..........................................     21          55,434,896         3.4           249,075    15,265,491    2,639,757
1993..........................................     10          25,743,581         1.6           167,719     6,750,000    2,574,358
1994..........................................     10          13,618,903         0.8           125,131     5,362,500    1,361,890
1995..........................................      1          10,350,000         0.6        10,350,000    10,350,000   10,350,000
1996..........................................     26          43,383,199         2.7           312,856     5,527,426    1,668,585
                                                  ---      --------------      ------       -----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ............    458      $1,606,870,428       100.0%      $   125,131   $33,613,520   $3,508,451
                                                  ---      --------------      ------       -----------   -----------   ----------
                                                  ---      --------------      ------       -----------   -----------   ----------

                                                                               WEIGHTED
                                                DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                ----------------------------   MORTGAGE
                   YEAR OF                                          WEIGHTED   INTEREST
                 ORIGINATION                    MINIMUM   MAXIMUM   AVERAGE      RATE
----------------------------------------------  -------   -------   --------   --------
1974 or Earlier...............................    1.71x     2.17x     1.88x      8.813%
1975 - 1985...................................    0.87      2.82      1.29       9.596
1986 - 1987...................................    0.82      3.73      1.37       9.244
1988..........................................    0.77      3.04      1.30       8.824
1989..........................................    0.91      3.34      1.29       8.934
1990..........................................    0.90      3.94      1.26       9.540
1991..........................................    0.83      2.27      1.23       9.352
1992..........................................    1.04      8.18      1.61       9.105
1993..........................................    1.16      3.41      1.52       8.520
1994..........................................    1.15      2.48      1.57       8.373
1995..........................................    2.30      2.30      2.30       8.500
1996..........................................    1.24      2.20      1.53       8.500
                                                  ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd. Avg. ............    0.77x     8.18x     1.32x      9.126%
                                                  ----      ----      ----       -----
                                                  ----      ----      ----       -----

 PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 1

                                                                           PERCENTAGE OF
                                                                             AGGREGATE          SCHEDULED PRINCIPAL BALANCE
                                              NUMBER OF     SCHEDULED        SCHEDULED     -------------------------------------
                                              MORTGAGE      PRINCIPAL        PRINCIPAL
            PREPAYMENT PROVISION                LOANS        BALANCE          BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------  ---------   --------------   -------------   ----------   -----------   ----------
Locked-Out..................................      37      $   73,362,423         4.6%      $  312,856   $12,112,003   $1,982,768
Yield Maintenance...........................     388       1,393,380,084        86.7          125,131    33,613,520    3,591,186
Declining Percentage........................      16          55,241,197         3.4          485,063    15,000,000    3,452,575
Open then Yield Maintenance(1)..............       4          46,359,122         2.9        2,693,386    22,752,831   11,589,781
Open........................................      13          38,527,601         2.4          167,719    10,350,000    2,963,662
                                                 ---      --------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ..........     458      $1,606,870,428       100.0%      $  125,131   $33,613,520   $3,508,451
                                                 ---      --------------      ------       ----------   -----------   ----------
                                                 ---      --------------      ------       ----------   -----------   ----------

                                                                              WEIGHTED
                                              DEBT SERVICE COVERAGE RATIO      AVERAGE
                                              ----------------------------    MORTGAGE
                                                                  WEIGHTED    INTEREST
            PREPAYMENT PROVISION              MINIMUM   MAXIMUM   AVERAGE       RATE
--------------------------------------------  -------   -------   --------   -----------
Locked-Out..................................    0.87x     2.20x     1.34x       8.741%
Yield Maintenance...........................    0.77      8.18      1.31        9.196
Declining Percentage........................    1.09      2.17      1.37        8.566
Open then Yield Maintenance(1)..............    1.15      1.43      1.25        8.221
Open........................................    1.00      3.44      1.62        9.215
                                                ----      ----      ----        -----
     Total/Min/Max/Avg./Wtd. Avg. ..........    0.77x     8.18x     1.32x       9.126%
                                                ----      ----      ----        -----
                                                ----      ----      ----        -----

(1) These Mortgage Loans will become subject to a yield maintenance Prepayment Charge at various times between the Cut-Off Date and September 1996.

 DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2

                                                                          PERCENTAGE OF
                                                                            AGGREGATE
                                               NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                  RANGE OF                     MORTGAGE     PRINCIPAL       PRINCIPAL     --------------------------------------
        SCHEDULED PRINCIPAL BALANCES             LOANS       BALANCE         BALANCE        MINIMUM       MAXIMUM      AVERAGE
---------------------------------------------  ---------   ------------   -------------   -----------   -----------   ----------
$   500,000 or less..........................       2      $    657,714         0.2%      $   317,711   $   340,003   $  328,857
$   500,001 -  $1,000,000....................      11         8,544,280         2.5           573,571       994,848      776,753
$ 1,000,001 -  $1,500,000....................      15        17,949,759         5.2         1,004,833     1,396,893    1,196,651
$ 1,500,001 -  $2,000,000....................      19        32,445,073         9.4         1,502,778     1,986,052    1,707,635
$ 2,000,001 -  $2,500,000....................      12        26,502,576         7.6         2,000,805     2,413,173    2,208,548
$ 2,500,001 -  $3,000,000....................      12        32,320,101         9.3         2,557,918     2,975,192    2,693,342
$ 3,000,001 -  $4,000,000....................      10        35,101,765        10.1         3,003,068     3,948,560    3,510,176
$ 4,000,001 -  $5,000,000....................       8        36,555,097        10.5         4,090,582     4,968,525    4,569,387
$ 5,000,001 -  $6,000,000....................       5        26,658,414         7.7         5,068,828     5,625,257    5,331,683
$ 6,000,001 -  $7,000,000....................       1         6,635,354         1.9         6,635,354     6,635,354    6,635,354
$ 7,000,001 -  $8,000,000....................       3        22,333,240         6.4         7,046,957     7,716,766    7,444,413
$ 8,000,001 -  $9,000,000....................       3        25,328,216         7.3         8,372,514     8,545,641    8,442,739
$ 9,000,001 - $10,000,000....................       1         9,696,017         2.8         9,696,017     9,696,017    9,696,017
$10,000,001 - $12,500,000....................       2        23,218,205         6.7        11,064,866    12,153,338   11,609,102
$17,500,001 - $20,000,000....................       1        18,091,780         5.2        18,091,780    18,091,780   18,091,780
Greater than $20,000,000.....................       1        24,837,212         7.2        24,837,212    24,837,212   24,837,212
                                                  ---      ------------      ------       -----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ...........     106      $346,874,801       100.0%      $   317,711   $24,837,212   $3,272,404
                                                  ---      ------------      ------       -----------   -----------   ----------
                                                  ---      ------------      ------       -----------   -----------   ----------
Average......................................              $  3,272,404
     Minimum.................................              $    317,711
     Maximum.................................              $ 24,837,212

                                                                               WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO      AVERAGE
                                               ----------------------------    MORTGAGE
                  RANGE OF                                         WEIGHTED    INTEREST
        SCHEDULED PRINCIPAL BALANCES           MINIMUM   MAXIMUM   AVERAGE       RATE
---------------------------------------------  -------   -------   --------   -----------
$   500,000 or less..........................    1.27x     2.57x     1.94        8.776%
$   500,001 -  $1,000,000....................    0.82      3.46      1.57        9.113
$ 1,000,001 -  $1,500,000....................    0.87      5.33      1.76        9.182
$ 1,500,001 -  $2,000,000....................    0.78      3.11      1.47        9.459
$ 2,000,001 -  $2,500,000....................    0.93      1.85      1.37        9.323
$ 2,500,001 -  $3,000,000....................    0.96      2.02      1.41        9.217
$ 3,000,001 -  $4,000,000....................    0.98      1.54      1.20        8.871
$ 4,000,001 -  $5,000,000....................    0.95      1.79      1.33        9.451
$ 5,000,001 -  $6,000,000....................    1.01      1.87      1.42        9.191
$ 6,000,001 -  $7,000,000....................    1.19      1.19      1.19        9.750
$ 7,000,001 -  $8,000,000....................    1.17      1.49      1.28        9.377
$ 8,000,001 -  $9,000,000....................    1.05      1.36      1.16        8.422
$ 9,000,001 - $10,000,000....................    1.34      1.34      1.34        9.375
$10,000,001 - $12,500,000....................    0.93      2.17      1.52        9.447
$17,500,001 - $20,000,000....................    1.02      1.02      1.02        8.750
Greater than $20,000,000.....................    1.55      1.55      1.55        7.670
                                                 ----      ----      ----        -----
     Total/Min/Max/Avg./Wtd. Avg. ...........    0.78x     5.33x     1.37x       9.077%
                                                 ----      ----      ----        -----
                                                 ----      ----      ----        -----

 DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP 2

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                                NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                   RANGE OF                     MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
           MORTGAGE INTEREST RATES                LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
----------------------------------------------  ---------   ------------   -------------   ----------   -----------   ----------
 7.000% -  7.500%.............................       3      $  6,088,130         1.8%      $1,354,884   $ 2,716,025   $2,029,377
 7.501% -  8.000%.............................       7        44,189,792        12.7          340,003    24,837,212    6,312,827
 8.001% -  8.500%.............................      12        37,847,349        10.9          827,554     8,410,060    3,153,946
 8.501% -  9.000%.............................      15        65,401,028        18.9          913,104    18,091,780    4,360,069
 9.001% -  9.500%.............................      33        93,380,891        26.9          573,571    12,153,338    2,829,724
 9.501% - 10.000%.............................      27        73,010,961        21.0          317,711    11,064,866    2,704,110
10.001% - 10.500%.............................       9        26,956,650         7.8          911,885     4,868,313    2,995,183
                                                   ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ............     106      $346,874,801       100.0%      $  317,711   $24,837,212   $3,272,404
                                                   ---      ------------      ------       ----------   -----------   ----------
                                                   ---      ------------      ------       ----------   -----------   ----------
Weighted Average..............................                     9.077%
     Minimum..................................                     7.500%
     Maximum..................................                    10.375%

                                                                                WEIGHTED
                                                DEBT SERVICE COVERAGE RATIO      AVERAGE
                                                ----------------------------    MORTGAGE
                   RANGE OF                                         WEIGHTED    INTEREST
           MORTGAGE INTEREST RATES              MINIMUM   MAXIMUM   AVERAGE       RATE
----------------------------------------------  -------   -------   --------   -----------
 7.000% -  7.500%.............................    1.03x     1.14x     1.09x        7.500%
 7.501% -  8.000%.............................    0.82      2.57      1.41         7.773
 8.001% -  8.500%.............................    0.98      5.33      1.52         8.386
 8.501% -  9.000%.............................    1.01      3.11      1.29         8.880
 9.001% -  9.500%.............................    0.87      2.18      1.28         9.320
 9.501% - 10.000%.............................    0.90      4.53      1.56         9.792
10.001% - 10.500%.............................    0.78      1.42      1.12        10.246
                                                  ----      ----      ----        ------
     Total/Min/Max/Avg./Wtd. Avg. ............    0.78x     5.33x     1.37x        9.077%
                                                  ----      ----      ----        ------
                                                  ----      ----      ----        ------

     DISTRIBUTION OF TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                                        PERCENTAGE OF
                                                                          AGGREGATE
                                             NUMBER OF    SCHEDULED       SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                             MORTGAGE     PRINCIPAL       PRINCIPAL     -----------------------------------
             PROPERTY TYPE(1)                  LOANS       BALANCE         BALANCE      MINIMUM      MAXIMUM      AVERAGE
------------------------------------------   ---------   ------------   -------------   --------   -----------   ----------
Retail....................................       27      $116,904,360        33.7%      $573,571   $18,091,780   $4,329,791
Warehouse.................................       30        80,571,655        23.2        317,711    11,064,866    2,685,722
Office....................................       22        64,586,328        18.6        604,119    12,153,338    2,935,742
Multifamily...............................       13        50,007,258        14.4        648,226    24,837,212    3,846,712
Industrial................................       14        34,805,201        10.0        340,003     8,410,060    2,486,086
                                                ---      ------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ........      106      $346,874,801       100.0%      $317,711   $24,837,212   $3,272,404
                                                ---      ------------      ------       --------   -----------   ----------
                                                ---      ------------      ------       --------   -----------   ----------

                                                                           WEIGHTED
                                            DEBT SERVICE COVERAGE RATIO    AVERAGE
                                            ----------------------------   MORTGAGE
                                                                WEIGHTED   INTEREST
             PROPERTY TYPE(1)               MINIMUM   MAXIMUM   AVERAGE      RATE
------------------------------------------  -------   -------   --------   --------
Retail....................................    0.82x     3.11x     1.29x      9.007%
Warehouse.................................    0.87      2.18      1.45       9.279
Office....................................    0.93      1.98      1.26       9.318
Multifamily...............................    1.08      4.53      1.55       8.496
Industrial................................    0.78      5.33      1.41       9.233
                                              ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd. Avg. ........    0.78x     5.33x     1.37x      9.077%
                                              ----      ----      ----       -----
                                              ----      ----      ----       -----

------------

(1) Property Type for each Mortgage Loan has been determined on the basis of the most substantial use to which the related Mortgaged Property is being put (based on square footage).

 DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2

                                                           PERCENTAGE OF
                                                             AGGREGATE
                                 NUMBER OF    SCHEDULED      SCHEDULED          SCHEDULED PRINCIPAL BALANCE
        RANGE OF DEBT            MORTGAGE     PRINCIPAL      PRINCIPAL     -------------------------------------
   SERVICE COVERAGE RATIOS         LOANS       BALANCE        BALANCE       MINIMUM       MAXIMUM      AVERAGE
------------------------------   ---------   ------------  -------------   ----------   -----------   ----------
0.75x - 1.00x.................       13      $ 36,890,241       10.6%      $  911,885   $12,153,338   $2,837,711
1.01x - 1.10x.................       12        65,257,589       18.8        1,644,222    18,091,780    5,438,132
1.11x - 1.20x.................       13        42,818,136       12.3          648,226     7,716,766    3,293,703
1.21x - 1.30x.................       13        33,186,251        9.6          317,711     5,137,982    2,552,789
1.31x - 1.40x.................       16        51,437,337       14.8          604,119     9,696,017    3,214,834
1.41x - 1.50x.................        8        20,666,345        6.0          573,571     7,569,518    2,583,293
1.51x - 1.60x.................        6        39,562,788       11.4        1,630,656    24,837,212    6,593,798
1.61x - 1.70x.................        3         6,947,637        2.0        1,105,745     4,133,695    2,315,879
1.71x - 1.80x.................        7        13,857,624        4.0          648,226     4,779,466    1,979,661
1.81x - 1.90x.................        3         9,763,313        2.8        2,149,863     5,312,470    3,254,438
1.91x - 2.00x.................        3         5,053,763        1.5          913,104     2,632,277    1,684,588
2.01x - 2.25x.................        3        14,763,937        4.3        1,118,878    11,064,866    4,921,312
2.51x - 3.00x.................        2         2,044,247        0.6          340,003     1,704,245    1,022,124
Greater than 3.00x............        4         4,625,592        1.3          664,649     1,728,144    1,156,398
                                    ---      ------------     ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd.
       Avg. ..................      106      $346,874,801      100.0%      $  317,711   $24,837,212   $3,272,404
                                    ---      ------------     ------       ----------   -----------   ----------
                                    ---      ------------     ------       ----------   -----------   ----------
Weighted Average..............                       1.37x
     Minimum..................                       0.78x
     Maximum..................                       5.33x

                                 WEIGHTED
                                 AVERAGE   WEIGHTED
                                   DEBT     AVERAGE
                                 SERVICE   MORTGAGE
        RANGE OF DEBT            COVERAGE  INTEREST
   SERVICE COVERAGE RATIOS        RATIO      RATE
------------------------------   --------  ---------
0.75x - 1.00x.................     0.93x     9.239%
1.01x - 1.10x.................     1.04      8.955
1.11x - 1.20x.................     1.16      9.282
1.21x - 1.30x.................     1.26      9.430
1.31x - 1.40x.................     1.35      9.171
1.41x - 1.50x.................     1.47      9.155
1.51x - 1.60x.................     1.55      8.245
1.61x - 1.70x.................     1.66      8.894
1.71x - 1.80x.................     1.76      9.206
1.81x - 1.90x.................     1.85      8.470
1.91x - 2.00x.................     1.98      9.447
2.01x - 2.25x.................     2.15      9.790
2.51x - 3.00x.................     2.56      9.417
Greater than 3.00x............     4.03      9.155
                                   ----      -----
     Total/Min/Max/Avg./Wtd.
       Avg. ..................     1.37x     9.077%
                                   ----      -----
                                   ----      -----

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                              NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
               STATE/DISTRICT                   LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------- ---------   ------------   -------------   ----------   -----------   ----------
California...................................     56      $155,123,360        44.7%      $  317,711   $12,153,338   $2,770,060
Florida......................................      8        45,102,946        13.0          827,554    18,091,780    5,637,868
Georgia......................................      9        44,640,128        12.9          340,003    24,837,212    4,960,014
New Jersey...................................      5        18,431,537         5.3        1,728,144     5,068,828    3,686,307
Illinois.....................................      7        16,175,873         4.7          925,449     4,954,820    2,310,839
Texas........................................      2        13,083,394         3.8        5,513,876     7,569,518    6,541,697
Pennsylvania.................................      4        10,557,372         3.0        1,588,374     4,229,545    2,639,343
Hawaii.......................................      1         9,696,017         2.8        9,696,017     9,696,017    9,696,017
Minnesota....................................      2         9,360,988         2.7        1,644,222     7,716,766    4,680,494
Other........................................     12        24,703,188         7.1          664,649     4,968,525    2,058,599
                                                 ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ...........    106      $346,874,801       100.0%      $  317,711   $24,837,212   $3,272,404
                                                 ---      ------------      ------       ----------   -----------   ----------
                                                 ---      ------------      ------       ----------   -----------   ----------

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
               STATE/DISTRICT                  MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
California...................................    0.90x     5.33x     1.39x      9.189%
Florida......................................    1.01      1.66      1.21       8.665
Georgia......................................    0.87      2.57      1.46       8.207
New Jersey...................................    1.30      3.11      1.51       9.639
Illinois.....................................    0.82      1.39      1.19       9.052
Texas........................................    1.49      1.57      1.53       9.158
Pennsylvania.................................    0.78      1.42      1.02      10.375
Hawaii.......................................    1.34      1.34      1.34       9.375
Minnesota....................................    1.04      1.17      1.15       9.684
Other........................................    1.06      4.53      1.57       9.351
                                                 ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd. Avg. ...........    0.78x     5.33x     1.37x      9.077%
                                                 ----      ----      ----      ------
                                                 ----      ----      ----      ------

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES LOCATED IN CALIFORNIA IN
                             MORTGAGE LOAN GROUP 2

                                                                           PERCENTAGE OF
                                                                             AGGREGATE
                                                NUMBER OF    SCHEDULED       SCHEDULED         SCHEDULED PRINCIPAL BALANCE
                                                MORTGAGE     PRINCIPAL       PRINCIPAL     -----------------------------------
              GEOGRAPHIC LOCATION                 LOANS       BALANCE         BALANCE      MINIMUM      MAXIMUM      AVERAGE
----------------------------------------------- ---------   ------------   -------------   --------   -----------   ----------
Northern California............................     34      $ 93,813,692        60.5%      $317,711   $ 8,410,060   $2,759,226
Southern California............................     22        61,309,668        39.5        573,571    12,153,338    2,786,803
                                                    --      ------------      ------       --------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. .............     56      $155,123,360       100.0%      $317,711   $12,153,338   $2,770,060
                                                    --      ------------      ------       --------   -----------   ----------
                                                    --      ------------      ------       --------   -----------   ----------

                                                                                WEIGHTED
                                                 DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                 ----------------------------   MORTGAGE
                                                                     WEIGHTED   INTEREST
              GEOGRAPHIC LOCATION                MINIMUM   MAXIMUM   AVERAGE      RATE
-----------------------------------------------  -------   -------   --------   --------
Northern California............................    0.90x     5.33x     1.35x      9.188%
Southern California............................    0.93      2.55      1.44       9.192
                                                   ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd. Avg. .............    0.90x     5.33x     1.39x      9.189%
                                                   ----      ----      ----       -----
                                                   ----      ----      ----       -----

 COUNTY DISTRIBUTION OF MORTGAGED PROPERTIES LOCATED IN CALIFORNIA IN MORTGAGE
                                  LOAN GROUP 2

                                                                       PERCENTAGE OF
                                                                         AGGREGATE
                                             NUMBER OF    SCHEDULED      SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                             MORTGAGE     PRINCIPAL      PRINCIPAL     -------------------------------------
           CALIFORNIA COUNTIES                 LOANS       BALANCE        BALANCE       MINIMUM       MAXIMUM      AVERAGE
------------------------------------------   ---------   -----------   -------------   ----------   -----------   ----------
NORTHERN CALIFORNIA
Contra Costa..............................        8      $26,040,433        27.8%      $1,004,833   $ 8,372,514   $3,255,054
Alameda...................................        6       18,523,632        19.7        1,105,745     6,635,354    3,087,272
Santa Clara...............................        8       17,616,441        18.8        1,033,457     7,046,957    2,202,055
San Mateo.................................        1        8,410,060         9.0        8,410,060     8,410,060    8,410,060
San Joaquin...............................        2        8,141,050         8.7        3,003,068     5,137,982    4,070,525
Marin.....................................        3        6,702,307         7.1        1,508,382     2,632,277    2,234,102
Sonoma....................................        4        4,751,858         5.1          317,711     2,688,395    1,187,965
Sacramento................................        2        3,627,910         3.9          911,885     2,716,025    1,813,955
                                                 --      -----------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ........       34      $93,813,692       100.0%      $  317,711   $ 8,410,060   $2,759,226
                                                 --      -----------      ------       ----------   -----------   ----------
                                                 --      -----------      ------       ----------   -----------   ----------
SOUTHERN CALIFORNIA
Los Angeles...............................       11      $31,423,036        51.3%      $  648,226   $12,153,338   $2,856,640
San Diego.................................        2       15,013,427        24.5        3,948,560    11,064,866    7,506,713
Orange....................................        4        7,588,816        12.4        1,704,245     2,153,517    1,897,204
Ventura...................................        1        3,805,974         6.2        3,805,974     3,805,974    3,805,974
San Bernardino............................        2        1,879,448         3.1          573,571     1,305,877      939,724
Santa Barbara.............................        2        1,598,967         2.6          604,119       994,848      799,484
                                                 --      -----------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ........       22      $61,309,668       100.0%      $  573,571   $12,153,338   $2,786,803
                                                 --      -----------      ------       ----------   -----------   ----------
                                                 --      -----------      ------       ----------   -----------   ----------

                                                                           WEIGHTED
                                            DEBT SERVICE COVERAGE RATIO    AVERAGE
                                            ----------------------------   MORTGAGE
                                                                WEIGHTED   INTEREST
           CALIFORNIA COUNTIES              MINIMUM   MAXIMUM   AVERAGE      RATE
------------------------------------------  -------   -------   --------   --------
NORTHERN CALIFORNIA
Contra Costa..............................    0.90x     1.79x     1.23x      9.127%
Alameda...................................    1.07      2.02      1.32       9.744
Santa Clara...............................    1.05      5.33      1.56       9.204
San Mateo.................................    1.05      1.05      1.05       8.500
San Joaquin...............................    1.29      1.54      1.38       9.546
Marin.....................................    1.55      1.98      1.82       9.194
Sonoma....................................    1.15      1.95      1.37       8.668
Sacramento................................    1.00      1.03      1.02       8.160
                                              ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd. Avg. ........    0.90x     5.33x     1.35x      9.188%
                                              ----      ----      ----       ------
                                              ----      ----      ----       ------
SOUTHERN CALIFORNIA
Los Angeles...............................    0.93x     1.85x     1.23x      8.984%
San Diego.................................    1.02      2.17      1.87       9.655
Orange....................................    1.11      2.55      1.59       9.776
Ventura...................................    1.21      1.21      1.21       8.000
San Bernardino............................    1.36      1.42      1.38       9.424
Santa Barbara.............................    1.33      1.74      1.59       8.736
                                              ----      ----      ----       ------
     Total/Min/Max/Avg./Wtd. Avg. ........    0.93x     2.55x     1.44x      9.192%
                                              ----      ----      ----       ------
                                              ----      ----      ----       ------

 DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2

                                                                        PERCENTAGE OF
                                                                          AGGREGATE
                                              NUMBER OF    SCHEDULED      SCHEDULED          SCHEDULED PRINCIPAL BALANCE
            RANGE OF REMAINING                MORTGAGE     PRINCIPAL      PRINCIPAL     -------------------------------------
             TERMS TO MATURITY                  LOANS       BALANCE        BALANCE       MINIMUM       MAXIMUM      AVERAGE
-------------------------------------------   ---------   ------------  -------------   ----------   -----------   ----------
BALLOON MORTGAGE LOANS
 25 -  48 months...........................        1      $  1,354,884        0.4%      $1,354,884   $ 1,354,884   $1,354,884
 49 -  60 months...........................        4        13,028,926        4.0          925,449     8,410,060    3,257,231
 61 -  84 months...........................       40        85,783,687       26.2          573,571     7,716,766    2,144,592
 85 - 120 months...........................       41       175,594,104       53.6          317,711    24,837,212    4,282,783
121 - 180 months...........................       12        52,097,715       15.9        1,332,559    11,064,866    4,341,476
                                                  --      ------------     ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. .........       98      $327,859,316      100.0%      $  317,711   $24,837,212   $3,345,503
                                                  --      ------------     ------       ----------   -----------   ----------
                                                  --      ------------     ------       ----------   -----------   ----------
Weighted Average...........................                 101 months

FULLY AMORTIZING MORTGAGE LOANS
121 - 180 months...........................        5      $  5,457,589       28.7%      $  340,003   $ 2,000,805   $1,091,518
181 - 240 months...........................        2        10,582,704       55.7        5,068,828     5,513,876    5,291,352
241 - 360 months...........................        1         2,975,192       15.6        2,975,192     2,975,192    2,975,192
                                                  --      ------------     ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. .........        8      $ 19,015,485      100.0%      $  340,003   $ 5,513,876   $2,376,936
                                                  --      ------------     ------       ----------   -----------   ----------
                                                  --      ------------     ------       ----------   -----------   ----------
Weighted Average...........................                 213 months

                                                                            WEIGHTED
                                             DEBT SERVICE COVERAGE RATIO    AVERAGE
                                             ----------------------------   MORTGAGE
            RANGE OF REMAINING                                   WEIGHTED   INTEREST
             TERMS TO MATURITY               MINIMUM   MAXIMUM   AVERAGE      RATE
-------------------------------------------  -------   -------   --------   --------
BALLOON MORTGAGE LOANS
 25 -  48 months...........................    1.14x     1.14x     1.14x      7.500%
 49 -  60 months...........................    0.82      1.24      1.07       8.381
 61 -  84 months...........................    0.87      3.11      1.40       9.358
 85 - 120 months...........................    0.78      5.33      1.29       9.024
121 - 180 months...........................    0.95      2.17      1.55       8.770
                                               ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd. Avg. .........    0.78x     5.33x     1.35x      9.039%
                                               ----      ----      ----      ------
                                               ----      ----      ----      ------
FULLY AMORTIZING MORTGAGE LOANS
121 - 180 months...........................    1.21x     4.53x     2.46x      9.807%
181 - 240 months...........................    1.38      1.57      1.48       9.614
241 - 360 months...........................    1.37      1.37      1.37      10.000
                                               ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd. Avg. .........    1.21x     4.53x     1.74x      9.730%
                                               ----      ----      ----      ------
                                               ----      ----      ----      ------

 DISTRIBUTION OF REMAINING AMORTIZATION TERMS OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2

                                                                              PERCENTAGE OF
                                                                                AGGREGATE
                                                   NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
               RANGE OF REMAINING                  MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
               AMORTIZATION TERMS                    LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
-------------------------------------------------  ---------   ------------   -------------   ----------   -----------   ----------
Interest Only(1).................................       4      $ 11,200,299         3.2%      $1,005,022   $ 4,133,695   $2,800,075
121 - 180 months.................................      11        19,031,608         5.5          317,711     5,312,470    1,730,146
181 - 240 months.................................      26        62,262,729        17.9          604,119     5,625,257    2,394,720
241 - 300 months.................................      54       173,867,143        50.1          573,571    12,153,338    3,219,762
301 - 360 months.................................      11        80,513,022        23.2        1,973,086    24,837,212    7,319,366
                                                      ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ...............     106      $346,874,801       100.0%      $  317,711   $24,837,212   $3,272,404
                                                      ---      ------------      ------       ----------   -----------   ----------
                                                      ---      ------------      ------       ----------   -----------   ----------
Weighted Average.................................                260 months

                                                                                  WEIGHTED
                                                   DEBT SERVICE COVERAGE RATIO    AVERAGE
                                                   ----------------------------   MORTGAGE
               RANGE OF REMAINING                                      WEIGHTED   INTEREST
               AMORTIZATION TERMS                  MINIMUM   MAXIMUM   AVERAGE      RATE
-------------------------------------------------  -------   -------   --------   --------
Interest Only(1).................................    0.98x     1.66x     1.26x      8.216%
121 - 180 months.................................    1.21      4.53      2.16       9.229
181 - 240 months.................................    0.78      2.18      1.36       9.440
241 - 300 months.................................    0.82      5.33      1.33       9.198
301 - 360 months.................................    1.02      1.55      1.28       8.619
                                                     ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd. Avg. ...............    0.78x     5.33x     1.37x      9.077%
                                                     ----      ----      ----       -----
                                                     ----      ----      ----       -----

------------

(1) Includes one Mortgage Loan, with an aggregate Scheduled Principal Balance of $1,005,022, which is Interest Only then Amortizing.

    DISTRIBUTION OF SEASONING OF THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                              NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
            RANGE OF SEASONING(1)               LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------- ---------   ------------   -------------   ----------   -----------   ----------
  0 -  24 months.............................      2      $  4,689,111         1.4       $1,973,086   $ 2,716,025   $2,344,555
 25 -  60 months.............................     11        38,557,072        11.1        1,704,245     7,716,766    3,505,188
 61 -  84 months.............................     36       160,703,203        46.3          340,003    24,837,212    4,463,978
 85 - 120 months.............................     52       130,208,586        37.5          573,571    18,091,780    2,504,011
121 - 180 months.............................      5        12,716,829         3.7          317,711     5,513,876    2,543,366
                                                 ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ...........    106      $346,874,801      100.0%       $  317,711   $24,837,212   $3,272,404
                                                 ---      ------------      ------       ----------   -----------   ----------
                                                 ---      ------------      ------       ----------   -----------   ----------
Weighted Average.............................                81 months
     Minimum.................................                14 months
     Maximum.................................               136 months

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
            RANGE OF SEASONING(1)              MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
  0 -  24 months.............................    1.03x     1.34x     1.16x      8.342%
 25 -  60 months.............................    1.02      3.11      1.47       9.348
 61 -  84 months.............................    0.78      5.33      1.44       9.028
 85 - 120 months.............................    0.82      2.18      1.27       9.060
121 - 180 months.............................    0.90      1.57      1.27       9.324
                                                 ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd. Avg. ...........    0.78x     5.33x     1.37x     9.077%
                                                 ----      ----      ----      ------
                                                 ----      ----      ----      ------

------------

(1) Calculated as the number of months between the first payment date of the Mortgage Loan and the Cut-Off Date.

DISTRIBUTION OF ORIGINAL LOAN TO VALUE RATIOS OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2

                                                                      PERCENTAGE OF
                                                                        AGGREGATE
                                           NUMBER OF    SCHEDULED       SCHEDULED           SCHEDULED PRINCIPAL BALANCE
            RANGE OF ORIGINAL              MORTGAGE     PRINCIPAL       PRINCIPAL     ---------------------------------------
           LOAN TO VALUE RATIOS              LOANS       BALANCE         BALANCE        MINIMUM       MAXIMUM       AVERAGE
------------------------------------------ ---------   ------------   -------------   -----------   -----------   -----------
  0.01% -  50.00%.........................      9      $ 20,907,611         6.0%      $   648,226   $11,064,866   $ 2,323,068
 50.01% -  60.00%.........................      8        40,950,434        11.8           994,848    24,837,212     5,118,804
 60.01% -  65.00%.........................      5        17,472,299         5.0         1,080,808     9,696,017     3,494,460
 65.01% -  70.00%.........................     20        71,201,603        20.5           913,104    12,153,338     3,560,080
 70.01% -  75.00%.........................     62       175,535,050        50.6           317,711     8,545,641     2,831,210
 80.01% - 100.00%(1)......................      1        18,091,780         5.2        18,091,780    18,091,780    18,091,780
100.01% or greater(1).....................      1         2,716,025         0.8         2,716,025     2,716,025     2,716,025
                                              ---      ------------      ------       -----------   -----------   -----------
     Total/Min/Max/Avg./Wtd. Avg. ........    106      $346,874,801       100.0%      $   317,711   $24,837,212   $ 3,272,404
                                              ---      ------------      ------       -----------   -----------   -----------
                                              ---      ------------      ------       -----------   -----------   -----------
Weighted Average..........................                     68.8%
     Minimum..............................                     23.0%
     Maximum..............................                    114.0%

                                                                           WEIGHTED
                                            DEBT SERVICE COVERAGE RATIO    AVERAGE
                                            ----------------------------   MORTGAGE
            RANGE OF ORIGINAL                                   WEIGHTED   INTEREST
           LOAN TO VALUE RATIOS             MINIMUM   MAXIMUM   AVERAGE      RATE
------------------------------------------  -------   -------   --------   --------
  0.01% -  50.00%.........................    1.15x     4.53x     2.34x      9.671%
 50.01% -  60.00%.........................    1.14      1.98      1.60       8.076
 60.01% -  65.00%.........................    1.24      5.33      1.62       9.197
 65.01% -  70.00%.........................    0.78      1.95      1.25       9.315
 70.01% -  75.00%.........................    0.82      2.57      1.27       9.190
 80.01% - 100.00%(1)......................    1.02      1.02      1.02       8.750
100.01% or greater(1).....................    1.03      1.03      1.03       7.500
                                              ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd. Avg. ........    0.78x     5.33x     1.37x      9.077%
                                              ----      ----      ----       -----
                                              ----      ----      ----       -----

------------

(1) Includes one purchase money Mortgage Loan with a Scheduled Principal Balance of approximately $2,716,025 and one Mortgage Loan secured by a retail property with a Scheduled Principal Balance of approximately $18,091,780 and an original loan-to-value ratio of approximately 82%, resulting from the placement of senior debt on two outparcels of such Mortgaged Property.

  DISTRIBUTION OF YEARS OF ORIGINATION OF THE MORTGAGE LOANS IN MORTGAGE LOAN
                                    GROUP 2

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                              NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                   YEAR OF                    MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
                 ORIGINATION                    LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------- ---------   ------------   -------------   ----------   -----------   ----------
1975 - 1985..................................      5      $ 12,716,829         3.7%      $  317,711   $ 5,513,876   $2,543,366
1986 - 1987..................................     31        55,959,729        16.1          573,571     5,625,257    1,805,153
1988.........................................     21        74,248,857        21.4          827,554    18,091,780    3,535,660
1989.........................................     19       101,375,361        29.2          340,003    24,837,212    5,335,545
1990.........................................     17        59,327,842        17.1          664,649    11,064,866    3,489,873
1991.........................................      8        26,447,630         7.6        1,704,245     7,716,766    3,305,954
1992.........................................      2         6,796,972         2.0        1,728,144     5,068,828    3,398,486
1993.........................................      1         5,312,470         1.5        5,312,470     5,312,470    5,312,470
1994.........................................      2         4,689,111         1.4        1,973,086     2,716,025    2,344,555
                                                 ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ...........    106      $346,874,801      100.0%       $  317,711   $24,837,212   $3,272,404
                                                 ---      ------------      ------       ----------   -----------   ----------
                                                 ---      ------------      ------       ----------   -----------   ----------

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                   YEAR OF                                         WEIGHTED   INTEREST
                 ORIGINATION                   MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
1975 - 1985..................................    0.90x     1.57x     1.27x     9.324%
1986 - 1987..................................    0.87      2.18      1.38       9.247
1988.........................................    0.82      2.02      1.19       8.919
1989.........................................    0.93      5.33      1.38       8.685
1990.........................................    0.78      4.53      1.54       9.615
1991.........................................    1.02      2.55      1.30       9.507
1992.........................................    1.38      3.11      1.82       9.589
1993.........................................    1.87      1.87      1.87       8.250
1994.........................................    1.03      1.34      1.16       8.342
                                                 ----      ----      ----      ------
     Total/Min/Max/Avg./Wtd. Avg. ...........    0.78x     5.33x     1.37x     9.077%
                                                 ----      ----      ----      ------
                                                 ----      ----      ----      ------

 PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE OF THE MORTGAGE LOANS IN MORTGAGE
                                  LOAN GROUP 2

                                                                         PERCENTAGE OF
                                                                           AGGREGATE
                                              NUMBER OF    SCHEDULED       SCHEDULED          SCHEDULED PRINCIPAL BALANCE
                                              MORTGAGE     PRINCIPAL       PRINCIPAL     -------------------------------------
            PREPAYMENT PROVISION                LOANS       BALANCE         BALANCE       MINIMUM       MAXIMUM      AVERAGE
--------------------------------------------- ---------   ------------   -------------   ----------   -----------   ----------
Locked-Out...................................      1      $  4,968,525         1.4%      $4,968,525   $ 4,968,525   $4,968,525
Yield Maintenance............................    104       339,756,413        97.9          317,711    24,837,212    3,266,889
Open Then Yield Maintenance(1)...............      1         2,149,863         0.6        2,149,863     2,149,863    2,149,863
                                                 ---      ------------      ------       ----------   -----------   ----------
     Total/Min/Max/Avg./Wtd. Avg. ...........    106      $346,874,801       100.0%      $  317,711   $24,837,212   $3,272,404
                                                 ---      ------------      ------       ----------   -----------   ----------
                                                 ---      ------------      ------       ----------   -----------   ----------

                                                                              WEIGHTED
                                               DEBT SERVICE COVERAGE RATIO    AVERAGE
                                               ----------------------------   MORTGAGE
                                                                   WEIGHTED   INTEREST
            PREPAYMENT PROVISION               MINIMUM   MAXIMUM   AVERAGE      RATE
---------------------------------------------  -------   -------   --------   --------
Locked-Out...................................    1.06x     1.06x     1.06x      9.000%
Yield Maintenance............................    0.78      5.33      1.37       9.077
Open Then Yield Maintenance(1)...............    1.85      1.85      1.85       9.250
                                                 ----      ----      ----       -----
     Total/Min/Max/Avg./Wtd. Avg. ...........    0.78x     5.33x     1.37x      9.077%
                                                 ----      ----      ----       -----
                                                 ----      ----      ----       -----

(1) This Mortgage Loan will become subject to a yield maintenance Prepayment Charge in May 1996.

  PERCENTAGE OF MORTGAGE LOANS OPEN TO PREPAYMENT IN MORTGAGE LOAN GROUP 2(1)

YEAR                                         JANUARY    FEBRUARY    MARCH     APRIL      MAY       JUNE      JULY      AUGUST
------------------------------------------   -------    --------    -----     -----      ----      ----      ----      ------
1996......................................     0.00%      0.00%     3.10 %    4.29 %     3.38%     4.43%     2.34%      0.88%
1997......................................     1.60%      0.86%     0.54 %    1.59 %     4.06%     1.21%     3.91%      3.30%
1998......................................     1.36%      1.33%     5.67 %    5.16 %     4.08%     3.79%     3.90%      0.29%
1999......................................     1.88%      2.56%     0.88 %    1.59 %     0.00%     1.58%     1.97%      1.72%
2000......................................     3.31%      0.49%     3.52 %    6.78 %     3.09%     0.47%     3.19%      0.00%
2001......................................     0.78%      0.00%     0.00 %    1.59 %     1.38%     2.42%     0.39%      0.00%
2002......................................     0.78%      2.00%     0.54 %    1.59 %     0.00%     0.00%     0.39%      0.00%
2003......................................     0.78%      0.00%     1.53 %    1.59 %     0.00%     0.00%     1.24%      0.00%
2004......................................     0.78%      2.56%     0.88 %    1.59 %     0.00%     1.19%     1.58%      0.00%
2005......................................     0.78%      0.00%     1.65 %    4.68 %     0.47%     0.47%     0.39%      0.00%

YEAR                                        SEPTEMBER    OCTOBER    NOVEMBER   DECEMBER
------------------------------------------  ---------    -------    --------   --------
1996......................................     0.00%       2.72%      0.62%       1.31%
1997......................................     0.00%       1.56%      1.72%       0.43%
1998......................................     0.00%       1.56%      1.54%       5.22%
1999......................................     2.94%      13.65%      9.72%      10.35%
2000......................................     4.14%       0.58%      4.15%       0.00%
2001......................................     0.00%       0.00%      0.00%       0.57%
2002......................................     0.00%       0.00%      0.00%       0.00%
2003......................................     0.00%       0.00%      0.00%       0.00%
2004......................................     0.00%       0.74%      2.18%       0.00%
2005......................................     0.52%       0.00%      3.19%       0.00%

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(1) The above table presents the percentage of the Group 2 Mortgage Loans which have an Option Period occurring in the indicated month and year. Such percentages are based on the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-Off Date and do not reflect scheduled amortization or the repayment of Mortgage Loans having stated maturity dates during the months and years presented.

SECONDARY FINANCING

     The Mortgage Loans include certain Mortgage Loans as to which the related Mortgagors entered into other subordinated indebtedness secured by the related Mortgaged Properties. With respect to 7 of the Mortgage Loans (representing approximately 4.8% of the Mortgage Loans by aggregate Scheduled Principal Balance), such subordinated indebtedness (with an aggregate principal balance of approximately $20,663,781) was entered into in connection with a recent modification of the related Mortgage Loans entered into by CLIC (U.S.). Subordinated mortgage indebtedness held by CLIC (U.S.) will initially continue to be held by CLIC (U.S.) or the Liquidating Entities. In Intercreditor Agreements (the 'Intercreditor Agreements') between CLIC (U.S.) and the Depositor and its assignees, including the Trust, CLIC (U.S.) will agree not to exercise its right to foreclose under its subordinate mortgage loan unless CLIC (U.S.), or another party, purchases the Mortgage Loan from the Trust (in circumstances in which the Trust is permitted to sell the related Mortgage Loan) at a price at least equal to 100% of the then Scheduled Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Interest Rate and all related unpaid expenses incurred with respect to such Mortgage Loan.

     Substantially all of the Mortgage Loan documents either permit or do not prohibit the Mortgagor from entering into subordinate indebtedness. Where subordinate indebtedness is permitted, the subordinate lender is not required to enter into an intercreditor agreement, however, in many cases there are preconditions (such as minimum combined debt service coverage ratios) which must be satisfied prior to the Mortgagor being permitted to incur such subordinate indebtedness. See 'RISK FACTORS -- The Mortgage Loans -- Subordinate Indebtedness' in this Prospectus Supplement.

MODIFICATIONS OF CERTAIN MORTGAGE LOANS

     Since January 1, 1993, approximately 30.8% of the Mortgage Loans were modified through negotiations with the respective Mortgagors. Approximately 21.6% of such modifications occurred in 1993; approximately 35.0% of such modifications occurred in 1994; approximately 42.3% of such modifications occurred in 1995; and approximately 1.1% of such modifications occurred in 1996. These modifications involved one or more of the following: (i) negotiated partial prepayments, (ii) interest rate reductions or increases, (iii) conversions of adjustable rates to fixed rates, (iv) extensions or shortenings of terms to maturity, (v) debt forgiveness, (vi) conversion of a portion of the principal balance of a first-lien mortgage loan into a second-lien mortgage loan retained by CLIC (U.S.) (subject to Intercreditor Agreements) and (vii) modification of prepayment restrictions. In certain cases, CLIC (U.S.) may have received subordinate mortgages in connection with the modifications of the original mortgage loans which will be retained by CLIC (U.S.). See
' -- Secondary Financing' above. None of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity makes any representation that the underwriting of the modified Mortgage Loans would conform in all respects to procedures employed by federally insured financial institutions. Mortgage Loans that have been assumed, that have changed monthly due dates, or with respect to which the interest rate has changed pursuant to Rate Reset Options set forth in Rate Reset Mortgage Loans are not included with the modified Mortgage Loans described above.

     The majority of the modifications performed in 1995 were either modified in order to improve their debt service coverage ratios or refinanced due to the nearness (generally 18 months or less) of their scheduled maturity date, in each case in anticipation of this offering.

PREPAYMENT PROVISIONS

     The Mortgage Loans contain provisions which restrict prepayments in one of the following ways: (i) a prepayment premium which decreases over time, (ii) payment of a fee based upon a yield maintenance formula, (iii) payment of a fee equal to an amount based upon a yield maintenance formula plus 1% of the outstanding principal balance of the related Mortgage Loan, (iv) payment of a fee calculated as a percentage of the outstanding principal balance, (v) a prohibition on prepayments in whole or in part during a specified period, and
(vi) a combination of the above. Such prepayment premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments.

     The Group 2 Mortgage Loans may be prepaid without penalty during an Option Period. See 'RISK FACTORS -- The Mortgage Loans -- Prepayment Restrictions.' In addition, in certain states, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Prepayment and Late Payment Fees' in the Prospectus. No representation is made as to the collectibility of any prepayment premium or fee. For more information regarding the types of prepayment provisions, see Appendix A hereto.

CERTAIN ENVIRONMENTAL MATTERS

     The Mortgaged Properties include commercial and multifamily properties, and as such, are subject to federal, state and local laws and regulations relating to environmental protection. Such laws may include laws regulating emissions of air pollutants, discharges of waste water or storm water, the generation, transport, storage or disposal of hazardous waste, underground storage tanks, the removal and disposal of asbestos-containing materials and the management of electrical equipment containing polychlorinated biphenyls. The failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines.

     Moreover, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at 'off site' locations, said owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where said person's hazardous substances were disposed.

     Although the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'), provides an exemption from the definition of 'owner' for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. See 'RISK FACTORS -- The Mortgage Loans -- Environmental Law Considerations' herein and 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Environmental Matters' in the Prospectus.

     It was generally the policy of the U.S. Branch to avoid acquiring an interest in any mortgage loan thought to have environmental concerns which could have a material adverse impact on the economic viability of the related mortgaged property. In connection with the sale of the Mortgage Loans to the Depositor, a Phase I environmental site assessment was performed on Mortgaged Properties securing approximately 95.5% of the Mortgage Loans (by Scheduled Principal Balance). Depending on the result of the Phase I environmental site assessments, Phase II environmental site assessments and/or regulatory file reviews were performed. Phase II environmental site assessments were performed on 10 Mortgaged Properties securing approximately 2.6% of the Mortgage Loans (by Scheduled Principal Balance) and a regulatory file review was performed on 87 Mortgaged Properties securing approximately 15.6% of the Mortgage Loans (by Scheduled Principal Balance). All environmental site assessments and regulatory file reviews were performed after June 26, 1995 and were reviewed by Environmental Management Group, Inc. ('EMG').

     The results of the environmental site assessments (including regulatory file reviews) do not constitute an assurance or guarantee by CLIC (U.S.), the Depositor, the Underwriters or any other person or entity as to the absence of the existence of any environmental condition on or around the related Mortgaged Property. Given the limited scope of environmental site assessments, an environmental condition that may affect or exist on or around a particular Mortgaged Property may not have been discovered during the course of such environmental site assessment (including regulatory file reviews). Moreover, the severity of an environmental condition discovered during an environmental site assessment may not have been revealed fully because of the limited nature of the investigation. In addition, environmental conditions may develop after completion of the environmental site assessments, by operation of the property or otherwise.

     Certain of the Mortgaged Properties (i) are or were used for industrial or commercial operations including manufacturing, dry cleaning or gasoline service stations that involve the presence of hazardous materials and substances on such Mortgaged Property, (ii) are located in or near areas of known groundwater contamination not believed by EMG to be attributed to the Mortgaged Properties, and/or (iii) have interior staining and/or limited exterior staining, not known or believed to have caused any material environmental impact by EMG. With respect to several Mortgaged Properties, investigation or remediation by the owner, tenant or occupant is presently underway or conditions are being monitored or supervised by a state environmental agency to the satisfaction of such agency. In some cases, representing approximately 14.6% of the Mortgage Loans (by Scheduled Principal Balance), Phase II environmental site assessments or other subsurface investigations were recommended by EMG but were not performed where it was determined, after consultation with EMG, that environmental liabilities to the Trust were not likely to be material. There can be no assurance that there are no material environmental issues concerning such Mortgaged Properties. At Mortgaged Properties where the presence of contamination is possible but not confirmed, the necessity and costs of remediation are uncertain; as a result no assurance can be given as to whether cleanup would be required, what costs would be incurred if cleanup were required and whether any such costs would be material.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment prior to acquiring title to any Mortgaged Property or assuming its operation. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See 'RISK FACTORS -- Environmental Risks' and 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Environmental Matters' in the Prospectus.

     It should be noted that none of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity has made any representation or warranty as to the environmental condition of any Mortgaged Property, the impact of such condition on the prospective performance of any Mortgage Loan or the compliance of the Mortgaged Properties with any environmental laws.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties, provided that the information herein supersedes any contrary information set forth in the Prospectus. See 'SERVICING OF MORTGAGE LOANS' and 'THE TRUST AGREEMENT' in the Prospectus.

     The Servicer and the Special Servicer each will be required to service and administer the Mortgage Loans during the time each is responsible for such servicing and administration, for and on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling Agreement, the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the applicable Accepted Servicing Practices (as described below for each of the Servicer and the Special Servicer under ' -- The Servicer' and ' -- The Special Servicer,' respectively).

SERVICING TRANSFERS

     The Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, and prior to the acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer (whereupon it will become a 'Specially Serviced Mortgage Loan'), but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, to make remittances to the Trustee and prepare certain reports with respect to such Mortgage Loan and to make Servicing Advances and/or to reimburse the Special Servicer for any reimbursable property or lien priority protection and servicing expenses incurred thereby with respect to such Mortgage Loan. If any Mortgaged Property (upon acquisition, an 'REO Property') is acquired on behalf of the Trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof. The Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling Agreement and the Special Servicer will have no responsibility for the Servicer's performance of its duties under the Pooling Agreement.

     A 'Servicing Transfer Event' means, with respect to any Mortgage Loan, the occurrence of any of the following: (i) if such Mortgage Loan is a Balloon Mortgage Loan, a payment default occurs on such Mortgage Loan at its original maturity date and the Servicer does not extend the maturity of such Mortgage Loan within 31 days following its original maturity date or a payment default occurs on such Mortgage Loan at its extended maturity date; (ii) any Scheduled Payment (other than a Balloon Payment) becomes more than 60 days delinquent;
(iii) a payment default, in the judgment of the Servicer, is imminent and is not likely to be cured by the related Mortgagor within 60 days of such occurrence (and in the case of a Balloon Payment, the maturity of such Mortgage Loan is not likely to be extended by the Servicer within 31 days following such Mortgage Loan's original maturity date); (iv) any other default occurs that, in the good faith reasonable judgment of the Servicer, materially impairs, or could materially impair, the use or marketability of any related Mortgaged Property or the value thereof as security for such Mortgage Loan; (v) the Servicer receives notice that the related Mortgagor enters into or consents to bankruptcy, the appointment of a receiver or conservator, or a similar insolvency or similar proceeding, or the related Mortgagor becomes the subject of a decree or order for such a proceeding that remains in full force undischarged or unstayed for a period of 60 days; (vi) the Servicer receives notice that the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; (vii) the Servicer receives notice of the foreclosure or proposed foreclosure of any lien on any related Mortgaged Property; or (viii) the Servicer receives notice that the related Mortgagor violates any 'due-on-sale' or 'due-on-encumbrance' clause in the related Mortgage.

     If any Specially Serviced Mortgage Loan as to which a Servicing Transfer Event specified in clause (i), (ii) or (iii) of the preceding paragraph has occurred becomes a performing Mortgage Loan for at least three consecutive Scheduled Payments, in accordance with its original terms or as modified, and all prior payment defaults have been cured, or if, in the case of any Specially Serviced Mortgage Loan as to which a Servicing Transfer Event specified in clause (iv), (v), (vi), (vii) or (viii) has occurred, such event has been remedied, cured or otherwise satisfactorily resolved (whereupon, in either case, such Specially Serviced Mortgage Loan shall become a 'Rehabilitated Mortgage Loan'), the Special Servicer will transfer back all servicing responsibilities therefor to the Servicer, and the Servicer will be required to resume servicing such Mortgage Loan pursuant to the terms of the Pooling Agreement.

THE SERVICER

     Midland Loan Services, L.P. ('Midland', or the 'Servicer') was organized under the laws of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland's address is 2001 Shawnee Mission Parkway, Shawnee Mission, Kansas 66205.

     As of December 31, 1995, Midland and its affiliates were responsible for the servicing of approximately 11,460 commercial and multifamily loans with an aggregate principal balance of approximately $9.0 billion, the collateral for which is located in 50 states. With respect to such loans, approximately 9,920 loans with an aggregate principal balance of approximately $5.9 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland has been approved as a master and special servicer for investment grade commercial and multifamily mortgage-backed securities rated by Fitch and S&P. Midland is ranked 'Above Average' as a commercial mortgage servicer and asset manager by S&P. Midland is ranked 'Acceptable' as a master servicer and 'Above Average' as a special servicer by Fitch. S&P ranks commercial mortgage servicers and special servicers in one of five rating categories, Strong, Above Average, Average, Below Average and Weak. Fitch rates special servicers in one of five categories: Superior, Above Average, Average, Below Average and Unacceptable. Fitch rates master servicers as Acceptable or Unacceptable. Such ratings are subject to change and there is no assurance that Midland will maintain its current ratings.

     The information set forth herein concerning the Servicer has been provided by it. Accordingly, none of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity makes any representation or warranty as to the accuracy or completeness of such information.

     Accepted Servicing Practices of the Servicer

     'Accepted Servicing Practices' means in the case of the Servicer, the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer services and administers mortgage loans owned by the Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and the best interests of the Trust and the Certificateholders, as determined by the Servicer in its reasonable judgment, but without regard to: (i) any relationship that the Servicer or any affiliate of the Servicer may have with the related Mortgagor, the Depositor or other parties to the transaction; (ii) the ownership of any Certificate by the Servicer or any affiliate of the Servicer; (iii) the ownership by the Servicer or any affiliate of the Servicer of any indebtedness secured by a junior lien on the Mortgaged Property securing any Mortgage Loan;
(iv) the ownership by the Servicer or any affiliate of the Servicer of any subordinate participation interest in a Mortgage Loan; (v) the Servicer's obligation to make Advances as specified in the Pooling Agreement; (vi) the Servicer's right to receive compensation for its services under the Pooling Agreement or with respect to any particular transaction; (vii) the servicing of Specially Serviced Mortgage Loans by the Special Servicer; and (viii) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

     Collection of Taxes, Assessments and Similar Items

     If required by the related Mortgage or Mortgage Note, the Servicer shall maintain an escrow account for the collection of hazard insurance premiums, real estate taxes and assessments and similar items with respect to the related Mortgage Loan including the Specially Serviced Mortgage Loans.

     Servicer Compensation and Payment of Expenses

     The Servicer will be paid a monthly fee (the 'Servicing Fee') in an amount equal to 0.023% per annum (the 'Servicing Fee Rate') on the Scheduled Principal Balance of each Mortgage Loan (including Mortgage Loans as to which the related Mortgaged Property has become an REO Property) as of the first day of the related Mortgage Loan Due Period.

     The Pooling Agreement permits the Servicer to extend the term of a Balloon Mortgage Loan for a period not to exceed one year past its original maturity date upon the satisfaction of certain conditions stated in the Pooling Agreement. In connection with such an extension, and, in connection with any

Mortgage Loan modification which the Servicer is entitled to perform under the Pooling Agreement, the Servicer will be entitled to collect an extension or modification fee (to the extent provided for in the Mortgage Loan and collected by the Servicer from the related Mortgagor) of $5,000 for each Mortgage Loan.

     In addition, the Servicer will be entitled to receive, as additional compensation, (i) interest on its Advances at the Advance Rate; (ii) late fees (other than interest accrued at the default rate as specified in the Mortgage
Note) earned from Mortgagors which are collected by the Servicer, less interest accrued on Advances then outstanding to the Servicer, Trustee and Fiscal Agent;
(iii) to the extent provided in the related Mortgage Loan documents, a fee paid by the related Mortgagor in connection with the assumption of any Mortgage Loan, such fee being limited to the lesser of (a) 1.0% of the portion of the outstanding principal balance of such Mortgage Loan which is less than $2,000,000, and 0.5% of the portion of the outstanding principal balance of such Mortgage Loan which is greater than or equal to $2,000,000, or, (b) $50,000;
(iv) any interest on funds on deposit in escrow accounts relating to the Mortgage Loans and not otherwise payable to the related Mortgagor; and (v) any interest or other income earned on any investment of the funds in the Collection Account and Distribution Accounts.

     With respect to any Mortgage Loan as of any date of determination, the Servicing Fee Rate, the Trustee Fee Rate and the Retained Servicing Interest Rate will collectively constitute the 'Administrative Cost Rate.' It is expected that the Administrative Cost Rate will equal 0.07325% per annum.

     In the event that the Servicer is terminated or resigns and no qualified successor is willing to be compensated as successor servicer at the Servicing Fee Rate of 0.023% per annum, the Trustee will be authorized to negotiate such higher Servicing Fee (the 'Modified Servicing Fee') as is reasonably necessary to locate a qualified successor servicer; provided that in no event shall the Modified Servicing Fee with respect to any Mortgage Loan exceed 0.06% per annum (the sum of (a) the Servicing Fee Rate of 0.023% per annum, and (b) the Retained Servicing Interest Rate). Pursuant to the terms of the Pooling Agreement, the Retained Servicing Interest will be made available to compensate a successor servicer in such event.

     Adjustment to Servicer's Fee in Connection with Prepaid Mortgage Loans

     If the Mortgagor makes a Principal Prepayment or a Balloon Payment prior to the Due Date for such Mortgage Loan in any Due Period, a Prepayment Interest Shortfall will result. In any other case in which a Principal Prepayment or a Balloon Payment is made during any Prepayment Period after the Due Date for such Mortgage Loan, Excess Prepayment Interest will arise. See 'DESCRIPTION OF THE CERTIFICATES -- Prepayment Interest Shortfalls and Excess Prepayment Interest' herein. In order to mitigate any Prepayment Interest Shortfall (not including any Prepayment Interest Shortfalls due to casualty, condemnation or default) in full or in part on the Mortgage Loans, the amount of the Servicing Fee (but not the fees payable to the Special Servicer or the Trustee) as to which the Servicer would be entitled with respect to such Distribution Date will be reduced to the extent of the amount by which the aggregate of all Prepayment Interest Shortfalls for all Mortgage Loans exceeds the aggregate of all Excess Prepayment Interest for all Mortgage Loans. Any such Prepayment Interest
Shortfall in excess of the sum of the Excess Prepayment Interest and the Servicing Fee, will be allocated as set forth under 'DESCRIPTION OF THE CERTIFICATES -- Prepayment Interest Shortfalls and Excess Prepayment Interest' herein. To the extent aggregate Excess Prepayment Interest for all Mortgage Loans exceeds aggregate Prepayment Interest Shortfalls for all Mortgage Loans, with respect to a Distribution Date, such excess amount will be payable to the Servicer as additional servicing compensation.

THE SPECIAL SERVICER

     J.E. Robert Company, Inc., a Virginia corporation (the 'Special Servicer'), will serve as the Special Servicer to the Mortgage Pool and in such capacity will be responsible for servicing and administering the Specially Serviced Mortgage Loans and REO Properties.

     The Special Servicer is a privately owned company whose principal executive offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102.

     The principal business of the Special Servicer is the management and capital recovery of distressed and underperforming real estate mortgage loans, foreclosed real estate and related assets. The Special Servicer and its affiliates have capabilities in a variety of disciplines including asset management, crisis management of troubled financial institutions and subsidiaries, marketing and sales, bulk portfolio acquisitions and litigation support. The Special Servicer has regional offices in Irving, Dallas and Houston, Texas; Milford and Stamford, Connecticut; and Los Angeles, California, and field offices in Fort Lauderdale, Florida and Paris, France.

     As of November 30, 1995, the Special Servicer was managing portfolios including 2,280 loan assets with a book value of approximately $4.494 billion, 538 real estate owned assets with a book value of $2.525 billion and 8 other assets with a book value of $3 million. Of these assets, approximately $6.419 billion, or 91%, comprise commercial real estate assets. Commercial real estate assets include 629 multifamily mortgage loans totaling approximately $1.218 billion and 108 owned multifamily properties totaling approximately $697 million. The Special Servicer's managed assets are located in 47 states.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. To the extent that assets owned, managed and/or serviced by the Special Servicer and its affiliates are of a type similar to the assets of the Trust Fund, such assets might, depending upon the particular circumstances (including for example, the nature and location of such assets), compete with the Mortgaged Properties for tenants, purchasers, financing and the like.

     The Special Servicer will, among other things, oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Servicer. The Special Servicer will be required, as and to the extent described herein, to seek advice and approval and take direction from the Operating Adviser and/or the Extension Adviser. Pursuant to the Pooling Agreement, the Special Servicer is not permitted to use sub-servicers unless such sub-servicer is an affiliate of the Special Servicer.

     J.E. Robert Company, Inc. has been evaluated as a special servicer for investment grade commercial and multifamily mortgage-backed securities rated by Fitch and S&P. J.E. Robert Company, Inc. is ranked 'Above Average' as an asset manager by S&P and 'Superior' as a special servicer by Fitch. S&P ranks asset managers in one of five categories: Strong, Above Average, Average, Below Average, and Weak. Fitch rates special servicers in one of five categories:
Superior, Above Average, Average, Below Average and Unacceptable. Such ratings are subject to change and there is no assurance that J.E. Robert Company, Inc. will maintain its current ratings.

     The information set forth herein concerning the Special Servicer has been provided by it. Accordingly, none of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity makes any representation or warranty as to the accuracy or completeness of such information.

     Accepted Servicing Practices of the Special Servicer

     'Accepted Servicing Practices' means, in the case of the Special Servicer, the higher of the following standards of care: (a) the same manner in which, and with the same care, skill, prudence and diligence with which, the Special Servicer services and administers similar mortgage loans and manages similar REO properties for other third-party portfolios, giving due consideration to the customary and usual servicing standards and practices and asset management standards and practices for performing and nonperforming commercial and multifamily mortgage loans (and their related properties) and REO properties, as the case may be, that are customarily employed by prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and prudent institutional asset managers managing their own REO properties, and
(b) the same care, skill, prudence and diligence with which the Special Servicer services and administers mortgage loans and manages REO properties owned by the Special Servicer, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and REO Properties and the best interests of the Trust and the Certificateholders, but without regard to: (i) any relationship that the Special Servicer or any affiliate of the Special Servicer may have with the related Mortgagor, the Depositor or other parties to the transaction; (ii) the ownership of any Certificate by the Special Servicer or any affiliate of the Special Servicer; (iii) the ownership by the Special Servicer or any affiliate of the Special Servicer of any indebtedness secured by a junior lien on the Mortgaged Property securing any Mortgage Loan; (iv) the ownership by the Special Servicer or any affiliate of the Special Servicer of any subordinate participation interest in a Mortgage Loan; (v) the Special Servicer's right to receive compensation for its services under the Pooling Agreement or with respect to any particular transaction; (vi) the servicing by the Servicer of the Mortgage Loans that are not Specially Serviced Mortgaged Loans; and (vii) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

     Special Servicer Compensation and Payment of Expenses

     The Pooling Agreement will provide that the Special Servicer will be entitled to certain fees, including (a) a monthly administrative fee (the 'Special Servicing Fee'), payable out of collections and advances of interest on or in respect of the Specially Serviced Mortgage Loans and the Mortgage Loans as to which the related Mortgaged Properties have become an REO Property, equal to one month's interest at a rate of 0.25% per annum on the aggregate Scheduled Principal Balance as of the first day of each Due Period of such Mortgage Loans, such Special Servicing Fee for any Due Period to be allocated among all the Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Properties have become REO Properties, in accordance with their respective Scheduled Principal Balances outstanding as of the commencement of such Due Period, and (b) with respect to each Specially Serviced Mortgage Loan and REO Property, a fee (the 'Workout Fee') calculated upon such Specially Serviced Mortgage Loan becoming a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or REO Property being sold or liquidated and equal to the product of (i) the applicable Workout Fee Rate (as defined below) and (ii) Net Collections (as defined below) received with respect to such Mortgage Loan, and
(c) an extension fee of $1,000 for each Mortgage Loan that is a Balloon Mortgage Loan (and is not either a Specially Serviced Mortgage Loan or a Mortgage Loan with respect to which the related Mortgaged Property has become an REO Property) and has had its maturity date extended by the Servicer with the consent of the Special Servicer, such extension fee being payable (to the extent permitted under the Mortgage Loan) from such amount collected from the related Mortgagor. Notwithstanding the foregoing, the Workout Fee payable in connection with the Final Recovery Determination on an REO Property or any Specially Serviced Mortgage Loan will equal the product of (i) the applicable Workout Fee Rate,
(ii) a fraction, the numerator of which is equal to the related Net Collections received during the Prepayment Period of sale or liquidation, and the denominator of which is equal to the unpaid principal balance of the related Mortgage Loan plus accrued and unpaid interest thereon calculated at the Mortgage Interest Rate, and (iii) the related Net Collections received during the Prepayment Period of sale or liquidation. If a Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan and then again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee with respect to such Mortgage Loan earned in connection with the initial rehabilitation thereof shall terminate and a new Workout Fee for such Specially Serviced Mortgage Loan shall be calculated upon resolution of the subsequent Servicing Transfer Event or the sale or liquidation of such Specially Serviced Mortgage Loan or related REO Property. Under no circumstances may any one Mortgage Loan be subject to more than one Workout Fee at any one time, even if such Mortgage Loan becomes a Specially Serviced Mortgage Loan on more than one occasion.

     'Net Collections' will generally consist of (a) with respect to any Specially Serviced Mortgage Loan (or a Mortgage Loan that previously was a Specially Serviced Mortgage Loan) or REO Property any payment of principal or interest, net of related expenses, including but not limited to, the Special Servicing Fee and expenses of enforcing the terms of such Specially Serviced Mortgage Loan, (b) with respect to any REO Property, net operating income, (c) with respect to any Specially Serviced Mortgage Loan or REO Property, net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds (which are net of any liquidation expenses, any outstanding Servicing Advances, accrued but unpaid interest on Advances, and the Servicing Fee and Special Servicing Fee payable for such Mortgage Loan or REO Property), and (d) any Prepayment Charges.

     The 'Workout Fee Rate' will be one of the following percentages, as applicable to a Specially Serviced Mortgage Loan (or a Mortgage Loan that previously was a Specially Serviced Mortgage Loan):

          (a) If the Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property is sold or liquidated, in each case within 18 months after the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan, one of the following amounts:

             (i) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was less than $1,000,000, 0.95%;

             (ii) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced
        Mortgage Loan was equal to or greater than $1,000,000 but less than $5,000,000, 0.70%;

             (iii) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $5,000,000 but less than $10,000,000, 0.55%; or

             (iv) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $10,000,000, 0.40%.

          (b) If the Specially Serviced Mortgage Loan becomes a Rehabilitated Mortgage Loan or such Specially Serviced Mortgage Loan or the related REO Property is sold or liquidated, in each case, on a date that is later than 18 months after the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan, one of the following amounts:

             (i) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was less than $1,000,000, 0.81%;

             (ii) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced
        Mortgage Loan was equal to or greater than $1,000,000 but less than $5,000,000, 0.60%;

             (iii) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $5,000,000 but less than $10,000,000, 0.47%; or

             (iv) if the Scheduled Principal Balance of such Mortgage Loan as of the date on which such Mortgage Loan became a Specially Serviced Mortgage Loan was equal to or greater than $10,000,000, 0.34%.

THE OPERATING ADVISER

     Election of the Operating Adviser

     On the Closing Date and as otherwise provided, the Holder or Holders of Regular Certificates (other than the Class P and Class X Certificates) with an aggregate Certificate Principal Amount equal to more than 50% of the aggregate Certificate Principal Amount of the Controlling Class will be entitled to elect a representative (the 'Operating Adviser') from whom the Special Servicer will seek advice and approval and take direction as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Operating Adviser from the Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class, (ii) the resignation or removal of the person acting as Operating Adviser or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Operating Adviser will be held commencing as soon as practicable thereafter. The Operating Adviser may be removed at any time by the written vote of Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of the then Controlling Class. In the event that after the Closing Date an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser; and, notwithstanding anything to the contrary described herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval or direction from an Operating Adviser, and the provisions of the Pooling Agreement relating thereto shall be of no effect, during any such period that there is no Operating Adviser.

     The initial Operating Adviser will be CLIC (U.S.), or an affiliate or designee of CLIC (U.S.).

     The 'Controlling Class' will be, as of any date of determination, the Class of Regular Certificates (other than the Class P and Class X Certificates) with the latest alphabetical Class designation that has a then aggregate Certificate Principal Amount (net of any Appraisal Reduction Amount) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Principal Amount of such Class of Regular Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Principal Amount (net of any Appraisal Reduction Amount) of all the Regular Certificates (other than the Class P and Class X Certificates) as of such date of determination. As of the Closing Date, the Controlling Class will be the Class J Certificates.

     Duties of the Operating Adviser

     The Operating Adviser will be entitled to advise the Special Servicer with respect to certain actions of the Special Servicer. Except as otherwise provided below, the Special Servicer will not be permitted to take any of the following actions unless the Operating Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such action from the Operating Adviser has not been received by the Special Servicer within said ten day period, then the Operating Adviser's approval will be deemed to have been given):

          (i) the initiation or consummation of foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of any Mortgaged Property securing any Specially Serviced Mortgage Loan that comes into and continues in default, provided that if immediate initiation of foreclosure proceedings is necessary to preserve or protect the Mortgaged Property or income therefrom, the Special Servicer may initiate such proceedings and notify the Operating Adviser thereof within 72 hours thereafter; provided further that, with respect to any Mortgage Loan which has been the subject of an OA Extension (as defined below), the Operating Adviser will no longer be entitled to approve the actions set forth in this clause (i) with respect to such Mortgage Loan after the termination of the related OA Extension Period;

          (ii) any modification, amendment or waiver of, or with respect to, any Mortgage Loan other than a modification consisting of the extension of the original maturity date of a Balloon Mortgage Loan for twelve months or less; provided that, with respect to any Mortgage Loan which has been the subject of an OA Extension, the Operating Adviser will no longer be entitled to approve the actions set forth in this clause (ii) with respect to such Mortgage Loan after the termination of the related OA Extension Period;

          (iii) any acceptance of a discounted payoff of a Specially Serviced Mortgage Loan; and

          (iv) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under 'DESCRIPTION OF THE CERTIFICATES -- Optional Termination' herein); provided that, with respect to any Mortgage Loan which has been the subject of an OA Extension, the Operating Adviser will no longer be entitled to approve the actions set forth in this clause (iv) with respect to such Mortgage Loan after the termination of the related OA Extension Period.

     Notwithstanding the foregoing, if the Operating Adviser rejects the recommendations of the Special Servicer with respect to clause (iii) above, an independent third party arbitrator will be selected by the Trustee (at the expense of the Trust Fund) within four Business Days of receipt by the Trustee of a written request from the Special Servicer. The Trustee shall deliver the present value analysis and other information provided by the Special Servicer to such arbitrator within three Business Days of the selection of such arbitrator by the Trustee. The arbitrator will determine whether the proposed action of the Special Servicer is in the best economic interests of the Trust Fund based upon the maximization of net present value. The independent arbitrator will (i) select a course of action based solely upon the recommendations provided by the Operating Adviser and the Special Servicer (rather than on an alternative recommendation provided by itself), and (ii) provide a decision within five business days of receipt of the analyses. Pending a decision of the independent abitrator, the Special Servicer may not take the action in question.

     As used herein, 'OA Extension' means an extension of the maturity date of a Mortgage Loan, where, but for the direction of the Operating Adviser, the Special Servicer would not have agreed to such extension. With respect to any OA Extension, the 'OA Extension Period' is the three year period of time from and after the date of such OA Extension.

     In addition, the Operating Adviser may direct the Special Servicer to take, or to refrain from taking, certain other actions provided that no such direction shall (a) require or cause the Special Servicer to violate the terms of any Mortgage Loan, applicable law or any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with Accepted Servicing Practices and to maintain the REMIC status of each pool of assets designated as a REMIC pursuant to the Pooling Agreement, or (b) result in the imposition of a 'prohibited transaction' or 'prohibited contribution' tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, CLIC (U.S.), the Fiscal Agent, the Trust or the Trustee or their officers, directors, employees or agents to claim, suit or liability, or (d) materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement.

     Limitation on Liability of Operating Adviser

     The Operating Adviser will be acting solely as a representative of the interests of the Class of Certificateholders that has elected the Operating Adviser, and will have no responsibility or liability to the Trust or any other Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided that the Operating Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Operating Adviser, agrees to take no action against the Operating Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationship or conflict.

THE EXTENSION ADVISER

     Election of the Extension Adviser

     On the Closing Date, and as otherwise provided herein, the Holder or Holders of Regular Certificates (other than the Class X Certificates) with an aggregate Certificate Principal Amount greater than 50% of the aggregate Certificate Principal Amount of all of the Regular Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class) will be entitled to elect a representative (the 'Extension Adviser') from whom the Special Servicer will seek approval as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of all of the Regular Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class), or (ii) the resignation or removal of the person acting as Extension Adviser, an election of a successor Extension Adviser will be held commencing as soon as practicable thereafter. The Extension Adviser may be removed at any time by the written vote of Holders of Certificates representing more than 50% of the aggregate Certificate Principal Amount of all of the Regular Certificates (exclusive of the Class X Certificates, the Controlling Class and any Class or Classes of Regular Certificates subordinate to the Controlling Class). In the event that after the Closing Date an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, the Operating Adviser will serve as

Extension Adviser (and, if there is no Operating Adviser to serve in such capacity, there shall be no Extension Adviser); provided, notwithstanding anything to the contrary described herein, the provisions of the Pooling Agreement relating to the Special Servicer's right or obligation to consult with or seek and/or obtain approval from an Extension Adviser shall be of no effect during any such period that there is no Extension Adviser.

     The initial Extension Adviser shall be CLIC (U.S.), or an affiliate or designee of CLIC (U.S.).

     Duties of the Extension Adviser

     The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's then stated maturity date, unless the Extension Adviser has approved such action in writing within ten days after receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if a written objection to such extension from the Extension Adviser has not been received by the Special Servicer within said ten day period, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension set forth in the Pooling Agreement have been satisfied, as described under ' -- Mortgage Loan Modifications' below.

     Limitation on Liability of Extension Adviser

     The Extension Adviser will be acting solely as a representative of the interests of the Certificateholders that elected the Extension Adviser, and will have no liability to the Trust or any Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties on the part of the Extension Adviser, agree to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

MORTGAGE LOAN MODIFICATIONS

     The Servicer may agree to extend the maturity date of a Balloon Mortgage Loan for twelve months or less from or after the original maturity date of such Balloon Mortgage Loan if: (i) the Servicer determines that such extension is in the best interests of the Trust; (ii) a payment default has occurred at maturity of such Balloon Mortgage Loan or, in the judgment of the Servicer, is imminent at maturity of the Mortgage Loan and will not be cured within sixty days from the maturity date; (iii) the Servicer has received operating statements from the related Mortgagor for the related Mortgaged Property for the most recent full calendar year for which operating statements are available and for the current year to date and, based on such operating statements, the debt service coverage ratio of such Mortgage Loan has been and, in the reasonable judgment of the Servicer, will continue to be during the ensuing twelve months greater than or equal to 1.25x; (iv) except as contemplated in clause (ii) above, no payment due from the related Mortgagor on such Mortgage Loan has been 30 or more days delinquent within the past twelve months; (v) the Servicer has performed an inspection of the related Mortgaged Property within the last three months or performs a new inspection of the related Mortgaged Property prior to the contemplated extension; (vi) the Servicer has received from the related Mortgagor the last annual rent roll for the related Mortgaged Property and a current rent roll for the related Mortgaged Property, both certified by the Mortgagor as being true and correct; (vii) the Servicer expressly notifies the related Mortgagor in writing that such extension is a one time option and diligently discusses exit strategies with the Mortgagor; and (viii) the Special Servicer consents to such extension, which consent the Special Servicer is required to use its best reasonable efforts to provide or withhold within ten days after the Special Servicer is notified in writing by the Servicer of such request for extension and has received sufficient information from the Servicer to make an informed decision. The Special Servicer will be entitled to rely, absent manifest error, on the information provided to it by the Servicer without independent verification. However, no extension entered into by the Servicer may be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the termination of such leasehold estate. No more than one such extension may be granted by the Servicer with respect to any particular Mortgage Loan. Except as otherwise set forth in this paragraph, the Servicer may not waive, modify or amend any provision of a Mortgage Loan except for (i) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling Agreement, and
(ii) any waiver, modification or amendment that arises in the ordinary course of servicing that is non-material and as to which the Servicer has provided the Trustee with an opinion of counsel that such waiver, modification or amendment will not constitute a 'deemed exchange' under Section 1001 of the Code.

     If, but only if, the Special Servicer determines, after consultation with the Operating Adviser to the extent described herein, that a modification, waiver or amendment (including the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer, may, but is not required to, with the approval or deemed approval of the Operating Adviser to the extent described herein and, in the case of an extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such Mortgage Loan's stated maturity date, the Extension Adviser, agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

          (i) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date ten years prior to the termination of such leasehold;

          (ii) reduce the Net Mortgage Interest Rate to less than 7.750% (or, with respect to the Discount Mortgage Loans, less than the Net Mortgage Interest Rate as of the Cut-Off Date); or

          (iii) provide for the deferral of interest unless (A) interest accrues thereon, generally, at the related Mortgage Interest Rate and (B) the aggregate amount of such deferred interest does not exceed 5% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes with the latest alphabetical designation then outstanding, and to the extent so allocated, shall be added to the Certificate Principal Amount of such Class or Classes.

     In addition, the Servicer and the Special Servicer must in certain cases receive certain opinions of counsel as to certain REMIC matters prior to any modification, waiver or amendment of any Mortgage Loan.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

     The Special Servicer may, with the approval or deemed approval of the Operating Adviser to the extent described herein, and is required to, at the direction of the Operating Adviser to the extent described herein, sell, in accordance with the terms of the Pooling Agreement, any defaulted Mortgage Loan or any REO Property, without recourse, to any person (including, subject to certain limitations, the Servicer, the Special Servicer or any Certificateholder, but excluding the Trustee and its affiliates) for cash, but in any event shall so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property on or before the date specified under ' -- Foreclosures' herein. Subject to the approval or deemed approval of the Operating Adviser to the extent described herein, the Special Servicer will accept the highest cash bid received from any person (including the Holder(s) of the Controlling Class) in an amount at least equal to the Purchase Price (as defined herein) for such Mortgage Loan or REO Property.

     In the absence of any such bid, the Special Servicer will, subject to the approval or deemed approval of the Operating Adviser, accept the highest cash bid received from any person, so long as such bid is a fair price and, subject to the objection of the Operating Adviser, the Special Servicer determines that accepting a lower bid would not, in the judgment of the Special Servicer, be in the best interests of the Certificateholders. Notwithstanding anything to the contrary contained herein: (i) neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or REO Property; (ii) in connection with the sale of any defaulted Mortgage Loan, unless such bid is a price equal to or greater than the Purchase Price, neither the Servicer, the Special Servicer, the Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class, any holder of any subordinate lien on the related Mortgaged Property nor any affiliate of any thereof or any other interested person designated in the Pooling Agreement may purchase such defaulted Mortgage Loan; and (iii) in connection with the sale of any REO Property (A) unless such bid is a price equal to or greater than the Purchase Price, neither the Servicer, the Special Servicer, any Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class, any holder of any subordinate lien on such REO Property nor any affiliate of any thereof or any other interested person designated in the Pooling Agreement may purchase such REO Property, and (B) unless such bid is a price equal to or greater than the lesser of (1) the Purchase Price for such REO Property, and (2) the greater of
(x) the fair market value of such REO Property as determined by an appraisal of such REO Property performed by an independent appraiser in accordance with MAI standards and methodologies within the past twelve months, and (y) a price such that any Realized Loss resulting from the sale of such REO Property at such price, when combined with all other Realized Losses not yet allocated to the Certificates as of such date of sale, would (other than the PO Percentage of any such Realized Losses) only be allocable to the most subordinated Class of Regular Certificates (other than the Class X Certificates) then outstanding, to the Controlling Class and to Classes of Regular Certificates (other than the Class X and Class P Certificates) senior to the Controlling Class that are wholly-owned by the purchaser of such REO Property or any affiliate thereof, neither the Holder of more than 50% (by Certificate Principal Amount) of the Controlling Class nor any affiliate thereof may purchase such REO Property.

     If the Trustee or the Special Servicer receives any bid or bids to purchase a Mortgage Loan as to which a default has occurred and is continuing for a price at least equal to the Purchase Price, the Special Servicer, on behalf of the Trust, is to sell such Mortgage Loan to the highest cash bidder, subject to certain limitations set forth in the Pooling Agreement. The Trustee is under no obligation to solicit any such bid. The Depositor, its affiliates or any other person (other than the Trustee and its affiliates) may make any such bid for a defaulted Mortgage Loan.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related Mortgage Loan and required by the servicing standards set forth in the Pooling Agreement, the Servicer will use its reasonable best efforts to cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Accepted Servicing Practices), a fire and hazard insurance policy with extended coverage. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related Mortgage Loan documents. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area

(and such flood insurance  has been made available),  the Servicer will use  its reasonable best efforts to cause each Mortgagor to maintain, and if the Mortgagor does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Accepted Servicing Practices), a flood insurance policy in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and maintaining such coverage is consistent with the servicing standards set forth in the Pooling Agreement. The Special Servicer will also be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount which is at least equal to the lesser of (x) an amount necessary to avoid the application of any co-insurance clause and (y) the full replacement cost of the improvements on such REO Property. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with Accepted Servicing Practices), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. In addition, the Servicer may require the Mortgagor to maintain other forms of insurance as may be required under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the Mortgagor defaults on its obligation to do so will be charged to the related Mortgagor. In originating the Mortgage Loans, neither the U.S. Branch nor CLIC (U.S.) required the related Mortgagors to maintain earthquake insurance on the Mortgaged Properties.

     Such costs may be recovered by the Servicer or the Special Servicer, as applicable, from reimbursements received from the Mortgagor or, if the Mortgagor does not pay such amounts, as Servicing Advances as set forth in the Pooling Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance. See 'DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS' in the Prospectus.

FORECLOSURES

     The Special Servicer, on behalf of the Trust, is required, in accordance with applicable Accepted Servicing Practices but subject to the approval or deemed approval of the Operating Advisor, to use its best reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon; provided that the Special Servicer may not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and may not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trust or the Trustee would be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or 'operator' of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a 'discharger' or 'responsible party' thereunder, unless the Special Servicer has previously determined in accordance with applicable Accepted Servicing Practices, based on a report (the cost of which will generally be an expense of the Trust) prepared by a person (who may be an employee or affiliate of the Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA, in the case of Specially Serviced Mortgage Loans that are multifamily mortgage loans, and applicable Accepted Servicing Practices, in the case of Specially Serviced Mortgage Loans that are not multi-family mortgage loans, for environmental assessments, that:

          (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than not taking such actions; and

          (ii) there are no circumstances or conditions, present or threatened, at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such circumstances or conditions are present for which any such actions could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than not taking such actions.

     The cost of any such compliance or other action contemplated by clauses (i) and/or (ii) above shall be paid, or reimbursed to the Special Servicer, by a Servicing Advance reimbursable to the Servicer or other appropriate person as described herein, subject to the limitations on Advances described under 'DESCRIPTION OF THE CERTIFICATES -- Advances' herein.

     If the Special Servicer determines that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable environmental laws, or taking such actions with respect to the containment, removal, cleanup or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting such Mortgaged Property is not reasonably likely to produce a greater recovery of Net Collections on a present value basis than not taking such actions, then the Special Servicer shall take such action as it deems to be in the best economic interests of the Trust, including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that liquidation expenses with respect to a Mortgaged Property (taking into account the cost of bringing it into compliance with applicable environmental laws) would exceed the unpaid principal balance of the related Mortgage Loan, the Special Servicer is not to attempt to bring such Mortgaged Property into compliance and is not to acquire title to such Mortgaged Property unless it has received the written consent of the Trustee.

     Subject to any required approval or deemed approval of the Operating Adviser as discussed under ' -- The Operating Adviser -- Duties of the Operating Adviser' above, the Special Servicer may maintain any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan, if it determines that such action is likely to produce a greater recovery of Net Collections on a present value basis (the relevant discounting to be performed at the related Mortgage Interest Rate) than not taking such action.

     If any Mortgaged Property is acquired as described in the preceding paragraph, the Special Servicer will use its best reasonable efforts to sell the REO Property within two years of acquisition or any applicable extension period granted by the Internal Revenue Service, unless the Special Servicer has previously delivered to the Trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust Fund subsequent to two years after its acquisition or such extension period will not result in imposition of taxes on prohibited transactions of either REMIC under the REMIC provisions of the Code at any time that any Certificate is outstanding. If the Trust acquires a REO Property, the Special Servicer has full power and authority, in consultation with the Operating Adviser (to the extent described herein), and subject to the specific requirements and prohibitions of the Pooling Agreement, to do any and all things in connection therewith as are consistent with Accepted Servicing Practices, subject to the REMIC provisions of the Code, and in such manner as the Special Servicer deems to be in the best interests of the Trust and the Holders of the Certificates.

     In general, each of the Special Servicer, the Servicer and the Trustee must act in accordance with the Pooling Agreement and the provisions of the Code relating to REMICs in order to create or maintain the status of the Lower-Tier REMIC and the Upper-Tier REMIC as REMICs under the Code or, as appropriate, adopt a plan of complete liquidation. None of the Special Servicer, the Servicer or the Trustee may take any action or cause either REMIC to take any action that could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code or (ii) result in the imposition of a tax upon either REMIC (including, but not limited to, the tax on 'prohibited transactions' as defined in Section 860F(a)(2) of the Code or on 'prohibited contributions' pursuant to Section 860G(d) of the Code) unless the Special Servicer, the Servicer and the Trustee have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. Notwithstanding the foregoing, if the Special Servicer determines that directly operating a Mortgaged Property as an REO Property could result in the imposition of a 100 percent 'prohibited transaction' tax, then, if the Special Servicer determines in its good faith and reasonable judgment that it is commercially feasible to acquire such Mortgaged Property as an REO Property and lease or operate such REO Property, the Special Servicer shall so acquire such Mortgaged Property as an REO Property and either: (i) lease such REO Property to another party to operate such property or (ii) if the after-tax recovery to the Trust would be greater than leasing such REO Property to another party pursuant to the preceding clause (i), operate such REO Property through an independent contractor, or another method of operating such property, which would not result in income subject to such 100 percent tax but which may instead be subject to a tax on 'net income from foreclosure property.'

CERTAIN MATTERS REGARDING THE SERVICER AND THE SPECIAL SERVICER

     Fidelity Bond and Errors and Omissions Insurance Policy

     The Servicer and the Special Servicer will each be required to maintain a fidelity bond and errors and omissions insurance policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors or omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted under the Pooling Agreement.

     Limitation on Liability

     None of the Servicer (or the Servicer's general partner and its officers and directors), the Special Servicer or any of the directors, officers, employees or agents of the Servicer or the Special Servicer will be under any liability to each other or the Certificateholders, the Depositor, the Fiscal Agent or the Trustee, and, in the case of the Special Servicer, to the Operating Adviser or the Extension Adviser, for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided that the Servicer, the Special Servicer and such other persons will not be protected against any breach of a representation, warranty or covenant contained in the Pooling Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties or by reason of reckless disregard for its obligations and duties under the Pooling Agreement. The Servicer (and the Servicer's general partner and its officers and directors), the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the Pooling Agreement. Neither the Servicer nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans serviced by it in accordance with the Pooling Agreement; provided that the Servicer or the Special Servicer in its sole discretion may undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans serviced by it, and is required to undertake any such action if instructed to do so by the Depositor or the Trustee (unless it reasonably believes such action would result in a material unreimbursed liability of it). All legal expenses and costs of such action will be expenses and costs of the Trust.

     Indemnification of the Servicer and Special Servicer

     The Servicer (and its general partner and its officers and directors), the Special Servicer and any director, officer, employee or agent of the Servicer or the Special Servicer shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any pending or threatened legal action relating to
(i) the Pooling Agreement, the Mortgage Loans, or REO Property if such legal action is incidental to, or arises from, the Servicer or the Special Servicer, as the case may be, serving in such capacity under the Pooling Agreement, (ii) any action taken by the Servicer or the Special Servicer, as the case may be, in accordance with instructions delivered in writing to the Servicer or the Special Servicer, as the case may be, by the Trustee or, in the case of the Special Servicer, by the Servicer, the Operating Adviser or the Extension Adviser, pursuant to any provision of the Pooling Agreement, (iii) any defect in any Mortgage Loan and related documents as of the Cut-Off Date and (iv) in the case of the Servicer, any action taken based on information provided by the Special Servicer, in each case, other than any loss, liability or expense incurred by reason of the Servicer's or the Special Servicer's, as the case may be, breach of any representation or warranty in the Pooling Agreement, by reason of the Servicer's or the Special Servicer's, as the case may be, willful misfeasance, bad faith or negligence in the performance of duties under the Pooling Agreement or by reason of the Servicer's or the Special Servicer's, as the case may be, reckless disregard of obligations and duties under the Pooling Agreement. The Servicer or the Special Servicer, as the case may be, is to immediately notify the Trustee if a claim is made by a third party with respect to the Pooling Agreement, the Mortgage Loans or REO Properties entitling the Servicer or the Special Servicer, as the case may be, to indemnification, whereupon the Trustee on behalf of the Trust is to assume the defense of any such claim and, subject to reimbursement out of the Collection Account, to pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or them in respect of such claim.

EVENTS OF DEFAULT

     The Servicer

     An 'Event of Default' in respect of the Servicer will include:

          (i) any failure by the Servicer to deposit in the Collection Account when required any amount required to be so deposited under the terms of the Pooling Agreement;

          (ii) any failure by the Servicer to remit to the Trustee any amount required to be so remitted or deposited on such date as is required under the terms of the Pooling Agreement, including, without limitation, any P&I Advance, or any failure by the Servicer to make any Servicing Advance when it is required to be made under the terms of the Pooling Agreement;

          (iii) any failure on the part of the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement, or any breach of the representations and warranties of the Servicer contained in the Pooling Agreement that could materially and adversely affect the interests of the Holders of any Class of Certificates, which failure or other breach continues unremedied for a period of 60 days after the date on which written notice of such failure or other breach, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, except that if the Servicer is in good faith attempting to remedy such failure, the Certificateholders will not be materially and adversely affected thereby, and the Servicer delivers an officer's certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Servicer to remedy such failure or other breach and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended for an additional period not to exceed 90 days unless otherwise agreed to in writing by the Rating Agencies;

          (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of the Servicer or its assets, and certain actions on the part of the Servicer to indicate its insolvency or inability to pay its obligations; and

          (v) a change in the status of the Servicer that would result in and of itself in a qualification, downgrading or withdrawal of the ratings on the Certificates that are rated by a Rating Agency if the Servicer is not replaced.

     The Special Servicer

     An 'Event of Default' in respect of the Special Servicer will include:

          (i) any failure by the Special Servicer to remit to the Servicer or the Trustee or to deposit in the Collection Account or any account maintained with respect to an REO Property when due any amount required to be so remitted or deposited under the terms of the Pooling Agreement;

          (ii) any failure on the part of the Special Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Special Servicer contained in the Pooling Agreement, or any breach of the representations and warranties contained in the Pooling Agreement that could materially and adversely affect the interest of the Holders of any Class of Certificates, which failure or other breach continues unremedied for a period of 60 days after the date on which written notice of such failure or other breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Operating Adviser, the Trustee, the Depositor or the Servicer, except that if the Special Servicer is in good faith attempting to remedy such failure, the Certificateholders will not be materially and adversely affected thereby, and the Special Servicer delivers an officer's certificate to the Trustee and the Depositor prior to the expiration of the aforesaid 60-day period outlining the actions to be taken by the Special Servicer to remedy such failure or other breach and setting forth an anticipated date by which such remedy shall be completed, then such cure period may be extended for an additional period not to exceed 90 days unless otherwise agreed to in writing by the Rating Agencies;

          (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Special Servicer or its assets, and certain actions by or on behalf of the Special Servicer indicating its insolvency or inability to pay its obligations; and

          (iv) a change in the status of the Special Servicer that would result in and of itself in a qualification, downgrading or withdrawal of the ratings on the Certificates that are rated by a Rating Agency if the Special Servicer is not replaced.

TERMINATION OF THE SERVICER OR SPECIAL SERVICER

     If an Event of Default in respect of the Servicer or the Special Servicer occurs and is continuing, then either the Trustee or the Depositor may, and at the direction of the Holders of Certificates entitled to at least 25% of the voting rights (as specified in the Pooling Agreement), the Trustee shall be required to, terminate all authority, power and rights of the defaulting party as Servicer or Special Servicer, as the case may be, under the Pooling Agreement.

     The Trustee will be required to terminate the services of the Servicer (at any time after the first anniversary date of the Closing Date) under the Pooling Agreement, without cause, if (i) it receives from the Depositor written notice that it wishes to appoint a successor Servicer, (ii) such successor will, among other things, meet the requirements set forth in the Pooling Agreement and be reasonably acceptable to the Trustee and (iii) such successor servicer will execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, whereby the successor servicer agrees to assume and perform punctually the duties of the Servicer specified in the Pooling Agreement; provided that (x) (as confirmed in writing by the Rating Agencies) the succession of such proposed Servicer will not result in a downgrade, withdrawal or qualification of the then current ratings on the Certificates, and
(y) the Servicer is paid or reimbursed by the Depositor or such successor servicer on or prior to the date of such termination for any unreimbursed Advances (together with interest thereon at the Advance Rate), any accrued and unpaid Servicing Fees, and the reasonable out-of-pocket expenses of the Servicer in transferring the servicing to such successor servicer.

     The Trustee will be required to terminate the services of the Special Servicer (at any time) under the Pooling Agreement, without cause, if (i) it receives from the Operating Adviser written notice that the Operating Adviser wishes to appoint a successor Special Servicer, (ii) such successor will, among other things, meet the requirements set forth in the Pooling Agreement and be reasonably acceptable to the Trustee and the Depositor and (iii) such successor will execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, whereby the successor special servicer agrees to assume and perform punctually the duties of the Special Servicer specified in the Pooling Agreement; provided that (as confirmed in writing by the Rating Agencies) the succession of such proposed Special Servicer will not result in a downgrade, withdrawal or qualification of the then current ratings on the Certificates.

     In the event that the Special Servicer is terminated without cause pursuant to the Pooling Agreement, the Special Servicer shall be entitled to payment by the successor special servicer of any accrued but unpaid special servicing compensation as and when applicable amounts on the Mortgage Loans or REO Properties are collected, which shall include, without limitation, the following: (i) any Workout Fee being paid to the Special Servicer based on Net Collections from a Rehabilitated Mortgage Loan prior to the effective date of termination, which Workout Fee shall continue to be paid by the successor special servicer to the terminated Special Servicer after the effective date of termination until such date, if any, as such Mortgage Loan again becomes a Specially Serviced Mortgage Loan, at the time and in the amounts provided herein as if the terminated Special Servicer had continued in its capacity as Special Servicer hereunder; and (ii) with respect to any Specially Serviced Mortgage Loan or REO Property for which, as of the effective date of termination, a Workout Fee had not yet been earned by or paid to the terminated Special Servicer, the successor special servicer shall pay to the terminated Special Servicer a fraction of any Workout Fee earned or paid on such Specially Serviced Mortgage Loan or REO Property after the effective date of termination, the numerator of which is the number of days such Specially Serviced Mortgage Loan or REO Property was specially serviced by the terminated Special Servicer and the denominator of which is the total number of days such Specially Serviced Mortgage Loan or REO Property was specially serviced prior to becoming a Rehabilitated Mortgage Loan or being liquidated.

     In addition, if J.E. Robert Company, Inc. is terminated as Special Servicer without cause within two years after the Closing Date, upon the appointment of the successor special servicer, J.E. Robert Company, Inc., will be entitled to receive a termination fee. The obligation to pay such termination fee will be borne by the Holders of the Controlling Class and not by the Trust Fund.

RESIGNATION BY THE SERVICER OR SPECIAL SERVICER

     Neither the Servicer nor the Special Servicer may resign from the respective obligations and duties imposed on it under the Pooling Agreement, unless it determines that its duties under the Pooling Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on by the Servicer or the Special Servicer, as the case may be. Any such determination must be evidenced by an opinion of counsel to such effect.

     No such resignation by either the Servicer or the Special Servicer will become effective unless and until a successor thereto assumes the obligations and responsibilities thereto under the Pooling Agreement and all other conditions set forth in the Pooling Agreement are satisfied.

APPOINTMENT OF A SUCCESSOR SERVICER OR SPECIAL SERVICER

     On or after the time the Servicer or the Special Servicer is terminated with cause or resigns as such, and provided that, no acceptable successor has been appointed, the Trustee will be the successor to the Servicer or the Special Servicer, as the case may be, in all respects; provided that if the Trustee is unwilling or unable to so act, the Trustee will appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution meeting the standards for such a successor as are set forth in the Pooling Agreement and the appointment of which, as confirmed in writing by the Rating Agencies, will not result in and of itself in a downgrade, withdrawal or qualification of the then current ratings on the Certificates, and provided further that the Trustee shall be required within 60 days of assuming the duties of the Servicer or the Special Servicer, as the case may be, to use its best efforts either to satisfy the standards for such a successor as are set forth in the Pooling Agreement or to transfer the duties of the Servicer or the Special Servicer, as the case may be, to a successor who can satisfy such standards. The Trustee shall have no obligation to act as a successor servicer or successor special servicer in the event that the Servicer or the Special Servicer, as the case may be, is terminated without cause as described above.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on any Class of Offered Certificates will be affected by the price paid by the Holder thereof, the related Certificate Interest Rates and the rate and timing of principal payments on the Mortgage Loans (including, for this purpose, principal prepayments, which may include amounts received by virtue of voluntary prepayments, condemnation, casualty, defaults and repurchases due to breaches of representations and warranties contained in the Mortgage Loan Purchase Agreement) and the extent to which such principal payments are applied in reduction of the Certificate Principal Amount or Notional Amount of such Offered Class. In addition, the yield to maturity on any Class of the Offered Certificates will be affected by the allocation of Realized Losses, Additional Expense Losses, Appraisal Reduction Amounts and Interest Shortfalls to such Class.

     The rate of principal payments on the Offered Certificates will be affected by the rate of principal payments (including voluntary prepayments) on the related Mortgage Loans. Generally, prepayments on the Mortgage Loans (including prepayments resulting from defaults) and the application of Appraisal Reduction Amounts will tend to shorten the weighted average lives of the Offered Certificates whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of the Offered Certificates. Any changes in such weighted average lives may adversely affect the yield to Holders of Offered Certificates. Prepayments resulting in a shortening of such weighted average lives may be made at a time of low interest rates when Holders of affected Certificates may be unable to reinvest such prepayments at interest rates equal to the Certificate Interest Rates payable on their Offered Certificates, while delays and extensions resulting in lengthening of such weighted average lives may occur at a time of high interest rates when Certificateholders may have been able to reinvest payments received by them at higher rates. In general, the Class X-1 and Class X-2 Certificates will be extremely sensitive to the rate of Principal Prepayments, principal losses and interest rate reductions due to modifications on Group 1 and Group 2 Mortgage Loans, respectively. The Class X-1A Certificates will be extremely sensitive to the rate of Principal Prepayments and principal losses on the Group 1 Mortgage Loans and, to a lesser degree, on the Group 2 Mortgage Loans. Similarly, the Class X-2A Certificates will be extremely sensitive to the rate of Principal Prepayments and principal losses on the Group 2 Mortgage Loans and, to a lesser degree, on the Group 1 Mortgage Loans.

     Principal Prepayments may be influenced by a variety of economic, geographic, demographic, tax, legal and other factors. Although a substantial percentage of the Mortgage Loans contain lockout periods, prepayment premiums and/or yield maintenance requirements which might tend to prevent or discourage prepayment of the Mortgage Loans, in general, where such restrictions do not discourage prepayment, with respect to the Option Period relating to a Rate Reset Mortgage Loan or with respect to Mortgage Loans that do not contain such restrictions, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in Mortgagors' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale and due-on-encumbrance clauses, provisions imposing lockout periods and Prepayment Charges), the quality of management of the Mortgaged Properties and the availability of other opportunities for investment.

     The risk of Principal Prepayment is relatively higher with respect to the Group 2 Mortgage Loans than the Group 1 Mortgage Loans because Mortgagors are not restricted from prepaying Group 2 Mortgage Loans during Option Periods and, in addition, are not required to pay Prepayment Charges with respect to such Principal Prepayments.

     None of CLIC (U.S.), the Depositor, the Underwriters or any other person or entity makes any representation as to the particular factors that will affect the rate of prepayment of the Mortgage Loans, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or the overall rate of prepayments on the Mortgage Loans. Because the Mortgage Loans are subject to prepayment, the Certificate Principal Amount or Notional Amount, as the case may be, of one or more Classes of the Certificates may be reduced to zero prior to their respective Assumed Final Distribution Date. In addition, delinquencies could result in distributions after their respective Assumed Final Distribution Date of one or more Classes of the Certificates. As a result, the Certificate Principal Amount of each Class of Certificates may be reduced to zero significantly earlier or later than its respective Assumed Final Distribution Date.

     In addition, disproportionate principal payments (whether resulting from differences in amortization schedules or full or partial prepayments) on the Mortgage Loans may affect the yield on the Offered Certificates. Balloon Payments will have a greater effect on the principal payments on the Offered Certificates, and therefore on their yield, than principal payments on non-Balloon Mortgage Loans.

     The yield to maturity on the Offered Certificates also will be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the Servicer or the Special Servicer.

     The effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Certificate Interest Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

     If the purchaser of an Offered Certificate offered at a discount from its initial Certificate Principal Amount calculates its anticipated yield to maturity based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans occurs, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement ('CPR') represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. None of CLIC (U.S.), the Depositor, the Underwriters, or any other person or entity makes any representations about the appropriateness of the CPR model.

EFFECTS OF LOSSES ON THE MORTGAGE LOANS, ADDITIONAL TRUST FUND EXPENSES AND OTHER MATTERS

     The yield to maturity of any Class of Offered Certificates will be sensitive to the loss experience on the Mortgage Loans as well as the extent to which Additional Expense Losses (including shortfalls due to certain additional compensation being required to be paid to the Special Servicer as a result of Mortgage Loans becoming Specially Serviced Mortgage Loans and interest on Advances not being fully compensated by default interest and late payment charges) may be incurred from time to time. Because of the priority of payments on the Certificates and the allocation of Realized Losses and Additional Expense Losses, any shortfalls and losses realized at any time generally will be borne as described above in 'DESCRIPTION OF THE CERTIFICATES -- Subordination; Allocation of Losses and Certain Expenses' and will, through the diminished cash distributions from the Mortgage Loans to be made in respect of the affected Class of Certificates, negatively impact the yield to maturity of any Certificateholder of such Class. Because the aggregate principal balances of the Group 1 Mortgage Loans and Group 2 Mortgage Loans are used to calculate interest distributions on the Class X-1 and Class X-2 Certificates, respectively, amounts otherwise distributable on those Certificates will be affected to the extent Realized Losses are borne by Mortgage Loans in the related Mortgage Loan Group. In addition, because the aggregate Notional Amount used to calculate interest distributions on the Class X-1A and Class X-2A Certificates will be equal to the aggregate Certificate Principal Amount of certain other Classes of Offered Certificates, amounts otherwise distributable on the Class X-1A and Class X-2A Certificates will be affected by Realized Losses and Additional Expense Losses allocated to reduce the aggregate Certificate Principal Amount of such other Classes of Offered Certificates.

     In addition to the extent that the Holders of any Class of Offered Certificates experience an Interest Shortfall, such Interest Shortfall will be payable on subsequent Distribution Dates, but will not bear interest and would therefore adversely affect the yield to maturity of such Class of Certificates for as long as such Interest Shortfall is outstanding.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity on the Class X-1 Certificates and Class X-2 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Group 1 and Group 2 Mortgage Loans, respectively, which, in either case, may fluctuate significantly from time to time, and to other factors set forth herein. The yield to maturity on the Class X-1A Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) and principal losses on the Group 1 Mortgage Loans, and, to a lesser degree, on the Group 2 Mortgage Loans, which may fluctuate significantly from time to time, and to other factors set forth herein. Similarly, the yield to maturity on the Class X-2A Certificates will be extremely sensitive to principal payments (including prepayments) and principal losses on the Group 2 Mortgage Loans and, to a lesser degree, on the Group 1 Mortgage Loans, which also may fluctuate significantly from time to time. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on a related Mortgage Loan Group or on the Mortgage Pool in general, as the case may be, could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Classes of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.

     The tables below have been prepared under Scenario 3 (and in accordance with the Modeling Assumptions) described on page D-1 and with the assumed respective purchase prices (as a percentage of the respective Notional Amounts) of the Class X Certificates set forth in the tables, plus accrued interest thereon from February 1, 1996.

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                         OF THE CLASS X-1 CERTIFICATES

ASSUMED PURCHASE PRICE           0% CPR                2% CPR                4% CPR                8% CPR
-------------------------   -----------------     -----------------     -----------------     -----------------
          4.44%                  15.005%               12.917%               10.806%               6.517%
          4.90                    11.953                 9.888                 7.801                3.561
          5.33                     9.392                 7.347                 5.281                1.081

ASSUMED PURCHASE PRICE          12% CPR                15% CPR
-------------------------  ------------------     ------------------
          4.44%                   2.131%                (1.227)%
          4.90                   (0.776)                (4.095)
          5.33                   (3.213)                (6.499)

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                         OF THE CLASS X-1A CERTIFICATES

ASSUMED PURCHASE PRICE           0% CPR                2% CPR                4% CPR                8% CPR
-------------------------   -----------------     -----------------     -----------------     -----------------
          3.00%                  24.787%               20.148%               15.443%                 6.014%
          3.47                    14.903                10.300                 5.654                (3.601)
          3.94                     7.354                 2.767                (1.839)              (10.967)

ASSUMED PURCHASE PRICE          12% CPR                15% CPR
-------------------------  ------------------     ------------------
          3.00%                   (3.793)%              (11.160)%
          3.47                   (13.215)               (20.444)
          3.94                   (20.437)               (27.564)

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                         OF THE CLASS X-2 CERTIFICATES

ASSUMED PURCHASE PRICE           0% CPR                2% CPR                4% CPR                8% CPR
-------------------------   -----------------     -----------------     -----------------     -----------------
          2.31%                  21.730%               19.658%               17.563%               13.302%
          2.78                     9.922                 7.946                 5.949                 1.888
          3.25                     1.244                (0.660)               (2.584)               (6.496)

ASSUMED PURCHASE PRICE          12% CPR                15% CPR
-------------------------  ------------------     ------------------
          2.31%                    8.942%                 5.602%
          2.78                    (2.268)                (5.451)
          3.25                   (10.498)               (13.564)

     SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY
                         OF THE CLASS X-2A CERTIFICATES

ASSUMED PURCHASE PRICE           0% CPR                2% CPR                4% CPR                8% CPR
-------------------------   -----------------     -----------------     -----------------     -----------------
          1.28%                  20.757%               18.932%               16.947%               11.588%
          1.46                    12.882                10.941                 8.855                 3.213
          1.66                     5.817                 3.768                 1.590                (4.310)

ASSUMED PURCHASE PRICE          12% CPR                15% CPR
-------------------------  ------------------     ------------------
          1.28%                    5.258%                (1.432)%
          1.46                    (3.417)               (10.359)
          1.66                   (11.213)               (18.380)

     There can be no assurance that the Group 1 Mortgage Loans, with respect to the Class X-1 and Class X-1A Certificates, and to a lesser extent with respect to the Class X-2A Certificates, or the Group 2 Mortgage Loans, with respect to the Class X-2 and Class X-2A Certificates, and to a lesser extent with respect to the Class X-1A Certificates, will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on any of the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of any Class of Class X Certificates will be as assumed. In addition, it is unlikely that the Group 1 Mortgage Loans, with respect to the Class X-1 and Class X-1A Certificates, and to a lesser extent with respect to the Class X-2A Certificates, or the Group 2 Mortgage Loans, with respect to the Class X-2 and Class X-2A Certificates, and to a lesser extent with respect to the Class X-1A Certificates, will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans in such Mortgage Loan Groups will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class X Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities.

     None of CLIC (U.S.), the Depositor, the Underwriters, or any other person or entity makes any representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See 'LEGAL INVESTMENT' in the Prospectus.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
              LOCATED IN CALIFORNIA, NEW JERSEY, GEORGIA, FLORIDA,
                             ILLINOIS, AND MARYLAND

     The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 23.2% of the Mortgage Loans by
Scheduled Principal Balance), New Jersey (approximately 12.6% of the Mortgage Loans by Scheduled Principal Balance), Georgia (approximately 7.9% of the Mortgage Loans by Scheduled Principal Balance), Florida (approximately 7.5% of the Mortgage Loans by Scheduled Principal Balance), Illinois (approximately 5.8% of the Mortgage Loans by Scheduled Principal Balance) and Maryland (approximately 5.0% of the Mortgage Loans by Scheduled Principal Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

     Mortgage Loans in California are generally secured by deeds of trust on the related real estate. The one form of action rule effectively limits the lender's remedy to foreclosure. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the Trustee, if foreclosed pursuant to the Trustee's power of sale, or by court appointed referee under a judicial foreclosure. Following a judicial foreclosure sale, the borrower may, for a period of one year redeem the property. Under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment, and the borrower is precluded from redeeming the property.

NEW JERSEY

     Mortgage Loans in New Jersey are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a referee at public auction. The proceeds received by the trustee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. An action for redemption of the property must be commenced within six months after the entry of judgment for the balance of the debt and an action for a deficiency judgment must be commenced within three months from the date of the foreclosure sale.

GEORGIA

     Mortgage Loans in Georgia are generally secured by deeds to secure debt on the related real estate. Foreclosure of a deed to secure debt is, in most cases, accomplished by power of sale granted in the deed to secure debt (although judicial foreclosure is available). Public notice of the sale is given for a statutory period of time after which the subject property may be sold by the grantee. A non-judicial foreclosure sale may, where appropriate, be enjoined or set aside. There is no statutory right of redemption with respect to either judicial or power of sale foreclosure.

FLORIDA

     Mortgage Loans in Florida are generally secured by mortgages on the related real estate. Under Florida law, a lender can foreclose a Florida real estate mortgage only by judicial proceedings in a court of equity; there is no private power of sale under Florida law. Consequently, Florida mortgage foreclosure proceedings are subject to the equitable discretion of the court and are subject to the same possibility of delay and expense as any other lawsuit. Generally, a lender may recover a deficiency judgment for the excess of the mortgage debt over the value of the mortgaged property, either in the mortgage foreclosure suit or in a separate court proceeding. In either case, the lender has the burden of proving the value of the mortgaged property and the amount of the deficiency. Judicial intervention is also necessary if a lender seeks to enforce its rights against assigned rental income from a Florida mortgaged property, whether collected by a court-appointed receiver or paid by the borrower into the court registry. Real estate tax liens take priority over previously recorded mortgagees, as do certain utility charges and certain assessment liens.

ILLINOIS

     Mortgage Loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. Common law remedy of strict foreclosure is still available in Illinois. Foreclosure is regulated by statute and is subject to the court's equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment. A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real estate, may be waived. A mortgagor also has a statutory right of reinstatement which may be granted only once in any given five year period. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying principal amount due, including costs, expenses, attorneys' fees and other fees, but excluding the portion of principal which would not have been due in absence of acceleration) within ninety days from the date the court obtains jurisdiction over mortgagor.

MARYLAND

     Mortgage Loans in Maryland are generally secured by deeds of trust on the related real estate. Maryland is a quasi-judicial foreclosure state. As such, foreclosures in Maryland are usually accomplished by foreclosure through expedited judicial proceedings by the filing of an action in the Circuit Court of the County in which the related real estate is situate. Notwithstanding the quasi-judicial nature of Maryland foreclosure proceedings, a foreclosure sale can be usually be completed within 30 to 45 days after the commencement of the foreclosure action, absent special circumstances. The proceeds received by the trustee from the foreclosure sale are applied first to the cost and expenses of the sale, second to repayment of the indebtedness secured by the deed of trust, third to any liens or claims which are inferior to the lien of the deed of trust and fourth, the surplus, if any, is generally payable to the mortgagor, unless otherwise directed by the court having jurisdiction over the foreclosure sale. Any action for a deficiency judgment must be commenced within 3 years from the date the auditor's accounting of the foreclosure has been ratified by the court.

                                USE OF PROCEEDS

     All of the net proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans from CLIC (U.S.) and to pay certain expenses in connection with the issuance of the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities, and Keogh plans) and any collective investment fund and insurance company general or separate accounts in which such plans, accounts or arrangements are invested that is subject to the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the Code (each, a 'Plan') should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to the Underwriters individual prohibited transaction exemptions PTE 89-88, 54 Fed. Reg. 42,582 (Oct. 17,
1989),  PTE 91-14, 56 Fed. Reg. SS 414 (Feb. 22, 1991) (the 'Exemptions'), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an 'underwriter,' provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term 'underwriter' shall include
(a) the Underwriters, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either of the Underwriters and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Senior
Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Senior Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other Certificates of the Trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Duff & Phelps Inc. ('Duff & Phelps'), Moody's Investors Service, Inc. ('Moody's'), or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the 'restricted group,' which (in addition to the Trustee) consists of any Underwriter, the Depositor, the Servicer, the Special Servicer, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior
Certificates. The Operating Adviser and Extension Adviser should also be considered members of the 'restricted group.' Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than 'AAA' by S&P and Fitch, and it is a condition of the issuance of the Class X Certificates that they be rated not lower than 'AAA' by Fitch; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing the Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Senior Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, Duff & Phelps, Moody's or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4974(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, any Underwriter, the Trustee, the Servicer, the Special Servicer, the Operating Adviser, the Extension Adviser, any sub-servicer or any mortgagor is a 'Party in Interest,' as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an 'Excluded Plan' by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the 'restricted group.'

     If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Senior Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (3) the holding of Senior Certificates by a Plan.

     Further, if certain specific conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemptions required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan should consider the availability of any other prohibited transaction exemptions. See 'ERISA CONSIDERATIONS' in the Prospectus.

     BECAUSE THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS, THE PURCHASE OR HOLDING OF SUCH CERTIFICATES BY A PLAN MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. IN NO EVENT MAY ANY TRANSFER CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE OR ANY INTEREST THEREIN BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES EXEMPTIVE RELIEF FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PLAN OR PERSON PURCHASING A CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE OR INTEREST THEREIN WITH THE ASSETS, OR OTHERWISE FOR THE BENEFIT OF, A PLAN, AND EACH SUCH PLAN OR PERSON TO WHOM A TRANSFER OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS MADE SHALL BE DEEMED TO HAVE REPRESENTED TO CLIC (U.S.), THE DEPOSITOR, THE UNDERWRITERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISER, THE EXTENSION ADVISER, ANY SUB-SERVICER AND ANY MORTGAGOR WITH RESPECT TO THE MORTGAGE LOANS THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion addresses certain specific characteristics of the Certificates and supplements, but does not replace, the discussion in the Prospectus under 'FEDERAL INCOME TAX CONSIDERATIONS,' to which prospective investors are referred and which should be read in conjunction with this section.

CHARACTERIZATION OF CERTIFICATES

     Under the Pooling Agreement, elections are required to be made to treat the segregated pool of assets that comprise the Trust as two separate REMICs, the Upper-Tier REMIC and the Lower-Tier REMIC. On the Closing Date, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion generally to the effect that on the Closing Date under then current law, based on certain representations of the Depositor and CLIC (U.S.) and assuming compliance with the Pooling Agreement, the Trust will be characterized as two separate REMICs. Each Class of Certificates, other than the Class R and Class LR Certificates, will represent a regular interest in the Upper-Tier REMIC. The Class R and Class LR Certificates will represent the residual interests in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

     The Certificates will represent assets described in Code Section 7701(a)(19)(C)(xi) only to the extent that the Mortgage Loans are secured by multifamily apartment buildings. To the extent that the Mortgage Loans are secured by reserve accounts or similar assets in addition to real property, the extent to which the Certificates qualify as 'qualifying real property loans' under Section 593(d) of the Code, 'real estate assets' under Section
856(c)(5)(A) of the Code, and 'loans . . . secured by an interest in real property' under Section 7701(a)(19)(C)(xi) of the Code may be reduced.

ORIGINAL ISSUE DISCOUNT

     The proper method of computing original issue discount ('OID') on the Offered Certificates is unclear. Final Regulations (the 'OID Regulations') governing the accrual of OID may be applicable to the Certificates. In addition, recently proposed Treasury regulations (the 'Proposed Contingent Regulations') related to contingent payment debt instruments, although technically not applicable to the Certificates, may represent a possible method to be applied in calculating OID on certain Classes of Certificates. The OID Regulations and the Proposed Contingent Regulations, however, do not address the manner of computing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets ('Prepayable Securities') and which are governed by Section 1272(a)(6) of the Code.

     The description below outlines in general terms the methodology prescribed by the OID Regulations for instruments to which they apply. See 'FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Securities -- Interest and Acquisition Discount' and ' -- Variable Rate Regular Securities' in the Prospectus. As described previously, however, no effective regulations address the accrual of OID on Prepayable Securities and accordingly, the proper method of accrual is unclear.

     Offered Certificates Other than Class X Certificates

     Interest that accrues at a fixed rate that is payable currently generally would be treated as 'qualified stated interest.' However, because the failure to pay interest (which could occur as a result of default in payment on the Mortgage Loans) does not entitle the Certificateholders to exercise remedies to compel payment (other than exercising any remedies under the Mortgage Loans) it is possible that interest on all Classes of Offered Certificates, other than the Class X Certificates, may not be considered to be 'unconditionally payable' and thus, might not be considered to be 'qualified stated interest.' As a result, all of the interest on the Offered Certificates, other than the Class X Certificates, would be includible in the stated redemption price of such Certificates and would be taxable as OID, rather than as 'qualified stated interest.' Because default remedies exist under all of the Mortgage Loans, however, the Trustee intends to take the position that the interest paid on the Offered Certificates (other than the Class X Certificates) is 'qualified stated interest.'

     Accordingly, it is anticipated that the Class A-1A, Class A-1B, Class A-1C, Class A-2A, Class A-2B, Class B, Class C and Class D Certificates will be issued at a premium and that the Class E Certificates will be issued with de minimis OID for federal income tax purposes.

     The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes or whether such OID is de minimis, and that may be used to amortize premium is 0% CPR and assumes an extension of the maturity date of each Balloon Mortgage Loan in Group 1 one year beyond its stated maturity date (the 'Prepayment Assumption'). NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT THAT OR ANY OTHER RATE. It is not clear whether the use of a maturity extension assumption for purposes of accruing OID is permitted. If such assumption were not permitted, the yield to maturity of Classes issued with OID would be greater and OID would be accrued more rapidly.

     Class X Certificates

     Because the Class X Certificates have no principal amounts, none of the amounts received thereon will be treated as 'qualified stated interest.' Accordingly, all of the income of a holder of Class X Certificates will be treated as OID, and unless the Class X Certificates are treated as contingent payment debt obligations, such OID will be computed in accordance with the rules described in the Prospectus for Prepayable Securities.

     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with OID in an amount equal to the excess of all respective distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). This will be done in the case of the Class X-1 and Class X-2 Certificates by projecting payments based on the Prepayment Assumption and Net Mortgage Interest Rates based on the resulting Mortgage Loan maturity dates, and in the case of the Class X-1A and Class X-2A Certificates by projecting payments based on the Prepayment Assumption and the weighted average of the Component Rates based on the resulting Component maturity dates. OID for an accrual period will be adjusted to reflect actual interest rates applicable to such accrual period. Any 'negative' amounts of OID on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of OID, if any. Finally, a holder of a Class X Certificate may, although no authority exists on the issue, be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the 'noncontingent bond method' of the Proposed Contingent Regulations may be promulgated with respect to the Certificates. See 'FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Securities -- Interest and Acquisition Discount' and ' -- Variable Rate Regular Securities' in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a 'Negative Adjustment') would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicate, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

     Prepayment Charges actually collected, will be distributed among the holders of the respective Classes of Certificates as described herein under 'DESCRIPTION OF THE CERTIFICATES -- Distributions of Principal -- Distribution of Prepayment Charges' herein. It is not entirely clear under the Code when the amount of Prepayment Charge should be taxed to the Holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Charges will be treated as giving rise to any income to the Holders of an Offered Certificate prior to the Servicer's actual receipt of a Prepayment Charge. It appears that Prepayment Charges, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Charges.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement dated the date hereof (the 'Underwriting Agreement') between the Depositor and the Underwriters named below (the 'Underwriters'), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts (subject to a permitted variance of plus or minus 5%), of each Class of the Offered Certificates (other than the Class X Certificates) set forth opposite their names below:

CLASS                                    LEHMAN BROTHERS INC.    GOLDMAN, SACHS & CO.
--------------------------------------   --------------------    --------------------

A-1A..................................      $  122,256,038           $ 30,564,009
A-1B..................................         160,000,000             40,000,000
A-1C..................................         360,000,000             90,000,000
A-2A..................................         136,878,174             34,219,543
A-2B..................................         140,000,000             35,000,000
B.....................................          77,892,730             19,473,182
C.....................................         109,049,822             27,262,455
D.....................................         109,049,822             27,262,455
E.....................................          77,892,730             19,473,182
                                         --------------------    --------------------
     Total............................      $1,293,019,316           $323,254,826
                                         --------------------    --------------------
                                         --------------------    --------------------

     In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

     The Issuer has been advised by the Underwriters that they propose initially to offer the Offered Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement. After the initial public offering, the public offering prices may be changed.

     Subject to the reduction in the underwriting compensation described below, the compensation paid to the Underwriters varies by Class as set forth below:

                                                               DISCOUNT
CLASS OF OFFERED                                              (PERCENT OF
CERTIFICATES                                         CERTIFICATE PRINCIPAL AMOUNT)
--------------------------------------------------   -----------------------------

Class A...........................................               0.325%
Class B...........................................               0.350%
Class C...........................................               0.500%
Class D...........................................               0.550%
Class E...........................................               0.750%

     In the Underwriting Agreement, the aggregate compensation paid to the Underwriters will be reduced by the amount of approximately $987,000, representing a portion of the fees previously paid by CLIC (U.S.) to Lehman in Lehman's capacity as financial advisor to CLIC (U.S.) in connection with the securitization of the Mortgage Loans. As a result, the compensation paid to the Underwriters will aggregate approximately 0.325% of the Certificate Principal Amount of the Offered Certificates (excluding the Class X Certificates).

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

     Lehman Brothers Inc. is an affiliate of the Depositor.

     Pursuant to the Mortgage Loan Purchase Agreement, the Depositor will sell the Class X Certificates to CLIC (U.S.) as part of the purchase price paid by the Depositor for the Mortgage Loans. CLIC (U.S.) (or its successors in interest or assigns) may in the future offer and sell some or all of the Class X Certificates pursuant to this Prospectus Supplement and the Prospectus, as it may be further supplemented to describe the terms of such offering and other matters relevant to such offering.

     For further information regarding any offer or sale of the Certificates pursuant to this Prospectus Supplement and the Prospectus, see 'PLAN OF DISTRIBUTION' in the Prospectus.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Skadden, Arps, Slate, Meagher & Flom, New York, New York ('Skadden'), and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York ('Cadwalader'). Cadwalader will also act as special counsel to the Depositor with respect to certain federal income tax matters, and Skadden will also act as special counsel to Goldman as to certain legal matters. Cadwalader has represented CLIC (U.S.) in connection with the sale of the Mortgage Loans to the Depositor.

                               CERTIFICATE RATING

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P:

CERTIFICATE CLASS          FITCH                 S&P
-----------------    -----------------    -----------------
     Class A            AAA                  AAA
     Class X            AAA                   *
     Class B            AAA                   AA
     Class C             AA                   A
     Class D             A                   BBB
     Class E            BBB                  BB+

------------

* Not rated by S&P

     The ratings on the Offered Certificates address the likelihood of the receipt by Holders thereof of distributions to which they are entitled, including, in the case of the Class A, Class B, Class C, Class D and Class E Certificates, distribution of all principal thereof by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Loans is adequate to make payments required under the Offered Certificates. The ratings on the Offered Certificates do not, however, represent any assessment of
(i) the likelihood or frequency of prepayments on the Mortgage Loans, (ii) the degree to which the frequency of prepayments might differ from that originally anticipated, (iii) whether or to what extent Prepayment Charges may be received, or (iv) in the case of the Class X Certificates, that a Holder thereof might not fully recover its investment in the event of a rapid rate of prepayments (including both voluntary and involuntary prepayments) of or principal losses on the Mortgage Loans.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested to do so may be lower than the rating assigned thereto by either or both of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     All reports subsequently filed by the Depositor pursuant to Section 13(a) and (c) of the Exchange Act, any definitive proxy or information statements filed pursuant to Section 14 of the Exchange Act in connection with any stockholders' meeting and any reports filed pursuant to Section 15(d) of the Exchange Act prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and Prospectus and to be a part hereof.

                            INDEX OF PRINCIPAL TERMS

                                                                                                    PAGE
                                                                                            ---------------------
Accepted Servicing Practices.............................................................            S-118, S-120
Act......................................................................................                    S-18
Actual Knowledge.........................................................................                    S-81
Additional Expense Loss..................................................................              S-32, S-65
Additional Trust Fund Expenses...........................................................              S-32, S-65
Administrative Cost Rate.................................................................             S-36, S-119
Advance Rate.............................................................................                    S-68
Advances.................................................................................              S-11, S-67
Affiliate Mortgage Loan..................................................................                    S-45
Affiliate Property.......................................................................                    S-45
Appraisal Reduction Amount...............................................................                    S-58
Appraisal Reduction......................................................................                    S-57
Appraised Value..........................................................................                    S-81
Assumed Final Distribution Date..........................................................                    S-72
Assumed Scheduled Payment................................................................                    S-54
Available Distribution Amount............................................................              S-22, S-53
Balloon Mortgage Loan....................................................................                    S-55
Balloon Payment..........................................................................                    S-55
Book Entry Certificates..................................................................                    S-51
Cadwalader...............................................................................                   S-145
CERCLA...................................................................................             S-44, S-115
Certificate Owner........................................................................                    S-52
Certificate Principal Amount.............................................................                    S-22
Certificate Registrar....................................................................                    S-52
Certificates.............................................................................               S-1, S-17
Class A Certificates.....................................................................         S-1, S-17, S-49
Class X-1 Notional Amount................................................................              S-26, S-51
Class X-1 Rate...........................................................................              S-26, S-55
Class X Certificates.....................................................................         S-1, S-17, S-49
Class X-1A Notional Amount...............................................................              S-27, S-51
Class X-1A Rate..........................................................................              S-27, S-56
Class X-2 Notional Amount................................................................              S-28, S-51
Class X-2 Rate...........................................................................              S-28, S-56
Class X-2A Notional Amount...............................................................              S-28, S-51
Class X-2A Rate..........................................................................              S-28, S-56
CLIC (U.S.)..............................................................................               S-3, S-19
Closing Date.............................................................................                    S-20
Collection Account.......................................................................                    S-75
Comparative Financial Status Report......................................................                    S-70
Component Rate...........................................................................                    S-61
Components...............................................................................              S-29, S-51
Component A-1A...........................................................................              S-27, S-51
Component A-1A Rate......................................................................                    S-27
Component A-1B...........................................................................              S-27, S-51
Component A-1C...........................................................................              S-27, S-51
Component A-2A...........................................................................              S-29, S-51
Component A-2B...........................................................................              S-29, S-51
Component B..............................................................................              S-27, S-51
Component C..............................................................................              S-27, S-51
Component D..............................................................................                    S-27
Confederation Life.......................................................................               S-3, S-77
Confederation Real Estate................................................................                    S-45
Contingent Interest......................................................................                    S-82
Controlling Class........................................................................                   S-123

                                                                                                    PAGE
                                                                                            ---------------------
Corporate Trust Office...................................................................                    S-74
CPR......................................................................................                   S-135
Custodian................................................................................                    S-78
Cut-Off Date.............................................................................                     S-3
Definitive Certificate...................................................................                    S-52
Delinquent Loan Status Report............................................................                    S-69
Depositor................................................................................               S-1, S-17
Determination Date.......................................................................              S-21, S-52
Discount Mortgage Loan...................................................................        S-10, S-35, S-50
Distributable Certificate Interest.......................................................              S-29, S-57
Distribution Accounts....................................................................                    S-76
Distribution Date........................................................................               S-3, S-52
Distribution Date Statement..............................................................                    S-68
DOJ......................................................................................                    S-44
DSCR.....................................................................................                    S-14
DTC......................................................................................               S-9, S-51
Due Period...............................................................................              S-21, S-52
Duff & Phelps............................................................................                   S-140
Eligible Account.........................................................................                    S-75
EMG......................................................................................             S-44, S-115
EPA......................................................................................                    S-44
ERISA....................................................................................             S-39, S-140
Event of Default.........................................................................            S-131, S-132
Excess Prepayment Interest...............................................................              S-34, S-66
Excess Prepayment Interest Shortfall.....................................................              S-34, S-66
Exemptions...............................................................................             S-39, S-140
Extension Advisor........................................................................             S-20, S-124
Final Recovery Determination.............................................................                    S-69
Fiscal Agent.............................................................................               S-1, S-19
Fitch....................................................................................               S-1, S-38
Form 8-K.................................................................................                    S-85
Goldman Sachs............................................................................                     S-1
Group 1 Certificates.....................................................................                     S-9
Group 1 Mortgage Loans...................................................................                     S-3
Group 1 Principal Distribution Amount....................................................              S-24, S-53
Group 2 Certificates.....................................................................         S-9, S-17, S-49
Group 2 Mortgage Loans...................................................................                     S-3
Group 2 Principal Distribution Amount....................................................              S-24, S-53
Historical Loan Modification Report......................................................                    S-70
Historical Loss Estimate Report..........................................................                    S-70
Intercreditor Agreements.................................................................             S-46, S-114
Interest Accrual Period..................................................................         S-3, S-21, S-55
Interest Distribution Amount.............................................................              S-22, S-53
Interest Payment Adjustment..............................................................              S-60, S-61
Interest Shortfall.......................................................................              S-29, S-57
IO Interest Payment Adjustment...........................................................                    S-60
IO Reinvestment Yield....................................................................                    S-62
Lehman Brothers..........................................................................                     S-1
Liquidating Entities.....................................................................                    S-43
Lower-Tier Distribution Account..........................................................                    S-76
Lower-Tier Interests.....................................................................                    S-21
Lower-Tier REMIC.........................................................................         S-3, S-21, S-37
Michigan Court...........................................................................                    S-77
Midland..................................................................................                   S-117
Modeling Assumptions.....................................................................                     D-2
Modified Mortgage Loan...................................................................                    S-58

                                                                                                    PAGE
                                                                                            ---------------------
Modified Servicing Fee...................................................................                   S-119
Moody's..................................................................................                   S-140
Mortgage File............................................................................                    S-78
Mortgage Interest Rate...................................................................                    S-27
Mortgage Loan Due Period.................................................................              S-27, S-51
Mortgage Loan Group......................................................................                     S-3
Mortgage Loan Purchase Agreement.........................................................                    S-40
Mortgage Loan Schedule...................................................................                    S-78
Mortgage Loans...........................................................................               S-3, S-76
Mortgage Pool............................................................................                     S-3
Mortgaged Properties.....................................................................                    S-82
Negative Adjustment......................................................................                   S-144
Net Collections..........................................................................                   S-121
Net Excess Prepayment Interest...........................................................                    S-66
Net Mortgage Interest Rate...............................................................                    S-26
Net Prepayment Interest Shortfall........................................................              S-34, S-66
1993 NOI.................................................................................                    S-85
1994 NOI.................................................................................                    S-85
NOI Adjustment Worksheet.................................................................                    S-70
Non-Offered Certificates.................................................................              S-18, S-49
Non-PO Percentage........................................................................              S-31, S-50
Notional Amount..........................................................................                    S-51
OA Extension.............................................................................                   S-124
OA Extension Period......................................................................                   S-124
Offered Certificates.....................................................................         S-1, S-17, S-49
OID......................................................................................             S-37, S-142
OID Regulations..........................................................................                   S-142
Operating Adviser........................................................................             S-20, S-122
Operating Statement Analysis.............................................................                    S-70
Option Period............................................................................        S-36, S-48, S-83
P&I Advances.............................................................................                    S-67
PaineWebber..............................................................................                    S-77
Participants.............................................................................                    S-52
Payment Differential.....................................................................                    S-62
Permitted Exceptions.....................................................................                    S-80
Plan.....................................................................................                   S-140
PO Percentage............................................................................              S-31, S-50
Pooling Agreement........................................................................         S-1, S-17, S-49
Prepayable Securities....................................................................                   S-143
Prepayment Assumption....................................................................                   S-143
Prepayment Charges.......................................................................                    S-41
Prepayment Interest Shortfall............................................................              S-34, S-66
Prepayment Period........................................................................              S-22, S-52
Prime Rate...............................................................................                    S-68
Principal Aggregation Date...............................................................              S-30, S-59
Principal Distribution Amount............................................................              S-24, S-54
Principal Prepayments....................................................................                    S-21
Pro Forma NOI............................................................................                    S-85
Proposed Contingent Regulations..........................................................                   S-142
Purchase Price...........................................................................                    S-78
PV Yield Loss Amount.....................................................................              S-60, S-61
Rate Reset Mortgage Loans................................................................        S-36, S-48, S-82
Rate Reset Option........................................................................        S-36, S-48, S-83
Rated Final Distribution Date............................................................                    S-73
Realized Losses..........................................................................              S-31, S-65
Record Date..............................................................................              S-20, S-52

                                                                                                    PAGE
                                                                                            ---------------------
Regular Certificates.....................................................................              S-37, S-50
Rehabilitated Mortgage Loan..............................................................                   S-117
Rehabilitation Order.....................................................................                    S-77
Rehabilitator............................................................................               S-3, S-19
Reinvestment Yield.......................................................................                    S-62
REMIC....................................................................................    S-3, S-9, S-21, S-37
REMIC Pool...............................................................................                     S-3
REO Property.............................................................................             S-49, S-117
REO Status Report........................................................................                    S-70
Residual Certificates....................................................................         S-1, S-17, S-49
Retained Interest........................................................................                    S-82
Retained Servicing Interests.............................................................                    S-82
Retained Servicing Interest Rate.........................................................                    S-82
S & P....................................................................................               S-1, S-38
Scheduled Payments.......................................................................                    S-21
Scheduled Principal Balance..............................................................                    S-83
Senior Certificates......................................................................         S-1, S-17, S-49
Senior Group 1 Certificates..............................................................         S-9, S-17, S-49
Servicer.................................................................................        S-1, S-19, S-117
Servicer Advance Limitation..............................................................        S-11, S-36, S-67
Servicing Advances.......................................................................              S-36, S-67
Servicing Fee............................................................................                   S-118
Servicing Fee Rate.......................................................................                   S-118
Servicing Transfer Event.................................................................                   S-117
Skadden..................................................................................                   S-145
Special Servicer.........................................................................        S-1, S-19, S-119
Special Servicing Fee....................................................................                   S-121
Specially Serviced Mortgage Loan.........................................................             S-19, S-117
Static NOI...............................................................................                    S-85
Step Rate Mortgage Loans.................................................................                    S-82
Subordinate Certificates.................................................................   S-1, S-17, S-49, S-63
Termination Price........................................................................                    S-73
Top 100 Comparative Financial Status Report..............................................                    S-69
Treasury Yield...........................................................................                    S-62
Trust....................................................................................               S-1, S-17
Trust Fund...............................................................................               S-3, S-49
Trustee..................................................................................               S-1, S-19
Trustee Fee..............................................................................                    S-74
Trustee Fee Rate.........................................................................                    S-74
U.S. Branch..............................................................................                    S-77
Underwriters.............................................................................              S-1, S-144
Underwriting Agreement...................................................................                   S-144
Upper-Tier Distribution Account..........................................................                    S-76
Upper-Tier REMIC.........................................................................         S-3, S-21, S-37
Watch List...............................................................................                    S-70
Workout Fee..............................................................................                   S-121
Workout Fee Rate.........................................................................                   S-122
X-1A Component...........................................................................              S-26, S-51
X-2A Component...........................................................................              S-29, S-51

                                   APPENDIX A

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

Loan      Property                Property                                                            Property      Prop.
No.        Type                    Name                                   Property Address              City        State
----      ------------     ------------------------------------  --------------------------------- --------------- ---------
 1        Office           First Trust Center                    180 East Fifth Street              St. Paul         MN
 2        Office           The CPAS Building                     777 North Capitol Street, NE       Washington       DC
 3        Warehouse        Kmart Distribution Center             736 SW 52nd Avenue                 Ocala            FL
 4        Office           Chevy Chase Plaza                     5301 Wisconsin Avenue NW           Washington       DC
 5        Multifamily      Bridgewater Apartments                4375 Satellite Blvd.               Duluth           GA
 6        Office           One and Two Little Falls Ctr.         2711 & 2752 Centerville Road       New Castle       DE
 7        Multifamily      Oakton Gable                          3200-3252 Arrowhead Circle         Oakton           VA
 8        Multifamily      North Brunswick Manor                 615 Bishop Boulevard               North Brunswick  NJ
 9        Multifamily      Various (9a - 9b)                     Various                            Various          Vr
 9a       Multifamily        Gateway Apartments                  902 Davis Street                   San Leandro      CA
 9b       Multifamily        Austin Commons Apartments           50 Austin Avenue                   Hayward          CA
10        Office           Various (10a - 10d)                   Various                            Various          Vr
 10a      Office             5 Neshaminy Interplex               5 Neshaminy Interplex              Trevose          PA
 10b      Office             6 Neshaminy Interplex               6 Neshaminy Interplex              Trevose          PA
 10c      Office             7 Neshimany Interplex               7 Neshimany Interplex              Trevose          PA
 10d      Office           Neshaminy Kor-Center                  2577, 2607, 2585 Interplex Drive   Trevose          PA
11        Office           640 North La Salle Street             640 North La Salle Street          Chicago          IL
12        Retail           Center of Bonita Springs              3300 Bonita Beach Road             Bonita Springs   FL
13        Office           Second Street Office Building         1800 Second Street                 Sarasota         FL
14        Retail           Oak Tree Center                       1655 Oaktree Rd.                   Edison           NJ
15        Multifamily      Mt. Pleasant Villas                   E. Main & Finderne Ave.            Bridgewater      NJ
16        Retail           The Village at Bedminster             East Hills Dr. @ Rte. 202/206      Bedminster       NJ
17        Multifamily      Deerwood Apartments                   2215 East Lakeside Park            Corona           CA
18        Office           Stevens Building                      17-25 North State Street           Chicago          IL
19        Office           Denver Corp Ctr. Towers I & II        7800 & 7900 E. Union Avenue        Denver           CO
20        Multifamily      The Grandview                         3481 Lakeside Drive, NE            Atlanta          GA
21        Multifamily      Old Centreville Gable                 13801-13849 Braddock Spring Rd.    Centreville      VA
22        Multifamily      Greenville Place Apartments           Kennett Pike & Barley Mill Rd.     Greenville       DE
23        Office           Household Finance Building            941-961 Weigel Drive               Elmhurst         IL
24        Office           Wolcott Business Center               5000, 5010, 5016 Calabasas Pkwy.   Calabasas        CA
25        Warehouse        Park 90-5 Office Park                 2203 Aiport Way                    South Seattle    WA
26        Warehouse        Various (26a - 26c)                   Various                            Various          Vr
 26a      Warehouse          Stadium Park                        4570-4698 Alvarado Cyn. Rd.        San Diego        CA
 26b      Warehouse          A-1 Self Storage                    4680 Alvarado Canyon Road          San Diego        CA
 26c      Retail             Village Square                      6602-6628 Mission Gorge Road       San Diego        CA
27        Retail           Fountain Square Shopping Ctr.         NWC 7th Street & Bell Road         Phoenix          AZ
28        Retail           Ahwatukee Palms Retail Center         SEC South Warner Rd/ 48th St       Phoenix          AZ
29        Retail           Oxford Commons                        3500 Roxboro Road                  Durham           NC
30        Retail           Northlake Tower Festival              3983-4043 & 4073 Lavista Road      Atlanta          GA
31        Multifamily      Netcong Heights                       P.O. Box 476 / Basenese Drive      Netcong          NJ
32        Multifamily      Los Alamos Apartments                 24850 Hancock Ave.                 Murrieta         CA
33        Office           Young Quinlan Building                81 South 9th St.                   Minneapolis      MN
34        Multifamily      Kings Village Apartments              1-360 Kings Arrow Road             Mt. Olive        NJ
35        Retail           Waipahu Shopping Plaza                94-300 Farrington Highway          Waipahu          HI
36        Retail           Lanier Crossing Shopping Ctr.         655 Atlanta Road                   Cumming          GA

                                       A-2

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                      Mortgage      Annual
  Zip      Loan     Lien    Balance    Amortization       Interest       Debt        Normalized                  Loan
  Code     Group   Status    (SPB)         Type             Rate        Service         NOI         DSCR          No.
---------- ------- ------- ----------- ----------------- ---------     ------------ --------------- ----------- ------
55101        1        1   $33,613,520   Amortizing          9.550%     $3,546,924    $5,145,695      1.45x         1
20002        1        1    28,636,401   Amortizing         10.070       3,040,188     3,601,300      1.18          2
32670        1        1    27,473,835   Amortizing          9.830       3,093,360     3,163,196      1.02          3
20201        1        1    26,498,948   Amortizing          8.350       2,438,724     3,442,862      1.41          4
30136        2        1    24,837,212   Amortizing          7.670       2,141,208     3,311,897      1.55          5
19720        1        1    22,752,831   Interest Only       8.250       1,877,109     2,153,255      1.15          6
22030        1        1    22,090,506   Amortizing          8.000       2,112,418     2,197,293      1.04          7
08902        1        1    20,233,222   Amortizing          7.640       2,432,640     2,666,444      1.10          8
 Vrs         1        1    19,135,822   Amortizing          8.750       2,020,044     2,230,846      1.10          9
94577                           -                            -              -             -                        9a
94544                           -                            -              -             -                        9b
 Vrs         1      1,2    18,974,628   Amortizing          7.750       1,661,580     2,510,000      0.98         10
19047                           -                            -              -             -                        10a
19047                           -                            -              -             -                        10b
19047                           -                            -              -             -                        10c
19047                           -                            -              -             -                        10d
60610        1        1    18,935,601   Amortizing          8.500       1,866,348     3,042,377      1.63         11
33923        2      1,2    18,091,780   Amortizing          8.750       1,718,160     1,945,801      1.02         12
34236        1        1    17,983,392   Amortizing         10.375       2,064,336     2,517,529      1.22         13
08820        1        1    17,940,368   Amortizing          8.700       1,802,808     2,123,825      1.18         14
08807        1        1    16,915,266   Amortizing          8.000       1,612,632     2,381,475      1.48         15
07921        1        1    16,254,479   Amortizing          9.500       1,694,748     1,831,289      1.08         16
91719        1        1    15,950,840   Amortizing          8.500       1,476,324     1,489,774      1.01         17
60601        1        1    15,730,274   Interest Only       7.875       1,238,759     1,641,810      1.33         18
80111        1        1    15,265,491   Amortizing          8.875       1,594,860     2,596,203      1.63         19
30326        1        1    15,000,000   Interest Only       8.500       1,275,000     1,620,197      1.27         20
22050        1        1    14,866,741   Amortizing          8.500       1,384,056     1,528,456      1.10         21
19807        1        1    14,066,764   Amortizing          9.375       1,818,408     2,168,702      1.19         22
60126        1        1    12,767,027   Amortizing          9.750       1,367,424     1,684,344      1.23         23
91302        2        1    12,153,338   Amortizing          9.125       1,287,240     1,194,037      0.93         24
98134        1        1    12,112,003   Amortizing          8.875       1,258,920     1,098,577      0.87         25
 Vrs         2        1    11,064,866   Amortizing          9.800       1,190,712     2,588,787      2.17         26
92100                           -                            -              -             -                        26a
92100                           -                            -              -             -                        26b
92120                           -                            -              -             -                        26c
85014        1        1    10,733,808   Amortizing          8.875       1,122,888     1,120,850      1.00         27
85025        1        1    10,645,283   Amortizing          9.375       1,112,688     1,259,174      1.13         28
27705        1        1    10,531,223   Interest Only       9.125         960,974     1,223,502      1.27         29
30324        1        1    10,350,000   Interest Only       8.500         879,750     2,025,746      2.30         30
07857        1        1    10,330,542   Amortizing         10.000       1,199,496     1,286,957      1.07         31
92362        1        1     9,987,841   Amortizing          8.500         922,696     1,124,728      1.22         32
55402        1        1     9,980,553   Amortizing          8.500         966,273     1,254,928      1.30         33
07828        1        1     9,781,282   Amortizing          9.250       1,089,324     1,326,906      1.22         34
96797        2        1     9,696,017   Amortizing          9.375       1,036,824     1,386,858      1.34         35
30130        1        1     9,530,669   Amortizing          9.500         987,816     1,180,683      1.20         36

                                       A-3

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                     Remaining     Scheduled
                                                                Interest Only  Next Rate               Term      Amortization
 Loan        Property                   Source of  Origination      End          Reset    Maturity  to Maturity      Term
  No.         Name                         NOI        Date          Date         Date       Date        (Mo.)        (Mo.)
-------  ----------------------------- ---------- ------------ -------------- ---------- ---------- ----------- --------------
   1     First Trust Center                '94      10/05/90                              10/10/10     177           360
   2     The CPAS Building                 '94      08/09/90                              08/15/00      55           360
   3     Kmart Distribution Center         '94      01/08/91                              02/05/17     253           312
   4     Chevy Chase Plaza                 '94      08/31/89                              09/01/01      67           360
   5     Bridgewater Apartments            '94      10/19/89                   11/15/99   11/15/04     106           360
   6     One and Two Little Falls Ctr.    Static    10/28/88      08/01/02                08/01/02      78             0
   7     Oakton Gable                      '94      01/21/88                              02/05/98      25           360
   8     North Brunswick Manor             '94      03/16/89                              04/15/09     159           180
   9     Various (9a - 9b)                 '94      03/26/91                              04/15/01      63           263
   9a      Gateway Apartments
   9b      Austin Commons Apartments
  10     Various (10a - 10d)               '94      12/06/89                              01/01/00      47           339
   10a     5 Neshaminy Interplex
   10b     6 Neshaminy Interplex
   10c     7 Neshimany Interplex
   10d     Neshaminy Kor-Center
  11     640 North La Salle Street        Static    05/05/89                              06/05/99      41           303
  12     Center of Bonita Springs          '94      11/28/88                   12/15/98   12/15/03      95           360
  13     Second Street Office Building    Static    08/29/88                              09/15/18     272           360
  14     Oak Tree Center                   '94      03/15/89                              03/20/99      38           360
  15     Mt. Pleasant Villas               '93      11/16/88                              12/18/03      95           300
  16     The Village at Bedminster         '94      08/01/91                              07/06/96       6           348
  17     Deerwood Apartments               '94      06/17/91                              08/15/00      55           360
  18     Stevens Building                  '94      07/28/89      08/15/99                08/15/99      43             0
  19     Denver Corp Ctr. Towers I & II    '94      06/02/92                              06/10/97      17           300
  20     The Grandview                     '94      09/04/90      09/15/00                09/15/00      56             0
  21     Old Centreville Gable             '94      07/11/88                              08/15/00      55           360
  22     Greenville Place Apartments       '94      11/02/89                              11/10/09     166           240
  23     Household Finance Building       Static    10/23/90                              11/05/00      58           336
  24     Wolcott Business Center          Static    09/01/89                   10/15/99   10/15/04     105           336
  25     Park 90-5 Office Park            Static    10/26/87                              11/01/97      21           300
  26     Various (26a - 26c)              Static    10/01/90                   11/01/00   11/01/10     177           360
   26a     Stadium Park
   26b     A-1 Self Storage
   26c     Village Square
  27     Fountain Square Shopping Ctr.    Static    05/11/87                              06/01/97      16           304
  28     Ahwatukee Palms Retail Center     '94      05/08/90                              05/15/00      52           300
  29     Oxford Commons                    '94      05/24/91      06/10/96                06/10/96       5             0
  30     Northlake Tower Festival         Static    09/28/95      07/01/05                07/01/05     114             0
  31     Netcong Heights                   '94      11/17/90                              11/15/15     238           300
  32     Los Alamos Apartments             '94      03/01/91                              04/01/01      62           360
  33     Young Quinlan Building            '94      11/03/89                              12/31/05     119           300
  34     Kings Village Apartments          '94      04/06/90                              03/18/00      50           233
  35     Waipahu Shopping Plaza            '94      05/03/90                   07/15/00   06/15/05     113           336
  36     Lanier Crossing Shopping Ctr.     '94      04/03/90                              04/15/00      51           324

                                       A-4

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV      Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio      No.
------------------- ------------ ------------ ------- ---------- ---------- ----------- -------------- ----------- -------
Yield Maintenance       10/10                  1915      87.0%    07/10/95     617,798         54         63.0        1
Yield Maintenance       08/00                  1990     100.0     06/15/95     212,164        135         63.0        2
Yield Maintenance       02/17                  1990     100.0     06/23/95   1,550,000         18         75.0        3
Yield Maintenance       06/01                  1989      97.0     05/31/95     158,888        167         71.0        4
Yield Maintenance       10/99                  1992     100.0     06/22/95         532     46,686         52.0        5
Open Until 9/28/96                             1988      88.0     09/14/95     190,895        119         75.0        6
Yield Maintenance       01/98                  1987      94.0     06/13/95         313     70,577         75.0        7
Yield Maintenance       04/09                  1979      97.0     06/01/95         644     31,418         67.0        8
Yield Maintenance       04/01                  Vrs         -                       444     43,099         69.0        9
                                               1988      95.0     06/15/95         236          -            -         9a
                                               1986      94.0     06/14/95         208          -            -         9b
Yield Maintenance       01/00                  Vrs         -                   273,448         69         73.0       10
                                               1985      83.0     03/31/95      53,412          -            -        10a
                                               1985      95.0     03/31/95     112,381          -            -        10b
                                               1987      95.0     03/31/95      61,508          -            -        10c
                                               1977      97.0     03/31/95      46,147          -            -        10d
Yield Maintenance       06/99                  1969      90.0     06/15/95     340,145         56         69.0       11
Yield Maintenance       12/98                  1989      98.0     06/01/95     274,227         66         82.0       12
Yield Maintenance       09/18                  1986     100.0     11/08/95     223,455         80         70.0       13
Yield Maintenance       03/99                  1986      98.0     06/01/95     178,615        100         70.0       14
Yield Maintenance       12/03                  1988     100.0     06/24/95         380     44,514         69.0       15
Yield Maintenance       06/96                  1989      99.0     06/07/95     111,299        146         71.0       16
Yield Maintenance       08/00                  1992      92.0     06/11/95         316     50,477         68.0       17
Open Until 8/15/96                             1914      58.0     07/20/95     404,830         39         54.0       18
Yield Maintenance       05/97                  1982     100.0     12/19/94     358,357         43         67.0       19
Declining               08/00                  1990      99.0     06/14/95         226     66,372         69.0       20
Yield Maintenance       05/00                  1988      98.0     06/23/95         268     55,473         73.0       21
Yield Maintenance       10/09                  1950      98.0     06/15/95         519     27,104         71.0       22
Yield Maintenance       11/00                  1988     100.0     06/13/95     123,077        104         75.0       23
Yield Maintenance       10/99                  1985      96.0     12/06/95     116,445        104         69.0       24
Locked                  11/97                  1950      86.0     07/05/95     284,057         43         73.0       25
Yield Maintenance       11/00                  Vrs         -                   348,840         32         47.0       26
                                               1977      91.0     07/31/95     233,847          -            -        26a
                                               1984      96.0     05/31/95      90,093          -            -        26b
                                               1977      91.0     07/31/95      24,900          -            -        26c
Yield Maintenance       06/97                  1986      94.0     06/14/95     120,627         89         75.0       27
Yield Maintenance       05/00                  1988     100.0     06/14/95     125,332         85         75.0       28
Yield Maintenance       06/96                  1990      99.0     03/30/95     206,827         51         75.0       29
Open                                           1984      98.0     07/28/95     304,082         34         66.0       30
Yield Maintenance       11/15                  1971      96.0     12/01/94         424     24,364         59.0       31
Declining               04/01                  1990      95.0     06/14/95         420     23,781         73.0       32
Declining               06/05                  1926      97.0     12/31/94     145,938         68         74.0       33
Yield Maintenance       03/00                  1978      99.0     07/17/95         372     26,294         72.0       34
Yield Maintenance       07/00                  1962      99.0     06/01/95     109,744         88         65.0       35
Yield Maintenance       04/00                  1974      97.0     06/13/95     114,186         83         74.0       36

                                       A-5

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

Loan Property                   Property                                                              Property             Prop.
No.   Type                        Name                                Property Address                  City               State
---- ------------ ---------------------------------------------  --------------------------------- ---------------------  ---------
37   Office                     Mountain View Office Park          820,830 Bear Tavern Road           Ewing Township        NJ
38   Office                     Pennsylvania Medical Society       777 East Park Drive                Harrisburg            PA
39   Retail                     Calhoun Village Shopping Ctr.      3220 W Lake Street                 Minneapolis           MN
40   Multifamily                Park Ridge Apartments              810 Park Ridge Road                Durham                NC
41   Multifamily                River Oaks Apartments              4400 Pleasant Hill Road            Duluth                GA
42   Multifamily                River Edge Apartments              1603 County Lane                   Ewing Township        NJ
43   Office                     Papago Medical Park                1331 N. 7th Street                 Phoenix               AZ
44   Retail                     Various (44a - 44e)                Various                            Various               Vr
 44a Retail                     Atco Plaza                         233 White Horse Pike               Waterford Township    NJ
 44b Retail                     Plaza 70                           Route 70 East                      Evesham Township      NJ
 44c Retail                     Pitman Center                      Sec Woodbury Ave. & Elwood         Pitman Borough        NJ
 44d Retail                     Blackwood Center                   Sec Blackhorse Pike & Asyla        Gloucester Township   NJ
 44e Retail                     Center Square                      Hurffville - Cross Keys Road       Washington Township   NJ
45   Multifamily                Georgetown Court                   3251 Prospect Street, NW           Washington            DC
46   Retail                     Centre At University Parkway       8324 Lockwood Ridge Road           Sarasota              FL
47   Multifamily                St. Regis Apartments               2201-2301 Tremont Street           Philadelphia          PA
48   Industrial                 Willow Park                        1350, 1360 Willow Road             Menlo Park            CA
49   Retail                     Muir Station Shopping Center       S W C Muir Station Rd. & Center    Martinez              CA
50   Office                     Holgate Center                     1737 & 1751 Airport Way South      Seattle               WA
51   Multifamily                Briarbrook Village                 1001-1295 Briarbrook Drive, Et     Wheaton               IL
52   Office                     300 Oxford Drive                   300 Oxford Drive                   Monroeville           PA
53   Office                     Meadowbrook Medical Building       6490 Excelsior Building            St. Louis Park        MN
54   Retail                     Rampart Village Center             North Union And Briargate Blvd     Colorado Springs      CO
55   Retail                     Oxboro Square Shopping Center      401 West 98th Street               Bloomington           MN
56   Office                     Westfield Southview Plaza          600 South Avenue                   Westfield             NJ
57   Multifamily                Tiffany Oaks Apartments            351 S Northlake Boulevard          Altamonte Springs     FL
58   Office                     Gateway East & West                6188 & 6192 Oxon Hill Road         Oxon Hill             MD
59   Retail                     Sunset Ridge                       6400 N. New Braunfels Drive        San Antonio           TX
60   Office                     Various (60a - 60b)                Various                            Various               Vr
 60a Warehouse                  Aquatic Park Center - Phase I      890 Heinz Avenue                   Berkeley              CA
 60b Office                       2910 7th Street                  2910 7th Street                    Berkeley              CA
61   Warehouse                    1717 West Airfield Drive         1717 West Airfield Drive           Grapevine             TX
62   Multifamily                Charles Ave. Ctr. / Cezanne Apts   440 - 470 E. El Camino Real        Sunnyvale             CA
63   Multifamily                Kelsey Ridge Apartments            1680 134th Avenue, SE              Bellevue              WA
64   Industrial                 Moffett Business Park              1399 Moffett Park Drive            Sunnyvale             CA
65   Warehouse                  Old Warm Springs B                 44348, 68, 88 Old Warm Springs B   Fremont               CA
66   Retail                     Perimeter Place Shop. Center       Hwy 441 & State Road 353           Douglas               GA
67   Multifamily                Weymouth Commons East Assoc.       28-170 Audubon Road                Weymouth              MA
68   Retail                     Mariner Square Shopping Center     13050 Cortez Blvd.                 Springhill            FL
69   Office                     The Ames Building                  One Court Street                   Boston                MA
70   Retail                     Home Depot Plaza                   1725-1977 34th Street North        St. Petersburg        FL
71   Multifamily                Highland House Apartments          43-49 Highland & 9-11 Highland     Randolph              MA
72   Multifamily                Wynfield Trace Apartments          1700 Wynfield Trace                Norcross              GA
73   Multifamily                Habitat Apartments on the Lake     2504 South Conway Road             Orlando               FL
74   Warehouse                  Angelo Bros. Headquarters Bldg.    12401 Mcnulty                      Philadelphia          PA

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                      Mortgage  Annual
  Zip      Loan     Lien    Balance    Amortization       Interest   Debt        Normalized                  Loan
 Code      Group   Status    (SPB)         Type             Rate    Service         NOI             DSCR      No.
---------- ------- ------- ----------- ----------------- --------- ------------ --------------- ----------- ------
 08648       1      1      9,435,723     Amortizing          8.500      942,144      1,248,984         1.33       37
 17111       1      1      9,375,825     Amortizing         10.250    1,111,668      1,111,879         1.00       38
 55408       1      1      9,119,968     Amortizing          9.250      951,960        895,456         0.94       39
 27713       1      1      9,102,132     Amortizing          9.750    1,005,204      1,304,034         1.30       40
 30136       1      1      8,882,593     Amortizing          9.375      904,284      1,398,350         1.55       41
 08648       1      1      8,873,346     Amortizing         10.000    1,035,924      1,204,931         1.16       42
 85016       1      1      8,872,349     Amortizing          9.375      933,372      1,009,330         1.08       43
  Vrs        1      1      8,840,494     Amortizing          8.500      953,184      1,152,309         1.21       44
 08004                         -                              -           -              -                         44a
 08053                         -                              -           -              -                         44b
 08071                         -                              -           -              -                         44c
 08012                         -                              -           -              -                         44d
 08080                         -                              -           -              -                         44e
 20007       1      1      8,628,658     Amortizing          8.625      860,004      1,084,712         1.26       45
 34206       2      1      8,545,641     Amortizing          7.900      758,796      1,032,054         1.36       46
 19401       1      1      8,446,115     Amortizing          9.375    1,025,628      1,042,358         1.02       47
 94025       2      1      8,410,060     Amortizing          8.500      866,412        908,458         1.05       48
 94553       2      1      8,372,514     Amortizing          8.875      861,804        924,948         1.07       49
 98134       1      1      8,303,051     Amortizing          9.310      863,424      1,118,199         1.30       50
 60187       1      1      8,301,036     Amortizing          9.375      934,236      1,164,921         1.25       51
 15146       1      1      7,951,858     Amortizing          8.875      805,104        754,508         0.9        52
 55426       1      1      7,810,950     Amortizing         10.500      963,072      1,304,183         1.35       53
 80920       1      1      7,724,432     Amortizing          8.750      731,364        807,511         1.10       54
 55420       2      1      7,716,766     Amortizing          9.750      819,636        960,384         1.17       55
 07091       1      1      7,694,045     Amortizing          9.500      809,364      1,068,801         1.32       56
 32701       1      1      7,665,840     Amortizing          8.750      789,264      1,023,125         1.30       57
 20745       1      1      7,574,690     Interest Only       9.250      700,668        789,570         1.13       58
 78201       2      1      7,569,518     Amortizing          9.000      773,184      1,152,956         1.49       59
  Vrs        1      1      7,316,744     Amortizing          9.875      812,100        788,100         0.97       60
 94704                         -                              -           -              -                         60a
 94596                         -                              -           -              -                         60b
 76051       1      1      7,094,480     Amortizing          9.750      933,348      1,002,329         1.07       61
 94086       2      1      7,046,957     Amortizing          9.375      758,652        894,193         1.18       62
 98006       1      1      7,018,249     Amortizing         10.125      776,868        898,251         1.16       63
 94089       1      1      6,750,000     Interest Only       7.000      472,500        812,396         1.72       64
 94539       2      1      6,635,354     Amortizing          9.750      732,000        873,878         1.19       65
 31533       1      1      6,452,260     Amortizing         10.000      741,504        956,372         1.29       66
 02188       1      1      6,364,453     Amortizing          9.500      702,456      1,070,121         1.52       67
 33579       1      1      6,272,214     Amortizing          9.750      680,460        753,320         1.11       68
 02108       1      1      6,221,552     Interest Only       8.375      521,055        528,885         1.02       69
 33714       1      1      6,114,657     Amortizing          8.250      691,224        856,761         1.24       70
 02368       1      1      6,089,667     Amortizing          9.000      616,044        727,364         1.18       71
 30092       1      1      6,067,299     Amortizing          9.250      621,948        820,343         1.32       72
 32812       1      1      6,051,103     Interest Only       9.625      582,419      1,057,702         1.82       73
 19154       1      1      6,027,463     Amortizing          8.000      739,212      1,013,868         1.37       74

                                       A-7

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                     Remaining     Scheduled
                                                                Interest Only  Next Rate               Term      Amortization
 Loan        Property                   Source of  Origination      End          Reset    Maturity  to Maturity      Term
  No.         Name                         NOI        Date          Date         Date       Date        (Mo.)        (Mo.)
-------  ----------------------------- ---------- ------------ -------------- ---------- ---------- ----------- --------------
  37     Mountain View Office Park       Static     07/13/88                             08/01/98           30            300
  38     Pennsylvania Medical Society     '94       08/06/90                             09/01/15          235            238
  39     Calhoun Village Shopping Ctr.    '94       07/31/89                             08/05/99           43            300
  40     Park Ridge Apartments            '94       01/29/88                             03/01/98           25            300
  41     River Oaks Apartments            '94       10/31/91                             11/15/96           10            342
  42     River Edge Apartments            '94       07/02/90                             07/15/15          234            300
  43     Papago Medical Park              '94       10/10/89                             11/01/99           45            303
  44     Various (44a - 44e)              '94       05/15/89                             06/01/99           40            300
   44a   Atco Plaza
   44b   Plaza 70
   44c   Pitman Center
   44d   Blackwood Center
   44e   Center Square
  45     Georgetown Court                 '94       04/05/89                             05/16/99           40            300
  46     Centre At University Parkway     '94       01/31/89                  02/01/99   02/01/09          156            360
  47     St. Regis Apartments             '94       11/20/91                             11/22/96           10            240
  48     Willow Park                      '94       07/27/89                  08/05/97   08/05/00           55            276
  49     Muir Station Shopping Center     '94       05/24/88                  06/10/98   06/10/03           89            300
  50     Holgate Center                   '94       05/16/90                             06/01/00           52            360
  51     Briarbrook Village               '94       02/15/90                             03/10/00           50            300
  52     300 Oxford Drive                Static     04/10/91                             04/15/99           39            300
  53     Meadowbrook Medical Building    Static     04/12/89                             05/01/14          219            286
  54     Rampart Village Center           '94       10/24/86                             11/20/01           70            360
  55     Oxboro Square Shopping Center    '94       10/01/91                  10/15/96   10/15/01           69            360
  56     Westfield Southview Plaza        '94       08/27/90                             09/05/10          176            300
  57     Tiffany Oaks Apartments          '94       10/05/87                             11/01/97           21            300
  58     Gateway East & West             Static     06/26/90    07/16/00                 07/16/00           54              0
  59     Sunset Ridge                    Static     10/23/89                  11/01/99   11/01/09          165            306
  60     Various (60a - 60b)              '94       06/14/90                             06/15/00           53            336
   60a     Aquatic Park Center - Phase I
   60b     2910 7th Street
  61     1717 West Airfield Drive         '94       12/12/89                             01/01/10          167            240
  62     Charles Ave. Ctr./Cezanne Apts   '94       12/05/89                  01/01/00   01/01/05          107            336
  63     Kelsey Ridge Apartments          '94       05/30/90                             06/10/00           53            360
  64     Moffett Business Park           Static     10/14/93    08/01/01                 08/01/01           66              0
  65     Old Warm Springs B               '94       02/23/88                  03/15/98   03/15/03           86            360
  66     Perimeter Place Shop. Center     '94       06/27/91                             07/20/16          246            300
  67     Weymouth Commons East Assoc.     '94       11/13/91                             12/01/96           10            300
  68     Mariner Square Shopping Center   '94       08/02/89                             09/01/19          283            360
  69     The Ames Building                '94       05/30/90    06/01/00                 06/01/00           52              0
  70     Home Depot Plaza                 '94       01/29/90                             02/10/05          109            216
  71     Highland House Apartments        '94       01/29/91                             08/31/00           55            300
  72     Wynfield Trace Apartments        '94       04/15/91                             04/15/96            3            312
  73     Habitat Apartments on the Lake   '94       10/31/91    11/05/96                 11/05/96           10              0
  74     Angelo Bros. Headquarters Bldg.  '94       08/19/88                             09/01/98           31            180

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date


                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV      Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio      No.
------------------- ------------ ------------ ------- ---------- ---------- ----------- -------------- ----------- -------
Yield Maintenance       08/98                  1987      100.0    03/01/95     108,277          87          68.0      37
Open                                           1989      100.0    05/18/95     131,488          71          67.0      38
Yield Maintenance       08/99                  1988       95.0    05/15/95      88,861         103          74.0      39
Yield Maintenance       02/98                  1986       93.0    04/24/95         308      29,552          73.0      40
Yield Maintenance       10/96                  1991      100.0    06/20/95         216      41,123          65.0      41
Yield Maintenance       07/15                  1976       95.0    06/22/95         306      28,998          61.0      42
Yield Maintenance       11/99                  1990       90.0    05/25/95      79,601         111          75.0      43
Yield Maintenance       06/99                   Vrs          -                 183,000          48          75.0      44
                                               1988      100.0    06/01/95      48,800           -             -       44a
                                               1973      100.0    06/01/95      25,200           -             -       44b
                                               1973      100.0    06/01/95      25,000           -             -       44c
                                               1963       93.0    06/01/95      49,000           -             -       44d
                                               1988      100.0    06/01/95      35,000           -             -       44e
Yield Maintenance       04/99                  1980      100.0    10/19/94          35     246,533          69.0      45
Yield Maintenance       02/99                  1989      100.0    03/31/95     115,967          74          75.0      46
Yield Maintenance       11/96                  1968       92.0    06/17/95         279      30,273          67.0      47
Yield Maintenance       08/97                  1986      100.0    06/27/95     100,231          84          70.0      48
Yield Maintenance       05/98                  1987       94.0    06/07/95      85,980          97          75.0      49
Yield Maintenance       06/00                  1952      100.0    02/07/95     132,456          63          75.0      50
Yield Maintenance       03/00                  1972       97.0    06/19/95         342      24,272          71.0      51
Yield Maintenance       03/99                  1991       90.0    06/19/95      90,725          88          75.0      52
Yield Maintenance       05/14                  1972       97.0    06/21/95     133,472          59          68.0      53
Yield Maintenance       11/01                  1986       99.0    06/19/95      96,144          80          74.0      54
Yield Maintenance       10/96                  1986       98.0    12/01/94      93,742          82          75.0      55
Yield Maintenance       08/10                  1980      100.0    07/15/95      69,250         111          74.0      56
Yield Maintenance       11/97                  1985       96.0    06/16/95         288      26,617          73.0      57
Locked                  07/97     07/16/97     1972       86.0    04/01/95     113,928          66          70.0      58
Yield Maintenance       11/99                  1951       97.0    06/12/95     102,031          74          75.0      59
Yield Maintenance       06/00                   Vrs          -                  68,034         108          75.0      60
                                               1970      100.0    06/01/95      24,275           -             -       60a
                                               1984      100.0    06/14/95      43,759           -             -       60b
Yield Maintenance       01/10                  1989      100.0    07/20/95     498,800          14          75.0      61
Yield Maintenance       12/99                  1987       94.0    06/20/95          57     123,631          70.0      62
Yield Maintenance       06/00                  1988       92.0    06/23/95         184      38,143          69.0      63
Declining               08/00                  1981      100.0    03/14/95      91,868          73          80.0      64
Yield Maintenance       03/98                  1985      100.0    06/15/95     171,360          39          75.0      65
Yield Maintenance       07/16                  1991      100.0    06/22/95     175,281          37          70.0      66
Yield Maintenance       11/96                  1977       88.0    07/12/95         198      32,144          65.0      67
Yield Maintenance       09/19                  1989       98.0    03/24/95      99,112          63          75.0      68
Yield Maintenance       06/00                  1891       91.0    06/19/95      69,940          89          50.0      69
Yield Maintenance       02/05                  1984      100.0    03/01/95     120,966          51          75.0      70
Yield Maintenance       08/00                  1969       98.0    07/01/95         172      35,405          73.0      71
Yield Maintenance       04/96                  1989       97.0    06/15/95         146      41,557          68.0      72
Yield Maintenance       10/96                  1972       96.0    08/22/95         344      17,590          60.0      73
Yield Maintenance       09/98                  1988      100.0    07/01/95     229,755          26          75.0      74

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                              as of the Cut-Off Date

Loan    Property                   Property                                                          Property            Prop.
No.       Type                        Name                           Property Address                  City              State
------ ------------ ----------------------------------------  --------------------------------- ---------------------  ---------
  75    Industrial      Centennial Valley Business Pk.        1315 Century Drive                    Louisville              CO
  76    Retail          Sunnyside Plaza 205                   9895 Se Sunnyside Road                Clackamas               OR
  77    Multifamily     Woods Edge Apartments                 14001 Cove Lane #201                  Rockville               MD
  78    Retail          Shops at Commerce Place               2201-2241 Route 1 South               N. Brunswick            NJ
  79    Industrial      400-438 Littlefield Avenue            400-438 Littlefield Avenue            So. San Francisco       CA
  80    Industrial      A G F A / Compugraphics               80 Industrial Way                     Wilmington              MA
  81    Multifamily     Timberlake Apartments II              780 Jamestown Boulevard               Altamonte Springs       FL
  82    Multifamily     Quail Hill Apartments                 20800 Lake Chabot Road                Castro Valley           CA
  83    Retail          Eustis Square Shopping Center         100-332 Ardice Avenue                 Eustis                  FL
  84    Retail          Terrace at Windy Hill                 3000 Windy Hill Road                  Atlanta                 GA
  85    Retail          Randall's Ctr./ Keegan's Meadow       11753 West Bellfort                   Stafford                TX
  86    Retail          Alpharetta Crossing Shpg. Ctr.        175 Haynes Bridge Road                Alpharetta              GA
  87    Warehouse       Tri - Center South I                  2516 Old Cornwallis Road              Durham                  NC
  88    Warehouse       Various (88a - 88h)                   Various                               Various                 Vr
   88a  Warehouse       Oakcliff Industrial Center            3400-3406 Oakcliff Road               Atlanta                 GA
   88b  Warehouse       Transcontinental Warehouse            3793 North Peachtree Road             Atlanta                 GA
   88c  Warehouse       4215 Wendell Drive                    4215 Wendell Drive                    Atlanta                 GA
   88d  Warehouse       4705-4725 Bakers Ferry Road           4705-4725 Bakers Ferry Road           Atlanta                 GA
   88e  Warehouse       2080-2086 General Truman St.          2080-2086 General Truman St.          Atlanta                 GA
   88f  Warehouse       1730 Macarthur Blvd.                  1730 Macarthur Blvd.                  Atlanta                 GA
   88g  Warehouse       1660 Chattahoochee Ave.               1660 Chattahoochee Ave.               Atlanta                 GA
   88h  Warehouse       1785 Macarthur Boulevard              1785 Macarthur Boulevard              Atlanta                 GA
  89    Industrial      1382 Bell Avenue                      1382 Bell Avenue                      Tustin                  CA
  90    Office          Carol Stream Tech Center              191 South Gary Avenue                 Carol Stream            IL
  91    Retail          Spring Center                         8603-8653  16th Street                Silver Springs          MD
  92    Office          Freeport Office Park                  8505 Freeport Parkway                 Irving                  TX
  93    Industrial      Read - Rite                           31 South Milpitas Blvd                Milpitas                CA
  94    Office          One Beach Street                      One Beach Street                      San Francisco           CA
  95    Retail          Cherokee Shopping Center              320 - 580 Cherokee Lane               Lodi                    CA
  96    Multifamily     3120 Mission Street                   3120 Mission St./3425-35 Army         San Francisco           CA
  97    Office          Volvo Building (Montvale IV)          25 Phillips Parkway                   Montvale                NJ
  98    Warehouse       4900 Prospectus Drive                 4900 Prospectus Drive                 Durham                  NC
  99    Retail          Emporium Plaza                        3501 Capital Boulevard                Raleigh                 NC
 100    Office          Wood Street Office Building           2033 & 2055 Wood Street               Sarasota                FL
 101    Office          Lincoln Building                      West 818 Riverside Drive              Spokane                 WA
 102    Warehouse       A. W. Mendenhall                      2301 Lunt Avenue                      Elk Grove Village       IL
 103    Retail          Penrose Plaza Shopping Center         3000 Island Avenue                    Philadelphia            PA
 104    Multifamily     Fox Run Apartments II                 1200 Fox Run Circle                   Bear                    DE
 105    Office          53 Cardinal Drive                     53 Cardinal Drive                     Westfield               NJ
 106    Office          Various (106a - 106b)                 Various                               Various                 Vr
   106a   Office          Murray Hill Inn & Office Park       219 South Street                      New Providence          NJ
   106b   Hospitality     Murray Hill Inn                     219 South Street                      New Providence          NJ
 107    Multifamily     Fresh Ponds Village                   650 Dayton - Jamesburg Road           Dayton                  NJ
 108    Retail          Palm Court                            S W C California Blvd.                Walnut Creek            CA
 109    Warehouse       Longs Drugs Distribution Ctr.         900-960 Dupont Ave.                   Ontario                 CA

                                       A-10

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                          Mortgage  Annual
  Zip      Loan     Lien    Balance    Amortization           Interest   Debt        Normalized                  Loan
  Code     Group   Status    (SPB)         Type                 Rate    Service         NOI             DSCR      No.
---------- ------- ------- ----------- --------------------- --------- ------------ --------------- ----------- ------
 80027       1      1      6,024,875     Amortizing            9.000        627,612         858,733        1.37      75
 97015       1      1      5,994,006     Amortizing            9.375        628,812         818,911        1.30      76
 20851       1      1      5,917,589     Amortizing            8.500        635,640         767,025        1.21      77
 08902       1      1      5,848,034     Amortizing            9.125        602,688         568,997        0.94      78
 94080       1      1      5,804,741     Amortizing            8.500        581,040         784,804        1.35      79
 01887       1      1      5,784,978     Amortizing            9.500        659,724       1,058,022        1.60      80
 32714       1      1      5,749,380     Amortizing            8.750        591,948         817,826        1.38      81
 94546       1      1      5,691,462     Amortizing            9.250        582,456         583,638        1.00      82
 32726       2      1      5,625,257     Amortizing            9.000        657,048         661,057        1.01      83
 30339       1      1      5,527,426     Amortizing            8.500        534,100         667,527        1.25      84
 77477       2      1      5,513,876     Amortizing            9.375        619,584         974,117        1.57      85
 30201       1      1      5,362,500     IO then Amortizing    8.750        469,219         650,262        1.39      86
 27705       1      1      5,334,841     Amortizing            9.500        554,964         691,730        1.25      87
 Vrs         2      1      5,312,470     Amortizing            8.250        662,796       1,238,628        1.87      88
 30340                             -                               -              -               -                   88a
 30318                             -                               -              -               -                   88b
 30336                             -                               -              -               -                   88c
 30336                             -                               -              -               -                   88d
 30318                             -                               -              -               -                   88e
 30318                             -                               -              -               -                   88f
 30318                             -                               -              -               -                   88g
 30318                             -                               -              -               -                   88h
 92680       1      1      5,243,936     Amortizing            8.750        495,624         595,918        1.20      89
 60188       1      1      5,235,130     Amortizing            9.625        561,000       1,093,949        1.95      90
 20910       1      1      5,203,029     Amortizing            9.000        545,256         858,786        1.58      91
 75063       1      1      5,182,631     Amortizing            9.000        502,092         716,565        1.43      92
 95035       1      1      5,175,000     Interest Only         7.750        401,063         765,980        1.91      93
 94133       1      1      5,150,847     Amortizing            9.750        567,048       1,070,679        1.89      94
 95240       2      1      5,137,982     Amortizing            9.500        556,416         718,822        1.29      95
 94104       1      1      5,082,445     Amortizing           10.625        724,896       1,733,353        2.39      96
 07645       2      1      5,068,828     Amortizing            9.875        631,464         868,563        1.38      97
 27713       1      1      5,067,111     Amortizing            8.625        510,936         820,988        1.61      98
 27604       1      1      5,053,635     Amortizing            8.875        517,200         617,866        1.19      99
 34230       1      1      5,048,224     Amortizing           10.000        558,144         632,480        1.13     100
 99201       2      1      4,968,525     Amortizing            9.000        544,884         575,719        1.06     101
 60007       2      1      4,954,820     Amortizing            9.250        514,224         700,992        1.36     102
 19153       1      1      4,917,609     Amortizing            8.750        493,968         696,966        1.41     103
 19720       1      1      4,875,198     Amortizing            8.375        479,052         566,065        1.18     104
 07090       2      1      4,868,313     Amortizing           10.250        548,424         710,219        1.30     105
 Vrs         1      1      4,866,439     Amortizing            8.900        571,416       1,027,332        1.80     106
 07974                             -                               -              -               -                   106a
 07974                             -                               -              -               -                   106b
 08810       1      1      4,848,491     Amortizing            9.250        499,116         663,713        1.33     107
 94596       2      1      4,779,466     Amortizing            9.000        490,728         880,843        1.79     108
 91761       1      1      4,776,431     Amortizing           10.375        544,440         591,161        1.09     109

                                       A-11

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                         Remaining     Scheduled
                                                                    Interest Only  Next Rate               Term      Amortization
 Loan        Property                       Source of  Origination      End          Reset    Maturity  to Maturity      Term
  No.         Name                             NOI        Date          Date         Date       Date        (Mo.)        (Mo.)
-------  -----------------------------     ---------- ------------ -------------- ---------- ---------- ----------- --------------
  75     Centennial Valley Business Pk.       '94       03/29/88                               04/15/98      27            360
  76     Sunnyside Plaza 205                  '94       12/07/89                               01/15/00      48            360
  77     Woods Edge Apartments                '94       06/11/86                               07/05/96       6            252
  78     Shops at Commerce Place              '94       11/06/89                               11/15/99      46            343
  79     400-438 Littlefield Avenue          Static     01/01/96                               05/15/06     124            270
  80     A G F A / Compugraphics              '94       12/11/89                               01/01/00      47            247
  81     Timberlake Apartments II             '94       10/05/87                               11/01/97      21            300
  82     Quail Hill Apartments                '94       05/21/91                               06/05/96       5            360
  83     Eustis Square Shopping Center       Static     06/29/87                   07/01/97    07/01/02      77            225
  84     Terrace at Windy Hill               Static     01/01/96                               12/31/02      84            300
  85     Randall's Ctr./ Keegan's Meadow      '94       03/15/85                   04/10/96    04/10/15     231            288
  86     Alpharetta Crossing Shpg. Ctr.      Static     09/26/94     10/01/96                  10/01/04     104            300
  87     Tri - Center South I                 '94       11/12/91                               11/15/96      10            360
  88     Various (88a - 88h)                 Static     02/11/93                   03/10/98    03/10/08     146            192
   88a   Oakcliff Industrial Center
   88b   Transcontinental Warehouse
   88c   4215 Wendell Drive
   88d   4705-4725 Bakers Ferry Road
   88e   2080-2086 General Truman St.
   88f   1730 Macarthur Blvd.
   88g   1660 Chattahoochee Ave.
   88h   1785 Macarthur Boulevard
  89     1382 Bell Avenue                  Pro Forma    11/10/95                               08/10/02      79            360
  90     Carol Stream Tech Center             '94       11/17/89                               12/01/99      46            360
  91     Spring Center                        '94       10/09/87                               11/15/97      22            300
  92     Freeport Office Park                Static     07/13/90                               08/01/00      54            360
  93     Read - Rite                         Static     11/03/92     12/01/02                  12/01/02      82              0
  94     One Beach Street                     '94       04/19/88                               05/10/98      28            360
  95     Cherokee Shopping Center             '94       03/02/88                   04/01/98    04/01/03      86            300
  96     3120 Mission Street                  '94       11/29/88                               12/15/08     155            240
  97     Volvo Building (Montvale IV)         '94       01/07/92                   02/10/02    01/10/12     192            240
  98     4900 Prospectus Drive                '94       06/27/90                               07/15/96       6            300
  99     Emporium Plaza                       '94       10/31/88                               11/10/98      34            300
 100     Wood Street Office Building         Static     08/09/89                               08/15/19     283            360
 101     Lincoln Building                    Static     03/28/85                   04/01/00    04/01/10     170            252
 102     A. W. Mendenhall                     '94       02/26/90                   03/01/00    03/01/05     109            348
 103     Penrose Plaza Shopping Center      Pro Forma   07/18/89                               08/01/99      42            299
 104     Fox Run Apartments II                '94       09/11/89                               12/15/98      35            300
 105     53 Cardinal Drive                    '94       07/19/89                   09/05/99    08/05/04     103            360
 106     Various (106a - 106b)                '94       01/05/89                               02/01/04      96            216
  106a     Murray Hill Inn & Office Park
  106b     Murray Hill Inn
 107     Fresh Ponds Village                  '94       03/20/89                               03/20/09     158            300
 108     Palm Court                           '94       05/10/89                   06/01/98    06/01/04     100            336
 109     Longs Drugs Distribution Ctr.        '93       05/01/89                               06/01/99      40            324

                                       A-12

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV      Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio      No.
------------------- ------------ ------------ ------- ---------- ---------- ----------- -------------- ----------- -------
Yield Maintenance       04/98                  1988      100.0    06/08/95     106,750          56          75.0      75
Yield Maintenance       01/00                  1987      100.0    03/10/95      53,279         113          74.0      76
Yield Maintenance       07/96                  1965       97.0    06/13/95         162      36,528          75.0      77
Yield Maintenance       11/99                  1989       96.0    06/16/95      42,208         139          75.0      78
Yield Maintenance       05/06                  1972      100.0    06/21/95     166,640          35          71.0      79
Yield Maintenance       01/00                  1969      100.0    06/01/95     230,807          25          60.0      80
Yield Maintenance       11/97                  1984       96.0    06/21/95         236      24,362          71.0      81
Yield Maintenance       05/96                  1990       97.0    06/12/95          96      59,286          69.0      82
Yield Maintenance       07/97                  1984       93.0    06/10/95     125,191          45          75.0      83
Locked                  07/02     01/01/98     1985       85.0    11/08/95      76,463          72          75.0      84
Yield Maintenance       04/96                  1983       83.0    03/15/95     124,100          44          69.0      85
Yield Maintenance       06/04                  1989      100.0    06/13/95      95,504          56          77.0      86
Yield Maintenance       10/96                  1991      100.0    06/07/95     170,000          31          66.0      87
Yield Maintenance       03/98                   Vrs          -                 570,734           9          52.0      88
                                               1974       88.0    05/15/95     174,860           -             -       88a
                                               1975      100.0    05/15/95      93,557           -             -       88b
                                               1974      100.0    05/15/95      77,089           -             -       88c
                                               1973       92.0    05/15/95      79,068           -             -       88d
                                               1973      100.0    05/15/95      52,983           -             -       88e
                                               1971      100.0    05/15/95      33,437           -             -       88f
                                               1971      100.0    05/15/95      33,340           -             -       88g
                                               1973      100.0    05/15/95      26,400           -             -       88h
Yield Maintenance       08/02                  1985      100.0    06/08/95     121,443          43          67.0      89
Yield Maintenance       12/99                  1988      100.0    06/13/95      69,132          76          74.0      90
Yield Maintenance       11/97                  1986       97.0    01/25/95      49,851         104          70.0      91
Open Until 7/31/96                             1985       98.0    06/07/95     121,052          43          75.0      92
Yield Maintenance       12/02                  1982      100.0    06/05/95      95,685          54         125.0      93
Yield Maintenance       05/98                  1924      100.0    06/21/95     104,241          49          53.0      94
Yield Maintenance       03/98                  1981       97.0    06/08/95     123,736          42          75.0      95
Yield Maintenance       12/08                  1929      100.0    02/14/95          74      68,682          51.0      96
Yield Maintenance       02/02                  1991      100.0    06/20/95      51,155          99          71.0      97
Yield Maintenance       06/96                  1987      100.0    09/25/95     114,071          44          71.0      98
Yield Maintenance       10/98                  1988       91.0    05/01/95      80,781          63          71.0      99
Yield Maintenance       08/19                  1984       96.0    08/31/95      51,862          97          75.0     100
Locked                  04/00                  1963       66.0    02/01/95     116,322          43          72.0     101
Yield Maintenance       03/00                  1988      100.0    06/01/95     171,565          29          74.0     102
Yield Maintenance       08/99                  1986       91.0    06/15/95      58,700          84          73.0     103
Yield Maintenance       12/98                  1989       94.0    06/21/95         132      36,933          75.0     104
Yield Maintenance       08/99                  1989      100.0    12/31/94      48,114         101          69.0     105
Yield Maintenance       02/04                   Vrs          -                  31,983         152          53.0     106
                                               1983       86.0    03/24/95      31,983           -             -       106a
                                               1983       90.0    09/09/94      54,540           -             -       106b
Declining               03/08                  1979       97.0    08/18/95         120      40,404          72.0     107
Yield Maintenance       05/98                  1965       98.0    06/01/95      42,936         111          67.0     108
Yield Maintenance       06/99                  1987      100.0    06/16/95     175,240          27          69.0     109

                                       A-13

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date



Loan            Property             Property                                                               Property         Prop.
 No.               Type                Name                            Property Address                       City           State
----            -----------   --------------------------------      -------------------------------      ----------------    -----
 110            Industrial    80, 90 Rose Orchd & 3190 N. 1st       80, 90 Rose Orchd & 3190 N. 1st      San Jose              CA
 111            Multifamily   Encino Palms Apartments               17600 Burbank Boulevard              Encino                CA
 112            Office        Various (112a - 112b)                 Various                              Various               Vr
   112a         Office             Main Street Center               1001 East Main                       St. Charles           IL
   112b         Office             North Avenue Office Park         1650, 1652, 1750 East Main St.       St. Charles           IL
 113            Retail        Nahatan Place                         111 Lenox Street                     Norwood               MA
 114            Retail        Various (114a - 114b)                 Various                              Various               Vr
   114a         Retail             Fairyland 1 Shopping Center      275 Route 22, East                   Springfield           NJ
   114b         Retail             Blockbuster Video Center         579-599 Route 22 East                North Plainfield      NJ
 115            Office        400 Oxford Drive                      400 Oxford Drive                     Monroeville           PA
 116            Retail        Mercado Fiesta Shopping Center        SEC Southern Ave. & Longmore St.     Mesa                  AZ
 117            Retail        Adobe Shopping Center                 2960 - 3096 Castro Valley Blvd.      Castro Valley         CA
 118            Retail        Kmart Store No. 7533                  157 Craft Drive                      Alamosa               CO
 119            Warehouse     Centennial Industrial Park            #21-31 Colonial Dr.                  Piscataway Twp.       NJ
 120            Retail        Harbor - Edinger Plaza                11940 Edinger Ave.                   Fountain Valley       CA
 121            Warehouse     Teagarden Street                      2953,3041,3073 Teagarden St.         San Leandro           CA
 122            Industrial    630-640 Dowd Avenue                   630-640 Dowd Avenue                  Elizabeth             NJ
 123            Warehouse     Central Avenue Associates             558 Central Avenue                   New Providence        NJ
 124            Office        One Needham Place Realty Trust        50 Cabot Street                      Needham               MA
 125            Office        Thousand Oaks Financial Plaza         195-325 East Hillcrest Drive         Thousand Oaks         CA
 126            Multifamily   Nutwood East Apartments               2436-2458 E. Nutwood Ave.            Fullerton             CA
 127            Multifamily   Fox Run Apartments                    SWC Route 72 & Route 40              Bear                  DE
 128            Multifamily   Savannah Oaks Apartments              1029 Franklin Road                   Marietta              GA
 129            Industrial    Huntington Valley Ind. Center         3971 Mann Rd./1448 County Line       Lower Moreland Towns  PA
 130            Retail        Arnold Station Shopping Center        1450-1460 Ritchie Highway            Arnold                MD
 131            Multifamily   Autumn Ridge Apartments               100 Autumn Ridge Trail               Atlanta               GA
 132            Multifamily   Southgate Apartments                  10A-20G Fairview Avenue              Perkasie Borough      PA
 133            Retail        Kmart Store No. 3969                  1020 Stratford Rd.                   Moses Lake            WA
 134            Retail        Kmart Store No. 7536                  808 25th Ave.                        Brookings             SD
 135            Multifamily   Coopers Pond Apts. Phase I            6225 N. Dale Mabry Highway           Tampa                 FL
 136            Industrial    Net Frame Building                    1545 Barber Lane                     Milpitas              CA
 137            Office        Mountain View Office Park             850 Bear Tavern Road                 Ewing Township        NJ
 138            Retail        Briggs Chaney Center                  13820 Old  Columbia Pike             Silver Spring         MD
 139            Retail        Sherman Square                        12643 Sherman Way                    North Hollywood       CA
 140            Warehouse     Federal Express - Pacheco             115 Center Avenue                    Pacheco               CA
 141            Warehouse     Parkway Industrial Ctr., Lot 9        7225 Standard Drive                  Hanover               MD
 142            Retail        Star Market Plus                      535 Trapelo Road                     Belmont               MA
 143            Office        Boeing Aerospace, Bldg. 14            800 SW 39th Street                   Renton                WA
 144            Multifamily   Tareyton Apartments                   Flowers Mill Road                    Middletown Township   PA
 145            Industrial    Rancho San Diego Business Park        2701-50-09 Via Orange Way            San Diego             CA
 146            Multifamily   Meadowrock Apartments                 1600 Becky Court                     Santa Rosa            CA
 147            Golf Course   Poppy Hills Golf Course               3200 Lopez Road                      Pebble Beach          CA
 148            Office        Berkeley Center Building              2000 Center Street                   Berkeley              CA
 149            Office        Alex Brown Bldg., Allegheney Plz.     102 W Pennsylvania Avenue            Towson                MD
 150            Warehouse     Ambassador I Building                 Tinicum Island Road & 4th Ave.       Tinicum Township      PA


    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                             Cut-Off Date
                              Scheduled
Property                      Principal                        Mortgage      Annual
  Zip       Loan     Lien      Balance       Amortization       Interest      Debt          Normalized                  Loan
  Code      Group   Status      (SPB)            Type            Rate        Service          NOI          DSCR          No.
-------     -----   ------    ----------     ------------      ---------     -------        -------        ----         ----
 95134        1       1       4,770,859     Amortizing          9.950        780,000         784,898       1.01         110
 91316        1       1       4,761,545     Amortizing          9.375        499,056         472,287       0.95         111
 Vrs          1       1       4,736,943     Amortizing          9.125        488,184         627,796       1.29         112
 60174                             -                              -             -               -                         112a
 60174                             -                              -             -               -                         112b
 02062        1       1       4,731,047     Amortizing          8.375        461,628         487,297       1.06         113
 Vrs          1       1       4,706,555     Amortizing          9.750        619,200         676,744       1.09         114
 07081                             -                              -             -               -                         114a
 07060                             -                              -             -               -                         114b
 15146        1       1       4,656,723     Amortizing          8.875        472,152         573,190       1.21         115
 85201        1       1       4,651,353     Amortizing          9.000        492,429         709,345       1.44         116
 94546        1       1       4,602,517     Amortizing          9.400        485,148         517,225       1.07         117
 81101        1       1       4,545,178     Amortizing          9.000        474,586         560,738       1.18         118
 08854        2       1       4,530,151     Amortizing          9.250        463,992         612,177       1.32         119
 92728        1       1       4,520,422     Amortizing          9.000        474,900         423,318       0.89         120
 94577        1       1       4,520,005     Amortizing          9.250        493,284         693,668       1.41         121
 07201        1       1       4,516,543     Amortizing         10.000        519,060         623,508       1.20         122
 07974        1       1       4,505,966     Amortizing         10.250        555,840         847,941       1.53         123
 02192        1       1       4,478,770     Amortizing          8.750        443,964         653,379       1.47         124
 91360        1       1       4,467,998     Amortizing          8.500        431,730         692,760       1.60         125
 92631        1       1       4,426,120     Amortizing          9.500        515,028         989,392       1.92         126
 19701        1       1       4,411,751     Amortizing          7.750        412,080         623,445       1.51         127
 30067        1       1       4,340,414     Amortizing          9.250        448,404         584,066       1.30         128
 19040        2       1       4,229,545     Amortizing         10.375        505,056         478,828       0.95         129
 21012        1       1       4,219,432     Amortizing          8.500        425,076         432,510       1.02         130
 30357        1       1       4,216,401     Amortizing          7.500        388,476         551,272       1.42         131
 18944        1       1       4,215,119     Amortizing          7.625        388,644         627,869       1.62         132
 98837        1       1       4,187,257     Amortizing          9.000        442,140         521,312       1.18         133
 57006        1       1       4,176,265     Amortizing          9.000        433,025         500,284       1.16         134
 33614        2       1       4,133,695     Interest Only       8.500        351,364         581,528       1.66         135
 95035        1       1       4,125,000     Interest Only       7.750        319,688         629,183       1.97         136
 08648        1       1       4,114,180     Amortizing          9.875        453,516         565,819       1.25         137
 20904        1       1       4,107,632     Amortizing          9.750        453,636         488,746       1.08         138
 91605        1       1       4,096,561     Amortizing          9.750        454,404         420,033       0.92         139
 94553        2       1       4,090,582     Amortizing         10.050        446,808         517,007       1.16         140
 21076        1       1       4,073,880     Amortizing          9.625        447,780         464,004       1.04         141
 02178        1       1       4,046,315     Amortizing          9.875        505,176         606,417       1.20         142
 98055        1       1       4,027,802     Amortizing          8.875        422,496         624,085       1.48         143
 19047        1       1       3,948,569     Amortizing          9.375        435,972         640,551       1.47         144
 92078        2       1       3,948,560     Amortizing          9.250        404,760         411,597       1.02         145
 95403        1       1       3,943,971     Amortizing          9.250        431,628         519,383       1.20         146
 93953        1       1       3,934,913     Amortizing         10.000        857,544       2,051,525       2.39         147
 94704        2       1       3,917,003     Amortizing         10.125        467,844         498,381       1.07         148
 21204        1       1       3,897,512     Amortizing          9.250        549,528         601,270       1.09         149
 19153        1       1       3,892,708     Amortizing          9.250        404,760         531,779       1.31         150

                                      A-15

Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                          as of the Cut-Off Date


                                                                                                            Remaining    Scheduled
                                                                    Interest Only  Next Rate                  Term     Amortization
Loan             Property                   Source of   Origination    End           Reset     Maturity   to Maturity      Term
 No.               Name                        NOI        Date         Date          Date        Date         (Mo.)       (Mo.)
----     --------------------------------   ---------   ----------  -------------  --------   ---------   -----------  ------------
 110     80, 90 Rose Orchd & 3190 N. 1st      Static    08/19/85                               09/01/99         43         146
 111     Encino Palms Apartments               '94      01/01/90                               02/01/00         49         300
 112     Various (112a - 112b)                Static    10/23/89                               11/12/99         46         360
   112a       Main Street Center
   112b       North Avenue Office Park
 113     Nahatan Place                         '94      09/08/89                               09/20/99         44         301
 114     Various (114a - 114b)              Pro Forma   12/05/89                               12/25/09        167         240
   114a       Fairyland 1 Shopping Center
   114b       Blockbuster Video Center
 115     400 Oxford Drive                      '94      04/10/91                               04/15/99         39         300
 116     Mercado Fiesta Shopping Center        '94      03/03/87                               04/01/97         14         360
 117     Adobe Shopping Center                 '94      10/25/89                               11/01/09        165         360
 118     Kmart Store No. 7533               Pro Forma   05/10/93                               02/01/18        264         297
 119     Centennial Industrial Park            '94      04/22/91                  05/05/96     05/05/01         64         360
 120     Harbor - Edinger Plaza                '94      09/01/87                               09/30/97         20         300
 121     Teagarden Street                     Static    06/03/91                               06/10/96          5         300
 122     630-640 Dowd Avenue                   '94      07/26/91                               08/01/11        186         300
 123     Central Avenue Associates            Static    06/10/88                               07/01/08        149         300
 124     One Needham Place Realty Trust        '94      03/06/91                               03/25/01         62         300
 125     Thousand Oaks Financial Plaza        Static    01/01/96                               12/31/02         84         300
 126     Nutwood East Apartments               '94      11/01/86                               01/01/97         11         324
 127     Fox Run Apartments                    '94      11/30/88                               12/15/98         35         300
 128     Savannah Oaks Apartments              '94      02/10/87                               02/15/00         49         300
 129     Huntington Valley Ind. Center        Static    08/27/90                  09/15/00     09/15/05        116         300
 130     Arnold Station Shopping Center       Static    12/01/88                               01/01/99         35         288
 131     Autumn Ridge Apartments               '94      06/23/88                               07/15/98         30         279
 132     Southgate Apartments                  '94      01/17/89                               02/20/99         37         300
 133     Kmart Store No. 3969               Pro Forma   03/18/93                               06/01/17        256         290
 134     Kmart Store No. 7536               Pro Forma   07/23/93                               08/10/18        271         300
 135     Coopers Pond Apts. Phase I            '94      06/28/90      07/01/05    07/01/99     07/01/05        113           0
 136     Net Frame Building                    '94      11/03/92      12/01/02                 12/01/02         82           0
 137     Mountain View Office Park             '94      01/17/89                               02/01/01         60         336
 138     Briggs Chaney Center                 Static    02/03/88                               03/01/98         25         301
 139     Sherman Square                        '93      10/01/87                               11/01/17        261         300
 140     Federal Express - Pacheco             '94      09/13/90                  04/15/00     05/15/05        112         360
 141     Parkway Industrial Ctr., Lot 9        '94      10/27/87                               11/01/07        141         360
 142     Star Market Plus                      '94      11/20/91                               12/15/11        191         240
 143     Boeing Aerospace, Bldg. 14            '94      03/24/87                               04/01/97         14         300
 144     Tareyton Apartments                   '94      04/16/91                               04/20/96          3         300
 145     Rancho San Diego Business Park       Static    03/01/91                  04/15/96     04/15/01         63         360
 146     Meadowrock Apartments                 '94      03/19/91                               04/15/96          3         300
 147     Poppy Hills Golf Course               '94      03/09/87                               04/01/02         74         180
 148     Berkeley Center Building              '94      08/22/89                  09/15/99     09/15/04        104         300
 149     Alex Brown Bldg., Allegheney Plz.    Static    08/27/87                               09/01/97         19         182
 150     Ambassador I Building                 '94      11/08/89                               12/10/99         47         360


    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                   Cut-Off
                   Prepayment                                                                        Date
Cut-Off Date         Charge        Lockout                          Occupancy         Size         Scheduled    Original
  Prepayment       Expiration    Expiration      Year                 as of       (Sq. Ft. or      Principal      LTV        Loan
    Status           Date(1)        Date        Built    Occupancy    Date           Units)       Balance/Size   Ratio        No.
-----------------  ----------    ----------     -----    ---------  ---------      ----------     ------------  --------     -----
Yield Maintenance    09/99                       1985      100.0     06/15/95        96,230             50        61.0       110
Yield Maintenance    02/00                       1989      100.0     06/16/95            57         83,536        72.0       111
Yield Maintenance    11/99                        Vrs        -                       70,554             67        73.0       112
                                                 1988      100.0     06/01/95        14,231             -          -           112a
                                                 1986       98.0     06/01/95        56,323             -          -           112b
Open                                             1989       70.0     12/31/95        46,582            102        73.0       113
Yield Maintenance    11/09                        Vrs        -                       48,050             98        66.0       114
                                                 1984       95.0     06/23/95        34,050             -          -           114a
                                                 1988      100.0     08/09/95        14,000             -          -           114b
Yield Maintenance    03/99                       1991       95.0     05/01/95        51,951             90        74.0       115
Yield Maintenance    04/97                       1980       81.0     05/31/95        71,338             65        67.0       116
Yield Maintenance    11/09                       1989       97.0     06/19/95        36,847            125        73.0       117
Yield Maintenance    02/18                       1993      100.0     11/20/95        91,266             50        82.0       118
Yield Maintenance    05/96                       1980      100.0     12/31/94       143,690             32        72.0       119
Yield Maintenance    09/97                       1986       84.0     06/10/95        41,376            109        73.0       120
Yield Maintenance    05/96                       1971       94.0     06/05/95       151,049             30        65.0       121
Yield Maintenance    07/11                       1970      100.0     03/29/95       203,225             22        71.0       122
Yield Maintenance    07/08                       1973      100.0     06/30/95        91,819             49        72.0       123
Yield Maintenance    03/01                       1989      100.0     06/17/95        41,922            107        74.0       124
Locked               07/02       01/01/98        1983       82.0     08/01/95       106,073             42        65.0       125
Open                                             1974       92.0     06/26/95           248         17,847        56.0       126
Yield Maintenance    11/98                       1989       90.0     06/14/95           138         31,969        73.0       127
Yield Maintenance    02/00                       1975       98.0     05/17/95           200         21,702        67.0       128
Yield Maintenance    09/00                       1974      100.0     05/30/95       163,540             26        69.0       129
Yield Maintenance    01/99                       1987       80.0     02/28/95        55,170             76        55.0       130
Yield Maintenance    07/98                       1987       99.0     06/20/95           113         37,313        67.0       131
Yield Maintenance    02/99                       1980       97.0     06/15/95           160         26,344        75.0       132
Yield Maintenance    06/17                       1992      100.0     11/20/95        91,266             46         -         133
Yield Maintenance    08/18                       1993      100.0     11/18/95        91,266             46         -         134
Yield Maintenance    06/99                       1979       92.0     06/15/95           249         16,601        68.0       135
Yield Maintenance    12/02                       1982      100.0     06/21/95        85,040             49        75.0       136
Yield Maintenance    02/01                       1984      100.0     06/20/95        50,259             82        73.0       137
Yield Maintenance    03/98                       1987       86.0     08/01/95        40,784            101        61.0       138
Yield Maintenance    11/17                       1987       87.0     06/15/95        32,497            126        70.0       139
Yield Maintenance    03/00                       1984      100.0     06/28/95        70,610             58        72.0       140
Yield Maintenance    11/07                       1976      100.0     06/14/95        61,645             66        75.0       141
Yield Maintenance    11/11                       1991      100.0     06/15/95        58,562             69        71.0       142
Yield Maintenance    03/97                       1986      100.0     02/13/95        59,850             67        75.0       143
Yield Maintenance    04/96                       1978      100.0     06/16/95           112         35,255        68.0       144
Yield Maintenance    03/96                       1989      100.0     04/01/95        82,509             48        72.0       145
Yield Maintenance    04/96                       1987       98.0     07/03/95           104         37,923        71.0       146
Yield Maintenance    04/02                       1986      100.0     12/31/94        32,888            120        45.0       147
Yield Maintenance    09/99                       1970       98.0     05/30/95        45,063             87        75.0       148
Yield Maintenance    09/97                       1968       58.0     06/17/95        69,121             56        58.0       149
Yield Maintenance    12/99                       1988      100.0     04/27/95        60,000             65        75.0       150

                                      A-17

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

Loan        Property                    Property                                                               Property       Prop.
 No.          Type                        Name                             Property Address                     City          State
----        -----------         ---------------------------------     -------------------------------       --------------    -----
 151        Multifamily         Colony Apartments                     1750 First Street                     Simi Valley         CA
 152        Retail              South Macon Plaza                     1410-26 & 1502-60 Rocky Creek         Macon               GA
 153        Warehouse           Marfred Industries                    12450 Foothill Blvd.                  Pacoima             CA
 154        Retail              Burke Plaza                           6030 Burke Center Parkway             Burke               VA
 155        Multifamily         Twin Oaks Village Apartments          149 Oakland Street                    Mansfield           MA
 156        Retail              Bellevue Village Shopping Center      10116 NE Eighth Street                Bellevue            WA
 157        Retail              Holland - Groves Plaza                5225-75 Cochran St.                   Simi Valley         CA
 158        Retail              Kmart Store No. 4895                  2948 S. State Road                    Ionia               MI
 159        Retail              Lee Jackson Station                   14005-14033 Lee Jackson Hwy           Chantilly           VA
 160        Garage-Parking Lot  Sixth & Penn Garage                   526 Penn Avenue                       Pittsburgh          PA
 161        Retail              Colmar Manor Shopping Center          3311-3831 Bladenburg Road             Bladenburg          MD
 162        Office              Monroe Medical Center                 14755 179Th Avenue SE                 Monroe              WA
 163        Industrial          2225 South 43rd Avenue                2225 South 43rd Avenue                Phoenix             AZ
 164        Retail              Kmart Store No. 4735                  1313 S. Burr St.                      Mitchell            SD
 165        Industrial          Interstate Business Park              251 Benigno Boulevard                 Bellmawr            NJ
 166        Retail              Providence Square Center              1903-1949 W. Brandon Boulevard        Brandon             FL
 167        Retail              Capital Corner Shopping Ctr.          6507-39 Annapolis Road                Landover            MD
 168        Retail              Cipriano Square Shopping Center       8819-27/8831-65 Greenbelt Rd.         Greenbelt           MD
 169        Multifamily         The Avalon Apartments                 300 Murchison Drive                   Millbrae            CA
 170        Retail              Kmart Store No. 4704                  701 5th Avenue South                  Devils Lake         ND
 171        Retail              Orange Tree Plaza                     23512 El Toro Rd.                     El Toro             CA
 172        Warehouse           115 Main Road                         115 Main Road                         Montville           NJ
 173        Retail              Center Stage at Oak Ridge I           3750-3850 S. Illinois Avenue          Oak Ridge           TN
 174        Industrial          Patapsco Central Ltd. Ptshp.          815 Central Avenue                    Linthicum           MD
 175        Retail              Canyon Town Center                    11909 Canyon Road                     Beaverton           OR
 176        Retail              Lyon Village                          2580 Fair Oaks Boulevard              Sacramento          CA
 177        Office              Sunnyside Plaza                       10001-10117 SE Sunnyside              Clackamas           OR
 178        Office              1500 Hamburg Pike                     1501 Hamburg Pike                     Wayne Township      NJ
 179        Retail              Tower Plaza                           505 Bankhead Highway                  Carrollton          GA
 180        Retail              Park Plaza Center                     State Hwy. 5 At Stewart Pkwy.         Douglasville        GA
 181        Retail              Alpine Creek Shopping Center          1347 Tavern Road                      Alpine              CA
 182        Industrial          Various (182a - 182b)                 Various                               Various             Vr
   182a     Industrial               C H Westside Associates          2940 W. Willetta & 1430 N. 29th       Phoenix             AZ
   182b     Industrial               C H Central Associates           2246 S. Central / 102 W. Watkins      Phoenix             AZ
 183        Office              5801 Peachtree Dunwoody Road          5801 Peachtree Dunwoody Road          Atlanta             GA
 184        Retail              Kmart Store No. 4796                  205 S. Greenville Dr.                 Greenville          MI
 185        Warehouse           Charles County Associates             10700-11099 De Marr Road              White Plains        MD
 186        Retail              Kmart Store No. 3950                  15303 West Broadway                   Three Rivers        MI
 187        Office              University Park I                     985 University Avenue                 Los Gatos           CA
 188        Multifamily         Various (188a - 188b)                 Various                               Various             Vr
   188a     Multifamily              Labor Retreat                    124 Fourth Street SE                  Minneapolis         MN
   188b     Multifamily              Labor Plaza Apartments           500 Tedesco Street                    Minneapolis         MN
 189        Warehouse           75 East Union Avenue Associate        75 East Union Ave.                    East Rutherford     NJ
 190        Retail              Lincoln Heights Plaza                 East 2502 - 30 29th Avenue            Spokane             WA
 191        Office              Hawthorn Business Park                935 Lakeview Parkway                  Vernon Hills        IL


    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date




                            Cut-Off Date
                               Scheduled
Property                     Principal                         Mortgage     Annual
  Zip     Loan     Lien       Balance        Amortization      Interest      Debt       Normalized                    Loan
 Code     Group   Status       (SPB)            Type             Rate      Service         NOI           DSCR          No.
--------  -----   ------    -------------    ------------      --------    --------     ----------       ----         ----
 93065      1       1        3,866,307     Amortizing            8.625     399,708         546,812        1.37         151
 31298      1       1        3,864,606     Amortizing           10.250     535,920         635,840        1.19         152
 91331      2       1        3,861,872     Amortizing            8.500     376,548         484,259        1.29         153
 22015      1       1        3,852,890     Amortizing            9.250     406,872         564,009        1.39         154
 02048      1       1        3,850,111     Amortizing            9.750     448,620         524,428        1.17         155
 98004      1       1        3,834,547     Amortizing            8.625     440,532         862,616        1.96         156
 93063      2       1        3,805,974     Amortizing            8.000     362,844         438,872        1.21         157
 48846      1       1        3,785,249     Amortizing           10.000     427,998         517,807        1.21         158
 22021      1       1        3,732,573     IO then Amortizing    5.000     186,629         168,795        0.90         159
 15222      1       1        3,701,191     Amortizing           10.125     584,424       1,325,745        2.27         160
 20710      1       1        3,700,557     Amortizing           10.500     433,596         602,609        1.39         161
 98272      1       1        3,670,480     Amortizing            9.500     388,476         592,808        1.53         162
 85009      1       1        3,642,972     Amortizing            9.500     386,263         587,989        1.52         163
 57301      1       1        3,627,555     Amortizing           10.000     414,368         476,628        1.15         164
 08099      1       1        3,605,925     Amortizing            8.875     417,894         664,239        1.59         165
 33511      2       1        3,603,685     Amortizing            8.250     356,520         531,970        1.49         166
 20815      1       1        3,586,875     Interest Only         6.500     233,147         457,138        1.96         167
 20770      1       1        3,577,697     Amortizing            9.250     377,808         789,832        2.09         168
 94030      1       1        3,534,829     Amortizing            9.750     572,064         600,648        1.05         169
 58301      1       1        3,532,093     Amortizing           10.000     403,463         460,760        1.14         170
 92630      1       1        3,490,358     Amortizing           10.125     407,148         494,412        1.21         171
 07005      1       1        3,478,013     Amortizing            9.750     373,740         448,630        1.20         172
 37830      1       1        3,476,537     Amortizing           10.000     395,292         411,747        1.04         173
 21090      1       1        3,460,734     Amortizing            9.250     370,884         448,966        1.21         174
 97005      1       1        3,427,398     Amortizing            9.750     371,160         638,578        1.72         175
 95825      1       1        3,425,605     Amortizing           10.375     391,140         538,520        1.38         176
 97315      1       1        3,386,064     Amortizing            8.750     345,600         483,845        1.40         177
 07470      1       1        3,377,876     Amortizing           10.000     380,316         429,655        1.13         178
 30117      2       1        3,375,610     Amortizing            9.875     375,444         389,087        1.04         179
 30135      2       1        3,345,557     Interest Only         8.250     276,009         270,189        0.98         180
 91901      1       1        3,298,073     Amortizing           10.375     404,040         499,799        1.24         181
 Vrs        1       1        3,272,515     Amortizing            8.625     329,196         349,338        1.06         182
 85009                          -                                  -         -               -                           182a
 85003                          -                                  -         -               -                           182b
 30328      2       1        3,193,316     Amortizing            9.000     337,188         468,189        1.39         183
 48838      1       1        3,176,001     Amortizing           10.250     367,959         421,429        1.15         184
 20695      1       1        3,173,759     Amortizing           10.750     375,264         470,457        1.25         185
 49093      1       1        3,111,459     Amortizing           10.250     361,290         413,535        1.14         186
 95030      1       1        3,084,100     Amortizing            8.875     322,632         415,211        1.29         187
 Vrs        1       1        3,068,410     Amortizing           10.250     391,680         561,515        1.43         188
 55401                          -                                  -         -               -                           188a
 55401                          -                                  -         -               -                           188b
 07073      1       1        3,054,663     Amortizing           10.375     364,764         492,537        1.35         189
 99200      1       1        3,052,022     Amortizing            9.750     329,916         393,903        1.19         190
 60061      2       1        3,047,119     Amortizing            7.750     283,512         282,149        1.00         191


    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date


                                                                                                            Remaining    Scheduled
                                                                     Interest Only  Next Rate                 Term     Amortization
Loan          Property                      Source of   Origination      End          Reset     Maturity   to Maturity     Term
 No.            Name                          NOI         Date           Date         Date       Date         (Mo.)        (Mo.)
----     --------------------------------   ---------   -----------  -------------  ---------   --------   ----------- ------------
 151     Colony Apartments                    '94        12/01/86                               01/01/98        23        285
 152     South Macon Plaza                    '94        03/01/89                               03/20/09       158        221
 153     Marfred Industries                   '94        03/01/90                   04/15/00    04/15/05       111        311
 154     Burke Plaza                         Static      02/09/87                               11/01/13       213        300
 155     Twin Oaks Village Apartments         '94        09/25/89                               10/01/99        44        244
 156     Bellevue Village Shopping Center    Static      03/30/87                               04/01/97        14        244
 157     Holland - Groves Plaza               '94        12/01/88                   01/01/99    01/01/04        95        303
 158     Kmart Store No. 4895               Pro Forma    09/17/92                               10/01/17       260        280
 159     Lee Jackson Station                 Static      05/04/88        04/01/96               05/01/98        27        202
 160     Sixth & Penn Garage                  '94        02/20/91                               03/15/06       122        180
 161     Colmar Manor Shopping Center         '94        09/14/87                               10/01/07       140        360
 162     Monroe Medical Center                '94        01/11/90                               02/15/00        49        360
 163     2225 South 43rd Avenue              Static      12/14/89                               01/01/10       167        324
 164     Kmart Store No. 4735               Pro Forma    12/31/91                               01/01/17       251        300
 165     Interstate Business Park             '94        06/12/92                               07/01/97        17        216
 166     Providence Square Center            Static      06/13/88                   06/15/96    06/15/03        89        300
 167     Capital Corner Shopping Ctr.         '94        11/06/87        05/25/99               05/25/99        40          0
 168     Cipriano Square Shopping Center      '94        02/09/87                               11/01/13       213        299
 169     The Avalon Apartments                '94        06/19/90                               07/15/05       114        180
 170     Kmart Store No. 4704               Pro Forma    12/31/91                               01/01/17       251        300
 171     Orange Tree Plaza                    '94        02/01/86                               03/01/99        37        306
 172     115 Main Road                        '94        06/12/90                               07/12/00        54        360
 173     Center Stage at Oak Ridge I          '94        04/09/92                               04/15/17       255        300
 174     Patapsco Central Ltd. Ptshp.         '94        08/19/87                               09/01/97        19        303
 175     Canyon Town Center                   '94        10/24/89                               11/01/99        45        360
 176     Lyon Village                         '94        03/30/89                               04/01/09       158        360
 177     Sunnyside Plaza                      '94        04/05/88                               06/01/98        28        300
 178     1500 Hamburg Pike                    '94        01/25/88                               02/01/98        24        300
 179     Tower Plaza                          '94        03/15/88                   04/10/98    04/10/03        87        300
 180     Park Plaza Center                   Static      08/06/87        09/10/01   11/10/97    09/10/01        68          0
 181     Alpine Creek Shopping Center         '94        01/01/89                               03/10/09       158        300
 182     Various (182a - 182b)               Static      09/16/88                               10/01/98        32        303
   182a     C H Westside Associates
   182b     C H Central Associates
 183     5801 Peachtree Dunwoody Road        Static      04/21/86                   05/15/97    05/15/01        64        300
 184     Kmart Store No. 4796               Pro Forma    03/05/92                               04/01/17       254        300
 185     Charles County Associates            '94        06/20/88                               07/01/08       149        347
 186     Kmart Store No. 3950               Pro Forma    01/31/92                               02/01/17       252        276
 187     University Park I                   Static      05/12/87                               06/01/99        40        286
 188     Various (188a - 188b)                '94        11/15/91                               12/10/11       191        240
   188a     Labor Retreat
   188b     Labor Plaza Apartments
 189     75 East Union Avenue Associate       '94        08/13/90                               09/10/00        56        300
 190     Lincoln Heights Plaza               Static      12/06/89                               01/01/00        47        360
 191     Hawthorn Business Park               '94        03/06/89                    03/08/99   03/08/09       158        302


    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                              Cut-Off
                       Prepayment                                                              Date
Cut-Off Date             Charge     Lockout                       Occupancy      Size        Scheduled     Original
  Prepayment          Expiration  Expiration   Year                as of       (Sq.Ft. or    Principal        LTV       Loan
   Status               Date(1)      Date      Built   Occupancy    Date         Units)     Balance/Size     Ratio       No.
-----------------     ----------  ----------   ----    ---------  --------     ----------   ------------   --------     ----
Yield Maintenance        01/98                 1986       98.0    07/17/95           88       43,935         74.0        151
Yield Maintenance        03/09                 1985       89.0    06/06/95      101,255           38         63.0        152
Yield Maintenance        04/00                 1985      100.0    12/31/94      100,000           39         62.0        153
Yield Maintenance        11/13                 1983       90.0    06/20/95       38,463          100         74.0        154
Open                                           1975       99.0    06/01/95          140       27,501         67.0        155
Yield Maintenance        04/97                 1966       99.0    03/09/95       83,908           46         50.0        156
Yield Maintenance        01/99                 1987       87.0    06/01/95       34,985          109         73.0        157
Yield Maintenance        10/17                 1992      100.0    11/15/95       91,266           41           -         158
Yield Maintenance        05/98                 1986       63.0    12/19/95       28,330          132         72.0        159
Yield Maintenance        03/06                 1966      100.0    06/19/95       44,516           83         57.0        160
Yield Maintenance        10/07                 1987      100.0    05/01/95       51,091           72         75.0        161
Yield Maintenance        02/00                 1981      100.0    06/16/95       32,905          112         75.0        162
Yield Maintenance        01/10                 1989      100.0    06/15/95      264,117           14         63.0        163
Yield Maintenance        01/17                 1991      100.0    11/22/95       91,266           40           -         164
Yield Maintenance        06/97                 1966      100.0    07/01/95      264,460           14         64.0        165
Yield Maintenance        06/96                 1984       88.0    07/01/95       62,105           58         72.0        166
Yield Maintenance        05/99                 1987       96.0    06/01/95       39,044           92         75.0        167
Yield Maintenance        11/13                 1983       92.0    04/13/95       35,793          100         74.0        168
Yield Maintenance        07/05                 1989       99.0    06/20/95           72       49,095         58.0        169
Yield Maintenance        01/17                 1991      100.0    11/15/95       86,479           41           -         170
Yield Maintenance        03/99                 1979       95.0    05/08/95       59,907           58         70.0        171
Yield Maintenance        07/00                 1982      100.0    12/31/94       76,160           46         74.0        172
Yield Maintenance        04/17                 1992      100.0    06/26/95      107,806           32         75.0        173
Yield Maintenance        09/97                 1987       86.0    04/03/95      140,267           25         75.0        174
Yield Maintenance        11/99                 1989      100.0    06/20/95       25,695          133         70.0        175
Yield Maintenance        04/09                 1989       88.0    02/06/95       29,742          115         66.0        176
Yield Maintenance        06/98                 1987      100.0    06/22/95       40,883           83         76.0        177
Yield Maintenance        02/98                 1988       99.0    07/18/95       32,200          105         69.0        178
Yield Maintenance        04/98                 1988       96.0    07/17/95       87,990           38         75.0        179
Yield Maintenance        11/97                 1987       81.0    06/27/95       46,494           72         75.0        180
Yield Maintenance        03/09                 1979       99.0    03/01/95       71,405           46         64.0        181
Yield Maintenance        10/98                 Vrs          -                   147,682           22         75.0        182
                                               1980      100.0    06/19/95       42,342          -             -           182a
                                               1980      100.0    04/05/95      105,340          -             -           182b
Yield Maintenance        05/97                 1974      100.0    04/12/95       44,241           72         72.0        183
Yield Maintenance        04/17                 1991      100.0    11/15/95       91,266           35         75.0        184
Yield Maintenance        07/08                 1988      100.0    05/08/95       89,120           36         65.0        185
Yield Maintenance        02/17                 1991      100.0    11/16/95       91,264           34         75.0        186
Yield Maintenance        06/99                 1977       95.0    06/01/95       35,091           88         74.0        187
Yield Maintenance        12/11                 Vrs          -                       144       21,308         66.0        188
                                               1975       99.0    06/20/95           77          -             -           188a
                                               1979       97.0    02/14/95           67          -             -           188b
Yield Maintenance        09/00                 1968      100.0    12/31/94       95,000           32         68.0        189
Yield Maintenance        01/00                 1986       96.0    02/22/95       57,162           53         72.0        190
Yield Maintenance        03/99                 1988       49.0    05/31/95       47,104           65         74.0        191

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

 Loan         Property                   Property                                                             Property        Prop.
 No.            Type                       Name                              Property Address                   City          State
-----       -------------       -------------------------------       --------------------------------      ---------------   -----
 192        Retail              Garfield Center Partnership           320-330 Garfield Ave.                 Alhambra           CA
 193        Warehouse           Cartwright Holding Company            6840 Navone Road                      Stockton           CA
 194        Warehouse           American Industrial Center            150, 155, 205, 250 & 285 National     Longwood           FL
 195        Multifamily         The Cloisters Apartments              125-161 So. Maple Avenue              Ridgewood          NJ
 196        Retail              Fairwood Square                       SE  Petrovitsky / 140th Ave N.        Renton             WA
 197        Office              West Main Plaza                       25 S. Raymond Ave.                    Alhambra           CA
 198        Retail              Center Stage at Oak Ridge II          3750-3850 S. Illinois Avenue          Oak Ridge          TN
 199        Retail              Barry Plaza                           3019-3059 North Pulaski Road          Chicago            IL
 200        Warehouse           Sunrise Medical                       4083 East Airport Drive               Ontario            CA
 201        Retail              North River Shopping Center           8800 Roswell Road                     Atlanta            GA
 202        Multifamily         Apartments of Westgrove               4973 Faber Drive                      Raleigh            NC
 203        Auto Dealer         Mc Ginnis Cadillac Inc.               12221 Katy Freeway                    Houston            TX
 204        Multifamily         Chandler Apartments                   12512 Chandler Blvd.                  North Hollywood    CA
 205        Office              Naperville Office Court               1801-1813 Mill Street                 Naperville         IL
 206        Warehouse           M D G Realty Trust                    35 Industrial Parkway                 Woburn             MA
 207        Office              200 Webster Street                    200 Webster Street                    Oakland            CA
 208        Office              Allstate Insurance Building           215 Birchwood Avenue                  Cranford           NJ
 209        Multifamily         Robbins Landing                       4300 Robbins Landing Lane             Robbinsdale        MN
 210        Multifamily         Plantation Ridge Apartments           1805 Roswell Road                     Marietta           GA
 211        Warehouse           Westgate Business Center  Ph 1        2561-2569 Territorial Road            St. Paul           MN
 212        Warehouse           North Point Business Park             300-310-320 Harris Ave.               Sacramento         CA
 213        Office              136 Summit Avenue                     136 Summit Avenue                     Montvale           NJ
 214        Office              12727 Norwalk Boulevard               12727 Norwalk Blvd.                   Norwalk            CA
 215        Warehouse           Airport Business Center VI            245 Quigley                           New Castle         DE
 216        Warehouse           Gateway Professional Center           150-170 Professional Center Dr.       Rohnert Park       CA
 217        Warehouse           Batavia Glen Business Park            1030-90 N. Batavia St.                Orange             CA
 218        Office              Davco Office Building                 1657 Crain Highway                    Crofton            MD
 219        Industrial          Jaycraft Building                     2780 Via Orange Way                   Spring Valley      CA
 220        Multifamily         Burbank Garden Associates             14614 Burbank Blvd.                   Van Nuys           CA
 221        Office              777 North Capitol Street, NE          777 North Capitol Street, NE          Washington         DC
 222        Multifamily         Jamestown Village I                   1401-1657 N. Van Dorn Street          Alexandria         VA
 223        Office              The Albert Building                   1010 B Street                         San Rafael         CA
 224        Office              Fairmount Common                      466 Southern Blvd.                    Chatham Twp.       NJ
 225        Warehouse           Stanley Desjardins                    7414 S. Harl Avenue                   Tempe              AZ
 226        Office              Commerce Place Business Park          5400 Patton Drive                     Lisle              IL
 227        Multifamily         Terrace Royale Apartments             9627 NE 195th Circle                  Bothell            WA
 228        Retail              South Beach Place                     670 S. Gulfview Boulevard             Clearwater         FL
 229        Warehouse           1716 Fourth Street                    1716 Fourth Street                    Berkeley           CA
 230        Office              Gregory Professional Centre           140 Gregory Lane                      Pleasant Hill      CA
 231        Office              Robinson Building                     227 North First Street                San Jose           CA
 232        Multifamily         The Commons Apartments                333 Enterprise                        Rohnert Park       CA
 233        Office              5665 Flatiron Parkway, Ltd.           5665 Flatiron Parkway                 Boulder            CO
 234        Mobile Home Park    Valencia Lea Mobile Home Park         3850 E. Atlantic Ave.                 Highland           CA
 235        Retail              Princeton N. Shopping Center          1225 State Road, Route 206            Montgomery Twp     NJ
 236        Office              Century Engineering Building          32 West Road                          Towson             MD

                                      A-22

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                           Cut-Off-Date
                            Scheduled
Property                    Principal                              Mortgage       Annual
  Zip      Loan    Lien      Balance        Amortization           Interest        Debt          Normalized                  Loan
 Code      Group  Status      (SPB)             Type                 Rate         Service           NOI          DSCR         No.
--------   -----  ------   ------------     ------------           --------       -------        ----------      ----        ----
 91801       1       1      3,005,445        Amortizing              8.500        290,408         475,888        1.64         192
 95205       2       1      3,003,068        Amortizing              9.625        380,940         587,145        1.54         193
 32750       2       1      2,975,192        Amortizing             10.000        326,460         446,621        1.37         194
 07450       1       1      2,959,508        Amortizing              9.750        342,204         459,829        1.34         195
 98058       2       1      2,948,733        Amortizing              9.750        319,608         400,614        1.25         196
 91801       1       1      2,929,780        Amortizing             10.000        339,288         336,560        0.99         197
 37832       1       1      2,917,789        Amortizing              9.250        335,208         440,172        1.31         198
 60641       1       1      2,913,868        Amortizing              9.250        303,576         329,496        1.09         199
 91761       1       1      2,896,631        Amortizing              9.625        306,000         475,822        1.55         200
 30350       1       1      2,855,406        Amortizing              9.125        308,832         526,562        1.71         201
 27606       1       1      2,826,096        Amortizing              9.600        317,040         484,974        1.53         202
 77079       1       1      2,819,700        Amortizing             10.500        423,816         508,257        1.20         203
 91607       1       1      2,816,397        Amortizing              9.875        312,612         357,323        1.14         204
 60540       1       1      2,794,260        Amortizing              8.875        288,300         549,321        1.91         205
 01801       1       1      2,791,698        Amortizing              9.750        299,988         271,201        0.90         206
 94607       2       1      2,782,559        Amortizing              9.250        297,492         351,727        1.18         207
 07016       1       1      2,770,988        Amortizing              9.500        314,532         343,533        1.09         208
 55425       1       1      2,754,653        Amortizing              9.500        292,620         445,695        1.52         209
 30062       1       2      2,750,540        Amortizing              8.875        296,616       1,262,350        0.91         210
 55114       1       1      2,719,974        Amortizing              9.500        284,052         607,497        2.14         211
 95838       2       1      2,716,025        Interest Only           7.500        203,702         210,307        1.03         212
 07645       1       1      2,699,456        Interest Only           6.250        168,709         217,406        1.29         213
 90650       2       1      2,696,988        Amortizing              9.625        300,360         445,499        1.48         214
 19720       1       1      2,693,386        Amortizing              8.500        249,132         330,531        1.33         215
 94928       2       1      2,688,395        Amortizing              8.000        258,672         297,797        1.15         216
 92667       1       1      2,687,209        Amortizing              9.750        299,424         387,877        1.30         217
 21114       1       1      2,682,827        Amortizing              9.500        300,516         463,142        1.54         218
 92078       1       1      2,667,564        Amortizing              9.625        285,600         333,650        1.17         219
 91411       1       1      2,665,244        Amortizing              9.125        313,764         330,748        1.05         220
 20002       1       2      2,650,000        IO then Amortizing      8.800        233,200       3,601,300        1.15         221
 22304       1       1      2,644,114        Amortizing              9.500        380,316       1,159,877        3.05         222
 94901       2       1      2,632,277        Amortizing              9.500        314,532         624,026        1.98         223
 07928       1       1      2,631,434        Amortizing              8.000        250,236         260,404        1.04         224
 85280       1       1      2,623,031        Amortizing              9.000        278,088         324,512        1.17         225
 60532       2       1      2,611,495        Amortizing             10.250        295,716         379,871        1.28         226
 98011       1       1      2,606,121        Amortizing              8.500        284,868         316,001        1.11         227
 34630       1       1      2,597,972        Amortizing              9.625        338,520         354,805        1.05         228
 94710       2       1      2,580,193        Amortizing              9.875        313,176         632,232        2.02         229
 94523       2       1      2,568,677        Amortizing              9.250        272,712         262,298        0.96         230
 95113       1       1      2,568,278        Amortizing              9.750        296,076         367,436        1.24         231
 94929       2       1      2,561,648        Amortizing              8.625        292,932         455,446        1.55         232
 80301       2       1      2,557,918        Amortizing              8.875        258,696         447,510        1.73         233
 92346       1       1      2,528,105        Amortizing             10.500        359,424         832,789        2.32         234
 08558       1       1      2,526,774        Amortizing              7.900        262,380         605,388        2.31         235
 21204       1       1      2,505,657        Amortizing              9.250        288,948         417,107        1.44         236

                                      A-23

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                           Remaining     Scheduled
                                                                 Interest Only  Next Rate                     Term     Amortization
Loan             Property             Source of      Origination      End         Reset        Maturity   to Maturity     Term
 No.               Name                  NOI             Date         Date         Date          Date        (Mo.)        (Mo.)
 192    Garfield Center Partnership     Static         01/01/96                                12/31/02        84          300
 193    Cartwright Holding Company       '94           05/11/88                  07/01/96      06/01/02        76          270
 194    American Industrial Center      Static         04/19/90                  05/15/00      05/15/20       292          360
 195    The Cloisters Apartments         '94           02/01/90                                02/20/00        49          300
 196    Fairwood Square                  '94           09/07/89                  10/01/99      10/01/04       104          360
 197    West Main Plaza                  '94           01/01/86                                02/01/01        60          300
 198    Center Stage at Oak Ridge II     '94           09/08/93                                10/15/13       213          240
 199    Barry Plaza                      '94           10/01/89                                11/01/99        45          360
 200    Sunrise Medical                  '94           04/01/91                                04/15/96         3          360
 201    North River Shopping Center      '94           06/18/86                                07/01/00        53          279
 202    Apartments of Westgrove          '94           04/04/91                                04/15/98        27          300
 203    Mc Ginnis Cadillac Inc.          '94           02/14/83                                08/01/07       138          180
 204    Chandler Apartments              '94           05/01/88                                06/15/08       149          360
 205    Naperville Office Court          '94           04/06/88                                05/01/98        27          300
 206    M D G Realty Trust              Static         06/28/90                                08/01/00        54          304
 207    200 Webster Street               '94           09/28/87                  10/15/97      10/15/02        81          300
 208    Allstate Insurance Building      '94           03/20/90                                03/01/00        49          300
 209    Robbins Landing                  '94           10/05/89                                10/10/14       225          360
 210    Plantation Ridge Apartments      '94           07/19/88                                07/15/96         6          264
 211    Westgate Business Center Ph 1    '94           06/21/91                                07/01/96         5          360
 212    North Point Business Park       Static         02/15/94    01/15/07      01/15/97      01/15/07       132            0
 213    136 Summit Avenue                '94           02/10/88    02/15/99                    02/15/99        37            0
 214    12727 Norwalk Boulevard          '94           11/01/86                  12/01/96      12/01/01        70          304
 215    Airport Business Center VI      Static         05/02/88                                05/03/00        52          360
 216    Gateway Professional Center      '94           05/09/88                  06/15/97      06/15/00        53          291
 217    Batavia Glen Business Park      Static         06/01/92                                06/20/17       257          300
 218    Davco Office Building            '94           12/18/85                                01/01/99        35          240
 219    Jaycraft Building                '94           11/01/89                                01/01/10       167          360
 220    Burbank Garden Associates        '94           05/01/87                                06/10/97        17          240
 221    777 North Capitol Street, NE     '94           08/09/90    08/15/96                    08/15/00        55          360
 222    Jamestown Village I              '94           06/29/87                                07/01/07       137          240
 223    The Albert Building              '94           09/24/87                  10/15/97      10/15/02        81          300
 224    Fairmount Common                Static         12/20/88                                02/15/99        37          304
 225    Stanley Desjardins             Pro Forma       02/09/87                                03/01/97        13          360
 226    Commerce Place Business Park     '94           02/21/89                  03/01/96      03/01/03        85          360
 227    Terrace Royale Apartments        '94           10/03/88                                11/01/98        33          243
 228    South Beach Place                '94           01/11/90                                01/15/10       168          240
 229    1716 Fourth Street               '94           02/01/88                  03/01/98      03/01/03        85          360
 230    Gregory Professional Centre      '94           03/16/88                  04/10/98      04/10/03        87          300
 231    Robinson Building                '94           04/29/85                                05/01/00        51          300
 232    The Commons Apartments           '93           04/29/87                  05/15/97      05/15/02        76          300
 233    5665 Flatiron Parkway, Ltd.      '94           09/27/89                  10/15/99      10/15/09       165          316
 234    Valencia Lea Mobile Home Park    '93           09/01/88                                11/10/08       154          240
 235    Princeton N. Shopping Center     '94           03/02/89                                03/15/09       158          240
 236    Century Engineering Building     '93           06/13/89                                07/01/99        41          240

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                Cut-Off
                     Prepayment                                                                  Date
  Cut-Off Date         Charge       Lockout                       Occupancy       Size         Scheduled    Original
   Prepayment        Expiration   Expiration   Year                 as of      (Sq. Ft. or     Principal       LTV     Loan
     Status            Date(1)       Date      Built   Occupancy     Date         Units)     Balance/Size     Ratio     No.
-----------------    ----------   ----------   -----   --------   --------     -----------   ------------   ---------  ----
Locked                  07/02      01/01/98    1989       78.0     06/02/95       52,685            57        75.0      192
Yield Maintenance       06/96                  1985      100.0     06/29/95      201,400            15        75.0      193
Yield Maintenance       05/00                  1986      100.0     06/22/95      160,450            19        75.0      194
Yield Maintenance       02/00                  1968      100.0     07/18/95           54        54,806        72.0      195
Yield Maintenance       10/99                  1987       92.0     02/28/95       32,910            90        75.0      196
Yield Maintenance       02/01                  1980       97.0     05/19/95       33,224            88        70.0      197
Yield Maintenance       10/13                  1993      100.0     06/05/95       71,440            41        68.0      198
Yield Maintenance       11/99                  1987      100.0     06/01/95       35,389            82        75.0      199
Yield Maintenance       04/96                  1989      100.0     06/11/95      100,253            29        72.0      200
Yield Maintenance       07/00                  1972       93.0     05/01/95       99,050            29        45.0      201
Yield Maintenance       04/98                  1987       75.0     06/12/95           97        29,135        71.0      202
Yield Maintenance       08/07                  1974      100.0     06/08/95       37,475            75        50.0      203
Yield Maintenance       06/08                  1978       95.0     06/23/95           63        44,705        67.0      204
Yield Maintenance       05/98                  1980       83.0     06/15/95       66,557            42        57.0      205
Yield Maintenance       08/00                  1974       96.0     09/01/95      107,118            26        52.0      206
Yield Maintenance       10/97                  1984      100.0     06/14/95       25,300           110        74.0      207
Yield Maintenance       03/00                  1974      100.0     06/26/95       38,652            72        70.0      208
Yield Maintenance       10/14                  1976      100.0     06/26/95          110        25,042        72.0      209
Yield Maintenance       06/96                  1976       96.0     06/09/95          454         6,058        72.0      210
Yield Maintenance       06/96                  1991      100.0     06/16/95       78,045            35        71.0      211
Yield Maintenance       01/97                  1983       85.0     08/10/95       52,710            52       114.0      212
Yield Maintenance       02/99                  1978       94.0     06/30/95       29,366            92        73.0      213
Yield Maintenance       12/96                  1975      100.0     05/03/94       40,500            67        75.0      214
Open Until 9/3/96                              1986      100.0     06/15/95       71,215            38        75.0      215
Yield Maintenance       05/97                  1987       93.0     02/17/95       39,955            67        74.0      216
Yield Maintenance       06/17                  1980      100.0     06/01/95      131,401            20        45.0      217
Yield Maintenance       01/99                  1985      100.0     02/24/95       30,000            89        75.0      218
Yield Maintenance       01/10                  1989      100.0     03/01/95       69,651            38        73.0      219
Yield Maintenance       06/97                  1986      100.0     06/11/95           47        56,707        73.0      220
Yield Maintenance       08/00                  1990      100.0     06/15/95      211,614            13        69.0      221
Yield Maintenance       07/07                  1960       95.0     06/27/95          225        11,752        46.0      222
Yield Maintenance       10/97                  1928      100.0     06/01/95       56,581            47        60.0      223
Yield Maintenance       02/99                  1986      100.0     06/22/95       29,882            88        70.0      224
Yield Maintenance       03/97                  1986      100.0     06/15/95       60,688            43        75.0      225
Yield Maintenance       01/96                  1987      100.0     06/14/95       38,832            67        75.0      226
Yield Maintenance       11/98                  1988       98.0     12/31/94           80        32,577        67.0      227
Yield Maintenance       01/10                  1989      100.0     06/19/95       21,058           123        75.0      228
Yield Maintenance       02/98                  1950       51.0     06/29/95       70,000            37        75.0      229
Yield Maintenance       04/98                  1987       85 0     12/31/94       30,147            85        72.0      230
Yield Maintenance       05/00                  1893      100.0     02/06/95       26,201            98        75.0      231
Yield Maintenance       05/97                  1978       94.0     07/24/95          100        25,616        74.0      232
Yield Maintenance       10/99                  1988      100.0     06/21/95       41,107            62        71.0      233
Yield Maintenance       11/08                  1972      100.0     05/15/95          281         8,997        55.0      234
Yield Maintenance       02/09                  1975       98.0     06/15/95       85,106            30        70.0      235
Yield Maintenance       07/99                  1969      100.0     06/15/95       30,300            83        69.0      236

                                      A-25

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

   Loan         Property               Property                                                              Property          Prop.
    No.           Type                    Name                                Property Address                 City            State
------------- ------------ ----------------------------------------- ----------------------------------- --------------------- -----
 237          Office          The Geo Group                         6960 Flanders Drive                   San Diego              CA
 238          Office          50 West Corporate Ctr. Phase I        3998 Fair Ridge Drive                 Fairfax                VA
 239          Multifamily     633 S. Barrington                     633 S. Barrington Ave.                Los Angeles            CA
 240          Retail          Deerwood Station Plaza                8221 Southside Boulevard              Jacksonville           FL
 241          Retail          Cloverly Village Center               15440 New Hampshire                   Cloverly               MD
 242          Retail          Hurst Federated Shopping Ctr.         1301 West Pipeline                    Hurst                  TX
 243          Retail          Villa Norte                           3211 & 3251 Holiday Ct.               La Jolla               CA
 244          Retail          Stone Hill Center                     900-980 Illinois Route 22             Fox River Grove        IL
 245          Industrial      Hayvenhurst Airport Business          7625 Hayvenhurst Ave.                 Van Nuys               CA
 246          Retail          Middlesex Shopping Center             700-728 Union Avenue                  Middlesex              NJ
 247          Warehouse       Hanmar Associates                     2910, 2920, 2930 Turnpike Drive       Upper Moreland Twnsp   PA
 248          Multifamily     Beardslee Cove Apartments             18804-18632 Beardslee                 Bothell                WA
 249          Warehouse       Kistler Graphics, Inc.                4000 Dahlia Street/5000 41St.         Denver                 CO
 250          Warehouse       The Concord Building                  701 Ashland Avenue                    Folcroft Borough       PA
 251          Office          Ventura Commercenter                  4567 Telephone Rd/1711 Wood Pl.       Ventura                CA
 252          Warehouse       Sunrise Distribution Center           11261-11291 Sunrise Park Drive        Rancho Cordova         CA
 253          Office          Ashford III Office Building           901 Threadneedle                      Houston                TX
 254          Warehouse       Westinghouse Building                 7121 Standard Drive                   Hanover                MD
 255          Retail          Walton's Corner Shopping Ctr.         3626 Walton Way                       Augusta                GA
 256          Industrial      Hanmar Associates                     300, 375 Constance Drive              Warminster Township    PA
 257          Office          Lake Falls Professional Bldg.         6115 Falls Road                       Baltimore              MD
 258          Warehouse       Humbolt Business Park                 10521-47 Humbolt Street               Los Alamitos           CA
 259          Multifamily     Fulton Garden Associates              4610 Fulton Ave.                      Sherman Oaks           CA
 260          Office          Inserra Plaza                         20 Ridge Road                         Mahwah Township        NJ
 261          Industrial      J M F Investment & Loan Co.           12323 Sherman Way                     North Hollywood        CA
 262          Retail          Walnut Gardens Shopping Center        3003-3193 Walnut Street               Boulder                CO
 263          Retail          Hilltop Plaza                         813 Roosevelt Boulevard               Monroe                 NC
 264          Office          Pearl East Office Building            4875 Pearl East Circle                Boulder                CO
 265          Warehouse       Agoura Oaks Commerce Center           29395, 97 & 99 Agoura Road            Agoura Hills           CA
 266          Industrial      Prospect Industrial Park              2619-43 Midpoint Drive                Fort Collins           CO
 267          Warehouse       121 N. England Ave.                   121 N. England Ave.                   Piscataway Twp.        NJ
 268          Industrial      West Marine                           10125 Westlake Drive                  Charlotte              NC
 269          Multifamily     3969 Adams Street                     3969 Adams Street                     Carlsbad               CA
 270          Retail          Harbor Square                         101/123 S. Harbor Blvd.               Santa Ana              CA
 271          Retail          Barrington Gateway                    2536 Barrington Ave.                  Los Angeles            CA
 272          Retail          Friendship Mall                       2210 Route 9                          Howell Twp.            NJ
 273          Office          Wildwood Medical Center               10401 Old Georgetown Road             Bethesda               MD
 274          Multifamily     Westlake Village Apartments           955 West 19th Street                  Costa Mesa             CA
 275          Warehouse       Olympic / Bundy Center                12100 W. Olympic Blvd.                Los Angeles            CA
 276          Retail          Beverly Center                        362-370 N. Beverly Drive              Beverly Hills          CA
 277          Multifamily     Sylmar Garden Associates              6310 Sylmar Avenue                    Van Nuys               CA
 278          Multifamily     Pine View Gardens                     215 & 235 East Main Street            Somerville             NJ
 279          Multifamily     A M S Properties                      245 Spalding Dr.                      Beverly Hills          CA
 280          Multifamily     Avondale Apartments                   451 Rivergate Way                     Sacramento             CA
 281          Office          Montpelier Professional Center        9811 Mallard Drive                    Laurel                 MD

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                  Cut-Off Date
                                   Scheduled
Property                           Principal                     Mortgage     Annual
  Zip            Loan      Lien     Balance    Amortization      Interest      Debt        Normalized                 Loan
  Code           Group    Status     (SPB)         Type            Rate       Service         NOI           DSCR       No.
--------------- -------- -------- ----------- ----------------- ----------- ------------ --------------- ----------- ------
    92126          1          1     2,498,037     Amortizing         7.125       220,524     268,961        1.22        237
    22033          1          1     2,489,318     Amortizing         8.500       240,536     394,598        1.64        238
    90049          1          1     2,472,909     Amortizing         9.500       270,600     220,823        0.82        239
    32256          1          1     2,461,089     Amortizing         9.875       309,996     378,549        1.22        240
    20904          1          1     2,458,116     Amortizing         9.000       290,412     354,898        1.22        241
    76053          1          1     2,440,919     Amortizing         9.500       269,412     552,165        2.05        242
    92038          1          1     2,440,071     Amortizing         8.625       245,748     244,308        0.99        243
    60021          1          1     2,438,437     Amortizing        10.250       311,268     323,990        1.04        244
    91388          1          1     2,422,096     Amortizing         9.250       257,148     231,446        0.90        245
    08846          1          1     2,421,534     Amortizing        10.500       323,484     687,749        2.13        246
    19090          2          1     2,413,173     Amortizing        10.375       271,632     251,967        0.93        247
    98012          1          1     2,393,074     Amortizing         9.250       256,164     365,762        1.43        248
    80216          1          1     2,382,916     Amortizing        10.500       309,324     327,407        1.06        249
    19032          1          1     2,378,664     Amortizing         8.600       261,768     257,021        0.98        250
    93003          1          1     2,375,243     Amortizing         9.125       259,128     226,224        0.87        251
    94570          2          1     2,345,164     Amortizing         8.250       228,432     271,091        1.19        252
    77079          1          1     2,343,750     Interest Only      7.250       169,922     319,966        1.88        253
    21076          1          1     2,341,124     Amortizing         9.875       265,716     383,587        1.44        254
    30909          1          1     2,333,820     Amortizing        10.250       276,720     339,751        1.23        255
    18974          2          1     2,326,280     Amortizing        10.375       277,776     395,551        1.42        256
    21209          1          1     2,324,812     Amortizing         9.000       236,076     289,772        1.23        257
    90721          1          1     2,320,637     Amortizing         8.625       217,248     210,877        0.97        258
    91423          2          1     2,317,304     Amortizing         9.625       244,800     263,286        1.08        259
    07430          1          1     2,307,166     Amortizing        10.250       263,460     392,325        1.49        260
    91605          2          1     2,300,980     Amortizing         8.250       241,080     440,051        1.83        261
    80301          1          1     2,279,336     Amortizing        10.000       250,116     448,454        1.79        262
    28110          1          1     2,268,567     Amortizing         9.250       233,748     268,320        1.15        263
    80301          1          1     2,246,953     Amortizing         9.750       239,196     305,764        1.28        264
    91301          1          1     2,242,298     Amortizing         8.500       207,275     215,121        1.04        265
    80525          1          1     2,237,574     Amortizing         9.375       262,128     330,234        1.26        266
    08854          2          1     2,236,101     Amortizing         9.250       229,044     328,154        1.43        267
    28273          2          1     2,225,839     Amortizing         9.500       232,080     291,957        1.26        268
    92008          1          1     2,198,298     Amortizing         9.500       241,716     336,593        1.39        269
    92704          1          1     2,197,677     Amortizing         9.500       245,148     208,949        0.85        270
    90049          1          1     2,196,552     Amortizing         9.000       238,236     240,445        1.01        271
    07731          1          1     2,191,213     Amortizing         9.625       234,600     282,115        1.20        272
    20814          1          1     2,170,084     Amortizing         9.250       242,532     250,266        1.03        273
    92627          2          1     2,153,517     Amortizing         9.875       252,636     279,447        1.11        274
    90064          1          1     2,152,670     Amortizing         9.875       269,352     390,865        1.45        275
    90210          2          1     2,149,863     Amortizing         9.250       255,624     473,104        1.85        276
    91401          1          1     2,149,398     Amortizing         9.125       253,032     252,094        1.00        277
    08876          1          1     2,140,142     Amortizing        10.625       308,088     358,681        1.16        278
    90212          1          1     2,134,327     Amortizing        10.375       297,000     362,687        1.22        279
    95831          1          1     2,118,064     Amortizing        10.250       270,936     226,141        0.83        280
    20708          1          1     2,117,131     Amortizing         9.625       238,260     303,507        1.27        281

                                       A-27

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                     Remaining     Scheduled
                                                                Interest Only  Next Rate               Term      Amortization
 Loan        Property                    Source of  Origination      End          Reset    Maturity  to Maturity      Term
  No.         Name                          NOI        Date          Date         Date       Date        (Mo.)        (Mo.)
-------  ------------------------------- ---------- ------------ -------------- ---------- ---------- ----------- --------------
 237     The Geo Group                       '94      03/01/89                               04/01/99      38            302
 238     50 West Corporate Ctr. Phase I     Static    01/01/96                               12/31/02      84            300
 239     633 S. Barrington                   '94      05/01/87                               06/10/97      17            305
 240     Deerwood Station Plaza            Pro Forma  07/25/91                               08/20/01      67            240
 241     Cloverly Village Center            Static    12/23/86                               02/01/97      12            240
 242     Hurst Federated Shopping Ctr.       '94      11/25/86                               12/01/96      10            360
 243     Villa Norte                         '94      01/30/96                               08/01/98      31            272
 244     Stone Hill Center                   '94      11/10/86                               12/05/11     191            300
 245     Hayvenhurst Airport Business        '94      03/01/88                               05/01/98      27            305
 246     Middlesex Shopping Center          Static    10/05/90                               10/10/10     177            240
 247     Hanmar Associates                   '94      08/27/90                   09/15/00    09/15/05     116            360
 248     Beardslee Cove Apartments           '94      08/24/87                               09/05/97      20            304
 249     Kistler Graphics, Inc.            Pro Forma  11/04/86                               11/10/01      70            300
 250     The Concord Building                '94      10/11/88                               11/01/98      33            240
 251     Ventura Commercenter               Static    12/01/85                               01/01/00      47            266
 252     Sunrise Distribution Center         '94      10/20/88                   11/10/98    11/10/03      94            305
 253     Ashford I I I Office Building     Pro Forma  09/09/94   09/15/01                    09/15/01      68              0
 254     Westinghouse Building               '94      10/23/86                               11/01/10     177            360
 255     Walton's Corner Shopping Ctr.       '94      05/09/85                               06/10/00      53            252
 256     Hanmar Associates                   '94      08/27/90                   09/15/00    09/15/05     116            300
 257     Lake Falls Professional Bldg.       '94      05/03/90                               06/10/00      53            300
 258     Humbolt Business Park               '94      10/01/85                               11/12/98      34            360
 259     Fulton Garden Associates            '94      02/01/91                   04/10/96    04/10/01      63            360
 260     Inserra Plaza                       '93      04/22/88                               05/15/08     148            360
 261     J M F Investment & Loan Co.         '94      10/01/89                   12/01/99    12/01/04     106            247
 262     Walnut Gardens Shopping Center     Static    04/25/90                               05/15/00      52            360
 263     Hilltop Plaza                       '94      10/16/89                               11/01/99      45            336
 264     Pearl East Office Building          '94      06/13/91                               07/15/01      66            343
 265     Agoura Oaks Commerce Center         '94      05/01/88                               11/01/01      69            360
 266     Prospect Industrial Park            '94      03/29/88                               04/10/03      87            240
 267     121 N. England Ave.                Static    04/22/91                   05/05/96    04/05/01      63            360
 268     West Marine                         '94      07/15/91                   08/15/96    08/15/01      67            360
 269     3969 Adams Street                   '94      01/01/87                               03/01/97      13            300
 270     Harbor Square                      Static    03/01/86                               04/01/99      38            300
 271     Barrington Gateway                  '94      09/01/85                               10/10/00      57            244
 272     Friendship Mall                     '94      12/11/89                               01/01/00      47            360
 273     Wildwood Medical Center            Static    02/08/90                               03/01/00      49            300
 274     Westlake Village Apartments         '93      10/01/86                   11/01/96    11/01/01      69            276
 275     Olympic / Bundy Center             Static    09/11/86                               12/01/96      10            243
 276     Beverly Center                      '93      04/01/87                   05/20/97    05/20/02      76            244
 277     Sylmar Garden Associates            '94      05/01/87                               06/10/97      17            244
 278     Pine View Gardens                   '94      08/01/88                               09/18/08     152            240
 279     A M S Properties                    '94      02/01/89                               04/10/09     159            214
 280     Avondale Apartments                 '94      10/09/91                               11/15/11     190            240
 281     Montpelier Professional Center      '94      03/27/86                               04/01/99      38            300

                                       A-28

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV      Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio      No.
------------------- ------------ ------------ ------- ---------- ---------- ----------- -------------- ----------- -------
Yield Maintenance      04/99                    1989      100.0   06/05/95      33,144         75        74.0         237
Locked                 07/02       01/01/98     1986       91.0   06/13/95      58,293         43        75.0         238
Yield Maintenance      06/97                    1986      100.0   06/14/95          27     91,589        70.0         239
Yield Maintenance      08/01                    1990       94.0   06/22/95      31,064         79        68.0         240
Yield Maintenance      02/97                    1986      100.0   02/22/95      24,092        102        74.0         241
Yield Maintenance      12/96                    1973      100.0   05/01/95      55,400         44        60.0         242
Yield Maintenance      08/98                    1976       95.0   06/17/95      20,141        121        68.0         243
Yield Maintenance      12/11                    1981      100.0   09/01/95      73,013         33        75.0         244
Yield Maintenance      05/98                    1987       86.0   06/19/95      50,000         48        71.0         245
Yield Maintenance      10/10                    1960      100.0   07/16/95      77,477         31        48.0         246
Yield Maintenance      09/00                    1983      100.0   06/16/95      80,800         30        72.0         247
Yield Maintenance      09/97                    1986       96.0   03/31/95          90     26,590        66.0         248
Yield Maintenance      11/01                    1975      100.0   06/16/95     133,903         18        74.0         249
Yield Maintenance      11/98                    1973       87.0   05/04/95      90,000         26        75.0         250
Locked                 01/00                    1984       90.0   06/30/95      44,258         54        73.0         251
Yield Maintenance      10/98                    1988      100.0   06/15/95      88,896         26        70.0         252
Yield Maintenance      09/01                    1979       83.0   08/25/95      89,546         26        91.0         253
Yield Maintenance      11/10                    1973      100.0   06/12/95      46,752         50        75.0         254
Yield Maintenance      06/00                    1984      100.0   06/14/95      54,187         43        72.0         255
Yield Maintenance      09/00                    1981      100.0   06/16/95      83,600         28        69.0         256
Yield Maintenance      06/00                    1986      100.0   06/14/95      38,088         61        63.0         257
Yield Maintenance      11/98                    1984       76.0   05/09/95      64,864         36        74.0         258
Yield Maintenance      04/96                    1990      100.0   06/16/95          32     72,416        70.0         259
Yield Maintenance      03/08                    1988      100.0   06/26/95      23,500         98        69.0         260
Yield Maintenance      12/99                    1974      100.0   06/20/95      49,920         46        71.0         261
Yield Maintenance      05/00                    1976      100.0   06/01/95      38,643         59        67.0         262
Yield Maintenance      11/99                    1989       95.0   06/06/95      54,220         42        75.0         263
Yield Maintenance      06/01                    1991      100.0   06/20/95      30,832         73        73.0         264
Yield Maintenance      11/01                    1987       96.0   06/14/95      36,663         61        75.0         265
Yield Maintenance      03/03                    1988      100.0   05/01/95      57,600         39        75.0         266
Yield Maintenance      05/96                    1981      100.0   12/31/94      83,200         27        75.0         267
Yield Maintenance      08/96                    1990      100.0   06/27/95     115,200         19        75.0         268
Yield Maintenance      03/97                    1978       93.0   03/01/95          74     29,707        71.0         269
Yield Maintenance      04/99                    1985      100.0   05/09/95      16,288        135        75.0         270
Yield Maintenance      10/00                    1985       85.0   08/31/95      20,648        106        63.0         271
Yield Maintenance      01/00                    1989       76.0   06/19/95      46,065         48        36.0         272
Yield Maintenance      03/00                    1965       92.0   06/19/95      33,960         64        70.0         273
Yield Maintenance      11/96                    1979       97.0   06/10/95          60     35,892        72.0         274
Yield Maintenance      12/96                    1968       99.0   06/14/95      42,516         51        47.0         275
Open Until 5/20/96                              1931       38.0   06/01/95      11,830        182        59.0         276
Yield Maintenance      06/97                    1986       94.0   06/13/95          54     39,804        74.0         277
Yield Maintenance      09/08                    1973       98.0   06/24/95          88     24,320        66.0         278
Yield Maintenance      04/09                    1963      100.0   06/17/95          26     82,089        57.0         279
Yield Maintenance      11/11                    1986       97.0   06/19/95          76     27,869        62.0         280
Yield Maintenance      04/99                    1975       98.0   09/26/95      36,861         57        73.0         281

                                       A-29

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

Loan Property                   Property                                                         Property           Prop.
No.   Type                        Name                           Property Address                  City             State
---- ------------ -------------------------------------  --------------------------------- ---------------------  ---------
 282 Warehouse     Valley Business Center                700 W. Mississippi Street             Denver                 CO
 283 Office        Townsquare Professional Bldg.         600 Mt. Pleasant Ave.                 Dover                  NJ
 284 Multifamily   Flags West Apartments                 490 Six Flags Drive                   Austell                GA
 285 Retail        Creekside Commons                     1101-1165 Weiland Road                Buffalo Grove          IL
 286 Retail        Archer - Central Plaza                5889-5915 Archer Avenue               Chicago                IL
 287 Retail        Wantage Plaza                         1-1450 State Rt. 23                   Wantage Township       NJ
 288 Retail        7126-7140 Wisconsin Avenue            7126-7140 Wisconsin Avenue            Bethesda               MD
 289 Office        Corinth Gardens                       2211 Corinth Avenue                   Los Angeles            CA
 290 Office        University Park Associates II         987 University Avenue                 Los Gatos              CA
 291 Industrial    Boxmaker Building                     6412 South 190th                      Kent                   WA
 292 Industrial    Turpanjian Properties                 17321 S. Valley View Ave.             Cerritos               CA
 293 Retail        Mc Henry Center                       2720 Mc Henry Avenue                  Modesto                CA
 294 Retail        Brice Square                          U S 280 and Mcnatt Street             Vidalia                GA
 295 Industrial    111 Uranium Road                      111 Uranium Road                      Sunnyvale              CA
 296 Retail        Rosecroft Shopping Center             3201-3297 Brinkley Road               Temple Hills           MD
 297 Multifamily   Azalea Park Apartments                2105 Bogarde Street                   Durham                 NC
 298 Office        Rampart Medical Center                7606 & 7608 North Union Blvd.         Colorado Springs       CO
 299 Retail        Cooper Center                         8723 Cooper Road                      Alexandria             VA
 300 Retail        9400 Whittier Blvd.                   9400 Whittier Blvd.                   Pico Rivera            CA
 301 Warehouse     Thorndale Business Center             1230-1300 Mark Street                 Bensenville            IL
 302 Retail        Route 124 Plaza                       18524-18658 Woodfield Road            Gaithersburg           MD
 303 Retail        Garrity Square                        1855 Deerfield Road                   Highland Park          IL
 304 Retail        Pineland Plaza                        617 Stokes Road                       Medford Township       NJ
 305 Multifamily   Jamestown Village II                  1161-1398 North Van Dorn St.          Alexandria             VA
 306 Warehouse     Beltline Center                       2640-2660 Yonkers Road                Raleigh                NC
 307 Multifamily   Hallwood Apartments                   7415-7535 SW Hall Boulevard           Beaverton              OR
 308 Warehouse     9279 Cabot Drive                      9279 Cabot Drive                      San Diego              CA
 309 Warehouse     Ennismore Of Albuquerque              2121 East Magnolia Street             Phoenix                AZ
 310 Office        Washington Medical Center             2557 Mowry Avenue                     Fremont                CA
 311 Retail        Near North Plaza                      933-1003 West Diversey Parkway        Chicago                IL
 312 Office        West Main Plaza                       55 S. Raymond Ave.                    Alhambra               CA
 313 Retail        Payless Drug Store                    949 Kendall Dr.                       San Bernardino         CA
 314 Retail        Palisades Highlands Plaza             516-544 Palisades Dr.                 Pacific Palisades      CA
 315 Retail        Ashton Village Center                 1-31 Olney - Sandy Spring Road        Ashton                 MD
 316 Warehouse     Devcon Associates 28                  1283-1293 Old Mountain View           Sunnyvale              CA
 317 Office        Attorney General Building             4407 Woodview Drive NE                Lacey                  WA
 318 Warehouse     South Plainfield Fidelco              3 And 5 Century Road                  So. Plainfield         NJ
 319 Industrial    Alpha Analytical Building             8 Walk-Up Drive                       Westborough            MA
 320 Retail        Flint Hill Building                   11601-11631 Nebel Street              Rockville              MD
 321 Office        Pike Place                            316, 320 & 324 W. Pike Street         Lawrenceville          GA
 322 Multifamily   Casa Balboa                           6106 Beadnell Way                     San Diego              CA
 323 Retail        Woodlawn Specialty Center             1197 & 1199 Johnson Ferry Road        Atlanta                GA
 324 Multifamily   Parkside Court Apartments             1470-1480 Parkside Ave.               Ewing Township         NJ
 325 Office        The Bill Milburn Building             11911 Burnet Road                     Austin                 TX
 326 Retail        Copeland's Sports Center              11955 S W Canyon Road                 Beaverton              OR

                                       A-30

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                      Mortgage  Annual
  Zip      Loan     Lien    Balance    Amortization       Interest   Debt      Normalized             Loan
  Code     Group   Status    (SPB)         Type             Rate    Service       NOI        DSCR      No.
---------- ------- ------- ----------- ----------------- --------- --------- ------------- --------- ------

  80210       1       1   2,100,000   Interest Only        9.78      205,380   809,215      3.94      282
  07801       1       1   2,097,812   Amortizing           9.62      224,400   347,131      1.55      283
  30001       1       1   2,087,115   Interest Only        7.50      156,534   263,325      1.68      284
  60090       1       1   2,071,922   Amortizing           8.37      205,116   213,375      1.04      285
  60638       1       1   2,068,904   Amortizing           8.87      213,468   268,950      1.26      286
  07461       1       1   2,063,330   Amortizing          10.00      289,512   443,883      1.53      287
  20814       1       1   2,060,965   Amortizing           8.50      213,960   314,364      1.47      288
  90064       1       1   2,058,678   Amortizing           8.50      198,924   344,594      1.73      289
  95030       1       1   2,056,115   Amortizing           8.87      215,100   239,500      1.11      290
  98032       1       1   2,018,528   Amortizing           9.12      215,136   254,219      1.18      291
  90701       2       1   2,017,220   Amortizing           7.50      205,920   234,420      1.14      292
  92807       2       1   2,016,329   Amortizing           9.50      221,988   353,278      1.59      293
  30474       1       1   2,013,655   Amortizing          10.50      284,544   300,983      1.06      294
  94086       2       1   2,000,805   Amortizing          10.00      260,556   447,041      1.72      295
  20744       1       1   2,000,000   Interest Only        6.50      130,000   484,942      3.73      296
  27705       1       1   1,996,424   Amortizing           9.00      214,296   249,555      1.16      297
  80920       1       1   1,989,161   Amortizing           9.12      212,268   327,897      1.54      298
  22309       2       1   1,986,052   Amortizing           9.75      224,568   251,679      1.12      299
  90660       1       1   1,979,092   Amortizing           8.50      215,040   272,322      1.27      300
  60106       1       1   1,973,833   Amortizing           8.62      197,856   204,858      1.04      301
  20879       2       1   1,973,086   Amortizing           9.50      200,544   267,988      1.34      302
  60035       2       1   1,972,839   Amortizing           9.12      206,088   193,262      0.94      303
  08055       1       1   1,949,197   Amortizing           9.00      200,556   249,327      1.24      304
  22314       1       1   1,944,149   Amortizing           9.50      279,648   851,828      3.05      305
  27604       1       1   1,936,108   Amortizing           8.50      187,081   253,543      1.36      306
  97005       1       1   1,927,763   Amortizing           9.75      217,152   254,085      1.17      307
  92126       1       1   1,926,003   Amortizing          10.37      247,188   271,365      1.10      308
  85034       1       1   1,914,233   Amortizing          10.37      217,308   353,282      1.63      309
  94538       1       1   1,914,224   Amortizing          10.12      285,720   305,612      1.07      310
  60657       1       1   1,906,843   Amortizing           7.87      179,256   197,632      1.10      311
  91801       1       1   1,896,327   Amortizing          10.37      217,308   307,879      1.42      312
  92407       1       1   1,888,776   Amortizing          10.12      207,528   239,977      1.16      313
  90272       1       1   1,883,501   Amortizing           8.50      181,998   240,745      1.32      314
  20861       1       1   1,875,962   Amortizing           9.75      210,792   269,117      1.28      315
  94086       2       1   1,870,728   Amortizing           9.25      201,984   212,840      1.05      316
  98503       1       1   1,867,528   Amortizing           8.87      191,784   259,348      1.35      317
  07080       1       1   1,864,447   Amortizing           9.75      227,652   283,563      1.25      318
  01581       1       1   1,854,817   Amortizing           7.12      151,992   271,731      1.79      319
  20852       1       1   1,845,804   Amortizing           8.87      191,868   205,199      1.07      320
  30245       2       1   1,834,046   Amortizing           9.75      205,836   252,152      1.23      321
  92117       1       1   1,832,367   Amortizing           9.87      209,556   294,441      1.41      322
  30328       1       1   1,831,090   Amortizing           9.00      236,280   248,346      1.05      323
  08638       1       1   1,830,126   Amortizing           9.25      205,536   337,939      1.64      324
  78766       1       1   1,821,134   Amortizing           9.87      207,480   320,919      1.55      325
  97005       1       1   1,811,086   Amortizing           9.25      189,048   341,821      1.81      326

                                       A-31

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                      Remaining     Scheduled
                                                                Interest Only   Next Rate               Term      Amortization
 Loan        Property                    Source of  Origination      End          Reset    Maturity  to Maturity      Term
  No.         Name                          NOI        Date          Date         Date       Date        (Mo.)        (Mo.)
-------  -----------------------------  ---------- ------------ -------------- ---------- ---------- ----------- --------------
 282     Valley Business Center           Static     06/29/90      08/15/97                08/15/97       19            0
 283     Townsquare Professional Bldg.     '94       12/19/89                              02/01/10      168          360
 284     Flags West Apartments             '94       01/17/84      02/01/99                02/01/99       36            0
 285     Creekside Commons                 '94       06/16/88                              06/30/98       29          300
 286     Archer - Central Plaza            '94       04/27/88                              05/01/98       27          300
 287     Wantage Plaza                     '94       07/19/88                              08/10/08      151          240
 288     7126-7140 Wisconsin Avenue        '94       03/12/86                              04/01/99       38          264
 289     Corinth Gardens                  Static     01/01/96                              12/31/02       84          300
 290     University Park Associates II    Static     05/12/87                              06/01/99       40          286
 291     Boxmaker Building                 '94       06/01/87                              06/01/97       16          300
 292     Turpanjian Properties             '94       09/01/88                  10/01/98    10/01/03       92          240
 293     Mc Henry Center                   '94       01/21/87                  02/01/98    02/01/02       72          360
 294     Brice Square                      '94       01/05/89                              01/15/08      144          240
 295     111 Uranium Road                 Static     09/21/90                  10/01/00    10/01/10      176          240
 296     Rosecroft Shopping Center        Static     09/17/86      05/25/99                05/25/99       40            0
 297     Azalea Park Apartments            '94       07/15/86                              08/01/99       42          264
 298     Rampart Medical Center            '94       03/31/87                              04/20/97       15          304
 299     Cooper Center                    Static     06/09/86                  07/01/96    07/01/01       65          300
 300     9400 Whittier Blvd.               '94       01/01/89                              02/01/99       36          244
 301     Thorndale Business Center         '94       11/09/88                              12/05/98       35          300
 302     Route 124 Plaza                   '93       11/10/94                  12/01/01    12/01/04      106          360
 303     Garrity Square                    '94       10/18/88                  11/01/98    11/01/03       93          310
 304     Pineland Plaza                    '94       02/07/89                              03/10/99       38          300
 305     Jamestown Village II              '94       06/29/87                              07/01/07      137          240
 306     Beltline Center                  Static     01/01/96                              12/31/02       84          300
 307     Hallwood Apartments               '94       08/28/86                              09/10/96        8          304
 308     9279 Cabot Drive                  '94       05/01/89                              06/01/99       40          360
 309     Ennismore Of Albuquerque         Static     10/02/89                              11/01/99       45          360
 310     Washington Medical Center         '94       03/24/92                              04/15/07      135          180
 311     Near North Plaza                  '94       03/31/89                              04/01/99       38          300
 312     West Main Plaza                   '94       11/01/88                              12/01/08      154          360
 313     Payless Drug Store              Pro Forma   04/01/91                              05/01/21      303          360
 314     Palisades Highlands Plaza         '94       01/01/96                              12/31/02       84          300
 315     Ashton Village Center             '94       11/18/86                              12/01/96       10          304
 316     Devcon Associates 28             Static     01/29/87                  03/01/97    04/01/02       74          292
 317     Attorney General Building         '94       08/15/88                              09/01/98       31          303
 318     South Plainfield Fidelco         Static     07/28/92                              08/01/12      198          240
 319     Alpha Analytical Building        Static     09/25/89                              10/01/99       44          360
 320     Flint Hill Building               '94       10/22/87                              11/01/97       21          300
 321     Pike Place                        '94       11/26/86                  12/15/96    12/15/01       71          300
 322     Casa Balboa                       '94       04/01/86                              05/01/96        3          300
 323     Woodlawn Specialty Center         '94       05/27/88                              06/01/03       88          192
 324     Parkside Court Apartments         '94       11/02/89                              11/10/99       46          300
 325     The Bill Milburn Building         '94       06/27/86                              07/01/96        6          304
 326     Copeland's Sports Center          '94       08/08/89                              09/01/99       43          288

                                      A-32

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV     Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio     No.
------------------- ------------ ------------ ------- ---------- ---------- ----------- -------------- ----------- -------
Yield Maintenance       08/97                  1982      97.0    06/19/95     202,540           10        33.0     282
Yield Maintenance       02/10                  1984     100.0    04/05/95      23,668           89        69.0     283
Yield Maintenance       02/99                  1971      85.0    06/13/95         156       13,379        58.0     284
Yield Maintenance       06/98                  1986     100.0    03/01/95      23,109           90        73.0     285
Yield Maintenance       05/98                  1988     100.0    01/16/95      29,171           71        74.0     286
Yield Maintenance       08/08                  1968     100.0    07/18/95     111,780           18        53.0     287
Yield Maintenance       04/99                  1960     100.0    07/04/95      20,502          101        70.0     288
Locked                  07/02      01/01/98    1988      89.0    07/27/95      23,045           89        75.0     289
Yield Maintenance       06/99                  1978     100.0    06/14/95      19,880          103        75.0     290
Yield Maintenance       05/97                  1987     100.0    03/31/95      64,088           31        74.0     291
Yield Maintenance       10/98                  1974     100.0    05/09/95     124,604           16        59.0     292
Yield Maintenance       01/98                  1973      92.0    01/01/95      33,400           60        74.0     293
Yield Maintenance       01/07                  1988      97.0    06/21/95      61,361           33        61.0     294
Yield Maintenance       09/00                  1968     100.0    06/15/95     125,733           16        45.0     295
Yield Maintenance       05/99                  1968      87.0    06/26/95     119,010           17        72.0     296
Yield Maintenance       08/99                  1966      97.0    06/07/95         108       18,485        70.0     297
Yield Maintenance       04/97                  1986     100.0    03/07/95      23,227           86        75.0     298
Yield Maintenance       06/96                  1984      80.0    05/22/95      24,701           80        70.0     299
Yield Maintenance       02/99                  1988     100.0    06/02/95      17,389          114        74.0     300
Yield Maintenance       11/98                  1970      80.0    01/31/95      53,371           37        70.0     301
Yield Maintenance       12/01                  1986      90.0    04/24/95      26,300           75        53.0     302
Yield Maintenance       11/98                  1988      86.0    09/01/95      18,011          110        74.0     303
Yield Maintenance       03/99                  1988     100.0    05/18/95      18,331          106        75.0     304
Yield Maintenance       07/07                  1962      99.0    06/18/95         153       12,707        51.0     305
Locked                  07/02      01/01/98    1985      69.0    07/06/95      88,227           22        75.0     306
Yield Maintenance       09/96                  1985     100.0    11/01/94          76       25,365        76.0     307
Yield Maintenance       06/99                  1979     100.0    06/05/95      55,357           35        71.0     308
Yield Maintenance       11/99                  1976     100.0    11/01/95      52,000           37        75.0     309
Yield Maintenance       01/07                  1977     100.0    06/02/95      24,545           78        54.0     310
Yield Maintenance       04/99                  1982      94.0    03/31/94      16,547          115        70.0     311
Yield Maintenance       12/08                  1986      93.0    05/19/95      23,519           81        60.0     312
Yield Maintenance       05/21                  1991     100.0    06/16/95      23,672           80        71.0     313
Locked                  07/02      01/01/98    1987      79.0    05/31/95      25,040           75        75.0     314
Yield Maintenance       12/96                  1986      89.0    01/01/95      19,800           95        74.0     315
Yield Maintenance       02/97                  1978     100.0    06/29/95      43,681           43        73.0     316
Yield Maintenance       09/98                  1988     100.0    10/12/93      32,724           57        73.0     317
Yield Maintenance       08/12                  1960     100.0    12/31/94      92,104           20        56.0     318
Yield Maintenance       10/99                  1982     100.0    04/22/94      17,522          106        74.0     319
Yield Maintenance       11/97                  1983     100.0    04/13/95      19,999           92        75.0     320
Yield Maintenance       12/96                  1981      95.0    05/08/95      37,400           49        75.0     321
Yield Maintenance       05/96                  1980      95.0    12/31/94          88       20,822        69.0     322
Yield Maintenance       06/03                  1987     100.0    06/30/95      13,060          140        75.0     323
Yield Maintenance       11/99                  1974      97.0    06/14/95          96       19,064        53.0     324
Yield Maintenance       07/96                  1982     100.0    03/06/95      27,000           67        74.0     325
Open                                           1989     100.0    12/31/94      29,672           61        67.0     326

                                      A-33

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

Loan      Property                 Property                                                         Property              Prop.
No.         Type                     Name                           Property Address                  City                State
----      ------------     ------------------------------   ---------------------------------   ---------------------   ---------
 327       Retail          Village At Valley Ranch          9400 & 9448 Mcarthur Blvd           Irving                      TX
 328       Office          Shepard Park Office Center       2177 Youngman Ave.                  St. Paul                    MN
 329       Retail          Harbor Place Shopping Center     415 Egg Harbor Rd.                  Wash Township               NJ
 330       Retail          Various (330a - 330b)            Various                             Various                     Vr
   330a    Other             5420 Butler Road               5420 Butler Road                    Bethesda                    MD
   330b    Retail            5437-5439 Butler Road          5437-5439 Butler Road               Bethesda                    MD
 331       Industrial      Kirkland Business Center         11800 NE, 112th & 116th Sts.        Kirkland                    WA
 332       Warehouse       2555 Midpoint Drive              2555 Midpoint Drive                 Fort Collins                CO
 333       Retail          Cloverly Center                  15507-15537 New Hampshire Ave.      Loverly                     MD
 334       Industrial      East Collins L P                 1089 East Collins Boulevard         Richardson                  TX
 335       Multifamily     Willowgate Apartments            707-868 Willowgate Circle           Lilburn                     GA
 336       Retail          Palms Plaza                      1155 S Dale Mabry Highway           Tampa                       FL
 337       Retail          Pilgrim Shopping Center          Route 23 & Claridge Dr.             Cedar Grove & Verona Twps   NJ
 338       Retail          1637 P Street, NW                1637 P Street, NW                   Washington                  DC
 339       Retail          Chula Vista Center               362-398 F St.                       Chula Vista                 CA
 340       Multifamily     Abco Crown Villa Ltd.            9909 Hazard Ave.                    Garden Grove                CA
 341       Office          Wyngate Medical Park             5602-5654 Shields Drive             Bethesda                    MD
 342       Industrial      Smurfit Flexible Packaging       1228 East Tower Road                Schaumburg                  IL
 343       Retail          East on Arapahoe                 5340-5380 Arapahoe Road             Boulder                     CO
 344       Industrial      Boyd Enterprises                 815-849 W. 18Th St.                 Costa Mesa                  CA
 345       Office          The Olney Building               17904 Georgia Avenue                Olney                       MD
 346       Warehouse       1975 Swarthmore Avenue           1975 Swarthmore Avenue              Lakewood                    NJ
 347       Retail          Cleveland Plaza Shopping Ctr.    1213 Cleveland Street               Clearwater                  FL
 348       Multifamily     645 Redondo Avenue               645 Redondo Avenue                  Long Beach                  CA
 349       Office          Aracor Building                  425 Lakeside Drive                  Sunnyvale                   CA
 350       Retail          Heritage Walk                    861 Holcomb Bridge Road             Roswell                     GA
 351       Warehouse       Bloomington Business Park        900 And 1000 West 80th Street       Bloomington                 MN
 352       Retail          Clocktower Square                SWC Plainfield Rd. & 75th St.       Naperville                  IL
 353       Retail          1390 Ventura Boulevard           13901 Ventura Blvd.                 Sherman Oaks                CA
 354       Office          Gaskin Eye Clinic                100 Queens Road                     Charlotte                   NC
 355       Retail          Sierra Madre                     2361-2393 Colorado Boulevard        Pasadena                    CA
 356       Retail          Center Square                    475 Hurffville - Cross Keys Rd.     Washington Township         NJ
 357       Warehouse       4800 Building                    4800 Benson Avenue                  Baltimore                   MD
 358       Industrial      Street Road Industrial Park      340 & 355 Patricia/744 Nina         Warminster                  PA
 359       Warehouse       Devcon Associates 37             320 S. Milpitas Boulevard           Milpitas                    CA
 360       Retail          Grove Plaza                      2240 Plaza Blvd.                    National City               CA
 361       Warehouse       707 Remington Road               707 Remington Road                  Schaumburg                  IL
 362       Office          Craig Corporate Center           500 Craig Road                      Manalapan                   NJ
 363       Industrial      Central Spur Properties          2700 Rydin Road                     Richmond                    CA
 364       Warehouse       1201-1223 Avenue J               1201-1223 Avenue J                  Grand Prairie               TX
 365       Multifamily     Tarzana Court Apartments         5544 Yolanda Avenue                 Tarzana                     CA
 366       Office          Pacifica Union Place             141 Union Boulevard                 Lakewood                    CO
 367       Office          Triplex Direct Marketing         20 Leveroni Court                   Novato                      CA
 368       Retail          15 South Plaza                   694 Route 15 South                  Jefferson Twp.              NJ
 369       Warehouse       Atg Incorporated                 47375 Fremont Boulevard             Fremont                     CA

                                      A-34

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                   Mortgage   Annual
  Zip      Loan     Lien    Balance    Amortization    Interest    Debt     Normalized            Loan
 Code      Group   Status    (SPB)         Type          Rate     Service      NOI         DSCR    No.
---------- ------- ------- ----------- ------------- ---------  ---------  ------------   ------ ------
 75063       1       1     1,806,174    Amortizing       8.750    185,724     306,596      1.65    327
 55116       1       1     1,802,976    Amortizing       8.500    177,516     172,190      0.97    328
 07675       1       1     1,800,883    Amortizing       8.500    174,014     239,806      1.38    329
 Vrs         1       1     1,799,727    Amortizing       8.875    187,068     278,342      1.49    330
 20814                         -                           -         -           -                   330a
 20814                         -                           -         -           -                   330b
 98034       1       1     1,787,876    Amortizing       8.125    172,188     513,874      2.98    331
 80525       2       1     1,768,664    Amortizing       9.625    220,044     300,246      1.36    332
 20904       1       1     1,761,895    Amortizing       8.500    176,376     297,262      1.69    333
 75210       1       1     1,761,568    Amortizing       8.500    172,128     229,834      1.34    334
 30247       1       1     1,732,191    Amortizing       9.125    205,752     221,591      1.08    335
 33629       1       1     1,730,196    Amortizing       8.750    175,968     240,072      1.36    336
 07009       2       1     1,728,144    Amortizing       8.750    239,868     745,286      3.11    337
 20005       1       1     1,725,615    Amortizing       9.500    192,504     298,681      1.55    338
 92010       1       1     1,721,517    Amortizing      10.375    225,720     246,242      1.09    339
 92644       2       1     1,714,725    Amortizing      10.000    217,092     269,227      1.24    340
 20814       1       1     1,713,220    Amortizing       9.250    205,536     403,717      1.96    341
 60195       1       1     1,710,226    Amortizing      11.000    240,552     399,426      1.66    342
 80306       2       1     1,708,196    Amortizing       9.375    179,364     296,328      1.65    343
 92627       2       1     1,704,245    Amortizing       9.750    254,256     649,200      2.55    344
 20832       1       1     1,700,964    Amortizing       9.500    188,724     180,343      0.96    345
 08701       1       1     1,698,933    Amortizing      10.250    235,596     256,863      1.09    346
 34618       1       1     1,693,932    Amortizing       8.500    163,680     246,242      1.50    347
 90814       1       1     1,692,809    Amortizing      10.125    191,556     297,706      1.55    348
 94086       2       1     1,648,900    Amortizing       9.000    173,460     234,835      1.35    349
 30075       1       1     1,644,586    Amortizing       8.000    156,396     143,073      0.91    350
 55420       2       1     1,644,222    Amortizing       9.375    172,176     179,348      1.04    351
 60565       1       1     1,643,625    Amortizing      10.500    189,252     260,046      1.37    352
 91423       1       1     1,637,037    Amortizing       9.500    185,280     166,922      0.90    353
 28204       2       1     1,630,656    Amortizing       8.500    163,032     260,463      1.60    354
 91050       1       1     1,622,201    Amortizing       8.500    156,749     194,495      1.24    355
 07675       1       1     1,599,284    Amortizing       8.500    154,534     232,879      1.51    356
 21227       1       1     1,590,304    Amortizing       8.500    171,804     210,592      1.23    357
 18974       2       1     1,588,374    Amortizing      10.375    189,684     148,365      0.78    358
 95035       2       1     1,579,903    Amortizing       9.750    179,352     314,828      1.76    359
 92050       1       1     1,578,665    Amortizing       9.500    170,772     177,089      1.04    360
 60172       2       1     1,554,397    Amortizing       9.250    167,004     213,951      1.28    361
 07728       1       1     1,541,521    Amortizing       8.500    148,953     327,185      2.20    362
 94804       2       1     1,526,737    Amortizing       9.500    161,448     222,019      1.38    363
 75050       1       1     1,521,810    Amortizing       9.875    158,940     181,965      1.14    364
 91356       1       1     1,520,755    Amortizing       7.875    147,384     125,121      0.85    365
 80215       1       1     1,510,314    Amortizing       9.500    180,108     613,896      3.41    366
 94948       2       1     1,508,382    Amortizing       9.625    233,172     460,892      1.98    367
 07438       1       1     1,503,854    Amortizing       8.250    145,956     167,211      1.15    368
 94538       2       1     1,502,778    Amortizing       9.500    164,832     217,321      1.32    369

                                      A-35

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                          Remaining     Scheduled
                                                                   Interest Only   Next Rate                Term      Amortization
 Loan              Property                Source of   Origination      End          Reset    Maturity   to Maturity      Term
  No.                Name                     NOI         Date          Date         Date       Date        (Mo.)        (Mo.)
-------    -----------------------------   ---------   ----------- -------------- ---------- ----------  ----------- --------------
 327       Village At Valley Ranch           '94        11/19/92                              12/01/02        82          300
 328       Shepard Park Office Center        '94        06/01/89                              07/05/99        42          303
 329       Harbor Place Shopping Center    Pro Forma    01/01/96                              12/31/02        84          300
 330       Various (330a - 330b)             '93        10/07/87                              11/01/97        21          300
   330a      5420 Butler Road
   330b      5437-5439 Butler Road
 331       Kirkland Business Center         Static      12/14/88                              01/01/99        35          300
 332       2555 Midpoint Drive               '94        06/13/91                   07/15/96   07/15/01        66          240
 333       Cloverly Center                  Static      05/12/88                              06/01/98        28          300
 334       East Collins L P                  '94        03/01/94                              03/01/04        97          300
 335       Willowgate Apartments             '94        02/17/87                              03/01/97        13          240
 336       Palms Plaza                       '94        08/08/88                              08/15/98        31          300
 337       Pilgrim Shopping Center           '94        06/15/92                   07/01/97   07/01/02        77          180
 338       1637 P Street, NW                 '94        03/31/86                              04/01/96         2          300
 339       Chula Vista Center               Static      02/01/91                              03/15/11       182          240
 340       Abco Crown Villa Ltd.             '93        09/01/86                   10/01/96   10/01/01        68          244
 341       Wyngate Medical Park              '94        12/18/86                              02/01/97        12          300
 342       Smurfit Flexible Packaging        '94        11/15/89                              12/15/09       167          240
 343       East on Arapahoe                 Static      11/08/89                   12/01/99   12/01/09       167          342
 344       Boyd Enterprises                  '93        12/01/91                   01/01/97   01/01/02        71          180
 345       The Olney Building                '94        06/30/86                              08/01/96         6          300
 346       1975 Swarthmore Avenue            '94        03/09/89                              04/01/09       158          240
 347       Cleveland Plaza Shopping Ctr.    Static      01/01/96                              12/31/02        84          300
 348       645 Redondo Avenue               Static      05/01/88                              06/01/08       148          360
 349       Aracor Building                   '94        06/29/87                   08/05/97   08/05/02        79          300
 350       Heritage Walk                    Static      02/08/89                              02/15/99        37          300
 351       Bloomington Business Park        Static      02/27/90                   03/05/00   03/05/10       170          360
 352       Clocktower Square                 '94        03/23/89                              04/15/09       159          360
 353       1390 Ventura Boulevard           Static      05/01/85                              06/01/00        52          260
 354       Gaskin Eye Clinic                 '94        06/16/88                   07/01/98   07/01/08       149          300
 355       Sierra Madre                    Pro Forma    01/01/96                              12/31/02        84          300
 356       Center Square                     '94        01/01/96                              12/31/02        84          300
 357       4800 Building                    Static      04/20/89                              05/01/99        39          240
 358       Street Road Industrial Park       '94        08/27/90                   09/15/00   09/15/05       116          300
 359       Devcon Associates 37              '94        03/12/86                   04/01/96   04/01/01        62          302
 360       Grove Plaza                       '93        03/01/88                              04/10/97        15          288
 361       707 Remington Road                '94        06/01/87                   07/01/97   07/01/02        77          300
 362       Craig Corporate Center           Static      01/01/96                              12/31/02        84          300
 363       Central Spur Properties           '94        03/19/90                   04/01/00   04/01/05       110          360
 364       1201-1223 Avenue J               Static      08/12/86                              12/31/99        47          360
 365       Tarzana Court Apartments          '94        04/01/87                              05/15/01        64          276
 366       Pacifica Union Place             Static      06/01/93                              10/05/12       201          233
 367       Triplex Direct Marketing          '94        03/17/86                   04/01/96   04/01/01        62          181
 368       15 South Plaza                    '94        01/04/89                              02/15/99        37          300
 369       Atg Incorporated                  '93        11/18/86                   12/01/97   12/01/01        70          324

                                      A-36

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV     Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio    No.
------------------- ------------ ------------ ------- ---------- ---------- -----------  ------------   ---------  -------
Yield Maintenance      11/97                   1986      93.0    03/21/95      26,393           68        68.0     327
Yield Maintenance      07/99                   1982     100.0    04/27/95      21,836           83        73.0     328
Locked                 07/02       01/01/98    1988      61.0    06/05/95      30,130           60        75.0     329
Yield Maintenance      11/97                   Vrs        -                    25,500           71        71.0     330
                                               1986     100.0    03/01/95      19,000            -          -        330a
                                               1986      77.0    05/18/94       6,500            -          -        330b
Yield Maintenance      01/99                   1968      95.0    02/14/95     110,747           16        47.0     331
Yield Maintenance      07/96                   1991     100.0    05/01/95      47,500           37        68.0     332
Yield Maintenance      06/98                   1974     100.0    01/01/95      28,060           63        75.0     333
Yield Maintenance      03/04                   1983     100.0    03/13/95      64,155           27        94.0     334
Yield Maintenance      03/97                   1980      95.0    05/18/95          61       28,397        72.0     335
Yield Maintenance      08/98                   1983      95.0    07/11/95      33,050           52        64.0     336
Yield Maintenance      07/97                   1960     100.0    12/31/94     180,193           10        34.0     337
Yield Maintenance      04/96                   1985     100.0    03/03/95      14,800          117        75.0     338
Yield Maintenance      03/11                   1960      92.0    01/01/95      48,609           35        41.0     339
Yield Maintenance      10/96                   1973      95.0    12/31/93          61       28,110        61.0     340
Yield Maintenance      02/97                   1978      96.0    02/01/95      23,640           72        75.0     341
Yield Maintenance      12/09                   1968     100.0    11/02/94      75,127           23        61.0     342
Yield Maintenance      12/99                   1989     100.0    03/01/95      22,691           75        75.0     343
Yield Maintenance      01/97                   1960     100.0    05/09/95     153,761           11        28.0     344
Yield Maintenance      08/96                   1978      84.0    12/31/94      27,726           61        75.0     345
Yield Maintenance      04/09                   1988     100.0    12/31/94      55,000           31        59.0     346
Locked                 07/02       01/01/98    1954      67.0    06/07/95      75,820           22        63.0     347
Yield Maintenance      06/08                   1988      90.0    05/09/95          59       28,692        71.0     348
Yield Maintenance      08/97                   1977     100.0    06/29/95      25,695           64        72.0     349
Yield Maintenance      02/99                   1989     100.0    04/06/95      19,025           86        75.0     350
Yield Maintenance      03/00                   1987      90.0    03/01/95      40,200           41        72.0     351
Yield Maintenance      04/09                   1988     100.0    03/08/95      15,350          107        75.0     352
Yield Maintenance      06/00                   1985      85.0    07/11/95      14,843          110        60.0     353
Yield Maintenance      07/98                   1985     100.0    03/31/95      17,838           91        70.0     354
Locked                 07/02       01/01/98    1985      76.0    05/30/95      15,955          102        75.0     355
Locked                 07/02       01/01/98    1987      74.0    07/11/95      34,125           47        75.0     356
Yield Maintenance      05/99                   1976      84.0    12/31/94      66,211           24        64.0     357
Yield Maintenance      09/00                   1983     100.0    05/30/95      48,700           33        69.0     358
Yield Maintenance      03/96                   1981     100.0    06/05/95      35,460           45        69.0     359
Yield Maintenance      04/97                   1988      83.0    06/05/95      16,007           99        74.0     360
Yield Maintenance      07/97                   1986     100.0    08/15/95      49,860           31        74.0     361
Locked                 07/02       01/01/98    1988     100.0    06/20/95      30,848           50        40.0     362
Yield Maintenance      03/00                   1974     100.0    12/01/94      36,699           42        75.0     363
Yield Maintenance      12/99                   1981     100.0    10/01/95      60,000           25        75.0     364
Yield Maintenance      05/01                   1986      91.0    06/03/94          24       63,365        73.0     365
Yield Maintenance      10/12                   1984     100.0    07/01/95      63,419           24        42.0     366
Yield Maintenance      03/96                   1985     100.0    02/21/95      29,442           51        75.0     367
Yield Maintenance      02/99                   1989      88.0    01/01/95      17,748           85        70.0     368
Yield Maintenance      11/97                   1986     100.0    06/05/95      41,000           37        74.0     369

                                      A-37

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                              as of the Cut-Off Date

 Loan           Property                 Property                                                             Property        Prop.
 No.              Type                     Name                           Property Address                      City          State
 ----         -----------     -------------------------------       ------------------------------      -------------------   -----
 370          Retail          La Mesa Center                        8372 Center Dr.                     La Mesa                CA
 371          Warehouse       Crow - Southport Business Park        5921-5937 Loop 610 South            Houston                TX
 372          Warehouse       John Crane Warehouse Facility         17080 Mill Forest Road              Clear Lake City        TX
 373          Warehouse       American International                1040 Avenida Acaso                  Camarillo              CA
 374          Warehouse       Sherwin Williams Company              1450 Avenue R                       Grand Prairie          TX
 375          Multifamily     Timberlawn Apartments                 15850 Northeast 40th Street         Redmond                WA
 376          Warehouse       Southlawn Buildings                   14650 Southlawn Lane                Rockville              MD
 377          Warehouse       Voorhees Corporate Park               701 Cooper Road                     Voorhees Township      NJ
 378          Warehouse       Huntington Commerce Center            15121 Graham St.                    Huntington Beach       CA
 379          Warehouse       2629-2649 Terminal Boulevard          2629-2649 Terminal Boulevard        Mountain View          CA
 380          Office          Flourney Corporation Headqtrs         900 Brookstone Center Parkway       Columbus               GA
 381          Retail          Seneca Park Plaza                     13501 Clopper Rd.                   Germantown             MD
 382          Retail          Von's Supermarket/Grocery             12565 Carson Street                 Hawaiian Gardens       CA
 383          Retail          Winn Dixie Plaza                      2134-2200 S. Atlantic Avenue        Daytona Beach Shore    FL
 384          Retail          Whaley's Shopping Center              533 South Howard Avenue             Tampa                  FL
 385          Warehouse       Gillespi Business Center II           2135 Defoor Hills Road              Atlanta                GA
 386          Industrial      Wescoturf Building                    2101 Cantu Court                    Sarasota               FL
 387          Retail          The Market                            430 Market Street                   Elmwood Park           NJ
 388          Office          Bing Hong Mah & Jean B. Mah           636-638 Webster Street              Oakland                CA
 389          Multifamily     Country Quarters Apts.                2180-2246 Country Quarters Wal      Snellville             GA
 390          Retail          Pablo Village Center                  1222 S. 3rd Street                  Jacksonville Beach     FL
 391          Multifamily     Tamara Colonial Estates               372 SE 194th Avenue                 Portland               OR
 392          Retail          Irving - Kimball Shopping Cent        3401-3417 West Irving Park Road     Chicago                IL
 393          Warehouse       848 East Gish Road                    848 East Gish Road                  San Jose               CA
 394          Office          970 Dewing Avenue                     970 Dewing Avenue                   Lafayette              CA
 395          Industrial      12532 Barringer St.                   12532 Barringer St.                 So. El Monte           CA
 396          Retail          Larchmont Boulevard Building          242-252 N. Larchmont Blvd.          Los Angeles            CA
 397          Retail          Clinton Square                        6415 Old Alexandria Ferry Rd.       Clinton                MD
 398          Office          1409 Kings Highway, North             1409 Kings Highway, North           Cherry Hill Town       NJ
 399          Warehouse       2101-2144 Hellman Ave.                2101-2144 Hellman Ave.              Onterio                CA
 400          Retail          North Beach Village Shpg. Ctr.        1505 3Rd Street North               Jacksonville Beach     FL
 401          Multifamily     Chateau Brentana Apartments           11666 Montana Ave.                  Los Angeles            CA
 402          Warehouse       Loral Building                        7235 Standard Drive                 Hanover                MD
 403          Office          Westlake Office Plaza                 2835 Townsgate Rd.                  Thousand Oaks          CA
 404          Office          105 South Maple Avenue                105 Morris Avenue                   Springfield            NJ
 405          Retail          Costa Villa Shopping Center           1155 Coast Village Road             Santa Barbara          CA
 406          Multifamily     The Diplomat                          2420 16th Street, NW                Washington             DC
 407          Retail          Ira Forest Center                     15611-19 Ventura Blvd.              Encino                 CA
 408          Retail          McFarland Court                       6Th Avenue & San Carlos Street      Carmel-By-The-Sea      CA
 409          Multifamily     Bayfront Villas Apartments            3201 58th Street South              Gulfport               FL
 410          Retail          Berwyn Plaza                          6901 West Ogden Avenue              Berwyn                 IL
 411          Office          Townlake Office Building              155 South First Street              Austin                 TX
 412          Industrial      J K & R Building                      33200 Transit Avenue                Union City             CA
 413          Industrial      1415 Gardena Partnership              1415 Gardena Ave.                   Glendale               CA
 414          Office          Cigna Health Plan Clinic              24902 Moulton Pkwy.                 Laguna Hills           CA

                                     A-38

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                      Mortgage      Annual
  Zip      Loan     Lien    Balance    Amortization       Interest       Debt        Normalized                  Loan
  Code     Group   Status    (SPB)         Type             Rate        Service         NOI         DSCR          No.
---------- ------- ------- ----------- ----------------- ---------     ------------ --------------- ----------- ------
 92042       1       1     1,501,316     Amortizing         8.500      149,184        173,928       1.17         370
 77033       1       1     1,496,547     Amortizing         8.500      144,607        221,995       1.54         371
 77598       1       1     1,491,335     Amortizing        10.125      164,952        195,471       1.19         372
 93010       1       1     1,486,916     Amortizing        10.375      169,500        186,750       1.10         373
 75050       1       1     1,477,318     Amortizing        10.250      188,988        207,293       1.10         374
 98052       1       1     1,474,358     Amortizing         8.750      161,124        537,735       3.34         375
 20850       1       1     1,464,699     Amortizing         9.500      162,516        159,400       0.98         376
 08043       1       1     1,462,078     Amortizing         8.000      138,864        139,920       1.01         377
 92649       1       1     1,459,630     Amortizing         8.500      141,040        201,123       1.43         378
 94043       1       1     1,456,346     Amortizing         9.250      177,192        255,844       1.44         379
 31904       1       1     1,454,304     Amortizing        10.625      169,116        175,987       1.04         380
 20874       1       1     1,431,105     Amortizing         8.500      138,284        237,484       1.72         381
 90716       1       1     1,413,916     Amortizing        10.250      167,652        473,338       2.82         382
 32116       1       1     1,413,683     Amortizing        10.375      207,900        228,390       1.10         383
 33679       1       1     1,409,771     Amortizing         8.875      158,316        218,332       1.38         384
 33038       2       1     1,396,893     Amortizing         9.250      165,012        142,814       0.87         385
 34232       1       1     1,382,801     Amortizing        10.000      157,968        253,132       1.60         386
 07407       1       1     1,377,669     Amortizing        10.500      169,956        311,690       1.83         387
 94607       1       1     1,377,556     Amortizing        10.125      160,896        304,498       1.89         388
 30087       1       1     1,367,455     Amortizing         9.125      146,316        140,664       0.96         389
 32250       1       1     1,367,250     Amortizing         9.875      172,224        188,932       1.10         390
 97233       1       1     1,364,003     Amortizing         9.750      154,656        187,562       1.21         391
 60618       1       1     1,363,562     Amortizing         8.875      140,700        184,630       1.31         392
 95112       2       1     1,354,884     Amortizing         7.500      129,612        147,758       1.14         393
 94549       2       1     1,352,459     Amortizing         8.750      136,008        152,934       1.12         394
 91733       1       1     1,351,384     Amortizing         9.875      154,548        200,498       1.30         395
 90004       2       1     1,332,559     Amortizing         9.250      154,560        146,767       0.95         396
 20815       1       1     1,312,529     Interest Only      6.500       85,314        229,533       2.69         397
 08034       1       1     1,309,651     Amortizing         9.750      144,348        111,153       0.77         398
 91761       2       1     1,305,877     Amortizing         9.500      141,264        192,555       1.36         399
 32250       2       1     1,300,141     Amortizing         9.875      172,224        209,100       1.21         400
 90049       2       1     1,296,458     Amortizing         9.250      154,152        274,816       1.78         401
 21076       1       1     1,285,311     Amortizing         9.875      145,884        242,859       1.66         402
 91361       1       1     1,282,543     Amortizing         9.125      136,692        140,350       1.03         403
 07081       1       1     1,279,061     Amortizing         8.750      130,716        148,457       1.14         404
 93108       1       1     1,273,134     Amortizing         9.625      145,548        172,683       1.19         405
 20009       1       1     1,266,516     Amortizing         8.500      122,380        176,594       1.44         406
 91436       1       1     1,259,393     Amortizing         8.875      138,816        191,621       1.38         407
 93921       1       1     1,247,376     Amortizing         8.500      120,531        180,988       1.50         408
 33707       1       1     1,234,497     Amortizing         9.000      139,512        261,344       1.87         409
 60402       1       1     1,234,259     Amortizing         9.250      128,340        168,507       1.31         410
 78704       1       1     1,233,546     Amortizing         8.875      191,004        304,043       1.59         411
 94587       1       1     1,226,326     Amortizing         9.875      142,380        219,307       1.54         412
 91204       1       1     1,224,092     Amortizing         8.750      124,068        144,756       1.17         413
 92653       1       1     1,220,751     Amortizing         9.125      134,832        169,164       1.25         414

                                     A-39

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                          Remaining     Scheduled
                                                                     Interest Only  Next Rate               Term      Amortization
 Loan        Property                        Source of  Origination       End         Reset    Maturity  to Maturity      Term
  No.         Name                             NOI        Date           Date         Date       Date       (Mo.)        (Mo.)
-------  -----------------------------      ---------- ------------ -------------- ---------- ---------- ----------- --------------
 370     La Mesa Center                       '94        11/01/88      44/44/44     44/44/44   12/01/98       34          300
 371     Crow - Southport Business Park      Static      01/01/96                              12/31/02       84          300
 372     John Crane Warehouse Facility        '94        07/05/90                              08/01/00       54          360
 373     American International             Pro Forma    04/01/89                              05/15/99       40          360
 374     Sherwin Williams Company           Pro Forma    11/04/86                              12/01/03       94          300
 375     Timberlawn Apartments                '94        07/12/89                              08/01/99       42          240
 376     Southlawn Buildings                 Static      07/15/86                              07/15/96        6          300
 377     Voorhees Corporate Park              '94        03/16/89                              04/01/99       38          303
 378     Huntington Commerce Center          Static      01/01/96                              12/31/02       84          300
 379     2629-2649 Terminal Boulevard         '94        07/02/86                              08/01/02       78          208
 380     Flourney Corporation Headqtrs      Pro Forma    03/16/89                              04/01/09      158          360
 381     Seneca Park Plaza                   Static      01/01/96                              12/31/02       84          300
 382     Von's Supermarket/Grocery            '94        07/31/85                              09/01/00       55          300
 383     Winn Dixie Plaza                     '94        10/29/87                              11/10/07      142          240
 384     Whaley's Shopping Center             '94        03/16/87                              04/15/99       39          240
 385     Gillespi Business Center II         Static      07/28/87                   08/15/97   08/01/02       79          300
 386     Wescoturf Building                   '93        11/06/86                              12/10/99       47          262
 387     The Market                           '94        04/02/90                              03/16/00       50          300
 388     Bing Hong Mah & Jean B. Mah          '94        01/13/86                              02/01/01       60          300
 389     Country Quarters Apts.               '94        02/05/87                              03/01/97       13          360
 390     Pablo Village Center                 '93        07/25/91                              08/20/01       67          240
 391     Tamara Colonial Estates            Pro Forma    04/30/86                              05/01/96        3          360
 392     Irving - Kimball Shopping Cent       '94        04/27/88                              05/01/98       27          303
 393     848 East Gish Road                   '94        06/30/86                   07/15/96   07/15/99       42          252
 394     970 Dewing Avenue                   Static      06/01/89                   07/01/99   07/01/04      101          309
 395     12532 Barringer St.                 Static      04/01/86                              05/01/96        3          300
 396     Larchmont Boulevard Building        Static      05/01/88                   07/01/98   07/01/08      149          244
 397     Clinton Square                      Static      12/12/88      05/25/99                05/25/99       40            0
 398     1409 Kings Highway, North            '94        04/15/88                              05/01/98       27          360
 399     2101-2144 Hellman Ave.               '93        03/01/88                   04/10/98   04/10/03       87          360
 400     North Beach Village Shpg. Ctr.       '93        12/14/89                   11/20/99   12/20/09      167          240
 401     Chateau Brentana Apartments          '94        04/01/87                   05/20/97   05/20/02       76          300
 402     Loral Building                       '94        10/23/86                              10/01/06      128          360
 403     Westlake Office Plaza               Static      04/01/87                              06/01/97       16          360
 404     105 South Maple Avenue               '94        03/31/88                              05/01/98       27          300
 405     Costa Villa Shopping Center          '94        04/12/85                              04/15/00       51          300
 406     The Diplomat                       Pro Forma    02/01/96                              12/31/02       84          300
 407     Ira Forest Center                    '94        07/11/84                              08/01/99       42          243
 408     McFarland Court                      '94        02/01/96                              12/31/02       84          300
 409     Bayfront Villas Apartments           '94        05/24/89                              06/15/99       41          242
 410     Berwyn Plaza                         '94        12/12/89                              01/01/00       47          360
 411     Townlake Office Building             '94        09/10/75                              09/15/05      116          360
 412     J K & R Building                     '94        05/16/85                              06/01/05      112          300
 413     1415 Gardena Partnership             '94        10/10/88                              11/10/98       34          303
 414     Cigna Health Plan Clinic             '94        04/25/85                              05/01/00       51          252
                                     A-40


   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                     Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year               as of    (Sq. Ft. or   Principal        LTV     Loan
     Status           Date (1)       Date      Built  Occupancy   Date        Units)    Balance/Size     Ratio    No.
-------------------  -----------  -----------  ------- --------  ---------- ----------- -------------- ---------  -----
Yield Maintenance      12/98                    1989    81. 0    04/11/95     14,598         103         73.0     370
Locked                 07/02       01/01/98     1981    100.0    12/22/94     110,03          14         75.0     371
Yield Maintenance      08/00                    1990    100.0    06/12/95     40,500          37         71.0     372
Yield Maintenance      05/99                    1986    100.0    05/06/94     40,335          37         71.0     373
Yield Maintenance      12/03                    1979    100.0    07/01/94     73,037          20         71.0     374
Yield Maintenance      07/99                    1987    100.0    10/26/94         40      36,859         70.0     375
Yield Maintenance      07/96                    1968     78.0    02/28/95     45,212          32         75.0     376
Yield Maintenance      04/99                    1987     85.0    05/18/95     32,756          45         73.0     377
Locked                 07/02       01/01/98     1986     92.0    06/25/95     67,551          22         75.0     378
Yield Maintenance      08/02                    1974    100.0    01/23/95     43,985          33         73.0     379
Yield Maintenance      04/09                    1987    100.0    05/23/95     24,694          59         61.0     380
Locked                 07/02       01/01/98     1985     58.0    07/17/95     24,752          58         75.0     381
Yield Maintenance      09/00                    1979    100.0    06/20/95     35,000          40         68.0     382
Yield Maintenance      11/07                    1964    100.0    03/29/95     51,063          28         72.0     383
Yield Maintenance      04/99                    1987    100.0    12/31/94     20,464          69         75.0     384
Yield Maintenance      08/97                    1968     91.0    05/02/95     47,993          29         71.0     385
Yield Maintenance      12/99                    1986    100.0    10/25/94     41,814          33         70.0     386
Yield Maintenance      03/00                    1959    100.0    12/31/94     20,104          69         42.0     387
Yield Maintenance      02/01                    1985    100.0    05/23/95     18,000          77         75.0     388
Yield Maintenance      03/97                    1985     98.0    05/18/95         40      34,186         69.0     389
Yield Maintenance      08/01                    1988     92.0    04/30/95     19,910          69         59.0     390
Yield Maintenance      05/96                    1974     94.0    12/12/94         70      19,486         71.0     391
Yield Maintenance      05/98                    1987    100.0    01/16/95     14,000          97         75.0     392
Yield Maintenance      07/96                    1982    100.0    02/06/95     28,668          47         75.0     393
Yield Maintenance      06/99                    1985    100.0    06/22/95     10,737         126         72.0     394
Yield Maintenance      05/96                    1974    100.0    06/09/95     94,431          14         41.0     395
Yield Maintenance      07/98                    1923    100.0    06/22/95      8,485         157         75.0     396
Yield Maintenance      05/99                    1980    100.0    01/01/95     18,961          69         72.0     397
Yield Maintenance      05/98                    1968    100.0    05/01/95     16,042          82         72.0     398
Yield Maintenance      04/98                    1987     93.0    06/01/95     66,122          20         70.0     399
Yield Maintenance      11/99                    1989    100.0    04/01/95     20,725          63         67.0     400
Yield Maintenance      05/97                    1969    100.0    03/31/95         36      36,013         48.0     401
Yield Maintenance      10/06                    1971    100.0    06/29/95     30,000          43         74.0     402
Yield Maintenance      06/97                    1986    100.0    01/16/95     10,675         120         74.0     403
Yield Maintenance      05/98                    1987    100.0    12/31/94     13,437          95         74.0     404
Locked                 04/00                    1984    100.0    12/01/94     12,344         103         69.0     405
Locked                 07/02       01/01/98     1940     94.0    07/01/95        100      12,665         49.0     406
Locked                 08/99                    1980     89.0    03/31/95     14,406          87         46.0     407
Locked                 07/02       01/01/98     1974    100.0    03/15/95      8,385         149         74.0     408
Yield Maintenance      06/99                    1964     91.0    03/24/95        121      10,202         37.0     409
Yield Maintenance      01/00                    1983    100.0    12/31/94     18,138          68         74.0     410
Declining              09/05                    1975    100.0    06/20/95     65,375          19         74.0     411
Yield Maintenance      06/05                    1984    100.0    02/15/95     53,184          23         45.0     412
Yield Maintenance      11/98                    1986     90.0    06/02/95     24,462          50         69.0     413
Locked                 05/00                    1984    100.0    04/14/95      9,775         125         68.0     414

                                      A-41

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                              as of the Cut-Off Date

Loan         Property                 Property                                                        Property               Prop.
No.           Type                      Name                         Property Address                   City                 State
------     -----------     --------------------------------  -------------------------------  ---------------------          -----
 415       Retail        Frazer Shopping Center             477 Lancaster Avenue                Frazer (E. Whiteland Twnshp)   PA
 416       Retail        International Corner Plaza         2905 International Drive            Orlando                        FL
 417       Warehouse     Cook Associates                    7608 Fullerton Road                 Springfield                    VA
 418       Office        T S & H Office Building            209 Fayetteville Street Mall        Raleigh                        NC
 419       Retail        Barry Plaza                        11651 Santa Monica Blvd.            Los Angeles                    CA
 420       Retail        G. I. Joe's                        700 NW Eastman Parkway              Gresham                        OR
 421       Retail        Miami Circle Showroom              727-737 Miami Circle                Atlanta                        GA
 422       Warehouse     2500-2520 Park Central             2500-2520 Park Central              Decatur                        GA
 423       Industrial    2320 Orangethorpe Ave.             2320 Orangethorp Ave.               Anaheim                        CA
 424       Retail        Cascades at Lake St. George        3382-3392 Tampa Road.               Palm Harbor                    FL
 425       Office        Shell Ridge Professional Park      108 La Casa Via                     Walnut Creek                   CA
 426       Retail        Oakes Village Retail Center        4704 S. Oakes Street                Tacoma                         WA
 427       Office        1321 N. Harbor Blvd.               1321 N. Harbor Blvd.                Fullerton                      CA
 428       Retail        Kimball Plaza                      3214-3224 North Kimball Avenue      Chicago                        IL
 429       Warehouse     Win Communications                 6755 Jimmy Carter Boulevard         Norcross                       GA
 430       Multifamily   Front Royale Apartments            10107 Westview Drive                Houston                        TX
 431       Office        Professional Center / Hinsdale     105 East First Street               Hinsdale                       IL
 432       Multifamily   Quincy Manor Apartments            3603 55Th Avenue                    Hyattsville                    MD
 433       Multifamily   Possum Park Apartments             630 Kirkwood Highway                Newark                         DE
 434       Office        Lake Avenue Corporate Center       660 South Pointe Court              Colorado Springs               CO
 435       Retail        Black Horse Pike Plaza             835-55 North Black Horse Pike       Washington Township            NJ
 436       Office        1725 & 1735 Spruce Street          1725 & 1735 Spruce Street           Riverside                      CA
 437       Warehouse     Merri - Park Building              8305 Merrifield                     Fairfax                        VA
 438       Retail        Houghton Plaza                     935-967 - 180th Avenue NE           Kirkland                       WA
 439       Retail        Dartmoor Shopping Center           1024 Mc Henry Avenue                Crystal Lake                   IL
 440       Warehouse     Various (440a - 440b)              Various                             Various                        Vr
   440a    Warehouse       College West Business Park       1955 University Street              Lisle                          IL
   440b    Warehouse       College West Business Park       1944 University Street              Lisle                          IL
 441       Industrial    Cyantek Building                   3055 Osgood Court                   Fremont                        CA
 442       Warehouse     Segale Business Warehouse          18240-18340 Southcenter Parkwy      Seattle                        WA
 443       Office        Various (443a - 443b)              Various                             Various                        Vr
   443a    Office          2880 Cleveland Avenue            2880 Cleveland Avenue               Santa Rosa                     CA
   443b    Retail          Herrington Square                93-121 Southwest Blvd               Rohnert Park                   CA
 444       Industrial    Sun Technology Park                805-809 Aldo Avenue                 Santa Clara                    CA
 445       Warehouse     Dowel Associates                   35-37 National Road                 Edison                         NJ
 446       Retail        People's Plaza                     100 Ryders Lane                     Milltown                       NJ
 447       Office        9410 Annapolis Road                9410 Annapolis Road                 Lanham                         MD
 448       Retail        Brentwood Square                   1231-1233 Brentwood Rd. NE          Washington                     DC
 449       Industrial    2042 Corte Del Nogal               2042 Corte Del Nogal                Carlsbad                       CA
 450       Retail        Anchorage Square Plaza             1747 Hooper Avenue                  Toms River                     NJ
 451       Retail        Best Buy                           11219 North Freeway                 Houston                        TX
 452       Multifamily   Envoy Apartments                   2336 SW Osage Street                Portland                       OR
 453       Office        Pollard Medical Center             825 Pollard Road                    Los Gatos                      CA
 454       Warehouse     Federal Express Building           2195 S Raritan Street               Englewood                      CO
 455       Warehouse     401 E. Acacia Street               401 E. Acacia Street                Tracy                          CA

                                      A-42

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                          Cut-Off Date
                           Scheduled
Property                   Principal                   Mortgage    Annual
  Zip      Loan     Lien    Balance    Amortization    Interest     Debt       Normalized             Loan
  Code     Group   Status    (SPB)         Type          Rate      Service        NOI         DSCR     No.
---------- ------- ------- ----------- -------------  ---------   ---------   -----------    -----   ------
 19355       1       1     1,220,372     Amortizing      8.500     121,416       189,497      1.56    415
 32815       1       1     1,216,986     Amortizing      8.750     115,296       116,102      1.01    416
 22153       1       1     1,215,841     Amortizing      9.125     128,316       235,485      1.84    417
 27604       1       1     1,213,992     Amortizing     10.250     155,640       192,130      1.23    418
 90025       1       1     1,212,599     Amortizing      9.000     117,612       213,839      1.82    419
 97030       1       1     1,208,331     Amortizing      9.750     134,028       306,461      1.36    420
 30324       1       1     1,201,946     Amortizing      9.625     157,980       203,400      1.29    421
 30035       1       1     1,194,876     Amortizing      8.500     115,458       175,589      1.52    422
 92807       1       1     1,194,826     Amortizing      9.375     174,492       294,684      1.69    423
 34618       1       1     1,193,667     Amortizing     10.000     135,420       184,944      1.37    424
 94598       1       1     1,193,160     Amortizing     10.250     134,424       153,827      1.14    425
 98409       1       1     1,192,995     Amortizing      9.625     127,500       173,470      1.36    426
 92635       1       2     1,178,769     Amortizing      9.875     139,164       261,297      1.09    427
 60618       1       1     1,175,483     Amortizing      8.875     121,296       146,844      1.21    428
 30071       1       1     1,163,766     Amortizing     10.000     136,272       137,683      1.01    429
 77043       1       1     1,157,223     Amortizing      8.750     181,872       310,819      1.71    430
 60521       1       1     1,154,025     Amortizing      9.500     126,132       154,637      1.23    431
 20784       2       1     1,151,991     Amortizing      9.930     149,832       678,608      4.53    432
 19711       1       1     1,147,298     Amortizing      9.500     131,064       191,036      1.46    433
 80906       1       1     1,145,208     Amortizing     10.000     131,952       131,773      1.00    434
 08012       1       1     1,143,332     Amortizing      8.500     110,477       167,486      1.52    435
 92507       1       1     1,140,990     Amortizing      9.625     128,232       179,059      1.40    436
 22216       2       1     1,118,878     Amortizing      9.500     136,308       297,728      2.18    437
 98033       1       1     1,111,804     Amortizing     10.750     129,948       173,301      1.33    438
 60014       2       1     1,109,754     Amortizing      9.500     121,031       168,678      1.39    439
 Vrs         1       1     1,107,736     Amortizing      7.750     102,936       141,651      1.38    440
 60532                         -                           -          -             -                   440a
 60532                         -                           -          -             -                   440b
 94538       2       1     1,105,745     Amortizing      9.625     126,792       214,736      1.69    441
 98188       1       1     1,087,408     Amortizing     12.500     321,696       446,217      1.39    442
 Vrs         1       1     1,081,198     Amortizing      9.875     134,988       121,319      0.90    443
 95406                         -                           -          -             -                   443a
 94928                         -                           -          -             -                   443b
 95054       2       1     1,080,808     Amortizing      8.500     106,296       566,857      5.33    444
 91068       1       1     1,057,283     Amortizing      9.500     130,872       192,752      1.47    445
 08850       1       1     1,057,209     Amortizing      7.875     112,248       189,854      1.69    446
 20706       1       1     1,055,493     Amortizing      9.750     131,376       159,108      1.21    447
 20018       1       1     1,050,000     Amortizing      8.500     101,459       190,354      1.88    448
 92008       1       1     1,048,743     Amortizing     10.500     120,756       199,987      1.66    449
 08534       1       1     1,038,544     Amortizing      8.500      96,888       181,942      1.88    450
 77037       1       1     1,038,056     Amortizing     10.375     141,312       162,106      1.15    451
 97205       1       1     1,035,277     Amortizing      9.375     123,792       220,396      1.78    452
 95030       2       1     1,033,457     Amortizing      8.875     105,888       142,487      1.35    453
 80110       1       1     1,032,634     Amortizing      9.875     116,916       128,019      1.09    454
 95376       1       1     1,026,351     Amortizing      8.500     110,664       149,935      1.35    455

                                      A-43

  Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                          as of the Cut-Off Date

                                                           INTEREST                                       REMAINING
                                                             ONLY         NEXT RATE                         TERM        SCHEDULED
LOAN     PROPERTY             SOURCE OF    ORIGINATION        END           RESET         MATURITY       TO MATURITY   AMORTIZATION
 NO.       NAME                  NOI          DATE           DATE           DATE            DATE            (MO.)          (MO.)
-----  -------------          ---------    -----------    -----------    -----------    -----------      -----------    ------------

 415   Frazer Shopping Center     '94        10/17/88                                    11/01/98            33            300
 416  International Corner Plaza  '94        11/16/88                                    08/05/02            79            360
 417  Cook Associates             '94        01/21/88                                    02/01/98            24            303
 418  T S & H Office Building     '94        10/23/86                                    11/01/03            93            300
 419  Barry Plaza                 '93        02/01/88                                    03/01/03            85            360
 420  G. I. Joe's               Pro Forma    10/14/87                                    11/01/97            21            360
 421  Miami Circle Showroom       '94        09/21/89                                    10/15/09           165            240
 422  2500-2520 Park Central     Static      01/01/96                                    12/31/02            84            300
 423  2320 Orangethorpe Ave.      '94        01/01/87                                    02/01/97            12            180
 424  Cascades at Lake St. George '94        11/25/87                                    12/15/97            23            303
 425  Shell Ridge Professional   Static      08/17/89                                    09/01/96             7            360
       Park
 426  Oakes Village Retail Center '94        01/31/90                                    02/10/00            49            360
 427  1321 N. Harbor Blvd.        '93        06/01/89                                    01/01/00            47            251
 428  Kimball Plaza               '94        04/27/88                                    05/01/98            27            300
 429  Win Communications          '93        05/25/88                                    06/01/98            28            324
 430  Front Royale Apartments     '94        12/12/72                                    06/01/05           112            144
 431  Professional Center/        '94        07/02/87                                    07/30/07           138            360
       Hinsdale
 432  Quincy Manor Apartments     '94        08/13/90                        09/01/00    09/01/10           175            240
 433  Possum Park Apartments      '94        10/26/89                                    11/10/99            46            300
 434  Lake Avenue Corporate    Pro Forma     11/21/85                                    06/01/96             4            300
       Center
 435  Black Horse Pike Plaza   Pro Forma     01/01/96                                    12/31/02            84            300
 436  1725 & 1735 Spruce Street   '94        03/01/86                                    04/15/99            39            300
 437  Merri - Park Building       '94        12/16/86                        02/01/97    02/01/02            72            242
 438  Houghton Plaza              '94        07/31/89                                    08/10/99            43            360
 439  Dartmoor Shopping Center    '94        10/21/87                        11/01/97    11/01/02            81            300
 440  Various (440a - 440b)       '94        04/13/89                                    05/01/99            39            303
  440a   College West Business Park
  440b   College West Business Park
 441  Cyantek Building            '94        02/03/86                        03/01/96    03/01/01            61            300
 442  Segale Business Warehouse   '94        06/13/85                                    07/01/00            53            180
 443  Various (443a - 443b)       '94        12/15/86                                    01/01/03            83            300
  443a   2880 Cleveland Avenue
  443b   Herrington Square
 444  Sun Technology Park         '94         08/01/89                      09/01/99     09/01/04           103            300
 445  Dowel Associates            '94         06/19/91                                   07/01/96             5            240
 446  People's Plaza             Static       04/13/88                                   05/01/98            27            240
 447  9410 Annapolis Road         '94         10/30/86                                   11/01/96             9            240
 448  Brentwood Square           Static       01/01/96                                   12/31/02            84            300
 449  2042 Corte Del Nogal        '94         05/01/89                                   06/01/99            40            348
 450  Anchorage Square Plaza    Pro Forma     08/12/94                                   09/01/04           103            360
 451  Best Buy                    '94         01/21/80                                   02/01/10           168            359
 452  Envoy Apartments            '94         06/08/87                                   07/01/97            17            243
 453  Pollard Medical Center      '94         09/27/88                      11/01/98     11/01/03            93            304
 454  Federal Express Building    '94         11/26/86                                   12/10/96            11            360
 455  401 E. Acacia Street       Static       04/23/84                                   05/10/99            40            242

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                           Cut-Off
                     Prepayment                                                             Date
  Cut-Off Date         Charge       Lockout                      Occupancy     Size       Scheduled     Original
   Prepayment        Expiration   Expiration   Year                as of    (Sq. Ft. or   Principal        LTV     Loan
     Status           Date (1)       Date      Built  Occupancy    Date        Units)    Balance/Size     Ratio     No.
------------------- ------------ ------------ ------- ---------  ---------- ----------- -------------- ---------  ------
Yield Maintenance      11/98                   1988     100.0    04/25/95      17,800           69        75.0     415
Yield Maintenance      08/02                   1988      87.0    05/31/95       8,900          137        74.0     416
Yield Maintenance      02/98                   1987      89.0    04/24/95      28,800           42        69.0     417
Yield Maintenance      11/03                   1925     100.0    01/10/95      22,000           55        70.0     418
Yield Maintenance      01/03                   1929     100.0    10/01/94       9,860          123        60.0     419
Yield Maintenance      11/97                   1987     100.0    10/28/94      55,120           22        58.0     420
Yield Maintenance      10/09                   1974     100.0    05/09/95      34,340           35        70.0     421
Locked                 07/02      01/01/98     1974      73.0    05/01/95     113,980           10        52.0     422
Yield Maintenance      02/97                   1976     100.0    06/15/95      51,583           23        70.0     423
Yield Maintenance      12/97                   1986     100.0    04/01/95      13,183           91        74.0     424
Yield Maintenance      09/96                   1989     100.0    04/06/95       9,356          128        75.0     425
Yield Maintenance      02/00                   1989     100.0    10/11/95      14,700           81        74.0     426
Yield Maintenance      01/00                   1978      82.0    06/02/95      27,106           43        66.0     427
Yield Maintenance      04/98                   1987     100.0    01/16/95       9,608          122        71.0     428
Yield Maintenance      06/98                   1976     100.0    05/02/95      55,860           21        70.0     429
Declining              06/05                   1972      95.0    06/01/95         195        5,934        75.0     430
Yield Maintenance      07/07                   1986     100.0    03/27/95      11,901           97        73.0     431
Yield Maintenance      09/00                   1950      93.0    12/31/94         315        3,657        23.0     432
Yield Maintenance      10/99                   1967      98.0    04/30/95          57       20,128        68.0     433
Yield Maintenance      06/96                   1985     100.0    04/03/95      14,694           78        71.0     434
Locked                 07/02      01/01/98     1986      93.0    06/05/95      22,780           50        75.0     435
Yield Maintenance      04/99                   1983      93.0    04/21/95      17,580           65        74.0     436
Yield Maintenance      01/97                   1972     100.0    01/31/95      35,855           31        62.0     437
Yield Maintenance      05/99                   1988     100.0    06/01/95      13,377           83        70.0     438
Yield Maintenance      11/97                   1987     100.0    11/25/94      14,468           77        74.0     439
Yield Maintenance      04/99                   Vrs        -                    37,720           29        73.0     440
                                               1988     100.0    12/31/94      21,039          -            -        440a
                                               1988     100.0    12/31/94      16,682          -            -        440b
Yield Maintenance      02/96                   1985     100.0    06/05/95      15,840           70        75.0     441
Yield Maintenance      07/00                   1978     100.0    12/31/94     154,584            7        52.0     442
Yield Maintenance      01/03                   Vrs        -                    21,390           51        74.0     443
                                               1977     100.0    10/16/95      11,020          -            -        443a
                                               1970      88.0    10/16/95      10,370          -            -        443b
Yield Maintenance      08/99                   1985      94.0    06/29/95      69,460           16        61.0     444
Yield Maintenance      07/96                   1969     100.0    04/01/95      49,714           21        59.0     445
Yield Maintenance      05/98                   1985     100.0    12/01/94      23,810           44        46.0     446
Yield Maintenance      11/96                   1986     100.0    03/23/95      20,659           51        73.0     447
Locked                 07/02      01/01/98     1987      88.0    06/23/95      34,077           31        75.0     448
Yield Maintenance      06/99                   1984     100.0    12/31/94      48,000           22        43.0     449
Yield Maintenance      09/04                   1987      82.0    01/08/95      23,233           45        66.0     450
Declining              02/10                   1980     100.0    06/01/95      25,258           41        74.0     451
Yield Maintenance      07/97                   1930      95.0    03/01/95          42       24,649        66.0     452
Yield Maintenance      10/98                   1984      82.0    09/28/95      11,924           87        60.0     453
Yield Maintenance      12/96                   1980     100.0    06/01/94      30,332           34        74.0     454
Locked                 05/99                   1973     100.0    01/11/95      63,487           16        72.0     455

                                      A-45

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

 Loan            Property                 Property                                                            Property        Prop.
 No.               Type                     Name                              Property Address                  City          State
 ----          ------------     ------------------------------       --------------------------           -----------------   -----
 456            Office          7257 Lincoln Avenue Building          7257 Lincoln Avenue                   Lincolnwood        IL
 457            Multifamily     Chalet Robaire                        872 Westgate Ave.                     Los Angeles        CA
 458            Warehouse       5936-5940 Peachtree Road              5936-5940 Peachtree Road              Atlanta            GA
 459            Warehouse       Center Avenue Properties              111 Center Avenue                     Pacheco            CA
 460            Office          Wilmette Executive Center             444 Skokie Boulevard                  Wilmette           IL
 461            Office          John Grubb Realtors                   1301 Ygnacio Valley Road              Walnut Creek       CA
 462            Office          La Cumbre Medical Dental Group        200 North La Cumbre Road              Santa Barbara      CA
 463            Warehouse       Milltown Court Associates             2 Milltown Court                      Union Township     NJ
 464            Office          Alamo Medical Center                  1505 St. Alphonsus Way                Alamo              CA
 465            Office          American Red Cross                    444 Sherman Street                    Denver             CO
 466            Warehouse       8745/8747 Magnolia Avenue             8745/8747 Magnolia Avenue             Santee             CA
 467            Office          17440 Dallas Parkway                  17440 Dallas Parkway                  Dallas             TX
 468            Office          William Gammon Insurance Bldg.        1615 Guadalupe Street                 Austin             TX
 469            Office          Middlebrook Tech Park, Bld. I         12401 Middlebrook Rd.                 Germantown         MD
 470            Retail          Chapman Center                        1317-1343 E. Chapman                  Fullerton          CA
 471            Office          22 W. 600 Butterfield Road            22 W. 600 Butterfield Road            Glen Ellyn         IL
 472            Industrial      152 Veterans Drive                    152 Veterans Drive                    Northvale Boro     NJ
 473            Retail          River Bend Plaza                      1926-1992 River Road                  Des Plains         IL
 474            Warehouse       Pacific Western Holding Co.           2515-2525 Pioneer Avenue              Vista              CA
 475            Office          Coddington Plaza                      1440-1450 Guerneville Road            Santa Rosa         CA
 476            Warehouse       3341 And 3365 Fitzgerald Road         3341 And 3365 Fitzgerald Road         Rancho Cordova     CA
 477            Office          5464 & 5480 Baltimore Drive           5464 & 5480 Baltimore Drive           La Mesa            CA
 478            Retail          Big 5 Sporting Goods                  235 N. Azusa Ave.                     West Covina        CA
 479            Warehouse       Peachtree Industrial Center           2080 Peachtree Industrial Ct.         Chamblee           GA
 480            Warehouse       11260 Old Roswell Road                11260 Old Roswell Road                Roswell            GA
 481            Industrial      William & Evelyn Harness              377 E. Acacia Street                  Tracy              CA
 482            Office          5 Thomas Mellon Circle                5 Thomas Mellon Circle                San Francisco      CA
 483            Warehouse       Parkway Center I                      7267 Park Circle Drive                Hanover            MD
 484            Multifamily     The Pinery Apart. Phase I I           12803 Northborough Drive              Houston            TX
 485            Retail          Mc Fadden - Harbor Plaza              3701 W. Mc Fadden Avenue              Santa Ana          CA
 486            Retail          Nunes Place                           2687 - 2723 Castro Valley Blvd.       Castro Valley      CA
 487            Industrial      Encinas Business Park                 6100 Avenida Encinas                  Carlsbad           CA
 488            Office          W Z I Building                        4700 Stockdale Hwy.                   Bakersfield        CA
 489            Multifamily     The Mayette Apartments                3725 Mayette Avenue                   Santa Rosa         CA
 490            Warehouse       Batavia Park                          982 A & B N. Batavia St.              Orange             CA
 491            Warehouse       Live Oak Business Center              5957-5975 Cattleman Lane              Sarasota           FL
 492            Bank            Bank Of America Building              7700 El Camino Real                   Carlsbad           CA
 493            Retail          4367 Woodman Avenue                   4367 Woodman Avenue                   Sherman Oaks       CA
 494            Retail          The Corners                           701 University                        Fort Worth         TX
 495            Office          Pike Place Office Building IV         318 West Pike Street                  Lawrenceville      GA
 496            Multifamily     Vineyard Apartments                   7473 Callaghan Road                   San Antonio        TX
 497            Retail          Contemporary Plaza                    3262 Thousand Oaks Blvd.              Thousand Oaks      CA
 498            Warehouse       2021 Omega Road                       2021 Omega Road                       San Ramon          CA
 499            Office          221 Building                          221 First Avenue West                 Seattle            WA
 500            Retail          Carpenter Plaza                       2912 Legacy                           Plano              TX

                                       A-46

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                         as of the Cut-Off Date

                               Cut-Off Date
                                Scheduled
 Property                       Principal                          Mortgage   Annual
   Zip       Loan      Lien      Balance         Amortization      Interest    Debt      Normalized              Loan
  Code       Group    Status      (SPB)             Type             Rate     Service       NOI         DSCR      No.
---------   -------   ------   ------------   ------------------   --------   -------    ----------     ----     ----
  60646        1        1       1,025,515     Amortizing             9.375    109,800      185,871      1.69      456
  90049        1        1       1,021,659     Amortizing             9.875    128,976      154,895      1.20      457
  30343        2        1       1,005,022     IO then Amortizing     8.875     89,196      110,680      1.24      458
  94553        2        1       1,004,833     Amortizing             9.750    108,264       97,375      0.90      459
  60091        1        1       1,002,482     Amortizing             8.875    105,036      137,377      1.31      460
  94598        1        1       1,000,636     Amortizing             9.500    120,576      145,328      1.21      461
  93110        2        1         994,848     Amortizing             8.500    109,188      190,313      1.74      462
  07083        1        1         992,213     Amortizing             8.000    103,968      298,856      2.87      463
  94507        1        1         991,782     Amortizing            10.125    150,480      263,420      1.75      464
  80203        1        1         989,538     Amortizing             9.500    113,520      113,672      1.00      465
  92071        1        1         964,636     Amortizing             9.250    109,248      183,715      1.68      466
  75287        1        1         962,111     Amortizing             9.750    125,508      163,717      1.30      467
  78701        1        1         959,310     Amortizing             9.750    108,072      135,898      1.26      468
  20874        1        1         958,603     Amortizing             8.500     92,627      161,965      1.75      469
  92631        1        1         951,237     Amortizing             9.500    114,612      127,547      1.11      470
  60137        1        1         939,609     Amortizing             9.875    107,052      197,863      1.85      471
  07647        1        1         927,935     Amortizing             8.875     98,004      122,102      1.25      472
  60018        2        1         925,449     Amortizing             7.875     88,164       72,048      0.82      473
  92083        1        1         913,821     Amortizing             9.000     93,732       91,140      0.97      474
  95401        2        1         913,104     Amortizing             9.000     96,564      188,632      1.95      475
  95670        2        1         911,885     Amortizing            10.125    101,100      100,852      1.00      476
  92041        1        1         911,742     Amortizing             9.500    101,580      110,546      1.09      477
  91791        1        1         908,425     Amortizing            10.250    134,292      171,239      1.28      478
  30341        1        1         906,457     Amortizing            10.000    115,812      199,064      1.72      479
  30201        1        1         904,396     Amortizing             9.500     98,736       99,850      1.01      480
  95376        1        1         892,475     Amortizing             8.500     96,240      115,321      1.20      481
  94100        1        2         892,346     Amortizing             8.500    142,200    1,027,120      1.21      482
  21076        1        1         878,544     Amortizing            10.375    109,992      136,411      1.24      483
  77067        1        1         873,856     Amortizing             8.500     88,622      137,014      1.55      484
  92704        1        1         868,285     Amortizing             9.625     97,452      124,695      1.28      485
  94546        1        1         861,870     Amortizing             9.875    114,816      153,991      1.34      486
  92009        1        1         848,589     Amortizing             9.750    217,944      397,488      1.82      487
  93309        1        1         842,327     Amortizing             9.000     88,608      229,067      2.59      488
  95405        2        1         832,649     Amortizing            10.000     95,580      141,380      1.48      489
  92667        1        1         828,761     Amortizing            10.250    109,188      185,389      1.70      490
  34239        2        1         827,554     Amortizing             8.375     81,912      117,769      1.44      491
  92003        1        1         817,710     Amortizing            10.250    224,352      276,104      1.23      492
  91423        1        1         813,483     Amortizing             9.625    102,168      123,967      1.21      493
  76114        1        1         813,275     Amortizing            14.750    134,460      161,035      1.20      494
  30243        1        1         812,107     Amortizing             9.750     91,140      108,230      1.19      495
  78229        1        1         794,238     Amortizing             9.625     93,840      102,319      1.09      496
  91360        1        1         782,300     Amortizing             8.750     78,936      167,206      2.12      497
  94583        1        1         779,209     Amortizing             9.750     87,564      187,796      2.14      498
  98119        1        1         770,358     Amortizing             9.375    154,464      334,797      2.17      499
  75086        1        1         733,924     Amortizing             9.750     82,488      102,805      1.25      500

  Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                        as of the Cut-Off Date

                                                           INTEREST                                       REMAINING
                                                             ONLY         NEXT RATE                         TERM        SCHEDULED
LOAN     PROPERTY             SOURCE OF    ORIGINATION        END           RESET         MATURITY       TO MATURITY   AMORTIZATION
 NO.       NAME                  NOI          DATE           DATE           DATE            DATE            (MO.)          (MO.)
-----  -------------          ---------    -----------    -----------    -----------    -----------      -----------    ------------

 456   7257 Lincoln Avenue        '94        05/02/88                                   05/10/98            28             360
        Building
 457   Chalet Robaire             '94        07/01/86                                   08/01/96             6             244
 458   5936-5940 Peachtree Road  Static      05/24/90       05/10/96        05/10/96    06/10/00            53             300
 459   Center Avenue Properties  Static      04/02/85                       05/01/00    05/01/05           111             360
 460   Wilmette Executive Center Static      04/27/87                                   05/01/97            15             360
 461   John Grubb Realtors        '94        06/15/87                                   07/01/02            77             300
 462   La Cumbre Medical Dental   '94        07/01/88                       08/15/98    08/15/03            91             240
        Group
 463   Milltown Court Associates  '94        02/24/89                                   03/01/99            37             244
 464   Alamo Medical Center       '94        11/25/86                                   01/01/07           131             180
 465   American Red Cross       Pro Forma    11/24/86                                   12/20/96            11             360
 466   8745/8747 Magnolia Avenue  '94        06/01/89                                   07/01/99            41             240
 467   17440 Dallas Parkway       '94        04/23/90                                   05/01/00            51             214
 468   William Gammon Insurance   '94        08/28/86                                   09/01/96             8             304
         Bldg.
 469   Middlebrook Tech Park,   Static       01/01/96                                   12/31/02            84             300
         Bld. I
 470   Chapman Center             '93        05/01/87                                   07/01/97            17             240
 471   22 W. 600 Butterfield Road '94        06/27/86                                   08/01/96             6             304
 472   152 Veterans Drive         '94        10/31/88                                   11/01/98            33             278
 473   River Bend Plaza           '94        05/11/88                      06/01/97     05/31/00            52             293
 474   Pacific Western Holding Co.'93        05/01/89                                   07/01/99            41             302
 475   Coddington Plaza           '94        04/09/87                      05/15/97     05/15/02            76             360
 476   3341 And 3365 Fitzgerald   '94        04/10/85                      05/01/00     05/01/05           111             360
        Road
 477   5464 & 5480 Baltimore      '94        04/01/86                                   04/10/96             3             300
         Drive
 478   Big 5 Sporting Goods       '94        08/01/87                                   09/01/07           139             240
 479   Peachtree Industrial       '94        05/29/85                                   06/01/97            16             240
         Center
 480   11260 Old Roswell Road   Pro Forma    08/05/87                                   09/01/97            19             298
 481   William & Evelyn Harness   '94        04/23/84                                   05/10/99            40             242
 482   5 Thomas Mellon Circle     '94        12/16/85                                   02/01/98            24             120
 483   Parkway Center I         Pro Forma    02/02/88                                   03/01/13           205             300
 484   The Pinery Apart.        Pro Forma    06/01/92                                   07/05/99            42             275
         Phase II
 485   Mc Fadden - Harbor Plaza   '94        05/01/86                                   06/01/96             4             349
 486   Nunes Place                '94        10/04/89                                   11/15/09           166             240
 487   Encinas Business Park      '94        12/01/86                                   01/01/01            59              96
 488   W Z I Building             '94        08/03/92                                   08/31/02            79             264
 489   The Mayette Apartments     '94        07/08/86                     08/15/96      08/01/01            67             305
 490   Batavia Park               '94        10/01/85                                   11/01/10           177             206
 491   Live Oak Business Center   '94        06/15/88                     07/15/98      07/15/03            90             300
 492   Bank Of America Building   '94        06/01/90                                   08/10/00            55             120
 493   4367 Woodman Avenue        '93        03/01/86                                   04/01/96             2             240
 494   The Corners                '94        06/30/81                                   07/01/11           185             360
 495   Pike Place Office          '94        07/11/88                                   12/15/96            11             302
         Building IV
 496   Vineyard Apartments        '94        08/23/78                                   09/01/08           151             248
 497   Contemporary Plaza         '94        03/21/94                                   04/01/01            62             300
 498   2021 Omega Road            '94        11/10/86                                   12/01/01            70             304
 499   221 Building               '94        10/19/92                                   11/01/02            81             120
 500   Carpenter Plaza            '94        11/12/86                                   12/01/96            10             360

                                      A-48

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                        Cut-Off
                  Prepayment                                                             Date
 Cut-Off Date       Charge     Lockout                        Occupancy     Size       Scheduled      Original
  Prepayment      Expiration  Expiration   Year                 as of    (Sq. Ft. or    Principal         LTV     Loan
    Status          Date (1)    Date       Built    Occupancy    Date       Units)    Balance/Size      Ratio     No.
 ------------     ----------  ----------   -----    ---------  --------   ----------   ------------    ---------  -----
Yield Maintenance    05/98                1987         100.0    04/29/95    15,420            67          75.0     456
Yield Maintenance    08/96                1972          94.0    07/05/95        18        56,759          71.0     457
Yield Maintenance    05/96                1970         100.0    05/02/95    44,100            23          72.0     458
Yield Maintenance    04/00                1985          92.0    06/22/95    27,529            37          70.0     459
Yield Maintenance    05/97                1980          96.0    04/01/95    18,137            55          74.0     460
Yield Maintenance    07/02                1970         100.0    04/06/95    12,050            83          68.0     461
Yield Maintenance    08/98                1967         100.0    11/01/95    12,270            81          51.0     462
Yield Maintenance    03/99                1976         100.0    03/29/95    50,000            20          48.0     463
Yield Maintenance    01/07                1976         100.0    05/26/95    13,000            76          58.0     464
Yield Maintenance    12/96                1964         100.0    10/19/93    45,426            22          36.0     465
Yield Maintenance    07/99                1973         100.0    05/01/95    34,540            28          66.0     466
Open                                      1982          99.0    03/01/95    52,615            18          63.0     467
Yield Maintenance    09/96                1984         100.0    10/11/95     9,520           101          75.0     468
Locked               07/0      01/01/98   1984          73.0    07/17/95    34,274            28          64.0     469
Yield Maintenance    07/97                1967          91.0    06/02/95    10,985            87          75.0     470
Yield Maintenance    08/96                1983         100.0    12/31/94    11,880            79          74.0     471
Yield Maintenance    11/98                1962         100.0    12/31/94    26,000            36          67.0     472
Yield Maintenance    06/97                1987          87.0    10/31/94    10,005            92          72.0     473
Yield Maintenance    07/99                1988          79.0    04/11/95    21,086            43          69.0     474
Yield Maintenance    05/97                1980         100.0    02/06/95    23,457            39          69.0     475
Yield Maintenance    04/00                1984         100.0    03/31/95    38,400            24          74.0     476
Yield Maintenance    04/96                1980          93.0    08/30/95    16,027            57          75.0     477
Yield Maintenance    09/07                1967         100.0    06/09/95    10,867            84          74.0     478
Yield Maintenance    06/97                1968         100.0    05/11/95    60,467            15          63.0     479
Yield Maintenance    09/97                1984          41.0    04/27/95    16,864            54          75.0     480
Locked               05/99                1981         100.0    01/11/95    50,000            18          72.0     481
Yield Maintenance    02/98                1981          92.0    06/21/95    97,229             9          64.0     482
Yield Maintenance    03/13                1974         100.0    02/23/95    15,040            58          70.0     483
Yield Maintenance    07/99                1979          88.0    06/01/95       160         5,462          76.0     484
Yield Maintenance    06/96                1982         100.0    05/09/95    27,860            31          71.0     485
Yield Maintenance    11/09                1987         100.0    05/24/95     8,056           107          67.0     486
Locked               01/01                1970          98.0    12/31/94   103,700             8          35.0     487
Open                                      1987         100.0    12/31/94    30,053            28          40.0     488
Yield Maintenance    08/96                1971         100.0    06/27/95        32        26,020          72.0     489
Locked               11/10                1971          98.0    06/19/95    41,600            20          70.0     490
Yield Maintenance    07/98                1988         100.0    12/31/94    18,507            45          74.0     491
Yield Maintenance    08/00                1981         100.0    12/31/94    18,000            45          45.0     492
Yield Maintenance    04/96                1986          85.0    10/26/94     7,125           114          64.0     493
Declining            07/11                1978          83.0    01/01/95    21,658            38          65.0     494
Yield Maintenance    12/96                1988         100.0    05/08/95    13,000            62          75.0     495
Declining            09/08                1977          77.0    01/25/95        74        10,733          75.0     496
Declining            03/99                1985          97.0    06/01/95    18,725            42          38.0     497
Yield Maintenance    12/01                1982         100.0    04/04/95    21,089            37          71.0     498
Yield Maintenance    11/02                1960          97.0    12/31/94    44,695            17          33.0     499
Yield Maintenance    12/96                1986         100.0    03/21/95     6,300           116          75.0     500



  Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                          as of the Cut-Off Date



Loan    Property            Property                                                    Property        Prop.
 No.     Type                 Name                     Property Address                  City          State
----   ---------       --------------------            -----------------              -----------      -------

501    Retail          F & M Distributors              1608 Larkin Avenue              Crest Hill        IL
502    Office          The Housing Center              15555 SW Bangy Road             Lake Oswego       OR
503    Office          3630 Wilshire Blvd.             3630 Wilshire Blvd.             Los Angeles       CA
504    Office          1827 Jefferson Place            1827 Jefferson Place            Washington        DC
505    Warehouse       Turf Care Products Building     7730 The Bluffs Northwest       Atlanta           GA
506    Retail          Wilson Plaza                    SWC Wilson And Prairie Sts.     Batavia           IL
507    Retail          Fox Lake Commons                2 West Grand Avenue             Fox Lake          IL
508    Retail          Natchez Trace                   1115 Powder Springs Road        Marietta          GA
509    Office          Dominion Square                 5700 Division St.               Riverside         CA
510    Warehouse       320 Cerritos Avenue             320 Cerritos Avenue             Glendale          CA
511    Office          The Pomeroy Family Trust        44 Plaza Square                 Orange            CA
512    Warehouse       Colorweb Properties             2114 Mcdaniel Drive             Carrolton         TX
513    Office          Whitemarsh Business Ctr. I I I  5219 & 5221 Militia Hill Road   Plymouth Meeting  PA
514    Multifamily     Monroe Gardens                  3603 55th Avenue                Hyattsville       MD
515    Retail          Northgate Shopping Center       12311 Nacogdoches               San Antonio       TX
516    Warehouse       Chromalloy - Park 10            17015 Park Row B                Houston           TX
517    Multifamily     Hampton Place Apartments        1915 West Waters Avenue         Tampa             FL
518    Multifamily     Bedford Terrace Apartments      1054 S. Bedford St.             Los Angeles       CA
519    Multifamily     Casa Overlanda                  1932 Overland Ave.              Los Angeles       CA
520    Retail          Handy Andy Home Improvement     Route 30 and Theodore Street    Crest Hill        IL
521    Private School  Colorado Institute of Art       300 E. Ninth Avenue             Denver            CO
522    Retail          4483 Connecticut Avenue, NW     4483 Connecticut Avenue, NW     Washington        DC
523    Retail          Theophilos Center               2521 Rutland Drive              Austin            TX
524    Retail          Song Plaza                      8201 SE Powell Blvd             Portland          OR
525    Retail          Mcgee 407 Joint Venture         1301 W. Highway 407             Lewisville        TX
526    Retail          Erindale Plaza                  3632-3662 Lithia Pinecrest Rd.  Brandon           FL
527    Office          Heritage Square                 4028 Holcomb Bridge Road        Atlanta           GA
528    Office          317 E. Carrillo Street          317 E. Carrillo St.             Santa Barbara     CA
529    Office          Perrin Oaks Garden Offices      10615 Perrin Beitel Road        San Antonio       TX
530    Warehouse       6225 E. 38th Avenue             6225 E. 38th Avenue             Denver            CO
531    Warehouse       Smsl Associates                 6 Meadow Road                   Lyndhurst         NJ
532    Industrial      Taft - Vineland Business Ctre   943 & 955 Taft - Vineland Road  Orlando           FL
533    Retail          17240 SE Mc Loughlin Blvd.      17240 SE Mc Loughlin Blvd.      Portland          OR
534    Multifamily     Cynthia Square Apartments       10202 Challenge Drive           Jacinto City      TX
535    Office          Plaza 451                       451 SW Tenth Street             Renton            WA
536    Retail          495 North G St.                 495 North G St.                 San Bernardino    CA
537    Industrial      Mt. Hood Chemical Building      4456 NW Yeon Avenue             Portland          OR
538    Office          7442 N. Figueroa St.            7442 N. Figueroa St.            Los Angeles       CA
539    Multifamily     The Arrangement Apartments      Burton Drive & Oltorf Road      Austin            TX
540    Retail          El Mercado Shopping Center      9055 Marbach Rd.                San Antonio       TX
541    Warehouse       Wesco                           1333 State College Parkway      Anaheim           CA
542    Warehouse       Whitesell Construction Company  1816 Underwood Blvd.            Delran Township   NJ
543    Warehouse       Shen Liang U S A, Inc.          2110 Mc Daniel Drive            Carrollton        TX
544    Industrial      Everspring Enterprises          2301 Century Center Boulevard   Irving            TX
545    Warehouse       6160-6190 Boatrock Blvd.        6160-6190 Boatrock Blvd.        Atlanta           GA

                                      A-50

  Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                           as of the Cut-Off Date

                                   Cut-Off Date
                                    Scheduled
Property                            Principal                      Mortgage          Annual
  Zip           Loan      Lien      Balance       Amortization     Interest           Debt      Normalized                   Loan
 Code           Group     Status     (SPB)           Type            Rate            Service       NOI           DSCR         No.
-------         -----     -----    -----------    ------------   ------------      ----------   ----------       ----        ----
 60435             1         1       732,260    Amortizing         10.250           94,068        155,156        1.65         501
 97035             1         1       732,091    Amortizing         10.000           84,252        126,411        1.50         502
 90010             1         1       720,360    Amortizing          9.750           82,236        132,515        1.61         503
 20036             1         1       717,895    Amortizing          9.250           82,800         87,279        1.05         504
 30001             1         1       714,376    Amortizing         10.375          118,548        141,093        1.19         505
 60510             1         1       709,662    Amortizing         10.000           79,836        126,261        1.58         506
 60020             1         1       700,176    Amortizing          8.000           66,348         76,105        1.15         507
 30064             1         1       689,333    Amortizing          8.500           66,608         96,243        1.44         508
 92506             1         1       687,133    Amortizing          9.500           72,468         75,466        1.04         509
 91204             1         1       681,532    Amortizing          7.875           63,912         94,802        1.48         510
 92666             1         1       681,512    Amortizing          9.250           75,816        118,143        1.56         511
 75006             1         1       674,075    Amortizing          9.125           71,772        111,740        1.56         512
 19462             1         1       666,087    Amortizing          8.875           67,656         78,661        1.16         513
 20784             2         1       664,649    Amortizing          9.930           86,436        299,160        3.46         514
 78232             1         1       658,591    Amortizing          8.750           66,600        108,024        1.62         515
 77056             1         1       653,319    Amortizing          7.750          111,540        123,711        1.11         516
 33604             1         1       650,939    Amortizing          8.500           62,898         90,098        1.43         517
 90035             2         1       648,226    Amortizing          9.250           77,076        135,211        1.75         518
 90025             2         1       648,226    Amortizing          9.250           77,076         88,339        1.15         519
 60435             1         1       636,946    Amortizing          8.125           78,384        169,337        2.16         520
 80209             1         1       625,980    Amortizing          9.500           90,036        154,810        1.72         521
 20036             1         1       625,763    Interest Only       6.500           40,675         86,859        2.14         522
 78758             1         1       624,095    Amortizing          8.250           62,445        214,668        3.44         523
 97266             1         1       615,391    Amortizing          9.500           64,524        113,275        1.76         524
 75067             1         1       613,707    Amortizing          9.500           66,840         82,610        1.24         525
 33594             1         1       608,177    Amortizing          9.250           86,460        131,004        1.52         526
 30342             1         1       604,171    Amortizing          8.500           55,956         71,040        1.27         527
 93101             2         1       604,119    Amortizing          9.125           71,124         94,460        1.33         528
 78217             1         1       602,318    Amortizing          8.750           61,056         86,804        1.42         529
 80207             1         1       596,531    Amortizing         10.125           69,144        104,884        1.52         530
 07071             1         1       593,847    Amortizing         10.375          161,088        215,167        1.34         531
 32824             1         1       582,180    Amortizing          8.625           75,168         89,451        1.19         532
 97277             1         1       581,169    Amortizing          9.750           84,576        136,651        1.62         533
 77029             1         1       577,257    Amortizing          9.000          115,152        225,651        1.96         534
 98055             1         1       575,138    Amortizing          9.625           76,500        105,460        1.38         535
 92410             2         1       573,571    Amortizing          9.250           61,704         87,689        1.42         536
 97210             1         1       570,294    Amortizing          9.625           84,240        124,301        1.48         537
 90041             1         1       567,835    Amortizing          9.875           66,024         99,278        1.50         538
 78741             1         1       564,895    Amortizing          8.750          119,875        259,801        2.17         539
 78245             1         1       546,344    Amortizing          8.500           58,584         75,766        1.29         540
 92806             1         1       522,696    Amortizing          9.750           58,668         76,383        1.30         541
 08075             1         1       522,477    Amortizing         10.500           65,160        197,798        3.04         542
 75212             1         1       504,764    Amortizing          9.000           71,201        582,714        8.18         543
 75062             1         1       485,063    Amortizing          9.875           64,604        130,000        2.01         544
 30336             1         1       484,070    Amortizing          8.500           46,774         88,045        1.88         545

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                           Remaining    Scheduled
                                                                    Interest Only   Next Rate                Term     Amortization
 Loan       Property                   Source of       Origination      End           Reset     Maturity  to Maturity     Term
  No.         Name                       NOI              Date          Date          Date        Date       (Mo.)        (Mo.)
 ----      ----------                  ---------       -----------    ---------     ---------   ---------  ----------   ----------
 501      F & M Distributors              '94           09/10/86                                 10/01/96       8         244
 502      The Housing Center              '94           06/04/86                                 07/01/96       5         360
 503      3630 Wilshire Blvd.             '94           03/01/86                                 04/01/96       2         300
 504      1827 Jefferson Place          Pro Forma       08/01/88                                 09/01/98      31         240
 505      Turf Care Products Building     '94           07/05/90                                 08/01/05     114         180
 506      Wilson Plaza                    '94           03/10/88                                 03/20/98      26         342
 507      Fox Lake Commons                '94           04/29/94                                 05/15/04     100         300
 508      Natchez Trace                   Static        01/01/96                                 12/31/02      84         300
 509      Dominion Square                 '94           05/23/85                                 06/15/98      29         300
 510      320 Cerritos Avenue             '94           05/01/89                                 06/01/99      40         300
 511      The Pomeroy Family Trust        '94           05/21/85                                 06/01/00      52         254
 512      Colorweb Properties             '94           05/14/87                                 06/09/97      17         360
 513      Whitemarsh Business Ctr. I I I  '94           05/25/89                                 06/10/99      41         302
 514      Monroe Gardens                  '94           08/13/90                     09/01/00    09/01/10     175         240
 515      Northgate Shopping Center       '94           01/18/94                                 02/01/01      60         300
 516      Chromalloy - Park 10            '94           11/15/78                                 12/01/03      94         120
 517      Hampton Place Apartments        '94           01/01/96                                 12/31/02      84         300
 518      Bedford Terrace Apartments      '94           04/01/87                     05/20/97    05/20/02      76         228
 519      Casa Overlanda                  '94           04/01/87                     05/20/97    05/20/02      76         228
 520      Handy Andy Home Improvement     '94           05/01/89                                 06/01/99      40         183
 521      Colorado Institute of Art       '94           05/20/87                                 06/20/97      17         184
 522      4483 Connecticut Avenue, NW     '94           07/29/87     05/25/99                    05/25/99      40           0
 523      Theophilos Center               '94           03/13/92                                 04/30/97      15         300
 524      Song Plaza                      '94           12/05/86                                 01/15/99      36         300
 525      Mcgee 407 Joint Venture         '93           10/19/92                                 11/01/02      81         300
 526      Erindale Plaza                 Static         06/01/92                                 06/15/02      77         180
 527      Heritage Square                 '94           08/20/85                                 04/01/99      38         360
 528      317 E. Carrillo Street          '94           06/01/87                     07/01/97    07/01/02      77         244
 529      Perrin Oaks Garden Offices      '94           11/08/93                                 12/01/00      58         300
 530      6225 E. 38th Avenue             '94           09/03/86                                 10/05/96       9         290
 531      Smsl Associates                 '94           08/24/90                                 09/06/00      56         120
 532      Taft - Vineland Business Ctre   '93           11/03/88                                 12/15/98      35         185
 533      17240 SE Mc Loughlin Blvd.      '94           06/16/87                                 07/01/07     137         180
 534      Cynthia Square Apartments       '94           10/29/74                                 10/15/02      81         335
 535      Plaza 451                       '93           06/28/79                                 07/01/09     161         360
 536      495 North G St.                 '94           04/01/87                     06/01/97    06/01/02      76         360
 537      Mt. Hood Chemical Building      '94           01/26/87                                 02/01/97      12         184
 538      7442 N. Figueroa St.            '94           04/25/85                                 05/01/00      51         240
 539      The Arrangement Apartments      '94           03/28/74                                 04/01/02      74         336
 540      El Mercado Shopping Center      '94           07/29/94                                 08/15/04     103         240
 541      Wesco                           '94           12/01/86                                 01/01/97      11         300
 542      Whitesell Construction Company  '94           09/29/88                                 10/01/13     212         300
 543      Shen Liang U S A, Inc.          '93           05/29/92                                 07/01/97      17         180
 544      Everspring Enterprises          '94           10/25/79                                 11/01/09     165         360
 545      6160-6190 Boatrock Blvd.       Static         01/01/96                                 12/31/02      84         300

                                      A-52

  Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                           as of the Cut-Off Date

                                                                                                Cut-Off
                    Prepayment                                                                   Date
  Cut-Off Date        Charge       Lockout                          Occupancy      Size        Scheduled     Original
   Prepayment       Expiration   Expiration    Year                   as of     (Sq. Ft. or     Principal      LTV      Loan
     Status           Date(1)       Date       Built    Occupancy     Date         Units)     Balance/Size    Ratio      No.
-----------------   ----------   ----------   ------    ---------   ---------   -----------   ------------   --------   ----
Yield Maintenance     10/96                    1961       100.0      11/25/94      28,000            26        71.0      501
Yield Maintenance     07/96                    1981       100.0      11/21/94      15,869            46        70.0      502
Yield Maintenance     04/96                    1932       100.0      05/25/95      10,480            69        36.0      503
Yield Maintenance     09/98                    1900       100.0      05/03/93       5,385           133        67.0      504
Yield Maintenance     08/05                    1990       100.0      05/15/95      29,547            24        67.0      505
Yield Maintenance     03/98                    1987       100.0      01/01/95      11,160            64        75.0      506
Open                                           1986        89.0      04/07/95      19,430            36        67.0      507
Locked                07/02       01/01/98     1983        88.0      05/31/95      15,600            44        75.0      508
Yield Maintenance     06/98                    1984        55.0      03/30/95      13,031            53        69.0      509
Yield Maintenance     06/99                    1989       100.0      06/02/95       9,800            70        72.0      510
Yield Maintenance     06/00                    1909        40.0      06/29/95      11,612            59        75.0      511
Yield Maintenance     06/97                    1987       100.0      03/21/95      28,000            24        75.0      512
Yield Maintenance     06/99                    1988       100.0      05/18/95       8,400            79        73.0      513
Yield Maintenance     09/00                    1957        89.0      01/01/95         105         6,330        25.0      514
Yield Maintenance     02/01                    1984        82.0      06/01/95      46,218            14        62.0      515
Declining             12/03                    1978       100.0      12/31/94      60,100            11        75.0      516
Locked                07/02       01/01/98     1984        79.0      11/30/94          49        13,284        75.0      517
Yield Maintenance     05/97                    1965       100.0      12/31/94          24        27,009        50.0      518
Yield Maintenance     05/97                    1966       100.0      12/31/94          21        30,868        48.0      519
Yield Maintenance     06/99                    1961       100.0      11/24/94      60,000            11        55.0      520
Yield Maintenance     06/97                    1957       100.0      12/31/94      14,864            42        62.0      521
Yield Maintenance     05/99                    1925       100.0      12/31/94       3,000           209        69.0      522
Open                                           1883        97.0      06/20/95      29,898            21        43.0      523
Yield Maintenance     01/99                    1983       100.0      10/28/94      13,916            44        71.0      524
Yield Maintenance     11/02                    1984       100.0      12/31/94      15,539            39        67.0      525
Yield Maintenance     06/02                    1988       100.0      06/23/95      19,597            31        83.0      526
Yield Maintenance     04/99                    1984        87.0      05/02/95       9,150            66        73.0      527
Yield Maintenance     07/97                    1982       100.0      01/27/95       5,550           109        74.0      528
Yield Maintenance     12/00                    1983        88.0      08/31/95      30,373            20        49.0      529
Yield Maintenance     10/96                    1973       100.0      10/25/94      48,484            12        52.0      530
Yield Maintenance     09/00                    1968       100.0      12/31/94      30,000            20        42.0      531
Yield Maintenance     12/98                    1988       100.0      03/30/95      29,550            20        70.0      532
Yield Maintenance     07/07                    1987        54.0      12/31/94      10,400            56        75.0      533
Declining             10/02                    1975       100.0      02/28/95         122         4,732        75.0      534
Declining             07/09                    1979        90.0      02/14/94      21,218            27        66.0      535
Yield Maintenance     06/97                    1987       100.0      06/16/95       5,900            97        75.0      536
Yield Maintenance     02/97                    1971       100.0      03/01/95      46,386            12        75.0      537
Locked                05/00                    1966       100.0      04/26/95       8,500            67        69.0      538
Declining             04/02                    1973        91.0      06/01/95         112         5,044        74.0      539
Yield Maintenance     08/04                    1984        57.0      02/28/95      20,028            27        49.0      540
Yield Maintenance     01/97                    1978       100.0      06/02/95      16,800            31        75.0      541
Yield Maintenance     10/13                    1972       100.0      04/10/95      34,707            15        50.0      542
Yield Maintenance     07/97                    1983       100.0      07/01/94      44,800            11        70.0      543
Declining             11/09                    1979       100.0      03/21/95      40,000            12        74.0      544
Locked                07/02       01/01/98     1975       100.0      05/01/95      66,168             7        45.0      545

                                      A-53

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date


 Loan          Property                  Property                                                           Property        Prop.
  No.            Type                      Name                      Property Address                         City          State
 -----         --------                  --------                    ----------------                      --------         ------
 546            Multifamily     Victoria Apartments                   3518 Roswell Road NW                  Atlanta            GA
 547            Retail          Bonita Centre East                    4500-4538 Bonita Road                 Chula Vista        CA
 548            Retail          Aspenglen Shopping Center             4494 State Highway 6 North            Houston            TX
 549            Office          Sherwood Forest Office Bldg.          1303-1315 Sherwood Forest             Houston            TX
 550            Office          99202 Argonne Road                    99202 Argonne Road                    Spokane            WA
 551            Industrial      1985 Swarthmore Ave.                  1985 Swarthmore Ave.                  Lakewood           NJ
 552            Warehouse       Tilton Equipment Building             1295 Old Alpharetta Road              Forsyth County     GA
 553            Office          Right Bank Building                   1401 Blake Street                     Denver             CO
 554            Industrial      3415 Empire Boulevard                 3415 Empire Boulevard                 Atlanta            GA
 555            Office          5465 Blair Road Office Bldg.          5465 Blair Road                       Dallas             TX
 556            Office          Heltzer Sales Corporation             5135 Golf Road                        Skokie             IL
 557            Warehouse       3308 Industrial Drive                 3308 Industrial Drive                 Santa Rosa         CA
 558            Retail          Belmont Square Shopping Center        6347-6359 Belmont Ave.                Chicago            IL
 559            Warehouse       3821 Airport Drive                    1909 E. 38 1/2 Street                 Austin             TX
 560            Retail          Lyons Station Plaza                   23402-34 Lyons Ave.                   Newhall            CA
 561            Industrial      7248 S. Tucson Way                    7248 S. Tucson Way                    Englewood          CO
 562            Warehouse       The Work Center                       5340 Rittiman Road                    San Antonio        TX
 563            Restaurant      Chili's Bar & Grill                   329 W. Spring Valley Road             Richardson         TX
 564            Warehouse       10151 I H  35 North                   10151 I H  35 North                   San Antonio        TX

                                      A-54

    Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                               Cut-Off Date
                                Scheduled
Property                         Principal                       Mortgage      Annual
  Zip         Loan      Lien     Balance     Amortization         Interest      Debt         Normalized                  Loan
 Code         Group    Status     (SPB)         Type                Rate       Service          NOI          DSCR         No.
--------      -----    ------   ---------   ------------        ----------    --------       ----------      ----        ----
 30305         1          1       460,483      Amortizing          10.250         94,836        136,111       1.44         546
 92002         1          1       453,230      Amortizing           9.750        126,708        413,042       3.26         547
 77084         1          1       449,329      Amortizing           8.500         42,444         97,688       2.30         548
 77043         1          1       437,412      Amortizing           9.250         46,437        104,340       2.25         549
 99212         1          1       379,373      Amortizing          10.250         58,908         76,832       1.30         550
 08701         1          1       371,721      Amortizing           8.500         35,918         57,796       1.61         551
 30201         1          1       362,376      Amortizing          10.000         81,396         83,038       1.02         552
 80202         1          1       355,822      Amortizing           8.500         36,235         50,925       1.41         553
 30354         2          1       340,003      Amortizing           7.750         41,592        106,973       2.57         554
 75231         1          1       331,163      Interest Only        8.500         28,149         37,293       1.32         555
 60077         1          1       322,139      Amortizing          10.000         70,932        146,661       2.07         556
 95401         2          1       317,711      Amortizing           9.875         42,564         54,108       1.27         557
 60634         1          1       312,856      Amortizing           8.500         30,230         37,788       1.25         558
 78722         1          1       300,000      Amortizing           8.000         26,424         65,534       2.48         559
 91381         1          2       273,813      Amortizing          10.125         32,532        344,867       2.63         560
 80112         1          1       249,075      Amortizing           8.500         25,365         68,362       2.70         561
 78218         1          1       167,719      Amortizing           8.500         16,680         42,832       2.57         562
 75081         1          1       126,897      Amortizing           9.750        102,012        152,866       1.50         563
 78233         1          1       125,131      Amortizing           8.500         12,324         20,384       1.65         564


                                      A-55

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                                            Remaining    Scheduled
                                                                     Interest Only   Next Rate                Term     Amortization
 Loan           Property                Source of       Origination      End           Reset     Maturity  to Maturity    Term
  No.             Name                    NOI              Date          Date          Date        Date       (Mo.)       (Mo.)
 ----     -------------------------     ---------       -----------  -------------   ---------  ---------  ----------  -----------
 546      Victoria Apartments              '94           09/15/87                                10/10/02       81          180
 547      Bonita Centre East               '94           05/15/90                                06/15/00       53           66
 548      Aspenglen Shopping Center        '94           03/11/93                                03/15/03       86          360
 549      Sherwood Forest Office Bldg.     '94           03/30/93                                04/10/03       87          300
 550      99202 Argonne Road               '94           08/21/86                                09/01/06      127          240
 551      1985 Swarthmore Ave.            Static         01/01/96                                12/31/02       84          300
 552      Tilton Equipment Building        '94           12/11/86                                12/15/01       71          120
 553      Right Bank Building              '93           04/05/92                                04/05/97       15          300
 554      3415 Empire Boulevard            '94           01/04/89                     02/01/99   02/01/09      156          180
 555      5465 Blair Road Office Bldg.     '94           05/21/81     02/01/11                   02/01/11      180            0
 556      Heltzer Sales Corporation        '94           01/28/87                                03/01/02       73          180
 557      3308 Industrial Drive            '93           08/28/84                     09/10/99   09/01/04      104          300
 558      Belmont Square Shopping Center   '94           01/01/96                                12/31/02       84          300
 559      3821 Airport Drive               '94           01/04/94                                02/01/04       96          360
 560      Lyons Station Plaza              '94           02/07/85                                03/01/00       49          300
 561      7248 S. Tucson Way               '93           04/01/92                                04/05/97       15          300
 562      The Work Center                  '94           11/15/93                                12/01/00       58          299
 563      Chili's Bar & Grill              '94           05/20/87                                06/01/97       16          120
 564      10151 I H  35 North              '94           07/01/94                                07/15/04      102          300

                                      A-56

   Summary Information Regarding the Mortgage Loans and Mortgaged Properties
                             as of the Cut-Off Date

                                                                                        Cut-Off
                  Prepayment                                                             Date
 Cut-Off Date       Charge     Lockout                        Occupancy     Size       Scheduled       Original
  Prepayment      Expiration  Expiration   Year                 as of    (Sq. Ft. or    Principal         LTV     Loan
    Status          Date (1)    Date       Built   Occupancy     Date       Units)    Balance/Size      Ratio     No.
 ------------     ----------  ----------   -----   ---------   --------   ----------   ------------    ---------  -----
Yield Maintenance       10/02              1962      100.0    01/01/95          40     11,512            61.0     546
Yield Maintenance       06/00              1982      100.0    06/05/95      22,777         20            22.0     547
Yield Maintenance       03/03              1982       94.0    06/30/95      19,195         23            88.0     548
Yield Maintenance       04/03              1982      100.0    06/08/95      30,498         14            60.0     549
Yield Maintenance       09/06              1985      100.0    12/20/94       8,900         43            69.0     550
Locked                  07/02  01/01/98    1989      100.0    06/13/95      37,500         10            37.0     551
Yield Maintenance       12/01              1985      100.0    04/27/95      13,644         27            75.0     552
Open                                       1888       81.0    03/08/95      14,739         24            75.0     553
Yield Maintenance       02/99              1958      100.0    05/15/95      34,805         10            75.0     554
Open                                       1981      100.0    10/18/94       6,811         49            74.0     555
Yield Maintenance       03/02              1969      100.0    03/13/95      12,500         26            66.0     556
Yield Maintenance       09/99              1984       49.0    04/08/94      10,950         29            73.0     557
Locked                  07/02  01/01/98    1987       88.0    05/31/95       8,053         39            57.0     558
Yield Maintenance       02/04              1985      100.0    06/01/95      15,443         19            68.0     559
Yield Maintenance       03/00              1977       92.0    03/01/95      28,556         10            49.0     560
Yield Maintenance       04/97              1984      100.0    06/01/94       7,956         31            95.0     561
Open                                       1982      100.0    03/31/95      16,284         10            69.0     562
Yield Maintenance       06/97              1983      100.0    07/01/94       6,176         21            47.0     563
Yield Maintenance       07/04              1983      100.0    01/09/95       8,619         15            85.0     564

(1)  For Rate Reset Mortgage Loans, indicates the month and year of the commencement of the next Option Period, during which time a
     Mortgagor may prepay the related Mortgage Loan at par.  After the expiration of such Option Period, a Mortgagor would generally be required again to pay a Prepayment Charge in order to make a Principal Prepayment on the related Mortgage Loan until the next Option Period (if any).


                 EXPLANATION OF CERTAIN COLUMN HEADINGS FOR THE
             SUMMARY OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Lien Status is the relative lien position of a Mortgage Loan.

Cut-Off Date Scheduled Principal Balance is the Mortgage Loan's Scheduled Principal Balance as of February 1, 1996.

Amortization Type includes:

     Interest Only: The Mortgage Loan pays interest only during its term and has a Balloon Payment due on maturity.

     Amortizing: The Mortgage Loan amortizes either fully or partially over its term.

     IO then Amortizing: The Mortgage Loan pays interest only for a portion of its term and then begins to amortize, with a Balloon Payment due on maturity.

Mortgage Interest Rate represents the annual rate at which interest accrues on the Mortgage Loan as of the Cut-Off Date.

Annual Debt Service is the amount of principal and interest payments required to be made annually under the terms of the Mortgage Loan as of the Cut-Off Date.

Normalized  NOI  generally   represents  net  operating   income  with   certain
adjustments (as described in Appendix B) per an operating statement provided by the related Mortgagor.

DSCR is the debt service coverage ratio calculated using the Normalized NOI as the numerator and a Mortgage Loan's current annual debt service as the denominator. For Mortgage Loans secured by second liens, DSCR is calculated using the aggregate debt service for both the senior mortgage loan and the subordinate mortgage loan.

Source of NOI indicates the source of the NOI used to calculate the debt service coverage ratio.

Interest Only End Date is the payment date on which IO then Amortizing Mortgage Loans begin to amortize or Interest Only Mortgage Loans mature.

Next Rate Reset Date is the next date which grants the holder of such Rate Reset Mortgage Loan, the option, in its sole discretion, to reset the Mortgage Interest Rate.

Cut-Off Date Prepayment Status indicates whether a Mortgage Loan (a) prohibits the Mortgagor from prepaying such Mortgage Loan ('Lock-out'); (b) permits the Mortgagor to prepay the related Mortgage Loan subject to a Prepayment Charge calculated with a Treasury yield maintenance formula ('Yield Maintenance'); (c) permits the Mortgagor to prepay the related Mortgage Loan subject to a Prepayment Charge calculated as a percentage of the principal balance of the related Mortgage Loan, which percentage generally decreases over the term of such Mortgage Loan ('Declining'); and (d) permits the Mortgagor to prepay the related Mortgage Loan without payment of a Prepayment Charge ('Open').

Prepayment Charge Expiration Date is the date on which the Mortgagor's obligation to pay the Prepayment Charge in connection with a prepayment of principal on the Mortgage Loan terminates. With respect to any Group 2 Mortgage Loan, the Prepayment Charge Expiration Date is the first date of the first Rate Reset Option Period after the Cut-Off Date.

Lockout Expiration Date represents, for those Mortgage Loans that are subject to a prepayment lockout period as of the Cut-Off Date, the date on which such prepayment lockout ends.

Size is provided in square feet for the retail, office, warehouse and industrial properties, and units for the multifamily properties and the parking garage (spaces).

                                                                      APPENDIX B

                              NET OPERATING INCOME

DEBT SERVICE COVERAGE RATIOS: DESCRIPTION OF KEY TERMS

     (1) '1994 NOI,' or '1993 NOI' as used herein, with respect to any Mortgaged Property or group of Mortgaged Properties means, for 1994 or 1993, as the case may be, the excess of (a) the Total Revenues for such Mortgaged Property or group of Mortgaged Properties for such fiscal year over (b) the total operating expenses of such Mortgaged Property or Mortgaged Properties incurred during such fiscal year, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures or reserves therefor.

     'Total Revenues,' as used herein, with respect to any Mortgaged Property or group of Mortgaged Properties means, (a) for 1994 NOI and 1993 NOI, the total revenue generated at such Mortgaged Property or Properties during the related Mortgaged Property's 1994 or 1993 fiscal year, as applicable, and (b) for Static NOI and Pro Forma NOI as further described under 'Next Twelve Months Total Revenues' or 'Pro Forma Total Revenues,' respectively. In all cases, total revenue includes for (a) office, retail, warehouse and industrial properties: base rent, percentage rent, other revenues and expense recoveries, and (b) multifamily properties: rental revenues and other revenues. No representation is made as to future levels of revenues for any of the Mortgaged Properties.

     Operating expenses generally include salaries, utilities, maintenance, general and administrative, real estate tax, insurance, management fees, ground rent (as applicable) and other expenses. Operating expenses generally do not include amounts for leasing commissions, tenant improvements, capital improvements and replacement reserves. The operating expenses were generally derived from the operating statements received from the respective Mortgagors.

     1994 NOI and 1993 NOI for each Mortgaged Property or group of Mortgaged Properties are derived from information furnished by the respective Mortgagor. In some cases, CLIC (U.S.) caused to be made certain adjustments to determine 1994 NOI and 1993 NOI resulting in an adjustment of certain items on the
Mortgagor provided operating statements, based on an evaluation of such operating statements and the assumptions applied by the respective Mortgagors in preparing such statements and information. Such changes were considered only for those Mortgage Loans with unpaid principal balances in excess of $1,000,000 as of the time of analysis. There can be no assurance that the components of 1994 NOI and 1993 NOI for a Mortgaged Property or group of Mortgaged Properties (i.e., Total Revenues and operating expenses) as determined under generally accepted accounting principles ('GAAP') would be the same as those used in computing the stated 1994 NOI and 1993 NOI for such Mortgaged Property or group of Mortgaged Properties. Moreover, 1994 NOI and 1993 NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     (2) 'Static NOI,' as used herein, with respect to any Mortgaged Property or group of Mortgaged Properties means, the excess of (a) estimated 'Next Twelve Months Total Revenues' for such Mortgaged Property or group of Mortgaged Properties over (b) estimated 'Next Twelve Months Total Operating Expenses' of such Mortgaged Property or group of Mortgaged Properties, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures or reserves therefor.

     'Next Twelve Months Total Revenues' for such Mortgaged Property or group of Mortgaged Properties have been generally estimated by reviewing 1994 Total Revenues (and where not available 1993 Total Revenues) as well as the most recent rent roll and adjusting the Total Revenues to the anticipated annual rental payments to be received from currently existing tenants per the most recent rent roll and tenants under newly signed leases, including, but not limited to, base rents, recoveries and other rents. In the case of office, retail, warehouses and industrial properties, in certain instances to the extent any of the tenants in occupancy had leases that were scheduled to expire during the first six months of 1995 or CLIC (U.S.) received written notification of non-renewal of leases with expiration/termination dates scheduled to occur prior to July 1, 1996, revenues were not calculated for such tenants unless replacement tenants were in place or were expected to commence rental payments prior to July 1, 1996 per executed leases or lease commitments. Additionally, adjustments were made in certain instances to annual rental payments anticipated from tenants with leases scheduled to expire within the last six months of 1995 and during 1996 where the contractual rental payments were determined by CLIC (U.S.) to be above current market levels.

     'Next Twelve Months Total Operating Expenses' used for calculating Static NOI were generally calculated increasing 1994 operating expenses by 3.0% (and by 3.0% per year over 1993 operating expenses, if applicable) for salaries, utilities, maintenance, general and administrative and other expenses. Real estate taxes and insurance premiums were either based upon actual 1995 figures or increased 2.0% and 3.0%, respectively, over 1994 levels (and by 2.0% and 3.0% per year, respectively over 1993 levels, if applicable). Management fees were calculated as a percentage of Next Twelve Months Total Revenues (which percentage was the same as management fees divided by Total Revenues per the 1994 NOI or 1993 NOI, as applicable) and were a minimum of 3.0% -- 5.0% of effective gross income. Exceptions were made for specific circumstances where it was determined based on the specific Mortgaged Property or group of Mortgaged Properties that an increase in excess of the stated assumptions above or a decrease from 1994 or 1993 operating expenses, as the case may be, was warranted.

     (3) 'Pro Forma NOI' as used herein with respect to any Mortgaged Property or group of Mortgaged Properties, means the excess of (a) estimated Pro Forma Total Revenues for such Mortgaged Property or group of Mortgaged Properties over
(b) estimated Pro Forma Total Operating Expenses for such Mortgaged Property or group of Mortgaged Properties, without giving effect to any deductions for debt service, depreciation, amortization, or capital expenditures or reserves therefor.

     'Pro Forma Total Revenues' for such Mortgaged Property or group of Mortgaged Properties have generally been estimated by reviewing, as available
(i) estimated revenues contained in appraisals prepared for or by Mortgage Loan originators, (ii) current market information, (iii) 1992 revenues, (iv) site inspection reports, (v) current rent rolls and (vi) any other data resources deemed appropriate where no 1993 or 1994 Mortgagor operating statements were available.

     'Pro Forma Total Operating Expenses' for such Mortgaged Property or group of Mortgaged Properties have generally been estimated by reviewing, as available, (i) estimated expenses contained in appraisals prepared for or by Mortgage Loan originators, (ii) current market information, (iii) 1992 expenses,
(iv) site inspection reports, and (v) any available data resources deemed appropriate where no 1993 or 1994 Mortgagor operating statements were available.

                                                                    APPENDIX C-1

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT



                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                      COMPARATIVE FINANCIAL STATUS REPORT
                          as of _____________________

-----------------------------------------------------------------------------------------------
                                                       Original Underwriting Information
                                                                   Base Year
----------------------------------------------------------------------------------------------
                    Current                   Last
                    Sched.    Paid  Annual    Prop.     Financial                        (1)
Loan               Principal  Thru   Debt    Inspect.  Info. as of   %    Total   $     DSCR
Num.  City  State   Balance   Date  Service    Date       Date      Occ.  Rev.   NOI     x
----------------------------------------------------------------------------------------------

List all loans currently in the Trust (with or without information) in descending loan balance order.

Total              $                $                                WA   $      $      WA

                                                            Received
Financial Information:                            Loans                    Balance
                                             #          %                  $     %
Current Full Year:
Current Full Year received with DSC <1:
Prior Full Year:
Prior Full Year received with DSC <1:

(1) DSCR calculated using NOI/Annual Debt Service.
(2) Net change should compare the latest year to the underwriting year.

---------------------------------------------------------------------------------------------------------------
              Prior Full Year Operating Information                Current Annual Operating Information
               as of _______                 Normalized               as of ______        Normalized
---------------------------------------------------------------------------------------------------------------

         Last                                                 Last
         Prop.     Financial                       (1)        Prop.     Financial                          (1)
Loan   Inspect.    Info. as of   %    Total   $    DSCR     Inspect.     Info. as of   %    Total    $     DSCR
Num.     Date      Date         Occ.   Rev.  NOI     x         Date      Date         Occ.   Rev.   NOI     x
---------------------------------------------------------------------------------------------------------------
Total                            WA     $      $     WA                                 WA    $      $       WA

                                                           Required
Financial Information:                            Loans                Balance
                                             #        %            $    %



---------------------------------------------------------------
                                                  (2)
                     'Actual'                  Net Change
            YTD Financial Information           Current &
                  Month Reported                   Base
---------------------------------------------------------------
        Financial                                   %
Loan   Info. as of   %    Total    $   %      %    Total   DSCR
Num.      Date      Occ.   Rev.   NOI  DSC   Occ.   Rev.     x
---------------------------------------------------------------
Total               WA     $     $     WA    WA     $      WA





                                     C-1-1

                                                                    APPENDIX C-2

                     FORM OF DELINQUENT LOAN STATUS REPORT


                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                         DELINQUENT LOAN STATUS REPORT
                         as of ________________________

   -----------------------------------------------------------------------------------------------------------------------
                                                (a)            (b)           (c)            (d)          (e)=a+b+c+d
   -----------------------------------------------------------------------------------------------------------------------
                         Sq. Ft.                              Total
     Loan                   or                              Outstand.       Total         Other
   Number,                Units,     Paid       Sched.         P&I        Outstand.     Advances                  Current
    City &     Prop.      Occ %,     Thru     Principal      Advances      Expenses     (Taxes &       Total      Monthly
    State       Type       Date      Date      Balance       to Date       to Date       Escrow)     Exposure       P&I
   -----------------------------------------------------------------------------------------------------------------------
   FCL - Foreclosure
   LTM - Latest 12 Months


   -------------------------------------------------------------------------------------------------------------------------------
                                                            (f)                                  (g)=(.92*f)-e
   -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Date
                                                                                                                     NOI
                                                            Most      Appraisal       Transfer     Loss Using      Filed/
  Current                LTM      LTM                    Accurate       BPO or          Date/         92%            FCL
  Interest   Maturity    NOI      NOI,     Valuation     Property     Internal        Closing      Appr. or         Sale
    Rate      Date       Date     DSCR       Date         Value        Value**          Date        BPO(f)          Date   Status*
  --------------------------------------------------------------------------------------------------------------------------------
  90 + DAYS DELINQUENT
  60-89 DAYS DELINQUENT
  30-59 DAYS DELINQUENT
  Specially Serviced Mortgage Loans that are Current


 *Status should contain a code indicating the current direction of each loan such as (FCL-In Foreclosure, MOD-Modification, DPO-Discount Payoff, NS-Note Sale, BK-Bankruptcy, PP-Payment Plan, Curr-Current, TBD-To Be Determined, etc.). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).

**App-Appraisal, BPO-Broker Opinion, Int.-Internal Value



                                     C-2-1

                                                                    APPENDIX C-3

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT



                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                      HISTORICAL LOAN MODIFICATION REPORT
                         as of ________________________

-----------------------------------------------------------------------------------------------------------------------
                                                       Balance
                                                      When Sent     Balance at the
                                                         to         Effective Date                    Num.
   Loan       City/        Mod./       Effective       Special            of                        Months /
  Number      State      Extension        Date        Servicer      Rehabilitation     Old Rate     New Rate    Old P&I
-----------------------------------------------------------------------------------------------------------------------


THIS REPORT IS HISTORICAL

Total For All Loans:

Total For Loans in Current Month:

                                      # of Loans                   $  Balance

Modifications:
Maturity Date Extensions:

Total:

-----------------------------------------------------------------------------------------------------------------------
                                       Total                          (2) Est.
                                       Num.                            Future
                                      Months                        Interest Loss
                                        for        (1) Realized      to Trust $
             Old          New        Change of       Loss to            (Rate
New P&I     Maturity     Maturity       Mod.          Trust $         Reduction)        COMMENTS
------------------------------------------------------------------------------------------------------------------------






                                     C-3-1

                                                                    APPENDIX C-4

                    FORM OF HISTORICAL LOSS ESTIMATE REPORT


                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                         as of ________________________

-----------------------------------------------------------------------------------------------------------------
                           (c)=b/a        (a)                      (b)         (d)           (e)           (f)
-----------------------------------------------------------------------------------------------------------------
                                         Latest
                           % Rec.      Appraisal      Effect                Net Amt.
Servicer                    From       or Brokers     Date of     Sales     Received      Scheduled     Total P&I
Loan ID     City/State      Sale        Opinion        Sale       Price     from Sale      Balance      Advanced
-----------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL

Total all Loans:

Current Month Only:

-----------------------------------------------------------------------------------------------------------------
(g)          (h)        (i)=d-(f+g+h)    (k)=i-e                  (m)                   (n)=k+m        (o)=n/e
-----------------------------------------------------------------------------------------------------------------
                                         Actual       Date                  Minor
                                         Losses       Loss       Minor       Adj.      Total Loss     Loss % of
 Total     Servicing                      Passed      Passed     Adj. to     Passed        with        Scheduled
Expenses     Fees        Net Proceeds      Thru        Thru       Trust       Thru      Adjustment      Balance
-----------------------------------------------------------------------------------------------------------------





                                     C-4-1

                                                                    APPENDIX C-5

                           FORM OF REO STATUS REPORT



                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                               REO STATUS REPORT
                         as of ________________________

-------------------------------------------------------------------------------------------------------------------------------
                                               (a)          (b)          (c)          (d)            (e)=a+b+c+d
-------------------------------------------------------------------------------------------------------------------------------
                        Sq. Ft.
    Loan                  or                               Total        Other
    Num./               Units/     Paid      Sched.         P&I        Advances      Total                    Current
   City &     Prop.     Occ %/     Thru     Principal     Advances     (Taxes &     Expenses      Total       Monthly
    State     Type       Date      Date      Balance      To Date      Escrow)      To Date      Exposure       P&I
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                                           (f)                                   (g)=(.92*f)-e
--------------------------------------------------------------------------------------------------------------------------
                                   (YTD)                                 ($1)                       Loss
                          NOI       Most                  Most        Appraisal,     Transfer      Using
  Current                  as      Recent               Accurate        BPO or        Date/         92%            REO
 Interest    Maturity      of       NOI/      Appr.     Property       Internal      Closing      Appr. or     Acquisition
   Rate        Date       Date      DSCR      Date        Value         Value          Date       BPO (f)         Date
--------------------------------------------------------------------------------------------------------------------------
  Real Estate Owned


---------------------
 Pending
 Offers      Comments
---------------------

(1) Use the following codes: App. - Appraisal; BPO - Brokers Opinion; Int. - Internal Value.





                                     C-5-1

                                                                    APPENDIX C-6

                               FORM OF WATCH LIST


                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                                   WATCH LIST
                          as of __________________

--------------------------------------------------------------------------------------------------------------------------
                                              Sched.      Paid                 Current
 Loan                                        Principal    Thru     Maturity      DSC
Number    Property Type    City     State     Balance     Date       Date        (%)       COMMENT/REASON ON WATCH LIST
--------------------------------------------------------------------------------------------------------------------------
List all loans on Watch List and the reason for each being on the Watch List. List should be sorted in descending loan balance order.

Total:                                       $





                                     C-6-1

                                                                    APPENDIX C-7

                      FORM OF OPERATING STATEMENT ANALYSIS



                      FORM OF OPERATING STATEMENT ANALYSIS
                    Structured Asset Securities Corporation
             Multiclass Pass-Through Certificates, Series 1996-CFL
                      OPERATING STATEMENT ANALYSIS REPORT
                         as of ________________________

PROPERTY OVERVIEW:
    Servicer Loan Number
    Property Type
    Property Address, City, State
    Net Rentable Square Feet
    Year Built/Year Renovated
    Year of Operations              Underwriting       1993          1994          1995          YTD
    Occupancy Rate*
    Average Rental Rate
                                    *Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME                                                                                        No. of Mos.
    Number of Mos. Annualized                                     Prior Year    Current Year
    Period Ended                    Underwriting       1993          1994          1995       1996 YTD**    1995-Base    1995-1994
    Statement Classification         Base Year      Normalized    Normalized    Normalized    as of / /96   Variance     Variance
    Rental Income
    Pass Through/Escalations
    Other Income

Effective Gross Income                 $0.00          $0.00         $0.00         $0.00         $0.00           %            %

                                    Normalized -- Full year financial statements that have been reviewed by the underwriter or the
                                    Servicer.
                                    **YTD numbers will not be normalized.

OPERATING EXPENSES:
    Real Estate Taxes
    Property Insurance
    Utilities
    Repairs and Maintenance
    Management Fees
    Payroll & Benefits Expense
    Advertising & Marketing
    Professional Fees
    Other Expenses
    Ground Rent
Total Operating Expenses               $0.00          $0.00         $0.00         $0.00         $0.00           %            %

Operating Expense Ratio

Net Operating Income                   $0.00          $0.00         $0.00         $0.00         $0.00

    Leasing Commissions
    Tenant Improvements
    Replacement Reserve
Total Capital Items                    $0.00          $0.00         $0.00         $0.00         $0.00                      $0.00

N.O.I. After Capital Items             $0.00          $0.00         $0.00         $0.00         $0.00

Debt Service (per Servicer)            $0.00          $0.00         $0.00         $0.00         $0.00

Cash Flow After Debt Service           $0.00          $0.00         $0.00         $0.00         $0.00

(1) DSCR: (NOI/Debt Service)

DSCR: (After Reserve/Cap Items)

  Source of Financial Data:
                                    (i.e., operating statements, financial statements, tax return, other)

Notes and Assumptions:
--------------------------------------------------------------------------------

The years shown above will always show a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and due to reporting diferences among the financial statements of the borrowers.

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report.


                                     C-7-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX D

                               PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ('CBE') yield, modified duration, weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates under eight distinct scenarios.

     Scenario 1 assumes that the stated maturity date for each Group 1 Mortgage Loan is extended for one year and that each Group 2 Mortgage Loan matures on the first day of such Mortgage Loan's Option Period.

     Scenario 2 assumes that the stated maturity date for each Group 1 Mortgage Loan is extended for one year and each Group 2 Mortgage Loan remains outstanding until such Mortgage Loan's stated maturity date.

     Scenario 3 assumes that each Group 1 Mortgage Loan remains outstanding until such Mortgage Loan's stated maturity date and that each Group 2 Mortgage Loan matures on the first day of such Mortgage Loan's Option Period.

     Scenario 4 assumes that the stated maturity date for each Group 1 Mortgage Loan is extended for three years and that each Group 2 Mortgage Loan remains outstanding until such Mortgage Loan's stated maturity date.

     Scenario 5 assumes that each Group 1 Mortgage Loan with a debt service coverage ratio less than the weighted average debt service coverage ratio for the Group 1 Mortgage Loans as of the Cut-off Date is extended for three years past such Mortgage Loan's stated maturity date (the remaining Group 1 Mortgage Loans remain outstanding until their respective stated maturity dates) and that each Group 2 Mortgage Loan with debt service coverage ratios less than the weighted average debt service coverage ratio of the Group 2 Mortgage Loans as of the Cut-Off Date remains outstanding until such Mortgage Loan's stated maturity date (the remaining Group 2 Mortgage Loans mature on the first day of the related Mortgage Loan's Option Period).

     Scenario 6 assumes that the stated maturity date for each Group 1 Mortgage Loan is extended for one year and that each Group 2 Mortgage Loan matures on the first day of such Mortgage Loan's Option Period. In addition, prepayments commence at the indicated percentages of CPR on the Due Date immediately following the Prepayment Charge Expiration Date.

     Scenario 7 assumes that the stated maturity date for each Group 1 Mortgage Loan and Group 2 Mortgage Loan is extended for one year.

     Scenario 8 assumes that the stated maturity date for each Group 1 Mortgage Loan and Group 2 Mortgage Loan is extended for three years.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of February 15, 1996 to equal the assumed purchase prices, plus accrued interest, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amount on such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. For purposes of these tables, 'duration' has been calculated using the modified Macaulay Duration as specified in the 'PSA Standard Formulas.' The Macaulay Duration is calculated as the present value-weighted average time to receive future payments of principal and interest, and the PSA Standards Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. None of the prices in the tables take into account any accrued interest that may be payable in excess of the stated offering or purchase prices. Duration, like yield, will be affected by the prepayment rates and Balloon extensions that actually occur during the life of the Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables below. See 'YIELD,

PREPAYMENT AND MATURITY CONSIDERATIONS -- Weighted Average Life of the Offered Certificates' in the Prospectus.

     Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement in the tables below (the 'Prepayment Model' or 'CPR') represents an assumed constant rate of prepayments each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Mortgage Pool).

     The tables below have been prepared generally on the basis of the assumptions (collectively, the 'Modeling Assumptions') that (i) the settlement date for the sale of the Certificates is February 15, 1996, (ii) distributions on the Certificates are made on the 25th day of each month, commencing in March 1996, (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagor of principal and interest on the Mortgage Loans occur; (iv) each of the Mortgage Loans prepays monthly at the specified percentages of CPR as set forth in the following tables (without regard to lockout periods, except for Scenario 6, or provisions prohibiting partial payments), (v) all Scheduled Payments on the Mortgage Loans are timely received on the first day of each month commencing in March 1996, (vi) prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month in which a prepayment occurs commencing in February 1996 and includes one month's interest thereon, (vii) the Administrative Cost Rate is 0.07325% per annum, (viii) there is no Appraisal Reduction Amount applied to reduce the Certificate Principal Amounts of the Certificates, (ix) for certain Mortgage Loans with irregular payment terms, certain simplifying assumptions have been made, (x) interest accrues on all Mortgage Loans based upon a 360-day year consisting of twelve 30-day months,
(xi) CLIC (U.S.) is not required to repurchase any Mortgage Loan for the breach of any of its representations and warranties, (xii) no optional termination of the Trust occurs, (xiii) no Prepayment Charges are collected, (xiv) any extension of a Mortgage Loan Maturity Date will be limited by the amortization schedule of the related Mortgage Loan; (xv) fees following extension continue to be payable at the same rate as prior to extension and no Workout Fee is payable with respect thereto; and (xvi) each Class of Certificates has the following initial Certificate Principal Amount and Certificate Interest Rate:

                                     INITIAL
                                    AGGREGATE
                                   CERTIFICATE
                                 PRINCIPAL AMOUNT    INTEREST RATE
                                 ----------------    -------------
Class A-1A....................     $152,820,047         5.711%
Class A-1B....................      200,000,000         5.751%
Class A-1C....................      450,000,000         5.944%
Class A-2A....................      171,097,717         7.750%
Class A-2B....................      175,000,000         6.759%
Class B.......................       97,365,912         6.303%
Class C.......................      136,312,277         6.525%
Class D.......................      136,312,277         7.034%
Class E.......................       97,365,912         7.750%

It is not likely that all of the Mortgage Loans will have the characteristics assumed, even if the Mortgage Loans have the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loans will all prepay at any of the levels of CPR indicated in the tables or at any constant level.

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           7.319    1.22     7.678    0.99     8.121    0.80     9.334    0.53
          98.00           7.110    1.22     7.421    0.99     7.804    0.80     8.850    0.53
          98.25           6.903    1.23     7.165    0.99     7.487    0.80     8.369    0.53
          98.50           6.696    1.23     6.909    0.99     7.172    0.81     7.890    0.53
          98.75           6.490    1.23     6.655    1.00     6.859    0.81     7.415    0.53
          99.00           6.285    1.23     6.402    1.00     6.547    0.81     6.941    0.53
          99.25           6.080    1.23     6.150    1.00     6.236    0.81     6.471    0.54
          99.50           5.877    1.23     5.899    1.00     5.927    0.81     6.003    0.54
          99.75           5.674    1.23     5.649    1.00     5.619    0.81     5.537    0.54
         100.00           5.472    1.24     5.400    1.00     5.313    0.82     5.074    0.54
         100.25           5.270    1.24     5.153    1.01     5.008    0.82     4.614    0.54
         100.50           5.070    1.24     4.906    1.01     4.705    0.82     4.156    0.54
         100.75           4.870    1.24     4.660    1.01     4.403    0.82     3.700    0.54
Weighted Average
  Life (yrs)               1.32              1.06              0.86              0.56
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date       12/25/1997         8/25/1997         7/25/1997         2/25/1997

                                                     SCENARIO 2(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            7.319    1.22     7.678    0.99     8.121    0.80     9.334    0.53
          98.00            7.110    1.22     7.421    0.99     7.804    0.80     8.850    0.53
          98.25            6.903    1.23     7.165    0.99     7.487    0.80     8.369    0.53
          98.50            6.696    1.23     6.909    0.99     7.172    0.81     7.890    0.53
          98.75            6.490    1.23     6.655    1.00     6.859    0.81     7.415    0.53
          99.00            6.285    1.23     6.402    1.00     6.547    0.81     6.941    0.53
          99.25            6.080    1.23     6.150    1.00     6.236    0.81     6.471    0.54
          99.50            5.877    1.23     5.899    1.00     5.927    0.81     6.003    0.54
          99.75            5.674    1.23     5.649    1.00     5.619    0.81     5.537    0.54
         100.00            5.472    1.24     5.400    1.00     5.313    0.82     5.074    0.54
         100.25            5.270    1.24     5.153    1.01     5.008    0.82     4.614    0.54
         100.50            5.070    1.24     4.906    1.01     4.705    0.82     4.156    0.54
         100.75            4.870    1.24     4.660    1.01     4.403    0.82     3.700    0.54
Weighted Average
  Life (yrs)                1.32              1.06              0.86              0.56
First Principal
  Payment Date         3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        12/25/1997         8/25/1997         7/25/1997         2/25/1997

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           9.434    0.51     9.902    0.45    10.468    0.40    11.274    0.34
          98.00           8.937    0.51     9.340    0.45     9.829    0.40    10.524    0.34
          98.25           8.443    0.51     8.782    0.46     9.194    0.40     9.779    0.34
          98.50           7.951    0.52     8.227    0.46     8.563    0.40     9.039    0.34
          98.75           7.461    0.52     7.675    0.46     7.935    0.40     8.303    0.34
          99.00           6.975    0.52     7.127    0.46     7.311    0.40     7.572    0.35
          99.25           6.491    0.52     6.581    0.46     6.690    0.41     6.845    0.35
          99.50           6.009    0.52     6.038    0.46     6.074    0.41     6.124    0.35
          99.75           5.530    0.52     5.499    0.46     5.460    0.41     5.406    0.35
         100.00           5.054    0.52     4.962    0.47     4.851    0.41     4.694    0.35
         100.25           4.580    0.53     4.428    0.47     4.245    0.41     3.985    0.35
         100.50           4.108    0.53     3.897    0.47     3.642    0.41     3.282    0.35
         100.75           3.639    0.53     3.370    0.47     3.043    0.41     2.582    0.36
Weighted Average
  Life (yrs)               0.55              0.48              0.42              0.36
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date       12/25/1996        12/25/1996        11/25/1996         8/25/1996

                                                    SCENARIO 4(1)
                        ----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                        ---------------- ----------------- ----------------- -----------------
                          CBE   MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD  DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)    (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  ------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.677    2.10     7.276    1.25     7.973    0.85     9.334    0.53
          98.00           6.555    2.10     7.073    1.26     7.675    0.86     8.850    0.53
          98.25           6.434    2.10     6.871    1.26     7.379    0.86     8.369    0.53
          98.50           6.314    2.10     6.670    1.26     7.084    0.86     7.890    0.53
          98.75           6.194    2.11     6.470    1.26     6.790    0.86     7.415    0.53
          99.00           6.074    2.11     6.270    1.27     6.498    0.86     6.941    0.53
          99.25           5.955    2.11     6.072    1.27     6.207    0.87     6.471    0.54
          99.50           5.836    2.12     5.874    1.27     5.918    0.87     6.003    0.54
          99.75           5.718    2.12     5.677    1.27     5.629    0.87     5.537    0.54
         100.00           5.600    2.12     5.481    1.27     5.343    0.87     5.074    0.54
         100.25           5.483    2.12     5.286    1.28     5.057    0.87     4.614    0.54
         100.50           5.366    2.13     5.091    1.28     4.773    0.88     4.156    0.54
         100.75           5.249    2.13     4.898    1.28     4.490    0.88     3.700    0.54
Weighted Average
  Life (yrs)               2.35              1.37              0.92              0.56
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        7/25/1999        10/25/1998        11/25/1997         2/25/1997

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           7.904    0.88     8.469    0.70     9.035    0.57    10.120    0.43
          98.00           7.616    0.89     8.103    0.70     8.593    0.58     9.529    0.43
          98.25           7.329    0.89     7.740    0.70     8.152    0.58     8.941    0.43
          98.50           7.043    0.89     7.378    0.70     7.714    0.58     8.356    0.43
          98.75           6.759    0.89     7.018    0.70     7.278    0.58     7.775    0.44
          99.00           6.476    0.89     6.660    0.71     6.845    0.58     7.197    0.44
          99.25           6.194    0.89     6.304    0.71     6.413    0.58     6.623    0.44
          99.50           5.913    0.90     5.949    0.71     5.984    0.59     6.052    0.44
          99.75           5.634    0.90     5.596    0.71     5.557    0.59     5.484    0.44
         100.00           5.356    0.90     5.244    0.71     5.133    0.59     4.920    0.44
         100.25           5.079    0.90     4.895    0.71     4.710    0.59     4.359    0.44
         100.50           4.803    0.90     4.546    0.71     4.290    0.59     3.801    0.45
         100.75           4.529    0.90     4.200    0.72     3.871    0.59     3.246    0.45
Weighted Average
  Life (yrs)               0.95              0.75              0.61              0.46
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date       11/25/1997         6/25/1997         3/25/1997        12/25/1996

                                                     SCENARIO 6(1)
                        -----------------------------------------------------------------------
                             10%CPR            15%CPR            25%CPR            100%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            7.423    1.14     7.475    1.11     7.580    1.04    10.670    0.38
          98.00            7.200    1.15     7.245    1.11     7.336    1.05    10.003    0.38
          98.25            6.979    1.15     7.016    1.11     7.093    1.05     9.340    0.38
          98.50            6.758    1.15     6.789    1.11     6.851    1.05     8.681    0.39
          98.75            6.538    1.15     6.562    1.12     6.610    1.05     8.026    0.39
          99.00            6.319    1.15     6.336    1.12     6.370    1.05     7.375    0.39
          99.25            6.101    1.15     6.111    1.12     6.131    1.05     6.728    0.39
          99.50            5.883    1.16     5.886    1.12     5.893    1.06     6.086    0.39
          99.75            5.667    1.16     5.663    1.12     5.656    1.06     5.447    0.39
         100.00            5.451    1.16     5.441    1.12     5.420    1.06     4.813    0.39
         100.25            5.236    1.16     5.219    1.13     5.185    1.06     4.182    0.40
         100.50            5.022    1.16     4.998    1.13     4.950    1.06     3.555    0.40
         100.75            4.809    1.16     4.779    1.13     4.717    1.06     2.932    0.40
Weighted Average
  Life (yrs)                1.23              1.19              1.12              0.41
First Principal
  Payment Date         3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        11/25/1997        10/25/1997         8/25/1997        11/25/1996

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           7.319    1.22     7.678    0.99     8.121    0.80     9.334    0.53
          98.00           7.110    1.22     7.421    0.99     7.804    0.80     8.850    0.53
          98.25           6.903    1.23     7.165    0.99     7.487    0.80     8.369    0.53
          98.50           6.696    1.23     6.909    0.99     7.172    0.81     7.890    0.53
          98.75           6.490    1.23     6.655    1.00     6.859    0.81     7.415    0.53
          99.00           6.285    1.23     6.402    1.00     6.547    0.81     6.941    0.53
          99.25           6.080    1.23     6.150    1.00     6.236    0.81     6.471    0.54
          99.50           5.877    1.23     5.899    1.00     5.927    0.81     6.003    0.54
          99.75           5.674    1.23     5.649    1.00     5.619    0.81     5.537    0.54
         100.00           5.472    1.24     5.400    1.00     5.313    0.82     5.074    0.54
         100.25           5.270    1.24     5.153    1.01     5.008    0.82     4.614    0.54
         100.50           5.070    1.24     4.906    1.01     4.705    0.82     4.156    0.54
         100.75           4.870    1.24     4.660    1.01     4.403    0.82     3.700    0.54
Weighted Average
  Life (yrs)               1.32              1.06              0.86              0.56
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date       12/25/1997         8/25/1997         7/25/1997         2/25/1997

                                                    SCENARIO 8(1)
                        ----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                        ---------------- ----------------- ----------------- -----------------
                          CBE   MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD  DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)    (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  ------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.677    2.10     7.276    1.25     7.973    0.85     9.334    0.53
          98.00           6.555    2.10     7.073    1.26     7.675    0.86     8.850    0.53
          98.25           6.434    2.10     6.871    1.26     7.379    0.86     8.369    0.53
          98.50           6.314    2.10     6.670    1.26     7.084    0.86     7.890    0.53
          98.75           6.194    2.11     6.470    1.26     6.790    0.86     7.415    0.53
          99.00           6.074    2.11     6.270    1.27     6.498    0.86     6.941    0.53
          99.25           5.955    2.11     6.072    1.27     6.207    0.87     6.471    0.54
          99.50           5.836    2.12     5.874    1.27     5.918    0.87     6.003    0.54
          99.75           5.718    2.12     5.677    1.27     5.629    0.87     5.537    0.54
         100.00           5.600    2.12     5.481    1.27     5.343    0.87     5.074    0.54
         100.25           5.483    2.12     5.286    1.28     5.057    0.87     4.614    0.54
         100.50           5.366    2.13     5.091    1.28     4.773    0.88     4.156    0.54
         100.75           5.249    2.13     4.898    1.28     4.490    0.88     3.700    0.54
Weighted Average
  Life (yrs)               2.35              1.37              0.92              0.56
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        7/25/1999        10/25/1998        11/25/1997         2/25/1997

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1B CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                          SCENARIO 1(1)
                       ------------------------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR                 8%CPR
                       ----------------- ----------------- -----------------  -----------------------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE           MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD          DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)            (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- ------------------------------
          97.75           6.699    2.14     6.828    1.87     6.956    1.66     7.205         1.36
          98.00           6.580    2.15     6.692    1.87     6.803    1.66     7.018         1.36
          98.25           6.461    2.15     6.556    1.87     6.649    1.66     6.831         1.36
          98.50           6.343    2.15     6.420    1.87     6.497    1.66     6.645         1.36
          98.75           6.226    2.15     6.285    1.87     6.344    1.66     6.459         1.36
          99.00           6.108    2.15     6.151    1.88     6.193    1.66     6.274         1.36
          99.25           5.991    2.15     6.016    1.88     6.041    1.66     6.090         1.37
          99.50           5.875    2.15     5.883    1.88     5.891    1.67     5.906         1.37
          99.75           5.759    2.16     5.750    1.88     5.741    1.67     5.723         1.37
         100.00           5.643    2.16     5.617    1.88     5.591    1.67     5.541         1.37
         100.25           5.527    2.16     5.484    1.88     5.442    1.67     5.359         1.37
         100.50           5.412    2.16     5.352    1.88     5.293    1.67     5.178         1.37
         100.75           5.298    2.16     5.221    1.89     5.145    1.67     4.997         1.37
Weighted Average
  Life (yrs)               2.37              2.04              1.80              1.46
First Principal
  Payment Date       12/25/1997         8/25/1997         7/25/1997         2/25/1997
Last Principal
  Payment Date        2/25/1999         9/25/1998         5/25/1998        12/25/1997

                                                     SCENARIO 2(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.699    2.14     6.828    1.87     6.956    1.66     7.205    1.36
          98.00            6.580    2.15     6.692    1.87     6.803    1.66     7.018    1.36
          98.25            6.461    2.15     6.556    1.87     6.649    1.66     6.831    1.36
          98.50            6.343    2.15     6.420    1.87     6.497    1.66     6.645    1.36
          98.75            6.226    2.15     6.285    1.87     6.344    1.66     6.459    1.36
          99.00            6.108    2.15     6.151    1.88     6.193    1.66     6.274    1.36
          99.25            5.991    2.15     6.016    1.88     6.041    1.66     6.090    1.37
          99.50            5.875    2.15     5.883    1.88     5.891    1.67     5.906    1.37
          99.75            5.759    2.16     5.750    1.88     5.741    1.67     5.723    1.37
         100.00            5.643    2.16     5.617    1.88     5.591    1.67     5.541    1.37
         100.25            5.527    2.16     5.484    1.88     5.442    1.67     5.359    1.37
         100.50            5.412    2.16     5.352    1.88     5.293    1.67     5.178    1.37
         100.75            5.298    2.16     5.221    1.89     5.145    1.67     4.997    1.37
Weighted Average
  Life (yrs)                2.37              2.04              1.80              1.46
First Principal
  Payment Date        12/25/1997         8/25/1997         7/25/1997         2/25/1997
Last Principal
  Payment Date         2/25/1999         9/25/1998         5/25/1998        12/25/1997

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           7.149    1.41     7.349    1.23     7.541    1.09     7.958    0.88
          98.00           6.969    1.42     7.142    1.23     7.308    1.09     7.668    0.88
          98.25           6.790    1.42     6.936    1.23     7.075    1.09     7.379    0.88
          98.50           6.611    1.42     6.730    1.23     6.844    1.10     7.091    0.88
          98.75           6.433    1.42     6.525    1.24     6.613    1.10     6.805    0.88
          99.00           6.256    1.42     6.321    1.24     6.384    1.10     6.520    0.88
          99.25           6.079    1.42     6.118    1.24     6.155    1.10     6.235    0.89
          99.50           5.903    1.43     5.915    1.24     5.927    1.10     5.953    0.89
          99.75           5.727    1.43     5.713    1.24     5.700    1.10     5.671    0.89
         100.00           5.552    1.43     5.512    1.24     5.473    1.10     5.390    0.89
         100.25           5.378    1.43     5.312    1.24     5.248    1.11     5.110    0.89
         100.50           5.204    1.43     5.112    1.25     5.024    1.11     4.832    0.89
         100.75           5.031    1.43     4.913    1.25     4.800    1.11     4.555    0.89
Weighted Average
  Life (yrs)               1.53              1.32              1.17              0.94
First Principal
  Payment Date       12/25/1996        12/25/1996        11/25/1996         8/25/1996
Last Principal
  Payment Date        3/25/1998        11/25/1997         9/25/1997         6/25/1997

                                                     SCENARIO 4(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.363    3.47     6.438    3.05     6.564    2.53     6.973    1.63
          98.00            6.289    3.48     6.354    3.05     6.463    2.53     6.817    1.63
          98.25            6.216    3.48     6.271    3.05     6.363    2.54     6.661    1.64
          98.50            6.143    3.48     6.188    3.06     6.263    2.54     6.506    1.64
          98.75            6.071    3.48     6.105    3.06     6.163    2.54     6.352    1.64
          99.00            5.998    3.48     6.023    3.06     6.064    2.54     6.198    1.64
          99.25            5.926    3.48     5.941    3.06     5.965    2.54     6.045    1.64
          99.50            5.854    3.49     5.859    3.06     5.866    2.54     5.892    1.64
          99.75            5.782    3.49     5.777    3.06     5.768    2.55     5.739    1.65
         100.00            5.711    3.49     5.695    3.07     5.670    2.55     5.588    1.65
         100.25            5.639    3.49     5.614    3.07     5.572    2.55     5.436    1.65
         100.50            5.568    3.49     5.533    3.07     5.475    2.55     5.286    1.65
         100.75            5.497    3.50     5.452    3.07     5.378    2.55     5.136    1.65
Weighted Average
  Life (yrs)                4.00              3.46              2.84              1.78
First Principal
  Payment Date         7/25/1999        10/25/1998        11/25/1997         2/25/1997
Last Principal
  Payment Date         9/25/2000         1/25/2000         8/25/1999         8/25/1998

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1B CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.573    2.50     6.761    2.00     6.968    1.64     7.396    1.19
          98.00           6.471    2.50     6.634    2.00     6.812    1.64     7.182    1.19
          98.25           6.369    2.51     6.507    2.00     6.657    1.64     6.970    1.20
          98.50           6.268    2.51     6.380    2.01     6.503    1.64     6.758    1.20
          98.75           6.167    2.51     6.254    2.01     6.349    1.65     6.547    1.20
          99.00           6.067    2.51     6.129    2.01     6.196    1.65     6.336    1.20
          99.25           5.967    2.51     6.003    2.01     6.044    1.65     6.127    1.20
          99.50           5.867    2.52     5.879    2.01     5.891    1.65     5.918    1.20
          99.75           5.767    2.52     5.754    2.01     5.740    1.65     5.710    1.20
         100.00           5.668    2.52     5.630    2.02     5.589    1.65     5.503    1.21
         100.25           5.569    2.52     5.507    2.02     5.438    1.66     5.296    1.21
         100.50           5.471    2.52     5.384    2.02     5.288    1.66     5.090    1.21
         100.75           5.373    2.52     5.261    2.02     5.139    1.66     4.885    1.21
Weighted Average
  Life (yrs)               2.80              2.20              1.79              1.28
First Principal
  Payment Date       11/25/1997         6/25/1997         3/25/1997        12/25/1996
Last Principal
  Payment Date        7/25/1999         3/25/1999         8/25/1998        11/25/1997

                                                     SCENARIO 6(1)
                        -----------------------------------------------------------------------
                             10%CPR            15%CPR            25%CPR            100%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.723    2.09     6.735    2.06     6.764    2.00     7.287    1.28
          98.00            6.601    2.09     6.612    2.06     6.636    2.00     7.088    1.28
          98.25            6.479    2.09     6.488    2.06     6.509    2.00     6.890    1.28
          98.50            6.358    2.09     6.365    2.06     6.382    2.00     6.693    1.29
          98.75            6.237    2.09     6.243    2.06     6.256    2.00     6.496    1.29
          99.00            6.116    2.09     6.120    2.06     6.130    2.00     6.301    1.29
          99.25            5.996    2.10     5.999    2.07     6.004    2.00     6.105    1.29
          99.50            5.876    2.10     5.877    2.07     5.879    2.01     5.911    1.29
          99.75            5.757    2.10     5.756    2.07     5.754    2.01     5.717    1.29
         100.00            5.638    2.10     5.635    2.07     5.630    2.01     5.525    1.30
         100.25            5.519    2.10     5.515    2.07     5.506    2.01     5.332    1.30
         100.50            5.401    2.10     5.395    2.07     5.382    2.01     5.141    1.30
         100.75            5.283    2.10     5.276    2.08     5.259    2.01     4.950    1.30
Weighted Average
  Life (yrs)                2.30              2.26              2.19              1.38
First Principal
  Payment Date        11/25/1997        10/25/1997         8/25/1997        11/25/1996
Last Principal
  Payment Date        12/25/1998        11/25/1998        11/25/1998         1/25/1998

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.699    2.14     6.828    1.87     6.956    1.66     7.205    1.36
          98.00           6.580    2.15     6.692    1.87     6.803    1.66     7.018    1.36
          98.25           6.461    2.15     6.556    1.87     6.649    1.66     6.831    1.36
          98.50           6.343    2.15     6.420    1.87     6.497    1.66     6.645    1.36
          98.75           6.226    2.15     6.285    1.87     6.344    1.66     6.459    1.36
          99.00           6.108    2.15     6.151    1.88     6.193    1.66     6.274    1.36
          99.25           5.991    2.15     6.016    1.88     6.041    1.66     6.090    1.37
          99.50           5.875    2.15     5.883    1.88     5.891    1.67     5.906    1.37
          99.75           5.759    2.16     5.750    1.88     5.741    1.67     5.723    1.37
         100.00           5.643    2.16     5.617    1.88     5.591    1.67     5.541    1.37
         100.25           5.527    2.16     5.484    1.88     5.442    1.67     5.359    1.37
         100.50           5.412    2.16     5.352    1.88     5.293    1.67     5.178    1.37
         100.75           5.298    2.16     5.221    1.89     5.145    1.67     4.997    1.37
Weighted Average
  Life (yrs)               2.37              2.04              1.80              1.46
First Principal
  Payment Date       12/25/1997         8/25/1997         7/25/1997         2/25/1997
Last Principal
  Payment Date        2/25/1999         9/25/1998         5/25/1998        12/25/1997

                                                     SCENARIO 8(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.363    3.47     6.438    3.05     6.564    2.53     6.973    1.63
          98.00            6.289    3.48     6.354    3.05     6.463    2.53     6.817    1.63
          98.25            6.216    3.48     6.271    3.05     6.363    2.54     6.661    1.64
          98.50            6.143    3.48     6.188    3.06     6.263    2.54     6.506    1.64
          98.75            6.071    3.48     6.105    3.06     6.163    2.54     6.352    1.64
          99.00            5.998    3.48     6.023    3.06     6.064    2.54     6.198    1.64
          99.25            5.926    3.48     5.941    3.06     5.965    2.54     6.045    1.64
          99.50            5.854    3.49     5.859    3.06     5.866    2.54     5.892    1.64
          99.75            5.782    3.49     5.777    3.06     5.768    2.55     5.739    1.65
         100.00            5.711    3.49     5.695    3.07     5.670    2.55     5.588    1.65
         100.25            5.639    3.49     5.614    3.07     5.572    2.55     5.436    1.65
         100.50            5.568    3.49     5.533    3.07     5.475    2.55     5.286    1.65
         100.75            5.497    3.50     5.452    3.07     5.378    2.55     5.136    1.65
Weighted Average
  Life (yrs)                4.00              3.46              2.84              1.78
First Principal
  Payment Date         7/25/1999        10/25/1998        11/25/1997         2/25/1997
Last Principal
  Payment Date         9/25/2000         1/25/2000         8/25/1999         8/25/1998

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY YIELD AND MODIFIED DURATION OF CLASS A-1C CERTIFICATES
                            UNDER VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.545    3.55     6.591    3.26     6.644    2.99     6.771    2.48
          98.00           6.473    3.55     6.513    3.27     6.559    2.99     6.669    2.48
          98.25           6.402    3.56     6.435    3.27     6.474    2.99     6.566    2.49
          98.50           6.330    3.56     6.358    3.27     6.389    2.99     6.464    2.49
          98.75           6.259    3.56     6.280    3.27     6.305    3.00     6.363    2.49
          99.00           6.188    3.56     6.203    3.27     6.220    3.00     6.262    2.49
          99.25           6.118    3.56     6.127    3.28     6.137    3.00     6.161    2.49
          99.50           6.047    3.57     6.050    3.28     6.053    3.00     6.060    2.50
          99.75           5.977    3.57     5.974    3.28     5.970    3.00     5.960    2.50
         100.00           5.907    3.57     5.898    3.28     5.886    3.01     5.860    2.50
         100.25           5.837    3.57     5.822    3.28     5.804    3.01     5.760    2.50
         100.50           5.768    3.57     5.746    3.29     5.721    3.01     5.661    2.50
         100.75           5.699    3.58     5.671    3.29     5.639    3.01     5.562    2.50
Weighted Average
  Life (yrs)               4.14              3.76              3.42              2.79
First Principal
  Payment Date        2/25/1999         9/25/1998         5/25/1998        12/25/1997
Last Principal
  Payment Date        2/25/2001        11/25/2000         7/25/2000         1/25/2000

                                                     SCENARIO 2(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.545    3.55     6.591    3.26     6.644    2.99     6.771    2.48
          98.00            6.473    3.55     6.513    3.27     6.559    2.99     6.669    2.48
          98.25            6.402    3.56     6.435    3.27     6.474    2.99     6.566    2.49
          98.50            6.330    3.56     6.358    3.27     6.389    2.99     6.464    2.49
          98.75            6.259    3.56     6.280    3.27     6.305    3.00     6.363    2.49
          99.00            6.188    3.56     6.203    3.27     6.220    3.00     6.262    2.49
          99.25            6.118    3.56     6.127    3.28     6.137    3.00     6.161    2.49
          99.50            6.047    3.57     6.050    3.28     6.053    3.00     6.060    2.50
          99.75            5.977    3.57     5.974    3.28     5.970    3.00     5.960    2.50
         100.00            5.907    3.57     5.898    3.28     5.886    3.01     5.860    2.50
         100.25            5.837    3.57     5.822    3.28     5.804    3.01     5.760    2.50
         100.50            5.768    3.57     5.746    3.29     5.721    3.01     5.661    2.50
         100.75            5.699    3.58     5.671    3.29     5.639    3.01     5.562    2.50
Weighted Average
  Life (yrs)                4.14              3.76              3.42              2.79
First Principal
  Payment Date         2/25/1999         9/25/1998         5/25/1998        12/25/1997
Last Principal
  Payment Date         2/25/2001        11/25/2000         7/25/2000         1/25/2000

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.673    2.86     6.727    2.64     6.789    2.43     6.930    2.05
          98.00           6.583    2.86     6.631    2.64     6.684    2.43     6.806    2.05
          98.25           6.495    2.86     6.534    2.64     6.579    2.43     6.682    2.05
          98.50           6.406    2.86     6.438    2.64     6.475    2.43     6.558    2.05
          98.75           6.318    2.86     6.343    2.64     6.371    2.43     6.435    2.06
          99.00           6.230    2.87     6.247    2.65     6.267    2.44     6.313    2.06
          99.25           6.142    2.87     6.152    2.65     6.164    2.44     6.191    2.06
          99.50           6.054    2.87     6.058    2.65     6.061    2.44     6.069    2.06
          99.75           5.967    2.87     5.963    2.65     5.958    2.44     5.947    2.06
         100.00           5.880    2.87     5.869    2.65     5.856    2.44     5.826    2.07
         100.25           5.794    2.88     5.775    2.66     5.754    2.44     5.706    2.07
         100.50           5.707    2.88     5.682    2.66     5.653    2.45     5.586    2.07
         100.75           5.621    2.88     5.588    2.66     5.551    2.45     5.466    2.07
Weighted Average
  Life (yrs)               3.25              2.98              2.72              2.27
First Principal
  Payment Date        3/25/1998        11/25/1997         9/25/1997         6/25/1997
Last Principal
  Payment Date        3/25/2000         1/25/2000         9/25/1999         5/25/1999

                                                     SCENARIO 4(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.408    4.80     6.445    4.38     6.489    3.97     6.590    3.27
          98.00            6.355    4.80     6.387    4.39     6.425    3.97     6.512    3.27
          98.25            6.302    4.80     6.329    4.39     6.361    3.97     6.435    3.27
          98.50            6.249    4.80     6.271    4.39     6.297    3.98     6.357    3.28
          98.75            6.197    4.81     6.214    4.39     6.234    3.98     6.280    3.28
          99.00            6.144    4.81     6.156    4.40     6.171    3.98     6.203    3.28
          99.25            6.092    4.81     6.099    4.40     6.107    3.98     6.126    3.28
          99.50            6.040    4.82     6.042    4.40     6.044    3.99     6.050    3.28
          99.75            5.988    4.82     5.985    4.40     5.982    3.99     5.974    3.29
         100.00            5.936    4.82     5.928    4.41     5.919    3.99     5.898    3.29
         100.25            5.884    4.82     5.872    4.41     5.856    3.99     5.822    3.29
         100.50            5.833    4.83     5.815    4.41     5.794    3.99     5.747    3.29
         100.75            5.781    4.83     5.759    4.41     5.732    4.00     5.671    3.29
Weighted Average
  Life (yrs)                5.86              5.27              4.70              3.77
First Principal
  Payment Date         9/25/2000         1/25/2000         8/25/1999         8/25/1998
Last Principal
  Payment Date        12/25/2002         7/25/2002         2/25/2002         1/25/2001

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1C CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.475    4.10     6.526    3.68     6.584    3.31     6.715    2.68
          98.00           6.412    4.10     6.457    3.68     6.507    3.31     6.620    2.69
          98.25           6.351    4.10     6.388    3.69     6.430    3.31     6.525    2.69
          98.50           6.289    4.10     6.319    3.69     6.353    3.31     6.431    2.69
          98.75           6.227    4.11     6.251    3.69     6.277    3.31     6.337    2.69
          99.00           6.166    4.11     6.182    3.69     6.201    3.32     6.243    2.69
          99.25           6.105    4.11     6.114    3.70     6.125    3.32     6.150    2.69
          99.50           6.043    4.11     6.046    3.70     6.050    3.32     6.057    2.70
          99.75           5.983    4.12     5.979    3.70     5.974    3.32     5.964    2.70
         100.00           5.922    4.12     5.911    3.70     5.899    3.33     5.872    2.70
         100.25           5.862    4.12     5.844    3.70     5.824    3.33     5.779    2.70
         100.50           5.801    4.12     5.777    3.71     5.750    3.33     5.687    2.70
         100.75           5.741    4.13     5.710    3.71     5.675    3.33     5.596    2.71
Weighted Average
  Life (yrs)               4.88              4.32              3.82              3.04
First Principal
  Payment Date        7/25/1999         3/25/1999         8/25/1998        11/25/1997
Last Principal
  Payment Date        6/25/2002        11/25/2001         3/25/2001         3/25/2000

                                                     SCENARIO 6(1)
                        -----------------------------------------------------------------------
                             10%CPR            15%CPR            25%CPR            100%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.555    3.48     6.560    3.45     6.570    3.39     6.697    2.75
          98.00            6.482    3.49     6.486    3.45     6.495    3.39     6.605    2.76
          98.25            6.409    3.49     6.413    3.46     6.420    3.40     6.512    2.76
          98.50            6.336    3.49     6.339    3.46     6.345    3.40     6.421    2.76
          98.75            6.264    3.49     6.266    3.46     6.271    3.40     6.329    2.76
          99.00            6.192    3.50     6.193    3.46     6.196    3.40     6.238    2.76
          99.25            6.120    3.50     6.121    3.46     6.122    3.40     6.147    2.77
          99.50            6.048    3.50     6.048    3.47     6.049    3.41     6.056    2.77
          99.75            5.976    3.50     5.976    3.47     5.975    3.41     5.965    2.77
         100.00            5.905    3.50     5.904    3.47     5.902    3.41     5.875    2.77
         100.25            5.834    3.51     5.832    3.47     5.829    3.41     5.785    2.77
         100.50            5.763    3.51     5.761    3.48     5.756    3.41     5.696    2.77
         100.75            5.693    3.51     5.689    3.48     5.684    3.42     5.607    2.78
Weighted Average
  Life (yrs)                4.05              4.01              3.93              3.12
First Principal
  Payment Date        12/25/1998        11/25/1998        11/25/1998         1/25/1998
Last Principal
  Payment Date         1/25/2001         1/25/2001        12/25/2000         2/25/2000

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.75           6.545    3.55     6.591    3.26     6.644    2.99     6.771    2.48
          98.00           6.473    3.55     6.513    3.27     6.559    2.99     6.669    2.48
          98.25           6.402    3.56     6.435    3.27     6.474    2.99     6.566    2.49
          98.50           6.330    3.56     6.358    3.27     6.389    2.99     6.464    2.49
          98.75           6.259    3.56     6.280    3.27     6.305    3.00     6.363    2.49
          99.00           6.188    3.56     6.203    3.27     6.220    3.00     6.262    2.49
          99.25           6.118    3.56     6.127    3.28     6.137    3.00     6.161    2.49
          99.50           6.047    3.57     6.050    3.28     6.053    3.00     6.060    2.50
          99.75           5.977    3.57     5.974    3.28     5.970    3.00     5.960    2.50
         100.00           5.907    3.57     5.898    3.28     5.886    3.01     5.860    2.50
         100.25           5.837    3.57     5.822    3.28     5.804    3.01     5.760    2.50
         100.50           5.768    3.57     5.746    3.29     5.721    3.01     5.661    2.50
         100.75           5.699    3.58     5.671    3.29     5.639    3.01     5.562    2.50
Weighted Average
  Life (yrs)               4.14              3.76              3.42              2.79
First Principal
  Payment Date        2/25/1999         9/25/1998         5/25/1998        12/25/1997
Last Principal
  Payment Date        2/25/2001        11/25/2000         7/25/2000         1/25/2000

                                                     SCENARIO 8(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
          97.75            6.408    4.80     6.445    4.38     6.489    3.97     6.590    3.27
          98.00            6.355    4.80     6.387    4.39     6.425    3.97     6.512    3.27
          98.25            6.302    4.80     6.329    4.39     6.361    3.97     6.435    3.27
          98.50            6.249    4.80     6.271    4.39     6.297    3.98     6.357    3.28
          98.75            6.197    4.81     6.214    4.39     6.234    3.98     6.280    3.28
          99.00            6.144    4.81     6.156    4.40     6.171    3.98     6.203    3.28
          99.25            6.092    4.81     6.099    4.40     6.107    3.98     6.126    3.28
          99.50            6.040    4.82     6.042    4.40     6.044    3.99     6.050    3.28
          99.75            5.988    4.82     5.985    4.40     5.982    3.99     5.974    3.29
         100.00            5.936    4.82     5.928    4.41     5.919    3.99     5.898    3.29
         100.25            5.884    4.82     5.872    4.41     5.856    3.99     5.822    3.29
         100.50            5.833    4.83     5.815    4.41     5.794    3.99     5.747    3.29
         100.75            5.781    4.83     5.759    4.41     5.732    4.00     5.671    3.29
Weighted Average
  Life (yrs)                5.86              5.27              4.70              3.77
First Principal
  Payment Date         9/25/2000         1/25/2000         8/25/1999         8/25/1998
Last Principal
  Payment Date        12/25/2002         7/25/2002         2/25/2002         1/25/2001

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD MATURITY AND MODIFIED DURATION OF CLASS A-2A CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           7.062    1.25     7.008    1.17     6.957    1.11     6.842    0.98
         100.75           6.864    1.25     6.797    1.17     6.733    1.11     6.591    0.99
         101.00           6.667    1.25     6.587    1.18     6.511    1.11     6.341    0.99
         101.25           6.470    1.26     6.378    1.18     6.289    1.11     6.092    0.99
         101.50           6.274    1.26     6.169    1.18     6.068    1.12     5.844    0.99
         101.75           6.080    1.26     5.962    1.18     5.849    1.12     5.597    0.99
         102.00           5.886    1.26     5.755    1.19     5.630    1.12     5.351    1.00
         102.25           5.693    1.26     5.549    1.19     5.412    1.12     5.107    1.00
         102.50           5.500    1.27     5.345    1.19     5.195    1.12     4.863    1.00
         102.75           5.309    1.27     5.141    1.19     4.980    1.13     4.621    1.00
         103.00           5.118    1.27     4.938    1.19     4.765    1.13     4.379    1.01
         103.25           4.928    1.27     4.735    1.20     4.551    1.13     4.139    1.01
         103.50           4.739    1.28     4.534    1.20     4.338    1.13     3.900    1.01
Weighted Average
  Life (yrs)               1.37              1.28              1.21              1.07
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date       11/25/1998         7/25/1998         6/25/1998         4/25/1998

                                                     SCENARIO 2(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            7.609    3.80     7.570    3.31     7.526    2.90     7.426    2.26
         100.75            7.544    3.81     7.495    3.32     7.440    2.90     7.317    2.26
         101.00            7.479    3.81     7.421    3.32     7.355    2.90     7.207    2.26
         101.25            7.415    3.81     7.347    3.32     7.271    2.91     7.098    2.27
         101.50            7.350    3.81     7.273    3.33     7.186    2.91     6.990    2.27
         101.75            7.286    3.82     7.199    3.33     7.102    2.91     6.882    2.27
         102.00            7.222    3.82     7.126    3.33     7.018    2.92     6.774    2.28
         102.25            7.158    3.82     7.053    3.34     6.934    2.92     6.667    2.28
         102.50            7.094    3.83     6.980    3.34     6.851    2.92     6.560    2.28
         102.75            7.031    3.83     6.907    3.34     6.768    2.93     6.454    2.28
         103.00            6.968    3.83     6.834    3.35     6.685    2.93     6.348    2.29
         103.25            6.905    3.83     6.762    3.35     6.603    2.93     6.243    2.29
         103.50            6.842    3.84     6.690    3.35     6.520    2.94     6.137    2.29
Weighted Average
  Life (yrs)                4.73              4.05              3.48              2.63
First Principal
  Payment Date         3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date         7/25/2001         3/25/2001        11/25/2000         4/25/2000

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           7.062    1.25     7.008    1.17     6.957    1.11     6.842    0.98
         100.75           6.864    1.25     6.797    1.17     6.733    1.11     6.591    0.99
         101.00           6.667    1.25     6.587    1.18     6.511    1.11     6.341    0.99
         101.25           6.470    1.26     6.378    1.18     6.289    1.11     6.092    0.99
         101.50           6.274    1.26     6.169    1.18     6.068    1.12     5.844    0.99
         101.75           6.080    1.26     5.962    1.18     5.849    1.12     5.597    0.99
         102.00           5.886    1.26     5.755    1.19     5.630    1.12     5.351    1.00
         102.25           5.693    1.26     5.549    1.19     5.412    1.12     5.107    1.00
         102.50           5.500    1.27     5.345    1.19     5.195    1.12     4.863    1.00
         102.75           5.309    1.27     5.141    1.19     4.980    1.13     4.621    1.00
         103.00           5.118    1.27     4.938    1.19     4.765    1.13     4.379    1.01
         103.25           4.928    1.27     4.735    1.20     4.551    1.13     4.139    1.01
         103.50           4.739    1.28     4.534    1.20     4.338    1.13     3.900    1.01
Weighted Average
  Life (yrs)               1.37              1.28              1.21              1.07
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date       11/25/1998         7/25/1998         6/25/1998         4/25/1998

                                                     SCENARIO 4(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            7.637    4.23     7.600    3.67     7.559    3.20     7.455    2.41
         100.75            7.578    4.24     7.533    3.68     7.481    3.20     7.352    2.41
         101.00            7.520    4.24     7.465    3.68     7.404    3.21     7.249    2.42
         101.25            7.462    4.24     7.398    3.68     7.327    3.21     7.147    2.42
         101.50            7.404    4.25     7.332    3.69     7.251    3.21     7.046    2.42
         101.75            7.346    4.25     7.265    3.69     7.175    3.22     6.945    2.43
         102.00            7.289    4.26     7.199    3.70     7.099    3.22     6.844    2.43
         102.25            7.231    4.26     7.133    3.70     7.023    3.23     6.744    2.43
         102.50            7.174    4.26     7.067    3.70     6.947    3.23     6.644    2.44
         102.75            7.117    4.27     7.002    3.71     6.872    3.23     6.544    2.44
         103.00            7.060    4.27     6.936    3.71     6.797    3.24     6.445    2.44
         103.25            7.004    4.27     6.871    3.71     6.723    3.24     6.346    2.45
         103.50            6.947    4.28     6.806    3.72     6.648    3.24     6.248    2.45
Weighted Average
  Life (yrs)                5.43              4.61              3.94              2.85
First Principal
  Payment Date         3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date         1/25/2003         8/25/2002         3/25/2002         3/25/2001

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2A CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           7.478    2.55     7.427    2.26     7.373    2.02     7.255    1.64
         100.75           7.381    2.55     7.317    2.26     7.250    2.02     7.104    1.64
         101.00           7.284    2.56     7.208    2.27     7.128    2.03     6.953    1.64
         101.25           7.188    2.56     7.099    2.27     7.007    2.03     6.803    1.65
         101.50           7.092    2.56     6.991    2.27     6.886    2.03     6.654    1.65
         101.75           6.996    2.57     6.883    2.28     6.765    2.04     6.505    1.65
         102.00           6.901    2.57     6.776    2.28     6.645    2.04     6.357    1.65
         102.25           6.806    2.57     6.669    2.28     6.526    2.04     6.210    1.66
         102.50           6.712    2.58     6.562    2.29     6.407    2.05     6.063    1.66
         102.75           6.617    2.58     6.456    2.29     6.288    2.05     5.917    1.66
         103.00           6.524    2.59     6.351    2.29     6.170    2.05     5.772    1.67
         103.25           6.430    2.59     6.245    2.30     6.052    2.06     5.627    1.67
         103.50           6.337    2.59     6.140    2.30     5.935    2.06     5.483    1.67
Weighted Average
  Life (yrs)               3.03              2.65              2.34              1.85
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        9/25/2001        11/25/2000         9/25/2000        11/25/1999

                                                     SCENARIO 6(1)
                        -----------------------------------------------------------------------
                             10%CPR            15%CPR            25%CPR            100%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            7.062    1.25     7.062    1.25     7.062    1.25     7.062    1.25
         100.75            6.864    1.25     6.864    1.25     6.864    1.25     6.864    1.25
         101.00            6.667    1.25     6.667    1.25     6.667    1.25     6.667    1.25
         101.25            6.470    1.26     6.470    1.26     6.470    1.26     6.470    1.26
         101.50            6.274    1.26     6.274    1.26     6.274    1.26     6.274    1.26
         101.75            6.080    1.26     6.080    1.26     6.080    1.26     6.080    1.26
         102.00            5.886    1.26     5.886    1.26     5.886    1.26     5.886    1.26
         102.25            5.693    1.26     5.693    1.26     5.693    1.26     5.693    1.26
         102.50            5.500    1.27     5.500    1.27     5.500    1.27     5.500    1.27
         102.75            5.309    1.27     5.309    1.27     5.309    1.27     5.309    1.27
         103.00            5.118    1.27     5.118    1.27     5.118    1.27     5.118    1.27
         103.25            4.928    1.27     4.928    1.27     4.928    1.27     4.928    1.27
         103.50            4.739    1.28     4.739    1.28     4.739    1.28     4.739    1.28
Weighted Average
  Life (yrs)                1.37              1.37              1.37              1.37
First Principal
  Payment Date         3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        11/25/1998        11/25/1998        11/25/1998        11/25/1998

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           7.614    3.86     7.573    3.35     7.528    2.91     7.427    2.26
         100.75           7.550    3.87     7.499    3.35     7.442    2.91     7.317    2.26
         101.00           7.486    3.87     7.425    3.35     7.358    2.92     7.208    2.27
         101.25           7.422    3.87     7.352    3.35     7.273    2.92     7.099    2.27
         101.50           7.359    3.88     7.278    3.36     7.189    2.92     6.991    2.27
         101.75           7.295    3.88     7.205    3.36     7.105    2.93     6.883    2.27
         102.00           7.232    3.88     7.133    3.36     7.022    2.93     6.776    2.28
         102.25           7.169    3.88     7.060    3.37     6.939    2.93     6.669    2.28
         102.50           7.107    3.89     6.988    3.37     6.856    2.94     6.562    2.28
         102.75           7.044    3.89     6.916    3.37     6.773    2.94     6.456    2.29
         103.00           6.982    3.89     6.844    3.38     6.690    2.94     6.350    2.29
         103.25           6.920    3.90     6.772    3.38     6.608    2.95     6.244    2.29
         103.50           6.858    3.90     6.701    3.38     6.527    2.95     6.139    2.30
Weighted Average
  Life (yrs)               4.82              4.09              3.50              2.63
First Principal
  Payment Date        3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date        8/25/2001         4/25/2001        11/25/2000         4/25/2000

                                                     SCENARIO 8(1)
                        -----------------------------------------------------------------------

                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            7.659    4.67     7.618    3.94     7.573    3.35     7.458    2.43
         100.75            7.606    4.68     7.556    3.94     7.500    3.36     7.357    2.44
         101.00            7.553    4.68     7.493    3.95     7.426    3.36     7.255    2.44
         101.25            7.501    4.68     7.430    3.95     7.353    3.37     7.154    2.44
         101.50            7.448    4.69     7.368    3.95     7.280    3.37     7.054    2.45
         101.75            7.396    4.69     7.306    3.96     7.207    3.37     6.954    2.45
         102.00            7.344    4.70     7.244    3.96     7.135    3.38     6.854    2.45
         102.25            7.292    4.70     7.183    3.97     7.062    3.38     6.754    2.46
         102.50            7.240    4.70     7.122    3.97     6.990    3.39     6.655    2.46
         102.75            7.188    4.71     7.060    3.97     6.919    3.39     6.557    2.46
         103.00            7.137    4.71     6.999    3.98     6.847    3.40     6.459    2.47
         103.25            7.085    4.72     6.939    3.98     6.776    3.40     6.361    2.47
         103.50            7.034    4.72     6.878    3.99     6.705    3.40     6.263    2.48
Weighted Average
  Life (yrs)                6.15              5.04              4.18              2.88
First Principal
  Payment Date         3/25/1996         3/25/1996         3/25/1996         3/25/1996
Last Principal
  Payment Date         6/25/2003        11/25/2002         5/25/2002         3/25/2001

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2B CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           6.568    3.31     6.562    3.24     6.554    3.15     6.533    2.95
         100.75           6.493    3.31     6.486    3.24     6.475    3.15     6.449    2.95
         101.00           6.419    3.31     6.410    3.25     6.397    3.15     6.366    2.95
         101.25           6.344    3.32     6.334    3.25     6.318    3.15     6.282    2.95
         101.50           6.270    3.32     6.258    3.25     6.240    3.16     6.199    2.96
         101.75           6.196    3.32     6.183    3.25     6.163    3.16     6.116    2.96
         102.00           6.123    3.32     6.107    3.25     6.085    3.16     6.033    2.96
         102.25           6.049    3.32     6.032    3.26     6.008    3.16     5.951    2.96
         102.50           5.976    3.33     5.958    3.26     5.931    3.16     5.869    2.96
         102.75           5.903    3.33     5.883    3.26     5.854    3.17     5.787    2.97
         103.00           5.830    3.33     5.809    3.26     5.778    3.17     5.705    2.97
         103.25           5.757    3.33     5.735    3.26     5.701    3.17     5.624    2.97
         103.50           5.685    3.33     5.661    3.27     5.625    3.17     5.542    2.97
Weighted Average
  Life (yrs)               3.87              3.78              3.66              3.40
First Principal
  Payment Date       11/25/1998         7/25/1998         6/25/1998         4/25/1998
Last Principal
  Payment Date        3/25/2001        11/25/2000         8/25/2000         3/25/2000

                                                     SCENARIO 2(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            6.648    4.59     6.640    4.42     6.629    4.20     6.601    3.74
         100.75            6.594    4.59     6.584    4.42     6.570    4.20     6.535    3.74
         101.00            6.540    4.59     6.528    4.42     6.511    4.20     6.469    3.74
         101.25            6.487    4.59     6.472    4.42     6.452    4.20     6.403    3.75
         101.50            6.433    4.60     6.417    4.43     6.394    4.21     6.337    3.75
         101.75            6.380    4.60     6.361    4.43     6.336    4.21     6.272    3.75
         102.00            6.327    4.60     6.306    4.43     6.277    4.21     6.207    3.75
         102.25            6.273    4.60     6.251    4.43     6.219    4.21     6.142    3.75
         102.50            6.221    4.61     6.196    4.44     6.162    4.21     6.077    3.76
         102.75            6.168    4.61     6.141    4.44     6.104    4.22     6.012    3.76
         103.00            6.115    4.61     6.087    4.44     6.046    4.22     5.948    3.76
         103.25            6.063    4.61     6.032    4.44     5.989    4.22     5.883    3.76
         103.50            6.011    4.62     5.978    4.45     5.932    4.22     5.819    3.76
Weighted Average
  Life (yrs)                5.67              5.42              5.09              4.45
First Principal
  Payment Date         7/25/2001         3/25/2001        11/25/2000         4/25/2000
Last Principal
  Payment Date         2/25/2002         9/25/2001         6/25/2001        11/25/2000

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           6.561    3.23     6.551    3.12     6.539    3.01     6.510    2.75
         100.75           6.485    3.23     6.471    3.12     6.457    3.01     6.420    2.75
         101.00           6.408    3.23     6.392    3.12     6.375    3.01     6.330    2.75
         101.25           6.332    3.24     6.313    3.12     6.293    3.01     6.240    2.75
         101.50           6.256    3.24     6.234    3.13     6.211    3.01     6.151    2.76
         101.75           6.180    3.24     6.156    3.13     6.130    3.02     6.062    2.76
         102.00           6.105    3.24     6.078    3.13     6.049    3.02     5.973    2.76
         102.25           6.030    3.24     6.000    3.13     5.968    3.02     5.885    2.76
         102.50           5.954    3.25     5.922    3.13     5.887    3.02     5.797    2.76
         102.75           5.880    3.25     5.844    3.13     5.807    3.02     5.709    2.76
         103.00           5.805    3.25     5.767    3.14     5.727    3.03     5.621    2.77
         103.25           5.731    3.25     5.690    3.14     5.647    3.03     5.534    2.77
         103.50           5.657    3.25     5.613    3.14     5.567    3.03     5.447    2.77
Weighted Average
  Life (yrs)               3.76              3.61              3.47              3.14
First Principal
  Payment Date       11/25/1998         7/25/1998         6/25/1998         4/25/1998
Last Principal
  Payment Date        6/25/2000         3/25/2000         1/25/2000         9/25/1999

                                                     SCENARIO 4(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            6.686    5.61     6.677    5.34     6.668    5.07     6.641    4.44
         100.75            6.642    5.61     6.631    5.35     6.619    5.08     6.585    4.44
         101.00            6.598    5.62     6.585    5.35     6.570    5.08     6.530    4.44
         101.25            6.554    5.62     6.539    5.35     6.522    5.08     6.474    4.45
         101.50            6.510    5.62     6.493    5.36     6.474    5.09     6.419    4.45
         101.75            6.466    5.63     6.447    5.36     6.425    5.09     6.364    4.45
         102.00            6.423    5.63     6.401    5.36     6.377    5.09     6.309    4.45
         102.25            6.380    5.63     6.356    5.37     6.329    5.09     6.254    4.45
         102.50            6.336    5.64     6.311    5.37     6.282    5.10     6.199    4.46
         102.75            6.293    5.64     6.265    5.37     6.234    5.10     6.145    4.46
         103.00            6.250    5.64     6.220    5.38     6.186    5.10     6.090    4.46
         103.25            6.208    5.65     6.175    5.38     6.139    5.11     6.036    4.46
         103.50            6.165    5.65     6.130    5.38     6.092    5.11     5.982    4.47
Weighted Average
  Life (yrs)                7.30              6.86              6.42              5.45
First Principal
  Payment Date         1/25/2003         8/25/2002         3/25/2002         3/25/2001
Last Principal
  Payment Date         8/25/2003         4/25/2003        11/25/2002        12/25/2001

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2B CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           6.672    5.18     6.659    4.84     6.643    4.47     6.604    3.78
         100.75           6.624    5.19     6.608    4.84     6.588    4.48     6.539    3.78
         101.00           6.577    5.19     6.557    4.85     6.532    4.48     6.473    3.79
         101.25           6.529    5.19     6.506    4.85     6.477    4.48     6.408    3.79
         101.50           6.482    5.20     6.455    4.85     6.422    4.48     6.343    3.79
         101.75           6.434    5.20     6.405    4.86     6.368    4.49     6.279    3.79
         102.00           6.387    5.20     6.354    4.86     6.313    4.49     6.214    3.79
         102.25           6.340    5.20     6.304    4.86     6.259    4.49     6.150    3.80
         102.50           6.294    5.21     6.254    4.86     6.205    4.49     6.086    3.80
         102.75           6.247    5.21     6.204    4.87     6.151    4.50     6.022    3.80
         103.00           6.201    5.21     6.154    4.87     6.097    4.50     5.958    3.80
         103.25           6.154    5.22     6.105    4.87     6.043    4.50     5.894    3.81
         103.50           6.108    5.22     6.055    4.87     5.989    4.50     5.831    3.81
Weighted Average
  Life (yrs)               6.60              6.06              5.50              4.51
First Principal
  Payment Date        9/25/2001        11/25/2000         9/25/2000        11/25/1999
Last Principal
  Payment Date        1/25/2003         8/25/2002         3/25/2002         2/25/2001

                                                     SCENARIO 6(1)
                        -----------------------------------------------------------------------
                             10%CPR            15%CPR            25%CPR            100%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            6.568    3.31     6.568    3.31     6.568    3.31     6.560    3.21
         100.75            6.493    3.31     6.493    3.31     6.493    3.31     6.483    3.21
         101.00            6.419    3.31     6.419    3.31     6.418    3.31     6.406    3.22
         101.25            6.344    3.31     6.344    3.31     6.344    3.31     6.329    3.22
         101.50            6.270    3.32     6.270    3.32     6.270    3.31     6.253    3.22
         101.75            6.196    3.32     6.196    3.32     6.196    3.32     6.177    3.22
         102.00            6.122    3.32     6.122    3.32     6.122    3.32     6.101    3.22
         102.25            6.049    3.32     6.049    3.32     6.048    3.32     6.025    3.23
         102.50            5.975    3.32     5.975    3.32     5.975    3.32     5.949    3.23
         102.75            5.902    3.33     5.902    3.33     5.902    3.32     5.874    3.23
         103.00            5.829    3.33     5.829    3.33     5.829    3.33     5.799    3.23
         103.25            5.757    3.33     5.757    3.33     5.756    3.33     5.724    3.23
         103.50            5.684    3.33     5.684    3.33     5.684    3.33     5.650    3.24
Weighted Average
  Life (yrs)                3.87              3.87              3.87              3.74
First Principal
  Payment Date        11/25/1998        11/25/1998        11/25/1998        11/25/1998
Last Principal
  Payment Date         1/25/2001         1/25/2001        12/25/2000         5/25/2000

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
         100.50           6.652    4.68     6.642    4.45     6.631    4.23     6.602    3.75
         100.75           6.600    4.69     6.586    4.46     6.572    4.23     6.536    3.75
         101.00           6.547    4.69     6.531    4.46     6.514    4.23     6.470    3.75
         101.25           6.494    4.69     6.476    4.46     6.455    4.24     6.404    3.75
         101.50           6.442    4.70     6.420    4.46     6.397    4.24     6.339    3.76
         101.75           6.390    4.70     6.366    4.47     6.339    4.24     6.273    3.76
         102.00           6.338    4.70     6.311    4.47     6.282    4.24     6.208    3.76
         102.25           6.286    4.70     6.256    4.47     6.224    4.24     6.143    3.76
         102.50           6.234    4.71     6.202    4.47     6.167    4.25     6.079    3.76
         102.75           6.182    4.71     6.147    4.48     6.110    4.25     6.014    3.77
         103.00           6.131    4.71     6.093    4.48     6.053    4.25     5.950    3.77
         103.25           6.080    4.71     6.039    4.48     5.996    4.25     5.886    3.77
         103.50           6.028    4.72     5.985    4.48     5.939    4.26     5.822    3.77
Weighted Average
  Life (yrs)               5.82              5.47              5.14              4.46
First Principal
  Payment Date        8/25/2001         4/25/2001        11/25/2000         4/25/2000
Last Principal
  Payment Date        5/25/2002         9/25/2001         7/25/2001        11/25/2000

                                                     SCENARIO 8(1)
                        -----------------------------------------------------------------------
                              0%CPR             2%CPR             4%CPR             8%CPR
                        ----------------- ----------------- ----------------- -----------------
                          CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                         YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)           (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
----------------------  -------- -------- -------- -------- -------- -------- -------- --------
         100.50            6.691    5.77     6.683    5.52     6.673    5.20     6.645    4.51
         100.75            6.648    5.78     6.638    5.52     6.625    5.21     6.590    4.51
         101.00            6.605    5.78     6.593    5.53     6.578    5.21     6.535    4.51
         101.25            6.562    5.78     6.549    5.53     6.530    5.21     6.480    4.52
         101.50            6.520    5.79     6.504    5.53     6.483    5.22     6.426    4.52
         101.75            6.477    5.79     6.460    5.54     6.436    5.22     6.372    4.52
         102.00            6.435    5.79     6.416    5.54     6.389    5.22     6.318    4.52
         102.25            6.393    5.80     6.372    5.54     6.342    5.22     6.264    4.53
         102.50            6.351    5.80     6.328    5.55     6.296    5.23     6.210    4.53
         102.75            6.309    5.80     6.284    5.55     6.249    5.23     6.156    4.53
         103.00            6.267    5.81     6.240    5.55     6.203    5.23     6.103    4.53
         103.25            6.226    5.81     6.197    5.55     6.157    5.24     6.049    4.54
         103.50            6.184    5.81     6.153    5.56     6.111    5.24     5.996    4.54
Weighted Average
  Life (yrs)                7.57              7.14              6.63              5.56
First Principal
  Payment Date         6/25/2003        11/25/2002         5/25/2002         3/25/2001
Last Principal
  Payment Date       12/25/20032         7/25/2003         1/25/2003         3/25/2002

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.987    4.35     7.019    4.13     7.047    3.95     7.107    3.63
          97.50           6.869    4.35     6.895    4.13     6.918    3.95     6.965    3.63
          98.00           6.752    4.36     6.771    4.14     6.789    3.96     6.825    3.63
          98.50           6.635    4.36     6.649    4.14     6.661    3.96     6.685    3.64
          99.00           6.520    4.37     6.527    4.15     6.533    3.97     6.546    3.64
          99.50           6.405    4.37     6.406    4.15     6.407    3.97     6.408    3.65
         100.00           6.291    4.38     6.285    4.16     6.281    3.98     6.271    3.65
         100.50           6.177    4.38     6.166    4.16     6.156    3.98     6.135    3.65
         101.00           6.064    4.39     6.047    4.16     6.031    3.99     6.000    3.66
         101.50           5.952    4.39     5.928    4.17     5.908    3.99     5.865    3.66
         102.00           5.840    4.40     5.811    4.17     5.785    3.99     5.731    3.67
         102.50           5.729    4.40     5.694    4.18     5.663    4.00     5.598    3.67
         103.00           5.619    4.41     5.578    4.18     5.542    4.00     5.466    3.67
Weighted Average
  Life (yrs)               5.28              4.97              4.72              4.27
First Principal
  Payment Date        3/25/2001        11/25/2000         8/25/2000         3/25/2000
Last Principal
  Payment Date        7/25/2001         4/25/2001        12/25/2000         6/25/2000

                                                    SCENARIO 2(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.900    5.08     6.943    4.69     6.963    4.53     7.020    4.12
          97.50           6.800    5.08     6.834    4.70     6.850    4.53     6.896    4.12
          98.00           6.699    5.09     6.725    4.70     6.737    4.54     6.772    4.13
          98.50           6.600    5.10     6.617    4.71     6.626    4.54     6.649    4.13
          99.00           6.501    5.10     6.510    4.71     6.514    4.55     6.527    4.14
          99.50           6.402    5.11     6.403    4.72     6.404    4.55     6.406    4.14
         100.00           6.304    5.11     6.297    4.72     6.294    4.56     6.285    4.15
         100.50           6.207    5.12     6.192    4.73     6.185    4.56     6.165    4.15
         101.00           6.110    5.12     6.088    4.73     6.077    4.57     6.046    4.15
         101.50           6.014    5.13     5.984    4.74     5.969    4.57     5.927    4.16
         102.00           5.919    5.14     5.880    4.74     5.862    4.58     5.810    4.16
         102.50           5.824    5.14     5.777    4.75     5.755    4.58     5.692    4.17
         103.00           5.729    5.15     5.675    4.75     5.650    4.59     5.576    4.17
Weighted Average
  Life (yrs)               6.37              5.78              5.54              4.95
First Principal
  Payment Date        2/25/2002         9/25/2001         6/25/2001        11/25/2000
Last Principal
  Payment Date        9/25/2002         3/25/2002         9/25/2001         4/25/2001

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.079    3.77     7.107    3.62     7.141    3.46     7.199    3.21
          97.50           6.943    3.77     6.965    3.63     6.993    3.47     7.039    3.22
          98.00           6.808    3.78     6.825    3.63     6.845    3.47     6.881    3.22
          98.50           6.674    3.78     6.685    3.64     6.699    3.47     6.723    3.23
          99.00           6.540    3.79     6.546    3.64     6.554    3.48     6.567    3.23
          99.50           6.408    3.79     6.408    3.64     6.409    3.48     6.411    3.23
         100.00           6.276    3.79     6.271    3.65     6.266    3.49     6.257    3.24
         100.50           6.145    3.80     6.135    3.65     6.123    3.49     6.103    3.24
         101.00           6.014    3.80     6.000    3.66     5.981    3.49     5.950    3.24
         101.50           5.885    3.81     5.865    3.66     5.841    3.50     5.798    3.25
         102.00           5.756    3.81     5.731    3.66     5.700    3.50     5.648    3.25
         102.50           5.628    3.81     5.598    3.67     5.561    3.50     5.498    3.25
         103.00           5.501    3.82     5.466    3.67     5.423    3.51     5.348    3.26
Weighted Average
  Life (yrs)               4.47              4.27              4.05              3.73
First Principal
  Payment Date        6/25/2000         3/25/2000         1/25/2000         9/25/1999
Last Principal
  Payment Date        9/25/2000         7/25/2000         4/25/2000        12/25/1999

                                                    SCENARIO 4(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.831    5.87     6.845    5.70     6.866    5.44     6.917    4.92
          97.50           6.744    5.88     6.755    5.70     6.772    5.45     6.813    4.93
          98.00           6.657    5.89     6.665    5.71     6.678    5.45     6.709    4.94
          98.50           6.571    5.89     6.576    5.72     6.585    5.46     6.606    4.94
          99.00           6.485    5.90     6.488    5.72     6.493    5.47     6.504    4.95
          99.50           6.400    5.91     6.400    5.73     6.401    5.47     6.403    4.95
         100.00           6.315    5.91     6.313    5.74     6.310    5.48     6.302    4.96
         100.50           6.231    5.92     6.226    5.74     6.219    5.49     6.201    4.96
         101.00           6.148    5.93     6.140    5.75     6.129    5.49     6.102    4.97
         101.50           6.065    5.93     6.055    5.76     6.039    5.50     6.003    4.97
         102.00           5.982    5.94     5.970    5.76     5.950    5.50     5.904    4.98
         102.50           5.900    5.95     5.885    5.77     5.861    5.51     5.806    4.98
         103.00           5.818    5.95     5.801    5.77     5.773    5.52     5.709    4.99
Weighted Average
  Life (yrs)               7.64              7.35              6.94              6.13
First Principal
  Payment Date        8/25/2003         4/25/2003        11/25/2002        12/25/2001
Last Principal
  Payment Date       12/25/2003         8/25/2003         3/25/2003         6/25/2002

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.855    5.57     6.873    5.37     6.906    5.02     6.988    4.34
          97.50           6.763    5.57     6.777    5.37     6.804    5.03     6.870    4.35
          98.00           6.672    5.58     6.682    5.38     6.703    5.03     6.752    4.35
          98.50           6.581    5.59     6.588    5.39     6.602    5.04     6.636    4.36
          99.00           6.491    5.59     6.494    5.39     6.502    5.04     6.520    4.36
          99.50           6.401    5.60     6.401    5.40     6.402    5.05     6.405    4.37
         100.00           6.311    5.61     6.309    5.40     6.303    5.06     6.290    4.37
         100.50           6.223    5.61     6.217    5.41     6.205    5.06     6.177    4.38
         101.00           6.135    5.62     6.125    5.42     6.107    5.07     6.064    4.38
         101.50           6.047    5.62     6.034    5.42     6.010    5.07     5.951    4.39
         102.00           5.960    5.63     5.944    5.43     5.914    5.08     5.840    4.39
         102.50           5.873    5.64     5.854    5.43     5.817    5.08     5.729    4.40
         103.00           5.787    5.64     5.765    5.44     5.722    5.09     5.618    4.40
Weighted Average
  Life (yrs)               7.14              6.82              6.28              5.27
First Principal
  Payment Date        1/25/2003            8/25/2002         3/25/2002         2/25/2001
Last Principal
  Payment Date        6/25/2003            1/25/2003         8/25/2002         9/25/2001

                                                    SCENARIO 6(1)
                       -----------------------------------------------------------------------
                            10%CPR            15%CPR            25%CPR            100%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.996    4.28     7.000    4.25     7.008    4.20     7.092    3.70
          97.50           6.876    4.29     6.880    4.26     6.886    4.20     6.953    3.71
          98.00           6.757    4.29     6.760    4.26     6.765    4.21     6.816    3.71
          98.50           6.639    4.30     6.641    4.27     6.644    4.21     6.679    3.71
          99.00           6.522    4.30     6.523    4.27     6.524    4.22     6.543    3.72
          99.50           6.405    4.31     6.405    4.28     6.405    4.22     6.408    3.72
         100.00           6.289    4.31     6.288    4.28     6.287    4.23     6.274    3.73
         100.50           6.174    4.32     6.172    4.29     6.169    4.23     6.140    3.73
         101.00           6.059    4.32     6.057    4.29     6.053    4.24     6.008    3.73
         101.50           5.945    4.33     5.942    4.30     5.936    4.24     5.876    3.74
         102.00           5.832    4.33     5.828    4.30     5.821    4.25     5.745    3.74
         102.50           5.719    4.34     5.715    4.30     5.706    4.25     5.615    3.75
         103.00           5.607    4.34     5.602    4.31     5.592    4.25     5.485    3.75
Weighted Average
  Life (yrs)               5.19              5.15              5.07              4.38
First Principal
  Payment Date        1/25/2001         1/25/2001        12/25/2000         5/25/2000
Last Principal
  Payment Date        6/25/2001         6/25/2001         5/25/2001         8/25/2000

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.886    5.22     6.926    4.84     6.959    4.56     7.017    4.14
          97.50           6.788    5.23     6.820    4.84     6.846    4.57     6.893    4.15
          98.00           6.691    5.24     6.715    4.85     6.735    4.57     6.770    4.15
          98.50           6.594    5.24     6.610    4.85     6.624    4.58     6.648    4.16
          99.00           6.497    5.25     6.506    4.86     6.513    4.58     6.526    4.16
          99.50           6.402    5.25     6.403    4.86     6.404    4.59     6.406    4.16
         100.00           6.307    5.26     6.300    4.87     6.295    4.59     6.286    4.17
         100.50           6.212    5.27     6.198    4.88     6.187    4.60     6.166    4.17
         101.00           6.118    5.27     6.097    4.88     6.079    4.60     6.048    4.18
         101.50           6.025    5.28     5.996    4.89     5.972    4.61     5.930    4.18
         102.00           5.932    5.28     5.895    4.89     5.866    4.61     5.813    4.19
         102.50           5.840    5.29     5.796    4.90     5.760    4.62     5.696    4.19
         103.00           5.748    5.29     5.697    4.90     5.655    4.62     5.581    4.20
Weighted Average
  Life (yrs)               6.60              6.00              5.59              4.99
First Principal
  Payment Date        5/25/2002         9/25/2001         7/25/2001        11/25/2000
Last Principal
  Payment Date       12/25/2002         5/25/2002        10/25/2001         4/25/2001

                                                    SCENARIO 8(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           6.806    6.22     6.833    5.85     6.852    5.61     6.906    5.02
          97.50           6.724    6.23     6.745    5.85     6.760    5.62     6.804    5.03
          98.00           6.642    6.24     6.658    5.86     6.670    5.62     6.703    5.03
          98.50           6.560    6.25     6.572    5.87     6.579    5.63     6.602    5.04
          99.00           6.480    6.25     6.486    5.87     6.490    5.64     6.502    5.05
          99.50           6.399    6.26     6.400    5.88     6.401    5.64     6.402    5.05
         100.00           6.319    6.27     6.315    5.89     6.312    5.65     6.303    5.06
         100.50           6.240    6.28     6.231    5.89     6.224    5.66     6.205    5.06
         101.00           6.161    6.28     6.147    5.90     6.137    5.66     6.107    5.07
         101.50           6.083    6.29     6.063    5.91     6.050    5.67     6.010    5.07
         102.00           6.005    6.30     5.980    5.92     5.963    5.68     5.914    5.08
         102.50           5.928    6.31     5.898    5.92     5.877    5.68     5.818    5.08
         103.00           5.851    6.31     5.816    5.93     5.792    5.69     5.722    5.09
Weighted Average
  Life (yrs)               8.25              7.60              7.21              6.28
First Principal
  Payment Date       12/25/2003          7/25/2003         1/25/2003         3/25/2002
Last Principal
  Payment Date        9/25/2004         10/25/2003         7/25/2003         7/25/2002

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
        97.00             7.184    4.56     7.201    4.43     7.227    4.24     7.283    3.88
        97.50             7.072    4.56     7.085    4.43     7.106    4.24     7.151    3.89
        98.00             6.960    4.57     6.970    4.44     6.986    4.25     7.020    3.89
        98.50             6.849    4.57     6.856    4.44     6.867    4.25     6.890    3.90
        99.00             6.738    4.58     6.742    4.45     6.748    4.26     6.760    3.90
        99.50             6.629    4.58     6.629    4.45     6.630    4.26     6.631    3.90
       100.00             6.520    4.59     6.517    4.46     6.513    4.27     6.503    3.91
       100.50             6.411    4.59     6.405    4.46     6.396    4.27     6.376    3.91
       101.00             6.304    4.60     6.294    4.47     6.280    4.28     6.249    3.92
       101.50             6.197    4.60     6.184    4.47     6.165    4.28     6.124    3.92
       102.00             6.090    4.61     6.075    4.48     6.050    4.28     5.999    3.92
       102.50             5.984    4.61     5.966    4.48     5.937    4.29     5.875    3.93
       103.00             5.879    4.62     5.857    4.48     5.824    4.29     5.751    3.93
Weighted Average
  Life (yrs)               5.63              5.44              5.16              4.65
First Principal
  Payment Date        7/25/2001         4/25/2001        12/25/2000         6/25/2000
Last Principal
  Payment Date       12/25/2001         9/25/2001         7/25/2001         1/25/2001

                                                    SCENARIO 2(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
        97.00             7.079    5.59     7.118    5.15     7.155    4.80     7.203    4.41
        97.50             6.987    5.60     7.019    5.16     7.048    4.81     7.087    4.42
        98.00             6.896    5.60     6.920    5.17     6.942    4.81     6.971    4.42
        98.50             6.805    5.61     6.822    5.17     6.837    4.82     6.856    4.43
        99.00             6.715    5.62     6.724    5.18     6.732    4.82     6.742    4.43
        99.50             6.626    5.62     6.627    5.19     6.628    4.83     6.629    4.44
       100.00             6.537    5.63     6.531    5.19     6.524    4.83     6.517    4.44
       100.50             6.449    5.64     6.435    5.20     6.422    4.84     6.405    4.45
       101.00             6.361    5.64     6.340    5.20     6.319    4.85     6.293    4.45
       101.50             6.274    5.65     6.245    5.21     6.218    4.85     6.183    4.46
       102.00             6.187    5.66     6.151    5.21     6.117    4.86     6.073    4.46
       102.50             6.101    5.66     6.058    5.22     6.016    4.86     5.964    4.47
       103.00             6.015    5.67     5.965    5.23     5.917    4.87     5.855    4.47
Weighted Average
  Life (yrs)               7.26              6.55              6.00              5.42
First Principal
  Payment Date        9/25/2002         3/25/2002         9/25/2001         4/25/2001
Last Principal
  Payment Date       12/25/2003         4/25/2003         7/25/2002         9/25/2001

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
        97.00             7.272    3.95     7.292    3.83     7.310    3.73     7.367    3.45
        97.50             7.142    3.95     7.158    3.84     7.173    3.74     7.219    3.45
        98.00             7.013    3.96     7.025    3.84     7.036    3.74     7.071    3.46
        98.50             6.885    3.96     6.893    3.84     6.901    3.74     6.924    3.46
        99.00             6.758    3.96     6.762    3.85     6.766    3.75     6.778    3.46
        99.50             6.631    3.97     6.631    3.85     6.632    3.75     6.633    3.47
       100.00             6.505    3.97     6.502    3.86     6.499    3.76     6.489    3.47
       100.50             6.380    3.98     6.373    3.86     6.366    3.76     6.346    3.48
       101.00             6.255    3.98     6.245    3.87     6.235    3.76     6.204    3.48
       101.50             6.132    3.99     6.117    3.87     6.104    3.77     6.062    3.48
       102.00             6.009    3.99     5.991    3.87     5.974    3.77     5.922    3.49
       102.50             5.887    3.99     5.865    3.88     5.845    3.78     5.782    3.49
       103.00             5.765    4.00     5.740    3.88     5.716    3.78     5.643    3.49
Weighted Average
  Life (yrs)               4.75              4.58              4.45              4.06
First Principal
  Payment Date        9/25/2000         7/25/2000         4/25/2000        12/25/1999
Last Principal
  Payment Date        4/25/2001        10/25/2000         9/25/2000         5/25/2000

                                                    SCENARIO 4(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
        97.00             7.035    6.17     7.058    5.85     7.072    5.67     7.115    5.18
        97.50             6.952    6.18     6.970    5.86     6.981    5.68     7.016    5.19
        98.00             6.869    6.18     6.883    5.87     6.892    5.69     6.918    5.20
        98.50             6.787    6.19     6.797    5.87     6.803    5.70     6.820    5.20
        99.00             6.706    6.20     6.711    5.88     6.714    5.70     6.723    5.21
        99.50             6.625    6.21     6.626    5.89     6.626    5.71     6.627    5.21
       100.00             6.544    6.22     6.541    5.90     6.538    5.72     6.531    5.22
       100.50             6.464    6.22     6.456    5.90     6.451    5.72     6.436    5.23
       101.00             6.385    6.23     6.373    5.91     6.365    5.73     6.341    5.23
       101.50             6.306    6.24     6.289    5.92     6.279    5.74     6.247    5.24
       102.00             6.227    6.25     6.206    5.92     6.194    5.74     6.154    5.24
       102.50             6.149    6.25     6.124    5.93     6.109    5.75     6.061    5.25
       103.00             6.072    6.26     6.042    5.94     6.024    5.76     5.968    5.26
Weighted Average
  Life (yrs)               8.25              7.70              7.40              6.60
First Principal
  Payment Date       12/25/2003         8/25/2003         3/25/2003         6/25/2002
Last Principal
  Payment Date        9/25/2004         2/25/2004         9/25/2003         1/25/2003

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.066    5.75     7.081    5.56     7.099    5.36     7.159    4.77
          97.50           6.976    5.76     6.989    5.57     7.003    5.36     7.051    4.78
          98.00           6.888    5.77     6.897    5.57     6.908    5.37     6.944    4.78
          98.50           6.800    5.77     6.806    5.58     6.814    5.38     6.838    4.79
          99.00           6.713    5.78     6.716    5.59     6.720    5.38     6.733    4.79
          99.50           6.626    5.79     6.626    5.59     6.627    5.39     6.628    4.80
         100.00           6.539    5.80     6.537    5.60     6.534    5.39     6.524    4.80
         100.50           6.454    5.80     6.448    5.61     6.442    5.40     6.420    4.81
         101.00           6.368    5.81     6.360    5.61     6.350    5.41     6.317    4.81
         101.50           6.284    5.82     6.272    5.62     6.259    5.41     6.215    4.82
         102.00           6.199    5.82     6.185    5.63     6.168    5.42     6.114    4.82
         102.50           6.116    5.83     6.098    5.63     6.079    5.43     6.012    4.83
         103.00           6.032    5.84     6.012    5.64     5.989    5.43     5.912    4.83
Weighted Average
  Life (yrs)               7.53              7.21              6.87              5.95
First Principal
  Payment Date        6/25/2003         1/25/2003         8/25/2002         9/25/2001
Last Principal
  Payment Date       10/25/2003         7/25/2003         4/25/2003         6/25/2002

                                                    SCENARIO 6(1)
                       -----------------------------------------------------------------------
                            10%CPR            15%CPR            25%CPR            100%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.188    4.52     7.191    4.51     7.194    4.48     7.283    3.88
          97.50           7.075    4.53     7.077    4.51     7.080    4.48     7.151    3.89
          98.00           6.962    4.53     6.964    4.52     6.966    4.49     7.020    3.89
          98.50           6.851    4.54     6.851    4.52     6.853    4.49     6.890    3.89
          99.00           6.739    4.54     6.740    4.53     6.741    4.50     6.760    3.90
          99.50           6.629    4.55     6.629    4.53     6.629    4.50     6.631    3.90
         100.00           6.519    4.55     6.519    4.54     6.518    4.51     6.503    3.91
         100.50           6.410    4.56     6.409    4.54     6.408    4.51     6.376    3.91
         101.00           6.301    4.56     6.300    4.55     6.298    4.52     6.249    3.92
         101.50           6.193    4.57     6.192    4.55     6.189    4.52     6.124    3.92
         102.00           6.086    4.57     6.084    4.56     6.081    4.53     5.999    3.92
         102.50           5.979    4.58     5.977    4.56     5.973    4.53     5.875    3.93
         103.00           5.874    4.58     5.871    4.57     5.866    4.54     5.751    3.93
Weighted Average
  Life (yrs)               5.58              5.55              5.51              4.65
First Principal
  Payment Date        6/25/2001         6/25/2001         5/25/2001         8/25/2000
Last Principal
  Payment Date       12/25/2001        11/25/2001        10/25/2001         1/25/2001

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.064    5.77     7.103    5.31     7.140    4.94     7.198    4.44
          97.50           6.975    5.78     7.007    5.32     7.036    4.95     7.083    4.45
          98.00           6.887    5.79     6.911    5.32     6.933    4.95     6.969    4.46
          98.50           6.799    5.79     6.815    5.33     6.831    4.96     6.855    4.46
          99.00           6.712    5.80     6.721    5.34     6.729    4.96     6.742    4.47
          99.50           6.626    5.81     6.627    5.34     6.628    4.97     6.629    4.47
         100.00           6.540    5.81     6.533    5.35     6.527    4.97     6.517    4.48
         100.50           6.454    5.82     6.440    5.36     6.427    4.98     6.406    4.48
         101.00           6.369    5.83     6.348    5.36     6.328    4.99     6.296    4.48
         101.50           6.285    5.84     6.256    5.37     6.229    4.99     6.186    4.49
         102.00           6.201    5.84     6.165    5.37     6.131    5.00     6.077    4.49
         102.50           6.117    5.85     6.074    5.38     6.033    5.00     5.968    4.50
         103.00           6.034    5.86     5.984    5.39     5.936    5.01     5.861    4.50
Weighted Average
  Life (yrs)               7.57              6.80              6.22              5.46
First Principal
  Payment Date       12/25/2002         5/25/2002        10/25/2001         4/25/2001
Last Principal
  Payment Date        1/25/2004         7/25/2003         9/25/2002         9/25/2001

                                                    SCENARIO 8(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.007    6.61     7.035    6.16     7.060    5.82     7.103    5.31
          97.50           6.930    6.61     6.952    6.17     6.972    5.83     7.007    5.32
          98.00           6.853    6.62     6.870    6.18     6.885    5.84     6.911    5.32
          98.50           6.776    6.63     6.788    6.19     6.798    5.84     6.815    5.33
          99.00           6.700    6.64     6.706    6.20     6.711    5.85     6.721    5.34
          99.50           6.624    6.65     6.625    6.20     6.626    5.86     6.627    5.34
         100.00           6.549    6.66     6.544    6.21     6.540    5.86     6.533    5.35
         100.50           6.474    6.67     6.464    6.22     6.455    5.87     6.440    5.36
         101.00           6.400    6.68     6.385    6.23     6.371    5.88     6.348    5.36
         101.50           6.326    6.68     6.306    6.23     6.287    5.88     6.256    5.37
         102.00           6.253    6.69     6.227    6.24     6.204    5.89     6.165    5.37
         102.50           6.180    6.70     6.149    6.25     6.121    5.90     6.074    5.38
         103.00           6.108    6.71     6.071    6.26     6.039    5.91     5.984    5.39
Weighted Average
  Life (yrs)               9.06              8.25              7.65              6.80
First Principal
  Payment Date        9/25/2004        10/25/2003         7/25/2003         7/25/2002
Last Principal
  Payment Date        9/25/2005        10/25/2004         2/25/2004         4/25/2003

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.643    5.07     7.680    4.73     7.705    4.52     7.746    4.22
          97.50           7.542    5.08     7.571    4.73     7.592    4.52     7.624    4.22
          98.00           7.441    5.09     7.464    4.74     7.479    4.53     7.503    4.23
          98.50           7.342    5.09     7.357    4.75     7.367    4.53     7.383    4.23
          99.00           7.243    5.10     7.250    4.75     7.256    4.54     7.264    4.24
          99.50           7.144    5.10     7.145    4.76     7.145    4.54     7.145    4.24
         100.00           7.046    5.11     7.040    4.76     7.035    4.55     7.028    4.25
         100.50           6.949    5.12     6.935    4.77     6.926    4.55     6.911    4.25
         101.00           6.852    5.12     6.831    4.77     6.817    4.56     6.794    4.26
         101.50           6.756    5.13     6.728    4.78     6.709    4.56     6.678    4.26
         102.00           6.661    5.14     6.626    4.78     6.602    4.57     6.563    4.26
         102.50           6.566    5.14     6.524    4.79     6.495    4.57     6.449    4.27
         103.00           6.472    5.15     6.423    4.80     6.389    4.58     6.336    4.27
Weighted Average
  Life (yrs)               6.57              6.01              5.68              5.22
First Principal
  Payment Date       12/25/2001         9/25/2001         7/25/2001         1/25/2001
Last Principal
  Payment Date        8/25/2003         9/25/2002         3/25/2002         8/25/2001

                                                    SCENARIO 2(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.562    6.04     7.586    5.72     7.616    5.35     7.682    4.71
          97.50           7.477    6.05     7.496    5.73     7.521    5.36     7.573    4.71
          98.00           7.393    6.06     7.407    5.73     7.425    5.37     7.465    4.72
          98.50           7.309    6.07     7.319    5.74     7.331    5.38     7.358    4.72
          99.00           7.226    6.08     7.231    5.75     7.237    5.38     7.251    4.73
          99.50           7.143    6.09     7.143    5.76     7.144    5.39     7.145    4.73
         100.00           7.061    6.09     7.057    5.76     7.051    5.40     7.039    4.74
         100.50           6.979    6.10     6.970    5.77     6.959    5.40     6.934    4.75
         101.00           6.898    6.11     6.885    5.78     6.867    5.41     6.830    4.75
         101.50           6.818    6.12     6.800    5.79     6.776    5.42     6.726    4.76
         102.00           6.738    6.13     6.715    5.79     6.686    5.42     6.623    4.76
         102.50           6.658    6.13     6.631    5.80     6.596    5.43     6.521    4.77
         103.00           6.579    6.14     6.547    5.81     6.507    5.44     6.419    4.77
Weighted Average
  Life (yrs)               8.27              7.68              7.04              5.98
First Principal
  Payment Date       12/25/2003         4/25/2003         7/25/2002         9/25/2001
Last Principal
  Payment Date       12/25/2004         1/25/2004         9/25/2003         8/25/2002

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.694    4.60     7.742    4.24     7.780    3.99     7.823    3.74
          97.50           7.583    4.61     7.621    4.24     7.651    4.00     7.686    3.74
          98.00           7.472    4.62     7.501    4.25     7.524    4.00     7.550    3.75
          98.50           7.363    4.62     7.382    4.25     7.397    4.01     7.415    3.75
          99.00           7.253    4.63     7.263    4.26     7.271    4.01     7.280    3.76
          99.50           7.145    4.63     7.145    4.26     7.146    4.02     7.146    3.76
         100.00           7.037    4.64     7.028    4.27     7.021    4.02     7.014    3.76
         100.50           6.930    4.64     6.912    4.27     6.898    4.02     6.881    3.77
         101.00           6.823    4.65     6.796    4.28     6.775    4.03     6.750    3.77
         101.50           6.717    4.65     6.681    4.28     6.653    4.03     6.620    3.78
         102.00           6.612    4.66     6.567    4.29     6.531    4.04     6.490    3.78
         102.50           6.507    4.66     6.453    4.29     6.411    4.04     6.361    3.79
         103.00           6.403    4.67     6.340    4.30     6.291    4.05     6.233    3.79
Weighted Average
  Life (yrs)               5.82              5.26              4.89              4.52
First Principal
  Payment Date        4/25/2001        10/25/2000         9/25/2000         5/25/2000
Last Principal
  Payment Date        9/25/2002        12/25/2001         7/25/2001        10/25/2000

                                                    SCENARIO 4(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.533    6.48     7.552    6.18     7.574    5.87     7.606    5.47
          97.50           7.454    6.49     7.469    6.19     7.487    5.87     7.512    5.48
          98.00           7.375    6.50     7.387    6.20     7.400    5.88     7.419    5.49
          98.50           7.297    6.51     7.305    6.21     7.314    5.89     7.327    5.49
          99.00           7.220    6.52     7.224    6.21     7.228    5.90     7.235    5.50
          99.50           7.143    6.52     7.143    6.22     7.143    5.90     7.144    5.51
         100.00           7.066    6.53     7.063    6.23     7.059    5.91     7.053    5.51
         100.50           6.990    6.54     6.983    6.24     6.975    5.92     6.963    5.52
         101.00           6.915    6.55     6.904    6.25     6.891    5.93     6.873    5.53
         101.50           6.839    6.56     6.825    6.26     6.808    5.94     6.784    5.53
         102.00           6.765    6.57     6.747    6.26     6.726    5.94     6.696    5.54
         102.50           6.691    6.58     6.669    6.27     6.644    5.95     6.608    5.55
         103.00           6.617    6.59     6.592    6.28     6.562    5.96     6.520    5.55
Weighted Average
  Life (yrs)               9.10              8.52              7.94              7.24
First Principal
  Payment Date        9/25/2004         2/25/2004         9/25/2003         1/25/2003
Last Principal
  Payment Date        9/25/2005        12/25/2004         8/25/2004         8/25/2003

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.569    5.94     7.584    5.73     7.597    5.58     7.633    5.18
          97.50           7.482    5.95     7.495    5.74     7.505    5.59     7.534    5.18
          98.00           7.397    5.96     7.406    5.75     7.414    5.59     7.435    5.19
          98.50           7.312    5.97     7.318    5.76     7.323    5.60     7.338    5.20
          99.00           7.227    5.98     7.230    5.77     7.233    5.61     7.240    5.20
          99.50           7.143    5.98     7.143    5.77     7.144    5.62     7.144    5.21
         100.00           7.060    5.99     7.057    5.78     7.055    5.62     7.048    5.22
         100.50           6.977    6.00     6.971    5.79     6.966    5.63     6.953    5.22
         101.00           6.894    6.01     6.885    5.79     6.878    5.64     6.858    5.23
         101.50           6.812    6.02     6.800    5.80     6.791    5.64     6.764    5.24
         102.00           6.731    6.02     6.716    5.81     6.704    5.65     6.670    5.24
         102.50           6.650    6.03     6.632    5.82     6.618    5.66     6.577    5.25
         103.00           6.570    6.04     6.549    5.82     6.532    5.66     6.485    5.25
Weighted Average
  Life (yrs)               8.08              7.70              7.43              6.74
First Principal
  Payment Date       10/25/2003         7/25/2003         4/25/2003         6/25/2002
Last Principal
  Payment Date       10/25/2004         1/25/2004         9/25/2003         3/25/2003

                                                    SCENARIO 6(1)
                       -----------------------------------------------------------------------
                            10%CPR            15%CPR            25%CPR            100%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.651    4.99     7.654    4.96     7.659    4.91     7.711    4.47
          97.50           7.549    5.00     7.551    4.97     7.555    4.92     7.597    4.47
          98.00           7.447    5.00     7.448    4.97     7.451    4.93     7.483    4.48
          98.50           7.345    5.01     7.346    4.98     7.348    4.93     7.369    4.48
          99.00           7.244    5.01     7.245    4.99     7.246    4.94     7.257    4.49
          99.50           7.144    5.02     7.144    4.99     7.144    4.94     7.145    4.49
         100.00           7.045    5.03     7.044    5.00     7.043    4.95     7.034    4.50
         100.50           6.946    5.03     6.945    5.00     6.943    4.96     6.923    4.50
         101.00           6.848    5.04     6.846    5.01     6.843    4.96     6.813    4.51
         101.50           6.750    5.04     6.748    5.02     6.744    4.97     6.704    4.51
         102.00           6.653    5.05     6.650    5.02     6.645    4.97     6.596    4.52
         102.50           6.556    5.06     6.553    5.03     6.547    4.98     6.488    4.52
         103.00           6.460    5.06     6.456    5.03     6.450    4.99     6.381    4.53
Weighted Average
  Life (yrs)               6.43              6.39              6.31              5.61
First Principal
  Payment Date       12/25/2001        11/25/2001        10/25/2001         1/25/2001
Last Principal
  Payment Date        6/25/2001         4/25/2003         1/25/2003         7/25/2002

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.548    6.24     7.575    5.86     7.604    5.49     7.670    4.81
          97.50           7.466    6.25     7.488    5.87     7.511    5.50     7.564    4.82
          98.00           7.384    6.26     7.401    5.87     7.418    5.51     7.458    4.82
          98.50           7.303    6.27     7.314    5.88     7.326    5.52     7.353    4.83
          99.00           7.223    6.28     7.229    5.89     7.235    5.52     7.248    4.84
          99.50           7.143    6.29     7.143    5.90     7.144    5.53     7.144    4.84
         100.00           7.064    6.30     7.059    5.90     7.053    5.54     7.041    4.85
         100.50           6.985    6.30     6.974    5.91     6.964    5.54     6.939    4.85
         101.00           6.906    6.31     6.891    5.92     6.874    5.55     6.837    4.86
         101.50           6.828    6.32     6.808    5.93     6.786    5.56     6.736    4.87
         102.00           6.751    6.33     6.725    5.94     6.697    5.56     6.635    4.87
         102.50           6.674    6.34     6.643    5.94     6.610    5.57     6.535    4.88
         103.00           6.597    6.35     6.561    5.95     6.523    5.58     6.435    4.88
Weighted Average
  Life (yrs)               8.65              7.93              7.28              6.15
First Principal
  Payment Date        1/25/2004         7/25/2003         9/25/2002         9/25/2001
Last Principal
  Payment Date        7/25/2005         7/25/2004         1/25/2004         9/25/2002

                                                    SCENARIO 8(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          97.00           7.504    6.98     7.526    6.60     7.552    6.19     7.595    5.61
          97.50           7.431    7.00     7.448    6.61     7.469    6.20     7.503    5.61
          98.00           7.358    7.01     7.371    6.62     7.387    6.21     7.412    5.62
          98.50           7.286    7.02     7.294    6.63     7.305    6.21     7.322    5.63
          99.00           7.214    7.03     7.218    6.64     7.224    6.22     7.233    5.64
          99.50           7.142    7.04     7.143    6.65     7.143    6.23     7.144    5.64
         100.00           7.071    7.05     7.068    6.66     7.063    6.24     7.055    5.65
         100.50           7.001    7.06     6.993    6.67     6.983    6.25     6.967    5.66
         101.00           6.931    7.07     6.919    6.68     6.904    6.26     6.880    5.66
         101.50           6.861    7.08     6.845    6.69     6.825    6.27     6.793    5.67
         102.00           6.792    7.09     6.772    6.70     6.747    6.27     6.706    5.68
         102.50           6.723    7.10     6.699    6.70     6.670    6.28     6.621    5.69
         103.00           6.655    7.11     6.627    6.71     6.592    6.29     6.535    5.69
Weighted Average
  Life (yrs)              10.14              9.35              8.54              7.48
First Principal
  Payment Date        9/25/2005        10/25/2004         2/25/2004         4/25/2003
Last Principal
  Payment Date        1/25/2007         1/25/2006         4/25/2005        10/25/2003

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 1(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.640    5.64     8.691    5.29     8.754    4.91     8.850    4.43
          95.75           8.548    5.65     8.593    5.30     8.648    4.92     8.733    4.43
          96.25           8.456    5.66     8.495    5.30     8.542    4.93     8.616    4.44
          96.75           8.365    5.66     8.397    5.31     8.437    4.93     8.499    4.44
          97.25           8.274    5.67     8.301    5.32     8.333    4.94     8.384    4.45
          97.75           8.184    5.68     8.205    5.33     8.230    4.95     8.269    4.46
          98.25           8.095    5.69     8.109    5.33     8.127    4.95     8.155    4.46
          98.75           8.006    5.70     8.014    5.34     8.025    4.96     8.041    4.47
          99.25           7.917    5.71     7.920    5.35     7.924    4.97     7.929    4.47
          99.75           7.830    5.71     7.827    5.36     7.823    4.97     7.817    4.48
         100.25           7.742    5.72     7.734    5.36     7.723    4.98     7.706    4.48
         100.75           7.656    5.73     7.641    5.37     7.623    4.98     7.595    4.49
         101.25           7.570    5.74     7.549    5.38     7.524    4.99     7.485    4.49
Weighted Average
  Life (yrs)               7.88              7.23              6.55              5.73
First Principal
  Payment Date        8/25/2003         9/25/2002         3/25/2002         8/25/2001
Last Principal
  Payment Date        9/25/2004        12/25/2003         5/25/2003         3/25/2002

                                                    SCENARIO 2(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.559    6.30     8.592    6.02     8.631    5.71     8.716    5.13
          95.75           8.477    6.31     8.505    6.03     8.539    5.72     8.615    5.14
          96.25           8.395    6.32     8.419    6.04     8.449    5.73     8.514    5.15
          96.75           8.313    6.33     8.334    6.05     8.359    5.74     8.413    5.15
          97.25           8.232    6.34     8.249    6.06     8.269    5.74     8.314    5.16
          97.75           8.151    6.35     8.164    6.07     8.180    5.75     8.215    5.17
          98.25           8.071    6.36     8.081    6.08     8.092    5.76     8.116    5.17
          98.75           7.992    6.37     7.997    6.08     8.004    5.77     8.019    5.18
          99.25           7.913    6.38     7.915    6.09     7.917    5.78     7.922    5.19
          99.75           7.835    6.39     7.833    6.10     7.830    5.79     7.825    5.19
         100.25           7.757    6.40     7.751    6.11     7.744    5.79     7.729    5.20
         100.75           7.679    6.41     7.670    6.12     7.659    5.80     7.634    5.21
         101.25           7.602    6.42     7.589    6.13     7.574    5.81     7.539    5.22
Weighted Average
  Life (yrs)               9.24              8.64              8.02              6.94
First Principal
  Payment Date       12/25/2004         1/25/2004         9/25/2003         8/25/2002
Last Principal
  Payment Date       11/25/2005         1/25/2005         9/25/2004         8/25/2003

                                                    SCENARIO 3(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.698    5.25     8.752    4.92     8.820    4.57     8.952    4.01
          95.75           8.598    5.25     8.646    4.93     8.706    4.57     8.822    4.01
          96.25           8.500    5.26     8.541    4.93     8.593    4.58     8.693    4.02
          96.75           8.402    5.27     8.436    4.94     8.480    4.59     8.564    4.02
          97.25           8.304    5.28     8.332    4.95     8.368    4.59     8.437    4.03
          97.75           8.207    5.28     8.229    4.95     8.257    4.60     8.310    4.03
          98.25           8.111    5.29     8.127    4.96     8.146    4.60     8.184    4.04
          98.75           8.015    5.30     8.025    4.97     8.036    4.61     8.059    4.04
          99.25           7.920    5.31     7.923    4.97     7.927    4.62     7.934    4.05
          99.75           7.826    5.31     7.823    4.98     7.819    4.62     7.811    4.05
         100.25           7.732    5.32     7.723    4.99     7.711    4.63     7.688    4.06
         100.75           7.639    5.33     7.623    4.99     7.604    4.63     7.566    4.06
         101.25           7.547    5.33     7.525    5.00     7.497    4.64     7.444    4.07
Weighted Average
  Life (yrs)               7.15              6.56              5.96              5.06
First Principal
  Payment Date        9/25/2002        12/25/2001         7/25/2001        10/25/2000
Last Principal
  Payment Date        1/25/2004         1/25/2003         8/25/2002         8/25/2001

                                                    SCENARIO 4(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.525    6.64     8.553    6.37     8.583    6.09     8.649    5.58
          95.75           8.447    6.65     8.471    6.38     8.498    6.10     8.555    5.59
          96.25           8.368    6.66     8.389    6.39     8.413    6.11     8.462    5.60
          96.75           8.291    6.67     8.309    6.40     8.328    6.12     8.370    5.60
          97.25           8.214    6.68     8.228    6.41     8.244    6.13     8.278    5.61
          97.75           8.138    6.69     8.149    6.42     8.161    6.14     8.187    5.62
          98.25           8.062    6.70     8.069    6.43     8.078    6.15     8.097    5.63
          98.75           7.986    6.71     7.991    6.44     7.996    6.16     8.007    5.64
          99.25           7.911    6.72     7.913    6.45     7.914    6.17     7.918    5.64
          99.75           7.837    6.73     7.835    6.46     7.833    6.18     7.829    5.65
         100.25           7.763    6.75     7.758    6.47     7.752    6.19     7.741    5.66
         100.75           7.689    6.76     7.681    6.48     7.672    6.19     7.653    5.67
         101.25           7.616    6.77     7.605    6.49     7.593    6.20     7.566    5.68
Weighted Average
  Life (yrs)               9.98              9.38              8.79              7.77
First Principal
  Payment Date        9/25/2005        12/25/2004         8/25/2004         8/25/2003
Last Principal
  Payment Date       11/25/2006        12/25/2005         5/25/2005         4/25/2004

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
                                     DATE,
 PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES UNDER
                               VARIOUS SCENARIOS

                                                    SCENARIO 5(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.565    6.25     8.605    5.91     8.639    5.65     8.681    5.36
          95.75           8.482    6.26     8.517    5.92     8.546    5.66     8.583    5.37
          96.25           8.399    6.27     8.429    5.93     8.455    5.67     8.487    5.37
          96.75           8.317    6.28     8.342    5.94     8.364    5.68     8.390    5.38
          97.25           8.235    6.29     8.256    5.95     8.273    5.69     8.295    5.39
          97.75           8.154    6.30     8.170    5.96     8.183    5.69     8.200    5.40
          98.25           8.073    6.31     8.084    5.97     8.094    5.70     8.106    5.40
          98.75           7.993    6.32     8.000    5.98     8.005    5.71     8.013    5.41
          99.25           7.913    6.33     7.915    5.98     7.917    5.72     7.920    5.42
          99.75           7.834    6.34     7.832    5.99     7.830    5.73     7.827    5.43
         100.25           7.756    6.35     7.749    6.00     7.743    5.73     7.735    5.43
         100.75           7.678    6.36     7.666    6.01     7.656    5.74     7.644    5.44
         101.25           7.600    6.37     7.584    6.02     7.570    5.75     7.554    5.45
Weighted Average
  Life (yrs)               9.13              8.43              7.91              7.35
First Principal
  Payment Date       10/25/2004         1/25/2004         9/25/2003         3/25/2003
Last Principal
  Payment Date        8/25/2005        12/25/2004         5/25/2004         9/25/2003

                                                    SCENARIO 6(1)
                       -----------------------------------------------------------------------
                            10%CPR            15%CPR            25%CPR            100%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.647    5.59     8.651    5.57     8.657    5.52     8.730    5.05
          95.75           8.554    5.60     8.557    5.57     8.562    5.53     8.627    5.06
          96.25           8.461    5.61     8.464    5.58     8.469    5.54     8.524    5.06
          96.75           8.369    5.61     8.371    5.59     8.375    5.54     8.422    5.07
          97.25           8.278    5.62     8.279    5.60     8.283    5.55     8.321    5.08
          97.75           8.187    5.63     8.188    5.61     8.191    5.56     8.220    5.08
          98.25           8.097    5.64     8.098    5.61     8.099    5.57     8.120    5.09
          98.75           8.007    5.65     8.007    5.62     8.009    5.58     8.021    5.10
          99.25           7.918    5.65     7.918    5.63     7.918    5.58     7.922    5.10
          99.75           7.829    5.66     7.829    5.64     7.829    5.59     7.824    5.11
         100.25           7.741    5.67     7.741    5.65     7.740    5.60     7.727    5.12
         100.75           7.654    5.68     7.653    5.65     7.651    5.61     7.630    5.12
         101.25           7.567    5.69     7.566    5.66     7.563    5.61     7.534    5.13
Weighted Average
  Life (yrs)               7.79              7.74              7.65              6.79
First Principal
  Payment Date        6/25/2003         4/25/2003         1/25/2003         7/25/2002
Last Principal
  Payment Date        5/25/2004         4/25/2004         3/25/2004         1/25/2004

                                                    SCENARIO 7(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.528    6.61     8.565    6.25     8.611    5.86     8.699    5.24
          95.75           8.449    6.62     8.482    6.26     8.522    5.87     8.600    5.25
          96.25           8.371    6.63     8.399    6.27     8.434    5.88     8.501    5.25
          96.75           8.293    6.64     8.317    6.28     8.346    5.89     8.402    5.26
          97.25           8.216    6.65     8.235    6.29     8.259    5.90     8.305    5.27
          97.75           8.139    6.66     8.154    6.30     8.172    5.91     8.208    5.27
          98.25           8.062    6.67     8.073    6.31     8.086    5.92     8.111    5.28
          98.75           7.987    6.68     7.993    6.32     8.001    5.92     8.016    5.29
          99.25           7.911    6.69     7.913    6.33     7.916    5.93     7.921    5.30
          99.75           7.837    6.70     7.834    6.34     7.831    5.94     7.826    5.30
         100.25           7.762    6.71     7.756    6.35     7.748    5.95     7.732    5.31
         100.75           7.688    6.72     7.678    6.36     7.664    5.96     7.639    5.32
         101.25           7.615    6.74     7.600    6.37     7.581    5.97     7.546    5.32
Weighted Average
  Life (yrs)               9.91              9.13              8.32              7.13
First Principal
  Payment Date        7/25/2005         7/25/2004         1/25/2004         9/25/2002
Last Principal
  Payment Date        7/25/2006        11/25/2005         1/25/2005         9/25/2003

                                                    SCENARIO 8(1)
                       -----------------------------------------------------------------------
                             0%CPR             2%CPR             4%CPR             8%CPR
                       ----------------- ----------------- ----------------- -----------------
                         CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED   CBE    MODIFIED
                        YIELD   DURATION  YIELD   DURATION  YIELD   DURATION  YIELD   DURATION
      PRICE (%)          (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)    (%)     (YRS.)
---------------------- -------- -------- -------- -------- -------- -------- -------- --------
          95.25           8.474    7.20     8.509    6.80     8.539    6.50     8.617    5.82
          95.75           8.402    7.21     8.432    6.82     8.459    6.51     8.527    5.83
          96.25           8.330    7.22     8.356    6.83     8.379    6.52     8.438    5.84
          96.75           8.258    7.24     8.281    6.84     8.300    6.53     8.350    5.85
          97.25           8.187    7.25     8.206    6.85     8.221    6.54     8.262    5.85
          97.75           8.117    7.26     8.131    6.86     8.143    6.55     8.175    5.86
          98.25           8.047    7.27     8.057    6.87     8.066    6.56     8.088    5.87
          98.75           7.977    7.29     7.983    6.89     7.988    6.57     8.002    5.88
          99.25           7.908    7.30     7.910    6.90     7.912    6.58     7.916    5.89
          99.75           7.840    7.31     7.838    6.91     7.836    6.59     7.831    5.90
         100.25           7.772    7.33     7.766    6.92     7.760    6.60     7.747    5.91
         100.75           7.704    7.34     7.694    6.93     7.685    6.61     7.663    5.91
         101.25           7.637    7.35     7.623    6.94     7.611    6.62     7.579    5.92
Weighted Average
  Life (yrs)              11.34             10.38              9.67              8.24
First Principal
  Payment Date        1/25/2007         1/25/2006         4/25/2005        10/25/2003
Last Principal
  Payment Date       12/25/2007         1/25/2007         2/25/2006         9/25/2004

------------

(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than Group 1 weighted average DSCR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

                                                                      APPENDIX E

                             WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The tables of Percent of Initial Aggregate Certificate Principal Amount Outstanding for each of the Offered Certificates (other than the Class X Certificates) at the respective percentage of CPR set forth below indicate the weighted average life of each Class of the Offered Certificates
(other than the Class X Certificates) and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown under eight distinct scenarios.

     The tables below have been prepared generally on the basis of the Modeling Assumptions and the description of the prepayment Scenarios set forth on page D-1.

     It is not likely that all of the Mortgage Loans will have the characteristics assumed, even if the Mortgage Loans have the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loans will all prepay at any of the levels of CPR indicated in the tables or at any constant level.

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
 FOR THE CLASS A-1A CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     82       62       41        0
February 25, 1998 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         1.32     1.06     0.86     0.56

                                 SCENARIO 2(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     82       62       41        0
February 25, 1998 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         1.32     1.06     0.86     0.56

                                 SCENARIO 3(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         0.55     0.48     0.42     0.36

                                 SCENARIO 4(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     82       62       41        0
February 25, 1998                                     63       23        0        0
February 25, 1999                                     42        0        0        0
February 25, 2000 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.35     1.37     0.92     0.56

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-1A CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     42       22        2        0
February 25, 1998 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         0.95     0.75     0.61     0.46

                                 SCENARIO 6(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                   10%      15%      25%      100%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     76       72       65        0
February 25, 1998 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         1.23     1.19     1.12     0.41

                                 SCENARIO 7(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     82       62       41        0
February 25, 1998 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         1.32     1.06     0.86     0.56

                                 SCENARIO 8(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     82       62       41        0
February 25, 1998                                     63       23        0        0
February 25, 1999                                     42        0        0        0
February 25, 2000 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.35     1.37     0.92     0.56

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
 FOR THE CLASS A-1B CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                     74       47       20        0
February 25, 1999 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.37     2.04     1.80     1.46

                                 SCENARIO 2(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                     74       47       20        0
February 25, 1999 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.37     2.04     1.80     1.46

                                 SCENARIO 3(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                     88       74       59       31
February 25, 1998                                     10        0        0        0
February 25, 1999 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         1.53     1.32     1.17     0.94

                                 SCENARIO 4(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                    100      100       88       30
February 25, 1999                                    100       87       45        0
February 25, 2000                                     43        0        0        0
February 25, 2001 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         4.00     3.46     2.84     1.78

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-1B CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100       71
February 25, 1998                                     86       58       31        0
February 25, 1999                                     43        4        0        0
February 25, 2000 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.80     2.20     1.79     1.28

                                 SCENARIO 6(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                   10%      15%      25%      100%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100       79
February 25, 1998                                     69       66       60        0
February 25, 1999 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.30     2.26     2.19     1.38

                                 SCENARIO 7(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                     74       47       20        0
February 25, 1999 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         2.37     2.04     1.80     1.46

                                 SCENARIO 8(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                    100      100       88       30
February 25, 1999                                    100       87       45        0
February 25, 2000                                     43        0        0        0
February 25, 2001 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         4.00     3.46     2.84     1.78

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
 FOR THE CLASS A-1C CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                    100      100      100       85
February 25, 1999                                     98       82       67       37
February 25, 2000                                     62       43       26        0
February 25, 2001 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         4.14     3.76     3.42     2.79

                                 SCENARIO 2(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                    100      100      100       85
February 25, 1999                                     98       82       67       37
February 25, 2000                                     62       43       26        0
February 25, 2001 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         4.14     3.76     3.42     2.79

                                 SCENARIO 3(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                    100       93       82       61
February 25, 1999                                     67       53       39       13
February 25, 2000                                      4        0        0        0
February 25, 2001 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         3.25     2.98     2.72     2.27

                                 SCENARIO 4(1)

                                                           PERCENTAGE OF CPR
                                                    -------------------------------
DISTRIBUTION DATE                                    0%       2%       4%       8%
------------------------------------------------    ----     ----     ----     ----

Initial                                              100%     100%     100%     100%
February 25, 1997                                    100      100      100      100
February 25, 1998                                    100      100      100      100
February 25, 1999                                    100      100      100       84
February 25, 2000                                    100       96       75       35
February 25, 2001                                     85       60       37        0
February 25, 2002                                     49       23        0        0
February 25, 2003 and thereafter                       0        0        0        0
Weighted Average Life (yrs)                         5.86     5.27     4.70     3.77

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-1C CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100          90
February 25, 1999                                      100         100          85          53
February 25, 2000                                       74          54          36           3
February 25, 2001                                       47          26           6           0
February 25, 2002                                       15           0           0           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.88        4.32        3.82        3.04

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100          94
February 25, 1999                                       95          93          90          61
February 25, 2000                                       57          54          50           0
February 25, 2001 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.05        4.01        3.93        3.12

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100          85
February 25, 1999                                       98          82          67          37
February 25, 2000                                       62          43          26           0
February 25, 2001 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.14        3.76        3.42        2.79

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100          84
February 25, 2000                                      100          96          75          35
February 25, 2001                                       85          60          37           0
February 25, 2002                                       49          23           0           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.86        5.27        4.70        3.77

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
 FOR THE CLASS A-2A CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       61          58          54          48
February 25, 1998                                       29          24          19           9
February 25, 1999 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           1.37        1.28        1.21        1.07

                                 SCENARIO 2(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       97          93          89          81
February 25, 1998                                       93          86          78          63
February 25, 1999                                       89          78          67          47
February 25, 2000                                       85          70          56          15
February 25, 2001                                       70           9           0           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.73        4.05        3.48        2.63

                                 SCENARIO 3(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       61          58          54          48
February 25, 1998                                       29          24          19           9
February 25, 1999 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           1.37        1.28        1.21        1.07

                                 SCENARIO 4(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       97          93          89          81
February 25, 1998                                       93          86          78          63
February 25, 1999                                       89          78          67          47
February 25, 2000                                       85          70          56          32
February 25, 2001                                       73          56          41           2
February 25, 2002                                       41          25           9           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.43        4.61        3.94        2.85

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-2A CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       83          79          75          68
February 25, 1998                                       69          62          56          43
February 25, 1999                                       57          48          39          22
February 25, 2000                                       29          19           9           0
February 25, 2001                                       10           0           0           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           3.03        2.65        2.34        1.85

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       61          61          61          61
February 25, 1998                                       29          29          29          29
February 25, 1999 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           1.37        1.37        1.37        1.37

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       97          93          89          81
February 25, 1998                                       93          86          78          63
February 25, 1999                                       89          78          67          47
February 25, 2000                                       85          71          57          16
February 25, 2001                                       77          15           0           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.82        4.09        3.50        2.63

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                       97          93          89          81
February 25, 1998                                       93          86          78          63
February 25, 1999                                       89          78          67          47
February 25, 2000                                       85          71          57          32
February 25, 2001                                       81          63          47           6
February 25, 2002                                       76          55          36           0
February 25, 2003                                       38           0           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           6.15        5.04        4.18        2.88

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING
 FOR THE CLASS A-2B CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                       81          76          72          63
February 25, 2000                                       36          33          31          10
February 25, 2001 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           3.87        3.78        3.66        3.40

                                 SCENARIO 2(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100          53           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.67        5.42        5.09        4.45

                                 SCENARIO 3(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                       81          76          72          63
February 25, 2000                                       36           7           0           0
February 25, 2001 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           3.76        3.61        3.47        3.14

                                 SCENARIO 4(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100           0
February 25, 2003                                       91          19           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.30        6.86        6.42        5.45

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-2B CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100          92
February 25, 2001                                      100          99          89           0
February 25, 2002                                       89          61           1           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           6.60        6.06        5.50        4.51

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                       81          81          81          81
February 25, 2000                                       36          36          36          34
February 25, 2001 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           3.87        3.87        3.87        3.74

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100          59           0
February 25, 2002                                       24           0           0           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.82        5.47        5.14        4.46

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100           2
February 25, 2003                                      100          59           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.57        7.14        6.63        5.56

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS B CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100          22           0           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.28        4.97        4.72        4.27

                                 SCENARIO 2(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100          20
February 25, 2002                                       95           2           0           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           6.37        5.78        5.54        4.95

                                 SCENARIO 3(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100          47           0
February 25, 2001 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.47        4.27        4.05        3.73

                                 SCENARIO 4(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------

Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100          67
February 25, 2003                                      100         100          19           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.64        7.35        6.94        6.13

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS B CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100          94
February 25, 2002                                      100         100         100           0
February 25, 2003                                       69           0           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.14        6.82        6.28        5.27

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                       78          68          48           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.19        5.15        5.07        4.38

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100          28
February 25, 2002                                      100          44           0           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           6.60        6.00        5.59        4.99

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100          81           0
February 25, 2004                                       79           0           0           0
February 25, 2005 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           8.25        7.60        7.21        6.28

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS C CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100          64           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.63        5.44        5.16        4.65

                                 SCENARIO 2(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100          41           0
February 25, 2003                                       70           6           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.26        6.55        6.00        5.42

                                 SCENARIO 3(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100          48
February 25, 2001                                        7           0           0           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           4.75        4.58        4.45        4.06

                                 SCENARIO 4(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100           0
February 25, 2004                                       66           0           0           0
February 25, 2005 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           8.25        7.70        7.40        6.60

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS C CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100          40
February 25, 2003                                      100          75           9           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.53        7.21        6.87        5.95

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100           0
February 25, 2002 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.58        5.55        5.51        4.65

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100          68           0
February 25, 2003                                       88          22           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.57        6.80        6.22        5.46

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100          11
February 25, 2004                                      100          71           0           0
February 25, 2005                                       44           0           0           0
February 25, 2006 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           9.06        8.25        7.65        6.80

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS D CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100          72
February 25, 2002                                       91          44           3           0
February 25, 2003                                       14           0           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           6.57        6.01        5.68        5.22

                                 SCENARIO 2(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100          39
February 25, 2003                                      100         100          50           0
February 25, 2004                                       49           0           0           0
February 25, 2005 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           8.27        7.68        7.04        5.98

                                 SCENARIO 3(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100          66          29           0
February 25, 2002                                       30           0           0           0
February 25, 2003 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           5.82        5.26        4.89        4.52

                                 SCENARIO 4(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100          77
February 25, 2004                                      100          94          32           0
February 25, 2005                                       47           0           0           0
February 25, 2006 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           9.10        8.52        7.94        7.24

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS D CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100           0
February 25, 2004                                       40           0           0           0
February 25, 2005 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           8.08        7.70        7.43        6.74

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100          92
February 25, 2002                                       82          78          71          21
February 25, 2003                                        5           2           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           6.43        6.39        6.31        5.61

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100          59
February 25, 2003                                      100         100          63           0
February 25, 2004                                       91          30           0           0
February 25, 2005                                       13           0           0           0
February 25, 2006 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           8.65        7.93        7.28        6.15

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100         100
February 25, 2004                                      100         100          97           0
February 25, 2005                                      100          68           3           0
February 25, 2006                                       48           0           0           0
February 25, 2007 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                          10.14        9.35        8.54        7.48

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS E CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF CPR

                                 SCENARIO 1(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100           4
February 25, 2003                                      100          59           5           0
February 25, 2004                                       15           0           0           0
February 25, 2005 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.88        7.23        6.55        5.73

                                 SCENARIO 2(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100          38
February 25, 2004                                      100          93          27           0
February 25, 2005                                       61           0           0           0
February 25, 2006 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           9.24        8.64        8.02        6.94

                                 SCENARIO 3(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100          48
February 25, 2002                                      100          88          38           0
February 25, 2003                                       35           0           0           0
February 25, 2004 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.15        6.56        5.96        5.06

                                 SCENARIO 4(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100         100
February 25, 2004                                      100         100         100           5
February 25, 2005                                      100          82          10           0
February 25, 2006                                       23           0           0           0
February 25, 2007 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           9.98        9.38        8.79        7.77

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 1: Group 1, one year maturity date extension; Group 2, maturity at Option Period
    SCENARIO 2: Group 1, one year maturity date extension; Group 2, to maturity date
    SCENARIO 3: Group 1, to maturity date; Group 2, maturity at Option Period SCENARIO 4: Group 1, three year maturity date extension; Group 2, to maturity date

     PERCENT OF INITIAL AGGREGATE CERTIFICATE PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS E CERTIFICATES UNDER VARIOUS SCENARIOS AND PERCENTAGES OF
                               CPR -- (CONTINUED)

                                 SCENARIO 5(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100         100
February 25, 2004                                      100          82          18           0
February 25, 2005                                       55           0           0           0
February 25, 2006 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           9.13        8.43        7.91        7.35

                                 SCENARIO 6(1)

                                                                 PERCENTAGE OF CPR
                                                    --------------------------------------------
DISTRIBUTION DATE                                     10%         15%         25%         100%
------------------------------------------------    -------     -------     -------     --------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100          95          22
February 25, 2004                                        8           5           3           0
February 25, 2005 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           7.79        7.74        7.65        6.79

                                 SCENARIO 7(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100          53
February 25, 2004                                      100         100          69           0
February 25, 2005                                      100          42           0           0
February 25, 2006                                       27           0           0           0
February 25, 2007 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                           9.91        9.13        8.32        7.13

                                 SCENARIO 8(1)

                                                                 PERCENTAGE OF CPR
                                                    -------------------------------------------
DISTRIBUTION DATE                                     0%          2%          4%          8%
------------------------------------------------    -------     -------     -------     -------
Initial                                                100%        100%        100%        100%
February 25, 1997                                      100         100         100         100
February 25, 1998                                      100         100         100         100
February 25, 1999                                      100         100         100         100
February 25, 2000                                      100         100         100         100
February 25, 2001                                      100         100         100         100
February 25, 2002                                      100         100         100         100
February 25, 2003                                      100         100         100         100
February 25, 2004                                      100         100         100          70
February 25, 2005                                      100         100         100           0
February 25, 2006                                      100          74           0           0
February 25, 2007                                       61           0           0           0
February 25, 2008 and thereafter                         0           0           0           0
Weighted Average Life (yrs)                          11.34       10.38        9.67        8.24

------------
(1) As more fully described on page D-1, the related information was based on one of the following scenarios:
    SCENARIO 5: Group 1, three year maturity date extension for Mortgage Loans with DSCR less than the Group 1 weighted average DCSR; Group 2, to maturity date for Mortgage Loans with DSCR less than the Group 2 weighted average DSCR
    SCENARIO 6: Group 1, one year maturity date extension; Group 2, maturity at Option Period; all Mortgage Loans prepay at indicated CPR immediately following the Prepayment Charge Expiration Date
    SCENARIO 7: Group 1 and Group 2, one year maturity date extension
    SCENARIO 8: Group 1 and Group 2, three year maturity date extension

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   PROSPECTUS
                    STRUCTURED ASSET SECURITIES CORPORATION
                 MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

    This Prospectus relates to Collateralized Mortgage Obligations (the 'Bonds') and Mortgage-Backed Certificates (the 'Certificates,' together with the Bonds, the 'Securities') which may be issued from time to time in one or more series ('Series') under this Prospectus and the related Prospectus Supplement ('Prospectus Supplement'). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the 'Company') or an owner trust (the 'Owner Trust') established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a 'Trust Fund') by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the 'Issuer') with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

    The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ('PAC') Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement. Any Series may include one or more Classes of 'Subordinate Securities,' which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the 'Senior Securities'). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

    Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ('Mortgage Assets') and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, 'Mortgage Loans') and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ('Private Mortgage-Backed Securities') issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See 'SECURITY FOR THE BONDS OR CERTIFICATES.'

    Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See 'RISK FACTORS.'

    An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a 'real estate mortgage investment conduit' (a 'REMIC'), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See 'FEDERAL INCOME TAX CONSIDERATIONS.'

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION
  OR  ANY STATE SECURITIES COMMISSION PASSED  UPON THE ACCURACY OR ADEQUACY
     OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A  CRIMINAL
                                    OFFENSE.
                            ------------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
                            MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                LEHMAN BROTHERS

January 29, 1996

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Prospectus Supplement......................................................................................     5
Additional Information.....................................................................................     5
Incorporation of Certain Documents by Reference............................................................     5
Summary of Terms...........................................................................................     7
Risk Factors...............................................................................................    27
Description of the Securities..............................................................................    32
  General..................................................................................................    32
  The Bonds -- General.....................................................................................    33
  The Certificates -- General..............................................................................    33
  Bearer Securities and Registered Securities..............................................................    34
  Book-Entry Registration..................................................................................    35
  Valuation of Mortgage Assets.............................................................................    37
  Payments and Distributions of Interest...................................................................    37
  Payments and Distributions of Principal..................................................................    39
  Special Redemption.......................................................................................    39
  Optional Redemption......................................................................................    40
  Mandatory Redemption.....................................................................................    40
  Optional Termination.....................................................................................    40
  Optional Repurchase of Certificates......................................................................    41
  Other Repurchases........................................................................................    41
Yield and Prepayment Considerations........................................................................    42
  Timing of Payment of Distribution of Interest and Principal..............................................    42
  Principal Prepayments....................................................................................    42
  Prepayments and Weighted Average Life....................................................................    42
  Other Factors Affecting Weighted Average Life............................................................    44
Security for the Bonds and Certificates....................................................................    45
  General..................................................................................................    45
  Mortgage Loans...........................................................................................    46
  Private Mortgage-Backed Securities.......................................................................    49
  Substitution of Mortgage Assets..........................................................................    51
  Collection Account.......................................................................................    51
  Other Funds or Accounts..................................................................................    52
  Investment of Funds......................................................................................    52
  Guaranteed Investment Contract...........................................................................    52
  Enhancement..............................................................................................    52
Servicing of Mortgage Loans................................................................................    53
  General..................................................................................................    53
  Collection Procedures....................................................................................    53
  Payments on Mortgage Loans; Deposits to Custodial Accounts...............................................    54
  Advances.................................................................................................    54
  Maintenance of Insurance Policies and Other Servicing Procedures.........................................    55
  Enforcement of Due-On-Sale Clauses.......................................................................    56
  Modification; Waivers....................................................................................    56
  Servicing Compensation and Payment of Expenses...........................................................    56
  Evidence as to Compliance................................................................................    56
  Certain Matters Regarding the Master Servicer and Special Servicer.......................................    57

                                                                                                              PAGE
                                                                                                              ----
Enhancement................................................................................................    57
  General..................................................................................................    57
  Subordinate Securities...................................................................................    58
  Cross-Support Features...................................................................................    59
  Insurance on the Mortgage Loans..........................................................................    59
  Letter of Credit.........................................................................................    59
  Bond Guarantee Insurance.................................................................................    59
  Reserve Funds............................................................................................    59
Description of Insurance on the Mortgage Loans.............................................................    60
  Mortgage Insurance on the Mortgage Loans.................................................................    60
  Hazard Insurance on the Mortgage Loans...................................................................    60
Certain Legal Aspects of Mortgage Loans....................................................................    62
  Mortgages................................................................................................    62
  Junior Mortgages; Rights of Senior Mortgages or Beneficiaries............................................    62
  Foreclosure of Mortgage..................................................................................    64
  Rights of Redemption.....................................................................................    65
  Environmental Matters....................................................................................    65
  Certain Laws and Regulations.............................................................................    66
  Leases and Rents.........................................................................................    66
  Anti-Deficiency Legislation and Other Limitations on Lenders.............................................    66
  Due on Sale Clauses in Mortgage Loans....................................................................    69
  Enforceability of Prepayment and Late Payment Fees.......................................................    69
  Equitable Limitations on Remedies........................................................................    69
  Applicability of Usury Laws..............................................................................    70
  Alternative Mortgage Instruments.........................................................................    70
  Secondary Financing; Due-on-Encumbrance Provisions.......................................................    70
The Indenture..............................................................................................    72
  Certain Covenants........................................................................................    72
  Modification of Indenture................................................................................    72
  Events of Default........................................................................................    73
  Authentication and Delivery of Bonds.....................................................................    75
  Satisfaction and Discharge of the Indenture..............................................................    75
  Issuer's Annual Compliance Statement.....................................................................    75
  List of Bondholders......................................................................................    75
  Meetings of Bondholders..................................................................................    76
  Fiscal Year..............................................................................................    76
  Trustee's Annual Report..................................................................................    76
  The Trustee..............................................................................................    76
The Trust Agreement........................................................................................    76
  Assignment of Mortgage Assets............................................................................    76
  Repurchase of Non-Conforming Loans.......................................................................    77
  Reports to Certificateholders............................................................................    78
  Event of Default.........................................................................................    79
  Rights Upon Event of Default.............................................................................    79
  The Trustee..............................................................................................    80
  Duties of the Trustee....................................................................................    80
  Resignation of Trustee...................................................................................    81
  Amendment of Trust Agreement.............................................................................    81
  Voting Rights............................................................................................    81
  List of Certificateholders...............................................................................    81
  REMIC Administrator......................................................................................    82
  Termination..............................................................................................    82

                                                                                                              PAGE
                                                                                                              ----
The Issuer.................................................................................................    82
  The Company..............................................................................................    82
  Owner Trust..............................................................................................    83
  Administrator............................................................................................    83
Use of Proceeds............................................................................................    84
Limitations on Issuance of Bearer Securities...............................................................    84
Federal Income Tax Considerations..........................................................................    85
  General..................................................................................................    85
  Characterization of Securities...........................................................................    85
  Taxation of Regular Interest Securities..................................................................    86
  Sale or Exchange of Regular Interest Securities..........................................................    90
  REMIC Expenses...........................................................................................    90
  Taxation of the REMIC....................................................................................    91
  Taxation of Holders of Residual Interest Securities......................................................    92
  Excess Inclusion Income..................................................................................    93
  Restrictions on Ownership and Transfer of Residual Interest Securities...................................    94
  Administrative Matters...................................................................................    94
  Tax Status as a Grantor Trust............................................................................    95
  Miscellaneous Tax Aspects................................................................................    98
  Tax Treatment of Foreign Investors.......................................................................    99
State and Local Tax Considerations.........................................................................    99
ERISA Considerations.......................................................................................   100
Legal Investment...........................................................................................   102
Plan of Distribution.......................................................................................   102
Legal Matters..............................................................................................   103
Glossary...................................................................................................   103

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series;
(c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (d) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (e) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (f) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (g) the extent of subordination of any Subordinate Securities; (h) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (i) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (j) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (k) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (l) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (m) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (n) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (o) the plan of distribution of such Series; and (p) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the 'Trust Indenture') or Trust Agreement (the 'Trust Agreement'), as applicable and the supplemental or terms indenture or agreement with respect to such Series (the 'Series Supplement') between the Company and Bankers Trust Company of California, N.A., a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the 'Trustee') or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the 'Indenture,' and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the 'Trust Agreement').

SECURITIES OFFERED

  A. THE BONDS...............................  Collateralized  Mortgage Obligations (the  'Bonds'). The Bonds may
                                                 be issued  from  time  to  time  in  separately  secured  Series pursuant  to the Indenture and a related Series Supplement. Each
                                                 Series will consist of one or more Classes, one or more of which
                                                 may  be  Classes  of   Compound  Interest  Securities,   Planned
                                                 Amortization   Class   ('PAC')  Securities,   Variable  Interest
                                                 Securities, Zero Coupon  Securities, Principal Only  Securities,
                                                 Interest   Only  Securities,  Participating  Securities,  Senior
                                                 Securities or Subordinate Securities. Each Class may differ  in, among other things, the amounts allocated to and the priority of principal  and interest  payments, maturity  date, Payment Dates and Bond Interest  Rate. Additionally, one  or more Classes  may consist  of  Subordinate  Securities which  are  subordinated to other Classes  of Bonds  with respect  to the  right to  receive payments  of principal, interest, or  both, and may be allocated losses and shortfalls prior to  the allocation thereof to  other
                                                 Classes  of Bonds under the circumstances and in such amounts as described herein  and  in  the  related  Prospectus  Supplement.
                                                 Unless otherwise specified in the related Prospectus Supplement, the  Bonds of each Class will be issued in fully registered form in the minimum denominations specified in the related Prospectus
                                                 Supplement.  If   so  specified   in  the   related   Prospectus
                                                 Supplement,  the Bonds or certain  Classes of such Bonds offered thereby may be available in book-entry form only. The Bonds  may be  issued  in  registered  form  or  bearer  form  with coupons attached. Bonds in bearer form will be offered only outside  the
                                                 United  States  to  non-United  States  persons  and  to offices located outside  the  United  States of  certain  United  States financial institutions. See 'DESCRIPTION OF THE
                                                 SECURITIES -- The Bonds -- General' and
                                                 'ENHANCEMENT -- Subordinated Securities.'

  B. THE CERTIFICATES........................  Mortgage-Backed   Certificates  (the   'Certificates').  The  Cer-
                                                 tificates are  issuable from  time to  time in  separate  Series pursuant  to  separate  Trust Agreements  and  a  related Series
                                                 Supplement. Each Certificate of a Series will

                                                 evidence a beneficial ownership interest  in the Trust Fund  for such  Series. Each Series of Certificates will consist of one or more Classes  of  Certificates, one  or  more of  which  may  be
                                                 Classes   of  Compound  Interest   Securities,  PAC  Securities,
                                                 Variable Interest Securities, Zero Coupon Securities,  Principal
                                                 Only   Securities,   Interest  Only   Securities,  Participating
                                                 Securities, Subordinate Securities  or Senior  Securities. If  a
                                                 Series  consists of multiple Classes, the respective Classes may differ with  respect to  the amount,  percentage and  timing  of distributions  or principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which  are subordinated  to other  Classes of Certificates  with respect to the right to  receive distributions of  principal, interest,  or both  under the circumstances  and in such  amounts as described
                                                 herein  and   in   the  related   Prospectus   Supplement.   The
                                                 Certificates  will be issuable  in fully registered  form in the authorized minimum denominations and multiples thereof specified in the related  Prospectus Supplement.  If so  specified in  the related  Prospectus  Supplement,  the  Certificates  or  certain
                                                 Classes of such Certificates offered thereby may be available in book-entry form only.

ISSUER.......................................  The Issuer with respect  to a Series of  Bonds will be  Structured
                                                 Asset  Securities Corporation (the 'Company')  or an owner trust established by it ('Owner Trust') for the purpose of issuing one or more Series of Bonds. Each  such Owner Trust will be  created by  an  agreement (the  'Deposit  Trust Agreement')  between the
                                                 Company, acting as depositor, and a bank, trust company or other fiduciary, acting as  owner trustee (the  'Owner Trustee').  The
                                                 Bonds will be non-recourse obligations of the Issuer. The Series
                                                 Supplement  for  a particular  Series  of Bonds  may  permit the assets pledged to secure the related Bonds to be transferred  by the  Issuer to a trust or other limited purpose affiliate of the
                                                 Company, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect  to such Bonds.

                                               The  Issuer with  respect to  a Series  of Certificates  will be a trust fund (the 'Trust Fund') established by the Company for the purpose of  issuing one  or more  Series of  Certificates.  Such
                                                 Trust   Fund  will  be  created  by  an  agreement  (the  'Trust
                                                 Agreement') between  the Company,  acting  as depositor,  and  a bank,  trust company or other  fiduciary, acting as trustee (the
                                                 'Trustee').

                                               The Issuer will not have, nor  be expected in the future to  have, any  significant assets  available for  payments on  a Series of
                                                 Bonds or distributions on a  Series of Certificates, other  than the  assets pledged as  security for a  specific Series of Bonds issued by  it,  or  assets  deposited into  a  Trust  Fund,  the
                                                 Certificates  issued by such Trust Fund as Issuer representing a beneficial ownership interest in  such assets. Unless  otherwise specified in the

                                                 related  Prospectus Supplement, (i) each Series of Bonds will be separately secured and no  Series of Bonds  will have any  claim against or security interest in the assets pledged to secure any other  Series, and  (ii) no Series  of Certificates  will have a beneficial ownership interest in any other Series.

                                               The Company, a Delaware corporation, is a limited-purpose  finance subsidiary  organized  for the  purpose of  issuing one  or more
                                                 Series and other similar obligations directly or through one  or more  Trust  Funds  established  by  it.  Although  all  of  the outstanding capital  stock of  the Company  is owned  by  Lehman
                                                 Commercial  Paper Inc.  ('LCPI'), a  wholly owned  subsidiary of
                                                 Lehman Brothers  Inc.  ('Lehman  Brothers'),  neither  LCPI  nor
                                                 Lehman Brothers nor any of their affiliates has guaranteed or is otherwise  obligated  with respect  to  any Series,  except with respect to any representations and warranties given by any  such affiliate  as originator, seller or  servicer of Mortgage Assets relating to a Series.

                                               The Company's principal office is located at 200 Vesey Street, New
                                                 York, New York 10285 and its telephone number is (212) 526-5594.
                                                 See 'RISK FACTORS' and 'THE ISSUER.'

INTEREST PAYMENTS ON THE BONDS...............  Each Class of a Series of Bonds (other than a Class of Zero Coupon
                                                 Securities or Principal Only Securities) will accrue interest at the rate set  forth in  (or, in  the case  of Variable  Interest
                                                 Securities,  as  determined  by  the  method  described  in) the
                                                 related  Prospectus  Supplement  (the  'Bond  Interest   Rate').
                                                 Interest  on all Bonds which  bear interest, other than Compound
                                                 Interest Securities,  will be  due and  payable on  the  Payment
                                                 Dates  specified in the  related Prospectus Supplement. However, failure to pay interest on  a current basis may not  necessarily be  an Event of  Default with respect to  a particular Series of
                                                 Bonds. Payments  of interest  on a  Class of  Variable  Interest
                                                 Securities  will be made  on the dates set  forth in the related
                                                 Prospectus Supplement (the  'Variable Interest Payment  Dates').
                                                 Interest  on any Class of  Compound Interest Securities will not be paid currently, but will accrue and the amount of interest so accrued will be added to  the principal thereof on each  Payment
                                                 Date  through  the  Accrual Termination  Date  specified  in the related Prospectus Supplement. Following the applicable  Accrual
                                                 Termination  Date, interest payments on  such Bonds will be made on the  Compound  Value  thereof. Interest  Only  Bonds  may  be
                                                 assigned   a  'Notional   Amount'  which  is   used  solely  for
                                                 convenience in expressing  the calculation of  interest and  for certain  other  purposes.  Unless  otherwise  specified  in  the related Prospectus  Supplement,  the  Notional  Amount  will  be determined  at the time  of issuance of such  Bonds based on the
                                                 principal  balances  or  Bond   Value  of  the  Mortgage   Loans

                                                 attributable  to  the  Bonds  of a  Series  entitled  to receive principal, and will  be adjusted  monthly over the  life of  the
                                                 Bonds  based upon adjustments to the Bond Value of such Mortgage
                                                 Loans.  Reference  to   the  Notional  Amount   is  solely   for
                                                 convenience  in certain calculations and  does not represent the right to receive any distributions allocable to principal.  Zero
                                                 Coupon Securities and Principal Only Securities will not accrue, and will not be entitled to receive, any interest.

                                               Each  payment of interest  on each Class of  Bonds (or addition to principal of  a  Class of  Compound  Interest Securities)  on  a
                                                 Payment  Date  will  include  all  interest  accrued  during the
                                                 Interest Accrual  Period  specified in  the  related  Prospectus
                                                 Supplement  preceding such Payment Date. If the Interest Accrual
                                                 Period for a Series ends on a date other than a Payment Date for such Series, the yield realized by the Holders of such Bonds may be lower  than  the yield  that  would result  if  the  Interest
                                                 Accrual  Period ended on such  Payment Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual  Period for one or  more Classes may  be calculated  on  the  assumption  that  principal  payments  (and additions to principal of the Bonds), and allocations of  losses
                                                 on   the  Mortgage  Assets  (if  so  specified  in  the  related
                                                 Prospectus Supplement),  are  made  on  the  first  day  of  the preceding  Interest Accrual Period  and not on  the Payment Date
                                                 for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated  on the basis  of the actual  principal amount outstanding. See 'YIELD AND PREPAYMENT CONSIDERATIONS.'

                                               With  respect to  any Class  of Variable  Interest Securities, the related Prospectus Supplement  will set forth:  (a) the  initial
                                                 Bond  Interest Rate  (or the  manner of  determining the initial
                                                 Bond Interest Rate); (b) the  formula, index or other method  by which  the Bond  Interest Rate will  be determined  from time to time; (c)  the periodic  intervals at  which such  determination will  be made; (d) the interest  rate cap (the 'Maximum Variable
                                                 Interest  Rate')  or  the  interest  rate  floor  (the  'Minimum
                                                 Variable  Interest Rate') on the Bond Interest Rate, if any, for
                                                 such Variable Interest Securities; and (e) the Variable Interest
                                                 Period and any other terms relevant to such Class of Bonds.  See
                                                 'DESCRIPTION  OF THE SECURITIES -- Payments and Distributions of
                                                 Interest.'

INTEREST DISTRIBUTIONS ON THE
  CERTIFICATES...............................  Interest distributions on the Certificates of a Series (other than
                                                 Certificates that are Zero  Coupon Securities or Principal  Only
                                                 Securities) will be made from amounts available therefor on each
                                                 Distribution  Date  at  the  applicable  rate  specified  in (or determined in the manner

                                                 set forth in)  the related Prospectus  Supplement. The  interest rate  on Certificates of a Series may be variable or change with changes in the mortgage rates or annual percentage rates of  the
                                                 Mortgage  Assets included  in the  related Trust  Fund and/or as prepayments occur  with respect  to such  Mortgage Assets.  Zero
                                                 Coupon  Securities  and  Principal Only  Securities  may  not be
                                                 entitled  to  receive  any  interest  distributions  or  may  be
                                                 entitled   to  receive  only   nominal  interest  distributions.
                                                 Compound Interest Securities will  not receive distributions  of interest  but accrued  interest will  be added  to the principal balance thereof  on each  Distribution  Date until  the  Accrual
                                                 Termination   Date.  Following  the  Accrual  Termination  Date,
                                                 interest distributions with  respect to  such Compound  Interest
                                                 Securities will be made on the basis of their Compound Value.

PRINCIPAL PAYMENTS ON THE BONDS..............  All  payments of principal of a Series will be allocated among the
                                                 Classes of such  Series in the  order and amounts,  and will  be applied  either on a  pro rata or  a random lot  basis among all
                                                 Bonds of any such Class, as specified in the related  Prospectus
                                                 Supplement.

                                               Except  with respect to Zero  Coupon Securities, Compound Interest
                                                 Securities  and  Interest  Only  Securities,  unless   specified
                                                 otherwise  in the related Prospectus Supplement, on each Payment
                                                 Date principal payments will be made on the Bonds of each Series in an amount (the 'Principal Payment Amount') as determined by a formula specified in the  related Prospectus Supplement.  Unless otherwise specified in the related Prospectus Supplement, if the
                                                 Series  of Bonds  has a  Class of  Compound Interest Securities,
                                                 additional principal payments on the Bonds will be made on  each
                                                 Payment Date in an amount equal to the interest accrued, but not then  payable, on  such Bonds  for the  related Interest Accrual
                                                 Period. If the Series  of Bonds has a  Class of PAC  Securities,
                                                 such PAC Securities will have certain priorities of payment with respect  to principal to the  extent of certain targeted amounts with respect to each Payment Date,  as set forth in the  related
                                                 Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS ON THE
  CERTIFICATES...............................  Principal  distributions on the  Certificates of a  Series will be made from amounts available therefor on each Distribution  Date, unless otherwise specified in the related Prospectus Supplement, in  an aggregate amount  determined as set  forth in the related
                                                 Prospectus Supplement and will be allocated among the respective
                                                 Classes of a Series of Certificates at the times, in the  manner and  in  the  priority  (which may,  in  certain  cases, include allocation by random  lot) set forth  in the related  Prospectus
                                                 Supplement.

                                               Except  with respect to Zero  Coupon Securities, Compound Interest
                                                 Securities  and  Interest  Only  Securities,  unless   specified
                                                 otherwise   in  the  related   Prospectus  Supplement,  on  each
                                                 Distribution  Date  principal  payments  will  be  made  on  the
                                                 Certificates  of each Series in  the Principal Payment Amount as determined by  a formula  specified  in the  related  Prospectus
                                                 Supplement. Unless otherwise specified in the related Prospectus
                                                 Supplement,  if  the  Series  of  Certificates  has  a  Class of
                                                 Compound Interest Securities,  additional principal payments  on the  Certificates will be  made on each  Distribution Date in an amount equal to the interest  accrued, but not then payable,  on such  Certificates for  the related Interest  Accrual Period. If the Series of Certificates has  a Class of PAC Securities,  such
                                                 PAC Securities will have certain priorities of distribution with respect  to principal to the  extent of certain targeted amounts with respect  to each  Distribution Date,  as set  forth in  the related Prospectus Supplement.

ALLOCATION OF LOSSES.........................  If  so  specified in  the  related Prospectus  Supplement,  on any
                                                 Payment Date or Distribution Date,  as applicable, on which  the principal  balance  of the  Mortgage  Assets is  reduced  due to losses on the  Mortgage Assets,  (i) the amount  of such  losses will  be allocated  first, to  reduce the  Aggregate Outstanding
                                                 Principal of the Subordinate Securities or other  subordination, if  any, and,  thereafter, to  reduce the  Aggregate Outstanding
                                                 Principal of the remaining Securities in the priority and manner specified in  such  Prospectus Supplement  until  the  Aggregate
                                                 Outstanding  Principal of each Class  of Securities so specified has been reduced  to zero  or paid  in full,  thus reducing  the amount  of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any  other manner  set forth  in the related  Prospectus Supplement. Unless otherwise specified in the  related Prospectus Supplement,  such reductions  of  principal of  a Class  or Classes  of Securities shall be  allocated to  the Holders  of the  Securities of  such
                                                 Class   or  Classes  pro  rata   in  the  proportion  which  the
                                                 outstanding principal of each Bond or Certificate of such  Class or  Classes bears to the  Aggregate Outstanding Principal of all
                                                 Securities of  such  Class.  See  'DESCRIPTION  OF  THE  SECURI-
                                                 TIES -- Payments and Distributions of Principal.'

STATED MATURITY OF THE BONDS.................  The  'Stated  Maturity' for  each Class  of a  Series is  the date specified in  the related  Prospectus Supplement  no later  than which all the Bonds of such Class will be fully paid, calculated on  the  basis  of  the assumptions  set  forth  in  the related
                                                 Prospectus Supplement. However, the actual maturity of the Bonds is likely to occur earlier  and may occur significantly  earlier than  their  Stated Maturity.  The  rate of  prepayments  on the
                                                 Mortgage Assets pledged as security  for any Series will  depend on a variety of factors,

                                                 including  the characteristics of  the Mortgage Loans underlying or comprising the  Mortgage Assets and  the prevailing level  of interest  rates from time  to time, as  well as on  a variety of economic, demographic, geographic, tax, legal and other factors.
                                                 No assurance can be given as to the actual prepayment experience of such  Mortgage  Assets.  See 'YIELD  AND  PREPAYMENT  CONSID-
                                                 ERATIONS.'

FINAL SCHEDULED DISTRIBUTION DATE OF THE
  CERTIFICATES...............................  The   Final  Scheduled   Distribution  Date  for   each  Class  of
                                                 Certificates of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely  payments or  distributions are made on the Mortgage Assets in the related
                                                 Trust Fund in accordance with  their terms. The Final  Scheduled
                                                 Distribution  Date of a Class may equal the maturity date of the
                                                 Mortgage Asset in the  related Trust Fund  which has the  latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                               The  actual maturity  date of  the Certificates  of a  Series will depend primarily upon the level  of prepayments with respect  to the Mortgage Loans comprising the Mortgage Assets in the related
                                                 Trust  Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final
                                                 Scheduled Distribution Date  as a result  of the application  of prepayments  to the reduction  of the principal  balances of the
                                                 Certificates. The  rate of  prepayments  on the  Mortgage  Loans comprising  Mortgage Assets in the Trust  Fund for a Series will depend on  a  variety  of  factors,  including  certain  charac-
                                                 teristics  of such  Mortgage Loans  and the  prevailing level of interest rates from  time to time,  as well as  on a variety  of economic,  demographic, tax, legal, social and other factors. No assurance can be  given as to  the actual prepayment  experience with respect to a Series. See 'RISK FACTORS' and 'DESCRIPTION OF
                                                 THE  SECURITIES  --  Weighted Average  Life  of  the Securities'
                                                 herein.

REDEMPTION OF BONDS..........................  The Bonds will be redeemable only as follows:

  A. SPECIAL REDEMPTION......................  If specified  in the  related Prospectus  Supplement, Bonds  of  a
                                                 Series  will be  subject to special  redemption, in  whole or in part, if,  as a  result of  principal payments  on the  Mortgage
                                                 Assets  securing such Series or low reinvestment yields or both, the Trustee determines (based on assumptions, if any,  specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series)
                                                 that  the amount anticipated  to be available  in the Collection
                                                 Account for such  Series on  the date specified  in the  related
                                                 Prospectus  Supplement will be insufficient to meet debt service
                                                 requirements  on   any   portion   of  the   Bonds.   Any   such

                                                 redemption  would  be limited  to  the aggregate  amount  of all scheduled principal  payments and  prepayments on  the  Mortgage
                                                 Assets   received  since  the  last   Payment  Date  or  Special
                                                 Redemption  Date,  whichever  is  later,  and  may  shorten  the maturity  of any  Bond so  redeemed by  no more  than the period between the date of such special redemption and the next Payment
                                                 Date. Unless  otherwise  specified  in  the  related  Prospectus
                                                 Supplement,  special redemptions  of Bonds  of a  Series will be made in the same priority  and manner as principal payments  are made  on  a Payment  Date. Bonds  subject to  special redemption shall be redeemed on the  applicable Special Redemption Date  at
                                                 100%  of their unpaid principal  amount plus accrued interest on such principal to the date  specified in the related  Prospectus
                                                 Supplement.  To the  extent described in  the related Prospectus
                                                 Supplement,  Bonds  of  a  Series  may  be  subject  to  special redemption  in whole or in part following certain defaults under an Enhancement  Agreement or  other  agreement, and  in  certain other  events at the  Redemption Price. See  'DESCRIPTION OF THE
                                                 SECURITIES -- Special Redemption.'

  B. OPTIONAL REDEMPTION.....................  To the extent specified in the related Prospectus Supplement,  one or  more Classes of any  Series may be redeemed  in whole, or in part, at, unless otherwise  specified in the related  Prospectus
                                                 Supplement,  the Issuer's option on any Payment Date on or after the date specified in the  related Prospectus Supplement and  at
                                                 the    Redemption   Price.   See   'DESCRIPTION   OF   THE   SE-
                                                 CURITIES -- Optional Redemption.'

  C. MANDATORY REDEMPTION....................  If specified in  the related Prospectus  Supplement for a  Series, the  Bonds of one or  more Classes ('Individual Investor Bonds')
                                                 may be subject to mandatory redemptions by lot or by such  other method  set  forth  in the  Prospectus  Supplement.  The related
                                                 Prospectus  Supplement  relating  to  a  Series  of  Bonds  with
                                                 Individual  Investor Securities will set forth Class priorities, if any, and conditions  with respect to redemptions.  Individual
                                                 Investor  Securities to be redeemed  shall be selected by random lot in  $1,000 units,  after  making all  permitted  redemptions requested  by holders  of Individual  Investor Securities  or by such other method  set forth in  the Prospectus Supplement.  See
                                                 'DESCRIPTION OF THE SECURITIES -- Mandatory Redemption.'

OPTIONAL TERMINATION OF
  TRUST FUND.................................  If so specified in the related Prospectus Supplement, the Company, as  depositor of the Primary Assets  into the Trust Fund (acting in such capacity, and  in such capacity in  respect of an  Owner
                                                 Trust  the 'Depositor'), the Servicer, or such other entity that is specified in the related  Prospectus Supplement, may, at  its option,  cause an early termination of the related Trust Fund by
                                                 repurchasing  all  of  the  Primary  Assets  remaining  in   the

                                                 Trust  Fund on or  after a specified  date, or on  or after such time as the aggregate principal  balance of the Certificates  of any  Class of the  Series is less than  the amount or percentage specified in the related Prospectus Supplement. See 'DESCRIPTION
                                                 OF THE SECURITIES -- Optional Termination.'

REPURCHASES OF CERTIFICATES..................  If so specified in the related Prospectus Supplement, one or  more classes  of the Certificates of  such Series may be repurchased, in whole or  in part, at  the option of  the Depositor, at  such times  and under the circumstances  specified in such Prospectus
                                                 Supplement and at  the repurchase price  set forth therein.  See
                                                 'DESCRIPTION OF THE SECURITIES -- Optional Repurchase of Certif-
                                                 icates' herein.

                                               If so specified in the related Prospectus Supplement, any Class of the  Certificates may be subject to repurchase at the request of the holders  of such  Class or  to mandatory  repurchase by  the
                                                 Depositor  (including by  random lot).  See 'DESCRIPTION  OF THE
                                                 SECURITIES -- Other Repurchases' herein.

SECURITY FOR THE BONDS, OR THE TRUST FUND FOR
  THE CERTIFICATES...........................  Each Series of Bonds will be separately secured by Primary  Assets consisting  of one  or more  of the  assets described  below, as specified in the  Prospectus Supplement.  The Trust  Fund for  a
                                                 Series of Certificates will consist of one or more of the assets
                                                 described   below,  as  specified   in  the  related  Prospectus
                                                 Supplement.

  A. MORTGAGE ASSETS.........................  The Primary Assets for a Series may consist of any combination  of the  following, to  the extent and  as specified  in the related
                                                 Prospectus Supplement:

     (1) MORTGAGE LOANS......................  Mortgage Assets for a Series may consist, in whole or in part,  of
                                                 Mortgage  Loans, including participation interests therein owned by the Issuer. Some Mortgage Loans or Mortgage Loans  underlying such participation interests may be delinquent or non-performing as  specified in the related Prospectus Supplement. The Mortgage
                                                 Assets may consist of a single Mortgage Loan or obligations of a single obligor or related obligors  as specified in the  related
                                                 Prospectus  Supplement. Mortgage Loans  comprising or underlying the Mortgage Assets  may be  originated by or  acquired from  an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loan. Payments on such
                                                 Mortgage  Loans  will  be collected  by  the Trustee  or  by the
                                                 Servicer or  Master  Servicer  with  respect  to  a  Series  and remitted  to the Trustee as  described in the related Prospectus
                                                 Supplement and will  be available in  the priority described  in the  related Prospectus Supplement to make payments on the Bonds
                                                 of  that  Series.  To  the  extent  specified  in  the   related
                                                 Prospectus  Supplement, Mortgage Loans owned  by the Issuer will be serviced by Servicers, and, if

                                                 applicable, a Master Servicer, either of which may be affiliates or shareholders of the Issuer.

                                               Mortgaged  Properties  securing  Mortgage  Loans  may  consist  of multifamily  residential rental property  or cooperatively owned multifamily property consisting of five or more dwelling  units, mixed  multifamily/commercial  property or  commercial property.
                                                 Mortgage Loans secured  by Multifamily Property  may consist  of
                                                 FHA  Loans.  Mortgage Loans  may,  as specified  in  the related
                                                 Prospectus Supplement, have various payment characteristics  and may consist of fixed rate loans or ARMs or Mortgage Loans having balloon  or other  irregular payment  features. Unless otherwise specified in  the related  Prospectus Supplement,  the  Mortgage
                                                 Loans  will be secured  by first mortgages or  deeds of trust or other similar  security instruments  creating  a first  lien  on
                                                 Mortgaged  Property. If  so specified in  the related Prospectus
                                                 Supplement, Mortgage  Loans  relating to  real  estate  projects under  construction may be included in the Mortgage Assets for a
                                                 Series. The related Prospectus Supplement will describe  certain characteristics  of the  Mortgage Loans  comprising the Mortgage
                                                 Assets for  a Series,  including,  without limitation,  (a)  the
                                                 aggregate   unpaid  principal  balance  of  the  Mortgage  Loans
                                                 comprising  the  Mortgage  Assets;  (b)  the  weighted   average
                                                 Mortgage  Rate  on  the  Mortgage Loans,  and,  in  the  case of adjustable Mortgage Rates, the  weighted average of the  current adjustable  Mortgage  Rates, the  minimum and  maximum permitted adjustable Mortgage  Rates, if  any,  and the  weighted  average thereof;  (c) the  average outstanding principal  balance of the
                                                 Mortgage Loans;  (d) the  weighted average  remaining  scheduled term  to  maturity  of  the  Mortgage  Loans  and  the  range of
                                                 remaining  scheduled  terms  to  maturity;  (e)  the  range   of
                                                 Loan-to-Value  Ratios of  the Mortgage  Loans; (f)  the relative percentage (by  principal balance  as of  the Cut-off  Date)  of
                                                 Mortgage  Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans;  (g) any enhancement relating  to the  Mortgage Assets; (h) the  relative percentage (by principal balance as  of the  Cut-Off  Date) of  Mortgage Loans  that  are secured  by Multifamily Property or Commercial Property; (i) the
                                                 geographic  dispersion  of  Mortgaged  Properties  securing  the
                                                 Mortgage  Loans;  and  (j) the  use  or type  of  each Mortgaged
                                                 Property securing a Mortgage Loan.

                                               If permitted by applicable law, the Mortgage Pool may also include
                                                 Mortgaged Properties acquired by foreclosure or by  deed-in-lieu of  foreclosure ('REO Property'). To the extent specified in the related  Prospectus  Supplement,  the  Servicer  or  the  Master
                                                 Servicer  or  the Special  Servicer, if  any, may  establish and maintain a trust account  or accounts to  be used in  connection with REO Properties

                                                 and  other Mortgaged Properties  being operated by  it or on its behalf on  behalf  of the  Trust  Estate, by  the  mortgagor  as debtor-in-possession  or otherwise. See  'SECURITY FOR THE BONDS
                                                 AND CERTIFICATES -- Mortgage Loans' and ' -- Maintenance of  In-
                                                 surance Policies and Other Servicing Procedures; Presentation of
                                                 Claims; Realization Upon Defaulted Mortgage Loans.'

     (2) PRIVATE MORTGAGE-BACKED
       SECURITIES............................  Private   Mortgage-Backed  Securities  may  include  (a)  mortgage
                                                 participations   or   pass-through   certificates   representing
                                                 beneficial   interests  in  certain  Mortgage  Loans,  (b)  debt
                                                 obligations interest  payments on  which  may be  tax-exempt  in whole  or in part secured by  mortgages or (c) participations or other interests  in any  of the  foregoing. Although  individual
                                                 Mortgage Loans underlying a Private Mortgage-Backed Security may be  insured or guaranteed  by the United States  or an agency or instrumentality thereof,  they  need  not be,  and  the  Private
                                                 Mortgage-Backed Securities themselves will not be, so insured or
                                                 guaranteed.   Unless  otherwise  specified   in  the  Prospectus
                                                 Supplement  relating  to  a  Series,  payments  on  the  Private
                                                 Mortgage-Backed  Securities will be  distributed directly to the
                                                 Trustee (on behalf of the  Trust Estate) as registered owner  of
                                                 such   Private  Mortgage-Backed   Securities.  Unless  otherwise
                                                 specified in the Prospectus Supplement relating to a Series,  if payments  with respect to interest on the underlying obligations are tax-exempt,  such Prospectus  Supplement will  disclose  the relevant  federal  income  tax characteristics  relating  to the tax-exempt status of such obligations.

                                               The related Prospectus  Supplement for a  Series will specify,  to the  extent applicable, (i)  the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to  be included in the Trust Estate or Trust Fund for such Series; (ii)
                                                 certain characteristics of the Mortgage Loans, participations or other  interests which  comprise the  underlying assets  for the
                                                 Private Mortgage-Backed  Securities  including (A)  the  payment
                                                 features   of  such  Mortgage  Loans,  participations  or  other
                                                 interests  (i.e.,  whether  they  are  fixed  interest  rate  or adjustable  rate  and  whether  they  provide  for  fixed  level payments, negative amortization, or other payment features), (B)
                                                 the approximate  aggregate principal  amount, if  known, of  the underlying  Mortgage  Loans, participations  or  other interests which are insured  or guaranteed by  a governmental entity,  (C)
                                                 the servicing fee or range of servicing fees with respect to the
                                                 Mortgage  Loans, and (D)  the stated maturities  of the Mortgage
                                                 Loans, participations or other  interests at origination;  (iii)
                                                 the  maximum  original  term-to-stated maturity  of  the Private
                                                 Mortgage-Backed   Securities;   (iv)   the   weighted    average

                                                 term-to-stated   maturity   of   the   Private   Mortgage-Backed
                                                 Securities; (v) the pass-through or bond rate or ranges  thereof for  the Private Mortgage-Backed Securities or formula therefor;
                                                 (vi) the weighted  average pass-through or  certificate rate  of the  Private  Mortgage-Backed  Securities  or  formula therefor;
                                                 (vii) the issuer of the Private Mortgage-Backed Securities  (the
                                                 'PMBS  Issuer'), the Servicer or  Master Servicer of the Private
                                                 Mortgage-Backed Securities and the trustee of the Private  Mort-
                                                 gage-Backed  Securities  (the  'PMBS  Trustee');  (viii) certain characteristics of  credit  support,  if any,  such  as  reserve funds,  insurance  policies,  letters of  credit,  guarantees or overcollateralization, relating to the Mortgage Loans underlying the Private  Mortgage-Backed  Securities,  or  to  such  Private
                                                 Mortgage-Backed  Securities themselves; (ix)  the terms on which underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-
                                                 Backed Securities may, or are required to, be repurchased  prior to  maturity;  and (x)  the terms  on which  substitute Mortgage
                                                 Loans, participations  or other  interests may  be delivered  to replace those initially deposited with the PMBS Trustee.

     (3) DETERMINATION OF
       ASSET VALUE...........................  If  provided in the applicable Prospectus Supplement, each item of
                                                 Mortgage Assets for a  Series will be  assigned an Asset  Value.
                                                 Unless otherwise specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Primary Assets securing a Series of Bonds or comprising a Trust Fund will equal not less than  the  original  Aggregate  Outstanding  Principal  of  such
                                                 Series. The Asset Value  of an item  of Primary Assets  securing any  Series of Bonds  or comprising a Trust  Fund is intended to represent the  principal amount  of  Securities of  such  Series that,  based on certain assumptions stated in the related Series
                                                 Supplement, can be supported by payments on such item of Primary
                                                 Assets, irrespective  of  prepayments  thereon,  together  with, depending  on  the type  of Primary  Assets  and method  used to determine its Asset Value, reinvestment earnings at the  related
                                                 Assumed  Reinvestment Rate, if  any, and amounts  in any Reserve
                                                 Fund established for that  Series. In such  a case, the  related
                                                 Prospectus  Supplement will set forth  the method or methods and related assumptions  used  to  determine Asset  Value,  if  such method  is  used, for  the Primary  Assets securing  the related
                                                 Series. See  'DESCRIPTION  OF  THE SECURITIES  --  Valuation  of
                                                 Mortgage Collateral.'

  B. COLLECTION ACCOUNT......................  Unless  otherwise provided  in the  related Prospectus Supplement, all payments on  the Primary  Assets pledged as  security for  a
                                                 Series or comprising the assets of a Trust Fund will be remitted to a Collection Account to be

                                                 established  with the Trustee, or if the Trustee is not also the
                                                 Paying Agent, with  the Paying  Agent, for  such Series.  Unless otherwise  provided in  the related  Prospectus Supplement, such payments, together with the Reinvestment Income thereon, if any,
                                                 the  amount  of  cash,  if  any,  initially  deposited  in   the
                                                 Collection  Account  by  the Issuer  together  with Reinvestment
                                                 Income thereon,  if  any, and  any  amounts withdrawn  from  any
                                                 Reserve  Fund established for such  Series, will be available to make payments or distributions of  principal of and interest  on such  Series on the  next Payment Date  or Distribution Date, as applicable. Any funds remaining in the Collection Account for  a
                                                 Series  immediately  following  a Payment  Date  or Distribution
                                                 Date, as applicable (unless required to be deposited into one or more Reserve  Funds,  as  described below,  or  applied  to  pay certain expenses or other payments provided for in the Indenture or  Trust  Agreement, as  applicable) will  be promptly  paid as provided in the Indenture or  Trust Agreement to the Issuer  or,
                                                 in  certain circumstances, to owners  of residual interests and, upon such  payment,  will  be  released from  the  lien  of  the
                                                 Indenture  or Trust Agreement, as  applicable. See 'SECURITY FOR
                                                 THE BONDS AND CERTIFICATES -- Collection Account.'

  C. GUARANTEED INVESTMENT CONTRACTS AND
     OTHER AGREEMENTS........................  The Issuer  may  obtain  and deliver  to  the  Trustee  Guaranteed
                                                 Investment  Contracts pursuant to which moneys held in the funds and accounts established for such  Series will be invested at  a specified  rate for the  Series. The Issuer  may also obtain and deliver to the Trustee certain other agreements such as interest rate swap agreements, interest rate  cap or floor agreements  or similar  agreements issued by a bank, insurance company, savings bank, savings and loan association or other entity which  reduce the effects of interest rate fluctuations on the Mortgage Assets or  the Securities. The  principal terms of  any such Guaranteed
                                                 Investment  Contract  or  other  agreement,  including,  without limitation, provisions relating to the timing, manner and amount
                                                 of   payments   thereunder  and   provisions  relating   to  the
                                                 termination  thereof,  will  be  described  in  the   Prospectus
                                                 Supplement  for  the related  Series. Additionally,  the related
                                                 Prospectus Supplement  will  provide  certain  information  with respect  to the issuer of such Guaranteed Investment Contract or other agreement.

ENHANCEMENT..................................  Enhancement  in  the   form  of   reserve  funds,   subordination,
                                                 overcollateralization,  insurance policies, letters of credit or other types of credit  support may be  provided with respect  to the  Mortgage Assets or  with respect to one  or more Classes of
                                                 Securities of a Series. If the Mortgage Assets are divided  into separate Mortgage Groups, each securing or supporting a separate
                                                 Class or Classes of a

                                                 Series,  credit  support  may  be  provided  by  a cross-support feature which requires that  distributions be made with  respect
                                                 to   Securities  secured   by  one   Mortgage  Group   prior  to
                                                 distributions  to  Subordinate  Securities  secured  by  another
                                                 Mortgage Group within the Trust Estate or Trust Fund.

                                               The  type,  characteristics  and  amount  of  enhancement  will be determined based on  the characteristics of  the Mortgage  Loans underlying  or comprising the Mortgage  Assets and other factors and will be  established on  the basis of  requirements of  each
                                                 Rating  Agency  rating  the  Securities of  such  Series.  If so
                                                 specified  in  the  related  Prospectus  Supplement,  any   such
                                                 enhancement  may apply  only in  the event  of certain  types of losses or  delinquencies and  the protection  against losses  or delinquencies  provided by such enhancement will be limited. See
                                                 'ENHANCEMENT' and 'RISK FACTORS' herein.

  A. SUBORDINATE SECURITIES..................  A Series  of  Securities  may  include  one  or  more  Classes  of
                                                 Subordinate   Securities.   The  rights   of  holders   of  such
                                                 Subordinate Securities to receive  distributions on any  Payment
                                                 Date or Distribution Date, as applicable, will be subordinate in right and priority to the rights of holders of Senior Securities of  the Series, but only to  the extent described in the related
                                                 Prospectus Supplement. If so specified in the related Prospectus
                                                 Supplement, subordination may apply only in the event of certain types of losses not covered by other enhancement. Unless  other-
                                                 wise  specified  in  the  related  Prospectus  Supplement,  such subordination will be in lieu of providing insurance policies or other credit support  with respect to  losses arising from  such events.  Unless  otherwise specified  in the  related Prospectus
                                                 Supplement, the related Series Supplement may require a  trustee that  is not  the Trustee  to be appointed  to act  on behalf of holders of Subordinate Securities.

                                               The related  Prospectus  Supplement  will  set  forth  information concerning  the amount of subordination of a Class or Classes of
                                                 Subordinate Securities in a  Series, the circumstances in  which such  subordination will be  applicable, the manner,  if any, in which the amount of subordination  will decrease over time,  the manner  of funding any  related Reserve Fund  and the conditions under which amounts in any related Reserve Fund will be used  to make  distributions to  holders of  Senior Securities  and/or to holders of  Subordinate  Securities  or  be  released  from  the related  Trust  Estate or  Trust Fund.  If cash  flows otherwise distributable to holders of Subordinate Securities secured by  a
                                                 Mortgage  Group  will  be  used  as  credit  support  for Senior
                                                 Securities secured by  another Mortgage Group  within the  Trust
                                                 Estate  or Trust  Fund, the  related Prospectus  Supplement will specify the manner

                                                 and conditions for  applying such a  cross-support feature.  See
                                                 'ENHANCEMENT -- Subordinate Securities.'

  B. INSURANCE...............................  If  so  specified in  the  related Prospectus  Supplement, certain insurance policies  will  be  required  to  be  maintained  with respect  to the Mortgage  Loans included in  the Trust Estate or
                                                 Trust Fund for  a Series. Such  insurance policies may  include, but  are not limited  to, a standard  hazard insurance policy or with respect to FHA Loans, FHA Insurance. See 'ENHANCEMENT'  and
                                                 'DESCRIPTION  OF INSURANCE  ON THE  MORTGAGE LOANS'  herein. The
                                                 Prospectus Supplement  for  a Series  will  provide  information concerning  any such insurance policies, including (a) the types of coverage provided by  each, (b) the  amount of such  coverage and  (c)  conditions  to  payment  under  each.  To  the  extent
                                                 described  in   the  related   Prospectus  Supplement,   certain
                                                 insurance policies to be maintained with respect to the Mortgage
                                                 Loans  may  be  terminated, reduced  or  replaced  following the
                                                 occurrence  of  certain  events   affecting  the  authority   or
                                                 creditworthiness  of the  insurer. Additionally,  such insurance policies may be terminated, reduced or replaced by the  Servicer or  Master Servicer, if any, provided that no rating assigned to
                                                 Securities of  the  related Series  offered  hereby and  by  the related  Prospectus  Supplement is  adversely affected  and such insurance policies may apply only in the event of certain  types
                                                 of   losses,  all  as  set   forth  in  the  related  Prospectus
                                                 Supplement.

  C. LETTER OF CREDIT........................  If so  specified  in  the related  Prospectus  Supplement,  credit support  may be  provided by  one or  more letters  of credit. A letter of credit may provide limited protection against  certain losses  in addition to  or in lieu of  other credit support. The issuer of  the  letter  of  credit  (the  'L/C  Bank')  will  be obligated  to  honor  demands  with respect  to  such  letter of credit, to the  extent of  the amount  available thereunder,  to provide  funds  under  the  circumstances  and  subject  to such
                                                 conditions  as   are  specified   in  the   related   Prospectus
                                                 Supplement.  The liability of  the L/C Bank  under its letter of credit may be  reduced by  the amount  of unreimbursed  payments thereunder.

                                               The  maximum liability of  an L/C Bank under  its letter of credit will be an amount equal to a percentage specified in the related
                                                 Prospectus  Supplement  of  the  initial  aggregate  outstanding principal  balance of the Mortgage Loans  in the Trust Estate or
                                                 Trust Fund or one or more  Classes of Securities of the  related
                                                 Series  (the 'L/C Percentage'). The  maximum amount available at any time to be paid under a letter of credit will be  determined in  the manner specified  therein and in  the related Prospectus
                                                 Supplement. See 'ENHANCEMENT -- Letter of Credit.'

  D. BOND GUARANTEE INSURANCE................  If so  specified  in  the related  Prospectus  Supplement,  credit support for a Series may be provided by an insurance policy (the
                                                 'Bond  Guarantee  Insurance') issued  by  one or  more insurance companies. Such Bond  Guarantee Insurance  may guarantee  timely distributions of interest and full distributions of principal on the  basis of a schedule of principal distributions set forth in or determined in the manner specified in the related  Prospectus
                                                 Supplement. See 'ENHANCEMENT -- Bond Guarantee Insurance.'

  E. RESERVE FUNDS...........................  The Issuer may deposit in one or more reserve funds (collectively, the  'Reserve Funds') for any Series cash, Eligible Investments, demand notes or a combination  thereof in the aggregate  amount, if  any,  specified in  the  related Prospectus  Supplement. Any
                                                 Reserve Funds for a Series may also be funded over time  through application  of a specified  amount of cash  flow, to the extent described in the related  Prospectus Supplement. Such a  Reserve
                                                 Fund may be established to increase the likelihood of the timely distributions  on the Securities of such Series or to reduce the likelihood of a special redemption  with respect to any  Series.
                                                 Reserve  Funds may be established  to provide protection against certain losses or  delinquencies in  addition to or  in lieu  of other  credit support. Amounts  on deposit in  the Reserve Funds for a Series, together with  (unless otherwise specified in  the related  Prospectus Supplement) the reinvestment income thereon, if any, will be applied for  the purposes, in the manner and  to the extent provided by the related Prospectus Supplement.

                                               On  each Payment Date  or Distribution Date,  as applicable, for a
                                                 Series, all  amounts on  deposit in  any Reserve  Funds for  the
                                                 Series  in  excess  of  the amounts  required  to  be maintained
                                                 therein  by  the  related  Indenture  or  Trust  Agreement,   as
                                                 applicable,  and specified in  the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future payments or distributions  on the Securities of  such
                                                 Series.

                                               Additional  information  concerning any  Reserve  Funds, including whether any such Reserve Fund is  a part of the Trust Estate  or
                                                 Trust Fund, the circumstances under which moneys therein will be
                                                 applied    to    make    distributions    to    Bondholders   or
                                                 Certificateholders, the  balance required  to be  maintained  in such  Reserve Funds, the  manner in which  such required balance will decrease  over time  and  the manner  of funding  any  such
                                                 Reserve  Fund,  will  be  set forth  in  the  related Prospectus
                                                 Supplement. See 'ENHANCEMENT -- Reserve Funds.'

  F. OVERCOLLATERALIZATION...................  To  the  extent  applicable  and  as  specified  in  the   related
                                                 Prospectus  Supplement, a Series may be structured such that the outstanding principal balances or  Aggregate Asset Value of  the
                                                 Mortgage Assets securing a Series may

                                                 exceed  the  Aggregate  Outstanding  Principal  of  such Series, thereby resulting in overcollateralization. See 'DESCRIPTION  OF
                                                 THE SECURITIES -- Valuation of Mortgage Assets.'

SERVICING AGREEMENTS.........................  Various  Servicers will  perform certain  servicing functions with respect to  any Mortgage  Loans  comprising Mortgage  Assets  or
                                                 Underlying Collateral for a Series. In addition, if so specified
                                                 in   the  related  Prospectus   Supplement,  a  Master  Servicer
                                                 identified in  the  related Prospectus  Supplement  may  service
                                                 Mortgage   Loans  directly  or   administer  and  supervise  the
                                                 performance   by   the   Servicers    of   their   duties    and
                                                 responsibilities   under  separate  servicing  agreements.  Each
                                                 Servicer must meet the requirements  of the Master Servicer,  if any,  and be  approved by the  Issuer, and, if  specified in the related Prospectus  Supplement,  the Master  Servicer  and  each
                                                 Servicer  must  be  approved  by  either  FNMA  or  FHLMC  as  a seller-servicer of mortgage loans and, in the case of FHA Loans, by HUD  as an  FHA mortgagee.  Each Servicer  will be  obligated under  a  servicing  agreement  to  perform  customary servicing functions and may be obligated to advance funds to cover certain payments not  made by  the Mortgagors  to the  extent  described herein  and  in the  related  Prospectus Supplement.  The Master
                                                 Servicer, if any, may, if so specified in the related Prospectus
                                                 Supplement, be obligated to advance funds to cover any  required
                                                 Advances  not made by  the Servicers to the  extent that, in the judgment of the Master  Servicer, such Advances are  recoverable under  the  Insurance  Policies,  any  Enhancement  or  from the proceeds of liquidation of the Mortgage Loans or as provided  in
                                                 the   related  Prospectus  Supplement.  The  related  Prospectus
                                                 Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances  will be  recoverable. With respect to any such Series, the Issuer may
                                                 (i) enter into a standby  agreement with an independent  standby
                                                 Servicer acceptable to each Rating Agency rating such Securities providing  that such standby Servicer will assume the Servicer's or Master Servicer's obligations  in the event  of a default  by the  Master  Servicer  or  Servicer or  (ii)  obtain  a servicer performance bond acceptable  to each Rating  Agency rating  such
                                                 Securities  that  will guarantee  certain  of the  Servicer's or
                                                 Master Servicer's  obligations. The  Issuer will  assign to  the
                                                 Trustee  its rights under any Master Servicing Agreement and any servicing agreements so  provided with  respect to  a Series  as security  for the Series. See  'SERVICING OF MORTGAGE LOANS' and
                                                 'SECURITY FOR  THE BONDS  AND  CERTIFICATES --  Mortgage  Loans'
                                                 herein.

SPECIAL SERVICER.............................  If  so  specified in  the  related Prospectus  Supplement,  to the
                                                 extent  a  Mortgage   Loan  on   or  after   the  Closing   Date

                                                 meets  certain  criteria  set forth  in  the  related Prospectus
                                                 Supplement, (i)  all or  a portion  of the  servicing  responsi-
                                                 bilities  with respect to such  Mortgage Loan may be transferred to a Special Servicer or (ii) the Special Servicer will  provide advisory services with respect to the servicing of such Mortgage
                                                 Loan. See 'SERVICING OF MORTGAGE LOANS' herein.

FEDERAL INCOME TAX CONSIDERATIONS............  Unless otherwise stated in the applicable Prospectus Supplement, a real  estate  mortgage investment  conduit (a  'REMIC') election will  be  made  with  respect  to  each  Series  of  Securities.
                                                 Securities  of  such  Series  will  be  designated  as  'regular interests' in  a REMIC  ('Regular  Interest Securities')  or  as
                                                 'residual    interests'   in   a   REMIC   ('Residual   Interest
                                                 Securities').

                                               If the applicable Prospectus Supplement so specifies with  respect to  a Series of  Securities, the Securities  of such Series will not be treated as regular or  residual interests in a REMIC  for federal  income tax purposes but instead  will be treated as (i)
                                                 indebtedness  of  the  Issuer,  (ii)  an  undivided   beneficial
                                                 ownership  interest in  the Mortgage Loans  (and the arrangement pursuant to  which  the Mortgage  Loans  will be  held  and  the
                                                 Securities  will be  issued will be  treated as  a grantor trust under Subpart E, part I of subchapter  J of the Code and not  as an  association taxable as a  corporation for federal income tax purposes); (iii) equity  interests in an  association that  will satisfy  the  requirements for  qualification  as a  real estate investment trust;  or  (iv) interests  in  an entity  that  will satisfy  the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will  be described in the applicable Prospectus Supplement.

                                               Compound  Interest Securities and Zero Coupon Securities will, and certain other Classes of Securities may, be issued with original issue discount  that  is not  de  minimis. In  such  cases,  the
                                                 Bondholder  or Certificateholder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income.  If a  Security is issued at a  premium, the holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC  will  generally  represent  'qualifying  real  property loans'  for mutual savings banks  and domestic building and loan associations, 'loans secured  by an interest  in real  property'
                                                 for  domestic building  and loan  associations and  'real estate assets' for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for  such treatment. Non-REMIC Securities (other than interests in grantor trusts) will not qualify for such treatment.

                                               A  holder  of a  Residual Interest  Security  will be  required to include in its income its pro  rata share of the taxable  income of the REMIC. In certain circumstances, the holder of a Residual
                                                 Interest Security may have REMIC taxable income or tax liability attributable  to REMIC taxable income for a particular period in excess  of  cash  distributions  for  such  period  or  have  an after-tax  return  that is  less  than the  after-tax  return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest Security  (i)
                                                 except  in  certain  circumstances  with  respect  to  a  holder classified as a thrift  institution under the  Code, may not  be subject  to offset by  losses from other  activities, (ii) for a holder that  is  subject to  tax  under the  Code  on  unrelated business  taxable income,  may be treated  as unrelated business taxable income and (iii) for  a foreign holder, may not  qualify
                                                 for   exemption  from  or  reduction  of  withholding.  Further,
                                                 individual  holders   are   subject  to   limitations   on   the
                                                 deductibility  of expenses of the REMIC. See 'FEDERAL INCOME TAX
                                                 CONSIDERATIONS.'

LEGAL INVESTMENT.............................  Unless otherwise specified in  the related Prospectus  Supplement,
                                                 Securities  of each  Series offered  by this  Prospectus and the related Prospectus  Supplement  will  not  constitute  'mortgage
                                                 related   securities'  under   the  Secondary   Mortgage  Market
                                                 Enhancement Act of  1984 ('SMMEA').  Investors whose  investment authority  is subject to legal restrictions should consult their own legal advisors to determine  whether and to what extent  the
                                                 Securities  constitute  legal investments  for them.  See 'LEGAL
                                                 INVESTMENT.'

USE OF PROCEEDS..............................  The Issuer will use the net proceeds from the sale of each  Series to  (i) purchase  Mortgage Loans  and/or Private Mortgage-Backed
                                                 Securities  comprising   the  Mortgage   Assets  securing   such
                                                 Securities,  (ii) repay indebtedness which  has been incurred to acquire Mortgage Assets to be pledged by the Issuer as  security for  the  Bonds or  to  be deposited  into  a Trust  Fund, (iii)
                                                 establish any Reserve Funds described in the related  Prospectus
                                                 Supplement,  or (iv) pay costs  of structuring, guaranteeing and
                                                 issuing  such  Securities.  If  so  specified  in  the   related
                                                 Prospectus Supplement, the purchase of the Mortgage Assets for a
                                                 Series  may be  effected by an  exchange of  Securities with the seller of such Mortgage Assets. See 'USE OF PROCEEDS.'

RATINGS......................................  It will be a condition to  the issuance of any Securities  offered by  this Prospectus  and the related  Prospectus Supplement that they be  rated in  one  of the  four highest  applicable  rating categories  by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth  in the related Prospectus Supplement.

                                               A  security rating  should be  evaluated independently  of similar ratings of different types of securities. A security rating does not address the effect that  the rate of prepayment on  Mortgage
                                                 Loans comprising or underlying the Mortgage Assets or the effect that  reinvestment rates may  have on the  yield to investors in the Securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal  at any  time  by  the assigning  rating  organization.  Each rating should be evaluated independently of any other rating. See 'RISK
                                                 FACTORS.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the
Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading 'DESCRIPTION OF THE SECURITIES -- General,' ' -- The Bonds -- General,' and ' -- The Certificates -- General' for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES -- Special Redemption,' ' -- Optional Redemption,' ' -- Optional Termination,' ' -- Optional Repurchase of Certificates,' and ' -- Other Repurchases.' Shearson Lehman Brothers Inc. ('Lehman Brothers'), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

     Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

     Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus
Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

     Yield and Prepayment Considerations. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See 'YIELD AND PREPAYMENT CONSIDERATIONS.'

     Limited Nature of Rating. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

     The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

     Certain legal aspects of the Mortgage Loans comprising or underlying Mortgage Assets for a Series will be described in the related Prospectus Supplement.

     Certain Mortgage Loans and Mortgaged Property; Obligor Default. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

     Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See 'SERVICING OF MORTGAGE LOANS -- Maintenance of Insurance Policies and Other Servicing Procedures' and 'ENHANCEMENT.'

     Enhancement Limitations. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

     In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

     The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a 'Covered Trust'), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See 'DESCRIPTION OF THE SECURITIES,' 'SECURITY FOR THE BONDS AND CERTIFICATES' and 'ENHANCEMENT.'

     Overcollateralization and Subordination. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

     Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

     Delinquent and Non-Performing Mortgage Loans. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See 'SECURITY FOR THE BONDS AND CERTIFICATES -- Mortgage Loans.'

     Remedies Following Default. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of

Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See 'THE INDENTURE -- Events of Default.'

     In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining
Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

     In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ('original issue discount') may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ('accreted value'). There is no assurance as to how such accreted value would be determined if such event occurred.

     Enforceability. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

     As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Anti-Deficiency Legislation and Other Limitations on Lenders.'

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property.

Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See 'CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Environmental Matters.'

     ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See 'ERISA CONSIDERATIONS.'

     Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual Interest Certificates. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in 'FEDERAL INCOME TAX CONSIDERATIONS -- Residual Interests in a REMIC.' Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as 'excess inclusion' income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Bonds, the taxable income arising in a given year on a Residual Interest Bond and Residual Interest Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS -- GENERAL

     The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

     The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See ' -- Bearer Securities and Registered Securities.' Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

     Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

     The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

THE CERTIFICATES -- GENERAL

     The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

     Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ('PACs'). A Series of Certificates may also include one or more Classes of Subordinate Securities.

     Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See ' -- Bearer Securities and Registered Securities.'

     Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

     Distribution of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

     The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See 'THE TRUST AGREEMENT -- Reports to Certificateholders.'

BEARER SECURITY AND REGISTERED SECURITIES

     Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

     Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the 'restricted period' as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under 'LIMITATIONS ON ISSUANCE OF BEARER SECURITIES'). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under 'LIMITATIONS ON ISSUANCE OF BEARER SECURITIES'), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See 'LIMITATION ON ISSUANCE OF BEARER SECURITIES.'

     Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

     Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the 'Certification Date'), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ('DTC'), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related

Prospectus Supplement, no person acquiring an interest in book-entry Securities (a 'Securities Owner') will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be 'Holders,' 'Bondholders' or 'Certificateholders' under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

     DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

     The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of
Participants   whose  holdings  represent  that  specified  interest  or  voting interest.

     Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ('Definitive Securities') to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Bond owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

     If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

     With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

     There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

     The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

     Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest
Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

     To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related
Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

     Interest Only Securities or Interest Weighted Securities, among others, may be assigned a 'Notional Amount' which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

     If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate
Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

     On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

     Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the 'Principal Payment Amount') will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

     If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

     One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under 'ENHANCEMENT' in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See 'ENHANCEMENT.' If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

     If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next

Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

     To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

     All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

     In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

     The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it obtains an opinion of counsel that such redemption, or any contribution made to the REMIC in connection with such redemption, will not cause the REMIC to fail to qualify as such or cause the REMIC to be subject to tax. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

     If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ('Individual Investor Bonds') may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

     Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code. See 'THE TRUST AGREEMENT -- Termination.'

OPTIONAL REPURCHASE OF CERTIFICATES

     If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

     If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

                      YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

     Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more
Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

     The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a 'Lock-Out Period') or provisions requiring the payment of a prepayment premium in the event of a prepayment (a 'Yield Maintenance Payment'), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

     The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

     The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See 'SECURITY FOR THE BONDS AND CERTIFICATES.'

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

     The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

     Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment

Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Loan. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid to the investor.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include 'due-on-sale' clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will not exercise its right to enforce any 'due-on-sale' clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such 'due-on-sale' clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain 'due-on-sale' clauses and are freely assumable by qualified persons.

     Single Mortgage Loan or Single Obligor. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                    SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

     Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets, (c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account,
(g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

     Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:
(a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

     The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See 'Private Mortgage-Backed Securities' below.

     Unless otherwise  specified  in the  related  Prospectus Supplement  for  a
Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See

'YIELD AND PREPAYMENT CONSIDERATIONS.' The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

     General. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the 'Mortgage Loans.' Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

     The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See 'DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS -- FHA Insurance.'

     Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

     If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ('REO Property'). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the
Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See 'SECURITY FOR THE BONDS AND CERTIFICATES -- Maintenance of Insurance Policies and Other Servicing Procedures; Presentation of Claims; Realization Upon Defaulted Mortgage Loans.' In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

     If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

     The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See 'RISK FACTORS' and 'YIELD AND PREPAYMENT CONSIDERATIONS.'

     Mortgage Underwriting Standards and Procedures. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

     Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

     Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See 'YIELD AND PREPAYMENT CONSIDERATIONS.'

     Determination of Compliance With Pool Requirements and Underwriting Procedures. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

     If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under 'Repurchase and Substitution of Non-Conforming Mortgage Loans.' The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

     Repurchase and Substitution of Non-Conforming Mortgage Loans. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

     Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate ('Deleted Mortgage Loan') or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a 'Substitute Mortgage Loan'); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

     The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See 'SERVICING OF MORTGAGE LOANS -- Certain Matters Regarding the Master Servicer.' Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payment to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

     Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under 'SERVICING OF THE MORTGAGE LOANS.' Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See 'SERVICING OF MORTGAGE LOANS.'

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a 'PMBS Agreement'). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the 'PMBS Trustee'). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

     The issuer of the Private Mortgage-Backed Securities (the 'PMBS Issuer') may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the

PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Mortgage Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

     Enhancement Relating to Private Mortgage-Backed Securities. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

     Additional Information. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
(D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing
Date) securing a Series may be substituted for, (3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would result in the Issuer becoming required to register as an 'Investment Company' for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on 'prohibited contributions' to or 'prohibited transactions' of the REMIC.

     If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a 'defective obligation' (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the 'Start Up Day' (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

     Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus
Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

OTHER FUNDS OR ACCOUNTS

     A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See 'Enhancement.'

INVESTMENT OF FUNDS

     The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

     Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

     If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the 'Guarantor'), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

     Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See 'ENHANCEMENT.'

                          SERVICING OF MORTGAGE LOANS

GENERAL

     The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

     If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the 'Special Servicer') may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the 'Primary Servicer.' If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under 'Advances' and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

     To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

     The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See 'Servicing Compensation and Payment of Expenses' below.

COLLECTION PROCEDURES

     The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the 'Escrow Account') in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ('Impound Account') to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS;
DEPOSITS TO CUSTODIAL ACCOUNTS

     With respect to any Series, the Master Servicer, if any, will establish an account (the 'Custodial Account') in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

     In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the 'Servicing Account') that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See 'Advances' below.

     If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

     The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

     With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

     General. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ('Advances') from its own funds or, if so specified in the related

Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

     Adjustments to  Servicing  Fee  or  Advances  in  Connection  with  Prepaid
Mortgage Loans. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See 'YIELD AND PREPAYMENT CONSIDERATIONS.'

MAINTENANCE OF INSURANCE POLICIES
AND OTHER SERVICING PROCEDURES

     General. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See 'DESCRIPTION OF INSURANCE.'

     Presentation of Claims; Realization Upon Defaulted Mortgage Loans. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

     The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

     The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable 'due-on-sale' clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

     As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

     The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and
(ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

     The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                  ENHANCEMENT

GENERAL

     For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by

Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a 'Covered Trust'), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of
(a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

     A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

     If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

     Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See 'DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS.'

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the 'L/C Percentage'). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

     Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See 'SERVICING OF MORTGAGE LOANS'. The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

     The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE MORTGAGE LOANS

     General. Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under 'Hazard Insurance on the Mortgage Loans' below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

     Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified by FEMA pursuant to the Flood Disaster Protection Act of 1973, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a 'coinsurance' clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

     In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

     FHA Insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

     Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien on title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is generally not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instruments, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage to secure the indebtedness. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

     If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a 'future advance' clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a 'credit limit' amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE OF MORTGAGE

     Foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ENVIRONMENTAL MATTERS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Excluded from CERCLA's definition of 'owner' or 'operator,' however, is a person 'who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.' On April 29, 1992, the United States Environmental Protection Agency ('EPA') issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeal for the District of Columbia Circuit in Kelley v. EPA invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. In addition, even if a new version of the EPA rule were to be adopted formally by EPA, followed informally by EPA, enacted by statute, or otherwise reinstated, the rule would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss to Bondholders in certain circumstances described above if such remedial costs were incurred.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

     For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

     Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. In some instances, local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the 'Bankruptcy Code') and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose out the junior lien.

     In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

     The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary 'based on the equities of the case.' Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute 'cash collateral' under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is 'adequately protected' and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that the lessee becomes the subject of a proceeding under the Bankruptcy Code.

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

     Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides 'adequate assurance of future performance' by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a 'due-on-sale' clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the 'Garn Act') effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that 'due-on-sale' clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a 'due-on-sale' provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate 'alternative mortgage instruments' (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                 THE INDENTURE

     The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

     The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

     The   Issuer  may  incur,   assume,  have  outstanding   or  guarantee  any
indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

     Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

     Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term 'Outstanding,' (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

     The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

     Unless otherwise stated in the related Prospectus Supplement, an 'Event of Default' with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this 'Events of Default' subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this 'Events of Default' subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

     An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

     Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay
(a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

     The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this 'Events of Default' subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

     Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

     The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the 'Authenticating Agent').

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or (2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

     Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

     Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or
(iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

     The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

     The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

     Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series) will be the Trustee under the Indenture for the Bond. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If Bankers Trust Company of California, N.A. serves as Trustee, the Trustee's 'Corporate Trust Office' is 3 Park Plaza, 16th Floor, Irvine, California 92714, and if Marine Midland Bank, N.A. serves as Trustee, the Trustee's 'Corporate Trust Office' is 140 Broadway, New York, New York 10015, or at such other addresses as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the 'New York Presenting Agent'), which (if Bankers Trust Company of California, N.A. is the Trustee) will be Bankers Trust Company, Four Albany Street, New York, New York 10006. If another bank or trust company serves as Trustee or as the New York Presenting Agent, the address of its Corporate Trust Office or such office of the New York Presenting Agent will be specified in the related Prospectus Supplement.

                              THE TRUST AGREEMENT

     The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series.

Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related
Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

     Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

     If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the 'Mortgage Loan Schedule'). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

     Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

     Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

     The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See 'RISK FACTORS'.

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) with respect to a Series the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

          (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

          (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

          (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

          (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

          (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

          (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

          (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

          (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

          (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

          (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

          (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

          (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

          (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

          (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders Senior Securities is less than their required distribution, the amount of the shortfall;

          (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

          (xvii) such other information as specified in the related Trust Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See 'SERVICING OF MORTGAGE LOANS -- Evidence as to Compliance' herein.

EVENT OF DEFAULT

     Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Trust Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

     During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such Trustee may be Bankers Trust or Marine Midland. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

     The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the

Certificateholders in an Event of Default, see 'Rights Upon Event of Default' above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

     With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES -- Optional Termination,' ' -- Optional Repurchase of Certificates,' and ' -- Other Repurchases' herein.

                                   THE ISSUER

THE COMPANY

     The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

     The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

     Each owner trust established to act as Issuer of a Series of bonds (each, an 'Owner Trust') will be created pursuant to a deposit trust agreement (the 'Deposit Trust Agreement') between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

     The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

     Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

     Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the 'Administrator') pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                                USE OF PROCEEDS

     The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under 'DESCRIPTION OF THE SECURITIES -- Bearer Securities and Registered Securities'), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a 'Distributor') pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

     Bearer securities and their interest coupons will bear a legend substantially to the following effect: 'Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.'

     Purchasers of bearer securities may be affected by certain limitations under United States tax laws. See 'FEDERAL INCOME TAX
CONSIDERATIONS -- Miscellaneous Tax Aspects.'

     As used herein, 'United States person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and 'United States' means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

     Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as 'regular interests' or 'residual interests' in a REMIC, as specified in the related Prospectus Supplement.

     If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities, (i)
Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are 'qualifying real property loans'); (ii) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans . . . secured by an interest in real property,' and other types of assets described in Code
Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interest in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then Securities will qualify for the tax treatment described in
(i), (ii), or (iii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute 'loans . . . secured by an interest in real property' within the meaning of Section 7701(a)(19)(C).

     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

     Interest and Acquisition Discount. Securities that qualify as regular interests in a REMIC ('Regular Interest Securities') are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

     Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with 'original issue discount' ('OID') within the meaning of Code
Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the 'OID Regulations'). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the 'Proposed Contingent Regulations') governing the treatment of contingent payment obligations have recently been proposed. As described more fully below, Code
Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Proposed Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities and not yet finalized, the Proposed Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the 'Tax Administrator') intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Proposed Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an

Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

     The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any 'qualified stated interest' payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See 'Variable Rate Securities' below. In the case of the Compound Interest Securities, and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered 'qualified stated interest,' and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ('Deferred Interest Securities'), and certain securities the interest rate on which is based on a weighted average of the rates on certain of the underlying mortgage loans, will not be 'qualified stated interest.' In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be 'unconditionally payable.' In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Securities is 'unconditionally payable.'

     The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the 'daily portions' of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an 'adjusted issue price' of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     The Issuer may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an 'Upper Tier REMIC') hold regular interests ('Lower Tier Interests') in other REMICs (each, a 'Lower Tier REMIC'). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

     A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ('Interest Weighted Securities'). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under the proposed rules governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments. The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Proposed Contingent Regulations, if they were finalized, and were applicable to Interest Weighted Securities (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the Proposed Contingent Regulations) income on certain Certificates would be computed under the 'noncontingent bond method.' The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See ' -- Variable Rate Regular Securities.' Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a 'Negative Adjustment') would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history or relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment could be recognized currently or would be carried forward until disposition or retirement of the debt obligation.

     Variable Rate Regular Securities. The REMIC regulations (the 'REMIC Regulations') permit REMICs to issue regular interests bearing a variety of variable rates including rates based on

(i) 'qualified floating rates' or (ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a 'Variable Rate Security'). Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a 'VRDI Security') is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

     Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ('Weighted Average Securities'). Under the OID Regulations, it appears that Weighted Average Securities relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an 'objective rate,' since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Securities relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ('Non-Objective Weighted Average Securities') do not bear interest at an objective or a qualified floating rate and, consequently, are not governed by the rules applicable to VRDI Securities described above. Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Securities would be taxed under the rules applicable to contingent payment instruments. As noted above, there currently are no effective regulations governing such instruments. Under the Proposed Contingent Regulations, however, which will not be effective until 60 days after published in final form, it appears that a weighted average of fixed rates would qualify as an objective rate.

     Effect of Defaults and Delinquencies. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

     Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Market Discount and Premium. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

     A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

REMIC EXPENSES

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a 'single class REMIC,' however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $[58,975] in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See 'REMIC Expenses' above.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Regular Interest Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Income from Foreclosure Property. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as 'net income from foreclosure property,' that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as 'rents from real property' or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on 'income from nonpermitted assets' at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a REMIC residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Mark-to-Market Rules. A Residual Interest Security is not treated as a security and thus may not be marked to market under proposed Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Bond equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

     The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of 'excess exclusion' income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be 'significant,' as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code
Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as 'portfolio interest.' The REMIC Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Bonds is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Securities is at least 20% of the anticipated weighted average life of the REMIC.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See 'Restrictions on Ownership and Transfer of Residual Interest Securities' and 'Tax Treatment of Foreign Investors' below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the 'applicable federal rate' at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See 'Tax Treatment of Foreign Investors' below.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a 'grantor' or 'fixed investment' trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ('Pass-Through Certificates'), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ('Stripped Certificates'), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1996, $117,950, or $[58,975] in the case of a separate return by a married individual, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a

Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

     Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

     Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ('Ratio Strip Certificates') may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments 'secured by' other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis except in the case of Certificates which it determines should more appropriately be treated as contingent payment instruments. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a 'stripped bond' which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are 'qualified stated interest.' The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an 'Interest Weighted Certificate'), may be taxed as a contingent payment instrument.

     Under proposed Treasury Regulations applicable to contingent payment instruments (the 'Proposed Contingent Regulations'), income on Stripped Certificates would be calculated by determining a projected payment schedule and a projected yield, and reporting income accruals on that basis. If the amount payable for a period were, however, greater or less than the amount projected, the income included for that period would be increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a 'Negative Adjustment') would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code, and 'loans(Trademark) secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute 'loans(Trademark) secured by an interest in real property' within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

     Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

     Backup  Withholding.  A  Bondholder  or  Certificateholder,  other  than  a
Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to 'backup withholding' at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ('TIN'); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See 'Excess Inclusion Income.'

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'FEDERAL INCOME TAX CONSIDERATIONS,' potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans ('Plans') subject to ERISA and persons who have certain specified relationships to such Plans ('Parties in Interest'). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ('Prohibited Transactions'). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

     The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ('PTCE') 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a 'qualified plan asset manager;' or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

     The Certificates of a Series will, and the Bonds of a Series could, be treated as 'equity' for purposes of ERISA. Under regulations issued by the Department of Labor ('DOL') (the 'Plan Asset Regulations'), if a Plan makes an 'equity' investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. If a particular Series is treated as 'equity' for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

     If a particular Series is treated as 'equity' for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether (i) one or more statutory or administrative exemptions is applicable or
(ii) one or more exceptions to the Plan Asset Regulations is applicable such that the underlying assets of the Issuer will not be treated as assets of such investing Plan.

     One such exception applies if the class of 'equity' interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Issuer are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Issuer.

     Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

     An additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the 'Exemption') from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch Investors Service, L.P. ('Fitch');

          4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          6. The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, or any affiliate of such parties (the 'Restricted Group').

     There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ('Enhancement Act'). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the 'Underwriters') or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

     The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

     The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended (the 'Securities Act'), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an 'underwriter' within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Weil, Gotshal and Manges, New York, New York or Cadwalader, Wickersham & Taft, New York, New York.

                                    GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

     'Accrual Date' means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

     'Accrual Payment Amount' means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

     'Accrual  Termination  Date' means,  with respect  to  a Class  of Compound
Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

     'Administration Agreement' means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

     'Administration Fee' means the fee specified as such in the Administration Agreement.

     'Advances' means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

     'Aggregate Asset Value' means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

     'Aggregate Outstanding Principal' means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

     'Appraised Value' means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

     'ARM,' 'ARM Loan,' or 'Adjustable Rate Mortgage Loan' means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

     'Asset Value' means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

     'Assumed Deposit Date' means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in Pledged Funds and Accounts for the Series.

     'Bankers Trust' means Bankers Trust Company of California, N.A., a national banking association.

     'BIF' means Bank Insurance Fund.

     'Bondholder' means the Person in whose name a Bond is registered in the Bond Register.

     'Bond Interest Rate' means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

     'Bond Register' means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

     'Bonds' means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

     'Business Day' means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

     'Cash Liquidation' means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

     'CERCLA'   means   the   federal   Comprehensive   Environmental  Response,
Compensation, and Liability Act of 1980.

     'Certificateholder' means the Person in whose name a Certificate is registered in the Certificate Register.

     'Certificate Interest Rate' means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

     'Certificate Register' means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

     'Certificates' means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

     'Class' means a class of Securities of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     'Collection   Account'  means,  with  respect  to  a  Series,  the  account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

     'Commercial Property' means any property securing a Mortgage Loan that used for commercial purposes.

     'Commission' means the Securities and Exchange Commission.

     'Company' means Structured Asset Securities Corporation.

     'Compound Interest Security' means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

     'Condemnation Proceeds' means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a

Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

     'Corporate Trust Office' means the corporate trust office of the Trustee, which, unless otherwise specified in the related Prospectus Supplement, shall be the office of Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714, if Bankers Trust Company of California, N.A. is the Trustee, or Marine Midland Bank, N.A., 140 Broadway, New York, New York 10015, if Marine Midland Bank, N.A. is the Trustee.

     'Covered Trust' means a Trust Estate or Trust Fund covered by a form of credit support.

     'CPR' means the Constant Prepayment Rate prepayment model.

     'Custodial Account' means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

     'Custodian' means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

     'Cut-Off Date' means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

     'Deferred Interest' means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

     'Deferred Interest Securities' means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

     'Definitive Securities' means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

     'Deleted Mortgage Loan' means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

     'Delivery Date' means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

     'Depositor' means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

     'Deposit Trust Agreement' means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

     'Designated Interest Accrual Date' means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

     'Determination Date' means the date specified in the related Prospectus Supplement.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Date' means the date on which distributions of principal of and interest on Certificates of a Series will be made.

     'DOL' means Department of Labor.

     'Due Date' means each date on which a payment is due and payable on any Mortgage Assets.

     'Due Period' means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

     'Eligible Investments'  means  any  one  or  more  of  the  obligations  or
securities    described   herein    under   'SECURITY   FOR    THE   BONDS   AND
CERTIFICATES -- Investment of Funds.'

     'Enhancement' means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancement Agreement' means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'ERISA Plans' means qualified employee benefit plans established under ERISA or the Code.

     'Escrow Account' means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

     'Event of Default' unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under 'THE INDENTURE AND TRUST AGREEMENT -- Events of Default.'

     'Excess Cash Flow' shall have the meaning set forth in the related Prospectus Supplement.

     'Exchange Act' means the Securities Exchange Act of 1934.

     'FDIC' means the Federal Deposit Insurance Corporation.

     'FHA' means the Federal Housing Administration, a division of HUD. 'FHA Loan' means a fixed-rate mortgage loan insured by the FHA. 'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'FNMA' means the Federal National Mortgage Association.

     'Final Scheduled Distribution Date' means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

     'First Mandatory Principal Distribution Date' means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

     'First Mandatory Principal Payment Date' means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

     'First PAC Paydown Date' means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

     'Garn-St. Germain Act' means the Garn-St. Germain Depository Institutions Act of 1982.

     'Guarantor' means a guarantor acceptable to the Rating Agencies rating the Securities.

     'Grant' means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

     'Guaranteed Investment Contract' means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Highest Bond Interest Rate' means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

     'Highest Certificate Interest Rate' means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

     'Holder' means a Bondholder or Certificateholder, as applicable.

     'Housing Act' means the National Housing Act of 1934, as amended.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

     'Individual Investor Bonds' means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

     'Individual Investor Certificates' means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

     'Insurance Proceeds' means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

     'Insurance Policies' means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

     'Interest Accrual Period' means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

     'Interest Only Securities' means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

     'Interest Weighted Securities' means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

     'IRS' means the Internal Revenue Service.

     'Issuer' means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

     'L/C Bank' means the issuer of the letter of credit.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.

     'Liquidation Proceeds' means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

     'Loan-to-Value Ratio' means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

     'Marine Midland' means Marine Midland Bank, N.A., a national banking association.

     'Master Servicer' means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

     'Master Servicing Agreement' means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

     'Maximum Variable Interest Rate' means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

     'Minimum Variable Interest Rate' means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

     'Mortgage' means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

     'Mortgage Assets' means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

     'Mortgaged Properties' means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

     'Mortgage Loan Group' means groups of Mortgage Assets.

     'Mortgage Loan' means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

     'Mortgage Pool'  means, with  respect to  a Series,  the pool  of  Mortgage
Loans.

     'Mortgage Rate' means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

     'Mortgagor' means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

     'Multifamily   Property'  means  any  property  securing  a  Mortgage  Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

     'New York Presenting Agent' means the Issuer's agent in the State of New York, which, unless otherwise specified in the Prospectus Supplement for a Series, will be Bankers Trust Company, Four Albany Street, New York, New York 10006.

     'Nonresidents' means a nonresident alien individual, foreign partnership or foreign corporation.

     'OID' means 'original issue discount' within the meaning of section 1273 of the Code.

     'OTS' means the Office of the Thrift Supervision.

     'Owner Trust' means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

     'Owner Trustee' means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

     'PAC' means Planned Amortization Class Securities.

     'PAC Amount' means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

     'PAC Security' or 'Planned Amortization Class Security' means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

     'PAC Paydown Date' means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

     'PAC Principal Payment' means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

     'Participating Securities' means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Participation Agreement' means the agreement through which participation interests in a Series will be acquired.

     'Pass-Through Certificates' means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

     'Paying Agent' means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

     'Payment Date' means the date on which payments of principal of and interest on the Bonds will be made.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pledged Fund or Account' means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

     'PMBS Agreement' means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

     'PMBS Issuer' means the issuer of the Private Mortgage-Backed Securities.

     'PMBS Trustee' means the trustee of the Private Mortgage-Backed Securities.

     'Policy Statement' means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

     'Prepayment Assumption' means the anticipated rate of prepayments assumed in pricing the Securities.

     'Prepayment Period' means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

     'Primary Assets' means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

     'Primary Servicer' means the entity which has primary liability for servicing Mortgage Loans directly.

     'Principal Balance' means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

     'Principal Determination Date' means the day specified in the related Prospectus Supplement.

     'Principal Payment Amount' means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

     'Principal Payment Dates' means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

     'Principal Prepayment' means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

     'Principal Only Securities' means a Security entitled to receive payments of principal only.

     'Private Mortgage-Backed Security' means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

     'Proceeding' means any suit in equity, action at law or other judicial or administrative proceeding.

     'PTE' means Prohibited Transactions Exemption.

     'Rating Agency' means a nationally recognized statistical rating agency.

     'Realized Losses' means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

     'Redemption Date' means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

     'Redemption Price' means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

     'Regular Bondholder' means a Holder of a Regular Interest Bond.

     'Regular  Certificateholder'  means   a  Holder  of   a  Regular   Interest
Certificate.

     'Regular Interest Bonds' means Classes of Bonds constituting regular interests in a REMIC.

     'Regular Interest Certificates' means Classes of Certificates constituting regular interests in a REMIC.

     'Regular   Interest  Securities'  means  Regular  Interest  Bonds,  Regular
Interest Certificates or Uncertificated Regular Interests, as applicable.

     'Reinvestment Income' means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

     'REMIC Regulations' means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

     'REO Disposition' means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

     'REO Property' means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

     'Reserve Fund' means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

     'Reserve Funds' means, collectively, more than one reserve fund.

     'Residual Bondholder' means the Holder of a Residual Interest Bond.

     'Residual Certificateholder' means the Holder of a Residual Interest Certificate.

     'Residual Interest Bonds' means Classes of Bonds constituting the residual interest in a REMIC.

     'Residual Interest Certificates' means Classes of Certificates constituting residual interests in a REMIC.

     'Residual Interest Securities' means Residual Interest Bonds or Residual Interest Certificates, as applicable.

     'SAIF' means Savings Association Insurance Fund.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

     'Scheduled Principal Balance' means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor, (b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

     'Securities' means Bonds of Certificates.

     'Securities Owners' means the owners of the beneficial interests in a Series of Bonds or Certificates.

     'Senior Securities' means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

     'Series' means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Series Supplement' means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

     'Servicer' means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

     'Servicer Remittance Date' means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

     'Servicing Account' means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

     'Servicing Agreements' means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

     'Servicing Fee' means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

     'SMMEA' means the Secondary Mortgage Market Enhancement Act of 1984.

     'SPA' means the Standard Prepayment Assumption prepayment model.

     'Special Redemption Date' means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

     'Special Servicer' means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

     'Start Up Day' means the 'startup day' of the REMIC as defined in section 860G(a)(9) of the Code.

     'Stated Maturity' means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

     'Stripped Certificates' means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans.

     'Subordinate Securities' means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

     'Substitute Mortgage Asset' means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

     'Substitute Mortgage Loan' means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

     'TIN' means Taxpayer Identification Number.

     'Trust Agreement' means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

     'Trust Estate' means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

     'Trust Fund' means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

     'Trust Indenture' means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

     'Trust Indenture Act' or 'TIA' means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

     'Trustee' means Bankers Trust or Marine Midland or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series as trustee or the Trustee for any series of Certificates named in the Prospectus Supplement.

     'Uncertificated Regular Interest' means a regular interest in a REMIC that is not represented by a physical Certificate.

     'Unavailable Amount' means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

     'Undelivered Mortgage Assets' means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

     'Underwriters' means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

     'Underlying Collateral' means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

     'VRDI Security'  means a  Regular  Interest Security  that qualifies  as  a
'variable   rate  debt  instrument'  under  Section  1.7275-5  of  the  Treasury
Regulations.

     'Variable Interest Distribution Date' means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

     'Variable Interest Payment Date' means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

     'Variable Interest Period' means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period appliable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

     'Variable Interest Rate' means the interest rate in respect of a Variable Interest Security.

     'Variable Interest Security' means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Weighted Average Securities' means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

     'Zero Coupon Bonds' means a Security entitled to receive payments or distributions of Principal only.

     '1986 Act' means the Tax Reform Act of 1986, as amended.

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                                      [PHOTOS]

________________________________________________________________________________

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor, Lehman Brothers or Goldman, Sachs & Co. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                                              PAGE
                                                                                                                              -----
Table of Contents..........................................................................................................     S-4
Summary of Terms...........................................................................................................    S-17
Risk Factors...............................................................................................................    S-40
Description of the Certificates............................................................................................    S-49
The Trust..................................................................................................................    S-76
Servicing of Mortgage Loans................................................................................................   S-116
Yield, Prepayment and Maturity Considerations..............................................................................   S-134
Legal Investment Considerations............................................................................................   S-138
Certain Legal Aspects of Mortgage Loans Located in California, New Jersey, Georgia, Florida, Illinois and Maryland.........   S-138
Use of Proceeds............................................................................................................   S-140
ERISA Considerations.......................................................................................................   S-140
Federal Income Tax Considerations..........................................................................................   S-142
Underwriting...............................................................................................................   S-144
Legal Matters..............................................................................................................   S-145
Certificate Rating.........................................................................................................   S-145
Incorporation of Certain Information by Reference..........................................................................   S-146
Index of Principal Terms...................................................................................................   S-147
Appendix A.................................................................................................................     A-1
Appendix B.................................................................................................................     B-1
Appendix C-1...............................................................................................................   C-1-1
Appendix C-2...............................................................................................................   C-2-1
Appendix C-3...............................................................................................................   C-3-1
Appendix C-4...............................................................................................................   C-4-1
Appendix C-5...............................................................................................................   C-5-1
Appendix C-6...............................................................................................................   C-6-1
Appendix C-7...............................................................................................................   C-7-1
Appendix D.................................................................................................................     D-1
Appendix E.................................................................................................................     E-1

                                                            PROSPECTUS
Prospectus Supplement......................................................................................................       5
Additional Information.....................................................................................................       5
Incorporation of Certain Documents by Reference............................................................................       5
Summary of Terms...........................................................................................................       7
Risk Ractors...............................................................................................................      27
Description of the Securities..............................................................................................      32
Yield and Prepayment Considerations........................................................................................      42
Security for the Bonds and Certificates....................................................................................      45
Servicing of Mortgage Loans................................................................................................      53
Enhancement................................................................................................................      57
Description of Insurance on the Mortgage Loans.............................................................................      60
Certain Legal Aspects of Mortgage Loans....................................................................................      62
The Indenture..............................................................................................................      72
The Trust Agreement........................................................................................................      76
The Issuer.................................................................................................................      82
Use of Proceeds............................................................................................................      84
Limitations on Issuance of Bearer Securities...............................................................................      84
Federal Income Tax Considerations..........................................................................................      85
State and Local Tax Considerations.........................................................................................      99
ERISA Considerations.......................................................................................................     100
Legal Investment...........................................................................................................     102
Plan of Distribution.......................................................................................................     102
Legal Matters..............................................................................................................     103
Glossary...................................................................................................................     103

    UNTIL MAY 9, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,616,274,142
                                 (APPROXIMATE)

                                STRUCTURED ASSET
                             SECURITIES CORPORATION

                     MULTICLASS PASS-THROUGH CERTIFICATES,
                                SERIES 1996-CFL

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                                February 9, 1996
                          ---------------------------

                                LEHMAN BROTHERS
                              GOLDMAN, SACHS & CO.

________________________________________________________________________________

                    APPENDIX OF OMITTED GRAPHIC MATERIAL

Graphic and Image Information in the paper format prospectus:

Inside Front cover

Color photographs of the exteriors of buildings situated on the following five Mortgaged Properties: First Trust Center (St. Paul Minnesota); One and Two Little Falls Center (New Castle, Delaware); Bridgewater Apartments (Duluth, Georgia); Deerwood Apartments (Corona, California); and Chevy Chase Plaza (Washington, D.C.).

Page S-7

A chart depicting, in graphic form, the structure of the Regular Certificates (other than the Class P Certificates) on a Mortgage Loan Group-by-Mortgage Loan Group basis. The chart sets forth the following; (i) the Class X-1 Certificates are stripped off of each Group 1 Mortgage Loan; (ii) the Class X-1A Certificates are stripped off the Class A-1A through Class D Certificates; (iii) the Class A-1A, Class A-1B and Class A-1C Certificates are primarily supported by the Group 1 Mortgage Loans, (iv) the Class X-2 Certificates are stripped off of each Group 2 Mortgage Loan, (v) the Class X-2A Certificates are stripped off of the Class A-2A and Class A-2B Certificates, (vi) the Class A-2A and Class
A-2B Certificates are primarily  supported  by  the  Group 2  Mortgage  Loans,
(vii) each Class of Subordinate Certificates is supported by Mortgage Loans in both Mortgage Loan Groups, and (viii) the relative subordination of each Class of Subordinate Certificates. In addition, the chart sets forth the ratings, if any, of each Class of Certificates, the approximate percentage of the aggregate Certificate Principal Amount represented by the Senior Certificates and each Class of the Subordinate Certificates, and the approximate credit support available for the Senior Certificates and each Class of Subordinate Certificates. The approximate credit support is as follows:
(i) 41.0% with respect to the Senior Certificates, (ii) 36.0% with respect to the Class B Certificates, (iii) 29.0% with respect to the Class C
Certificates, (iv)  22.0%  with  respect  to  the  Class  D  Certificates,
(v) 17.0% with respect to the Class E Certificates, (vi) 14.0% with respect to the Class F Certificates, (vii) 9.0% with respect to the Class G
Certificates, (viii) 6.5% with respect to the Class H Certificates, (ix) 3.0% with respect to the Class I Certificates, and (x) 0.0% with respect to the Class J Certificates.




Inside Back cover


Color photographs of the exteriors of buildings situated on the following four Mortgaged Properties: The C.P.A.S. Building (Washington, D.C.), Oakton Gable (Oakton, Virginia), Oak Tree Center (Edison, New Jersey), and The Grandview (Atlanta, Georgia).




      STATEMENT OF DIFFERENCES
      ------------------------

The section symbol shall be expressed as SS